Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.: 333-172366

The information in this free writing prospectus is not complete and may be changed. This free writing prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED OCTOBER 24, 2011, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE
(THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED OCTOBER 24, 2011)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-172366) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

$763,800,000 (Approximate)

WFRBS COMMERCIAL MORTGAGE TRUST 2011-C5
as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2011-C5
Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

The Royal Bank of Scotland
Wells Fargo Bank, National Association
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
General Electric Capital Corporation
as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund.  The offered certificates are mortgage-backed securities issued by the trust fund.  Only the classes of mortgage pass-through certificates listed in the table below are being offered by this free writing prospectus and the accompanying prospectus.  The trust fund will consist primarily of a pool of 75 commercial, multifamily and manufactured housing community mortgage loans, which together have an aggregate outstanding principal balance of approximately $1,091,143,971 as of the cut-off date.  The trust fund will issue 15 classes of commercial mortgage pass-through certificates, 4 of which are being offered by this free writing prospectus.  The offered certificates will accrue interest from and including November 1, 2011.  Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 11th day (or, if such 11th day is not a business day, the next succeeding business day) of each month, commencing in December 2011.

Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus.

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates.  The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the sponsors, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality.

Characteristics of the certificates offered to you include:
Class	Approximate Initial Principal Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Rated Final Distribution Date(3)	Expected Ratings (Fitch/Moody’s)(4)
Class A-1	$66,527,000	%	(5)	July 2016	November 2044	AAA(sf)/Aaa(sf)
Class A-2	$118,410,000	%	(5)	November 2016	November 2044	AAA(sf)/Aaa(sf)
Class A-3	$107,908,000	%	(5)	July 2021	November 2044	AAA(sf)/Aaa(sf)
Class A-4	$470,955,000	%	(5)	September 2021	November 2044	AAA(sf)/Aaa(sf)

(footnotes to table on cover page S-1)

Investing in the offered certificates involves risks.  You should carefully consider the risk factors beginning on page S-34 of this free writing prospectus and page 8 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only.  They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus.  Any representation to the contrary is a criminal offense.  Neither Wells Fargo Commercial Mortgage Securities, Inc. nor anyone else will list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as the Nasdaq Stock Market.

The underwriters, Wells Fargo Securities, LLC, RBS Securities Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 22, 2011.

Wells Fargo Securities	RBS

Citigroup	Goldman, Sachs & Co.

October     , 2011

WFRBS Commercial Mortgage Trust 2011-C5

Commercial Mortgage Pass-Through Certificates, Series 2011-C5

Washington
1 property
$4,667,181
0.4% of total
Utah
1 property
$12,984,987
1.2% of total
Illinois
5 properties
$27,345,749
2.5% of total
Minnesota
1 property
$7,244,455
0.7% of total
Wisconsin
2 properties
$9,485,593
0.9% of total
Indiana
9 properties
$23,077,005
2.1% of total
Pennsylvania
5 properties
$53,954,429
4.9% of total
New York
3 properties
$102,939,924
9.4% of total
Michigan
9 properties
$69,845,283
6.4% of total
Ohio
7 properties
$10,672,067
1.0% of total
Vermont
2 properties
$13,283,861
1.2% of total
Oregon
3 properties
$15,228,873
1.4% of total
New Jersey
2 properties
$4,290,930
0.4% of total
Northern California
4 properties
$29,236,701
2.7% of total
Maryland
1 property
$16,280,823
1.5% of total
California
11 properties
$121,383,751
11.1% of total
Virginia
2 properties
$32,608,158
3.0% of total
West Virginia
1 property
$11,146,732
1.0% of total
North Carolina
3 properties
$55,055,499
5.0% of total
Southern California
7 properties
$92,147,049
8.4% of total
Arizona
2 properties
$23,397,633
2.1% of total
Georgia
3 properties
$22,003,564
2.0% of total
Colorado
2 properties
$8,978,118
0.8% of total
Louisiana
1 property
$2,598,119
0.2% of total
Alabama
3 properties
$18,696,247
1.7% of total
Florida
3 properties
$15,926,122
1.5% of total
New Mexico
1 property
$8,438,918
0.8% of total
Texas
13 properties
$385,037,285
35.3% of total
Oklahoma
1 property
$8,800,000
0.8% of total
Mississippi
1 property
$5,772,666
0.5% of total
<1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
>10.0% of Cut-Off Date Balance

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	vii
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	viii
FORWARD-LOOKING STATEMENTS	x
SUMMARY	S-1
RISK FACTORS	S-34
Risks Related to the Offered Certificates	S-34
The Certificates May Not Be a Suitable Investment for You	S-34
The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates	S-34
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	S-34
Market Considerations and Limited Liquidity	S-35
The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment	S-38
The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty	S-40
Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment	S-41
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	S-42
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	S-42
You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests	S-43

If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund
S-43
Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates	S-44
Potential Conflicts of Interest of the Underwriters and Their Affiliates	S-45
Potential Conflicts of Interest in the Selection of the Mortgage Loans	S-47
Ratings of the Certificates Have Substantial Limitations	S-48
The Special Servicer May Be Directed To Take Actions	S-50
You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions	S-50
Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences	S-50
Certain Federal Tax Considerations Regarding Original Issue Discount	S-51
State and Local Tax Considerations	S-51
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	S-51
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	S-52
Risks Related to the Mortgage Loans	S-53
Each of the Various Types of Mortgaged Properties Are Subject to Unique Risks, Which May Reduce Payments on Your Certificates	S-53

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates
S-54
Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income	S-55

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	S-56
Retail Properties Have Special Risks	S-56
Hospitality Properties Have Special Risks	S-59
Office Properties Have Special Risks	S-60
Industrial and Mixed-Use Properties Have Special Risks	S-61
Self-Storage Properties Have Special Risks	S-61
Multifamily Properties Have Special Risks	S-61
Properties with Material Concentrations of Students Have Special Risks	S-61
Manufactured Housing Community Properties Have Special Risks	S-61
Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment	S-62
Tenant Early Termination Options Entail Special Risks	S-66
Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates	S-68
Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates	S-68
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	S-69
The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates	S-69
Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates	S-70
Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan	S-70
Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty	S-71
Certain Mortgaged Properties May Have a Limited Operating History	S-71
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-71

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property
S-72

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property
S-73
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	S-73
If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates	S-73

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property
S-74
Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates	S-75

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan
S-76

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates
S-77
Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance	S-78
Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable	S-79

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	S-79
Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	S-79
Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	S-80
The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates	S-81

Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates
S-82
Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property	S-87
Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties	S-87
Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions	S-88

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts
S-88

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan
S-89
Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan	S-89
The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates	S-90
Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates	S-90
The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan	S-90
Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default	S-91
Condominium Ownership May Limit Use and Improvements	S-91
The Borrower’s Form of Entity May Cause Special Risks	S-93
Tenancies in Common May Hinder Recovery	S-93
Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders	S-94
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	S-94
Other Risks	S-95
Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	S-95
Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	S-95
Additional Risks	S-95
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	S-96
DESCRIPTION OF THE MORTGAGE POOL	S-96
General	S-96
Mortgage Loan Selection Process	S-96
Mortgage Loan History	S-96
Certain Characteristics of the Mortgage Pool	S-96
Concentration of Mortgage Loans and Borrowers	S-96
Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers	S-97
Voluntary Prepayment and Defeasance Provisions	S-99

Non-Recourse Obligations	S-104
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	S-104
Encumbered Interests	S-105
Cash Management Agreements/Lockboxes	S-108
Hazard Insurance	S-110
Tenant Matters	S-110
Assessments of Property Value and Condition	S-112
Appraisals	S-112
Environmental Assessments	S-112
Property Condition Assessments	S-113
Seismic Review Process	S-113
Zoning and Building Code Compliance	S-113
Environmental Insurance	S-114
Loan Purpose	S-114
Additional Mortgage Loan Information	S-114
Exceptions to Underwriting Guidelines	S-121
Assignment of the Mortgage Loans	S-121
Representations and Warranties	S-123
Cures, Repurchases and Substitutions	S-123
Changes in Mortgage Pool Characteristics	S-126
Finalized Pooling and Servicing Agreement and Other Material Agreements	S-126
TRANSACTION PARTIES	S-127
The Issuing Entity	S-127
The Depositor	S-127
The Sponsors, Mortgage Loan Sellers and Originators	S-128
Significant Obligors	S-153
The Trustee	S-153
The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	S-153
The Master Servicer	S-154
The Special Servicer	S-158
The Trust Advisor	S-159
Affiliations and Certain Relationships Among Certain Transaction Parties	S-160
DESCRIPTION OF THE OFFERED CERTIFICATES	S-162
General	S-162
Certificate Principal Balances and Certificate Notional Amounts	S-163
Distribution Account	S-163
Interest Reserve Account	S-165
Distributions	S-166
Priority of Distributions	S-170
Treatment of REO Properties	S-173
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	S-174
Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses	S-177
Advances of Delinquent Monthly Debt Service Payments	S-178
Fees and Expenses	S-181
Reports to Certificateholders; Available Information	S-184
Voting Rights	S-191
Delivery, Form and Denomination	S-191
Matters Regarding the Certificate Administrator and the Tax Administrator	S-191
Amendment of the Pooling and Servicing Agreement	S-192
Termination of the Pooling and Servicing Agreement	S-193
The Trustee	S-194
Eligibility Requirements	S-194
Duties of the Trustee	S-195
Matters Regarding the Trustee	S-195
Resignation and Removal of the Trustee	S-196
Suits, Actions and Proceedings by Certificateholders	S-196
YIELD AND MATURITY CONSIDERATIONS	S-197

v

Yield Considerations	S-197
Weighted Average Life	S-201
Pre-Tax Yield to Maturity Tables	S-203
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	S-206
General	S-206
Servicing and Other Compensation and Payment of Expenses	S-207
Asset Status Reports	S-217
The Majority Subordinate Certificateholder and the Subordinate Class Representative	S-218
The Trust Advisor	S-221
Annual Reports and Meeting	S-221
Net Present Value Calculations	S-224
Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts	S-225
Replacement of the Special Servicer	S-225
Maintenance of Insurance	S-227
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	S-228
Transfers of Interests in Borrowers	S-229
Modifications, Waivers, Amendments and Consents	S-229
Required Appraisals	S-233
Collection Account	S-234
Procedures With Respect to Defaulted Mortgage Loans and REO Properties	S-235
REO Account	S-238
Inspections; Collection of Operating Information	S-238
Rating Agency Confirmations	S-239
Rights Upon the Occurrence of an Event of Default	S-241
Termination, Discharge and Resignation of the Trust Advisor	S-242
Resignation of the Master Servicer and the Special Servicer	S-243
Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor	S-244
Evidence as to Compliance	S-245
USE OF PROCEEDS	S-247
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-247
General	S-247
Certain Legal Aspects of Mortgaged Properties Located in Texas	S-247
Certain Legal Aspects of Mortgaged Properties Located in California	S-247
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-248
General	S-248
Characterization of Investments in Offered Certificates	S-249
Discount and Premium; Prepayment Consideration	S-250
Further Information	S-251
STATE AND OTHER TAX CONSEQUENCES	S-251
ERISA CONSIDERATIONS	S-251
Plan Assets	S-251
Special Exemption Applicable to the Offered Certificates	S-252
Insurance Company General Accounts	S-253
General Investment Considerations	S-254
LEGAL INVESTMENT	S-254
LEGAL MATTERS	S-255
RATINGS	S-255
GLOSSARY	S-257
INDEX OF DEFINED TERMS	S-279

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Ten Largest Mortgage Loans	A-3-1

Annex B-1:	Mortgage Loan Representations and Warranties	B-1-1

Annex B-2:	Exceptions to Mortgage Loan Representations and Warranties	B-2-1

Annex C:	Global Clearance, Settlement and Tax Documentation Procedures	C-1

Annex D-1:	Form of Trust Advisor Annual Report (Subordinate Control Period)	D-1-1

Annex D-2:	Form of Trust Advisor Annual Report (Collective Consultation Period and Senior Consultation Period)	D-2-1

Annex E:	Form of Distribution Date Statement	E-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

●	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

●	this free writing prospectus, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus.  The depositor has not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.

References in the accompanying prospectus to “prospectus supplement” should be treated as references to this free writing prospectus.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Cross-references are included in this free writing prospectus and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents in this free writing prospectus on page ii and the table of contents in the accompanying prospectus on page i.  You can find the definitions of capitalized terms that are used in this free writing prospectus in the Glossary beginning on page S-257 and the Index of Defined Terms beginning on page S-279 in this free writing prospectus and the definitions of certain capitalized terms that are used in the accompanying prospectus under the caption “Glossary” beginning on page 129 in the accompanying prospectus. In this free writing prospectus, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUER OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUER OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FINANCIAL SERVICES AND MARKET ACT (THE “FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”).  THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”).  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS FREE WRITING PROSPECTUS.  HOWEVER, THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT.  FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS FREE WRITING PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT.  OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549.  YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING

THE SEC AT 1-800-SEC-0330.  COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).  THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS AND THE ASSET POOL BACKING THEM ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS.  THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—MARKET CONSIDERATIONS AND LIMITED LIQUIDITY” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the accompanying prospectus contain certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL
DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

x

SUMMARY

The following summary is a short description of the main terms of the offered certificates and the mortgage loans and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this free writing prospectus and the accompanying prospectus.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this free writing prospectus and the accompanying prospectus in their entirety.

Overview of the Certificates

The table below lists certain summary information concerning the WFRBS Commercial Mortgage Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5.  Each certificate represents an interest in the mortgage loans included in the trust fund.  We are offering the Class A-1, A-2, A-3 and A-4 certificates pursuant to this free writing prospectus.

Class	Approx. Initial Principal Balance or Notional Amount(1)		Approx. % of Aggregate Cut-off Date Balance	Approx. Initial Credit Support(1)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Weighted Average Life (Years)(2)	Expected Principal Window(2)	Expected Ratings (Fitch/Moody’s)(4)
Offered Certificates
A-1	$66,527,000		6.097%	30.000%	%	(5)	2.45	12/2011 – 07/2016	AAA(sf)/Aaa(sf)
A-2	$118,410,000		10.852%	30.000%	%	(5)	4.75	07/2016 – 11/2016	AAA(sf)/Aaa(sf)
A-3	$107,908,000		9.889%	30.000%	%	(5)	7.42	11/2016 – 07/2021	AAA(sf)/Aaa(sf)
A-4	$470,955,000		43.162%	30.000%	%	(5)	9.72	07/2021 – 09/2021	AAA(sf)/Aaa(sf)

Non-Offered Certificates
X-A	$849,728,000	(6)	NAP	NAP	%	Variable(7)	NAP	NAP	AAA(sf)/Aaa(sf)
X-B	$241,415,970	(8)	NAP	NAP	%	Variable(9)	NAP	NAP	NR/Aaa(sf)
A-S	$85,928,000		7.875%	22.125%	%	(5)	9.81	09/2021 – 09/2021	AAA(sf)/Aaa(sf)
B	$54,557,000		5.000%	17.125%	%	(5)	9.86	09/2021 – 10/2021	AA(sf)/Aa2(sf)
C	$40,918,000		3.750%	13.375%	%	(5)	9.90	10/2021 – 10/2021	A(sf)/A2(sf)
D	$25,915,000		2.375%	11.000%	%	(5)	9.90	10/2021 – 10/2021	BBB+(sf)/Baa1(sf)
E	$49,101,000		4.500%	6.500%	%	(5)	9.92	10/2021 – 11/2021	BBB-(sf)/Baa3(sf)
F	$17,731,000		1.625%	4.875%	%	(5)	9.98	11/2021 – 11/2021	BB(sf)/Ba2(sf)
G	$16,367,000		1.500%	3.375%	%	(5)	9.98	11/2021 – 11/2021	B(sf)/B2(sf)
H	$36,826,970		3.375%	0.000%	%	(5)	9.98	11/2021 – 11/2021	NR/NR
R(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR

(footnotes to table on cover)

(1)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this free writing prospectus. The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-4 Certificates in the aggregate.

(2)	Calculated based on a 0% CPR and the structuring assumptions described under “Glossary” in this free writing prospectus.

(3)
To the extent described in this free writing prospectus, the ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B certificates, the ultimate distribution of principal due on that class on or before the date set forth in the table as the “Rated Final Distribution Date”.  See “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus.

(4)
The expected ratings presented are those of Fitch, Inc. and Moody’s Investors Service, Inc., which the depositor hired to rate the rated offered certificates.  One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus.  Fitch, Inc. and Moody’s Investors Service, Inc. have indicated generally that the “(sf)” designation in their ratings is an identifier for structured finance product ratings.  For general information about ratings definitions and the “(sf)” designation, prospective investors may register and log onto www.moodys.com and www.fitchratings.com. We and the underwriters have not verified, do not adopt and accept no responsibility for any statements made by the rating agencies on those websites.

(5)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F, G and H Certificates in each case will be one of the following:  (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage.  For purposes of the calculation of the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)
The Class X-A certificates are notional amount certificates.  The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-S certificates outstanding from time to time.  The Class X-A certificates will not be entitled to distributions of principal.

(7)
The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-S certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(8)
The Class X-B certificates are notional amount certificates.  The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class B, C, D, E, F, G and H certificates outstanding from time to time.  The Class X-B certificates will not be entitled to distributions of principal.

(9)
The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B, C, D, E, F, G and H certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(10)
The Class R certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating.  The Class R certificates represent the residual interest in each REMIC as further described in this free writing prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-A, X-B, A-S, B, C, D, E, F, G, H and Class R certificates are not offered by this free writing prospectus. Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Relevant Parties

Title of Certificates
WFRBS Commercial Mortgage Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5, which will be issued pursuant to a “pooling and servicing agreement”, to be dated as of November 1, 2011, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee.

Issuing Entity
WFRBS Commercial Mortgage Trust 2011-C5, a New York common law “trust”, will issue the certificates. The assets in the trust will comprise the “trust fund”. See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
Wells Fargo Commercial Mortgage Securities, Inc. is the depositor. As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. The depositor’s principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Depositor” in the accompanying prospectus.

Sponsors, Mortgage Loan Sellers and Originators

The Royal Bank of Scotland plc, a public company registered in Scotland, and RBS Financial Products Inc., a Delaware corporation (which will be referred to together as The Royal Bank of Scotland), Wells Fargo Bank, National Association, a national banking association, Basis Real Estate Capital II, LLC, a Delaware limited liability company, C-III Commercial Mortgage LLC, a Delaware limited liability company, and General Electric Capital Corporation, a Delaware corporation, are the sponsors of this transaction. As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued. Those entities will sell the mortgage loans to the depositor. See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

The mortgage loan sellers are selling the following loans:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
The Royal Bank of Scotland(1)	21	28	$741,132,025	67.9%
Wells Fargo Bank, National Association	18	33	152,584,580	14.0
Basis Real Estate Capital II, LLC	12	13	88,774,741	8.1
C-III Commercial Mortgage LLC	13	13	55,675,107	5.1
General Electric Capital Corporation	11	11	52,977,517	4.9
Total:	75	98	$1,091,143,971	100.0%

(1)
The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold to the trust by The Royal Bank of Scotland (a) 18 mortgage loans, having an aggregate cut-off date principal balance of $664,662,678 and representing 60.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold to the trust only by The Royal Bank of Scotland plc and (b) 3 mortgage loans, having an aggregate cut-off date principal balance of $76,469,347 and representing 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold to the trust only by RBS Financial Products Inc.

Each mortgage loan seller originated the mortgage loans that it is selling, except that (i) The Royal Bank of Scotland delegated certain of its underwriting and origination functions in connection with one (1) mortgage loan identified on Annex A-1 to this free writing prospectus as Bed Bath & Beyond to Skymar Capital Corporation, as described in “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—The Royal Bank of Scotland—The Royal Bank of Scotland’s Underwriting Standards—General” in this free writing prospectus; (ii) Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with one (1) mortgage loan identified on Annex A-1 to this free writing prospectus as Agilent Technologies – Folsom, CA to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed-upon underwriting and closing procedures, as described under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” in this free writing prospectus; and (iii) C-III Commercial Mortgage LLC acquired one (1) mortgage loan, identified on Annex A-1 to this free writing prospectus as TimBuck II, from Regions Bank and one (1) mortgage loan, identified on Annex A-1 to this free writing prospectus as Willows MHC, from 801 Capital Finance Company, LLC, all as described under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—C-III Commercial Mortgage LLC—Acquired C3CM Mortgage Loans” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association will act as the master servicer with respect to the mortgage loans. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicer will be primarily responsible for making debt service advances and servicing advances for the mortgage loans. See

“Transaction Parties—The Master Servicer” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, will initially be appointed to act as special servicer with respect to the mortgage loans. In general, the special servicer will service a mortgage loan following the occurrence of certain events that cause that mortgage loan to become a specially serviced mortgage loan. The initial special servicer was designated to be the special servicer by Rialto Real Estate Fund, LP (or one of its affiliates or investment funds for which it is the manager, agent or representative), which is (or are) anticipated to purchase the Class F, G and H certificates on the closing date and become the initial majority subordinate certificateholder. See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Transaction Parties—The Special Servicer” in this free writing prospectus.

Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association, will act as certificate administrator, tax administrator, certificate registrar and custodian. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties. See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Trustee
Deutsche Bank Trust Company Americas, a New York banking corporation, will act as trustee of the trust fund. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Upon the transfer of the mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan so transferred. See “Transaction Parties—The Trustee” in this free writing prospectus.

Underwriters
Wells Fargo Securities, LLC, RBS Securities Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co. are the underwriters of the offered certificates. Wells Fargo Securities, LLC and RBS Securities Inc. are acting as co-lead managers and co-bookrunners for this offering. Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 32.1% of each class of offered certificates and RBS Securities Inc. is acting as sole bookrunning manager with respect to 67.9% of each class of offered certificates. Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as co-managers.

Significant Obligors	The mortgaged property described in Annex A-3 and in “Transaction Parties—Significant Obligors” securing the mortgage loan identified on Annex A-1 to this free writing prospectus as The Domain mortgage loan secures 19.0% of the mortgage pool and consequently is a ‘‘significant obligor’’ with respect to this offering. The borrowers under such mortgage loan are The Domain Mall, LLC and The Domain Mall II, LLC. See “Transaction Parties—Significant Obligors” in this free writing prospectus and the description of The Domain mortgage loan in Annex A-3 to this free writing prospectus.

Trust Advisor
TriMont Real Estate Advisors, Inc. will act as the trust advisor. The trust advisor will perform certain review duties on a platform basis that will generally include a limited annual review of and report regarding the special servicer to the certificate administrator. The review and report generally will be based on: (a) during a subordinate control period, each final asset status report delivered to the trust advisor by the special servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer and/or; (c) during a senior consultation period, in addition to the foregoing, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform basis in light of the servicing standard. In the event that the trust advisor has provided for review to the special servicer a trust advisor annual report containing an assessment of the performance of the special servicer, as described in “Transaction Parties—The Trust Advisor—Annual Reports and Meeting”, that in the reasonable view of the special servicer presents a negative assessment of the special servicer’s performance, the special servicer will be permitted to provide to the trust advisor reasonably limited non-privileged information and documentation, in each case that is relevant to the facts upon which the trust advisor has based such assessment, and the trust advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment. In addition, during any collective consultation period or senior consultation period, the special servicer must seek to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans. Furthermore, under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer, in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense. See “Transaction Parties—The Trust Advisor” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Asset Status Reports” and “—The Trust Advisor” in this free writing prospectus. The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-S, B, C, D and E certificates has been reduced to zero. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard. The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus.

The trust advisor is required to deliver its reports at the times and in the manner described in this free writing prospectus and set forth in the pooling and servicing agreement. In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.

The trust advisor will have certain rights to compensation and indemnification by the trust fund. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this free writing prospectus.

Majority Subordinate Certificateholder

The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the Class F, G and H certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a collective consultation period, the most subordinate class among the Class F, G and H certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. During any subordinate control period, the majority subordinate certificateholder will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that Fitch, Inc. and Moody’s Investors Service, Inc., confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates. It is anticipated that Rialto Real Estate Fund, LP or an affiliate, or one or more investment funds for which it is the manager, agent or other representative, will purchase all the Class F, G and H certificates on the closing date and become the initial majority subordinate certificateholder. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this free writing prospectus. It is also expected that Rialto Real Estate Fund, LP or its affiliate will sell the Class F certificates to an unaffiliated third party shortly after the closing date.

In addition, prior to any senior consultation period the majority subordinate certificateholder will have a right of first refusal with respect to any sale of a defaulted mortgage loan being sold for a price less than the sum of the outstanding principal balance thereof, accrued and unpaid interest thereon and any outstanding advances and certain expenses related thereto. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures with Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the Class F certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and trust advisor. Any such waiver shall remain effective with respect to such holder and such class until such time as that majority subordinate certificateholder has sold or transferred a majority of the Class F certificates to an unaffiliated third party. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described herein without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative. No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class F certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

● a senior consultation period will be in effect; and

●
the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding that a subordinate control period or collective consultation period is or would otherwise then be in effect).

Subordinate Class Representative

The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this free writing prospectus. Subject to the limitations herein, this right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this free writing prospectus.

The subordinate class representative generally will be—

●
during a subordinate control period, entitled to direct the special servicer with respect to various special servicing matters as to the mortgage loans, and replace the special servicer with or without cause; and

● during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various special servicing matters as to the mortgage loans.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

Subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than the Class F, G and H certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

Affiliations and Certain Relationships Among Transaction Parties

Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian, and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each is a sponsor, originator and mortgage loan seller, and each is an affiliate of RBS Securities Inc., one of the underwriters.

Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, or with a wholly-owned subsidiary of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC or C-III Commercial Mortgage LLC, as applicable. All of the respective mortgage loans that each of Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC will transfer to the depositor are subject to the repurchase facility such mortgage loan seller or its wholly-owned subsidiary has with Wells Fargo Bank, National Association, and proceeds received by Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such mortgage loans, directly or indirectly through a wholly-owned subsidiary, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, or a wholly-owned subsidiary of the subject mortgage loan seller, is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to the mortgage loans that each of Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, will transfer to the depositor. Those hedging arrangements will terminate in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

WF Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, also holds an approximately 6% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC.

See “Risk Factors—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among the Transaction Parties” in this free writing prospectus and see “The Depositor” and “The Sponsor” in the accompanying prospectus.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of November 1, 2011, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates. You should refer to the accompanying prospectus, including the section captioned “Summary of Prospectus” for additional important information pertaining to the offered certificates.

The transfers of the mortgage loans from the respective sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Significant Dates and Periods

Cut-off Date
The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in November 2011 (or, in the case of any mortgage loan that has its first due date in December 2011, the date that would have been its due date in November 2011 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	The date of initial issuance for the certificates will be on or about November 22, 2011.

Determination Date
The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date	Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in December 2011. The first distribution date is anticipated to be December 16, 2011.

Record Date
The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as may otherwise be set forth in this free writing prospectus with respect to final distributions.

Business Day
Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, North Carolina, California, Georgia or Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of the master servicer and the special servicer and the corporate trust offices of the certificate administrator and the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period
Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period. In general, each collection period—

	●	will relate to a particular distribution date,

	●	will be approximately one calendar month long,

	●	will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

	●	will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period
The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Assumed Final Distribution Dates

Set forth in the table below is the distribution date on which each class of offered certificates is expected to be paid in full, based upon structuring assumptions which include, without limitation, assuming 0% CPR, no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the cut-off date. See the definition of structuring assumptions that appears in the Glossary to this free writing prospectus. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

Class	Assumed Final Distribution Date*
A-1	July 2016
A-2	November 2016
A-3	July 2021
A-4	September 2021

*	Calculated based on a 0% CPR and the structuring assumptions described under “Glossary” in this free writing prospectus.

Rated Final Distribution Date

To the extent described in this free writing prospectus, the ratings of each class of offered certificates address the likelihood of the timely distribution of interest and the ultimate distribution of principal due on the certificates of that class on or before the distribution date in November 2044. See “Ratings” in each of this free writing prospectus and the accompanying prospectus.

Control and Consultation Periods

The rights of various parties to replace the special servicer and approve or consult with respect to certain material actions of the special servicer will vary according to defined periods and other provisions, as summarized below. The provisions summarized below will be subject to the right of certain majority subordinate certificateholders to “opt-out” of its rights under certain circumstances described herein, as provided for in the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund-The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus.

●
Subordinate Control Period. A “subordinate control period” will exist when the Class F certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance. In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause. The trust advisor generally will have no rights to approve or consult with respect to actions of the special servicer during a subordinate control period.

●
Collective Consultation Period. A “collective consultation period” will exist when the Class F certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25% or more of its initial principal balance. In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative and the trust advisor in connection with asset status reports and material special servicing actions. The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

●
Senior Consultation Period. A “senior consultation period” will exist when either (i) the Class F certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions. During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

Description of the Offered Certificates

General
The trust will issue 15 classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $1,091,143,970. We are offering the Class A-1, A-2, A-3 and A-4 certificates by this free writing prospectus. The trust will also issue the Class X-A, X-B, A-S, B, C, D, E, F, G, H and R certificates, which are not offered hereby.

Denominations
We intend to deliver the Class A-1, A-2, A-3 and A-4 certificates in minimum denominations of $25,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—General” in the accompanying prospectus.

Clearance and Settlement
You will hold your certificates through The Depository Trust Company, in the United States, or Clearstream Banking société anonyme or Euroclear Bank as operator of The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any such certificate, except under limited circumstances. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Certificate Principal Balances

The Class A-1, A-2, A-3 and A-4 certificates will each have principal balances. When referring to the principal balance certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F, G and H certificates. The Class X-A and X-B certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class X-A certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-S certificates outstanding from time to time and the Class X-B certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class B, C, D, E, F, G and H certificates outstanding from time to time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance set forth in the table below:

Offered Class	Approx. Initial Aggregate Certificate Principal Balance	Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support*
Class A-1	$66,527,000	6.097%	30.0%
Class A-2	$118,410,000	10.852%	30.0%
Class A-3	$107,908,000	9.889%	30.0%
Class A-4	$470,955,000	43.162%	30.0%

*
The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-4 certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-4 certificates in the aggregate.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate initial certificate principal balance, expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses. The level of credit enhancement available to any of the principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

Pass-Through Rates
The Class A-1, A-2, A-3 and A-4 certificates will each bear interest. When referring to the interest-bearing certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, X-A, X-B, A-S, B, C, D, E, F, G and H certificates. Each class of offered certificates will accrue interest at a pass-through rate. The approximate initial pass-through rates of the offered certificates are set forth in the following table:

Offered Class	Approx. Initial Pass-Through Rate
Class A-1%
Class A-2%
Class A-3%
Class A-4%

The pass-through rates for the Class A-1, A-2, A-3 and A-4 certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates of the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates of the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this free writing prospectus. See also “Glossary—WAC Rate” in this free writing prospectus.

Distributions

A. General
The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

Distribution Order	Class
1st	A-1, A-2, A-3, A-4, X-A(1) and X-B(1), pro rata
2nd	Non-offered certificates (other than the X-A and X-B certificates)

(1)	The Class X-A and X-B certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to the parties to the pooling and servicing agreement, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this free writing prospectus and “Description of Certificates—Distributions” in the accompanying prospectus.

B. Distributions of Interest	Each class of certificates (other than the Class R certificates) will bear interest that will accrue during each interest accrual period based upon:

	●	the pass-through rate for that class and interest accrual period;

	●	the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

	●	with respect to each class of certificates (other than the Class R certificates), the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

In addition, the amount of interest otherwise distributable on the Class B, C, D and E certificates on any distribution date may be reduced by certain trust advisor expenses.

On each distribution date, subject to available funds, the allocation and distribution priorities described under “— A. General” above and, in the case of the Class B, C, D and E certificates, the allocation of certain trust advisor expenses as described in this free writing prospectus, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class A-1, A-2, A-3, A-4, X-A and X-B certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this free writing prospectus and “Description of Certificates—Distributions of Interest on the Certificates” in the accompanying prospectus.

C. Distributions of Principal	Subject to—

	●	available funds,

	●	the distribution priorities described under “— A. General” above,

	●	the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, and

	●	the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below,

the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

No principal will be distributed to the holders of the Class X-A and Class X-B certificates.

Except as described below, the certificate administrator must make principal distributions in a specified sequential order to ensure that:

●
no distributions of principal will be made on the Class A-S, B, C, D, E, F, G and H certificates until, in the case of each of those classes, the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 certificates and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero;

	●	no principal distributions will be made on the Class A-4 certificates until the aggregate principal balance of the Class A-1, A-2 and A-3 certificates is reduced to zero;

	●	no principal distributions will be made on the Class A-3 certificates until the aggregate principal balance of the Class A-1 and A-2 certificates is reduced to zero; and

	●	no principal distributions will be made on the Class A-2 certificates until the aggregate principal balance of the Class A-1 certificates is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class A-S, B, C, D, E, F, G and H certificates may be reduced to zero at a time when the Class A-1, A-2, A-3 and/or A-4 certificates remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class A-1, A-2, A-3 and A-4 certificates pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

●
the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the master servicer or the trustee, as applicable, and

●	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status and (3) certain trust advisor expenses and other trust fund expenses.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” and “Glossary—Principal Distribution Amount” in this free writing prospectus and “Description of the Certificates—Distributions of Principal on the Certificates” in the accompanying prospectus.

D. Distributions of Yield Maintenance Charges and Other Prepayment Premiums

Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this free writing prospectus, to the holders of the Class X-A and/or Class X-B certificates and/or to the holders of any Class A-1, A-2, A-3, A-4, A-S, B, C, D and/or E certificates then entitled to receive distributions of principal. See “Description of the Offered Certificates—Distributions—Priority of Distributions—

Distributions of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus and “Description of the Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Reductions of Certificate Principal Balances in Connection with Losses and Expenses

Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates. In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	non-offered certificates
2nd	A-1, A-2, A-3 and A-4 certificates

Any reduction of the principal balances of the Class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below. The pooling and servicing agreement will contain provisions for the identification and categorization of expenses for such purposes.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus and “Description of the Certificates—Allocation of Losses and Shortfalls” in the accompanying prospectus.

Reductions of Interest Entitlements and Certificate Principal Balances In Connection with Certain Trust Advisor Expenses	The trust advisor will be entitled to indemnification in respect of its obligations under the pooling and servicing agreement as described in this free writing prospectus. Certain obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder of its rights under the pooling and servicing agreement. In general, to the extent that the trust advisor incurs indemnified expenses, those trust advisor expenses will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class B, C, D and E certificates on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the Class A-1, A-2, A-3, A-4, A-S, B, C, D and E certificates on that distribution date. Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class E, D, C and B certificates, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the Class E, D, C, B, A-S and A-1, A-2, A-3 and A-4 certificates (with any write-off of the Class A-1, A-2, A-3 and A-4 certificates to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero. Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor is actually reimbursed for the relevant expense. However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Advances of Delinquent Monthly Debt Service Payments

The master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on mortgage loans, other than balloon payments, default interest, and to make advances of assumed monthly debt service payments for the mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred, as well as for REO mortgage loans. The trustee must make any of those advances that the master servicer is required, but fails, to make. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this free writing prospectus. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, the special servicer must obtain an appraisal or conduct an internal valuation of the mortgaged property securing a mortgage loan following a material default or the occurrence of certain other events described in this free writing prospectus. Based upon the results of such appraisal, the amount otherwise required to be advanced in respect of interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus. Due to the distribution priorities described in this free writing prospectus, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class H, then Class G and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this free writing prospectus and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Fees and Expenses
Certain fees and expenses will be payable from amounts received on the mortgage loans in the trust fund and will be generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred). The master servicing fee for each mortgage loan will accrue at the related master servicing fee rate and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.1006% per annum as of the cut-off date. The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Certain of the mortgage loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such mortgage loan. The rate at which the sub-servicing fee for each such mortgage loan accrues is included in the applicable master servicing fee rate for each of those mortgage loans.

The special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan, if any, and (2) each mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property. The special servicing fee will accrue at a rate equal to 0.25% per annum and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

Except as otherwise described in the next sentence, the special servicing fee will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans and any related REO properties that are on deposit in the collection account from time to time.

The special servicer will generally be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer, for so long as that mortgage loan remains a worked-out mortgage loan. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than default interest and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan.

The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund or payment of any loss of value payments under the circumstances described below under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Liquidation Fee” in this free writing prospectus.

The trustee and certificate administrator will each be entitled to a fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate or certificate administrator fee rate, as the case may be, calculated on the outstanding principal balance of the mortgage pool. The trustee fee rate is 0.00027% per annum and the certificate administrator fee rate is 0.00393% per annum.

The master servicer, special servicer, trustee and certificate administrator are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses and certain limitations on the payment of fees to affiliates, is set forth under “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

Early Termination
The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

The Trust Fund

Creation of the Trust Fund
We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A. General Considerations	When reviewing the information that we have included in this free writing prospectus with respect to the mortgage loans, please note that—

	●	All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans is provided on an approximate basis.

	●	All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans

	reflects a weighting based on their respective cut-off date principal balances. We will transfer the principal balance as of the cut-off date for each of the mortgage loans to the trust fund.

	●
In presenting the principal balances of the mortgage loans as of the cut-off date, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from November 1, 2011 up to and including the cut-off date.

	●
The information for mortgage loans secured by more than one mortgaged property in this free writing prospectus is generally based on allocated loan amounts as stated in Annex A-1 when information is presented relating to mortgaged properties and not mortgage loans.

B. General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

	Cut-off date pool balance	$1,091,143,971
	Number of mortgage loans	75
	Number of mortgaged properties	98
	Percentage of multi-property mortgage loans	15.1%
	Largest cut-off date principal balance	$207,550,029
	Smallest cut-off date principal balance	$1,290,156
	Average cut-off date principal balance	$14,548,586
	Highest mortgage interest rate	6.750%
	Lowest mortgage interest rate	4.650%
	Weighted average mortgage interest rate	5.744%
	Longest original term to maturity	120 months
	Shortest original term to maturity	60 months
	Weighted average original term to maturity	112 months
	Longest remaining term to maturity	120 months
	Shortest remaining term to maturity	56 months
	Weighted average remaining term to maturity	110 months
	Highest debt service coverage ratio, based on underwritten net cash flow*	3.12x
	Lowest debt service coverage ratio, based on underwritten net cash flow*	1.20x
	Weighted average debt service coverage ratio, based on underwritten net cash flow*	1.47x
	Highest cut-off date loan-to-value ratio*	75.0%
	Lowest cut-off date loan-to-value ratio*	46.4%
	Weighted average cut-off date loan-to-value ratio*	63.0%
	Highest maturity date loan-to-value ratio*	70.9%
	Lowest maturity date loan-to-value ratio*	39.0%
	Weighted average maturity date loan-to-value ratio*	53.8%
	Highest underwritten NOI debt yield ratio*	17.2%
	Lowest underwritten NOI debt yield ratio*	8.5%
	Weighted average underwritten NOI debt yield ratio*	11.2%
	Highest underwritten NCF debt yield ratio*	15.6%
	Lowest underwritten NCF debt yield ratio*	8.4%
	Weighted average underwritten NCF debt yield ratio*	10.4%

*
Other than as noted, the debt service coverage ratio, loan-to-value ratio and debt yield information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing—Property-Secured Financing and Mezzanine and Similar Financing” in this free writing prospectus for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related mezzanine indebtedness outstanding. For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information”, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, the “Glossary” and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yield ratios that are presented in this free writing prospectus.

C. Encumbered and Other Interests	The table below shows the number of, the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by mortgaged properties for which the encumbered interest is as indicated:

Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance
Fee(2)	92	$961,938,043	88.2%
Leasehold	4	92,822,644	8.5
Fee in Part and Leasehold in Part	2	36,383,284	3.3
Total:	98	$1,091,143,971	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

(2)	Includes mortgage loans secured by overlapping fee and leasehold interests in the related mortgaged property.

D. Property Types
The table below shows the number of mortgaged properties operated primarily for each indicated purpose, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by each such property type:

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance
Retail	20	$501,891,318	46.0%
Hospitality	12	136,855,466	12.5
Office	10	130,975,264	12.0
Mixed Use	2	97,984,987	9.0
Self Storage	31	84,302,538	7.7
Industrial	8	71,863,557	6.6
Multifamily	7	39,072,575	3.6
Manufactured Housing Community	8	28,198,265	2.6
Total:	98	$1,091,143,971	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

E. State Concentrations	Set forth in the table below are the states in which the mortgaged properties are located:

State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance
Texas	13	$385,037,285	35.3%
California	11	121,383,751	11.1
New York	3	102,939,924	9.4
Michigan	9	69,845,283	6.4
North Carolina	3	55,055,499	5.0
Other States(2)	59	356,882,229	32.7
Total:	98	$1,091,143,971	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

(2)	Includes twenty-three other states.

F. Amortization Characteristics	The table below shows the amortization characteristics of the mortgage loans:

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Amortizing Balloon	67	$908,562,971	83.3%
Interest-only, Amortizing Balloon	6	155,781,000	14.3
Interest-only	2	26,800,000	2.5
Total:	75	$1,091,143,971	100.0%

G. Prepayment Restrictions	Set forth in the table below is an overview of the prepayment restrictions under the terms of the mortgage loans:

Prepayment Restriction(1)(2)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Lockout/Defeasance/ Open	61	$974,384,643	89.3%
Lockout/Greater of Yield Maintenance or Prepayment Premium/ Open	13	108,294,603	9.9
Lockout/Greater of Yield Maintenance or Prepayment Premium/ Defeasance/Open	1	8,464,724	0.8
Total:	75	$1,091,143,971	100.0%

(1)	See Annex A-1 to this free writing prospectus for the type of provision that applies to each mortgage loan and the length of the relevant periods.

(2)
Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” in this free writing prospectus.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
2 to 3	22	$126,854,702	11.6%
4 to 6	49	917,857,336	84.1
7	4	46,431,933	4.3
Total:	75	$1,091,143,971	100.0%

H. Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

	●	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

●
Nine (9) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The five (5) largest groups represent 26.5%, 4.8%, 3.3%, 2.8% and 1.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See Annex A-1 to this free writing prospectus.

●
Thirteen (13) mortgaged properties, securing mortgage loans representing 10.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each either wholly owner-occupied or 100.0% leased to a single tenant.

	●	The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for increases resulting from the application of the default interest rate following a default.

	●	No mortgage loan permits negative amortization or the deferral of accrued interest.

I. Removal of Loans From the Trust Fund	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

1. Seller Repurchase and Substitution
Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it. Those representations and warranties are set forth in Annex B-1 and will be subject to the exceptions set forth in Annex B-2. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this free writing prospectus, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund, substitute the affected mortgage loan with another mortgage loan or make a loss of value payment based on such defect or breach. Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Representations and Warranties; Repurchases” in the accompanying prospectus.

2. Sale of Defaulted Mortgage Loans
Pursuant to the pooling and servicing agreement (and subject to any intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis. In the event that the special servicer sells a specially serviced mortgage loan or REO property, the special servicer is generally required to accept the highest offer received from any person as described more fully in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

3. Defaulted Loan Purchase Options
Pursuant to the related intercreditor agreements, the holder of any mezzanine loan incurred by the owners of a borrower generally have an option to purchase the related mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances). The purchase price will generally not include any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid in connection with any purchase described above. The majority subordinate certificateholder will have a right of first refusal in connection with any such sale, other than during a senior consultation period. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Information Available to Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the trust provided they agree to keep the information confidential. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

	●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited and BlackRock Financial Management, Inc.; and

	●	the certificate administrator’s website initially located at www.ctslink.com.

Neither the certificate administrator nor any other party to the pooling and servicing agreement will be obligated to provide any analytical information or services regarding the mortgage loans or the certificates. The type and amount of analytical information concerning the mortgage loans or the certificates made available to you by a third-party service will be determined solely by such service and will depend on the type of subscription, if any, that you may have with such service.

Additional Aspects of the Offered Certificates and the Trust Fund

Federal Tax Status	Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Code.

The offered certificates will evidence the ownership of “regular interests” in a REMIC, as further described under “Certain Federal Income Tax Consequences” in this free writing prospectus. The offered certificates generally will be treated as newly issued debt instruments for federal income tax purposes. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

We anticipate that the Class certificates will be issued with more than a de minimis amount of original issue discount, and that the Class certificates will be issued at a premium, for federal income tax purposes. When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

● no mortgage loan will otherwise be prepaid prior to maturity, and

● there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Certain Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA
The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this free writing prospectus and the accompanying prospectus referenced above if you are a benefit plan fiduciary considering the purchase of any offered certificates. You should, among other things, consult with your counsel to determine whether all required conditions in the prohibited transaction exemptions have been satisfied.

Legal Investment	The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives at least the following ratings from Fitch, Inc. and Moody’s Investors Service, Inc.:

	Class	Fitch	Moody’s
	Class A-1	AAA(sf)	Aaa(sf)
	Class A-2	AAA(sf)	Aaa(sf)
	Class A-3	AAA(sf)	Aaa(sf)
	Class A-4	AAA(sf)	Aaa(sf)

The “(sf)” designation in the Fitch, Inc. and Moody’s Investors Service, Inc. ratings is an identifier for structured finance product ratings that has been implemented by Fitch, Inc. and Moody’s Investors Service, Inc. for ratings of newly issued structured finance products. For general information about ratings definitions and the “(sf)” designation, prospective investors may register and log onto www.fitchratings.com and www.moodys.com. We and the underwriters have not verified, do not adopt and accept no responsibility for any statements made by the hired rating agencies on those websites.

The ratings address the likelihood of full and timely distribution to the offered certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and the ultimate distribution in full of the certificate principal balance of each class of certificates not later than the rated final distribution date. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired Fitch, Inc. and Moody’s Investors Service, Inc. to rate the rated offered certificates. Other nationally recognized statistical rating organizations will be furnished with information regarding the mortgage loans and the trust fund from time to time that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of the classes so rated. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus. In no event will ratings confirmation from any such other rating organization be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus. The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that either or both of Fitch, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

RISK FACTORS

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. Distributions on the offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans, and, therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This free writing prospectus also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus and the accompanying prospectus. In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors” and the “Risk Factors” described in the accompanying prospectus, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate and securitization markets, as well as the debt markets and the economy generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial, multifamily and manufactured housing community real estate have resulted in increased delinquencies and defaults on commercial, multifamily and manufactured housing community mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial, multifamily and manufactured housing community real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the values of such commercial mortgage-backed securities. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the certificates, may nevertheless decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the certificates. Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities. The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities. Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The commercial mortgage-backed securities market is currently experiencing unprecedented disruptions resulting from reduced investor demand and increased yield requirements for those securities. As a result, the secondary market for commercial mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen. Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may find fewer potential purchasers and experience lower resale prices than under “normal” market conditions.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations. The market value of the certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other requirements and restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in commercial mortgage-backed securities for financial reporting purposes;

●
increased regulatory compliance burdens imposed on commercial mortgage-backed securities or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

Except as regards the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire commercial mortgage-backed securities or the consequences to them of an investment in commercial mortgage-backed securities and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

●
New Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)), which Member States of the European Union are in the process of implementing and applies to new securitizations issued on or after December 31, 2010 and, in relation to existing securitizations, from December 31, 2014 to the extent that new underlying exposures are added or substituted after that date, imposes a severe capital charge on a securitization position acquired by an EU regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender of the securitization has explicitly disclosed to the EU regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis. For purposes of this directive, an EU regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States. Since neither the depositor nor any of the mortgage loan sellers will retain a 5% net economic interest with respect to the certificates in one of the forms prescribed by this directive, the adverse effect of this directive to EU-regulated institutions and their affiliates may cause them not to invest in the certificates.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that United States regulators amend their regulations, including their capital and legal investment regulations, to remove references to credit ratings and substitute other standards of creditworthiness. These regulations may subject investments in rated commercial mortgage-backed securities by regulated institutions to greater capital charges, affect the legality of an investment in rated commercial mortgage-backed securities by such institutions or otherwise adversely affect the treatment of commercial mortgage-backed securities for regulatory purposes. Any such regulations may have retroactive effect to investments made prior the effective date of such regulations.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the trust, could under certain circumstances require an investor or its owner generally to consolidate the assets of the trust in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates. In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of your certificates or the mortgage loans. Pricing information regarding your certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus. We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this free writing prospectus. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue. The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate. Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans. These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure. Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Although certain commercial mortgage lenders have made financing more available in recent months, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight and financing availability remains limited and declines may occur in real estate values.

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments. The responses to such crisis and events have included, among other things:

●
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

●
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

●
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility. In addition, Egypt and Libya are currently undergoing a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest. It is uncertain what effects these protests and change in government will have in Egypt, Libya, Syria or the Middle East, or what effects such events in Egypt, Libya, Syria or the Middle East might have on the United States and world financial markets, particular business segments, world commodity prices or otherwise. We cannot assure you that this uncertainty will not lead to further disruption of the credit markets in the United States. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the Bankruptcy Code or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters. We cannot predict such matters or their effect on the value or performance of your certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing. See “—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this free writing prospectus;

●
some participants in the commercial mortgage-backed securities markets have sought permission from the IRS to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

●	the price you paid for your offered certificates, and

●	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

●	the pass-through rate for, and the other distribution terms of, your offered certificates,

●
the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Amortization Characteristics” and “—Voluntary Prepayment and Defeasance Provisions” and the footnotes to Annex A-1 to this free writing prospectus for more detail) if leasing criteria are not satisfied, the exercise of a purchase option by tenants or others or sales of outparcels that can result in prepayment of principal, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund,

●	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,

●
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

●	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and

●	servicing decisions with respect to the mortgage loans.

See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” in addition to “Yield Considerations” in the accompanying prospectus.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your certificates.

Additionally, under certain circumstances, certain mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” and Annex A-1 (including the related footnotes) to this free writing prospectus for the prepayment restrictions and any such permitted prepayments for each mortgage loan.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Additionally, we cannot assure you that each borrower will have the ability to repay the remaining principal amount of its mortgage loan on the related maturity date or that any borrower with an interest only period will have the ability to make amortizing payments following the expiration of the initial interest only period. The inability to make the required payments of principal would have a similar effect as an extension of the related maturity date. See “Risks Related to the Mortgage Loans—If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates” below and “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield”, “—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the mortgage loans and those additional losses result in a reduction of the total distributions on, or the aggregate principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the aggregate principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result. In addition, if the debt service advances and/or servicing advances are made with respect to a mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this free writing prospectus, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled. The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders. In particular, as a result of allocating trust advisor expenses to reduce principal and/or interest, holders of the Class A-1, A-2, A-3, A-4, A-S, B, C, D and E certificates may suffer a permanent loss of principal and/or (solely in the case of the Class B, C, D and E certificates) interest even through the aggregate principal balance of more subordinate class or classes of certificates has not been reduced to zero. See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus and “Risk Factors—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no control or consultation rights over actions by the special servicer during any subordinate control period. In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement. Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class. In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts. These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders. See “Description of the Offered Certificates—Voting Rights” and “Transaction Parties and Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The master servicer and special servicer and their affiliates may purchase certificates. The purchase of certificates by the master servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. In addition, the master servicer, the special servicer and their respective affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons. Furthermore, the master servicer and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the pooling and servicing agreement, the master servicer and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the servicing standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders.  Pursuant to the provisions of the pooling and servicing, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of the holders of a class of subordinate certificates, and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests.

In the normal course of conducting its business, TriMont Real Estate Advisors, Inc., the trust advisor, and its affiliates may have rendered services to, performed surveillance of, entered into workout projects with, and negotiated with, numerous parties engaged in activities related to structured finance. These parties may include one or more mortgage loan sellers and their affiliates, the master servicer, the special servicer, the trustee, the certificate administrator and the initial subordinate class representative in this transaction and any such relationships may continue in the future. Each of these relationships may involve a conflict of interest with respect to the duties of TriMont Real Estate Advisors, Inc., as trust advisor.

The trust advisor serves as special servicer in other commercial mortgage securitization transactions and has advised us that it intends to continue to serve, or reserves the right to serve, as a special servicer with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the trust advisor and its affiliates and their clients may differ from, and compete with the interests of the trust fund. Although the trust advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates.  Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers), securing the mortgage loans or properties that are in the same markets as those mortgaged properties. Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loans under provisions that we described in this free writing prospectus. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing” and the “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus. Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire real estate for the benefit of, the related mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under certain of the mortgage loans. One or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates.

Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (including those acting as a mortgage loan seller, a sponsor, the custodian, the tax administrator, the certificate administrator or the master servicer in this securitization) may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any underwriter or its affiliate may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates. If that were to occur, that underwriter’s or its affiliate’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or holders of any related non-trust mortgage loans or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of any related non-trust mortgage loans. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, none of the underwriters or their respective affiliates will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee or the certificate administrator and will have no authority to advise the master servicer, the special servicer, the trustee or the certificate administrator or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. Wells Fargo Bank, National Association and its affiliates are playing several roles in this transaction. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Bank, National Association, a sponsor, an originator, the master servicer, the certificate administrator, the tax administrator, the certificate registrar, the custodian and a mortgage loan seller. Also, WF Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds an approximately 6% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC, which is a sponsor and mortgage loan seller. In addition, RBS Securities Inc., one of the underwriters, is an affiliate of The Royal Bank of Scotland.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, or with a wholly-owned subsidiary of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC or C-III Commercial Mortgage LLC, as applicable.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC, on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, $88,774,741.  Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase the mortgage loans to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization from Wells Fargo Bank, National Association and each of such mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which its wholly-owned special purpose subsidiary is the obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary, on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, $55,675,107. Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, each of the mortgage loans to be sold to the depositor by C-III Commercial Mortgage LLC in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, or its respective wholly-owned subsidiary, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the mortgage loans that Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, will transfer to the depositor. In each instance those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding four paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, to the depositor.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Transaction Parties— Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated initial investor(s) in the Class F, G and H certificates, or an investment manager or other representative thereof was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans. The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as such anticipated initial investor or that the final mortgage pool as affected by requests made by such anticipated initial investor will not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates. Because of the differing subordination levels, the anticipated initial investor has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the anticipated initial investor may desire a mortgage pool composition that benefits the anticipated initial investor but that does not benefit other investors. In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates. In any case, the anticipated initial investor performed due diligence solely for its own benefit, and its acceptance of its certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan or mortgage loan or any originator. Other investors are not entitled to rely on the anticipated initial investor’s acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the anticipated initial investor have any liability to any person or entity in connection with its review of the mortgage pool or any mortgage loan, any other due diligence conducted by the anticipated initial investor or otherwise in connection with the activities of the anticipated initial investor described in the preceding two paragraphs. The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the anticipated initial investor in respect of such activities.

The anticipated initial investor will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans and, during the subordinate control period, the right to replace the special servicer under some circumstances. See as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus.

Because the incentives and actions of the anticipated initial investor, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Ratings of the Certificates Have Substantial Limitations

The ratings assigned to the certificates by the hired rating agencies are based on, among other things, the economic characteristics of the underlying mortgage loans, mortgaged properties and other relevant features of the transaction. The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates was determined on the basis of criteria established by each hired rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of Fitch, Inc. and Moody’s Investors Service, Inc. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “rating agency confirmation” in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of certificates. Changes affecting the underlying mortgage loans, mortgaged properties, the trustee, the certificate administrator, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by the hired ratings agencies may have an adverse effect on the ratings of the certificates, and thus on the liquidity, market value and regulatory characteristics of the certificates. Although such adverse changes would not necessarily be or result from an event of default under any underlying mortgage loan, any adverse change to the ratings of your certificates would likely have an adverse effect on the market value of your certificates. A security rating does not represent an assessment of the yield to maturity that you may experience. See “Ratings” in each of this free writing prospectus and the accompanying prospectus.

Further, any downgrade to below investment grade, or withdrawal, of the ratings assigned by each of Fitch, Inc. and Moody’s Investors Service, Inc. to any class of certificates could adversely affect the ability of a benefit plan or other entity to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in this free writing prospectus and “ERISA Considerations” and “Legal Investment” in the accompanying prospectus.

The depositor has not hired any nationally recognized statistical rating organizations other than Fitch, Inc. and Moody’s Investors Service, Inc. to rate any of the certificates. We cannot assure you as to whether another rating agency will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it. Additionally, other rating agencies that we have not hired to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates on the basis of information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that those unsolicited ratings would be the same as or higher than the ratings assigned by Fitch, Inc. and Moody’s Investors Service, Inc. The issuance of unsolicited ratings on one or more classes of the certificates that are different from the ratings assigned by Fitch, Inc. and Moody’s Investors Service, Inc. may affect the liquidity, market value and regulatory characteristics of those classes of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to Moody’s Investors Service, Inc., Fitch, Inc., Standard & Poor’s Ratings Services, DBRS, Ltd. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those five rating agencies at that time, the depositor selected Fitch, Inc. and Moody’s Investors Service, Inc. to rate the certificates and not the other three rating agencies, in part due to those rating agencies’ initial subordination levels for the various classes of certificates. Had the depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that such other rating agencies would ultimately have assigned to the certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Under the rules and regulations of the Securities and Exchange Commission, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to non-hired rating agencies in order to make it possible for such rating agencies to assign unsolicited ratings on the certificates. An unsolicited rating could be assigned at any time, including prior to the closing date. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating agency issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus. Rating agencies, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired rating agency assigns an unsolicited rating on the certificates, we cannot assure you that such rating will be the same as or higher than the ratings assigned by the hired rating agencies; the assignment of unsolicited ratings by a rating agency could adversely affect the liquidity, market value and regulatory characteristics of your certificates. In addition, if the depositor or any sponsor fails to make available to the non-hired rating agencies any information provided to any rating agency for the purpose of assigning or monitoring the ratings on the certificates, a rating agency could withdraw its ratings on the certificates, which could adversely affect the liquidity, market value and regulatory characteristics of your certificates. Potential investors in the certificates are urged to make their own evaluation of the creditworthiness of the mortgage loans and the applicable credit enhancement on the certificates, and not to rely solely on the ratings on the certificates. Furthermore, the Securities and Exchange Commission may determine that either or both of Fitch, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates. Any such determination may adversely effect the liquidity, market value and regulatory characteristics of your certificates.

Security ratings are not recommendations to buy, sell or hold the offered certificates. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability for a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a rating agency that is not a hired rating agency. The ratings of any offered certificates may be lowered by a rating agency (including the hired rating agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor any sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, we cannot assure you that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to an offered certificate is revised or withdrawn, the liquidity, market value and regulatory characteristics of that offered certificate may be adversely affected.

The hired rating agencies have been hired by the depositor to provide their ratings on the offered certificates. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

The Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction or upon the advice of the subordinate class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates. The subordinate class representative will be controlled by the Class F, G or H certificateholders. The subordinate class representative may have interests in conflict with those of the certificateholders. As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of classes of the certificates that are the same or different from the class of certificateholders that appointed the subordinate class representative. Although the special servicer has contractually agreed not to take actions that, among other things, are prohibited by law, violate the servicing standard, the terms of any mortgage loan or the pooling and servicing agreement, the Servicing Standard and other provisions of the pooling and servicing agreement generally protect the special servicer from liability for errors in judgment. In addition, the Servicing Standard is a generalized standard of conduct that allows the special servicer discretion in determining its response to particular circumstances. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer”, the special servicer may be removed without cause by the initial majority subordinate certificateholder as described in this free writing prospectus and provided in the pooling and servicing agreement.

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of the trust advisor or the special servicer. In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through DTC, and its participating organizations:  (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Risk Factors—Book-Entry Registration May Hinder the Exercise of Investor Remedies” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Certain Federal Tax Considerations Regarding Original Issue Discount

One or more classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in your recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur or losses be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction which the investor may be required to treat as a capital loss. See “Certain Federal Income Tax Consequences—Discount and Premium; Prepayment Consideration” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Certain Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from federal income tax law. This free writing prospectus does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction. One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns. If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates. See “State and Other Tax Consequences” in this free writing prospectus and “State and Other Tax Consequences” in the accompanying prospectus.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee. Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied. These provisions may limit the ability of an investor in the certificates to enforce the provisions of the pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the applicable mortgage loans to secure the indebtedness of the mortgage loan seller. The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The transfer of the mortgage loans by Wells Fargo Bank, National Association, as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6). However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by the sponsor would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association. Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the bankruptcy code. Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

The Royal Bank of Scotland plc, a mortgage loan seller, is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1). Under the terms of the Insolvency Act 1986, certain transactions by a Scottish-registered company, such as The Royal Bank of Scotland plc, may be challenged by an insolvency officer appointed to that company on its insolvency. Under the Banking Act 2009, the Secretary of State, Financial Services Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions. One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the Financial Services Compensation Scheme). Further, under the Banking Act 2009, the UK Treasury, the Financial Services Authority and/or the Bank of England may also, in the circumstances set out in that Act, make an order for the transfer of any property, assets or liabilities of a UK authorised deposit taker either to a company owned by the Bank of England or to any private sector purchaser. Orders under the Banking Act 2009 may also modify the way in which rights of third parties can be exercised. These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to The Royal Bank of Scotland plc. An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by The Royal Bank of Scotland plc will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009. Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the acting general counsel of the FDIC issued an opinion in which he expressed his view that the FDIC, as receiver under the orderly liquidation authority, will not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The acting general counsel indicated that FDIC staff anticipates recommending consideration of further regulations governing the orderly liquidation authority at a regularly scheduled meeting of the board of directors of the FDIC, and that to provide a reasonable transition period the acting general counsel would recommend a transition period of up to 90 days for any provisions affecting the statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to disregard or differently interpret the acting general counsel’s opinion, or if it were independently to be appointed as receiver of a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur. In addition, because the transfer of the mortgage loans will occur after the expiration of the transition period, you may not be able to rely on the acting general counsel’s opinion unless it is extended to cover transfers made after the transition period. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Related to the Mortgage Loans

Each of the Various Types of Mortgaged Properties Are Subject to Unique Risks, Which May Reduce Payments on Your Certificates

Mortgaged properties representing security for 46.0%, 12.5%, 12.0%, 9.0%, 7.7%, 6.6%, 3.6% and 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are fee and/or leasehold interests in Retail, Hospitality, Office, Mixed Use, Self Storage, Industrial, Multifamily and Manufactured Housing Community properties, respectively. Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

(1)	“Risk Factors”; and

(2)	“Description of the Trust Funds—Mortgage Loans—Leases”.

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among, other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a multifamily, manufactured housing community or commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Future Cash Flow and Property Values Are Not Predictable” in the accompanying prospectus. All of the mortgage loans were originated within the five (5) months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories. In some cases, the mortgage loans have little or no payment histories.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

●	the age, design and construction quality of the property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the proximity and attractiveness of competing properties;

●	the adequacy and effectiveness of the property’s operations, management and maintenance;

●	increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

●	demographic factors;

●	decreases in consumer confidence;

●	changes in prices for key commodities or products;

●	changes in consumer tastes and preferences, including the effects of adverse publicity; and

●	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the level of tenant defaults;

●	the ability to convert an unsuccessful property to an alternative use;

●	new construction in the same market as the mortgaged property;

●	rent control laws or other laws impacting operating costs;

●	the number and diversity of tenants;

●	the availability of trained labor necessary for tenant operations;

●	the rate at which new rentals occur; and

●
the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

Some of the mortgaged properties are located in areas that (i) based upon demographics, are considered secondary or tertiary markets or (ii) have high vacancy rates for the relevant property type.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the mortgage loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, we cannot assure you that the net cash flow at the related mortgaged property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	proximity and attractiveness of competing properties;

●	new construction of competing properties in the same market;

●	convertibility of a mortgaged property to an alternative use;

●	the availability of refinancing; and

●	changes in interest rate levels.

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

●	mortgage loans secured by retail properties represent 46.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mortgage loans secured by hospitality properties represent 12.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mortgage loans secured by office properties represent 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mortgage loans secured by mixed-use facilities represent 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mortgage loans secured by self-storage properties represent 7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mortgage loans secured by industrial or warehouse properties represent 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mortgage loans secured by multifamily properties represent 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

●	mortgage loans secured by manufactured housing community properties represent 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Retail Properties Have Special Risks

Twenty (20) of the mortgaged properties, securing 46.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is not located on the mortgaged property, is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant or shadow anchor tenant; or

●	the cessation of the business of an anchor tenant notwithstanding its continued payment of rent or a shadow anchor tenant.

Eleven (11) of the mortgaged properties, securing 41.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties with one or more anchor or shadow anchor tenants.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. With respect to shadow anchor tenants, the related borrower has no control over the replacement of such tenants and, as a result, may not be in a position to mitigate the effect of such tenants going dark on leases at the related mortgaged property.

In addition, many of the retail mortgaged properties have sole or anchor tenants whose leases expire or may be terminated during the term, or shortly after the scheduled maturity, of the related mortgage loan. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and the discussion of mortgage loans identified on Annex A-1 to this free writing prospectus as Village of Rochester Hills and Sugarland Crossing in “—Tenant Early Termination Options Entail Special Risks” in this free writing prospectus. Furthermore, with respect to shadow anchored properties, the related borrower will not receive rental income from such shadow anchor tenant and is less likely to have contractual remedies if such shadow anchor tenant terminates its lease or ceases operations.

Retail properties that have anchor tenant-owned stores often have reciprocal easement agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Anchor tenants that own their own improvements are generally required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, in addition to the rent attributable to the underlying land. With respect to shadow anchor tenants, they may make a contribution toward common area maintenance if the reciprocal easement agreement contemplates shared responsibilities among affected property owners, but they do not pay rent. Operating covenants affecting anchor tenants may be included in the anchor tenant lease or in the reciprocal easement agreement, if any. Tenants whose leases have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. Tenant leases at the mortgaged properties may have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other stores (in particular those of anchor tenants or shadow anchor tenants) or a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.

Certain tenant estoppels, including those of certain anchor tenants, obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement agreement. In addition, in the case of certain mortgaged properties, leases contain restrictions with respect to the use of other spaces or parcels at or near the subject mortgaged property that are in conflict with other leases or for which there is no corresponding restrictive covenant of record, which have resulted or may in the future result in disputes. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement agreement by the anchor tenant or other tenant or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants.

Retail properties frequently rely on adjacent properties for parking, access or other operational aspects, which can create risk. For example, with respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as H-Mart Portfolio, representing 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each mortgaged property is secured by the related anchor grocery store and certain parking spaces in a larger shopping center, however, the remainder of each such shopping center is not included in the security for the related mortgage loan.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at current or past levels. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

Certain of the retail properties have tenant types that pose unique risks. For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as The Domain, representing 19.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a movie theater is a tenant (in certain cases, among the three largest tenants) at the related mortgaged property. Movie theaters entail certain unique risks. Decreasing attendance at a theater property may adversely affect revenue of a theater and, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” below and “The Domain” in “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, with respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as 24 Hour Fitness – Pleasanton, representing 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a health club is a tenant at the related mortgaged property. See Annex A-1 to this free writing prospectus for an indication of where any such health club represents one of the three largest tenants of net rentable square feet for each of the related mortgaged properties. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of property readily adaptable to changing consumer preferences for other uses. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

The retail mortgaged property identified on Annex A-1 to this free writing prospectus as TimBuck II, which secures a mortgage loan that represents 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is located in a seasonal vacation area at the northern most end of the Outer Banks in Corolla, North Carolina, which has a small year-round population and a vacation season that runs from April to November. Stores located at the TimBuck II mortgaged property may be closed for business during the winter season.

Furthermore, the mortgaged properties identified on Annex A-1 to this free writing prospectus as The Domain, Renaissance North Hills and TimBuck II, which secure mortgage loans that represent 19.0%, 4.3% and 0.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are part of planned commercial or mixed-use developments with related owners’ associations that are responsible for maintaining the common areas. In each case, the borrower controls less than a majority of the voting rights of the owners association. See “—Condominium Ownership May Limit Use and Improvements” below and “The Domain” and “Renaissance North Hills” in “Summaries of the Top Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

Hospitality Properties Have Special Risks

Twelve (12) of the mortgaged properties, securing 12.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are hospitality properties, each of which is subject to a franchise agreement. See “Risk Factors—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

Certain of the hospitality properties pose unique risks with respect to the franchise agreements under which they operate. In particular, the transferability of franchise agreements is restricted. In the event of a foreclosure, the lender generally will not have the right to use the franchise license without the franchisor’s consent. For example, with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as the Holiday Inn Express – Atmore property in the Ascent Hotel Portfolio and Candlewood Suites Houston, TX, the allocated loan amount of which represents 0.6% and 0.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective properties are associated with hotel brands through licensing agreements that, in the event of a foreclosure proceeding initiated on behalf of the trust, are not assignable. However, each of the borrowers has obtained a comfort letter from the licensor stating that the trust will be permitted to enter into a new license agreement with the licensor if the entity entering into the license agreement has a net worth of at least $10,000,000 and substantial assets other than the hotel or provides a guaranty for the license agreement from a guarantor who has a net worth of at least $10,000,000 and substantial assets other than the hotel, or such other guarantor as may be acceptable to the licensor. To the extent that the special servicer causes the trust or a single purpose entity owned by the trust to acquire a mortgaged property that has a franchise or licensing agreement that requires a successor or replacement franchisee or licensee to have a specified net worth, the special servicer will be required, to the extent consistent with the servicing standard, to take all actions reasonably necessary to permit the mortgaged property to maintain its franchise or license with the same franchisor or licensor in place prior to such foreclosure. We cannot assure you that the trust or such single purpose entity owned by the trust will be able to maintain such franchise or license at that time.

In addition, with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as the Holiday Inn Express – Atmore property in the Ascent Hotel Portfolio and Candlewood Suites Houston, TX, representing 0.6% and 0.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged properties are subject to franchise agreements, which expire prior to the maturity of each of the respective mortgage loans. The mortgage loan documents require the borrower to provide evidence prior to termination of the franchise agreement that the franchise agreement has been renewed or replaced in accordance with the terms of the mortgage loan documents. In the event the borrower fails to deliver such evidence by the required date, the lender may hold all excess cash flow from the mortgaged property after payment of debt service, funding of reserves and certain other required expenditures, as cash collateral until such franchise agreement is renewed or replaced in accordance with the terms of the mortgage loan documents. Further, with respect to the Candlewood Suites Houston, TX mortgaged property, in addition to the furniture, fixtures and equipment reserve established with the lender, the franchise license agreement permits the franchise licensor to establish a similar capital expenditure reserve of up to 6% of gross revenues; however, such requirement is reduced by the amount the borrower is required to set aside with the lender so that the net effect is that the borrower may, in the future, be required to reserve an additional 2% with the franchise licensor.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Renaissance North Hills, representing 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Marriot International, Inc. has a right of first refusal under the franchise agreement in the event there is a transfer of the mortgaged property to a competitor, transfer of franchisee’s ownership interest in the franchise agreement or the ownership interest in the franchisee. This right has been subordinated to the lender’s rights under the related mortgage, but will not be extinguished by the lender’s foreclosure on the mortgaged property.

In addition, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Fairfield Inn & Suites Verona, representing 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related franchisor (Marriot International, Inc.) has a right of first refusal under the franchise agreement to purchase the mortgaged property in the event that it is proposed to be sold to a “competitor” (a person or entity that has an interest in or manages a hotel brand comprised of at least 20 full service or 50 limited service hotels). The franchisor also has an option to purchase the mortgaged property for fair market value as determined by an arbitration procedure if the borrower becomes a “competitor”; however, the mortgage loan documents prohibit a related change in the franchisor without the lender’s consent. The franchisor’s right of first refusal would be triggered by any such “competitor” being the successful bidder at a foreclosure sale.

In some cases where a hospitality mortgaged property is subject to a franchise agreement, the franchisor has required the completion of various repairs and/or renovations pursuant to a product improvement plan issued by the franchisor. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property losing its franchise. Annex A-1 sets forth the amount of any reserve established under the related mortgage loans in connection with any such repairs and/or renovations. We cannot assure you that the amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property.

Office Properties Have Special Risks

Ten (10) of the mortgaged properties, securing 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are office properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Industrial and Mixed-Use Properties Have Special Risks

Ten (10) of the mortgaged properties, securing 15.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are industrial and mixed-use properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Properties” in the accompanying prospectus.

In the case of the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Patriot Tech Center, representing 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 61.5% of the net rentable area, representing 76.5% of the total annual underwritten base rent for the related mortgaged property, is leased to Johnson Controls, Inc. While the lease expires during the course of the related mortgage loan, Johnson Controls, Inc. has two five-year extensions remaining under the lease. However, we cannot assure you that the extension options will be exercised by Johnson Controls, Inc. In addition, the mortgage loan documents provide for a cash sweep on each payment date during a lease sweep period of all remaining monthly residual cash into a special rollover reserve account.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Merit Medical Systems, representing 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 26.5% of the net rentable area is utilized as a clean room space for the production of specialty medical products.

Self-Storage Properties Have Special Risks

Thirty-one (31) of the mortgaged properties, securing 7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are self-storage properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Warehouse and Self-Storage Facilities” in the accompanying prospectus.

Multifamily Properties Have Special Risks

Seven (7) of the mortgaged properties, securing 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are multifamily properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Properties with Material Concentrations of Students Have Special Risks

The mortgaged properties identified on Annex A-1 to this free writing prospectus as Western States Corvallis and Western States Eugene, securing 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are multifamily rental properties that have a material concentration of students as tenants. Factors that could affect the value of these properties include increased fluctuations in occupancy rates due to shorter term leases (including leases for terms that are less than 12 months), the financial well-being of the local academic institution, competition from on-campus housing units and increased damage or wear and tear. See “—We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property” in this free writing prospectus.

Manufactured Housing Community Properties Have Special Risks

Eight (8) of the mortgaged properties, securing 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are manufactured housing community properties.

With respect to certain of the mortgage loans secured by manufactured housing community properties, the related mortgaged property is subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain of manufactured housing community properties securing mortgage loans in the trust are age restricted to individuals that are 55 years of age or older. Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

In addition, with respect to the manufactured housing community properties identified on Annex A-1 to this free writing prospectus as Country Estates MHC and Holly Acres, securing 0.3% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, those properties do not have access to public water and/or sewer systems, which creates a greater risk of service interruption, as well as the possibility of substantial capital expenditures if connection to public systems is later required. If the property is required to connect to public facilities in the future, the cost thereof may adversely affect the related borrower’s ability to perform its loan obligations.

See “Risk Factors—Special Risks Associated with Manufactured Housing Properties” in the accompanying prospectus.

Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. Certain mortgaged properties securing the mortgage loans may be leased in whole or in part to government sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations. See Annex A-1 and the “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus for an identification of any government sponsored tenant that constitutes one of the five largest tenants (or, if applicable, the single tenant) at any mortgaged property.

In addition, certain mortgaged properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have material vacant space that is not leased, and in certain cases, the occupancy rate (calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus) is less than 80%. See Annex A-1 to this free writing prospectus for information regarding the occupancy rate for each of the mortgaged properties.

Additionally, certain mortgaged properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 in this free writing prospectus as Puck Building, representing 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a tenant, Recreational Equipment Inc. (commonly referred to as “REI”), has taken possession of the space demised under its lease with the related borrower, but has not yet commenced payments of rent due under the lease. The tenant will commence monthly rental payments on November 1, 2011. An escrow reserve of $4,989,109 related to the free rent period and tenant improvement costs and leasing commissions due in connection with REI’s lease was funded at closing.

In addition, one mortgage loan identified on Annex A-1 in this free writing prospectus as Madonna Plaza, representing 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has dark space, representing approximately 5.5% of net rentable square feet at the mortgaged property, formerly occupied by Borders. Borders has vacated the premises and the borrower is currently in the process of regaining legal possession of the space through Borders’ bankruptcy proceeding. The borrower has entered into a letter of intent with Sports Authority to occupy the space. In order to mitigate potential risks associated with the vacant space, the lender has retained a $2,750,000 cash collateral reserve.

In the case of the mortgage loan identified on Annex A-1 in this free writing prospectus as Sugarland Crossing, representing 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Patient First Corporation, a tenant, has not yet taken occupancy of the space demised under its lease. In connection therewith, the related borrower deposited funds in an amount equal to $2,000,000 with the mortgage loan seller. The deposited funds may be disbursed to the borrower if certain conditions are met, including the request for disbursement from the borrower and evidence that the Patient First Corporation space is fully leased, occupied, open for business and the tenant is paying rent, or, at the request of the borrower, applied to the prepayment of the mortgage loan after the earlier to occur of (i) the 36th payment date of the term and (ii) the date that is two years from the “startup day” of the trust fund provided, certain conditions are met, including payment by the borrower of a yield maintenance charge, if required.

In the case of the retail mortgaged property identified on Annex A-1 to this free writing prospectus as Mill Creek Village, which secures a mortgage loan that represents 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the fourth largest tenant (based on net rentable square feet) has signed a lease, but is in the process of building out its space and will not commence paying rent until December 2011.

In addition, any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain mortgaged properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors. We cannot assure you that the tenants at those mortgaged properties will continue to fulfill their lease obligations or that the space will be relet. See “—Tenant Early Termination Options Entail Special Risk” below.

In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property. For example, with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Merit Medical Systems, Del Monte Portfolio, H-Mart Portfolio (H-Mart -Carrolton) and 2 Claire Road, representing 1.2%, 1.0%, 1.0% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date pool balance, certain tenants at the related mortgaged properties have rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related mortgaged property. Specifically with respect to the Merit Medical Systems purchase option, the single tenant has the option to purchase the mortgaged property on January 15, 2020 (the mortgage loan is open to prepayment without premium beginning January 1, 2020) at a price that is the greater of (A) the property’s fair market value at the time the option is exercised (the mortgaged property’s current “as-is” appraised value is $19,900,000 and its “dark” value is $14,700,000), or (B) the acquisition cost of approximately $11,277,000. While the mortgage loan balance will have amortized below the $11,277,000 floor if scheduled payments are timely made, we cannot assure that there is no possibility of a shortfall between the option price and amounts due under the mortgage loan, or that the trust would not incur servicing or other expenses that might not be recovered if the option price is inadequate. Although in many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are frequently not subject to the related mortgage or remain applicable to a deed in lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer. As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected.

In addition, certain of the mortgaged properties securing the mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to or shortly following the maturity date. Eight (8) of the mortgaged properties, securing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are leased to a single tenant with respect to which the related lease expires prior to the maturity date of the related mortgage loan. In the case of many of the mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to or shortly following the loan’s maturity date. For example, in the case of the mortgaged properties securing eight of the ten largest mortgage loans identified on Annex A-1 to this free writing prospectus as Puck Building, Village of Rochester Hills, The Domain, Madonna Plaza, Arbor Walk and Palms Crossing, Sugarland Crossing, Patriot Tech Center, 919 Congress, representing in the aggregate approximately 50.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, leases representing more than 50% of the net rentable square footage at those respective mortgaged properties expire or provide the option to terminate such leases prior to the maturity date of the related mortgage loans. See “Summaries of the Top Ten Largest Mortgage Loans”, attached as Annex A-3 to this free writing prospectus. Other loans have similar circumstances.

In addition, several of the mortgaged properties securing other mortgage loans included in the trust have large lease rollovers shortly before or shortly after the related maturity date. Prospective investors are encouraged to review the lease maturities for the top five tenants at each mortgaged property on Annex A-1 to this free writing prospectus. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, or leases may contain restrictions on the use of parcels near the related mortgaged property for which there is no corresponding restrictive covenant of record, in each case creating termination or other risks. Income from and the market value of the mortgaged properties securing the mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur.

In addition, certain tenants at the mortgaged properties securing the mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor or shadow anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. See “—Tenant Early Termination Options Entail Special Risks” below. A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.

Other examples of lease terminations include, but are not limited to:

(i)
In the case of the mixed use mortgaged property identified on Annex A-1 to this free writing prospectus as Puck Building, which secures a mortgage loan that represents 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the leases for the largest tenant, representing approximately 36.5% of the net rentable square feet, and the second largest tenant, representing approximately 28.4% of the net rentable square feet, at the mortgaged property expire prior to maturity of the mortgage loan in June 2019 and April 2016, respectively.

(ii)
In the case of the retail mortgaged properties identified on Annex A-1 to this free writing prospectus as Arbor Walk and Palms Crossing, which secures a mortgage loan that represents 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 28.7% of net rentable square feet at the mortgaged property expire between January 2018 and September 2018, which is prior to maturity of the mortgage loan. In particular, such leases include two anchor tenants, Sports Authority and Beall’s, and three major tenants, Jo-Ann Fabrics, Babies R Us and Barnes & Noble.

(iii)
In the case of the retail mortgaged property identified on Annex A-1 to this free writing prospectus as Madonna Plaza, which secures a mortgage loan that represents 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the largest tenant, Sears, Roebuck & Co., representing approximately 23.7% of the net rentable square feet at the mortgaged property, and the fifth largest tenant, Petco,  representing 6.3% of the net rentable square feet at the mortgaged property, have leases that expire on January 31, 2013. The Sears lease has one renewal option for an additional five years. The Petco lease has two renewal options for an additional five years each.

(iv)
In the case of the retail mortgaged property identified on Annex A-1 to this free writing prospectus as Sugarland Crossing, which secures a mortgage loan that represents 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, leases representing approximately 32.9% of the net rentable square feet at the mortgaged property expire between May 2013 and December 2013, which is prior to maturity of the mortgage loan, including the lease with the largest tenant, Burlington Coat Factory. In addition, several leases representing approximately 25.2% of the net rentable square feet at the mortgaged property, including the second largest tenant, Shoppers Food Warehouse, expire in the same calendar year as the maturity date of the mortgage loan. The Burlington lease has three renewal options for an additional five years each. The Shoppers Food Warehouse lease has six renewal options for an additional five years each.

(v)
In the case of the industrial mortgaged property identified on Annex A-1 to this free writing prospectus as Patriot Tech Center, which secures a mortgage loan that represents 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, leases representing 100% of the net rentable square feet at the mortgaged property expire during the term of the mortgage loan. In particular, the lease with the largest tenant, Johnson Controls, Inc., representing 61.5% of the net rentable square feet of the mortgaged property, expires in March 2018. However, Johnson Controls, Inc.’s lease has two 5-year renewal options remaining.

(vi)
In the case of the office mortgaged property identified on Annex A-1 to this free writing prospectus as Torrance Plaza East, which secures a mortgage loan that represents 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, leases representing 100% of the net rentable square feet at the mortgaged property expire during the term of the mortgage loan. However, it is typical for the type of tenants leasing space at the related mortgaged property to enter into short-term leases.

(vii)
In the case of the office mortgaged property identified on Annex A-1 to this free writing prospectus as 8301 Professional Place, which secures a mortgage loan that represents 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, leases representing 100% of the net rentable square feet at the mortgaged property expire during the term of the mortgage loan. Each of the tenants has at least one 5-year renewal option at fair market value and with at least 360 days’ notice to the borrower.

Twenty-eight (28) of the mortgage loans that are secured by retail, office, industrial and/or mixed-use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs. These mortgage loans represent 83.4% of the aggregate cut-off date balance of the mortgage loans secured by retail, office, industrial and/or mixed-use properties. We cannot assure you, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Tenant Early Termination Options Entail Special Risks

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the landlord defaults on its obligations under the lease, or (viii) if a tenant’s sales do not equal or exceed specified targets. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. For example, in the case of the retail mortgaged property identified on Annex A-1 to this free writing prospectus as Belleville Crossing, which secures a mortgage loan that represents 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the leases for the five largest tenants (by net rentable area) at the related mortgaged property include a co-tenancy clause that provides for a reduction in rent and, following a specified period (which is either six months or twelve months depending on the lease), a termination option on the part of the tenant in the event that a particular shadow anchor with respect to that property ceases operations. Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

For the mortgaged properties securing the mortgage loans that are leased to a single tenant, such tenants may have negotiated termination rights. For example, with respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Del Monte Portfolio, which secures a mortgage loan that represents 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the single tenant has a one-time right to terminate its lease at one of the three properties securing the mortgage loan if the tenant (i) determines it will not be used in its business operations for at least seven years, and (ii) pays an amount equal to 110% of certain project costs together with any prepayment premium required by the mortgage loan documents.

In addition, with respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Agilent Technologies – Folsom, CA, which secures a mortgage loan that represents 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the single tenant has the right to terminate its lease in 2018, approximately three years prior to the loan maturity. The exercise of this right triggers recourse to the guarantor until an eligible replacement tenant is in occupancy.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a percentage of the tenants cease to operate at the applicable mortgaged property or if a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a competitor commences operations at the subject mortgaged property or an adjacent or nearby property.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Village of Rochester Hills, representing 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, under the terms of the related borrower’s lease with the mortgaged property’s largest tenant, Whole Foods Market, representing 21.7% of the net rentable space at the related mortgaged property, if (i) during any period in which 50% of the rentable square feet of the mortgaged property is not leased and open for business for 12 consecutive months Whole Foods Market has the right to terminate its lease, and (ii) Whole Foods Market’s. operating covenant has expired and such tenant may cease conducting business at the mortgaged property at any time. See the summary of the Village of Rochester Hills mortgage loan in the “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Sugarland Crossing, representing 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, under the terms of the related borrower’s lease with the mortgaged property’s second largest tenant, Shoppers Food Warehouse, representing 23.9% of the net rentable space at the related mortgaged property, in the event that an assignment or sublease would result in either (i) a sublease or assignment to a party other than an affiliate of the guarantor of Shoppers Food Warehouse or (ii) the premises under such lease not being used primarily for a supermarket, then such proposed sublease or assignment requires the related borrower’s consent. However, in the event the related borrower disapproves of such sublease or assignment, Shoppers Food Warehouse may terminate its lease. See the summary of the Sugarland Crossing mortgage loan in the “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In the case of the office mortgaged property identified on Annex A-1 to this free writing prospectus as 8301 Professional Place, which secures a mortgage loan that represents 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the leases for two of the three largest tenants, Stop & Shop Supermarket and The Mitre Corporation, representing 39.1% and 22.6% of the net rentable square feet at the mortgaged property, respectively, include termination rights permitting either tenant to terminate its lease upon providing one year’s notice and making a payment of a specified sum. No trigger events are required to occur in order for either tenant to have the right to terminate its lease. These termination rights expire on August 31, 2013 and September 30, 2014, respectively.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be relet or the revenues replaced. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the Bankruptcy Code, a tenant/debtor has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Madonna Plaza, representing 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one of the tenants at the mortgaged property, Borders, filed for bankruptcy in February 2011. Borders has vacated the premises, and the borrower is currently in the process of appearing in the bankruptcy proceeding with the objective of regaining legal possession of the space. The borrower won a bidding process to regain such legal possession and is awaiting the bankruptcy court’s approval of the results of such process. The borrower has entered into a letter of intent with Sports Authority to occupy the Borders space.

Furthermore, certain tenants in retail, industrial and office properties may have recently exited bankruptcy proceedings, and as a result their cash flow and business operations may not be stable. For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 1680-1700 East Touhy Avenue, which secures a mortgage loan that represents 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the sole tenant, HMX, LLC, was formed in connection with the acquisition of substantially all of the assets of Hartmarx Corporation, which filed for bankruptcy in January 2009. We cannot assure you that any such tenant will not re-enter bankruptcy proceedings.

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers.  Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 1680-1700 East Touhy Avenue, which represents 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the sole tenant at the related mortgaged property is an affiliate of the borrower.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in Texas, California, New York and Michigan represent security for 35.3%, 11.1%, 9.4% and 6.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. Likewise, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 could lead to a regional economic downturn for the gulf coast region of the United States or other areas where oil production or other industries with the potential for environmental hazards are prevalent. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

●	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

●	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest mortgage loan represents 19.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The three, five and ten largest mortgage loans represent 34.3%, 43.3% and 57.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus and the “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Thirteen (13) mortgaged properties, the aggregate allocated loan amounts of which represent 10.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each leased to a single tenant. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Another factor that you should consider is that office, retail and industrial properties, and mixed-use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

For further information with respect to tenant concentrations, see Annex A-1 to this free writing prospectus.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

Five (5) of the mortgage loans, representing approximately 31.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

●	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

●	the person:

(1)	was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)
was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)	intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

●	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

●	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this free writing prospectus for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty

The related borrowers under seventeen (17) mortgage loans, representing 13.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan or within the prior twelve months of origination. These borrowers have limited experience operating the particular mortgaged properties and, therefore, the net operating income and cash flow of such mortgaged properties may vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management. For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties. See “—Certain Mortgaged Properties May Have a Limited Operating History” below.

Certain Mortgaged Properties May Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. We cannot assure you that any of the mortgaged properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated. See “—Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty” above.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay amounts due under such mortgage loan.

In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction. See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this free writing prospectus.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties securing mortgage loans in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

●	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

●	zoning, land use or other restrictions also may prevent alternative uses.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See for example the disclosure regarding the movie theater tenant at the mortgaged property referred to in Annex A-1 as The Domain in “—Retail Properties Have Special Risks” above and the disclosure regarding the landmark status of the mortgaged property referred to in Annex A-1 as the Puck Building in “—Mortgaged Properties that are Not In Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates” below.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient for its intended purpose. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this free writing prospectus, all of the mortgage loans are balloon mortgage loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon its ability either to refinance the related mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

●	prevailing interest rates;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	tax laws; and

●	prevailing general and regional economic conditions.

See “Risk Factors—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus for additional risk factor considerations.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans in a manner consistent with the Servicing Standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing”. These mortgage loans include but are not limited to:

●
the mortgage loans identified on Annex A-1 to this free writing prospectus as Puck Building and Overlook at the Rim mortgage loans, collectively representing 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, as to which the owners of the related borrower have incurred mezzanine financing as described in “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this free writing prospectus; and

●
the mortgage loan identified on Annex A-1 to this free writing prospectus as Poughkeepsie Galleria II mortgage loan, representing 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, as to which the related borrower’s owners are entitled to incur mezzanine financing in the future if certain conditions are satisfied as described in “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool”.

In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis. For example, in the case of the mortgaged property identified an Annex A-1 to this free writing prospectus as Overlook at the Rim, representing 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower’s sponsor (and parent of the mezzanine borrower) executed an unsecured subordinate note to an affiliate in the original principal amount of $9,000,000, that, by its terms, is expressly subordinate both to the mortgage loan and the related mezzanine loan.

Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property, trade payables or other obligations in the ordinary course of business relating to the mortgaged property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this free writing prospectus. Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

Further, so-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property or preferred equity obligations, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans or meeting its preferred equity obligations. Also, the existence of another loan or a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower or a preferred equity obligation effectively reduces the equity owners’ economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt or a preferred equity obligation may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by such other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals, the sponsors and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Madonna Plaza, representing 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Schottenstein Realty Trust, Inc., an affiliate of the sponsor, Schottenstein Property Group, Inc., disclosed in Amendment No. 5 to its Form S-11 filed with the Securities and Exchange Commission on May 2, 2011, that disputes exist between and among several Schottenstein family members related to the operation, governance and management of certain Schottenstein family businesses. Some of these disputes may distract executive management of the property manager of Madonna Plaza and negatively impact its ability to effectively manage the mortgaged property. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Additionally there may be past, pending or threatened litigation against a borrower, borrower principal, sponsor or manager of a mortgaged property securing the mortgage loans and/or their respective affiliates due to activities unrelated to the mortgaged property. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as the Puck Building, representing 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, according to published reports, Charles Kushner, the chairman of the Kushner Companies, carve-out guarantor of the related borrower, pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Committee and was sentenced to two years in prison. Mr. Kushner was released from prison in 2006. Although we have been informed that Mr. Kushner has relinquished his management and day-to-day operation of the Kushner Companies to his son, Jared Kushner, he remains chairman of the company.

In addition, in the case of two mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as SpringHill Suites Wheeling and Marriott Courtyard Monroeville, together representing 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there is current litigation between the two brothers that are the sponsors of the mortgage loan and a third brother relating to their ownership of, and succession planning for, Triple K Management, Limited (the property manager for the related mortgaged properties) and such lawsuit is in the discovery phase. Other than through the involvement of the property manager, the lawsuit does not otherwise relate to the borrowers or to the mortgaged properties. We cannot assure you that this litigation will not have an adverse effect on Triple K Management, Limited. However, Triple K Management, Limited can be replaced as property manager pursuant to the terms of the loan documents for each such mortgage.

We cannot assure you that such past, pending or future litigation or the related circumstances would not have a material adverse effect on your certificates.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the Bankruptcy Code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action or any deficiency judgment proceeding. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the amount of secured indebtedness may be reduced to the then current value of the mortgaged property. The lender would become a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. If it otherwise meets the criteria for confirmation established by the Bankruptcy Code, a plan of reorganization may:

●	permit a debtor to cure existing defaults and reinstate a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers. The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases. The Bankruptcy Code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to one (1) mortgage loan, representing 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrowers own the related mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants in common for all mortgage loans are special purpose entities. See “-Tenancies in Common May Hinder Recovery” above.

We cannot assure you that any principal or affiliate of any borrower under a mortgage loan has not been a party to any bankruptcy proceeding.

See “—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” below.

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans are not special purpose entities. Additionally, most borrowers under the mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. Additionally, some mortgage loans do not have separate guarantors for non-recourse carveouts.

One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Similarly, one of the purposes of having a separate guarantor for non-recourse carveouts that is liable in the event certain actions are taken with respect to a mortgage loan or the related mortgaged property by the related borrower or guarantor is to limit the likelihood the borrower or guarantor will inappropriately utilize bankruptcy petitions to avoid actions against the related mortgaged property. In addition, having a separate non-recourse carveout guarantor may also limit the likelihood of other bad acts (which may include fraud) by the borrower or guarantor.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as The Domain and Arbor Walk and Palms Crossing, representing 19.0% and 7.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, under the terms of the nonrecourse carveout guarantees, the related mortgage loans do not become fully recourse to the nonrecourse carveout guarantor if the nonrecourse guarantor joins in an involuntary bankruptcy petition against the borrower.

Furthermore, non-consolidation opinions were generally not obtained in connection with the origination of mortgage loans with original principal balances of $25 million or less.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

We cannot assure you that any borrower, or any principal of a borrower, has not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. In addition, with respect to certain mortgaged properties there have been pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Hampton Inn Jacksonville, which secures a mortgage loan that represents 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one of the principals was an officer and equity holder in a hotel operating company that declared bankruptcy in 2008.

In addition, with respect to the mortgaged properties identified on Annex A-1 to this free writing prospectus as Plymouth Woods Apartments, Boardwalk Apartments, Hill Country Self Storage, Friendly Village MHC, Hidden Lane Apartments, Belleville Crossing, Hampton Inn Jacksonville, 1680-1700 East Touhy Avenue and American Mini Storage I & II, which secure mortgage loans that represent in the aggregate 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, principals of the related borrowers have sponsored real estate projects that (i) have been the subject of foreclosure proceedings or bankruptcy proceedings and/or (ii) have otherwise secured loans that defaulted and may have been restructured.

If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same mortgaged property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loan documents requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the mortgage loan documents requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

Additionally, although the collateral substitution provisions in the mortgage loan documents related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Further, certain loans may permit variations in the mechanics of defeasance transactions that create risk. For example, with respect to the mortgage loans secured by the related mortgaged properties identified on Annex A-1 to this free writing prospectus as PetSmart, Merit Medical Systems, Del Monte Portfolio, and Sprint Center, representing 1.8%, 1.2%, 1.0% and 0.8%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower is permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and is not required to obtain a rating agency confirmation in connection with the defeasance.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. For example, the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as the Puck Building, representing 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is on the National Register of Historic Places and has been designated as a landmark by the New York City Landmarks Preservation Commission. Certain of the other mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures. See “Puck Building” in “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Sprint Center, representing 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the property is required as a condition to ongoing eligibility with a “payment in lieu of taxes” abatement program (often known as a “PILOT” program) to continue the operation of the mortgaged property by the tenant (Sprint) as a call center. We cannot assure that the program will be continued in its present form and that changes to or cessation of the program will not adversely affect occupancy and revenues at the mortgaged property, as well as the related borrower’s ability to meet its obligations under the related mortgage loan. See “—Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders” below.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in California, Texas, Florida and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007.

If Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of Terrorism Risk Insurance Program Reauthorization Act of 2007. We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

In addition, most of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under Terrorism Risk Insurance Program Reauthorization Act of 2007. See the “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide self-insurance against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be aggravated if affiliated borrowers under multiple mortgage loans in the trust are covered under the same self-insurance or blanket policy.

Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans. Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

All of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans. All such assessments were performed within 9 months of the closing date. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

●	a responsible third party was identified as being responsible for the remediation; or

●	the related originator of the mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)
to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

In many cases, the environmental assessments described above identified the presence or likely asbestos-containing materials, lead-based paint, mold and/or radon or other contaminants. Where certain levels of asbestos-containing materials, lead-based paint, or mold were present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Patriot Tech Center, representing 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one mortgaged property is used for industrial and manufacturing activities. Historic uses resulted in soil and groundwater contamination, some of which has been actively remediated and some allowed to decrease through monitored natural attenuation. Additionally, Johnson Controls Inc. (NYSE: JCI), which reported on its Form 10-Q filed with the Securities and Exchange Commission on August 3, 2011 assets as of June 30, 2011 of approximately $29.9 billion and equity of approximately $11.5 billion, has accepted full responsibility and liability for the identified historic contamination. In 2007, the borrower and the selling owners, York International Corporation entered into an agreement with the Pennsylvania Department of Environmental Protection (commonly referred to as the “PADEP”) pursuant to the state’s Land Recycling and Environmental Remediation Standards Act (commonly referred to as “Act 2”) to investigate and remediate the property. Pursuant to Act 2, upon completion of all required activities, York International Corporation, the borrower and their successors and assigns will be granted relief from further liability for the identified historic contamination. A final investigation and remediation report, dated July 29, 2011, has been submitted to the PADEP, seeking closure and a grant of the liability relief. The final report notes that there is an offsite groundwater contamination plume that is commingled with the contamination being addressed by owners of another property subject to another Act 2 agreement. If the other owners fail to complete remediation of the offsite plume, then it is possible that PADEP may require the owners of the mortgaged property to conduct monitoring to ensure that there is no exposure to contamination. The Act 2 investigation and remediation is being funded and performed for York International Corporation by Johnson Controls Inc., a tenant, under an indemnity agreement with the borrower. A Phase I performed in September 2011 found no other material issues at the property. Additionally, pollution legal liability insurance coverage of up to $5 million (and self-insured retention of $100,000) has been obtained with respect to the mortgaged property, which covers historic contamination to the extent that it was unknown at the time that the policy was bound in 2007.

The mortgaged property identified on Annex A-1 to this free writing prospectus as Hampton Inn Jacksonville, which secures a mortgage loan that represents 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and adjoining properties are located within a Brownfield area. Brownfield sites include underutilized areas that have real or perceived contamination and are eligible for financial incentives for redevelopment. This potential environmental issue does not meet the definition of a “Recognized Environmental Condition”, and the environmental consultant did not recommend further investigation of the site at this time. We cannot assure you that the liquidation value of the Hampton Inn Jacksonville mortgaged property upon foreclosure would not be materially adversely affected by its location in a Brownfield area.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Wolflin Village Shopping Center, which secures a mortgage loan that represents 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property is listed as a “Voluntary Cleanup Site” on the Texas Commission on Environmental Quality database with respect to hazardous materials resulting from former uses at the mortgaged property including a hydraulic elevator, dry cleaner and gasoline stations. Weingarten Realty Investors, a publicly traded REIT that sold the property to the borrower in 2009, is the responsible party and is actively remediating the existing conditions. The remediation is expected to take approximately 12 to 18 months to complete with an expected remaining cost of approximately $50,000. Weingarten Realty Investors executed an environmental remediation and indemnity agreement in favor of the borrower and lender and the borrower and sponsor executed an indemnity agreement in favor of the lender with respect to costs of remediation and liabilities to third parties related to such hazardous materials.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Azalea Plaza, which secures a mortgage loan that represents 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a tenant operates a dry cleaning machine at the mortgaged property and in connection with its operation, hazardous materials were released near the side entrance of such tenant’s portion of the mortgaged property. Sampling performed in connection with a Phase II investigation determined that the hazardous materials are at levels below the “Commercial and Residential Direct Exposure Standards” outlined by the Florida Department of Environmental Protection, however, such sampling also revealed that the concentration of hazardous materials have the potential to leach beyond the current location. The loan documents require the related borrower to perform additional soil sampling and, if areas are identified where the levels of hazardous materials suggest that they may leach beyond such location, the borrower is required to cause all contaminated soil to be removed from the property and disposed of in accordance with standards established by applicable law. The borrower and loan guarantor have also signed an environmental indemnity agreement that requires both parties to remediate any environmental condition on site and indemnify lender for all costs and liability relating to the same. In addition, the lender escrowed $128,000 to cover the additional testing, sampling and soil removal, which amount is approximately 125% of the estimated maximum probable cost to remediate such hazardous materials.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Reynolda Self Storage, which secures 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Phase I environmental site assessment identified an off-site REC related to a leaking underground storage tank at a nearby equipment rental operation. The Phase I consultant recommended subsurface investigation at the mortgaged property to determine any adverse impact, since the down-gradient edge of the plume had not been delineated. Peer review by environmental specialists at the related mortgage loan seller concluded that, while recommended prior to any foreclosure action, no additional investigation was required at origination based on various considerations, including (i) the state environmental regulators’ having identified the owner of the equipment rental operation as the responsible party, and their commencement of enforcement proceedings, (ii) the removal of the pollutant source, (iii) limited office use at the self-storage property, and (iv) no historic conditions at the mortgaged property that would aggravate potential groundwater contamination.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy’s conditions and exclusions:

●
if during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance (or in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

●
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

●
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. We cannot assure you, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans include tenants who operate on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment or remedial action is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates. An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this free writing prospectus. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Annex A-1 and Annex A-2 to this free writing prospectus. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and an “as-stabilized” valuation, the latter of which is based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. All relevant loan-to-value information presented in this free writing prospectus is based on the as-is valuations. See the footnotes to Annex A-1 of this free writing prospectus.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow means cash flow adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows or the actual numbers utilized by the related mortgage loan sellers in the underwriting process at origination. Each investor should review the types of assumptions described below and under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In certain instances, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this free writing prospectus. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. For example, see the Cash Flow Analysis chart and related footnotes presented in “The Domain”, “Puck Building” and “Madonna Plaza” in “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this free writing prospectus intended to represent actual future cash flow.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents or the formulas or calculation used by the mortgage loan sellers for their own internal underwriting.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true. Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) is the sole person or entity with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect. No other person or entity is obligated perform such obligation to repurchase or substitute if that mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) defaults on its obligation to do so.

A mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties. We cannot assure you that a mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) has or will have sufficient assets with which to fulfill any obligations on its part that may arise. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller may make a payment to the trust to compensate it for the loss of value of the related mortgage loan. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See “Risk Factors—Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences” in the accompanying prospectus.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such as the tenant’s exercise of a purchase option during a lockout period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal or a right of first offer to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of six (6) mortgaged properties, with an aggregate allocated loan amount representing 11.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Condominium Ownership May Limit Use and Improvements

In the case of the mortgage loans secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as The Domain, Puck Building, Renaissance North Hills, Brookwood Village and TimBuck II, representing 32.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property consists of an interest of the related borrower in a commercial condominium or in buildings and/or other improvements and/or land that is part of a planned commercial development, and related interests in the common areas and the related voting rights in the condominium or owners association. The interests described above in some cases constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and we cannot assure you that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the holders of the certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as The Domain, which represents 19.0% of the cut-off date balance, portions of the mortgaged property are subject to condominium regimes for which retail and residential unit owners each represent 50% of the members of each of the condominium boards. Decisions by each of the condominium boards require a majority of the votes cast with respect to such decision or resolution. Therefore, no decisions can be made without approval from both the retail and residential unit owners. While this configuration does create the possibility of a deadlock in the event the members cannot come to a unanimous decision, the retail unit owners are afforded some protection because either of the condominium boards cannot take any action that would be unfavorable to the related retail unit owner without the retail unit owner’s approval. See “The Domain” in “Summaries of the Top Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Renaissance North Hills, representing 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property consists of unit 3 of the North Hills Condominium which represents a 7% ownership percentage in the related condominium association. Although the related borrower does not have control of the condominium association, generally any action that would materially affect its rights requires its consent and the consent of the lender. Additionally, the borrower obtained an estoppel certificate from the condominium association whereby the condominium association agreed to, among other things, subordinate any assessment liens and to provide notice and cure rights to the lender in connection with any borrower defaults under the condominium declaration. The mortgage loan also contains customary lender protections for mortgage loans secured by a fractured condominium regime.

The retail mortgaged property identified on Annex A-1 to this free writing prospectus as TimBuck II, which secures a mortgage loan representing 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a planned commercial development with an owners association. The related borrower controls 39% of the voting rights of the related owners association that is responsible for maintaining the common areas. The mortgaged property is subject to a declaration of covenants, conditions and restrictions that provides that (i) liens for assessments are expressly subordinate to any first priority mortgage, (ii) upon foreclosure, the mortgagee shall not be liable for any unpaid assessments except to the extent that such unpaid assessments became common expenses collectible from all owners, and (iii) provisions related to liens for assessments, permissible commercial uses, prohibited uses and easements, may only be amended upon approval of a super-majority vote of 67%. The related loan documents contain various restrictions relating to borrower consents in connection with the owners association, the declaration of covenants, conditions and restrictions and related borrower’s rights thereunder.

The Borrower’s Form of Entity May Cause Special Risks

The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities” and may have been in existence for a substantial period in advance of the origination of the related mortgage loan. For a discussion of certain risks associated with maintenance of “single-purpose entity status, see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the accompanying prospectus.

Additionally, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Sugarland Crossing, which represents 2.7% of the cut-off date balance, although the borrower is a single-purpose entity, the borrower is subject to two contingent indemnification agreements dated July 31, 1994 and August 13, 1997. In general, under each of such indemnification agreements and as part of the consideration for obtaining ownership interests in certain entities, including the borrower and the general partner of the borrower, Mr. Haft, his father the borrower, the general partner of the borrower and certain other entities agreed to indemnify certain of Mr. Haft’s family members against any future liabilities relating to the borrower, the general partner of the borrower and certain other entities and the properties owned and controlled by the Haft Entities (including the Sugarland Crossing mortgaged property). In connection with the indemnification agreements, Mr. Haft delivered an indemnification agreement to the borrower and the general partner of the borrower, which provides that the borrower and the borrower’s general partner will be indemnified by Mr. Haft for any liability the borrower or such general partner may incur pursuant to the underlying indemnification agreements. The lender is a third party beneficiary of the indemnification agreement provided by Mr. Haft. In addition, pursuant to the mortgage loan documents, any claim under any of the three will be recourse to the non-recourse carve-out guarantor.

Tenancies in Common May Hinder Recovery

One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 24 Hour Fitness - Pleasanton, which represents 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a borrower that owns the related mortgaged property as a tenant in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “-Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” above.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. We cannot assure you that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

In the case of one mortgage loan identified on Annex A-1 to this free writing prospectus as Sprint Center, which represents 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has entered into a PILOT agreement that provides for a reduced tax payment with respect to the related mortgaged property for the duration of the mortgaged property’s operation by the tenant (Sprint) as a call center. Sprint’s lease expires May 2016, subject to a 5-year renewal term.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under in the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a loan-to-value ratio of 125% or less.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates. Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Other Risks

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize. Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS

From time to time we use capitalized terms in this free writing prospectus. If not defined elsewhere in this free writing prospectus, each of those capitalized terms will have the meaning assigned to it in the “Glossary” included in this free writing prospectus and may be located in the “Index of Defined Terms” on page S-257.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the Trust Fund will consist of seventy-five (75) commercial, multifamily and manufactured housing community whole mortgage loans.

The Cut-off Date Pool Balance will equal the aggregate Cut-off Date Principal Balances of all the mortgage loans. The Cut-off Date Principal Balance of any mortgage loan included in the Trust Fund is equal to the outstanding principal balance as of its cut-off date, after application of all payments due on or before that date, whether or not those payments were received. The Cut-off Date Principal Balance of each mortgage loan is shown on Annex A-1 to this free writing prospectus. Those Cut-off Date Principal Balances of the mortgage loans range from $1,290,156 to $207,550,029 and the average of those Cut-off Date Principal Balances is $14,548,586.

Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of the mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

Mortgage Loan Selection Process

All of the mortgage loans were selected by the depositor based on various considerations concerning the mortgage pool in an effort to maximize the execution of the certificates and were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account a variety of factors. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties, the sponsor of each mortgage loan and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool.

Mortgage Loan History

All of the mortgage loans will be acquired on the Closing Date by the depositor from the mortgage loan sellers, which either originated each such mortgage loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. None of the mortgage loans was 30 days or more delinquent as of the cut-off date, and no mortgage loan has been 30 days or more delinquent during the 12 months preceding the cut-off date (or since the date of origination if such mortgage loan has been originated within the past 12 months).

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

Several of the mortgage loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest mortgage loan is The Domain mortgage loan, which has a Cut-off Date Principal Balance of $207,550,029 and represents 19.0% of the Cut-off Date Pool Balance. The three, five and ten largest mortgage loans have Cut-off Date Principal Balances that collectively represent 34.3%, 43.3% and 57.0%, respectively, of the Cut-off Date Pool Balance. Each of the ten largest mortgage loans is described in Annex A-3 to this free writing prospectus.

Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

An aggregate of seven (7) individual mortgage loans are secured by two or more properties, which represent 15.1% of the Cut-off Date Pool Balance. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

The table below shows each individual mortgage loan that is secured by two or more mortgaged properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Arbor Walk and Palms Crossing	$81,547,453	7.5%
Ascent Hotel Portfolio	24,468,913	2.2
Flagship Storage Portfolio – Indiana	20,247,005	1.9
Del Monte Portfolio	11,267,922	1.0
H-Mart Portfolio	11,072,477	1.0
Flagship Storage Portfolio – Ohio	10,672,067	1.0
Amsdell Self Storage 4 Portfolio	5,938,993	0.5
Total:	$165,214,829	15.1%

In addition, some of the mortgaged properties that we present on Annex A-1 to this free writing prospectus as a single mortgaged property, including those identified as The Domain, Brookwood Village and Belleville Crossing, which represent security for 19.0%, 1.1% and 0.8%, respectively, of the Cut-off Date Pool Balance, consist of multiple parcels of real estate.

Some groups of mortgage loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more mortgage loans that—

●	are not cross-collateralized or cross-defaulted, but have the same or affiliated borrowers/owners.

Related Borrower Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance

The Domain	$207,550,029	19.0%
Arbor Walk and Palms Crossing	81,547,453	7.5
Total:	$289,097,482	26.5%

PetSmart	$19,950,045	1.8%
Merit Medical Systems	12,984,987	1.2
Del Monte Portfolio	11,267,922	1.0
Sprint Center	8,438,918	0.8
Total:	$52,641,872	4.8%

Torrance Plaza East	$21,082,280	1.9%
Torrance Plaza West	15,387,067	1.4
Total:	$36,469,347	3.3%

Flagship Storage Portfolio – Indiana	$20,247,005	1.9%
Flagship Storage Portfolio – Ohio	10,672,067	1.0
Total:	$30,919,072	2.8%

SpringHill Suites Wheeling	$11,146,732	1.0%
Marriott Courtyard Monroeville	9,788,349	0.9
Total:	$20,935,081	1.9%

American Self Storage - Palo Alto	$5,982,007	0.5%
Boulder Bins Self Storage	5,483,506	0.5
Ross Valley Self Storage	5,383,806	0.5
Total:	$16,849,320	1.5%

354 Mountain View Drive	$6,978,388	0.6%
356 Mountain View Drive	6,305,472	0.6
Total:	$13,283,861	1.2%

Western States Corvallis	$5,925,000	0.5%
Western States Eugene	5,625,000	0.5
Total:	$11,550,000	1.1%

Dayton Park	$7,244,455	0.7%
Holly Acres	2,373,282	0.2
Total:	$9,617,737	0.9%

Due Dates.  Subject, in some cases, to a next business day convention, all of the mortgage loans provide for scheduled payments of principal and/or interest to be due on or prior to the ninth day of each month. The mortgage loans have various grace periods for purposes of late charges and events of default. In no case is the grace period for purposes of late charges more than ten (10) days after the due date, except in the case of the mortgage loans identified as Renaissance North Hills, Ascent Hotel Portfolio, PetSmart, Merit Medical Systems, Del Monte Portfolio, Sprint Center and TimBuck II, representing 4.3%, 2.2%, 1.8%, 1.2%, 1.0%, 0.8% and 0.5%, respectively, of the Cut-off Date Pool Balance, respectively, for which, either pursuant to the loan documents or by operation of applicable state law (to the extent applicable), the late charge grace period expires on the next business day following the 15th day of each month (or, in the case of the mortgage loan identified on Annex A-1 to this free writing prospectus as TimBuck II, the 21st day of each month). In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospects as PetSmart, Merit Medical Systems, Del Monte Portfolio and Sprint Center representing 1.8%,1.2%,1.0% and 0.8%, respectively, of the Cut-off Date Pool Balance the related borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12-month calendar period, or (ii) with respect to the first two delinquent payments following any change by lender to the monthly debt service payment amount following notice of such change. In no case is the grace period for purposes of events of default more than five (5) days after the due date and, with respect to balloon payments, in no event is the due date plus the shorter of the grace period for late charges or the grace period for events of default later than the end of the collection period in the relevant month. We make no representation regarding the effect of grace periods on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest.  Each of the mortgage loans accrues interest at the annual rate specified with respect to that mortgage loan on Annex A-1 to this free writing prospectus. The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for increases resulting from the application of default interest rate following a default.

All of the mortgage loans accrue interest on an Actual/360 Basis.

Amortization Characteristics.  All of the mortgage loans are balloon mortgage loans that, in each case, provide for:

●	an amortization schedule that is significantly longer than its remaining term to stated maturity or, alternatively, for no amortization prior to maturity; and

●	a substantial payment of principal on its maturity date.

Six (6) mortgage loans, representing 14.3% of the Cut-off Date Pool Balance, provide for initial interest-only periods that expire 24 to 60 months following their respective origination dates. Two (2) mortgage loans, representing 2.5% of the Cut-off Date Pool Balance, provide for no amortization and for interest-only payments for its entire term to maturity. See Annex A-1 to this free writing prospectus for information regarding the amortization features of each mortgage loan.

Some of the mortgage loans, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual mortgage loans that are secured by multiple mortgaged properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

With respect to some of the mortgage loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions

General

As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the mortgage loans:

●
Sixty-one (61) of the mortgage loans, representing 89.3% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the related mortgage loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or, in some cases such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

●
Thirteen (13) of the mortgage loans, representing 9.9% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and following the Lock-out Period provide for the greater of a Yield Maintenance Charge or a Prepayment Premium.

●
One (1) of the mortgage loans, representing 0.8% of the Cut-off Date Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period of 12 months but permits the related borrower to, for a period of 16 months following such lockout period, prepay the mortgage loan upon payment of the greater of a Yield Maintenance Charge or a Prepayment Premium and following such period, to defease the loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

See Annex A-1 to this free writing prospectus for the general prepayment restrictions applicable to each mortgage loan.

Other Prepayment Provisions

Under certain circumstances, certain mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See “—Partial Release and/or Partial Defeasance” below.

The mortgaged property related to the mortgage loan identified on Annex A-1 to this free writing prospectus as Sugarland Crossing, representing 2.7% of the Cut-off Date Pool Balance, has a tenant, Patient First Corporation, that has taken possession of its space, but has not yet taken occupancy. Rent is scheduled to commence no later than February 1, 2012. The related borrower deposited funds in an amount equal to $2,000,000 (the “Patient First Funds”) with the lender in connection with that lease. The Patient First Funds may be disbursed to the borrower in increments of at least $500,000 if certain conditions are met, including the request for disbursement from the borrower and evidence that the Patient First Corporation space is fully occupied, open for business and the tenant is paying rent, or, at the request of the borrower, applied to the prepayment of the mortgage loan after the earlier to occur of (i) the 36th payment date of the term and (ii) the date that is two years from the “startup day” of the trust fund, provided certain conditions are met, including payment by the borrower of a yield maintenance charge, if required. See “Yield and Maturity Considerations—Yield Considerations” in this free writing prospectus.

The mortgage loan documents related to certain mortgage loans permit the related borrower to prepay the mortgage loan in full after application of condemnation or insurance proceeds by the lender to partially prepay the mortgage loan, or, if the amount of such proceeds applied to paydown the subject mortgage loan exceeds a certain threshold, permit the related borrower to pay off the subject mortgage loan. For example, one (1) of the mortgage loans, 919 Congress, representing 2.6% of the Cut-off Date Pool Balance, permits the related borrower to prepay such mortgage loan in full within 30 days after the application of condemnation proceeds or insurance proceeds of $500,000 or more to the principal balance.

In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives include achieving specified debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of the stated conditions. Additionally, such mortgage loans allow or, in certain cases, for example, as described with respect to the application of the Patient First Funds in respect of the mortgage loan identified on Annex A-1 as Sugarland Crossing described above, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the master servicer will generally be directed in the pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your certificates. In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

In other circumstances, tenants may have purchase rights that are conditioned upon events that, if they occurred, would constitute events of default under the related mortgage loans. In such cases, the lender would have the right to exercise remedies available to it under the related loan documents prior to any prepayment occurring during the lockout period, though we cannot assure you as to the timing of such remedies.

See the “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and the footnotes to Annex A-1 in this free writing prospectus.

Calculation of Yield Maintenance Charges

Under certain mortgage loans that provide for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the mortgage loan had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, minus (b) the amount of the prepayment. In the case of other mortgage loans that provide for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date of the loan or the date that the borrower could prepay the mortgage loan without a prepayment charge and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in (z) for the same loan). In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The relevant mortgage loan may provide for the use of a spread in determining the discount rate, if any.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to or close to the maturity date of the mortgage loan or the first date on which the related borrower could prepay the mortgage loan without a prepayment charge or the remaining weighted average life of the mortgage loan, determined on a date close to the date of the prepayment. Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above. The rate will be subject to varying rounding conventions depending on the terms of the applicable mortgage loan documents.

Defeasance Conditions Generally

As described in this free writing prospectus, some of the mortgage loans permit their borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the mortgage loan the requisite amount of defeasance collateral, and thereby obtain a release of the related mortgaged property or, if applicable, one or more of the related mortgaged properties. In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

●	will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

●
will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Notwithstanding the foregoing, in lieu of delivering the requisite amount of Government Securities, generally a borrower may instead deliver cash sufficient for the lender to purchase the requisite amount of Government Securities.

Each individual multi-property mortgage loans that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged properties securing any particular multi-property mortgage loan are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following:  (a) an amount sufficient to purchase Government Securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase Government Securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance. See “—Partial Release and/or Partial Defeasance” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. In addition, a borrower will generally be required to deliver a certification from an independent accounting firm or provide other evidence reasonably acceptable to the lender to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan (or portion thereof to be defeased) through maturity or, in some instances, the expiration of the prepayment lock out period. Certain mortgage loans may permit variations in the mechanics of defeasance transactions that create risk. For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and/or may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances.

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Release and/or Partial Defeasance.  Some of the individual mortgage loans that are secured by two or more mortgaged properties, and some of the mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the mortgaged properties or parcels upon a partial prepayment or partial defeasance of the related mortgage loan (subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment and partial defeasance.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Arbor Walk and Palms Crossing, representing 7.5% of the Cut-off Date Pool Balance, the loan documents permit the borrower (after an initial period of at least two years following the date of issuance of the Certificates) to obtain the release of an individual property from the lien of the mortgage upon the satisfaction of certain conditions set forth in the loan documents including (i) the partial defeasance of the mortgage loan in an amount at least equal to 115% of the allocated loan amount for the individual mortgaged property to be released; provided, however that if the undefeased portion of the mortgage loan at the time of request for the partial defeasance is less than such amount, the defeasance will be in an amount equal to the remaining portion of the mortgage loan at the time of the partial release, (ii) the debt service coverage ratio for the mortgage loan following the release of the mortgaged property is not less than 1.30x, (iii) the loan-to-value ratio for the mortgage loan following the release is not greater than 67.8% if the remaining mortgaged property is the Palms Crossing property and 70% if the remaining mortgaged property is the Arbor Walk property, (iv) the individual mortgaged property to be released is conveyed to someone other than the borrower, (v) receipt of confirmation that the partial defeasance will not result in any ratings of the Certificates being downgraded, qualified or withdrawn, and (vi) payment of all of the lender’s costs and expenses related to the partial release and partial defeasance.

In the case of the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Del Monte Portfolio, representing 1.0% of the Cut-off Date Pool Balance, following defeasance lockout period, the related loan documents permit partial releases of any of the three constituent properties in connection with a partial defeasance, subject to certain conditions, including:  (i) the defeasance of a portion of the mortgage loan in an amount equal to 120% of the allocated loan amount for the released property; (ii) the assumed debt service coverage (based on the actual interest rate and a 20 year amortization period), after such partial defeasance, of the remaining property shall be equal or greater to (A) 1.33x, or (B) the assumed debt service coverage of all properties prior to the related partial defeasance; (iii) after the partial defeasance, the loan-to-value ratio of the remaining properties shall be equal or less than (A) 46.7%, or (B) the loan-to-value ratio of all properties prior to the partial defeasance; (iv) a REMIC opinion that the partial defeasance does not constitute a significant modification or cause a tax to be imposed on a “prohibited transaction”; and (v) a rating agency confirmation from any applicable rating agencies. In addition, Del Monte Foods has the right to terminate its tenancy at any of the related properties, subject to certain conditions, including (i) the payment of an abandonment offer amount equal to (A) 110% of project costs (less acquisition fees), and (B) payment of any prepayment premiums associated with the related prepayment by the related borrower. Partial release of any individual property is permitted in connection with the exercise by the tenant of its right to terminate such lease, subject to certain conditions, including (i) the payment of the allocated loan amount of the release property, together with the prepayment premium and related fees; and (ii) the loan-to-value ratio of the remaining property must satisfy REMIC requirements.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Amsdell Self Storage 4 Portfolio, representing 0.5% of the Cut-off Date Pool Balance, the loan documents permit the borrower (after an initial period of at least two years following the date of issuance of the Certificates) to obtain the release of an individual property from the lien of the mortgage upon the satisfaction of certain conditions set forth in the loan documents including (i) the partial defeasance of the mortgage loan in an amount equal to 120% of the allocated loan amount for the individual mortgaged property to be released, (ii) no event of default exists, (iii) the debt service coverage ratio for the mortgage loan following the release of the mortgaged property is not less than the debt service coverage ratio as of the date of the origination of the mortgage loan, (iv) the loan-to-value ratio for the mortgage loan following the release is not greater than the lesser of (A) the loan-to-value ratio as of the date of origination of the mortgage loan or (B) the loan-to-value ratio immediately preceding the release, (v) receipt of confirmation that the partial defeasance will not result in any ratings of the certificates being downgraded, qualified or withdrawn, and (vi) payment of all of the lender’s costs and expenses related to the partial release and partial defeasance.

Furthermore, some of the mortgage loans permit the release of specified parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied. See “Risk Factors—Risks Related to the Mortgage Loans—Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates” in this free writing prospectus.

Non-Recourse Obligations

The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower’s obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person or entity, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgage loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the mortgage loan documents.

All or substantially all of the mortgage loans grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related mortgaged property to and cause an assumption of the mortgage loan by a third-party purchaser, subject to one or any combination of the following:  (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; or (ii) delivery of confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; and/or (iii) the original guarantor(s) and indemnitor(s) remain liable under the loan documents (unless the lender otherwise consents) and, only if the pooling and servicing agreement so requires, the original borrower delivers confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of its then-current ratings of the certificates. Additional conditions to such transfers generally include the payment of an assumption fee. Under the pooling and servicing agreement, assumption fees may be waived by the master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the master servicer and/or the special servicer as additional servicing compensation.

The mortgage loans generally also permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer or permit one or more of the following transfers in limited circumstances:  (1) a transfer of the related mortgaged property or ownership interests in the borrower to a person that is affiliated with or otherwise related to the borrower or transferor; (2) transfers by the borrower of the mortgaged property, and/or transfers of ownership interests in the borrower, to specified entities or types of entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; (7) a transfer of publicly-traded stock of a direct or indirect equity holder in the borrower; (8) transfers of interests in the related borrower approved by the lender, which approval is subject to delivery of Rating Agency Confirmation from each of the Rating Agencies; or (9) other transfers similar in nature to the foregoing.

Furthermore, upon satisfaction of certain conditions set forth in the related mortgage loan documents, certain individual mortgage loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their “due-on-sale” or “due-on-encumbrance” provisions. See “—Subordinate and/or Other Financing” below.

The master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any “due-on-sale” or “due-on-encumbrance” clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the pooling and servicing agreement.

Encumbered Interests

In the case of Ninety-two (92) of the mortgaged properties, representing security for 88.2% of the Cut-off Date Pool Balance, the borrower’s interest in the related mortgaged property consists of a fee interest (and we consider the borrower’s interest in a mortgaged property to be a fee interest if the borrower’s interest consists of overlapping fee and leasehold interests). In the case of two (2) mortgaged properties representing security for 3.3% of the Cut-off Date Pool Balance, the borrower’s interest in the related mortgaged property consists of a fee interest in a portion of the mortgaged property and a leasehold interest in another portion of the mortgaged property.

See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this free writing prospectus.

Subordinate and/or Other Financing

The following paragraphs summarize information regarding existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

Property-Secured Financing and Mezzanine and Similar Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

None of the mortgage loans have any additional mortgage indebtedness secured by the related mortgaged property.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as the Puck Building (the “Puck Building Mortgage Loan”), which represents 7.8% of the Cut-off Date Pool Balance, BCA CM LLC made a mezzanine loan, (the “Puck Building Mezzanine Loan”) to the holders of ownership interests in the related borrower, which mezzanine loan is secured by the direct or indirect equity interests in such borrower. The Puck Building Mezzanine Loan has an outstanding Cut-off Date Principal Balance of $10,000,000, an interest rate (i) from and after the origination date and to and including the third anniversary thereof, of 10.000% per annum and (ii) thereafter, of 12.000% per annum, and a maturity date of July 1, 2021.  The Puck Building Mezzanine Loan provides for no amortization and for interest-only payments for its entire term to maturity. The rights of the holders of the Puck Building Mortgage Loan and the Puck Building Mezzanine Loan are governed by the terms of an intercreditor agreement, which provides, among other things, that the Puck Building Mezzanine Loan is subordinate to the Puck Building Mortgage Loan and that no payments will be made on the Puck Building Mezzanine Loan from funds derived from the related mortgaged property upon an event of default under the Puck Building Mortgage Loan that remains uncured after applicable cure periods. Under the terms of the intercreditor agreement, the lender under the Puck Building Mezzanine Loan (i) has the right to purchase the Puck Building Mortgage Loan if the Puck Building Mortgage Loan becomes a specially serviced mortgage loan, is accelerated or becomes the subject of an enforcement action, (ii) has cure rights with respect to the Puck Building Mortgage Loan, (iii) has the right to consent to certain modifications to the Puck Building Mortgage Loan and (iv) is not prohibited from proceeding against its separate collateral. The purchase price required to be paid in connection with such a purchase contemplated by clause (i) of the prior sentence is equal to the outstanding principal balance of the Puck Building Mortgage Loan, together with accrued and unpaid non-default interest on, and all unpaid servicing expenses and advances relating to, the Puck Building Mortgage Loan. The purchase price may also include payment of a liquidation fee in certain circumstances. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation” in this free writing prospectus.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Overlook at the Rim (the “Overlook at the Rim Mortgage Loan”), which represents 1.6% of the Cut-off Date Pool Balance, Wells Fargo Bank, National Association made a mezzanine loan (the “Overlook at the Rim Mezzanine Loan”) to the holders of ownership interests in the related borrower, which mezzanine loan is secured by the direct or indirect equity interests in such borrower. The Overlook at the Rim Mezzanine Loan has an outstanding Cut-off Date Principal Balance of $5,000,000, an interest rate of 4.650% per annum through and including December 31, 2011 and an interest rate of 10.000% from and after January 1, 2012, and a maturity date of July 1, 2016, and provides for scheduled interest only payments to be made thereon regardless of the amount of excess cash flow. The rights of the holders of the Overlook at the Rim Mortgage Loan and the Overlook at the Rim Mezzanine Loan are governed by the terms of an intercreditor agreement that provides, among other things, that the Overlook at the Rim Mezzanine Loan is subordinate to the Overlook at the Rim Mortgage Loan and that no payments will be made on the Overlook at the Rim Mezzanine Loan from funds derived from the related mortgaged property upon an event of default under the Overlook at the Rim Mortgage Loan that remains uncured after applicable cure periods for the lender under the Overlook at the Rim Mezzanine Loan. Under the terms of the intercreditor agreement, the lender under the Overlook at the Rim Mezzanine Loan (i) has the right to purchase the Overlook at the Rim Mortgage Loan following certain events of default on the Overlook at the Rim Mortgage Loan or if the Overlook at the Rim Mortgage Loan becomes specially serviced, is accelerated or becomes the subject of an enforcement action, (ii) has cure rights with respect to the Overlook at the Rim Mortgage Loan, (iii) has the right to consent to certain modifications to the Overlook at the Rim Mortgage Loan, (iv) is not prohibited from proceeding against its separate collateral and (v) is not prohibited from filing bankruptcy against the mezzanine borrower. The purchase price required to be paid in connection with such a purchase contemplated by clause (i) of the prior sentence is equal to the outstanding principal balance of the Overlook at the Rim Mortgage Loan, together with accrued and unpaid non-default interest on, and all unpaid servicing expenses and advances relating to, the Overlook at the Rim Mortgage Loan. The purchase price may also include payment of a liquidation fee in certain circumstances. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation” in this free writing prospectus.

The following table sets forth certain combined loan-to-value ratio and debt service coverage ratio information for the mortgage loans that have related mezzanine indebtedness outstanding.
Loan Name	Cut-off Date Principal Balance of Mortgage Loan	Cut-off Date Principal Balance of Secured Subordinate Debt	Aggregate Cut-off Date Balance of Aggregate Indebtedness	Cut-off Date LTV Ratio of Aggregate Indebtedness(1)	Mortgage Loan Interest Rate	Subordinate Debt Interest Rate	U/W Debt Service Coverage Ratio for Aggregate Indebtedness(2)
Puck Building(3)	$85,000,000	$10,000,000	$95,000,000	67.9%	5.353%	10.000%	1.06	x
Overlook at the Rim(4)	$18,000,000	$5,000,000	$23,000,000	70.0%	4.650%	10.000%	1.99	x

(1)
The combined cut-off date loan-to-value ratio of the mortgage loan and mezzanine loan is equal to the ratio of their aggregate Cut-off Date Principal Balances to the Appraised Value of the related mortgaged property(ies).

(2)
The combined underwritten debt service coverage ratio of the mortgage loan and/or mezzanine loan is equal to the ratio of the Underwritten Net Cash Flow for the related mortgaged property(ies) to the sum of the annual debt service due under the mortgage loan and the annual debt service due under the mezzanine loan.

(3)
The Puck Building Mezzanine Loan bears interest at an interest rate that increases to 12.00% after 36 months following origination. The combined U/W Debt Service Coverage Ratio based on the mortgage loan and the mezzanine loan assuming a 10.00% rate for the life of the mezzanine loan is 1.06x and the combined U/W Debt Service Coverage Ratio based on the mortgage loan and the mezzanine loan assuming a 12.00% rate for the life of the mezzanine loan is 1.03x.

(4)
The Overlook at the Rim Mezzanine Loan has an interest rate that increases to 10.000% if the Overlook at the Rim Mezzanine Loan is not paid off on or prior to December 31, 2011. The combined U/W Debt Service Coverage Ratio for Aggregate Indebtedness based on the mortgage loan and the Overlook at the Rim Mezzanine Loan assuming a 4.650% rate for the life of the Overlook at the Rim Mezzanine Loan is 2.44x and the combined U/W Debt Service Coverage Ratio for Aggregate Indebtedness based on the mortgage loan and the Overlook at the Rim Mezzanine Loan assuming a 10.000% rate for the life of the Overlook at the Rim Mezzanine Loan is 1.95x. In addition, if the mezzanine debt is not retired on or prior to December 31, 2011, all excess cash flow after all debt service payments will be applied toward amortizing the mezzanine debt.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

No borrower is permitted, without the consent of the lender, to incur additional mortgage indebtedness secured by the related mortgaged property in the future.

Certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower in the future. The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut- off Date Balance	% of Cut-off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)		Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Poughkeepsie Galleria II	$8,464,724	0.8%	N/A	Yes	1.30	x	75%	Yes

(1)
Indicates the maximum principal amount (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related mortgage loan documents. Except as otherwise noted in connection with a mortgage loan, the determination of the loan-to-value ratio must be based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates.

Other Additional Financing

The mortgage loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without lender consent.

Some of the mortgage loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. The loan documents for such mortgage loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the loan documents but do not prohibit a change in control in the event of a permitted foreclosure. For example, see the summaries of The Domain and the Arbor Walk and Palms Crossing mortgage loans, representing 19.0% and 7.5%, respectively, of the Cut-off Date Pool Balance, in the “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus, for a description of such permitted lines of credit or credit facilities with respect to those mortgage loans.

In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis. For example, in the case of the mortgage asset secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Overlook at the Rim, representing 1.6% of the Cut-off Date Pool Balance, the borrower’s sponsor (and parent of the mezzanine borrower) executed an unsecured subordinate note to an affiliate in the original principal amount of $9,000,000 that, by its terms, is expressly subordinate to the Overlook at the Rim mortgage loan the related $5,000,000 mezzanine loan.

Prospective investors should assume that all or substantially all of the mortgage loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the mortgage loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables and unsecured indebtedness in the ordinary course of business.

Cash Management Agreements/Lockboxes

Fifty-four (54) of the mortgage loans, representing 90.6% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management or lockbox arrangement.

Annex A-1 to this free writing prospectus sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following is a description of each type of provision:

●
Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and then applied by servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related mortgaged property. Generally, excess funds may then be remitted to the related borrower.

●
Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related mortgaged property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●
Soft/Upfront Cash Management. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related mortgaged property. Generally, excess funds may then be remitted to the related borrower.

●
Soft/Springing Cash Management. Revenue from the related mortgaged property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a “trigger” event, the mortgage loan documents will require the related borrower to instruct tenants, other payors and/or the property manager to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related mortgage loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related mortgaged property are to be forwarded or otherwise made available to the related borrower.

●
Springing (With Established Account). A lockbox account is established at origination. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related mortgaged property. Excess funds may then be remitted to the related borrower.

●
Springing (Without Established Account). No lockbox account or agreement is established at origination. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related mortgaged property. Excess funds may then be remitted to the related borrower.

●
None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related mortgage loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust Fund.

Hazard Insurance

Each borrower under a mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a mortgage loan, a material portion of the borrower owned improvements on a mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

In some cases, the mortgage loans allow hazard insurance to be provided under blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the Trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the Trust.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this free writing prospectus for a description of the obligations of the master servicer and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Tenant Matters

Described below is certain additional factual information regarding tenants at the mortgaged properties securing the mortgage loans.

●	Thirteen (13) mortgaged properties, the aggregate allocated loan amounts of which represent 10.0% of the Cut-off Date Pool Balance, are each leased to a single tenant.

●
See “Risk Factors—Risks Relating to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates”.

In the case of many of the mortgage loans, all or a substantial portion (which may exceed a majority) of the tenant leases (or ground leases) at the mortgaged property expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan’s maturity date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan’s maturity date. See “Risk Factors—Risks Related to the Mortgage Loans—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus and “Risk Factors—Future Cash Flow and Property Values Are Not Predictable” in the accompanying prospectus.

●
Some of the mortgaged properties that are office, industrial or retail properties, or mixed-use properties that are used for office, industrial or retail purposes, may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease. See “Risk Factors—Risks Related to the Mortgage Loans —Special Risks of Mortgage Loans Secured by Office Properties”, “—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities” and “—Special Risks of Mortgage Loans Secured by Retail Properties” in the accompanying prospectus.

●
Certain of the multifamily rental properties have material tenant concentrations of students or military personnel (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

●
Certain of the multifamily rental properties and manufactured housing community properties consist of senior housing. See “Risk Factors— Risks Related to the Mortgage Loans —Special Risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Mortgage Loans Secured by Healthcare-Related Properties” in the accompanying prospectus.

●	Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

●	Certain of the multifamily rental properties and manufactured housing community properties are subject to local rent control and rent stabilization laws.

●
There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the five largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

●
Certain of the mortgaged properties have tenants that have signed leases or executed letters of intent, but are not in occupancy or paying rent. See “Risk Factors—Risks Related to the Mortgage Loans—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

●	Certain of the anchor tenants (or shadow anchor tenants) at retail mortgaged properties may be dark.

●
Certain of the tenants at the mortgaged properties may have co-tenancy provisions that may entitle material tenants to terminate their leases or to otherwise stop paying rent under certain circumstances. See “Risk Factors—Risks Related to the Mortgage Loans—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

●
In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property. Although in many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are frequently not subject to the related mortgage or remain applicable to a deed in lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer. As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected. See “Risk Factors—Risks Related to the Mortgage Loans—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment”.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this free writing prospectus for illustrative purposes only and reflects calculations based on the “as-is” appraised value in each case. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus. None of these appraisals are more than 9 months old as of the cut-off date. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.

Environmental Assessments

Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under “—Environmental Insurance” below, all of the mortgaged properties securing the mortgage loans were subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification. None of these environmental assessments are more than 9 months old as of the cut-off date. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this free writing prospectus.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related mortgage loan or in connection with this offering. None of these engineering reports are more than 9 months old as of the cut-off date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency. See “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this free writing prospectus.

Seismic Review Process

In general, except for certain manufactured housing community properties, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). No such PML, PL or SEL exceeded 20%.

Zoning and Building Code Compliance

Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a mortgaged property or a particular portion thereof. Other violations may be known to exist at any particular mortgaged property, but in each such instance the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

In some cases the improvements at a mortgaged property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance might have been obtained to cover losses arising from any required removal of such building(s). Where the property as currently operated is a permitted nonconforming use and/or structure, the related mortgage loan seller generally conducted an analysis as to—

●	the likelihood that a material casualty would occur that would prevent the mortgaged property from being rebuilt in its current form, and

●
whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire mortgage loan or, taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

Environmental Insurance

In the case of one mortgage loan identified on Annex A-1 to this free writing prospectus as Patriot Tech Center, representing 2.5% of the Cut-off Date Pool Balance, the related mortgage loan seller has been added to the borrower’s environmental insurance policy as an additional insured to provide coverage to the holder of the mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property. The mortgage loan seller’s position as additional insured will be assigned to the Trust. The premiums for this policy have been or, as of the Closing Date, will have been paid in full.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 1680-1700 East Touhy Avenue, representing 0.6% of the Cut-off Date Pool Balance, an environmental insurance policy in favor of C-III Commercial Mortgage LLC and its successors and assigns was obtained in lieu of an environmental indemnity from a borrower principal or a high net worth entity or individual separate from the borrower. The policy provides coverage generally for the following losses, subject to the coverage limits discussed below, and further subject to several conditions, limitations and exclusions as referred to under “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this free writing prospectus:  if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the subject mortgaged property, the insurer will pay the lesser of a specified amount and the amount of such claim. The policy has a 7-year term and an aggregate limit of liability of $7,000,000. The 1680-1700 East Touhy Avenue mortgage loan has a 5-year term.

In general, the master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued.

Loan Purpose

Fifty-eight (58) of the mortgage loans, securing 86.7% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Seventeen (17) of the mortgage loans, securing 13.3% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s acquisition of the mortgaged property(ies) that secures such mortgage loan.

Additional Mortgage Loan Information

For purposes of the statistical information regarding the mortgage loans set forth in this free writing prospectus, including the Annexes hereto:

(1)	“ADR” means, with respect to any hospitality property, the average daily rate.

(2)
“Appraised Value” means, for any mortgaged property securing a mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state an “as-stabilized” value and/or “as-renovated” value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation

(3)
or other repositioning of such properties. The “as-is” value is presented as the Appraised Value in this free writing prospectus, except where we specifically state otherwise. See the footnotes to Annex A-1 of this free writing prospectus.

“Cash Flow Analysis” is, with respect to the one or more mortgaged properties securing a mortgage loan among the ten largest mortgage loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions. For this purpose:

●
“Effective Gross Income” means, with respect to any mortgaged property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●
“Total Expenses” means, with respect to any mortgaged property, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related mortgaged property securing each mortgage loan appear in each Cash Flow Summary contained in the “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited or unaudited financial statements provided by the borrowers. The historical information in the Cash Flow Summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited or unaudited financial statements furnished by the respective borrowers which has not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)
“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus. See also the footnotes to Annex A-1 in this free writing prospectus. Because the Appraised Values of the mortgaged properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each mortgaged property. In a declining real estate market, the appraised value of a mortgaged property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a mortgage loan may be higher than the Cut-off Date LTV Ratio that we present in this free writing prospectus, even after taking into account amortization since origination. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus. The Cut-off Date Loan-to-Value Ratio information for the mortgage loans contained in any group of cross-collateralized mortgage loans, if any, is calculated on the basis of the aggregate Cut-off Date Principal Balance of all those mortgage loans and the aggregate Appraised Value of all the related mortgaged properties securing the group. No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale of that property.

(5)	“Cut-off Date Pool Balance” means the aggregate of the Cut-off Date Principal Balances of all the mortgage loans.

(6)
“Cut-off Date Principal Balance” or “Cut-off Date Balance” means, with respect to any mortgage loan, the outstanding principal balance thereof as of the close of business on its cut-off date, after application of all payments due on or before such date, whether or not received.

(7)
“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in Annex A-1 to this free writing prospectus. In the case of mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of principal and interest payments is used as the annual debt service. In the case of any mortgage loan that provides for payments of interest-only for its entire term, 12 months of interest-only payments is used as the annual debt service. The Underwritten Debt Service Coverage Ratio for the mortgage loans contained in any group of cross-collateralized mortgage loans, if any, is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those mortgage loans.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a mortgaged property’s ability to service the mortgage debt over the entire remaining loan term. See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this free writing prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this free writing prospectus accurately reflect that ability.

(8)
“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date, to (b) the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus. Because the Appraised Values of the mortgaged properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each mortgaged property. In a declining real estate market, the appraised value of a mortgaged property may have decreased from the appraised value determined at origination and the current actual loan-to-value ratio at maturity of a mortgage loan may be higher than the LTV Ratio at Maturity that we present in this free writing prospectus. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.

(9)	“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon mortgage loan, the payment of principal due upon its stated maturity date.

(10)
“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain mortgage loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting. In the case of some of the mortgage loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within six to twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this free writing prospectus.

(11)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a mortgaged property.

(12)
“Prepayment Provisions” denotes a general summary of the provisions of a mortgage loan that restrict the ability of the related borrower to voluntarily prepay the mortgage loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a mortgaged property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or Yield Maintenance Charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●
“D(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of the related mortgaged property.

●
“L(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●
“O(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“YM(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“D(#) or @%” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that mortgage loan in order to obtain a release of the related mortgaged property or during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●
“GRTR of @% or YM(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(13)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(14)	“Remaining Term to Maturity” means, with respect to any mortgage loan, the number of months from the cut-off date to the stated maturity date.

(15)
“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the assumed revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each commercial mortgaged property other than multifamily, self-storage and hospitality properties, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greatest of (a) actual current vacancy at the related mortgaged property, (b) current vacancy according to third party provided market information or at comparable properties in the same or similar market as the related mortgaged property, and (c) 5%. In determining revenue for multifamily, manufactured housing community and self-storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or come combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third party provided market information or daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each mortgaged property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 6% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the mortgaged properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are:  (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $50 per pad per year, depending on the condition of the property; and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues. In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third party provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the mortgage loans, the calculation of Underwritten Net Cash Flow for the related mortgaged properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within six to twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a mortgaged property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. We cannot assure you that the assumptions made with respect to any mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a mortgaged property may be less than the Underwritten Net Cash Flow presented with respect to that property in this free writing prospectus. In addition, the underwriting analysis of any particular mortgage loan as described herein by a particular mortgage loan seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.

(16)	“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” means, with respect to any mortgage loan, the related Underwritten NCF divided by the Cut-off Date Principal Balance of that mortgage loan.

(17)
“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.

(18)	“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any mortgage loan, the related Underwritten NOI divided by the Cut-off Date Principal Balance of that mortgage loan.

(19)
You should review the footnotes to Annex A-1 in this free writing prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the mortgage loans.

(20)
References to “weighted averages” of the mortgage loans in the mortgage pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the mortgage loans.

(21)
If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this free writing prospectus, including information in Annexes A-1 and A-3 to this free writing prospectus is derived from audited or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a mortgage loan and subject to the same adjustments and considerations as described above with respect to the ten largest mortgage loans under the definition of “Cash Flow Analysis”.

Generally, the loan documents with respect to the mortgage loans require the borrowers (in some cases, upon request) to provide the related lender (such as the Trust) with annual operating statements and rent rolls.

Exceptions to Underwriting Guidelines

The mortgage loan sellers have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Partners—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Assignment of the Mortgage Loans

On or before the Closing Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the Trust Fund, and we will transfer to the Trust Fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described below in this “—Assignment of the Mortgage Loans” section. See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

In connection with the transfers of the mortgage loans, the mortgage loan sellers will be required to deliver to the custodian on behalf of the trustee, the following documents, among others:

●	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

●	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

●	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

●	either—

1.
an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

●	either—

1.
an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

●
an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy; and

●	if a material portion of the interest of the borrower in the related mortgaged property consists of a leasehold interest, the original or a copy of the related ground lease.

The pooling and servicing agreement and/or the respective mortgage loan purchase agreements will specify the dates by which these documents and instruments must be delivered. All promissory notes must be in the possession of the custodian on the Closing Date. Each promissory note must be endorsed to the trustee, in that capacity, for the registered holders of the certificates or in blank. Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the trustee, in that capacity, for the registered holders of the certificates.

The custodian is required to hold all of the documents delivered to it with respect to the mortgage loans on behalf of the trustee, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the custodian will be further required to conduct a review of those documents. The scope of the custodian’s review of those documents will, in general, be limited solely to confirming that they have been received. No party to the pooling and servicing agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If—

●	any of the documents required to be delivered by a mortgage loan seller to the custodian is not delivered or is otherwise defective, and

●
that omission or defect materially and adversely affects the interests of the certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the certificates or on the value of those certificates, then the omission or defect will constitute a material document defect. The pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital, its affiliate, Basis Investment) with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Additionally, in connection with the transfer of the mortgage loans to the Trust Fund, one or more of the mortgage loan sellers may retain, either directly or through an affiliate, a portion of the certificates issued at closing.

Representations and Warranties

As of the Closing Date, each mortgage loan seller will make, with respect to each of the mortgage loans sold to us by that mortgage loan seller, the representations and warranties set forth on Annex B-1 to this free writing prospectus, subject to the exceptions set forth on Annex B-2 to this free writing prospectus.

The representations and warranties made by each mortgage loan seller as described on Annex B-1, subject to the exceptions set forth on Annex B-2 to this free writing prospectus, will be assigned by us to the trustee under the pooling and servicing agreement. If—

●	there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

●	that breach materially and adversely affects the interests of the certificateholders in the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each mortgage loan purchase agreement, together with the related representations and warranties and the corresponding exceptions, serves to contractually allocate risk between the related mortgage loan seller, on the one hand, and the Trust Fund, on the other. We present the related representations and warranties and any related exceptions herein in this free writing prospectus for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the mortgage loans, mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present in this free writing prospectus. Further, whether a particular mortgage loan seller elects to take an exception to a representation and warranty is determined by the nature of its related mortgage loans, the mortgage loan seller’s interpretation of the requirements of the related representation and warranties and the terms and conditions of the mortgage loans as well as the mortgage loan seller’s risk tolerance. As a result, the fact that one mortgage loan seller has elected not to take an exception to a particular representation or warranty where another mortgage loan seller, or each other mortgage loan seller, has elected to take an exception, should not imply anything about the specific characteristics of that mortgage loan seller’s collateral.

No party to the pooling and servicing agreement or any other person is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under “—Representations and Warranties” above, or a material document defect with respect to any of those mortgage loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable mortgage loan seller (or, in the case of mortgage loans sold by

Basis Real Estate Capital, Basis Investment) will be required to take one of the following courses of action:

●	cure the material breach or the material document defect in all material respects;

●	repurchase the affected mortgage loan at the applicable Purchase Price; or

●
prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected mortgage loan with a substitute mortgage loan that satisfies the terms of the related mortgage loan purchase agreement, including without limitation, that—

1.	has comparable payment terms to those of the mortgage loan that is being replaced, and

2.	is acceptable to the subordinate class representative (during any Subordinate Control Period or Collective Consultation Period).

If the applicable mortgage loan seller replaces one mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the Trust Fund the amount, if any, by which—

●	the Purchase Price, exceeds

●	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the Trust.

The time period within which the applicable mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of discovery by the applicable mortgage loan seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the pooling and servicing agreement. However, in most cases (but not all), if the mortgage loan seller (or, where applicable, Basis Investment) is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

In lieu of a mortgage loan seller repurchasing, substituting or curing a material breach or material document defect, to the extent that the mortgage loan seller and the special servicer on behalf of the Trust (with the consent of the subordinate class representative to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the mortgage loan seller to the special servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects. A Loss of Value Payment may not be made with respect to a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

If a mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the mortgage loan is part of a group of cross-collateralized mortgage loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other mortgage loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

●
the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event under the pooling and servicing agreement, and

●	both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected mortgage loans (and not the other loans in the group):

1.
the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans) set forth in Annex A-1 to this free writing prospectus, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

2.
the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Annex A-1 to this free writing prospectus plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%.

The obligations of each of the mortgage loan sellers (and, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan transferred by that mortgage loan seller to the Trust Fund. However, if the breach of any representation or warranty of a mortgage loan seller is based on whether a borrower is required to pay a specified expense under the terms of the related mortgage loan documents, then the payment of that expense by the applicable mortgage loan seller will constitute the sole remedy for that breach.

With respect to the Royal Bank of Scotland, each reference in this section and throughout this free writing prospectus to the obligations of each mortgage loan seller to cure, repurchase, substitute or make Loss of Value Payments, in connection with any material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, applies only to the entity (that is, either The Royal Bank of Scotland plc or RBS Financial Products Inc.) that sold the subject mortgage loan to the trust. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—The Royal Bank of Scotland” in this free writing prospectus.

No person other than the related mortgage loan seller (and, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution/payment or other remedial obligations.

A mortgage loan seller (and, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties. We cannot assure you that a mortgage loan seller (and, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) has or will have sufficient assets with which to fulfill any obligations on its part that may arise. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

Expenses incurred by the master servicer, the special servicer, the certificate administrator and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of the collection account.

Changes in Mortgage Pool Characteristics

The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut–off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the depositor or any mortgage loan seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this free writing prospectus. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

A Current Report on Form 8–K describing any material changes to the composition of the mortgage pool will be available to purchasers of the offered certificates shortly after the Closing Date.

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized pooling and servicing agreement, and other material agreements relating to this offering, with the U.S. Securities and Exchange Commission (the “SEC”) on or before the date we file any prospectus supplement ultimately filed with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The issuing entity with respect to the offered certificates will be the WFRBS Commercial Mortgage Trust 2011-C5 (the “Trust”). The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and engaging in any other activities described generally in this free writing prospectus. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the collection account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The pooling and servicing agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this free writing prospectus. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicer and the special servicer.

The only assets of the Trust other than the mortgage loans and any REO Properties are the distribution account, the collection account, the other accounts maintained pursuant to the pooling and servicing agreement, the short-term investments in which funds in the collection account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this free writing prospectus. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this free writing prospectus, and indemnity obligations to the trustee, the certificate administrator, the master servicer and the special servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the Trust would be characterized as a “business trust” is not possible.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the Trust for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the master servicer, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

The Royal Bank of Scotland

General

The Royal Bank of Scotland, as used herein, refers to two affiliated companies:  The Royal Bank of Scotland plc, which contributed 18 mortgage loans representing 60.9% of the Cut-off Date Pool Balance, and RBS Financial Products Inc., which contributed 3 mortgage loans representing 7.0% of the Cut-off Date Pool Balance. The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of RBS Holdings, Inc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc and RBS Financial Products Inc. are indirect subsidiaries of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., one of the underwriters. The principal offices of The Royal Bank of Scotland in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

The Royal Bank of Scotland’s Commercial Mortgage Securitization Program

The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990. The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that The Royal Bank of Scotland originates:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self-storage and industrial properties. These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing Trust Fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on September 30, 2011, The Royal Bank of Scotland affiliates were the sponsors of 35 commercial mortgage-backed securitization transactions. Approximately $40.9 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by The Royal Bank of Scotland affiliates for the years ending on December 31, 2009 and 2010 and the period from January 1, 2011 through September 30, 2011. The Royal Bank of Scotland and its affiliates have not sponsored the securitization of any floating rate commercial or multifamily mortgage loans since 2007.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2011(1)	$1,360,225,178
2010	$237,100,000
2009	$0

(1)	Through September 30, 2011

The Royal Bank of Scotland’s Underwriting Standards

Each of the mortgage loans originated by The Royal Bank of Scotland was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. The Royal Bank of Scotland originates mortgage loans principally for securitization.

General.  The Royal Bank of Scotland originates commercial mortgage loans from its headquarters in Stamford, Connecticut as well as from its origination offices in Chicago, Illinois, Irvine and Los Angeles, California and Atlanta, Georgia. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least two or more members of The Royal Bank of Scotland’s credit committee, depending on the size of the mortgage loan.

In the case of the mortgage loan identified on Annex A-1 to this free writing prospectus as Bed Bath & Beyond, representing 0.3% of the Cut-off Date Pool Balance, The Royal Bank of Scotland, the mortgage loan seller, delegated certain of its underwriting and origination functions to Skymar Capital Corporation, including the preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by The Royal Bank of Scotland. These functions were all performed in substantial accordance with the mortgage loan approval procedures described herein.

The mortgage loan was funded entirely by The Royal Bank of Scotland using documentation approved by The Royal Bank of Scotland for mortgage loans intended for securitization.

Loan Analysis.  Generally, The Royal Bank of Scotland performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of The Royal Bank of Scotland. The borrower’s and property manager’s experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated by The Royal Bank of Scotland must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  The Royal Bank of Scotland’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by The Royal Bank of Scotland may vary from these guidelines.

Escrow Requirements.  Generally, The Royal Bank of Scotland requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by The Royal Bank of Scotland are as follows (see Annex A 1 to this free writing prospectus for instances in which reserves were not taken):

●
Taxes— Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Insurance— If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. The Royal

Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. The Royal Bank of Scotland relies on information provided by an independent engineer to make this determination. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, The Royal Bank of Scotland generally requires that at least 115% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●
Tenant Improvement/Lease Commissions— In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Other Factors—Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—The Royal Bank of Scotland’s Underwriting Standards” above, one or more of the mortgage loans originated by The Royal Bank of Scotland may vary from, or do not comply with, The Royal Bank of Scotland’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans, The Royal Bank of Scotland or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to The Royal Bank of Scotland’s underwriting guidelines described above in respect of its mortgage loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

The information set forth under this sub-heading has been provided by The Royal Bank of Scotland. None of the depositor, the underwriters or any other person, other than The Royal Bank of Scotland, makes any representation or warranty as to the accuracy or completeness of such information.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE:  WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December, 2007, Wells Fargo Bank originated approximately 5,360 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. Since the beginning of 2010, Wells Fargo Bank originated approximately 126 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $2.6 billion, which were included in 4 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self-storage properties.

Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. For the twelve-month period ended September, 2011, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.1 billion.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, security administrators and trustees in a wide array of securitization transactions.

See “The Sponsor” in the accompanying prospectus.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General.  Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

In the case of the mortgage loan identified on Annex A-1 to this free writing prospectus as Agilent Technologies – Folsom, CA, representing 0.4% of the Cut-off Date Pool Balance, Wells Fargo Bank, as mortgage loan seller, delegated certain of its underwriting and origination functions to Principal Real Estate Investors, LLC, an affiliate of Principal Life Insurance Company pursuant to a program of agreed-upon underwriting and closing procedures, including the preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by Wells Fargo Bank.

These functions were all performed in accordance with the loan approval procedures described herein in all material respects. The loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis.  Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the historical property operating statements (if available), rent rolls, operating budgets (if available), a projection of future performance, (if available), and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval.  Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more—depending on loan size—officers of Wells Fargo Bank, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments.  Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this free writing prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund. For specific details on the calculations of debt service coverage ratios in this free writing prospectus, see “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Escrow Requirements.  Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if, (i) the borrower maintains a blanket insurance policy, or (ii) if a single tenant property and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  One or more of Wells Fargo’s mortgage loans may vary from the specific Wells Fargo’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo’s mortgage loans, Wells Fargo or another originator may not have applied each of the specific  underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the mortgage loans was originated with any material exceptions from Wells Fargo’s underwriting guidelines and procedures.

The information set forth under this sub-heading has been provided by Wells Fargo Bank. None of the depositor, the underwriters, or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group LLC (“Basis” or “Basis Investment”). Basis is a privately-held company that commenced operations in January of 2009. Basis (and its direct and indirect subsidiaries) was formed to invest in commercial real estate debt. Basis is an affiliate of JEMB Realty Corporation. JEMB Realty Corporation and its affiliated partnerships and individual investors (“JEMB”) have been in business for over 30 years. According to its consolidated balance sheet (unaudited), as of August 31, 2011, JEMB’s asset base was in excess of $1 billion with net equity of approximately $2 billion. Basis, together with JEMB, is a multi-strategy real estate investment platform that owns and manages approximately eight million square feet of commercial real estate (located in both the U.S. and Canada) and originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity. The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 1602, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility. The mortgage loans that Basis Real Estate Capital will be selling to the depositor (the “Basis Mortgage Loans”) are subject to such repurchase facility. Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the fourth commercial mortgage securitization to which Basis and its affiliates are contributing loans. However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

During 2010 and through the first nine months of 2011, Basis contributed approximately $230,092,000 of mortgage loans to multiple commercial mortgage securitizations. Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States. The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans. The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, Basis will conduct its own due diligence review. In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans to Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” above. In addition, Basis Investment has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the offered certificates.

Also, Basis is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii)

experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan. Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. Basis generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards. Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  All mortgage loans to be originated by Basis require approval by a loan credit committee which includes senior personnel from Basis. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis will be equal to or less than 75%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Basis may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Basis’ judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments.  Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties. Depending on the findings of the Phase I assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters. With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable cut-off date. Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties. Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this free writing prospectus.

Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable cut-off date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal.  An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals are performed during the 12-month period before the applicable cut-off date. The appraised value of the related property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report.  If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.  With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance.  The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk. For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”. In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans.  Some of Basis’ mortgage loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A-1 of this free writing prospectus and the related footnotes.

Escrow Requirements.  Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Basis are as follows:

●
Taxes— Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments. Basis may waive this escrow requirement under certain circumstances.

●
Insurance— If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to

●
provide Basis with sufficient funds to pay all insurance premiums. Basis may waive this escrow requirement under certain circumstances.

Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Basis may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation— Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Basis generally requires that at least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Basis may waive this escrow requirement under certain circumstances.

●
Tenant Improvement/Lease Commissions— In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  Notwithstanding the discussion under “—Basis’ Commercial Mortgage Loan Underwriting” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above. In addition, in the case of one or more of Basis’ mortgage loans, Basis or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Basis’ underwriting guidelines described above in respect of the Basis’ mortgage loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

The information set forth under this sub-heading has been provided by Basis. None of the depositor, the underwriters or any other person, other than Basis, makes any representation or warranty as to the accuracy or completeness of such information.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a sponsor of, and a seller of certain mortgage loans (the “C3CM Mortgage Loans”) into, the securitization described in this free writing prospectus. C3CM is a limited liability company organized under the laws of the state of Delaware on June 9, 2010. C3CM is a direct, wholly-owned subsidiary of C-III Capital Partners LLC (“C-III Parent”).

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010. C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”. The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing. The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States. Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations, acquisitions and securitizations of fixed rate and floating rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar year 2010 and the period from January 1, 2011 to October 18, 2011.

Originations, Acquisitions and Securitizations of Fixed Rate Multifamily, Manufactured Housing Community and Commercial Mortgage Loans

	2010(a)		2011(b)

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations	5	$30,090,000	26	$160,778,500
Acquisitions	0	$0	2	$8,830,000
Securitizations(c)	0	$0	17(d)	$126,159,223	(d)

(a)	C3CM was organized on June 9, 2010.
(b)	Through October 18, 2011.
(c)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.
(d)	Reflects one securitization transaction.

Originations, Acquisitions and Securitizations of Floating Rate Multifamily, Manufactured Housing Community and Commercial Mortgage Loans

	2010(a)		2011(b)

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations	5	$41,727,500	13	$155,013,500
Acquisitions	0	$0	1	$35,000,000
Securitizations(c)	0	$0	0	$0

(a)	C3CM was organized on June 9, 2010.
(b)	Through October 18, 2011.
(c)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM owns pending the securitization or other disposition of those loans.

This is the second commercial mortgage securitization to which C3CM is contributing loans. However, certain key principals and members of the management team of C3CM were officers at Lehman Brothers Holdings Inc. and Nomura Credit & Capital LLC where they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of multifamily, manufactured housing community and commercial mortgage loans over the past decade.

WF Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, is an investor in C-III Parent and, as such, holds an approximately 6% equity interest in C-III Parent. In addition, Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank, National Association and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”). All of the

C3CM Mortgage Loans are currently subject to such repurchase facility. C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, National Association, free and clear of any liens.

Also, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the C3CM Mortgage Loans. Those hedging arrangements will terminate in connection with the contribution of the C3CM Mortgage Loans to this securitization transaction.

Based on an unaudited Statement of Assets, Liabilities and Member’s Equity – Income Tax Basis as of June 30, 2011: (a) C3CM had total assets of $61,157,471, total liabilities of $5,121,885 and total member’s equity of $56,035,586 and (b) C3CM and its wholly-owned subsidiary, C3MF, had combined total assets of $73,559,161, combined total liabilities of $9,921,844, and combined total member’s equity of $63,637,316.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines described below.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee which includes senior executives of C-III Parent. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Additional Debt. Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that a member of the C-III Capital Group may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation, although such is not the case with the C3CM Mortgage Loans.

●
Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●
Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “-Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Generally, C3CM requires most borrowers to fund escrows for taxes and insurance, capital expenses and replacement reserves. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the loan documents which may include, but not be limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or satisfying other conditions. Generally, the required escrows for mortgage loans originated by C3CM are as follows:

●
Taxes— Typically, monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide C3CM with sufficient funds to satisfy all real estate taxes. C3CM may waive this escrow requirement under certain circumstances. In particular, no escrow is generally required if and to the extent that a sole or major tenant is obligated to pay the taxes.

●
Insurance— If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide C3CM with sufficient funds to pay all insurance premiums. C3CM may waive this escrow requirement under certain circumstances. In particular, no escrow is generally required if and to the extent that a sole or major tenant is obligated to maintain the insurance.

●	Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. C3CM may waive this escrow requirement under certain circumstances as described below.

●
Completion Repair/Environmental Remediation— Typically, a completion repair or remediation reserve is required where an environmental or engineering report identifies conditions requiring a material expenditure to remediate and recommends such remediation. Upon funding of the applicable mortgage loan, C3CM generally requires that at least 100% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. C3CM may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances as described below.

●
Tenant Improvements/Lease Commissions— In most cases involving retail and office properties, various significant tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Reserves for tenant improvements and lease commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. C3CM may waive this escrow requirement under certain circumstances as described below.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Acquired C3CM Mortgage Loans

One (1) C3CM Mortgage Loan, representing 0.3% of the Cut-off Date Pool Balance and secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Willows MHC, was (i) originated by 801 Capital Finance Company, LLC on loan document forms previously used by C3CM and (ii) acquired by C3CM at or about the time of origination. One (1) C3CM Mortgage Loan, representing 0.5% of the Cut-off Date Pool Balance and secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as TimBuck II, was (i) originated by Regions Bank on loan document forms previously used by C3CM and (ii) acquired by C3CM at or about the time of origination. Prior to its acquisition of each of these two (2) C3CM Mortgage Loans, C3CM re-underwrote the respective mortgage loans to confirm compliance with C3CM’s underwriting guidelines described under “—C3CM’s Underwriting Guidelines and Processes” above.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above. In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

General Electric Capital Corporation

General

General Electric Capital Corporation (“GECC”) was incorporated in 1943 in the State of New York and reincorporated in the State of Delaware in 2001. All of GECC’s outstanding common stock is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly-owned by General Electric Company (NYSE:  GE). Financing and services offered by GECC are diversified.

GECC operates in five operating segments:  Commercial Lending and Leasing, Consumer, Energy Financial Services, GE Capital Aviation Services and Real Estate (also known as “GE Capital Real Estate”). GECC’s operations are located in North America, South America, Europe, Australia and Asia. GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851-1168 and its telephone number is 203-840-6300.

GE Capital Real Estate

GECC originates mortgage loans for securitization through GE Capital Real Estate, the commercial real estate operating segment of GECC.

Through GE Capital Real Estate, GECC has been lending and investing in the commercial real estate industry for over 30 years. As of June 30, 2011, GE Capital Real Estate had total assets of $67.8 billion, including approximately $126 million of United States (“U.S.”) commercial and multifamily mortgage loans being held for securitization and approximately $36.8 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes. As of December 31, 2010, GE Capital Real Estate had total assets of $72.6 billion, including approximately $40.2 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes. A substantial portion of the assets held by GE Capital Real Estate are located outside the U.S., primarily in Europe and Asia.

As of July 2005, GE Capital Real Estate also includes a division known as Business Property, which originates single tenant and small business loans for its own portfolio and securitization and had total on-book assets of approximately $9.1 billion as of June 30, 2011. The information in the immediately preceding paragraph includes the assets of Business Property. The information below, however, does not include information regarding Business Property and does not reflect Business Property’s assets, its securitization program or its underwriting standards.

GE Capital Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations. Generally, GE Capital Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields and longer terms. Mortgage loans originated by GE Capital Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as mortgage loans initially bearing interest at a floating rate but that are later convertible into fixed rate loans or have structural features that would make them less desirable securitization candidates. Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria.

GE Capital Real Estate’s Securitization Program

GECC, through GE Capital Real Estate, commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Capital Real Estate that were included in securitizations in 1997 was approximately $600 million. As of September 30, 2011, GE Capital Real Estate had originated in the aggregate since 1997, approximately $22.8 billion of U.S. commercial and multifamily mortgage loans that have been included in 40 securitizations (3 of which were wholly private transactions), including approximately $12.6 billion of U.S. fixed rate loans that were included in 19 securitizations in which GE Commercial Mortgage Corporation or another affiliate of GECC acted as depositor, approximately $9.4 billion of U.S. fixed rate loans that were included in 19 securitizations in which an unaffiliated entity acted as depositor and approximately $820 million of U.S. floating rate loans that were included in 2 securitizations in which an affiliate of GECC acted as depositor. GE Capital Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Capital Real Estate for securitization are office, multifamily and retail properties. However, GE Capital Real Estate also originates mortgage loans secured by industrial, manufactured housing communities, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

GE Capital Real Estate’s Commercial Mortgage Loan Underwriting

General. GECC, through GE Capital Real Estate, originates commercial mortgage loans through approximately nine offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are separate from loan origination.

Loans originated by GE Capital Real Estate generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. For example, the strength of certain underwriting metrics on a particular loan may allow adjusting other metrics for that loan. These underwriting guidelines are general, and due to the unique nature of each loan we cannot assure you that every loan originated by GE Capital Real Estate will comply in all respects with the maximum range of these guidelines. The process and consideration of each mortgage loan are tailored to meet the specific needs of different collateral types.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this free writing prospectus and the other subsections of this “Transaction Parties” section. See also “Description of the Mortgage Pool—Representations and Warranties” including the related exceptions thereto.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) additional or increased elements of recourse included in the loan.

Loan Analysis. All GE Capital Real Estate credit underwriting is performed by GE Capital Real Estate risk-management employees.  GE Capital Real Estate performs both a credit analysis and a collateral analysis with respect to each mortgage loan, the loan applicant sponsorship, and the real estate that will secure the loan. The credit analysis of the borrower/sponsor(s) includes a review of third party background reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of, in each case to the extent applicable, the historical property operating statements, rent rolls or other occupancy summary, operating budgets and a review of tenant leases. Historical cash flow verification is typically performed by third-party consultants and reviewed by GE Capital Real Estate underwriting staff. Anchor leases are reviewed by GE Capital Real Estate underwriting staff. A member of the GE Capital Real Estate underwriting staff conducts a site inspection to analyze the market, and assess the utility of the mortgaged property within the market and ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. For loans originated for securitization, GE Capital Real Estate requires third party appraisals, as well as environmental assessments, engineering assessments and, if applicable, seismic reports. Each report is reviewed for acceptability by a GE Capital Real Estate staff member. The results of these reviews are incorporated into the underwriting report.

Since underwriting is done prior to the closing of the mortgage loan,  we cannot assure you that such financial, occupancy and other information will remain accurate after the loan has closed.

Loan Approval. Prior to loan closing, all mortgage loans must be approved by GE Capital Real Estate’s credit committee (the make-up of which varies by loan size and other factors). The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. GE Capital Real Estate’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80% at the time of loan closing for loans originated for securitization, provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, in addition to the general considerations mentioned above, tenant credit and lease terms, reserves and escrows, amortization period and historical performance may justify an adjustment to these metrics.

For loans originated for securitization, the debt service coverage ratio is calculated based on Underwritten Net Cash Flow and the loan’s combined principal and interest or interest only constant payment at origination. In addition, GE Capital Real Estate’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments for the entire loan term, or for an interest-only period during a portion of the term of the mortgage loan. In addition, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and loan to value ratios for the mortgage loans originated by GE Capital Real Estate may vary from these guidelines depending on the qualities and unique characteristics of the mortgage collateral. Moreover, with respect to certain mortgage loans originated by GE Capital Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher combined loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this free writing prospectus with respect to the mortgage loans to be sold by GE Capital Real Estate for deposit into the Trust Fund. For specific details on the calculations of debt service coverage ratios in this free writing prospectus, see “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Additional Debt. GE Capital Real Estate will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that GE Capital Real Estate or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. GE Capital Real Estate will analyze the condition of the real property collateral for a prospective mortgage loan. To aid in that analysis, GE Capital Real Estate will, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below. We cannot assure you that the following property assessments and reports, to the extent obtained in connection with any mortgage loan, will fully and accurately identify any or all adverse characteristics of the related real estate collateral.

Appraisals. GE Capital Real Estate requires that the real property collateral for a prospective securitized mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, GE Capital Real Estate will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by

The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. GE Capital Real Estate requires a Phase I environmental assessment be completed by an independent environmental consulting firm with respect to the real property collateral for a prospective mortgage loan. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.   Depending on the findings of the initial environmental assessment, GE Capital Real Estate may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral, an environmental insurance policy, cash reserves or a letter-of-credit for any recommended remediation action and/or a guaranty with respect to environmental matters. Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties. Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this free writing prospectus.

Engineering Assessments. GE Capital Real Estate requires that an independent engineering consulting firm inspect the real property collateral for any prospective mortgage loan to assess, among other items, the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, GE Capital Real Estate will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and capital expenditures recommended throughout the loan term. In some instances, repairs or maintenance are completed before closing or cash reserves are established at loan closing generally in an amount equal to at least the amount necessary to fund the deferred maintenance or replacement items or both. However, a guaranty or other method of addressing the deferred maintenance may be accepted in lieu of a reserve fund.

Seismic Report. Generally, if the prospective property consists of improvements located in seismic zones 3 or 4, GE Capital Real Estate obtains a seismic report of the building(s) and, based thereon and on certain statistical information, to establish the probable maximum or bounded loss, based on the percentage of the estimated replacement cost for the building(s) at the property as a result of an earthquake. This percentage of the replacement cost is expressed in terms of PML, PL, or SEL. Generally, if any of the mortgage loans as to which the collateral property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, are conditioned on seismic retrofit before loan closing (or appropriate reserves or letter of credit for retrofitting post loan closing), and/or have a degree of recourse to a guarantor, and/or require the related borrower to obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of a mortgage loan, GE Capital Real Estate will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations and maps; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, GE Capital Real Estate will consider whether—

●	any major casualty that would prevent rebuilding and/or existing use has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by GE Capital Real Estate to be sufficient to pay off the related mortgage loan in full;

●
the real property collateral, if permitted to be repaired or restored in conformity with current law, would in GE Capital Real Estate’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or a commercially reasonable alternative mitigant is in place.

Escrow Requirements. GE Capital Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenditures, re-tenanting and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit or provide a loan covenant in lieu of funding a given reserve or escrow or provide recourse for such expense. Generally, when escrows are required for mortgage loans originated by GE Capital Real Estate, they are as follows:

●
Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Capital Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

●
Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Capital Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GE Capital Real Estate generally reserves the right in the mortgage to in the future require a separate insurance policy and insurance escrows in certain circumstances.

●
Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Certain buildings located on the property may be excluded from the calculation, such as buildings that were constructed at the tenants’ expense (so called “leased fee” properties). Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. GE Capital Real Estate may waive this escrow requirement under certain circumstances, such as for new, recently constructed or renovated properties, low leverage loans, strong borrower sponsorship or where the tenant is required to make such repairs.

●
Completion Repair/Environmental Remediation – Typically, a completion repair or environmental remediation reserve is required if so indicated by the Engineering Assessment, Seismic Report, or Environmental Assessment. An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least the estimated costs of repairs or replacements or remediation to be completed pursuant to the Engineering Assessment or Environmental Assessment is generally required. However, an environmental insurance policy, guaranty or other method of addressing an environmental condition and/or completion repair may be accepted in lieu of a reserve fund.

●	Tenant Improvement/Lease Commissions – In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term or a letter of credit and/or a cash flow sweep or a combination of any of the aforementioned alternatives may be used to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

Exceptions. The foregoing describes GE Capital Real Estate’s underwriting guidelines with respect to the mortgage loans. In view of the discussion above, one or more of GE Capital Real Estate’s mortgage loans may have adjustments within GE Capital Real Estate’s underwriting guidelines described above as the result of a case by case permitted variance or adjustment based upon other compensating factors, including those described above. None of the mortgage loans was originated with any material exception from GE Capital Real Estate’s underwriting guidelines and procedures. The information set forth under this sub-heading has been provided by GECC. None of the depositor, the underwriters or any other person, other than GECC, makes any representation or warranty as to the accuracy or completeness of such information.

Significant Obligors

The mortgaged property securing the mortgage loan identified on Annex A-1 to this free writing prospectus as The Domain, with a Cut-off Date Principal Balance of $207,550,029 that represents 19.0% of the Cut-off Date Pool Balance, is a “significant obligor” with respect to this offering as contemplated by Regulation AB of the Securities Act of 1933, as amended. See “Summaries of the Ten Largest Mortgage Loans—The Domain” in the attached Annex A-3 to this free writing prospectus.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”) is a New York banking corporation existing under the laws of the United States. DBTCA and its affiliates have provided corporate trust services since 1991. DBTCA maintains a corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention:  Trust Administration-WF11C5, and its telephone number is (714) 247-6000.

The depositor, the master servicer, the special servicer, the certificate administrator, the sponsors and the mortgage loan sellers may maintain banking and other commercial relationships with DBTCA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, DBTCA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, DBTCA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

The information set forth under this sub-heading has been provided by DBTCA. None of the depositor, the initial purchasers or any other person, other than DBTCA, makes any representation or warranty as to the accuracy or completeness of such information.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will be the certificate administrator, tax administrator, certificate registrar and custodian under the pooling and servicing agreement.

Wells Fargo Bank is a national banking association organized under the laws of the United States and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 280,000 employees as of December 31, 2010, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the master servicer, the special servicer, the sponsors and the mortgage loan seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the master servicer and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter.

Wells Fargo Bank is acting as custodian of the mortgage files pursuant to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2010, Wells Fargo Bank was acting as custodian of more than 60,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the mortgage loan seller or an affiliate of the mortgage loan seller and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage files.

Under the terms of the pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As tax administrator, the certificate administrator is responsible for the preparation of all REMIC tax and information returns on behalf of the Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 400 series of commercial mortgage-backed securities, and, as of December 31, 2010, was acting as securities administrator with respect to more than $387 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

The information set forth under this sub-heading has been provided by Wells Fargo Bank. None of the depositor, the underwriters or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

The Master Servicer

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer for all of the mortgage loans to be deposited into the Trust Fund. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers. That integration is continuing.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator, the tax administrator, the custodian, the certificate registrar and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an initial purchaser. Wells Fargo Bank is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, or with a wholly-owned subsidiary of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC or C-III Commercial Mortgage LLC, as applicable. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Basis Real Estate Capital II, LLC, a sponsor and mortgage loan seller, and JEMB Madison Avenue LLC, an affiliate of Basis Real Estate Capital II, LLC, Wells Fargo Bank acts as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above in this paragraph) and JEMB Madison Avenue LLC from time-to-time, including, prior to their inclusion in the Trust Fund, some or all of the mortgage loans transferred by Basis Real Estate Capital II, LLC. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any mortgage loan being transferred by Basis Real Estate Capital II, LLC that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc, and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller and an affiliate of an initial purchaser, Wells Fargo Bank acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, some or all of the mortgage loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any mortgage loan being transferred by The Royal Bank of Scotland plc or RBS Financial Products Inc. that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC format. The table below sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2008	As of 12/31/2009	As of 12/31/2010	As of 9/30/2011
By Approximate Number:	43,720	41,703	39,125	39,011
By Approximate Aggregate Unpaid Principal Balance (in billions):	$491.4	$473.4	$451.0	$442.1

Within this portfolio, as of September 30, 2011, are approximately 27,187 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $360.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2011, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2008	$384,974,195,963	$152,404,687	0.04%
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
YTD September 30, 2011	$342,455,458,300	$1,883,952,047	0.55%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch and S&P as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P
Primary Servicer:	“CPS2+”	Above Average
Master Servicer:	“CMS2”	Above Average

The long-term deposits of Wells Fargo Bank are rated “AA” by S&P, “Aa3” by Moody’s and “AA-“ by Fitch. The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties under the pooling and servicing agreement. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	entry of rent roll information and property performance data from operating statements;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	entry of new loan data and document collection;

●	performance of quality control measures for new loans boarded;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wells Fargo Bank for approval; and

●	Uniform Commercial Code searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the mortgage loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this free writing prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the mortgage loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank. None of the depositor, the initial purchasers or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

The master servicer and the special servicer will each be required to pay all expenses incurred in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any sub-servicers retained by it.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO Properties pursuant to the pooling and servicing agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Fitch and Moody’s. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as “Strong” and Fitch ranks Midland as “1” for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2011, Midland was servicing approximately 29,025 commercial and multifamily mortgage loans with a principal balance of approximately $267 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.

Approximately 12,955 of such loans, with a total principal balance of approximately $133 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of September 30, 2011, Midland was named the special servicer in approximately 140 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $78 billion. With respect to such transactions as of such date, Midland was administering approximately 380 assets with an outstanding principal balance of approximately $5.5 billion.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2008 to 2010.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2008	2009	2010
CMBS	$149	$145	$136
Other	100	130	133
Total	$249	$275	$269

Midland has acted as special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transactions from 2008 to 2010.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2008	2009	2010
Total	$101	$101	$63

Midland often acts as an interim primary servicer of mortgage loans between origination and contribution to a REMIC.

In the commercial mortgage securitizations in which Midland acts as special servicer, it may enter into one or more arrangements with any party entitled to appoint or replace the special servicer, whether with respect to one or more mortgage loans or the mortgage pool generally, to provide for the payment by Midland to such party or parties of certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as special servicer under the related pooling and servicing agreement and limitations on that party’s right to replace the applicable special servicer.

The information set forth under this sub-heading in this free writing prospectus has been provided by Midland. None of the depositor, the underwriters or any other person, other than Midland, makes any representation or warranty as to the accuracy or completeness of such information.

The Trust Advisor

TriMont Real Estate Advisors, Inc., a Georgia corporation (“TriMont”), will act as trust advisor under the pooling and servicing agreement (in that capacity, the “trust advisor”). The principal office of TriMont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. TriMont also has offices located in Irvine, California, New York, New York and Leusden, The Netherlands.

TriMont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis. TriMont is rated by S&P as commercial mortgage special servicer (above average), construction loan servicer (strong) and construction loan special servicer (above average) and by Fitch, Inc. as a primary servicer (CPS2) and special servicer (CSS2).

TriMont has been named trust advisor or operating advisor on 5 commercial mortgage-backed securities transactions (not including the subject transaction) with an aggregate original principal loan balance exceeding $6 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

TriMont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under TriMont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to TriMont’s policies or procedures, in the past three years, that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, TriMont’s disaster recovery plan is reviewed annually.

As of July 1, 2011, TriMont was special servicing approximately 640 loans and REO (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $3.2 billion. TriMont has been named special servicer on 30 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $32.4 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. TriMont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

TriMont has not received any notice to the effect that any commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which TriMont was acting as primary servicer or special servicer has experienced a servicer event of default on the part of TriMont as primary servicer or special servicer for any reason.

There are no legal proceedings pending against TriMont, or to which any property of TriMont is subject, that are material to the certificateholders, nor does TriMont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information has been provided by TriMont. TriMont is not an affiliate of the depositor, the issuing entity, the servicer, the special servicer, the trustee, the certificate administrator, or the sponsor(s) and none of the foregoing parties, or any of their affiliates, takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The information set forth under this sub-heading has been provided by TriMont. None of the depositor, the underwriters or any other person, other than TriMont, makes any representation or warranty as to the accuracy or completeness of such information.

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other. Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization. In this section, we do not describe all the conflicts of interest that a party to the securitization may have; we described only affiliations. For information regarding conflicts of interest, see the “Risk Factors” section of this free writing prospectus.

Wells Fargo Bank, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the tax administrator, the custodian, the certificate registrar and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. WF Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, also holds an approximately 6% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC, a sponsor and mortgage loan seller.

Wells Fargo Bank is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, or with a wholly-owned subsidiary of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC or C-III Commercial Mortgage LLC, as applicable.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC, on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, $88,774,741. Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase the mortgage loans to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization from Wells Fargo Bank and each of such mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which its wholly-owned special purpose subsidiary is the obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary, on a revolving basis. The dollar amount of the C3CM Mortgage Loans subject to the repurchase facility that will be sold by C-III Commercial Mortgage LLC, to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, $55,675,107. Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank each of the C3CM Mortgage Loans to be sold to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed in the preceding two paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the mortgage loans that are to be transferred by Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, to the depositor.

While Wells Fargo Bank, National Association may have undertaken some evaluation of the mortgage loans originated by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such mortgage loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their mortgage loans, as well as the mortgage loan representations and warranties related thereto.

In addition, each of Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, or its respective wholly-owned subsidiary, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to each of the mortgage loans that Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC, respectively, will transfer to the depositor. In each instance those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each of them is a sponsor, originator and mortgage loan seller, and an affiliate of RBS Securities Inc., one of the underwriters.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—The Master Servicer” in this free writing prospectus and “The Depositor” and “The Sponsor” in the accompanying prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The certificates will be issued on the Closing Date pursuant to the pooling and servicing agreement. Some of the provisions of the offered certificates and the pooling and servicing agreement are described in this “Description of the Offered Certificates” section of this free writing prospectus. For additional detailed information regarding the terms of the pooling and servicing agreement and the offered certificates, you should refer to the section in this free writing prospectus titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The certificates collectively will represent the entire beneficial ownership interest in a Trust Fund consisting primarily of:

●	the mortgage loans;

●	any and all payments under and proceeds of the mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

●	the loan documents for the mortgage loans (insofar as they are required to be delivered to the trustee (or its custodian));

●	certain rights with respect to the mortgage loans granted to us under the mortgage loan purchase agreements;

●	any REO Properties acquired by or on behalf of the Trust Fund with respect to Defaulted Mortgage Loans; and

●
those funds or assets as from time to time are deposited in the master servicer’s collection account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” in this free writing prospectus, the special servicer’s REO account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the certificate administrator’s distribution account described under “—Distribution Account” below or the certificate administrator’s interest reserve account described under “—Interest Reserve Account” below.

The certificates will consist of the Class A-1, A-2, A-3, A-4, X-A, X-B, A-S, B, C, D, E, F, G, H and R certificates;

●	the Class A-1, A-2, A-3 and A-4 certificates, which are the classes of certificates that are offered by this free writing prospectus; and

●	the Class X-A, X-B, A-S, B, C, D, E, F, G, H and R certificates, which are the classes of certificates that—

1.	will be retained or privately placed by us, and

2.	are not offered by this free writing prospectus.

The Class X-A, X-B, A-S, B, C, D, E, F, G, H and R certificates are not being offered by this free writing prospectus and any information presented in this free writing prospectus with respect to such certificates is provided solely to enhance a prospective purchaser’s understanding of the offered certificates.

Certificate Principal Balances and Certificate Notional Amounts

The Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F, G and H certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The aggregate principal balance of each class of principal balance certificates will represent the total distributions of principal to which the holders of that class are entitled over time out of payments and other collections on the assets of the Trust Fund. Accordingly, on each distribution date, the principal balance of each of these classes will be reduced by any principal distributions actually made with respect to that certificate on that distribution date. See “-Distributions” below. On any particular distribution date, the principal balance of each of these classes of certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the mortgage loans and default-related and otherwise unanticipated Trust Fund expenses. Notwithstanding the provisions described above, the principal balance of a class of principal balance certificates (and therefore the notional amount of the Class X-A or Class X-B certificates, as applicable) may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The Class X-A and X-B certificates will each be comprised of components that correspond to respective classes of principal balance certificates, as applicable. The Class X-A certificates will be comprised of five components corresponding to the Class A-1, A-2, A-3, A-4 and A-S certificates. The Class X-B certificates will be comprised of seven components corresponding to the Class B, C, D, E, F, G and H certificates. Each component of the Class X-A or X-B certificates will have a notional amount equal to the principal balance of its corresponding class of principal balance certificates from time to time. Accordingly, for purposes of calculating the amount of accrued interest with respect to those certificates, the Class X-A certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-S certificates outstanding from time to time and the Class X-B certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class B, C, D, E, F, G and H certificates outstanding from time to time.

The Class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the Class R certificates are not expected to receive any material payments.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Closing Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding aggregate principal balance of that class, and the denominator of which will be the original aggregate principal balance of that class. Certificate factors will be reported monthly in the certificate administrator’s report.

Distribution Account

General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the certificates and from which it will make those distributions. That distribution account is required to be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Fitch, Inc. (“Fitch”) and Moody’s Investors Service Inc. (“Moody’s”, and, together with Fitch, the “Rating Agencies”) standards for securitizations similar to the one involving the offered certificates.

Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

●	All payments and other collections on the mortgage loans and any REO Properties in the Trust Fund, that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a due date in a collection period subsequent to the collection period related to the subject distribution date;

2.
payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period, to the extent received after the end of the related collection period, but before the earlier of (i) the end of any applicable grace period and (ii) two (2) business days before the related distribution date;

3.	Authorized Collection Account Withdrawals, including—

(a)
amounts payable to the master servicer or the special servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the trust advisor as trust advisor fees, and

(e)	amounts deposited in the collection account in error.

●	Any advances of delinquent monthly debt service payments made by the master servicer with respect to those mortgage loans for that distribution date.

●	Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to those mortgage loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” and “—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

With respect to the distribution date that occurs in March of any calendar year subsequent to 2011 (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under “—Interest Reserve Account” below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.

The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

●	to make distributions on the certificates;

●
to pay itself, the tax administrator, the master servicer, the special servicer and the trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator and the Tax Administrator”, “The Trustee—Matters Regarding the Trustee” and “—Reports to Certificateholders; Available Information” below;

●
to pay any indemnities and reimbursements owed to itself (in each of its capacities), the trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

●	to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

●
to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this free writing prospectus;

●	to pay itself net investment earnings earned on funds in the distribution account for each collection period;

●
to pay for the cost of recording the pooling and servicing agreement in a public recording office, if determined to be beneficial to the certificateholders and the subordinate class representative consents;

●
with respect to each distribution date during February of any year subsequent to 2011 and each distribution date during January of any year subsequent to 2011 that is not a leap year, to transfer to the certificate administrator’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis;

●	to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

●	to clear and terminate the distribution account upon the termination of the pooling and servicing agreement.

Interest Reserve Account

The certificate administrator must maintain an account (which may be a sub-account of the distribution account) in which it will hold the interest reserve amounts described in the next paragraph with respect to the mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the trustee on behalf of the certificateholders and in a manner and with a depository institution that satisfies Fitch and Moody’s standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to this free writing prospectus, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year subsequent to 2011, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

In March of each calendar year after 2011 (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General. On each distribution date, the certificate administrator will make all distributions required to be made on the certificates on that distribution date to the holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered holder of any offered certificate will not be made until presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a class of certificateholders will be allocated, pro rata, among those certificateholders in proportion to their respective percentage interests in that class.

In order for a certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so. The certificate administrator, the master servicer, the special servicer and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the Trust. Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions. All of the classes of the certificates will bear interest, except for the Class R certificates. The interest accrual period for each distribution date for the offered certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing class of the certificates, interest will accrue during each interest accrual period based upon:

●	the pass-through rate for that class and interest accrual period;

●	the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date;

●	with respect to each class of certificates, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing class of the certificates will be entitled to receive the sum of—

●	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that class, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that class as described further below, and

●	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that class on the prior distribution date.

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a class of certificates on any distribution date will be adjusted in accordance with the provisions described below:

●
In the case of the Class B, C, D and E certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of trust advisor expenses allocated to that class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

●
If any such trust advisor expenses were previously allocated to reduce the interest distributable on the Class B, C or D certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B, C and D certificates (in that order) will be increased (in each case, up to the amount of the trust advisor expenses previously so allocated to that class), and the amount otherwise distributable in respect of interest on the Class E and (if necessary) Class D, C or B certificates (in that order) will be reduced (in each case, up to the amount of interest otherwise distributable on that class on the current distribution date);

●
If any such trust advisor expenses were previously allocated to the Class B, C, D or E certificates, and the expenses are subsequently recovered from a source other than the borrowers under the mortgage loans or the related mortgaged properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any principal balance certificates that suffered write-offs in connection with trust advisor expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B, C, D and E certificates, in that order, in each case up to the aggregate unrecovered amount of such trust advisor expenses previously allocated to that class; and

●
If any class of principal balance certificates experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A or X-B certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of principal balance certificates will equal the product of—

●	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

●	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

2.	the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the principal balance certificates.

With respect to each class of interest-bearing certificates, the accrued interest for that class, subject to all the above-described adjustments as described above and elsewhere in this free writing prospectus, is the interest entitlement for that class and distribution date.

Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of certificates for the initial interest accrual period is shown in the table appearing under the caption “Summary—Description of the Offered Certificates” in this free writing prospectus.

The pass-through rates for the Class      ,      ,       and       certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

The pass-through rates for the Class      ,      ,       and       certificates for each subsequent interest accrual period will equal the lesser of:

●	the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

●	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rates applicable to each of the Class      ,      ,       and       certificates for each interest accrual period will equal, in the case of each of those classes, the WAC Rate for the distribution date that corresponds to that interest accrual period, minus a specified fixed percentage. In the case of the Class       certificates, that percentage is      %, in the case of the Class        certificates, that percentage is      %, in the case of the Class       certificates, that percentage is      % and in the case of the Class       certificates, that percentage is      %.

The pass-through rate applicable to the Class      ,      ,       and       certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rate applicable to the Class X-A certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, A-2, A-3, A-4 and A-S certificates, weighted according to the respective aggregate outstanding principal balances of those classes. The pass-through rate applicable to the Class X-B certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class B, C, D, E, F, G and H certificates, weighted according to the respective aggregate outstanding principal balances of those classes.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

The Class R certificates are not interest-bearing certificates and will not have pass-through rates.

Principal Distributions.  Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each class of the principal balance certificates on each distribution date will equal that class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

●	to the holders of the Class A-1 certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date, and

2.	the aggregate principal balance of the Class A-1 certificates immediately prior to that distribution date;

●	to the holders of the Class A-2 certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-1 certificates), and

2.	the aggregate principal balance of the Class A-2 certificates immediately prior to that distribution date;

●	to the holders of the Class A-3 certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-1 and Class A-2 certificates), and

2.	the aggregate principal balance of the Class A-3 certificates immediately prior to that distribution date; and

●	to the holders of the Class A-4 certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-1, Class A-2 and Class A-3 certificates), and

2.	the aggregate principal balance of the Class A-4 certificates immediately prior to that distribution date;

●	to the holders of the Class A-S, B, C, D, E, F, G and H certificates, in that order, in each case in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the classes of certificates with an earlier alphabetical designation), and

2.	the aggregate principal balance of such class of certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, A-2, A-3 and/or A-4 certificates are outstanding at a time when the aggregate principal balance of the Class A-S, B, C, D, E, F, G and H certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the holders of the Class A-1, A-2, A-3 and A-4 certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those classes outstanding immediately prior to that distribution date, which amount will be allocated between such classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

To the extent that the master servicer, the special servicer or the trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a mortgage loan that remains unreimbursed following its modification while a specially serviced mortgage loan, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and “Glossary—Principal Distribution Amount” in this free writing prospectus.

Loss Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any class of principal balance certificates may be reduced without a corresponding distribution of principal. If such a reduction occurs as described in that section with respect to any class of principal balance certificates, then, subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that class under the limited circumstances described in this free writing prospectus with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

Priority of Distributions

On each distribution date, the certificate administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

●
first, to make distributions of interest to the holders of the Class A-1, A-2, A-3, A-4, X-A and X-B certificates, pro rata according to the respective amounts of interest entitlements with respect to those classes as described under “—Interest Distributions” above;

●
second, to make distributions of principal to the holders of the Class A-1, A-2, A-3 and A-4 certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those classes as their current entitlements to principal as described under “—Principal Distributions” above;

●
third, to reimburse the holders of the Class A-1, A-2, A-3 and A-4 certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding trust advisor expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those classes;

●
fourth, sequentially to the holders of the Class A-S, B, C, D, E, F, G and H certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding trust advisor expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

●
fifth, to reimburse the holders of the Class A-1, A-2, A-3 and A-4 certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, B, C, D, E, F, G and H certificates, in that order, for any other amounts that may previously have been allocated to those classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and

●	finally, to the holders of the Class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of trust advisor expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the mortgage loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any principal balance certificates that suffered write-offs in connection with trust advisor expenses. Those distributions will be made to the holders of the Class A-1, A-2, A-3 and A-4 certificates (on a pro rata basis) and then the Class A-S, B, C, D and E certificates, in that order, in each case up to the amount of the write-offs previously experienced by that class in respect of trust advisor expenses (other than Designated Trust Advisor Expenses).

Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (“YM Group A”) of Class A-1, A-2, A-3, A-4, A-S and X-A certificates, and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, C, D, E and X-B certificates, based upon the aggregate of principal distributed to the applicable classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that such class for that distribution date, and the denominator of which is the total amount of principal distributed to all the certificates in that YM Group for that distribution date. Any Yield Maintenance Charge or Prepayment Premium allocated to such YM Group remaining after such distributions will be distributed to the Class of Class X-A or Class X-B certificates, as applicable, in such YM Group.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class F, G, H or R certificates. The holders of the Class X-B certificates will be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, A-2, A-3, A-4, X-A, A-S, B, C, D, and E certificates are retired.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” in this free writing prospectus and “Description of Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Application of Mortgage Loan Collections. The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the mortgage loans are allocated. The pooling and servicing agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized mortgage loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of any cross-collateralized group will be applied among the mortgage loans constituting such group in accordance with the express provisions of the related mortgage loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such mortgage loan) and, in the absence of such express provisions, in accordance with the Servicing Standard. The pooling and servicing agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular mortgage loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such mortgage loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related mortgage loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied: first, as a recovery of any related and unreimbursed servicing advances (together with, without duplication, any unliquidated advances in respect of prior servicing advances and any prior servicing advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses; second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such mortgage loan to, but not including, the due date in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a mortgage loan and constitutes an Appraisal-Reduced Interest Amount; third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such mortgage loan then due and owing, including by reason of acceleration of such mortgage loan following a default thereunder (or, if a liquidation event has occurred in respect of such mortgage loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, any Appraisal-Reduced Interest Amount then existing with respect to such mortgage loan; fifth, unless a liquidation event has occurred in respect of such mortgage loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, unless a liquidation event has occurred in respect of such mortgage loan, as a recovery of reserve funds to the extent then required to be held in escrow; seventh, as a recovery of any Default Interest and late payment charges then due and owing under such mortgage loan; eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such mortgage loan; ninth, as a recovery of any assumption fees and modification fees then due and owing under such mortgage loan; tenth, as a recovery of any other amounts then due and owing under such mortgage loan other than remaining unpaid principal (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees)); and eleventh, as a recovery of any remaining principal of such mortgage loan to the extent of its entire remaining unpaid principal balance; provided that payments or proceeds received by the related borrower with respect to any partial release (including pursuant to a condemnation) of a mortgaged property at a time when the loan-to-value ratio of the related mortgage loan exceeds 125% must be applied to reduce the principal balance of the mortgage loan in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property, the pooling and servicing agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property, be treated: first, as a recovery of any related and unreimbursed servicing advances (together with any unliquidated advances in respect of prior servicing advances and any prior servicing advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses; second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO mortgage loan to, but not including, the due date in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a mortgage loan and constitutes an Appraisal-Reduced Interest Amount; third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO mortgage loan to the extent of its entire unpaid principal balance; fourth, any Appraisal-Reduced Interest Amount then existing with respect to such mortgage loan; fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO mortgage loan; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO mortgage loan; and seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO mortgage loan (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees)).

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a mortgage loan is the cumulative amount of any reductions in debt service advances on the related mortgage loan that results from Appraisal Reduction Amounts as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Treatment of REO Properties

Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

●	distributions on the certificates,

●	allocations of Realized Losses and Additional Trust Fund Expenses to the certificates, and

●	the amount of all fees payable to the master servicer, the special servicer, the certificate administrator and the trustee under the pooling and servicing agreement.

In connection with the foregoing, the related mortgage loan will be taken into account when determining the WAC Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

●
first, to pay – or to reimburse the master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

●	thereafter, as collections of principal, interest and other amounts that would have been due on the related mortgage loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage loans may decline below the aggregate principal balance of the certificates. If this occurs following the distributions made to the certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the principal balance certificates are to be sequentially reduced in the following order, until the aggregate principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	H
2nd	G
3rd	F
4th	E
5th	D
6th	C
7th	B
8th	A-S
9th	A-1, A-2, A-3 and A-4 certificates, pro rata, based on their total outstanding principal balances

Any reduction of the principal balances of the Class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

The above-described reductions in the aggregate principal balances of the respective classes of the certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the mortgage loans and those classes. In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate classes of certificates. However, unless and until collections of principal on the mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the mortgage loans and the certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

●	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with—

1.
all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to certificateholders, exclusive, and

2.
all related unreimbursed servicing advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

●	the total amount of liquidation proceeds, if any, recovered in respect of that mortgage loan in connection with the liquidation.

If any of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections or other receipts of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the aggregate principal balance of the certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the aggregate principal balance of the certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the principal balance certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the master servicer, the special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

●	any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a Realized Loss;

●
any interest paid to the master servicer, the special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Servicing Expenses—Payment of Servicing Expenses; Servicing Advances” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the accompanying prospectus);

●	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other assets of the Trust Fund;

●	any unanticipated, non-mortgage loan specific expenses of the Trust Fund, including—

1.
any reimbursements and indemnification to the certificate administrator, the tax administrator, the certificate registrar, the custodian, the trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” below and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” above;

2.
any reimbursements and indemnification to the master servicer, the special servicer, the trust advisor and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus, or to the subordinate class representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus; and

3.
any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;

●
rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

●
any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any mortgaged property securing a mortgage loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of trust advisor expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below. Designated Trust Advisor Expenses will be allocated and borne by the certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The trust advisor will be entitled to indemnification or reimbursement in respect of its obligations under the pooling and servicing agreement as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus. Such obligations may be triggered early in the event that a majority subordinate certificateholder elects to waive its consent and consultation rights under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. We refer to expenses incurred by the trust advisor for which it is entitled to indemnification or reimbursement as “trust advisor expenses”. The trust advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of trust advisor expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

●	the interest otherwise distributable on the Class B, C, D and E certificates on that distribution date, and

●	and the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, A-2, A-3, A-4, A-S, B, C, D and E certificates on that distribution date.

Immediately prior to the distributions to be made to the certificateholders on each distribution date, the certificate administrator is required to allocate the trust advisor expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class E, D, C and B certificates, in that order, in each case until the interest otherwise distributable on that class on such distribution date has been reduced to zero. No such trust advisor expenses will be allocated to reduce the interest distributable on the Class A-1, A-2, A-3, A-4, X-A, X-B, A-S, F, G or H certificates on any distribution date. Any remaining unallocated portion of such trust advisor expenses will constitute “excess trust advisor expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class A-1, A-2, A-3, A-4, A-S, B, C, D and E certificates) for the applicable distribution date. Such reduction will also result in a write-off of the principal balances of the Class E, D, C, B and A-S certificates, in that order, in each case until the principal balance of that class has been reduced to zero. Thereafter, the certificate administrator will be required to allocate any remaining amount of such trust advisor expenses among the Class A-1, A-2, A-3 and A-4 certificates, pro rata (based upon their respective principal balances), until the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 certificates has been reduced to zero.

Any trust advisor expenses allocated to a class of certificates as described above will be allocated among the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates.

Any trust advisor expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the trust advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor is reimbursed for those trust advisor expenses.

Trust advisor expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Class F, G or H certificates.

“Designated Trust Advisor Expenses” consist of any trust advisor expenses for which the trust advisor is indemnified under the pooling and servicing agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus) and arise from any legal action that is pending or threatened against the trust advisor at the time of its discharge under the pooling and servicing agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this free writing prospectus).

Advances of Delinquent Monthly Debt Service Payments

The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the mortgage loans, other than balloon payments and Default Interest, and assumed monthly debt service payments on mortgage loans (as described below), in each case net of master servicing fees, that—

●	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

●	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each mortgage loan as to which:

●
the related mortgage loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

●	the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any portion thereof remains part of the Trust Fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

●
the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

●	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the collection account that are not required to be paid on the certificates on that distribution date.

If the master servicer fails to make a required monthly debt service advance and the trustee has actual knowledge of same, the trustee will be obligated to make that advance, subject to a determination of recoverability.

The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the Trust Fund on deposit in the collection account from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their “as-is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by the master servicer or the special servicer. The master servicer and the special servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any mortgage loan or REO property.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the subordinate class representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized

Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the offered certificates. The master servicer or the trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the pooling and servicing agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the collection account or distribution account, as applicable, allocable to interest on the mortgage loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information requested by the master servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the pooling and servicing agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a mortgage loan remains unreimbursed following the time that such mortgage loan is modified while a specially serviced mortgage loan, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date) or collections on the related mortgage loan intended as a reimbursement of such advance. If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the mortgage loans, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

The master servicer and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the collection account thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this free writing prospectus.

For information regarding procedures for reimbursement of servicing advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses. Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the offered certificates. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled “sources of payment” for such limitations.

Type	Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee	Master Servicer and sub-servicers
The product of the portion of the per annum master servicing fee rate for the master servicer and the related mortgage loan that is applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for that mortgage loan for such month, and the Stated Principal Balance of that mortgage loan. The master servicing fee rate will range, on a loan-by-loan basis, from 0.06% per annum to 0.14% per annum. With respect to each mortgage loan for which a sub-servicer acts as sub-servicer, a portion of the master servicing fee is payable to that sub-servicer.
Monthly.
Interest payment on the related mortgage loan and, with respect to unpaid master servicing fees (including any sub-servicing fees) in respect of any mortgage loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Special Servicing Fee	Special Servicer
The product of the portion of a rate equal to 0.25% per annum that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan (including any REO mortgage loan) for such month, and the Stated Principal Balance of each specially serviced mortgage loan.
			Monthly.	Any and all collections on the mortgage loans.

Type	Recipient	Amount	Frequency	Source of Payment

Workout Fee	Special Servicer
1.00% of each collection of principal and interest on each worked-out mortgage loan for as long as it remains a worked-out mortgage loan; provided, however, that the amount of any Workout Fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this free writing prospectus.
			Monthly following a workout and before any redefault.	The related collections on such mortgage loan.

Liquidation Fee	Special Servicer
1.00% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any default interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any mortgage loan from the Trust Fund by any person; provided, however, that the amount of any Liquidation Fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.
			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a specially serviced mortgage loan (including any REO mortgage loan).	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Trustee Fee	Trustee
The product of the portion of a rate equal to 0.00027% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each mortgage loan.
			Monthly.	Any and all collections and P&I advances on the mortgage loans in the pool, to the extent included in the amounts remitted by the master servicer.

Certificate Administrator Fee	Certificate Administrator
The product of the portion of a rate equal to 0.00393% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each mortgage loan.
			Monthly.	Any and all collections and P&I advances on the mortgage loans in the pool, to the extent included in the amounts remitted by the master servicer.

Trust Advisor Fee	Trust Advisor
The product of the portion of a rate equal to 0.00235% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each mortgage loan.
			Monthly.	Any and all collections and P&I advances on the mortgage loans, to the extent included in the amounts remitted by the master servicer.

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $12,000 in connection with each Material Action for which the trust advisor engages in consultation under the pooling and servicing agreements.		Actual collections of the related fee from the related borrower.

Additional Servicing Compensation	Master Servicer/ Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time.	Actual collections of the related fees or investment income, as applicable.

Type	Recipient	Amount	Frequency	Source of Payment

Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)

Any and all amounts collected for checks returned for insufficient funds on all mortgage loans;

All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the mortgage loans;(1)

Any Prepayment Interest Excesses arising from any principal prepayments on the mortgage loans; and

Interest or other income earned on deposits in the collection or other accounts maintained by the master servicer or special servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related mortgage loan).(1)

Expenses

Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any servicing advances.	From time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the mortgage loans.

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the servicing advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate on the related mortgage loan, and then from any and all other collections on the mortgage loans.

P&I Advances	Master Servicer and Trustee	The amount of any P&I advances.	From time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the mortgage loans.

Type	Recipient	Amount	Frequency	Source of Payment

Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate on the related mortgage loan, and then from any and all other collections on the mortgage loans.

Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers, officers, employees and agents)
Losses, liabilities and expenses incurred by the trustee, the certificate administrator, a master servicer or the special servicer in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates (subject to applicable limitations under the pooling and servicing agreement).
			From time to time.	Any and all collections on the mortgage loans.

Indemnification Expenses	Trust Advisor
Losses, liabilities and expenses incurred by the trust advisor in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates (subject to applicable limitations under the pooling and servicing agreement or amounts incurred in connection with the replacement of the special servicer).
From time to time.
Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class F, G and H certificates, then from amounts otherwise distributable in respect of principal on all of the certificates; amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the mortgage loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the mortgage loans.

(1) Allocable between the master servicer and the special servicer as provided in the pooling and servicing agreement and as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund – Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

Reports to Certificateholders; Available Information

Certificate Administrator Reports.  Based on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a certificate, the parties to the pooling and servicing agreement and any other designee of the depositor, a report (a “Distribution Date Statement”) setting forth, among other things specified in the pooling and servicing agreement the following information:

1.	the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

2.	the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

3.	the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

4.
the aggregate amount of compensation paid to the certificate administrator and the trustee and servicing compensation paid to the master servicer and the special servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

7.
the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the distribution date;

10.	the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each class of interest-bearing certificates for the distribution date;

12.	the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date;

13.
the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.
the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.
the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

21.
with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.
with respect to any REO Property included in the Trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicer and/or the trustee since the prior distribution date;

24.	the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicer, the special servicer and/or the trustee since the prior distribution date;

25.	a loan by loan listing of any mortgage loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

27.
a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable mortgage loan seller, as provided by the master servicer, the special servicer or the depositor;

28.	the amounts of any excess liquidation proceeds held in the certificate administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the holders of the Class R certificates;

30.
the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Trust that were subject of a demand to repurchase or replace for breach of the related representations and warranties;

31.	for any distribution date statements distributed after December 31, 2011, a reference to the most recent Form ABS-15G filed by the depositor and each mortgage loan

32.
seller, if applicable, and the SEC’s assigned “Central Index Key” for each such filer; and

an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related collection period.

On each distribution date, the certificate administrator shall make available to the general public on the certificate administrator’s website a copy of the Distribution Date Statement.

Book-Entry Certificates. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

Information Available Electronically. The certificate administrator will be required to make available to any Privileged Person (except as described below, and provided that the prospectus supplement, the Distribution Date Statements, and the SEC Filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website.

The following documents, which must be made available under a tab or heading designated “deal documents”:

(A)	the prospectus supplement that relates to the offered certificates;

(B)	the pooling and servicing agreement, and any amendments and exhibits thereto;

The following documents, which must be made available under a tab or heading designated “SEC filings”:

Any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the Trust through the EDGAR system;

The following documents, which must be made available under a tab or heading designated “periodic reports”:

(A)	the Distribution Date Statements;

(B)	the CREFC Reports prepared by, or delivered to, the certificate administrator;

(C)	the annual reports prepared by the trust advisor;

The following documents, which must be made available under a tab or heading designated “additional documents”:

(A)	summaries of Final Asset Status Reports;

(B)	inspection reports; and

(C)	appraisals;

The following documents, which must be made available under a tab or heading designated “special notices”:

(A)	notice of final payment on the certificates;

(B)	notice of termination of the master servicer or the special servicer;

(C)	notice of an Event of Default with respect to the master servicer or the special servicer;

(D)
notice of the resignation of any party to the pooling and servicing agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the certificate administrator;

(E)	officer’s certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

(F)	any “special notice” by a certificateholder that wishes to communicate with others, pursuant to the pooling and servicing agreement;

(G)	any Assessment of Compliance delivered to the certificate administrator;

(H)	any Attestation Reports delivered to the certificate administrator;

(I)
any reports delivered to the certificate administrator by the trust advisor in connection with its review of the special servicer’s net present value and Appraisal Reduction Amount calculations as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this free writing prospectus;

(J)
any recommendation received by the certificate administrator from the trust advisor for the termination of the special servicer during any period when the trust advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the certificateholders to terminate the special servicer in response to such recommendation;

(K)
any proposal received by the certificate administrator from a requisite percentage of certificateholders for the termination of the special servicer during any period when such certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the certificateholders to terminate the special servicer in response to such proposal; and

(L)
any proposal received by the certificate administrator from a requisite percentage of certificateholders for the termination of the trust advisor, and any direction of the requisite percentage of the certificateholders to terminate the trust advisor in response to such proposal;

An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

An investor registry (the “Investor Registry”), which must be made available (solely to certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the certificate administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry.

The certificate administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where certificateholders, beneficial owners of certificates and prospective purchasers of certificates may submit inquiries to the certificate administrator relating to the Distribution Date Statement, and submit inquiries to the master servicer or the special servicer relating to servicing reports prepared by that party, the mortgage loans, or the mortgaged properties, and where Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person. The certificate administrator, the master servicer or the special servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Trust and/or the certificateholders, would be in violation of applicable law or the loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer or the special servicer, as applicable, or is otherwise not advisable to answer, in which case the certificate administrator will not post such inquiry on the Investor Q&A Forum. The certificate administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the pooling and servicing agreement. In addition, no party will post or otherwise disclose direct communications with the subordinate class representative as part of its response to any inquiries. The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the depositor and the underwriters. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any certificateholder and beneficial owner by means of the Certificate Administrator’s Website. Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the pooling and servicing agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to Privileged Persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the pooling and servicing agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website. The NRSRO Certificate will state that (i) such firm is a nationally recognized statistical rating organization (an “NRSRO”) within the meaning of Section 3(a)(62) of the Exchange Act, and has provided the depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), (ii) such NRSRO has access to the depositor’s 17g-5 website and, (iii) such NRSRO shall be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s website (an “NRSRO Certification”). An NRSRO Certification will be deemed to have been executed by an NRSRO if the depositor so directs the Rule 17g-5 Information Provider.

The parties to the pooling and servicing agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s Website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the pooling and servicing agreement. The certificate administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. The certificate administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the certificate administrator may disclaim responsibility for any information for which it is not the original source. Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a certificateholder, a beneficial owner of a certificate or a prospective purchaser of a certificate and that either (a) such person is not an agent of any borrower or affiliate of any borrower, in which case such person will have access to all the reports and information made available to certificateholders hereunder and under the pooling and servicing agreement, or (b) such person is an agent or affiliate of any borrower, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator. The Investor Certification will be substantially in the form(s) provided for in the pooling and servicing agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the master servicer or the special servicer, accompanied by an investor confidentiality agreement. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and shall restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the pooling and servicing agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

“CREFC” means the CRE Finance Council.

“CREFC Reports” collectively refer to the following electronic files:  (i) CREFC bond level file, (ii) CREFC collateral summary file, (iii) CREFC property file, (iv) CREFC loan periodic update file, (v) CREFC loan setup file, (vi) CREFC financial file, (vii) CREFC special servicer loan file, (viii) CREFC comparative financial status report, (ix) CREFC delinquent loan status report, (x) CREFC historical loan modification and corrected mortgage loan report, (xi) CREFC operating statement analysis report, (xii) CREFC NOI adjustment worksheet, (xiii) CREFC REO status report, (xiv) CREFC servicer watch list, (xv) CREFC loan level reserve – LOC report, and (xvi) CREFC advance recovery report.

Other Information.  The pooling and servicing agreement will require that the certificate administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a borrower, an affiliate of a borrower, a manager of a mortgaged property, rating agency or an NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related mortgage loan documents):

(A)	any and all notices and reports delivered to the certificate administrator with respect to any mortgaged property as to which the environmental testing revealed certain environmental issues;

(B)
the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the master servicer or the special servicer with respect to each mortgaged property;

(C)
the mortgage files, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into or consented by the master servicer and/or the special servicer and delivered to the certificate administrator; and

(D)	each of the documents made available by the certificate administrator via its website as described under “—Information Available Electronically” above.

You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to certificateholders, beneficial owners of certificates and prospective purchasers of certificates, the trustee, the master servicer, the special servicer, the certificate administrator or any document custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive

Data Corp., Markit Group Limited and BlackRock Financial Management, Inc.) in accordance with the provisions of the pooling and servicing agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act. Such reports will be filed under the name of the issuing entity (File No. 333-172366). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

99% of the voting rights will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F, G and H certificates, in proportion to the respective aggregate principal balances of those classes (or, in connection with a proposed termination and replacement of the special servicer at the direction of the certificateholders generally or following a recommendation of the trust advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus, in proportion to the respective aggregate principal balances of those classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the mortgage loans); 0.5% of the voting rights will be allocated to the holders of the Class X-A certificates for as long as they are outstanding, 0.5% of the voting rights will be allocated to the holders of the Class X-B certificates until the Class X-A certificates are no longer outstanding, after which 1.0% of the voting rights will be allocated to the holders of the Class X-B certificates; and 0% of the voting rights will be allocated to the holders of the Class R certificates. Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class. Notwithstanding the foregoing, solely in connection with certificateholder proposals, or directions, to terminate and replace the special servicer or the trust advisor, Appraisal Reduction Amounts in respect of the mortgage loans will be allocated to notionally reduce the aggregate principal balances of the respective classes of principal balance certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General.  We intend to deliver the Class A-1, A-2, A-3 and A-4 certificates in minimum principal balance denominations of $25,000. Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your offered certificates in book-entry form through the facilities of DTC. See “Description of the Certificates—General” and “—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex C to this free writing prospectus.

Matters Regarding the Certificate Administrator and the Tax Administrator

The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan. In each case, that fee and the monthly fee payable to the trustee will collectively accrue at 0.0042% per annum on the Stated Principal Balance of the subject mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject mortgage loan, which is either an Actual/360 Basis or a 30/360 Basis. The certificate administrator will be required to pay to the trustee a monthly fee for its services as set forth in the pooling and servicing agreement. The certificate administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the Trust Fund. In addition, the trustee and the certificate administrator will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the pooling and servicing agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to the master servicer, the special servicer, us and the trustee.

The Trust Fund will indemnify the certificate administrator (in each of the capacities in which it serves under the pooling and servicing agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the pooling and servicing agreement, the mortgage loans or the certificates, other than (i) those resulting from the breach of the certificate administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

None of the certificate administrator, the custodian, the tax administrator or the trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Amendment of the Pooling and Servicing Agreement

The pooling and servicing agreement may be amended by the mutual agreement of the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator and the trustee, without the consent of any of the certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the pooling and servicing agreement to the prospectus supplement, (iv) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which will not be inconsistent with the then existing provisions, (v) to relax or eliminate (A) any requirement under the pooling and servicing agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III, (vii) to modify, add to or eliminate certain provisions of the pooling and servicing agreement relating to transfers of Class R certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any class of certificates to which a rating has been assigned by a Rating Agency at the request of the depositor (or the placement of the class on “negative credit watch” status in contemplation of any such action with respect thereto), or (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound; provided that, among other things,

(a)
any such amendment for the specific purposes described in clause (iv) or (vii) above will not adversely affect in any material respect the interests of any certificateholder or any third-party beneficiary of the pooling and servicing agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect; and

(b)
any such amendment will not materially adversely affect the rights, and will not increase the obligations, of any mortgage loan seller under the pooling and servicing agreement or under the related mortgage loan purchase agreement without the written consent of such mortgage loan seller.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates entitled to not less than 66-2/3% of the voting rights allocated to each class that is materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or modifying in any manner the rights of certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the certificates without the consent of each affected certificateholder, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each class of certificates which are required to consent to any such amendment, without the consent of all the holders of each class of certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC under the Code, without the consent of 100% of the certificateholders, (iv) amend any section of the pooling and servicing agreement that relates to the amendment thereof without the consent of all the holders of all certificates of the class(es) affected thereby, (v) otherwise materially adversely affect any class of certificateholders without the consent of all of the certificateholders of that class, or (vi) materially adversely affect the rights or increase the obligations of any mortgage loan seller under the pooling and servicing agreement or the related mortgage loan purchase agreement without the written consent of such mortgage loan seller.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the trustee and the certificate administrator.

Furthermore, no amendment of the pooling and servicing agreement may be effected in the absence of an opinion of counsel to the effect that the amendment is permitted under the pooling and servicing agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the Trust Fund,

2.
the purchase of all of the mortgage loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single certificateholder or group of certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative, the master servicer or the special servicer, in that order of preference, and

3.	the exchange by any single holder of all the certificates for all of the mortgage loans and REO Properties remaining in the Trust Fund.

Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution to the registered holder of each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

The right of the certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative, the master servicer and the special servicer to purchase all of the mortgage loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

●	the total Stated Principal Balance of the mortgage pool is 1.0% or less of the Cut-off Date Pool Balance,

●
within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the pooling and servicing agreement of its election to do so, and

●
if more than one holder or group of certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant class.

Any purchase by any single holder or group of certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

●	the sum of—

1.	the aggregate Purchase Price of all the mortgage loans remaining in the Trust Fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

2.
the appraised value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

●	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

The purchase will result in early retirement of the then outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the certificates for all of the mortgage loans and REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the certificates is to occur, must deposit in the applicable collection account amounts that are together equal to all amounts then due and owing to the master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the pooling and servicing agreement. No such exchange may occur until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-S, B, C, D and E certificates is reduced to zero.

The Trustee

Eligibility Requirements

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the

United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose short-term debt obligations are at all times rated not less than “P-1” by Moody’s and “F1+” by Fitch (if rated by Fitch) and whose long-term unsecured debt, is at all times rated not less than “A1” by Moody’s and “A+” by Fitch (if rated by Fitch), or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the pooling and servicing agreement or for investment of any such amounts. The pooling and servicing agreement generally provides that (i) the trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement, (ii) if an Event of Default occurs and is continuing, the trustee must exercise such of the rights and powers vested in it by the pooling and servicing agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the trustee contained in the pooling and servicing agreement will not be construed as a duty and (iv) the trustee will be liable in accordance with the pooling and servicing agreement only to the extent of the obligations specifically imposed upon and undertaken by the trustee. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of the master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any advance required to be made, and not made, by the master servicer or the special servicer under the pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus.

Matters Regarding the Trustee

The Trust Fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the pooling and servicing agreement, the mortgage loans or the certificates, other than (i) those resulting from the breach of the trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the trustee.

The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the pooling and servicing agreement. The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the certificate administrator and the tax administrator.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicer, the special servicer, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the pooling and servicing agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

Suits, Actions and Proceedings by Certificateholders

No certificateholder will have any right by virtue of any provision of the pooling and servicing agreement to institute any suit, action or proceeding in equity or at law against any party to the pooling and servicing agreement or any borrower, unless that certificateholder shall have previously given to the trustee a written notice of default, and unless also (except in the case of a default by the trustee) the holders of certificates entitled to at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee hereunder and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. No one or more holders of certificates shall have any right in any manner whatsoever by virtue of any provision of the pooling and servicing agreement to affect, disturb or prejudice the rights of any other holders of certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the pooling and servicing agreement, except in the manner herein provided and for the equal, ratable and common benefit of all certificateholders. For the protection and enforcement of the provisions described above, each and every certificateholder and the trustee shall be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any offered certificate will depend on—

●	the price at which that certificate is purchased by an investor,

●	the rate, timing and amount of distributions on that certificate, and

●	any losses or shortfalls incurred on that certificate.

The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

●	the pass-through rate for that certificate,

●
the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of Defaulted Mortgage Loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

●
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

●
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as trust advisor expenses, and the extent to which those losses and expenses are allocable in reduction of the principal balance of that certificate or result in reductions or shortfalls in interest distributable to that certificate, and

●	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

Rate and Timing of Principal Payments.  The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of, the aggregate principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the mortgage loans. Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due occur and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied or by reason of sales of parcels, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the Trust Fund. In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases. See “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and

Defeasance Provisions” for a discussion of certain of the mortgage loans with the above described characteristics.

With respect to any class of offered certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of any class of certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than mortgage loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of, the mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.  The rate and timing of delinquencies and defaults on the mortgage loans will affect—

●	the amount of distributions on your offered certificates,

●	the yield to maturity of your offered certificates,

●	if you are purchasing principal balance certificates, the rate of principal distributions on your offered certificates, and

●	the weighted average life of your offered certificates.

Delinquencies on the mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

If—

●	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the mortgage

●
loans that is lower than the default rate and amount of losses actually experienced, and the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the aggregate principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your certificate principal balance otherwise reduce amounts distributable to you. Because the Control-Eligible Certificates do not provide credit support to other classes of certificates in respect of trust advisor expenses other than Designated Trust Advisor Expenses, the yield on those other classes of certificates may be affected by losses arising from such trust advisor expenses at a time when other losses would not have affected their yield.

Even if losses on the mortgage loans do not result in a reduction of the total distributions on, or the aggregate principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

In addition, if the master servicer, the special servicer or the trustee is reimbursed for any advance made by it that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a mortgage loan remains unreimbursed following the time that such mortgage loan is modified as a specially serviced mortgage loan, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related mortgage loan), out of amounts in the collection account representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the certificates on the related distribution date.

Relevant Factors.  The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

●	prevailing interest rates;

●	the terms of the mortgage loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.	the exercise of purchase options by tenants or others and other sales of parcels by borrowers that can result in prepayments of principal, including during a lockout period for the mortgage loan; and

5.	amortization terms that require balloon payments;

●	the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

●	the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

●	the quality of management of the mortgaged properties;

●	the servicing of the mortgage loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus, the “Summaries of the Ten Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the accompanying prospectus.

The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

Neither we nor any of the underwriters makes any representation regarding:

●	the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans;

●	the relative importance of those factors;

●	the percentage of the aggregate principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

●	the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.  Because monthly distributions will not be made to certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this free writing prospectus, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of November 22, 2011 until each dollar to be applied in reduction of the aggregate principal balance of those certificates is paid to the investor. For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any offered certificate is determined by:

●	multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

●	summing the results; and

●	dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

The tables set forth below show, with respect to each class of offered certificates with principal balances,

●	the weighted average life of that class, and

●	the percentage of the initial aggregate principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the mortgage loans will behave in accordance with the Structuring Assumptions set forth in this free writing prospectus. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this free writing prospectus is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the mortgage loans) for the life of those loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2012	81%	81%	81%	81%	81%
November 2013	61%	61%	61%	61%	61%
November 2014	39%	39%	39%	39%	39%
November 2015	15%	15%	15%	15%	15%
November 2016 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.45	2.44	2.44	2.44	2.43

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-2 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.75	4.74	4.72	4.70	4.53

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-3 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	85%	85%	85%	85%	85%
November 2018	55%	55%	55%	55%	55%
November 2019	38%	38%	38%	38%	38%
November 2020	11%	11%	11%	11%	11%
November 2021 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.42	7.41	7.40	7.40	7.35

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-4 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.72	9.70	9.68	9.65	9.46

Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each class of offered certificates. We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios. The assumed purchase prices are expressed as a percentage of the initial total notional amount of the respective class of offered certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

●
determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable class of offered certificates from and including November 1, 2011 to but excluding the assumed settlement date; and

●	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their certificates. Consequently, they do not purport to reflect the return on any investment on a class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE)
of the Class A-1 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-2 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-3 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-4 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

The characteristics of the mortgage loans will differ in some respects from those assumed in preparing the tables. The tables are presented for illustrative purposes only. Neither the mortgage pool nor any mortgage loan will prepay at any constant rate, and it is unlikely that the mortgage loans will prepay in a manner consistent with any designated scenario for the tables. In addition, we cannot assure you that—

●	the mortgage loans will prepay at any particular rate,

●
the mortgage loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),

●	the mortgage loans will not default or that the mortgage loans will default at any particular rate,

●	the actual pre-tax yields on, or any other distribution characteristics of, any class of offered certificates will correspond to any of the information shown in the tables set forth above, or

●	the total purchase prices of the offered certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount for an offered certificate will be that—

●	no mortgage loan will otherwise be prepaid prior to maturity, and

●	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used. You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any offered certificates.

SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the mortgage loans and any REO Properties will be governed by the pooling and servicing agreement. In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties. You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

The master servicer and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties for which it is responsible, directly or through sub-servicers, in accordance with the Servicing Standard.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, the master servicer will be responsible for the servicing and administration of—

●	all mortgage loans as to which no Servicing Transfer Event has occurred, and

●	all worked-out mortgage loans as to which no new Servicing Transfer Event has occurred.

If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be “worked-out” until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of “Servicing Transfer Event” in the Glossary to this free writing prospectus.

The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property.

The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan, if applicable, to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. Notwithstanding the transfer of the servicing of any mortgage loan to the special servicer, the master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties.

Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its obligations and duties under the pooling and servicing agreement, unless the same party acts in all or any two such capacities.

Subject to the restrictions and limitations of the pooling and servicing agreement, the trust advisor will generally conduct an annual review of the special servicer’s operational practices on a platform basis deployed against specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the specially serviced mortgage loans. In addition, during any Collective Consultation Period or Senior Consultation Period, the trust advisor may consult with the special servicer with regard to asset status reports and certain other matters in connection with the servicing of the specially serviced mortgage loans, as described more fully below.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee:

●	will be earned with respect to each and every mortgage loan, including—

1.	each such mortgage loan that is a specially serviced mortgage loan,

2.	each such mortgage loan as to which the corresponding mortgaged property has become an REO Property, and

3.	each such mortgage loan as to which defeasance has occurred; and

●	in the case of each such mortgage loan, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

4.
be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, with respect to mortgage loans, from general collections on all the mortgage loans.

Certain of the mortgage loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such mortgage loan. The rate at which the sub-servicing fee for each such mortgage loan accrues is included in the applicable master servicing fee rate for each of those mortgage loans.

The master servicer will be entitled to designate a portion of the master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the master servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the master servicer or any termination of the master servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor master servicer that satisfies the requirements of the pooling and servicing agreement.

Prepayment Interest Shortfalls. The pooling and servicing agreement will require the master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than specially serviced mortgage loans and mortgage loans on which the special servicer allowed or consented to the master servicer allowing a Principal Prepayment on a date other than the applicable due date) during the related collection period, and (ii) the aggregate of (A) that portion of its master servicing fees for the related distribution date that is, in the case of each and every mortgage loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.03% per annum, and (B) all Prepayment Interest Excesses received by the master servicer during the related collection period; provided that the master servicer shall pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any Principal Prepayment received in respect of a mortgage loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the master servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (w) subsequent to a default under the related mortgage loan documents, (x) pursuant to applicable law or a court order, (y) at the request or with the consent of the special servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the subordinate class representative).

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage loans during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the mortgage loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus.

Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be—

●	the special servicing fee,

●	the workout fee, and

●	the liquidation fee.

Special Servicing Fee. The special servicing fee:

●	will be earned with respect to—

1.	each specially serviced mortgage loan, if any, and

2.	each mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property;

●	in the case of each mortgage loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a special servicing fee rate of 0.25% per annum, and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

●
except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans and any related REO Properties that are on deposit in the collection account from time to time.

Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan.

The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero shall be adjusted in the following manner: (i) the Workout Fee Rate shall be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such mortgage loan becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the special servicer shall not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the special servicer shall be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the pooling and servicing agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the special servicer shall not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the certificateholders.

Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the Trust Fund by (i) a mortgage loan seller (or, in the case of a mortgage loan sold by Basis Real Estate Capital, Basis Investment) in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable. In addition, no liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a mortgage loan seller (or, in the case of a mortgage loan sold by Basis Real Estate Capital, Basis Investment) if the Loss of Value payment is made within 90 days after the obligation to cure, repurchase or substitute the related mortgage loan arises.

In addition, if a liquidation fee otherwise becomes payable with respect a mortgage loan, then such liquidation fee payable to the special servicer with respect to such mortgage loan in the aggregate shall be reduced by the amount of any Offsetting Modification Fees.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the certificateholders.

The pooling and servicing agreement will provide that, with respect to each collection period, the special servicer must deliver or cause to be delivered to the certificate administrator, without charge and within two business days following the end of such collection period, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related collection period.

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan or REO property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan and any purchaser of any mortgage loan or REO property) in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the pooling and servicing agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any special servicer compensation to which the special servicer is entitled pursuant to the pooling and servicing agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable (x) treasury management fees, banking fees, insurance commissions or fees and appraisal fees or (y) commissions, brokerage fees, rebates or other fees securing arrangements entered into on an arm’s length basis at rates that would be commercially reasonable for third parties performing such services received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan or REO Property, in each case, in accordance with the pooling and servicing agreement.

The special servicer and its affiliates will be prohibited from receiving or retaining certain compensation from any person in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the pooling and servicing agreement to the extent set forth in the pooling and servicing agreement.

Additional Servicing Compensation. The master servicer will be entitled to the following items as additional master servicing compensation, to the extent that such items are actually collected on the mortgage loans:

●	100% of any defeasance fees;

●
(x) 50% of Modification Fees actually collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans and paid in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement and (y) 100% of Modification Fees actually collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans and paid in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

●
100% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement, and 50% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

●	100% of Assumption Application Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans;

●
100% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent the master servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement, and 50% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

●	any and all amounts collected for checks returned for insufficient funds on all mortgage loans;

●
to the extent provided in the pooling and servicing agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the mortgage loans;

●	any Prepayment Interest Excesses arising from any principal prepayments on the mortgage loans;

●
interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related mortgage loan); and

●	a portion of late payment charges and Default Interest.

The special servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the mortgage loans:

●	100% of Modification Fees actually collected during the related collection period with respect to any specially serviced mortgage loans or successor REO mortgage loans;

●
50% of Modification Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

●
100% of Assumption Fees collected during the related collection period with respect to mortgage loans that are specially serviced mortgage loans, and 50% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

●	100% of Assumption Application Fees collected during the related collection period with respect to mortgage loans that are specially serviced mortgage loans;

●
100% of consent fees on mortgage loans that are specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan, and 50% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

●
to the extent provided in the pooling and servicing agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the mortgage loans;

●
50% of the other loan processing fees actually paid by the borrowers under the mortgage loans that are not specially serviced mortgage loans to the extent that the consent of the special servicer is required in connection with the associated action, and 100% of other loan processing fees actually paid by the borrowers under the mortgage loans that are specially serviced mortgage loans.

●
interest or other income earned on deposits in the REO account and the loss of value reserve account maintained by the special servicer (but only to the extent of the net investment earnings, if any, with respect to such REO account for each collection period); and

●	a portion of late payment charges and Default Interest.

Midland, the special servicer, has advised the depositor that it may, and the pooling and servicing agreement will authorize the special servicer, to enter into one or more arrangements with the majority subordinate certificateholder and/or the subordinate class representative, or any other person(s) that may be entitled to remove or replace the special servicer, to provide for the payment by the special servicer to such party or parties of certain of the special servicer’s compensation hereunder, whether in consideration of the special servicer’s appointment or continuation of appointment as special servicer in connection with the pooling and servicing agreement, limitations on such parties’ right to terminate or replace the special servicer in connection with the pooling and servicing agreement or otherwise. If the special servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement shall constitute obligations solely of the special servicer and not of any other party hereto. If the special servicer enters into such an agreement and one or more other person(s) thereafter become the applicable majority subordinate certificateholder and/or the subordinate class representative, or becomes entitled to remove or replace the special servicer, as applicable, such agreement shall not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the majority subordinate certificateholder and/or the subordinate class representative, as applicable, or as a party otherwise entitled to remove or replace the special servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

Compensation of the Trust Advisor. The principal compensation to be paid to the trust advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

●	will be earned with respect to each and every mortgage loan, including, without limitation—

1.	each such mortgage loan, if any, that is a specially serviced mortgage loan,

2.	each such mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property, and

3.	each such mortgage loan as to which defeasance has occurred; and

●	in the case of each such mortgage loan, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a trust advisor fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

4.
be payable monthly to the trust advisor from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

The trust advisor ongoing fee rate with respect to any distribution date will be 0.00235% per annum.

In addition, as additional compensation for its activities under the pooling and servicing agreement, the trust advisor shall be entitled to receive the trust advisor consulting fee. The trust advisor consulting fee shall be payable, subject to the limitations set forth below, in an amount equal to $12,000 in connection with each Material Action for which the trust advisor engages in consultation under the pooling and servicing agreement; provided, however, that (i) no such fee shall be paid except to the extent such fee is actually paid by the related borrower (and in no event shall such fee be paid from the Trust Fund); (ii) the trust advisor shall be entitled to waive all or any portion of such fee in its sole discretion and (iii) the master servicer or the special servicer, as applicable, shall be authorized to waive the borrower’s payment of such fee in whole or in part if the master servicer or the special servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the trust advisor prior to effecting such waiver. In connection with each Material Action for which the trust advisor has consultation rights under the pooling and servicing agreement, the master servicer or the special servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related mortgage loan documents. In no event may the master servicer or the special servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions shall not be construed to prohibit requests for payment of such trust advisor consulting fee.

Investment of Accounts. Each of the master servicer and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted Investments. See “—Collection Account” below. The master servicer or special servicer—

●	will be entitled to retain any interest or other income earned on those funds, and

●
will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the master servicer or special servicer, as applicable.

Neither the master servicer nor the special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances. Each of the master servicer, the special servicer and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the pooling and servicing agreement. The master servicer, the special servicer and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, the master servicer will be required to make any servicing advances relating to any mortgage loan or REO Property, including any servicing advances relating to any mortgage loan or REO Properties. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

The special servicer must notify the master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the master servicer must make the servicing advance unless the master servicer determines such advance to be a nonrecoverable advance, except that the special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property. If the special servicer makes an emergency servicing advance, the master servicer must reimburse the special servicer for such emergency servicing advance, upon which the master servicer will be deemed to have made the servicing advance. Notwithstanding the foregoing, the master servicer need not so reimburse an emergency servicing advance that it determines to be a nonrecoverable advance but such servicing advance, like other nonrecoverable advances, may be reimbursed to the special servicer from amounts on deposit in the master servicer’s collection account.

If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

●	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

●	if the failure continues for one more business day, to make the servicing advance.

Except for the master servicer, the special servicer or the trustee as described above, no person will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO Property.

Despite the foregoing discussion or anything else to the contrary in this free writing prospectus, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that it determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the collection account from time to time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the subordinate class representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard or any duty under the pooling and servicing agreement; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the offered certificates. The master servicer or the trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the pooling and servicing agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the collection account or distribution account, as applicable, allocable to interest on the mortgage loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information requested by the master servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the pooling and servicing agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a mortgage loan remains unreimbursed following the time that such mortgage loan is modified while a specially serviced mortgage loan, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related mortgage loan intended as a reimbursement of such advance. If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the mortgage loans, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

Insofar as the special servicer may make servicing advances, it will have the same rights described above as the master servicer and the trustee.

The pooling and servicing agreement will also permit the master servicer, and require the master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the collection account any servicing expense that, if advanced by the master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the certificateholders.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the collection account, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

Trust Advisor Expenses. The trust advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the trust advisor pursuant to the pooling and servicing agreement (other than the trust advisor ongoing fee and the trust advisor consulting fee), which we refer to as “trust advisor expenses”. In general, the amount of trust advisor expenses reimbursable to the trust advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the principal balance certificates that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction of trust advisor expenses for such distribution date, in each case, allocable to the principal balance certificates (other than the Control-Eligible Certificates) other than the Class A-1, A-2, A-3, A-4, X-A and X-B certificates for such distribution date. Amounts so reimbursed on each distribution date will be allocated and borne by the certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”. Any amount of trust advisor expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments. Notwithstanding these provisions, trust advisor expenses incurred in connection with legal proceedings that are pending or threatened against the trust advisor at the time of its discharge will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust

Fund for purposes of payment by the Trust Fund and allocation between the various classes of certificateholders.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the special servicer must, in general, deliver to the subordinate class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

●	a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

●
a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related mortgaged property or properties;

●	a summary of the special servicer’s recommended action with respect to the specially serviced mortgage loan;

●	the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the subordinate class representative (during a Subordinate Control Period or Collective Consultation Period), the trust advisor (during a Collective Consultation Period or Senior Consultation Period), the master servicer, the certificate administrator (upon request), the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s website) and, on the second business day following delivery to the Rule 17g-5 Information Provider, the Rating Agencies. During a Subordinate Control Period, if the subordinate class representative does not disapprove an asset status report within ten business days, the special servicer will be required to implement the recommended action as outlined in the asset status report. In addition, during a Subordinate Control Period, the subordinate class representative may object to any asset status report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the certificateholders (as a collective whole, as if they together constituted a single lender). If, during a Subordinate Control Period, the subordinate class representative disapproves the asset status report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. During a Subordinate Control Period, the special servicer will be required to revise the asset status report until the subordinate class representative fails to disapprove the revised asset status report as described above, until the subordinate class representative’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the certificateholders. In the event that, during a Subordinate Control Period, the subordinate class representative and the special servicer have not agreed upon an asset status report within 90 days following the subordinate class representative’s receipt of the initial asset status report, the special servicer will implement the actions described in the most recent asset status report submitted by the special servicer to the subordinate class representative.

In addition, the special servicer will be required to deliver a summary (as approved by the subordinate class representative if a Subordinate Control Period is in effect) of each Final Asset Status Report to the certificate administrator. Upon receipt of such summary, the certificate administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any specially serviced mortgage loan, means each related asset status report, together with such other data or supporting information provided by the special servicer to the subordinate class representative, in each case prepared in connection with the workout or liquidation of such specially serviced mortgage loan and which, in any event, will not include any Privileged Information; provided that no asset status report shall be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the subordinate class representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

During any Collective Consultation Period, each of the subordinate class representative and the trust advisor will be entitled to consult on a non-binding basis with the special servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the subordinate class representative and/or the trust advisor. The special servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the subordinate class representative and/or the trust advisor. Consultation with the trust advisor will occur in the manner described under “—The Trust Advisor” below.

During any Senior Consultation Period, the trust advisor will be entitled to consult on a non-binding basis with the special servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the trust advisor. The special servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the trust advisor. The interaction with the trust advisor will occur in the manner described under “—The Trust Advisor” below.

Also notwithstanding the provisions described above, in connection with any asset status report, the subordinate class representative and the trust advisor may not direct or advise the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the pooling and servicing agreement.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder. The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate class among the Class F, G and H Certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or

(ii) during a Collective Consultation Period, the most subordinate class among the Class F, G and H certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

Notwithstanding anything to the contrary contained herein, at any time that the holder of a majority interest in the Class F certificates is the majority subordinate certificateholder, the Subordinate Class Representative may waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the majority subordinate certificateholder set forth in this Agreement by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and trust advisor. Any such waiver shall remain effective until such time as the majority subordinate certificateholder sells its interest in the Class F certificates to an unaffiliated third party. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described herein without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Subordinate Class Representative. No successor majority subordinate certificateholder will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its purchase of the Class F certificates and had not become a Corrected Mortgage Loan prior to such purchase until such mortgage loan becomes a corrected mortgage loan.

During any Subordinate Control Period, the majority subordinate certificateholder, or the subordinate class representative on its behalf, will have the right to terminate the special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that each Rating Agency confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates. It is anticipated that Rialto Real Estate Fund, LP or an affiliate, or one or more investment funds for which it is the manager, agent or other representative, will purchase all the Class F, G and H certificates on the Closing Date and become the initial majority subordinate certificateholder.

Whenever a majority subordinate certificateholder has elected to “opt-out” of its rights under the pooling and servicing agreement, a senior consultation period will be in effect and the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding that a subordinate control period or collective consultation period is or would otherwise then be in effect).

Subordinate Class Representative. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. The subordinate class representative may resign at any time.

Rights and Powers of Subordinate Class Representative. During any Subordinate Control Period, (i) the subordinate class representative generally will be entitled to approve or disapprove asset status reports and (ii) the special servicer generally will not be permitted to take or consent to the master servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the special servicer has notified the subordinate class representative and the subordinate class representative has consented (or failed to object) thereto in writing within ten business days (or, in connection with a leasing matter, five business days, or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the master servicer has requested approval from the special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action). However, the special servicer may take any Material Action (or consent to the master servicer taking a Material Action) without waiting for the response of the subordinate class representative if the special servicer determines that immediate action is necessary to protect the interests of the certificateholders as a collective whole. Furthermore, during a Subordinate Control Period, the subordinate class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties or as to which provision is otherwise made in the pooling and servicing agreement. During a Subordinate Control Period, the subordinate class representative will have the right to remove the existing special servicer, with or without cause, and appoint a successor to the special servicer as described under “—Replacement of the Special Servicer” below.

During any Collective Consultation Period, the subordinate class representative will have consultation rights (in addition to those of the trust advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the subordinate class representative has been consulted. During any Collective Consultation Period or Senior Consultation Period, the subordinate class representative will have no right to remove the existing special servicer.

Also notwithstanding the provisions described above, the subordinate class representative may not direct or advise the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the pooling and servicing agreement.

When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the subordinate class representative discussed above could have on the actions of the special servicer.

Liability to Borrowers. In general, any and all expenses of the subordinate class representative are to be borne by the holders of the appointing class, in proportion to their respective percentage interests in that class, and not by the Trust Fund. However, if a claim is made against the subordinate class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the Trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the special servicer (in its sole judgment) determines that the subordinate class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders. The pooling and servicing agreement will provide that each certificateholder, by its acceptance of its related certificate, will be deemed to have acknowledged and agreed that (i) the subordinate class representative may have special relationships and interests that conflict with those of holders and owners of one or more classes of certificates; (ii) the subordinate class representative may act solely in the interests of the holders of the Class F, G and/or H certificates; (iii) the subordinate class representative does not have any duties to the Trust Fund or to the holders of any class of certificates; (iv) the subordinate class representative may take actions that favor the interests of the holders of the Class F, G, and/or H certificates over the interests of the holders of one or more other classes of certificates; (v) the subordinate class representative will have no liability whatsoever to the Trust Fund, the certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the pooling and servicing agreement; and (vi) no certificateholder may take any action whatsoever against the subordinate class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the subordinate class representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph.

The Trust Advisor

General. The trust advisor will agree in the pooling and servicing agreement to perform specified services for the benefit of the trustee on behalf of the Trust. The trust advisor will perform certain review duties on a platform basis that will generally include a limited annual review of and report regarding the special servicer to the certificate administrator. The review and report generally will be based on: (a) during a Subordinate Control Period, any Final Asset Status Reports delivered to the trust advisor by the special servicer, (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the trust advisor by the special servicer and/or (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform basis in light of the Servicing Standard. In addition, during any Collective Consultation Period or Senior Consultation Period, the trust advisor will consult with the special servicer with regard to certain matters with respect to its servicing of the specially serviced mortgage loans to the extent described in this free writing prospectus and set forth in the pooling and servicing agreement.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the Servicing Standard in its analysis, the trust advisor will not itself be bound by the Servicing Standard. The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. No other party to the pooling and servicing agreement, and no subordinate class representative, will have any duty to monitor or supervise the performance by the trust advisor of its duties under the pooling and servicing agreement. The trust advisor is not an “advisor” for any purpose other than as specifically set forth in the pooling and servicing agreement and is not an advisor to any person, including without limitation any certificateholder. See “Risk Factors—Risks Relating to the Offered Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this free writing prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus below. For the avoidance of doubt, the trust advisor is not an Investment Adviser within the meaning of the Investment Company Act of 1940, as amended.

The ability to perform the duties of the trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the trust advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information or the special servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the trust advisor from performing its annual reporting duties under the pooling and servicing agreement in which case any annual report will describe any resulting limitations or prohibitions.

Annual Reports and Meeting

Based on (a) the trust advisor’s review of (i) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the trust advisor by the special servicer, and (ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the trust advisor by the special servicer and, (b) during a Senior Consultation Period, in addition to the foregoing, the trust advisor’s meeting with the special servicer as described below, the trust advisor will prepare an annual report to be provided to the certificate administrator for the benefit of the certificateholders (and made available through the Certificate Administrator’s Website) setting forth its assessment of the special servicer’s overall performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans (or, during any Subordinate Control Period, with respect to the resolution and liquidation of specially serviced mortgage loans with respect to which a Final Asset Status Report has been issued) and with respect to each Final Asset Status Report during the prior calendar year. No annual report will be required with respect to any calendar year in which no asset status report is prepared (or, during a Subordinate Control Period, finalized) in connection with any specially serviced mortgage loan or REO Property. The trust advisor will provide the master servicer, the special servicer and (during any Subordinate Control Period or Collective Consultation Period) the subordinate class representative with a copy of such annual report. Each of the special servicer and the subordinate class representative must be given an opportunity to review any annual report produced by the trust advisor at least 10 days prior to the delivery thereof to the certificate administrator. In the event that the trust advisor has provided for review to the special servicer a trust advisor annual report containing an assessment of the performance of the special servicer that in the reasonable view of the special servicer presents a negative assessment of the special servicer’s performance, the special servicer will be permitted to provide to the trust advisor reasonably limited non-privileged information and documentation, in each case that is relevant to the facts upon which the trust advisor has based such assessment, and the trust advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment.

Forms of annual report are attached to this free writing prospectus as Annexes D-1 and D-2. In each annual report, the trust advisor will identify any material deviations of which it has actual knowledge by the special servicer (i) from the trust advisor’s understanding of the Servicing Standard and (ii) from the special servicer’s obligations under the pooling and servicing agreement with respect to the resolution and liquidation of specially serviced mortgage loans. Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and set forth in the pooling and servicing agreement.

No annual report shall be required with respect to any calendar year in which no asset status report is prepared (or, during a Subordinate Control Period, finalized) in connection with a specially serviced mortgage loan or REO property.

As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the subordinate class representative and the special servicer related to any specially serviced mortgage loan or the exercise of the subordinate class representative’s consent or consultation rights under the pooling and servicing agreement, and (ii) any information that the special servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related borrower or other interested party.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the trust advisor will be required to meet with representatives of the special servicer and, subject to the limitations described in this free writing prospectus or as otherwise set forth in the pooling and servicing agreement, review certain operational activities related to specially serviced mortgage loans as described in the pooling and servicing agreement. During such annual meeting, the trust advisor will discuss the special servicer’s operational practices in light of the Servicing Standard and the special servicer’s obligations under the pooling and servicing agreement and may discuss the special servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the special servicer’s reasoning for believing they are in compliance with the pooling and servicing agreement and other pertinent information the trust advisor may consider relevant, in each case, in so far as such information relates to the resolution or liquidation of specially serviced mortgage loans. The trust advisor will be required to provide the special servicer with at least 30 days prior written notice of the date proposed for an annual meeting. The trust advisor and the special servicer will determine a mutually acceptable date for the annual meeting and the trust advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the special servicer, including the identity, if any, of the Final Asset Status Report(s) that shall be discussed during the annual meeting.

During any Collective Consultation Period or Senior Consultation Period, the trust advisor and the special servicer may discuss any of the asset status reports produced with respect to any specially serviced mortgage loan as part of the trust advisor’s annual assessment of the special servicer. The special servicer will be required to make available servicing officers with relevant knowledge regarding the applicable specially serviced mortgage loans and the related platform level information for each annual meeting.

Subordinate Control Period. During a Subordinate Control Period, the trust advisor’s obligations will be limited to the general reviews described in this free writing prospectus and as set forth in the pooling and servicing agreement and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations described in this free writing prospectus and as set forth in the pooling and servicing agreement.

The trust advisor shall not be required, in connection with any annual report during a Subordinate Control Period, to consider any specially serviced mortgage loan or REO property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the special servicer will deliver to the trust advisor each Final Asset Status Report. The trust advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the special servicer or subordinate class representative in connection with the subordinate class representative’s exercise of any rights under the pooling and servicing agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the certificates.

The trust advisor, the trust advisor’s subcontractors and the trust advisor’s affiliates will not disclose such Privileged Information so received from the special servicer or subordinate class representative to any other person (including any certificateholders which are not then holders of the Control-Eligible Certificates), other than to the other parties to the pooling and servicing agreement, to the extent expressly required by the pooling and servicing agreement, unless the trust advisor is, as evidenced by an opinion of counsel to the trust advisor, the special servicer, the subordinate class representative and the certificate administrator, otherwise required by applicable law, rule, regulation, order, judgment or decree to disclose such information. If any party to the pooling and servicing agreement (other than the special servicer) so receives any such Privileged Information from the trust advisor or its affiliates and has been advised that such information is Privileged Information, then such party will be prohibited from disclosing such information received by it from the trust advisor or its affiliates to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the special servicer and the subordinate class representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such party, (c) it is reasonable and necessary for such party to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation, and/or (e) such disclosure is required by applicable law, rule, regulation, order, judgment or decree. Notwithstanding the foregoing, the trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the trust advisor to the extent necessary and for the sole purpose of permitting the trust advisor to perform its duties under the pooling and servicing agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the trust advisor, which will inure to the benefit of the subordinate class representative.

In addition, during any Subordinate Control Period, the special servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the trust advisor after they have been finalized, and the trust advisor may review such calculations in support of its annual report on the special servicer’s activities but shall not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period. During any Collective Consultation Period or Senior Consultation Period, the special servicer will promptly deliver each asset status report prepared in connection with the workout or liquidation of a specially serviced mortgage loan to the trust advisor and, during a Collective Consultation Period, the subordinate class representative. The trust advisor will be required to provide comments to the special servicer in respect of the asset status reports, if any, within 10 business days of receipt, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the certificateholders (including any holders of Control-Eligible Certificates), as a collective whole in accordance with the Servicing Standard. In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the special servicer with respect to Material Actions (regardless of whether such Material Actions are covered by an asset status report) if so requested by the special servicer. Any such consultation during a Collective Consultation Period will be in addition to any consultation between the subordinate class representative. Notwithstanding the provision described in the preceding sentence or any other provision of the pooling and servicing agreement to the contrary, the trust advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the special servicer may perform under the pooling and servicing agreement to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a specially serviced mortgage loan or REO property.

The special servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the trust advisor and, during any Collective Consultation Period, the subordinate class representative. The special servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent the special servicer determines that the trust advisor’s and/or subordinate class representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the certificateholders, taking into account the interests of all of the certificateholders as a collective whole.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the trust advisor or a recommendation of the trust advisor that would require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund. For the avoidance of doubt, the special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the trust advisor or a recommendation of the trust advisor in any event.

Trust Advisor Ongoing Fees. The ongoing fee of the trust advisor will be payable monthly from amounts received in respect of each Mortgage Loan as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”. The trust advisor consulting fee will be payable in connection with Material Actions on which the trust advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Trust Advisor Indemnity. The trust advisor, its affiliates and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the pooling and servicing agreement or the certificates; provided that the reimbursement of such indemnification and expenses will be subject to the limitations described under “Description of the Offered Certificates” in this free writing prospectus; provided, further, that the indemnification will not extend to any loss, liability or expense incurred by reason of the trust advisor’s willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of the trust advisor’s grossly negligent disregard of such obligations or duties. See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below.

Net Present Value Calculations

The pooling and servicing agreement will require that all net present value calculations and determinations with respect to any mortgage loan or REO property (including for purposes of the definition of “Servicing Standard”) be made using a discount rate (a) for principal and interest payments on a mortgage loan, or the sale of a mortgage loan, the higher of (x) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable mortgage loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal or appraisal update of the related mortgaged property obtained under the pooling and servicing agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the special servicer will forward any calculations of Appraisal Reduction Amount or net present value to the trust advisor and (during any Collective Consultation Period) the subordinate class representative, and (a) the trust advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the trust advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan prior to the utilization by the special servicer, and (b) insofar as the calculation and/or application of the special servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the special servicer, the trust advisor will be required to assess the reasonableness of the determination made by the special servicer in the exercise of such discretion. The special servicer will be required to deliver the foregoing calculations, together with information and supporting materials (including such additional information reasonably requested by the trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the trust advisor and (during any Collective Consultation Period) the subordinate class representative. In the event the trust advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any such determination made by the special servicer in the exercise of such discretion, the trust advisor and the special servicer will consult with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the special servicer in the exercise of its discretion. During any Collective Consultation Period, the special servicer will also be required to send to the subordinate class representative copies of the special servicer’s calculations and the information and supporting materials and to engage in consultation with the subordinate class representative in connection with its calculations and determinations. During any Collective Consultation Period, in the event that the trust advisor and the subordinate class representative agree on such matters, the special servicer shall perform its calculations in accordance with such agreement. Otherwise, if the trust advisor and the subordinate class representative do not reach agreement on such matters following the trust advisor’s calculation and verification procedures, the special servicer shall proceed according to its determination, and the trust advisor will promptly prepare a report on the matter, which report shall set forth its calculations, and deliver such report to the certificate administrator, which must post the report to the Certificate Administrator’s Website. No other action is required in connection with such circumstances.

Replacement of the Special Servicer

During any Subordinate Control Period, the subordinate class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer. It will be a condition to such appointment that the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates.

During any Subordinate Control Period, the majority subordinate certificateholder will have the right to terminate the special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that the

Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the mortgage loans to notionally reduce the principal balances of the principal balance certificates) requesting a vote to terminate the special servicer and appoint a successor special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses shall not be paid from the Trust Fund) and (iii) delivery by such holders to the certificate administrator of a Rating Agency Confirmation from each of the Ratings Agencies (to be obtained at the expenses solely of such certificateholders), the certificate administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all certificates in such regard. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the mortgage loans to notionally reduce the principal balances of the principal balance certificates) of all principal balance certificates on an aggregate basis, the certificate administrator will be required to terminate all of the rights and obligations of the special servicer under the pooling and servicing agreement and appoint the successor special servicer that was proposed by the certificateholders requesting the vote. Such termination and replacement will be further conditioned, however, on such successor special servicer being a Qualified Replacement Special Servicer. This will also be subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the pooling and servicing agreement which survive termination. If a proposed termination and replacement of the special servicer by certificateholders as described above is not consummated within 180 days following the initial request of the certificateholders who requested a vote, then the proposed termination and replacement shall have no further force or effect (except that the certificate administrator shall be entitled to apply any amounts prepaid by such certificateholders for expenses to pay any expenses incurred by the certificate administrator).

In addition, during any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties under the pooling and servicing agreement in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. In such event, the trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the then-current special servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement special servicer. The certificate administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered certificateholders. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of certificateholders having at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts in respect of the mortgage loans to notionally reduce the aggregate principal balances of the certificates) of all principal balance certificates on an aggregate basis. In the event the holders of such principal balance certificates elect to remove and replace the special servicer, the certificate administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such certificateholders themselves deliver such Rating Agency Confirmation. In the event the trustee and the certificate administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the pooling and servicing agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the pooling and servicing agreement and to appoint the successor special servicer that has been approved by the certificateholders and constitutes a Qualified Replacement Special Servicer. This will be subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the pooling and servicing agreement which survive termination. The reasonable costs and expenses associated with the trust advisor’s identification of a Qualified Replacement Special Servicer, and the certificate administrator’s obtaining such Rating Agency Confirmations and administering the vote of the certificateholders will be an Additional Trust Fund Expense. If a proposed termination and replacement of the special servicer recommended by the trust advisor as described above is not consummated within 180 days following the initial recommendation of the trust advisor, then the proposed termination and replacement shall have no further force or effect.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the pooling and servicing agreement, (ii) is not an affiliate of the trust advisor, (iii) is not obligated to pay the trust advisor (x) any fees or otherwise compensate the trust advisor in respect of its obligations under the pooling and servicing agreement, (y) for the appointment of the successor special servicer or the recommendation by the trust advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the trust advisor or (v) is not entitled to receive any fee from the trust advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the certificateholders.

Maintenance of Insurance

In the case of each mortgage loan (including any specially serviced mortgage loan), the master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the master servicer will be required, subject to certain limitations set forth in the pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

●
a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

●	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

●
the master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates and the trustee has an insurable interest; and

●
the master servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the master servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of subordinate class representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the trust advisor and (during any Collective Consultation Period) the subordinate class representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”). The subordinate class representative and/or trust advisor, as applicable, will have no more than 30 days to respond to the special servicer’s request for such consent or consultation; provided, however, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the subordinate class representative and/or trust advisor, the special servicer will not be required to do so.

Each of the master servicer (at its own expense) and the special servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property and (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) the master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the master servicer or special servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A” by Fitch and “A2” by Moody’s, and the master servicer or special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each mortgage loan, the master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. However, subject to the related mortgage loan documents, if the subject mortgage loan (either alone or, if applicable, with other related mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those Rating Agencies, as the case may be, to the certificates. Furthermore, except in limited circumstances, the master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the pooling and servicing agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”.

Transfers of Interests in Borrowers

The master servicer will generally have the right to consent, without the approval of the special servicer, to any transfers of an interest in a borrower under a non-specially serviced mortgage loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if—

●
the subject mortgage loan alone – or together with all other mortgage loans that have the same or a known affiliated borrower – is one of the ten largest mortgage loans in the Trust Fund (according to Stated Principal Balance); has a Cut-off Date Principal Balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

●	the transfer is of an interest in the borrower of greater than 49%,

then the master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the certificates unless the mortgage loan documents grant the borrower a right to enter into such transaction without delivery of a Rating Agency Confirmation. In addition, the pooling and servicing agreement may require the master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

Modifications, Waivers, Amendments and Consents

The special servicer, with respect to a specially serviced mortgage loan, or the master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard and the pooling and servicing agreement, agree to:

●	modify, waive or amend any term of any mortgage loan;

●	extend the maturity of any mortgage loan;

●	defer or forgive the payment of interest (including Default Interest) on and principal of any mortgage loan;

●	defer or forgive the payment of late payment charges on any mortgage loan;

●	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

●	permit the release, addition or substitution of collateral securing any mortgage loan;

●	permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan; or

●	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this free writing prospectus, and further, to each of the following limitations, conditions and restrictions:

●
Unless the master servicer has obtained the consent of the special servicer, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the Trust Fund, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan, (2) materially and adversely affect the security for that mortgage loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

●
With limited exceptions generally involving the waiver of Default Interest and late payment charges, the special servicer may not agree to, or consent to the master servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer’s taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

2.	in the judgment of the special servicer, materially impair the security for the mortgage loan,

unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan at maturity or on an earlier date is reasonably foreseeable, or the special servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the certificateholders as a collective whole, on a present value basis than would liquidation.

●	Neither the master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan, to a date beyond the earlier of—

1.	two years prior to the rated final distribution date, and

2.
if the mortgage loan, is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

●
Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would result in an Adverse REMIC Event.

●
Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan, that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

●
The special servicer may not permit or consent to the master servicer’s permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)
there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.
received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of certificates.

●
With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the master servicer’s releasing any material real property collateral securing a performing mortgage loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulation Section 1.1001-3(c)(3)), provided, however, that in the case of transactions involving a release of a lien on real property that secures a mortgage loan, such a lien release shall be permitted only if the related mortgage loan will continue to be “principally secured by real property” after the lien is released, or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30. Also, in no event will either the master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Also notwithstanding the foregoing, the master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any certificateholder or obtain any confirmation from the Rating Agencies in order to approve the following modifications, waivers or amendments of non-specially serviced mortgage loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a mortgaged property (including, without limitation, any such releases (A) to which the related loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related loan documents that do not include any other approval or exercise)) and such release is made as required by the related loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the mortgaged property); (iii) grants of easements or rights of way that do not materially affect the use or value of a mortgaged property or the borrower’s ability to make any payments with respect to the related mortgage loan; (iv) granting other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that affect less than the greater of (a) 30% of the net rentable area of the mortgaged property and (b) 30,000 square feet of the mortgaged property; (v) approval of annual budgets to operate the mortgaged property; (vi) grants of any waiver or consent that the master servicer determines (in accordance with the Servicing Standard) to be immaterial; (vii) approving a change of the property manager at the request of the related borrower (provided that the related mortgaged property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the pooling and servicing agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related mortgage loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then aggregate Stated Principal Balance of the mortgage pool, whichever is less, (viii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any mortgaged property securing a mortgage loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related loan documents that do not include any other approval or exercise) or (ix) would not constitute a “significant modification” of the subject mortgage loan pursuant to Treasury Regulations Section 1.860G-2(b), would not cause any mortgage loan to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to REMIC I, REMIC II or REMIC III, and (y) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a mortgaged property from the lien of the related mortgage loan or (ii) the taking of any portion of a mortgaged property by exercise of the power of eminent domain or condemnation, if the loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining mortgaged property or mortgaged properties or the fair market value of the real property constituting the remaining mortgaged property or mortgaged properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation of the value of the collateral shall be solely based on the real property included therein.

All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicer and the special servicer must deliver to the certificate administrator for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, (A) the master servicer must promptly provide the special servicer with written notice of any borrower request for such modification, waiver or amendment, the master servicer’s written recommendations and analysis, and with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant any such consent, (B) the special servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the pooling and servicing agreement that require the special servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or in connection with an Acceptable Insurance Default, 90 days of the special servicer’s receipt from the master servicer of the master servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such consent shall be deemed to have been granted. If approval is granted or deemed to have been granted by the special servicer, the master servicer will be responsible for entering into the relevant documentation.

Required Appraisals

Within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, the special servicer must use reasonable efforts to obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless—

●	an appraisal had previously been obtained within the prior nine months, and

●	the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the class of certificateholders whose members are entitled to appoint the subordinate class representative.

If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is required to redetermine (in consultation with the subordinate class representative during any Subordinate Control Period, or in consultation with one or more of the subordinate class representative and the trust advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the certificate administrator, the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when—

●	any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

●	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the class of certificateholders entitled to appoint the subordinate class representative), whenever the special servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative will have the right, exercisable within ten business days after the special servicer’s report of the resulting Appraisal Reduction Amount, to direct the special servicer to hire a qualified appraiser reasonably satisfactory to the subordinate class representative to prepare a second appraisal of the mortgaged property at the expense of the subordinate class representative. The special servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the subordinate class representative. Within ten business days following its receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal. Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the class of certificates whose members are entitled to appoint the subordinate class representative:

●
the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related mortgage loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the pooling and servicing agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the class of certificates whose members are entitled to appoint the subordinate class representative) unless and until (a) the subordinate class representative fails to exercise its right to direct the special servicer to obtain a second appraisal within the exercise period described above or (b) if the subordinate class representative exercises its right to direct the special servicer to obtain a second appraisal, such second appraisal is not received by the special servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

●
if the subordinate class representative exercises its right to direct the special servicer to obtain a second appraisal and such second appraisal is received by the special servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the special servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

Appraisal Reduction Amounts will be calculated in the manner described under the definition of “Appraisal Reduction Amount” in the Glossary to this free writing prospectus.

Collection Account

General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the offered certificates.

The funds held in the master servicer’s collection account may be held as cash or invested in Permitted Investments. See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits. The master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the mortgage loans that are received by or on behalf of the master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the Trust Fund that may occur as otherwise described in this free writing prospectus. Notwithstanding the foregoing, the master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals. The master servicer may make withdrawals from the collection account for the purpose of making any Authorized Collection Account Withdrawals.

The pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

Promptly upon a mortgage loan becoming a Defaulted Mortgage Loan, and, if the special servicer determines in accordance with the Servicing Standard that it would be in the best interests of the certificateholders (as a collective whole) to attempt to sell such Defaulted Mortgage Loan, the special servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the certificateholders in such manner as will be reasonably likely to realize a fair price. The special servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan; provided, however, that so long as there is not then a Senior Consultation Period in effect, any sale of any Defaulted Mortgage Loan for less than the Purchase Price will be subject to a right of first refusal held by the majority subordinate certificateholder, which right of first refusal may be exercised, if not waived sooner, within 10 business days of written notice from the special servicer. In the event the majority subordinate certificateholder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated, the majority subordinate certificateholder will, so long as there is not then a Senior Consultation Period in effect, have a right of first refusal with respect to any subsequent sale of that Defaulted Mortgage Loan by the special servicer. Prior to the occurrence of a Senior Consultation Period, the special servicer will notify the subordinate class representative of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

Subject to the rights of first refusal held by the majority subordinate certificateholder described above, the special servicer will give the trustee, the certificate administrator, the master servicer, the subordinate class representative and the majority subordinate certificateholder, not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan. No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan. In no event shall the trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the special servicer, if the highest offeror is a person other than an Interested Person, and by the trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the trustee will be supplied with and will rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such Appraisal, on a new Appraisal. The appraiser conducting any such new appraisal will be an appraiser selected by the special servicer if no Interested Person thereof with respect to a Defaulted Mortgage Loan and selected by the trustee if an Interested Person is so making an offer. The cost of any such appraisal shall be covered by, and shall be reimbursable as, a servicing advance. Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the special servicer shall require that all offers be submitted to the trustee in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount. In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the special servicer will take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to the pooling and servicing agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected mortgage loan, the occupancy level and physical condition of the related mortgaged property and the state of the local economy. The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price.

In connection with the sale of any Defaulted Mortgage Loan under the provisions described above for less than the Purchase Price, the special servicer will be required to obtain the approval of the subordinate class representative (during any Subordinate Control Period) or consult with the subordinate class representative (during any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the special servicer’s prevailing duty to comply with the Servicing Standard.

The special servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale). The special servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property. If the special servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the special servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

No mortgage loan seller, certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the special servicer or, if such cash offer is from the special servicer or any affiliate of the special servicer, by the trustee. In determining whether any offer received from the special servicer or an affiliate of the special servicer represents a fair price for any REO Property, the trustee will be supplied with and will be entitled to rely on the most recent Appraisal in the related servicing file conducted in accordance with the pooling and servicing agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the special servicer, the cost of which will be covered by, and be reimbursable as, a servicing advance). The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the special servicer if neither the special servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the trustee if either the special servicer or any affiliate thereof is so submitting an offer. Where any mortgage loan seller, any certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the special servicer will require that all offers be submitted to it (or, if the special servicer or an affiliate thereof is submitting an offer, be submitted to the trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount. In determining whether any offer from a person other than any mortgage loan seller, any certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the special servicer will be required to take into account the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions). The Purchase Price for any REO Property will in all cases be deemed a fair price. No cash offer from the special servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers have been received. In the event the offer of the special servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited. If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the special servicer or any affiliate thereof is the highest of all offers received, then the offer of the special servicer or such affiliate will be accepted, provided that the trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property. Any offer by the special servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the special servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Subject to the provisions described above, the special servicer must act on behalf of the Trust in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any Defaulted Mortgage Loan or REO Property, the special servicer may charge prospective offerors, and may retain, fees that approximate the special servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the collection account. Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the trustee or the Trust, and if such sale is consummated in accordance with the terms of the pooling and servicing agreement, neither the special servicer nor the trustee shall have any liability to any certificateholder with respect to the purchase price therefor accepted.

If title to any mortgaged property is acquired by the special servicer on behalf of the Trust Fund, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

●	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures, or

●
the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the pooling and servicing agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only. The special servicer in that capacity will have no authority to provide financing to the purchaser.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

●	maintains its status as foreclosure property under the REMIC provisions of the Code, and

●
would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

●	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

●	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the Trust receives from an REO Property is subject to—

●	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

●	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the certificateholders.

REO Account

If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

The special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the Trust Fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s collection account the total of all amounts received in respect of each REO Property held by the Trust Fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property securing a specially serviced mortgage loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a specially serviced mortgage loan (and the special servicer must continue to perform or cause to be performed a physical inspection of the subject mortgaged property at least once per calendar year thereafter for so long as the subject mortgage loan remains a specially serviced mortgage loan or if such mortgaged property becomes an REO Property). The special servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as servicing advances. The master servicer must, at its own expense, inspect or cause to be inspected each mortgaged property every calendar year beginning in 2012, or every second calendar year beginning in 2012 if the unpaid principal balance of the related mortgage loan (or the portion thereof allocated to such mortgaged property) is less than $2,000,000. However, with respect to any mortgage loan (other than a specially serviced mortgage loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC Servicer Watch List, the master servicer must, at the request and expense of the subordinate class representative, inspect or cause to be inspected the related mortgaged property every calendar year beginning in 2012 so long as such mortgage loan continues to be on the CREFC Servicer Watch List. Notwithstanding the provisions described above, the master servicer will not be obligated to inspect any particular mortgaged property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the special servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph. Each of the master servicer and the special servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report to the certificate administrator and the trustee.

Commencing with respect to the calendar year ending December 31, 2011 (as to annual information) and the calendar quarter ending on March 31, 2012 (as to quarterly information), the special servicer, in the case of any specially serviced mortgage loan, and the master servicer, in the case of each non-specially serviced mortgage loan, must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and rent rolls of the related mortgaged property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related mortgage loan documents. In addition, the special servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and collect all such items promptly following their preparation. The master servicer or special servicer, as applicable, will be required to prepare CREFC Operating Statement Analysis Reports, CREFC Comparative Financial Status Reports and annual CREFC NOI Adjustment Worksheets on the basis of the information.

Rating Agency Confirmations

The pooling and servicing agreement will contain a provision to the effect that:

●	if all the following conditions are satisfied—

(a)
delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the loan documents related to a mortgage loan or the pooling and servicing agreement,

(b)
the party required to obtain such Rating Agency Confirmations under the pooling and servicing agreement (the “Requesting Party”) has made a request to either Rating Agency for such Rating Agency Confirmation, and

(c)
within 10 business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

●	then all the following provisions shall apply:

(i)
in the case of (c)(I) above, such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again,

(ii)
if there is no response to either such request for Rating Agency Confirmation within 3 business days following such second request as contemplated by clause (i) above or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation or any other matter under the pooling and servicing agreement relating to the servicing of the mortgage loans (other than as described in clause (y) below), the Requesting Party shall determine (with the consent of the subordinate class representative, during any Subordinate Control Period, which consent will be deemed given if the subordinate class representative does not respond within 5 business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the pooling and servicing agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), and (y) with respect to a replacement or succession of the master servicer or special servicer, such condition will be deemed to be satisfied if the applicable replacement (i)  is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency; and (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s in the non-responding Rating Agency;

(iii)
in connection with any determination made by the Requesting Party above, the special servicer will be required to obtain the consent of the subordinate class representative (during any Subordinate Control Period) or consult with the subordinate class representative (during any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the subordinate class representative (during any Subordinate Control Period), if it does not respond within five business days of its receipt of a request for consideration from the special servicer; and

(iv)
promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the special servicer will be required to provide electronic notice to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s website pursuant to the pooling and servicing agreement) and, on the second business day following such electronic notice to the Rule 17g-5 Information Provider, to the Rating Agencies.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the pooling and servicing agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail. Notwithstanding anything to the contrary set forth in the pooling and servicing agreement, at any time during which the certificates are no longer rated by a Rating Agency, no Rating Agency Confirmation will be required under the pooling and servicing agreement.

The pooling and servicing agreement will provide that the depositor, the Rule 17g-5 Information Provider, the trustee, the certificate administrator, the master servicer and the special servicer may amend the pooling and servicing agreement to change the procedures regarding compliance with Rule 17g-5 under the Exchange Act, without any certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; and provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within two business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies.

Rights Upon the Occurrence of an Event of Default

If an Event of Default occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts), or, in the case of the special servicer, at the direction of the subordinate class representative during a subordinate control period, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the trustee must either:

●	succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

●
appoint an established mortgage loan servicing institution reasonably acceptable to the subordinate class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

Upon an Event of Default, the holders of certificates entitled to a majority of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) or, alternatively, if an Event of Default involving the special servicer has occurred, the subordinate class representative during a subordinate control period, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of an Event of Default” section, if the master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the seventh, eighth or ninth bullet under the definition of “Event of Default” that appears in the Glossary to this free writing prospectus, the master servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as master servicer for a period of 45 days.

Notwithstanding anything to the contrary in the pooling and servicing agreement, the trustee may not waive any Event of Default described in the tenth bullet under the definition of “Event of Default” that appears in the Glossary to this free writing prospectus either independently or at the direction of any holders of certificates without the prior written consent of the depositor.

The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of an Event of Default” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

In general, certificateholders entitled to at least 66-2/3% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) allocated to each class of certificates affected by any Event of Default may waive the Event of Default. However, the Events of Default described in the first, second, seventh and ninth bullets under the definition of “Event of Default” that appears in the Glossary to this free writing prospectus may only be waived by all of the holders of the affected classes of certificates. Furthermore, if the trustee and/or the certificate administrator is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee and/or the certificate administrator, as the case may be, has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

Termination, Discharge and Resignation of the Trust Advisor

The trust advisor may be removed upon (i) the written direction of holders of certificates evidencing not less than 25% of the aggregate principal balance of all classes of principal balance certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate principal balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the trust advisor with a replacement trust advisor selected by such certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) delivery by such holders to the certificate administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement trust advisor will not result in a downgrade of the certificates (which confirmations will be obtained at the expense of such holders). In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the subordinate class representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the subordinate class representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn. Thereafter, the certificate administrator will be required to promptly provide written notice to all certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate certificate principal balance of all classes of principal balance certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate principal balances of classes to which such Appraisal Reduction Amounts are allocable), the certificate administrator will immediately replace the trust advisor with the replacement trust advisor. If a proposed termination and replacement of the trust advisor as described above is not consummated within 180 days following the initial request of the certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the pooling and servicing agreement, (ii) of the insolvency of the trust advisor, or (iii) the trust advisor acknowledges in writing its inability to perform its duties under the pooling and servicing agreement, then either the depositor or the trustee may, and upon the written direction of the certificateholders representing at least 51% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the certificate principal balances of the principal balance certificates), the trustee shall, terminate the trust advisor. In the event that the trust advisor is terminated, the trustee is required to select a replacement trust advisor pursuant to the terms of the pooling and servicing agreement. In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor shall be subject to the consent of the subordinate class representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the subordinate class representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-S, B, C, D and E certificates has been reduced to zero.

If the trust advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which shall be payable in accordance with the priorities described herein, and indemnification in respect of the period prior to its termination on the terms and conditions otherwise described herein.

The trust advisor may resign upon 30 days’ prior written notice if a replacement trust advisor meeting the eligibility requirements described in this free writing prospectus has accepted its appointment as the replacement trust advisor. During a Subordinate Control Period, the identity of the replacement trust advisor will be subject to the reasonable approval of the subordinate class representative.

Any replacement trust advisor must (or the personnel responsible for supervising the obligations of the trust advisor must) meet the following criteria: (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Resignation of the Master Servicer and the Special Servicer

Each of the master servicer and the special servicer may resign from the obligations and duties imposed on it under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the master servicer or the special servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the master servicer or the special servicer, as the case may be, at the date of the pooling and servicing agreement). Any such determination requiring the resignation of the master servicer or the special servicer must be evidenced by an opinion of counsel to such effect. Unless applicable law requires the resignation of the master servicer or the special servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation shall become effective until the trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the pooling and servicing agreement; provided that, if no successor to the master servicer or the special servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the master servicer or the special servicer has given notice of such resignation, the resigning master servicer or special servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, each of the master servicer and the special servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the special servicer if it is a resigning special servicer, acceptable to the subordinate class representative (during any Subordinate Control Period), (ii) solely in the case of the special servicer if it is the resigning party, the resigning party has consulted with the subordinate class representative (during any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation, (iv) the resigning party pays all costs and expenses in connection with such transfer, and (v) the successor accepts appointment in writing prior to the effectiveness of such resignation.

Neither the master servicer nor the special servicer will be permitted to resign except as described above.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The pooling and servicing agreement will require each of the master servicer and special servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. That requirement is considered to be satisfied if an affiliate of the master servicer or special servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to the master servicer or the special servicer, as the case may be. Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating. In addition, so long as the long-term unsecured debt obligations of the master servicer or the special servicer, as the case may be, or that party’s corporate parent, are rated not lower than “Baa2” by Moody’s and “A” by Fitch, the master servicer or the special servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

In no event will the depositor, the trust advisor, the master servicer, the special servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the trustee or the certificateholders for any action taken or not taken in good faith pursuant to the pooling and servicing agreement or for errors in judgment. None of the depositor, the trust advisor, the master servicer, the special servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in, or by reason of willful misfeasance, bad faith or negligence (or, in the case of the trust advisor, gross negligence) in the performance of obligations or duties under, the pooling and servicing agreement or by reason of reckless disregard (or, in the case of the trust advisor, grossly negligent disregard) of those obligations and duties.

Furthermore, the pooling and servicing agreement will entitle the depositor, the trust advisor, the master servicer, special servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability or expense incurred in connection with any actual or threatened legal action or claim that relates to the pooling and servicing agreement, the certificates or the Trust. Such indemnification will not extend, however, to any loss, liability or expense (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the pooling and servicing agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the pooling and servicing agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence (or, in the case of the trust advisor, gross negligence) in the performance of obligations and duties under the pooling and servicing agreement or resulting from negligent disregard (or, in the case of the trust advisor, grossly negligent disregard) of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the pooling and servicing agreement if the master servicer or special servicer, as applicable, fails to follow the terms of the mortgage loan documents because the master servicer or special servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any mortgage loan document would or potentially would result in an Adverse REMIC Event (for which determination, the master servicer and the special servicer shall be entitled to rely on advice of counsel, the cost of which shall be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the pooling and servicing agreement. Any indemnification payments to which the trust advisor may become entitled will constitute trust advisor expenses and be paid, and allocated to and borne by the certificateholders, at the times and in the manner described under “Description of the Offered Certificates” in this free writing prospectus. The trust advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the pooling and servicing agreement.

The depositor, the master servicer and the special servicer will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the depositor, the master servicer or the special servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the depositor, the master servicer or the special servicer, as the case may be, will be entitled to be reimbursed therefor from the collection account or the distribution account. In no event will the trust advisor have any duty to appear in any legal proceedings in connection with the pooling and servicing agreement.

Notwithstanding any other provisions of the pooling and servicing agreement to the contrary, the parties thereto will agree, and the certificateholders by their acceptance of their certificates shall be deemed to have agreed, that (i) the trust advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the pooling and servicing agreement, (ii) the agreements of the trust advisor set forth in the other provisions of the pooling and servicing agreement shall be construed solely as agreements to perform analytical and reporting services, (iii) the trust advisor shall have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (iv) insofar as the words “consult”, “recommend” or words of similar import are used in the pooling and servicing agreement in respect of the trust advisor and any servicing action or inaction, such words shall be construed to mean the performance of analysis and reporting services, which the special servicer may determine not to accept, (v) the absence of a response by the trust advisor to an “asset status report” or other matter in which the pooling and servicing agreement contemplates consultation with the trust advisor shall be construed solely as a failure to perform an analytical or reporting service and not as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the special servicer (x) shall be deemed to have complied with the relevant provision that otherwise required consultation with the trust advisor and (y) shall be entitled to proceed as if consultation with the trust advisor had not initially been required in connection with such “asset status report” or other matter), (vi) any provision hereof that otherwise purports, or that may be construed, to impose on the trust advisor a duty to consider the Servicing Standard or the interests of the Certificateholders shall be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the special servicer and its determination of whether an action, recommendation or report by the special servicer is in compliance with the pooling and servicing agreement, and not to impose on the trust advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders, and such measurement basis shall be construed to refer to no particular class of Certificates or particular Certificateholders, and (vii) no other party to the pooling and servicing agreement, and no Subordinate Class Representative, shall have any duty to monitor or supervise the performance by the trust advisor of its services under the pooling and servicing agreement.

With limited exception, any person into which the depositor, the trust advisor, the master servicer or the special servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the pooling and servicing agreement.

Evidence as to Compliance

Each of the master servicer, the special servicer and the certificate administrator is required, under the pooling and servicing agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the certificate administrator and the depositor on or before the date specified in the pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any mortgage loan), the trust advisor, the certificate administrator, the trustee and each servicing function participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, shall (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the pooling and servicing agreement) with which it has entered into a servicing relationship with respect to the mortgage loans, to furnish, each at its own expense), annually, to the certificate administrator and the depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain fees and expenses incurred by the certificate administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the certificate administrator as Additional Trust Fund Expenses.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the offered certificates will be used to pay part of the purchase price of the mortgage loans that we intend to include in the Trust Fund.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

The following discussion and the discussion in the accompanying prospectus contain summaries of certain legal aspects of mortgage loans that are general in nature. The following summaries and the discussion of in the accompanying prospectus do not purport to reflect all the laws applicable to the mortgage loans. The summaries are qualified in the entirety by reference to the applicable federal and state laws governing the mortgage loans.

Certain Legal Aspects of Mortgaged Properties Located in Texas

Texas law does not require that a lender bring a foreclosure action before being entitled to sue on a note or a guaranty. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower’s or guarantor’s defense (and, if not validly waived and successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the mortgage loan because of the limited nature of its recourse liabilities.

Certain Legal Aspects of Mortgaged Properties Located in California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (as long as a “power of sale” clause is expressly included in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s “one action rule statutes” require the lender to exhaust the security granted under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the environmental indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value of the mortgaged property at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment against the borrower or, under certain circumstances where the proper waivers have not been obtained, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects. Please see the discussion under “Certain Legal Aspects of Mortgage Loans and Leases” in the accompanying prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the offered certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III (each, a “REMIC Pool”) will qualify as a REMIC under the Code.

The assets of REMIC I will generally include—

●	the mortgage loans,

●	any REO Properties acquired on behalf of the certificateholders,

●	the collection account maintained by the master servicer,

●	the REO account maintained by the special servicer, and

●	the certificate administrator’s distribution account and interest reserve account.

For federal income tax purposes,

●	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

●	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

●	the Class A-1, A-2, A-3, A-4, B, C, A-S, D, E, F, G and H certificates will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

●
the Class X-A certificates will evidence the ownership of five regular interests in REMIC III, each one corresponding to one of the components of the Class X-A certificates’ notional amount, and the Class X-A certificates will generally be treated as debt obligations of, REMIC III,

●
the Class X-B certificates will evidence the ownership of seven regular interests in REMIC III, each one corresponding to one of the components of the Class X-B certificates’ notional amount, and the Class X-B certificates will generally be treated as debt obligations of, REMIC III, and

●	the Class R certificates will evidence ownership of the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the Trust Fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status. If so, the Trust Fund may become taxable as a corporation, and the offered certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

For purposes of the tax discussions below under “—Characterization of Investments in Offered Certificates”, under “—Discount and Premium; Prepayment Consideration” and for the avoidance of doubt, except as otherwise indicated.

Characterization of Investments in Offered Certificates

Except to the extent noted below, offered certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the mortgage loans to be included in the Trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

In addition, most of the mortgage loans that we intend to include in the Trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)
the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

Discount and Premium; Prepayment Consideration

The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular interests. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

For federal income tax reporting purposes, we anticipate that the Class    ,    ,   and   certificates will be treated as having been issued with a de minimis amount of original issue discount and that the Class    ,   ,    and    certificates will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

●	no mortgage loan in the Trust will otherwise be prepaid prior to maturity, and

●	there will be no extension of maturity for any mortgage loan in the Trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Prepayment Premiums and Yield Maintenance Charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this free writing prospectus. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report Prepayment Premiums or Yield Maintenance Charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected Prepayment Premiums and Yield Maintenance Charges would be included prior to their actual receipt by holders of the offered certificates. If the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Further Information

For further information regarding the federal income tax consequences of investing in the offered certificates, including consequences of purchase, ownership and disposition of offered certificates, see “Material Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates. For further information regarding state and other tax consequences of investing in the offered certificates, see “State and Other Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Title I of ERISA and Section 4975 of the Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. Under the terms of the regulation, if the assets of the Trust were deemed to constitute plan assets by reason of a Plan’s investment in offered certificates, such plan assets would include an undivided interest in the mortgage loans and any other assets of the Trust.

The depositor, the underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the Trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if offered certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the offered certificates, the DOL has granted substantially identical Exemptions to the predecessors of Wells Fargo Securities, LLC and RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.). The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

●	the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

●	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

The Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

●
the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody’s, S&P, Fitch, DBRS Inc. (“DBRS”) or DBRS Limited;

●	the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

●
the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the Trust Fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

●	the Plan investing in the certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

●	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust;

●	the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

●
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

●
in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group; and

●	the Plan is not sponsored by a member of the Restricted Group.

Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute “securities” for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least “BBB-” (or the respective equivalent) by at least one of Moody’s, S&P, Fitch or DBRS at the time of purchase should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any offered certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, the master servicer and the special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the trustee, the certificate administrator, the master servicer or the special servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. A fiduciary of a governmental plan or church plan not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any applicable federal, state or local law.

Prospective investors should note that (a) the New York State Common Retirement Fund, and The Public School Retirement System of Missouri, which are governmental plans, own equity interests in the borrower under the mortgage loan identified on Annex A-1 to this free writing prospectus as Residence Inn Atlanta Midtown, representing 1.4% of the Cut-off Date Pool Balance and (b) the California State Teachers’ Retirement System, which is a governmental plan, owns equity interests in the borrower under the mortgage loan identified on Annex A-1 to this free writing prospectus as Westchase Corporate Park, representing 0.6% of the Cut-off Date Pool Balance. Persons who have an ongoing relationship with any of these governmental plans should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

Any sale of offered certificates to a Plan does not constitute any representation or warranty by the depositor, any borrower, the trustee, the certificate administrator, the special servicer or the master servicer or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

Except that no class will qualify as “mortgage related securities”, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the accompanying prospectus.

LEGAL MATTERS

The validity of the offered certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates receive at least the following ratings from Fitch and Moody’s:

Class	Fitch	Moody’s
A-1	AAA(sf)	Aaa(sf)
A-2	AAA(sf)	Aaa(sf)
A-3	AAA(sf)	Aaa(sf)
A-4	AAA(sf)	Aaa(sf)

The “(sf)” designation in a rating is an identifier for structured finance product ratings that has been implemented by the Rating Agencies for ratings of newly issued structured finance products.  For general information about ratings definitions and the “(sf)” designation, prospective investors may register and log onto www.fitchratings.com and www.moodys.com.  We and the underwriters have not verified, do not adopt and accept no responsibility for any statements made by the Rating Agencies or any other information set forth on those websites.

The ratings on the offered certificates address the likelihood of—

●	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

●	the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in November 2044, which is the rated final distribution date.

The ratings on the offered certificates take into consideration—

●	the credit quality of the mortgage loans,

●	structural and legal aspects associated with the offered certificates, and

●	the extent to which the payment stream from the mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

●	the tax attributes of the offered certificates or of the Trust Fund,

●	whether or to what extent prepayments of principal may be received on the mortgage loans,

●	the likelihood or frequency of prepayments of principal on the mortgage loans,

●	the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated,

●
whether or to what extent the interest distributable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

●	whether and to what extent Default Interest will be received.

A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the mortgage loans.  In general, the ratings on the offered certificates address credit risk and not prepayment risk.  In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.

Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Exchange Act.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by Fitch or Moody’s.  The issuance of unsolicited ratings of one or more classes of the certificates that are different from the ratings assigned by Fitch or Moody’s may adversely impact the liquidity, market value and regulatory characteristics of that class of certificates.  As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to Moody’s, Fitch, Standard and Poor’s Ratings Services, DBRS, Ltd.  and Morningstar Credit Ratings, LLC.  Based on preliminary feedback from those five NRSROs at that time, the depositor hired Fitch and Moody’s to rate the certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of certificates.  Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other NRSRO issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus.  In no event will ratings confirmation from any such other NRSRO be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement.

Furthermore, the SEC may determine that either or both of Fitch and Moody’s no longer qualifies as an NRSRO, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

On or before the Closing Date, the depositor will prepay fees for ongoing ratings surveillance to each of Fitch and Moody’s and anticipates that they will perform ratings surveillance with respect to their ratings of the offered certificates for as long as the offered certificates remain outstanding.  However, the depositor has no ability to ensure that the Rating Agencies perform ratings surveillance, and either Rating Agency may cease to perform ratings surveillance on one or more classes of offered certificates if the information furnished to that Rating Agency is insufficient to allow it to continue to perform ratings surveillance.

For additional information, please see “Ratings” in the accompanying prospectus.

GLOSSARY

“30/360 Basis” means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

“Actual/360 Basis” means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

“ADA” means the Americans with Disabilities Act of 1990.

“Additional Servicer” means each affiliate of the master servicer, any mortgage loan seller, the depositor or any of the underwriters that services any of the mortgage loans and each person that is not an affiliate of the master servicer, other than the special servicer, and that, in either case, services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

●	arises out of a default on a mortgage loan or an otherwise unanticipated event,

●	is not included in the calculation of a Realized Loss,

●	is not covered by a servicing advance or a corresponding collection from the related borrower, and

●	is not covered by late payment charges or Default Interest collected on the mortgage loans (to the extent such coverage is provided for in the pooling and servicing agreement).

We provide some examples of Additional Trust Fund Expenses under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus.

“Administrative Fee Rate” means, for each mortgage loan, the sum of the trustee fee rate, the certificate administrator fee rate, the trust advisor fee rate and the applicable master servicing fee rate.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

“Appraisal Reduction Amount” means for any mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that:

●	will be determined shortly following the later of—

1.
the date on which the relevant appraisal or other valuation is obtained or performed, as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this free writing prospectus; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

●	will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of:

(a)	the Stated Principal Balance of that mortgage loan;

(b)
to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on that mortgage loan through the most recent due date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that mortgage loan;

(d)	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to that mortgage loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain trust advisor expenses) with respect to that mortgage loan; and

(f)
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related mortgaged property or REO Property, for which neither the master servicer nor the special servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:

(a)
the excess, if any, of 90% of the resulting appraised value of the related mortgaged property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that mortgage loan;

(b)	the amount of escrow payments and reserve funds held by the master servicer or the special servicer with respect to the subject mortgage loan that—

●	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

●	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

●	may be applied toward the reduction of the principal balance of the mortgage loan; and

(c)	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage loan.

If, however—

●	an Appraisal Trigger Event occurs with respect to any mortgage loan,

●
the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

●	either—

1.
no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan.  After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

Notwithstanding the foregoing, for purposes of determining whether a Subordinate Control Period is in effect, the determination of Appraisal Reduction Amounts will be subject to the provisions and procedures described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this free writing prospectus.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event.  No Appraisal Reduction Amount as calculated above will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

“Appraisal Trigger Event” means, with respect to any mortgage loan, any of the following events:

●	the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that—

1.
materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

2.
except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released; or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan, or materially reduces the likelihood of timely payment of amounts due thereon;

●	the mortgaged property securing the mortgage loan becomes an REO Property;

●	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan;

●
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

●	the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment)

required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and

●
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, an Appraisal Trigger Event will occur immediately).

“Assumption Application Fees” means, with respect to any mortgage loan, any and all assumption application fees actually paid by the related borrower in accordance with the related mortgage loan documents, with respect to any application submitted to the master servicer or the special servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

“Assumption Fees” means, with respect to any mortgage loan, any and all assumption fees actually paid by the related borrower in accordance with the related mortgage loan documents, with respect to any assumption or substitution agreement entered into by the master servicer or the special servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

“Authorized Collection Account Withdrawals” means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

1.
to remit to the certificate administrator for deposit in the certificate administrator’s distribution account described under “Description of the Offered Certificates—Distribution Account” in this free writing prospectus, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and the Trust’s interest in any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the collection period for the subject distribution date;

(b)	with limited exception, payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from that collection account to any person other than the certificateholders in accordance with any of clauses 2 through 5 below;

2.
to pay or reimburse one or more parties to the pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of trust advisor expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus);

3.
to pay or reimburse any other items that are payable or reimbursable out of the collection account or otherwise at the expense of the Trust Fund under the terms of the pooling and servicing agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a mortgage loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions);

4.
to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a mortgage loan from the Trust Fund;

5.	to withdraw amounts deposited in the collection account in error; and

6.	to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.
the amounts remitted by the master servicer to the certificate administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this free writing prospectus, exclusive of any portion thereof that represents one or more of the following:

●	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this free writing prospectus); and

●
any amounts that may be withdrawn from the certificate administrator’s distribution account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this free writing prospectus, for any reason other than distributions on the certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2011, the interest reserve amounts with respect to the mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the certificate administrator’s interest reserve account; plus

2.
if such distribution date occurs in March of any year subsequent to 2011 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator’s interest reserve account in respect of each mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator’s distribution account.

The certificate administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus to distribute principal and accrued interest on the series 2011-C5 certificates on each distribution date.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction shall be equal to 1.0.

“CBD” means, with respect to a particular jurisdiction, its central business district.

“Certificate Administrator’s Website” means www.ctslink.com.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means November 22, 2011.

“Code” means the Internal Revenue Code of 1986.

“Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class F certificates, reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of the initial principal balance of the Class F certificates and (ii) the aggregate principal balance of the Class F certificates, without regard to any Appraisal Reduction Amounts allocable to that class, is at least 25% of the initial principal balance of the Class F certificates.

“Control-Eligible Certificates” means the Class F, G and H certificates.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the mortgage loans) for the life of those loans.  The CPR model is the prepayment model that we use in this free writing prospectus.

“DBRS” means DBRS, Inc.

“Default Interest” means any interest that—

●	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

●	is in excess of all interest accrued on the mortgage loan at the related mortgage interest rate.

“Defaulted Mortgage Loan” means a mortgage loan that is both (A)  a specially serviced mortgage loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) a mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

“Designated Sub-Servicer” means any sub-servicer to be engaged on the Closing Date by the master servicer at the direction of a mortgage loan seller.

“Discount Rate” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●
if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

●
if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“DOL” means the U.S. Department of Labor.

“DTC” means The Depository Trust Company.

“Eligible Account” means any of (i) an account maintained with a federal or state chartered depository institution or trust company, (A) the long-term deposit or long-term unsecured debt obligations of which are rated no less than “A2” by Moody’s and “AA-” by Fitch (or no less than “A” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F-1” by Fitch), to the extent rated by Fitch, if the deposits are to be held in the account for more than 30 days, or (B) the short-term deposit or short-term unsecured debt obligations of which are rated no less than “P-1” by Moody’s and “F-1” by Fitch, to the extent rated by Fitch, if the deposits are to be held in the account for 30 days or less, in any event at any time funds are on deposit therein, (ii) for so long as Wells Fargo Bank, National Association serves as master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that the subsidiary’s or its parent’s (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated “F-1” by Fitch and “P-1” by Moody’s, if the deposits are to held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least “AA-” by Fitch (or “A” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of the subsidiary or its parent are rated no less than “F-1” by Fitch) and “Aa3” by Moody’s, if the accounts are to be held in the account for more than 30 days, (iii) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long term unsecured debt obligations are rated at least “A2” by Moody’s and “A” by Fitch, if the deposits are to be held in the account for more than 30 days, or PNC Bank, National Association’s short term deposit or short term unsecured debt obligations are rated at least “P-1” by Moody and “F-1” by Fitch, if the deposits are to be held in the account for 30 days or less, or (iv) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (iv), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (v) an account maintained with any other insured depository institution that is the subject of a Rating Agency Confirmation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

“Euroclear” means The Euroclear System.

“Euroclear Operator” means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

“Event of Default” means, with respect to the master servicer or the special servicer, each of the following events, circumstances and conditions:

●
the master servicer or the special servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the collection account or the REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

●
any failure by the master servicer to remit to the certificate administrator for deposit in the certificate administrator’s distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

●
any failure by the master servicer or the special servicer, as the case may be, to timely make any servicing advance required to be made by that party under the pooling and servicing agreement, which failure continues unremedied for five business days (or, in the case of an emergency advance, two business days) following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

●
any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, which failure continues unremedied for 30 days after written notice has been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts); provided, however, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

●
any breach on the part of the master servicer or special servicer, as the case may be, of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, which breach continues unremedied for 30 days after written notice of it has been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement, by certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts); provided, however, that, with respect to any such breach that is not curable within such 30-day period, the master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

●
the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the master servicer or the special servicer, as the case may be, or the taking by the master servicer or the special servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

●	Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by Moody’s within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such master servicer or such special servicer as the sole or a material factor in such rating action;

●
the master servicer ceases to have a master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 30 days or the special servicer ceases to have a special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 30 days, as the case may be;

●
both (i) the trustee receives written notice from Fitch (which the trustee shall forward to the master servicer or the special servicer, as the case may be, and the certificate administrator) that the continuation of such master servicer or special servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch to any class of certificates and citing servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action and (ii) such notice is not withdrawn, terminated or rescinded within 60 days following the trustee’s receipt of such notice; or

●
any failure by the master servicer or the special servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the master servicer or the special servicer, as applicable, to the trustee under the pooling and servicing agreement by the time required under the pooling and servicing agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or servicing function participant (such a sub-servicer or servicing function participant, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable, (other than a Designated Sub-Servicer ) is required to deliver (any Sub-Servicing Entity that defaults in accordance with the provision of this bullet point will be terminated at the direction of the depositor).

When a single entity acts as two or more of the capacities of the master servicer and the special servicer, an Event of Default (other than an event described in the seventh, eighth, ninth and tenth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exemption” means PTE 96-22 issued to a predecessor of Wells Fargo Securities, LLC and PTE 90-59 issued to RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.), each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

●	Wells Fargo Securities, LLC,

●	RBS Securities Inc.,

●	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wells Fargo Securities, LLC or RBS Securities Inc., and

●
any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

“FF&E” means furniture, fixtures and equipment.

“FIEL” means the Financial Instruments and Exchange Law of Japan.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Fitch” means Fitch, Inc.

“Government Securities” means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Interested Person” means the depositor, the master servicer, the special servicer, any borrower, any manager of a mortgaged property, any independent contractor engaged by the special servicer, the trust advisor, or, in connection with any individual mortgage loan, a holder of a related mezzanine loan, or any known affiliate of any such party described above.

“IRS” means the Internal Revenue Service.

“Lock-out Period” means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

“Material Action” means, for any mortgage loan, any of the following actions except as otherwise described below:

1.
any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of an REO Property) of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

2.
any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of a mortgage loan;

3.
following a default or an event of default with respect to a mortgage loan, any exercise of remedies, including the acceleration of the mortgage loan or initiation of any proceedings, judicial or otherwise, under the related mortgage loan documents;

4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.
any determination to bring a mortgaged property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a mortgaged property or an REO Property;

6.
any release of material collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

7.
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of a mortgaged property or interests in the borrower;

8.
any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents);

9.	any material modification, waiver or amendment of an intercreditor agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a mortgage loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.
any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager (with respect to a mortgage loan with a principal balance greater than $2,500,000), or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve such changes under the mortgage loan documents);

11.
releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

12.
any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

13.	any determination of an Acceptable Insurance Default;

14.	any determination by the master servicer to transfer a mortgage loan to the special servicer under the circumstances described in paragraph 3 of the definition of “Servicing Transfer Event”; or

15.
any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a mortgaged property if (a) the lease affects an area greater than or equal to the greater of (a) 30% of the net rentable area of the mortgaged property and (b) 30,000 square feet of the mortgaged property and (b) such transaction either is not a routine leasing matter or such transaction relates to a specially serviced mortgage loan.

“Modification Fees” means, with respect to any mortgage loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the mortgage loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided, however, that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a specially serviced mortgage loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such mortgage loan immediately after giving effect to such transaction; (B) the preceding clause (A) shall be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a specially serviced mortgage loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such specially serviced mortgage loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee shall be deemed to have been collected in connection with a workout of a specially serviced mortgage loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Pass-Through Rate” means, with respect to any mortgage loan for any distribution date, an annual rate generally equal to:

●	in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that mortgage loan.

●	in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.
the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that mortgage loan, and

2.	the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator’s distribution account to the certificate administrator’s interest reserve account during that month.  Furthermore, if the subject distribution date occurs in March of any year subsequent to 2011 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator’s interest reserve account to the certificate administrator’s distribution account during that month.

The Mortgage Pass-Through Rate of each mortgage loan will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Closing Date (whether entered into by the master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

●	the total Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period; over

●	the sum of the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

“NRA” means net rentable area.

“NRSF” means net rentable square feet.

“NRSRO” means a nationally recognized statistical rating organization (as such term is defined in Section 3(a)(62) of the Exchange Act); provided, however, that, when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” shall mean a nationally recognized statistical rating organization that has delivered an NRSRO Certification.

“Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the special servicer in connection with any mortgage loan or REO mortgage loan, any and all Modification Fees collected by the special servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the special servicer either

(A) in connection with the workout or liquidation (including partial liquidation) of the specially serviced mortgage loan or REO mortgage loan as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such mortgage loan while it was previously a specially serviced mortgage loan, provided that (in the case of this clause (B)) the Servicing Transfer Event that resulted in its again becoming a specially serviced mortgage loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there shall be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a Workout Fee or Liquidation Fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such mortgage loan at a time when such mortgage loan was a specially serviced mortgage loan.

“Party in Interest” means any person that is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code.

“Permitted Encumbrances” means, with respect to any mortgaged property securing a mortgage loan in the Trust Fund, any and all of the following—

●	the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

●
covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

●
exceptions and exclusions specifically referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

●
other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

●
the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

●	if the related mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage instrument for that other mortgage loan, and

●	if the related mortgaged property is a unit in a condominium, the related condominium declaration.

“Permitted Investments” means the United States Government Securities and other investment grade obligations specified in the pooling and servicing agreement.

“Plan” means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh Plan.

“Prepayment Interest Excess” means, with respect to any mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that mortgage loan in any collection period, any payment of interest (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest, late payment charges) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

“Prepayment Interest Shortfall” means, with respect to any mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest, late payment charges).

“Prepayment Premium” means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.
all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related mortgage loan or on a due date for the related mortgage loan subsequent to the collection period for the subject distribution date,

2.
all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the mortgage loans prior to, but that are due (or deemed due) during, the related collection period,

3.
all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related mortgage loan, and

4.	all advances of principal made with respect to the mortgage loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any mortgage loan, or if any mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction – to not less than zero – by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a specially serviced mortgage loan and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

Furthermore, unless and until all classes of certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, A-2, A-3, A-4, A-S, B, C, D or E certificates) for each distribution date will be reduced to the extent of any trust advisor expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B, C, D and E certificates on that distribution date.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

“Privileged Person” includes the depositor and its designees, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator, the sponsors, the subordinate class representative, the trust advisor, any person who provides the certificate administrator with an Investor Certification and any Rating Agency or NRSRO that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website.

“PSF” means per square foot.

“PTCE 95-60” has the meaning described under “ERISA Considerations” in this free writing prospectus.

“PTE” means prohibited transaction exemption.

“PTE 90-59” means Prohibited Transaction 90-59, as amended, issued to RBS Securities, Inc. (formerly known as Greenwich Capital Markets Inc.).

“PTE 96-22” means Prohibited Transaction Exemption 96-22, as amended, issued to a predecessor of Wells Fargo Securities, LLC.

“Purchase Price” means, with respect to any particular mortgage loan being purchased from the Trust Fund, a price approximately equal to the sum of the following:

●	the outstanding principal balance of that mortgage loan less any Loss of Value Payment from the related mortgage loan seller available to reduce the principal balance;

●	all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest;

●	all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

●	all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the Trust Fund;

●	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

●
in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller (and, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment), (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the custodian or the trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital, Basis Investment) to repurchase or replace the mortgage loan.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Rating Agency” means each of Fitch and Moody’s.

“Realized Losses” means losses on or with respect to the mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus.

“Regulation AB”  means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“REMIC” means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Code.

“REO Property” means any mortgaged property that is acquired for the benefit of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

“Required Claims-Paying Ratings” means, with respect to any insurance carrier, claims-paying ability ratings at least equal to any two of the following:  (i) in the case of fidelity bond coverage provided by such insurance carrier, (a) “A-” by S&P, (b) “A3” by Moody’s, (c) “A-” by Fitch or (d) “A-:VIII” by A.M. Best and (ii) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, (a) ”A-” by

S&P, (b) ”A3” by Moody’s, (c) ”A-” by Fitch or (d) ”A-:VIII” by A.M. Best; provided, however, that an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ratings set forth above if rating agency confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

“Restricted Group” means, collectively, the following persons and entities—

●	the trustee,

●	the Exemption-Favored Parties,

●	us,

●	the master servicer,

●	the special servicer,

●	any sub-servicers,

●	any other person considered a “sponsor” under the Exemption,

●	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the Cut-off Date Pool Balance, and

●	any and all affiliates of any of the aforementioned persons.

“Rule 17g-5 Information Provider” means the certificate administrator acting in the capacity as “Rule 17g-5 Information Provider” under the pooling and servicing agreement.

“Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

“S&P” means Standard and Poor’s Ratings Services.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Consultation Period” means a period when either (i) the aggregate principal balance of the Class F certificates, without regard to the allocation of any Appraisal Reduction Amounts to that class, is less than 25% of the initial principal balance of the Class F certificates or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the pooling and servicing agreement.

“Servicing Function Participant” means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

“Servicing Standard” means, with respect to the master servicer and the special servicer, to service and administer those mortgage loans and any REO Properties for which that party is responsible under the pooling and servicing agreement:

●
in the best interests and for the benefit of the certificateholders (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

●
in accordance with any and all applicable laws, the terms of the pooling and servicing agreement, the terms of the respective mortgage loans (provided that in the event the master servicer or special servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any mortgage loan document would or potentially would result in an Adverse REMIC Event (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), the master servicer or the special servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event), and

●	to the extent consistent with the foregoing, in accordance with the following standards:

●
with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the pooling and servicing agreement;

●	with a view to—

1.	in the case of the master servicer, the timely collection of all scheduled payments of principal and interest under those mortgage loans,

2.	in the case of the master servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

3.
in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that Defaulted Mortgage Loan to the certificateholders, as a collective whole, on a present value basis; and

●	without regard to any potential conflict of interest arising from—

1.
any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the mortgage loan sellers or any other party to the pooling and servicing agreement,

2.
the obligation of the master servicer to make advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the pooling and servicing agreement,

3.	the obligation of the special servicer to make, or to direct the master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the pooling and servicing agreement,

4.
the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

5.	the ownership, servicing and/or management by the master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

6.
the ownership by the master servicer or special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

7.
the obligations of the master servicer or special servicer, as the case may be, or any of its affiliates to repurchase any mortgage loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

“Servicing Transfer Event” means, with respect to any mortgage loan, any of the following events:

1.
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

2.
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.
the master servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, the master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

4.
the master servicer determines that a non-payment default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan, or otherwise materially and adversely affect the interests of certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

5.
various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

6.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

A Servicing Transfer Event will cease to exist, if and when:

●
with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

●	with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

●	with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the special servicer; and

●	with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

“SF” means square feet.

“Stated Principal Balance” means, for each mortgage loan in the Trust Fund, a principal amount that:

●
will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

●
will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that mortgage loan during the related collection period.

However, the “Stated Principal Balance” of any mortgage loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

“Structuring Assumptions” means, collectively, the following assumptions regarding the certificates and the mortgage loans in the Trust Fund:

●
except as otherwise set forth below, the mortgage loans have the characteristics set forth on Annex A-1 to this free writing prospectus and the Cut-off Date Pool Balance is as described in this free writing prospectus;

●	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this free writing prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this free writing prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the mortgage loans;

●
no Additional Trust Fund Expenses (including trust advisor expenses) arise, no servicing advances are made under the pooling and servicing agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and the trust advisor fees;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

●
each of the mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●
all monthly debt service payments on the mortgage loans are timely received by the master servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●
except as described in the next succeeding bullet, no involuntary prepayments are received as to any mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●
except as described in the next succeeding bullet, no voluntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

●
except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this free writing prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

●	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●
no person or entity entitled thereto exercises its right of optional termination as described in this free writing prospectus under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;

●	no mortgage loan is required to be repurchased by a mortgage loan seller, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus;

●	distributions on the offered certificates are made on the 15th day of each month, commencing in December 2011; and

●	the offered certificates are settled with investors on November 22, 2011.

“Subordinate Control Period” means any period when the aggregate principal balance of the Class F certificates, net of any Appraisal Reduction Amounts allocable to that class, is at least 25% of the initial principal balance of the Class F certificates.

“TriMont”:  TriMont Real Estate Advisors, Inc.

“Trust Fund”:  The assets of the WFRBS Commercial Mortgage Trust 2011-C5 Trust.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“Wells Fargo Bank” means Wells Fargo Bank, National Association.

“Yield Maintenance Charge” means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

INDEX OF DEFINED TERMS

		CREFC Reports	S-190
3		Cut-off Date Balance	S-116
		Cut-off Date Loan-to-Value Ratio	S-116
30/360 Basis	S-257	Cut-off Date LTV Ratio	S-116
		Cut-off Date Pool Balance	S-116
A		Cut-off Date Principal Balance	S-116

Acceptable Insurance Default	S-228	D
Actual/360 Basis	S-257
ADA	S-257	D(#)	S-118
Additional Servicer	S-257	D(#) or @%	S-118
Additional Trust Fund Expense	S-257	DBRS	S-252, S-262
Administrative Fee Rate	S-257	DBTCA	S-153
ADR	S-114	Debt Service Coverage Ratio	S-116
Adverse REMIC Event	S-257	Default Interest	S-262
Appraisal Reduction Amount	S-257	Defaulted Mortgage Loan	S-262
Appraisal Trigger Event	S-259	Depositor	S-127
Appraised Value	S-114	Designated Sub-Servicer	S-262
Assessment of Compliance	S-246	Designated Trust Advisor Expenses	S-177
Assumption Application Fees	S-260	Disclosable Special Servicer Fees	S-210
Assumption Fees	S-260	Discount Rate	S-262
Attestation Report	S-246	Distribution Date Statement	S-185
Authorized Collection Account		DOL	S-263
Withdrawals	S-260	DSCR	S-116
Available Distribution Amount	S-261	DTC	S-263

B		E

Balloon LTV Ratio	S-117	EDGAR	S-191
Balloon Payment	S-117	Effective Gross Income	S-115
Bankruptcy Code	S-261	Eligible Account	S-263
Base Interest Fraction	S-261	Environmental Assessment	4
Basis	S-137	Environmental Policy	5
Basis Investment	S-137	Environmental Report	4
Basis Mortgage Loans	S-137	ERISA	S-263
Basis Real Estate Capital	S-137	ERISA Plan	S-263
		Euroclear	S-263
C		Euroclear Operator	S-263
		Event of Default	S-264
C3CM	S-142	Exchange Act	S-157, S-265
C3CM Mortgage Loans	S-142	Exemption	S-265
C3MF	S-143	Exemption-Favored Party	S-265
Cash Flow Analysis	S-115
CBD	S-262	F
Certificate Administrator’s Website	S-262
C-III Capital Group	S-142	Fee Interest	7
C-III Parent	S-142	FEMA	S-110
Clearstream	S-262	FF&E	S-265
Closing Date	S-262	FIEL	viii, S-265
CMBS	S-158	Final Asset Status Report	S-218
Code	S-262	Financial Intermediary	S-266
Collective Consultation Period	S-262	Fitch	S-163, S-266
Control-Eligible Certificates	S-262	FSMA	viii
CPR	S-262
CREFC	S-190

G		P

GE Capital Real Estate	S-148	P&I	S-156
GECC	S-148	Party in Interest	S-269
Government Securities	S-266	Permitted Encumbrances	S-269, 2
Ground Lease	7	Permitted Investments	S-269
GRTR of @% or YM(#)	S-118	Permitted Special Servicer/Affiliate
		Fees	S-210
I		PL	S-113, S-135
		Plan	S-270
Interested Person	S-266	PLL Policy	5
Investor Certification	S-189	PML	S-113, S-135
Investor Q&A Forum	S-188	pooling and servicing agreement	S-3
Investor Registry	S-188	PPA	S-156
IRS	S-266	Prepayment Interest Excess	S-270
		Prepayment Interest Shortfall	S-270
J		Prepayment Premium	S-270
		Prepayment Provisions	S-117
JEMB	S-137	Principal Distribution Amount	S-270, S-271
		Privileged Person	S-271
L		PSF	S-271
		PTCE 95-60	S-271
L(#)	S-118	PTE	S-271
Legal Opinion	10	PTE 90-59	S-271
Lock-out Period	S-266	PTE 96-22	S-271
Loss of Value Payment	S-124	Puck Building Mezzanine Loan	S-105
LTV Ratio at Maturity	S-117	Puck Building Mortgage Loan	S-105
		Purchase Price	S-272
M
Q
Material Action	S-266
Maturity Date Balloon Payment	S-117	Qualified Insurer	S-272
Midland	S-158	qualified intermediary	3
Modification Fees	S-267	Qualified Replacement Special Servicer	S-227
Moody’s	S-163, S-267
Mortgage Pass-Through Rate	S-267	R

N		Rating Agencies	S-163
		Rating Agency	S-272
Net Aggregate Prepayment Interest		Rating Agency Confirmation	S-240
Shortfall	S-268	Realized Losses	S-272
nonqualified intermediary	4	Regulation AB	S-272
non-U.S. holder	3	REIT	S-249
NRA	S-268	RELEVANT MEMBER STATE	vii
NRSF	S-268	RELEVANT PERSONS	viii
NRSRO	S-189, S-268	Remaining Term to Maturity	S-118
NRSRO Certification	S-189	REMIC	S-272
		REMIC Pool	S-248
O		REO Property	S-272
		Requesting Party	S-239
O(#)	S-118	Required Claims-Paying Ratings	S-272
OCC	S-132	Restricted Group	S-273
Occupancy As Of Date	S-117	RevPAR	S-118
Occupancy Rate	S-117	Rule 17g-5 Information Provider	S-273
Offsetting Modification Fees	S-268	Rule 17g-5 Information Provider’s
Overlook at the Rim Mezzanine Loan	S-106	Website	S-273
Overlook at the Rim Mortgage Loan	S-106

S		U/W NCF Debt Yield	S-120
		U/W NCF DSCR	S-116
S&P	S-273	U/W NOI	S-120
SEC	S-126, S-273	U/W NOI Debt Yield	S-121
Secured Creditor Policy	5	Underwritten Debt Service Coverage
Securities Act	S-273	Ratio	S-116
SEL	S-113, S-135	Underwritten NCF	S-118
Senior Consultation Period	S-273	Underwritten NCF Debt Yield	S-120
Servicing Function Participant	S-273	Underwritten Net Cash Flow	S-118
Servicing Standard	S-224, S-274	Underwritten Net Operating Income	S-120
Servicing Transfer Event	S-275	Underwritten NOI	S-120
SF	S-276	Underwritten NOI Debt Yield	S-121
Stated Principal Balance	S-276	UPB	S-156
Structuring Assumptions	S-277
Subordinate Control Period	S-278	W
Sub-Servicing Entity	S-265
		WAC Rate	S-169, S-278
T		Wachovia	S-154
		Wachovia Bank	S-132
Title Policy	3	Wells Fargo Bank	S-132, S-153, S-278
Total Expenses	S-115	Workout Fee Projected Amount	S-209
TriMont	S-159, S-278
Trust	S-127	Y
Trust Fund	S-278
		Yield Maintenance Charge	S-278
U		Yield Maintenance Discount Rate	S-101
		YM Group A	S-171
U.S	S-148	YM Group B	S-171
U.S. person	3	YM Groups	S-171
U.S. withholding agent	3	YM(#)	S-118
U/W DSCR	S-116	YTD	S-156
U/W NCF	S-118

Annex A-1

Certain Characteristics of the Mortgage Loans
and Mortgaged Properties

A-1-1

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type

1	The Domain	RBS		11410 Century Oaks Terrace	Austin	TX	78758	Retail	Regional Mall
2	Puck Building	RBS		295 Lafayette Street	New York	NY	10012	Mixed Use	Office/Retail
3	Arbor Walk and Palms Crossing	RBS		Various	Various	TX	Various	Retail	Anchored
3.01	Arbor Walk	RBS		10515 North MoPac Expressway	Austin	TX	78759	Retail	Anchored
3.02	Palms Crossing	RBS		3300 West Expressway 83	McAllen	TX	78501	Retail	Anchored
4	Village of Rochester Hills	RBS		60-388 North Adams Road	Rochester Hills	MI	48309	Retail	Anchored
5	Renaissance North Hills	RBS		4100 Main at North Hills Street	Raleigh	NC	27609	Hospitality	Full Service
6	Madonna Plaza	RBS		201-299 Madonna Road	San Luis Obispo	CA	93405	Retail	Anchored
7	Sugarland Crossing	RBS		47100 Community Plaza	Sterling	VA	20164	Retail	Anchored
8	919 Congress	RBS		919 Congress Avenue	Austin	TX	78701	Office	CBD
9	Patriot Tech Center	RBS		631 South Richland Avenue	Spring Garden Township	PA	17403	Industrial	Flex
10	Ascent Hotel Portfolio	RBS		Various	Various	Various	Various	Hospitality	Limited Service
10.01	Hampton Inn & Suites - Montgomery	RBS		100 Commerce Street	Montgomery	AL	36104	Hospitality	Limited Service
10.02	Holiday Inn Express - Atmore	RBS		111 Lakeview Circle	Atmore	AL	36504	Hospitality	Limited Service
10.03	Hampton Inn - New Albany	RBS		320 Coulter Cove	New Albany	MS	38652	Hospitality	Limited Service
10.04	Hampton Inn - Enterprise	RBS		8 West Pointe Court	Enterprise	AL	36330	Hospitality	Limited Service
11	Torrance Plaza East	RBS		3400-3528 Torrance Boulevard	Torrance	CA	90503	Office	Suburban
12	Flagship Storage Portfolio - Indiana	WFB		Various	Indianapolis	IN	Various	Self Storage	Self Storage
12.01	8270 Michigan Road	WFB		8270 Michigan Road	Indianapolis	IN	46268	Self Storage	Self Storage
12.02	2251 Shadeland Avenue	WFB		2251 Shadeland Avenue	Indianapolis	IN	46219	Self Storage	Self Storage
12.03	5425 North Tacoma Avenue	WFB		5425 North Tacoma Avenue	Indianapolis	IN	46220	Self Storage	Self Storage
12.04	9685 Fall Creek Road	WFB		9685 Fall Creek Road	Indianapolis	IN	46217	Self Storage	Self Storage
12.05	3601 West 96th Street	WFB		3601 West 96th Street	Indianapolis	IN	46268	Self Storage	Self Storage
12.06	551 East Stover Avenue	WFB		551 East Stover Avenue	Indianapolis	IN	46227	Self Storage	Self Storage
12.07	920 County Line Road	WFB		920 County Line Road	Indianapolis	IN	46217	Self Storage	Self Storage
12.08	3912 North Glen Arm Road	WFB		3912 North Glen Arm Road	Indianapolis	IN	46254	Self Storage	Self Storage
13	PetSmart	WFB		7650 West Latham Street	Phoenix	AZ	85043	Industrial	Warehouse
14	Overlook at the Rim	WFB		18302 Talavera Ridge	San Antonio	TX	78257	Office	Suburban
15	8301 Professional Place	RBS		8301 Professional Place	Landover	MD	20785	Office	Suburban
16	Residence Inn Atlanta Midtown	RBS		1365 Peachtree Street Northeast	Atlanta	GA	30309	Hospitality	Limited Service
17	Torrance Plaza West	RBS		3828-3878 Carson Street	Torrance	CA	90503	Office	Suburban
18	Wolflin Village Shopping Center	Basis		2001, 2015 and 2301 South Georgia Street	Amarillo	TX	79109	Retail	Anchored
19	24 Hour Fitness - Pleasanton	WFB		4770 Willow Road	Pleasanton	CA	94588	Retail	Single Tenant
20	Merit Medical Systems	WFB		1600 West Merit Parkway	South Jordan	UT	84095	Mixed Use	Office/Warehouse/Medical
21	Brookwood Village	RBS		5130 Mary Jos Way	Erie	PA	16509	Multifamily	Garden
22	Del Monte Portfolio	WFB		Various	Various	Various	Various	Industrial	Warehouse
22.01	Del Monte - Toppenish	WFB		49 East 3rd Avenue	Toppenish	WA	98948	Industrial	Warehouse
22.02	Del Monte - Mendota	WFB		347 North 43rd Road	Mendota	IL	61342	Industrial	Warehouse
22.03	Del Monte - Plover	WFB		2801 East Eisenhower Avenue	Plover	WI	54467	Industrial	Warehouse
23	SpringHill Suites Wheeling	Basis		908 National Road	Wheeling	WV	26003	Hospitality	Extended Stay
24	H-Mart Portfolio	Basis		Various	Various	Various	Various	Retail	Single Tenant
24.01	H Mart - Carrollton	Basis		2625 Old Denton Road	Carrollton	TX	75007	Retail	Single Tenant
24.02	Super H Mart - Riverdale	Basis		6335 Highway 85	Riverdale	GA	30274	Retail	Single Tenant
25	Flagship Storage Portfolio - Ohio	WFB		Various	Various	OH	Various	Self Storage	Self Storage
25.01	6784 Hopkins Road	WFB		6784 Hopkins Road	Mentor	OH	44060	Self Storage	Self Storage
25.02	1500 Brush Road	WFB		1500 Brush Road	Euclid	OH	44143	Self Storage	Self Storage
25.03	23640 Lakeland Boulevard	WFB		23640 Lakeland Boulevard	Euclid	OH	44132	Self Storage	Self Storage
25.04	4820 Frank Road NW	WFB		4820 Frank Road NW	North Canton	OH	44720	Self Storage	Self Storage
25.05	4376 North Ridge Road	WFB		4376 North Ridge Road	Perry	OH	44081	Self Storage	Self Storage
25.06	5920 Highline Avenue NW	WFB		5920 Highline Avenue NW	North Canton	OH	44720	Self Storage	Self Storage
25.07	38255 St Claire Street	WFB		38255 St Claire Street	Wiloughby	OH	44094	Self Storage	Self Storage
26	Marriott Courtyard Monroeville	Basis		3962 William Penn Highway	Monroeville	PA	15146	Hospitality	Limited Service
27	Fairfield Inn & Suites Verona	WFB		5280 Willow Place	Verona	NY	13478	Hospitality	Limited Service
28	Belleville Crossing	CIIICM		5875 Belleville Crossing Street	Belleville	IL	62226	Retail	Anchored
29	Silver Springs Pointe	RBS		9001 Northwest Passage Road	Oklahoma City	OK	73132	Retail	Anchored
30	Poughkeepsie Galleria II	RBS		2001 South Road	Poughkeepsie	NY	12601	Retail	Regional Mall
31	Sprint Center	WFB		4300 Sprint Boulevard Northeast	Rio Rancho	NM	87144	Office	Suburban
32	Hampton Inn Jacksonville	CIIICM		1331 Prudential Drive	Jacksonville	FL	32207	Hospitality	Limited Service
33	Dayton Park	RBS		19010 County Road 81	Dayton	MN	55369	Manufactured Housing Community	Manufactured Housing Community
34	Westchase Corporate Park	Basis		11201 - 11331 Richmond Ave	Houston	TX	77082	Office	Suburban
35	354 Mountain View Drive	Basis		354 Mountain View Drive	Colchester	VT	05446	Office	Suburban
36	Hilton Garden Inn	Basis		101 East Hiawatha Drive	Wisconsin Dells	WI	53965	Hospitality	Limited Service
37	1680-1700 East Touhy Avenue	CIIICM		1680-1700 East Touhy Avenue	Des Plaines	IL	60018	Industrial	Warehouse
38	356 Mountain View Drive	Basis		356 Mountain View Drive	Colchester	VT	05446	Office	Suburban
39	Plymouth Woods Apartments	WFB		38001 Plymouth Road	Livonia	MI	48150	Multifamily	Garden
40	TimBuck II	CIIICM		785, 790 and 794 Sunset Boulevard	Corolla	NC	27927	Retail	Unanchored

A-1-2

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type

41	American Self Storage - Palo Alto	GECC		1985 East Bayshore Road	East Palo Alto	CA	94303	Self Storage	Self Storage
42	Amsdell Self Storage 4 Portfolio	RBS		Various	Various	MI	Various	Self Storage	Self Storage
42.01	Amsdell Self Storage - Flat Rock	RBS		14551 Telegraph Road	Flat Rock	MI	48134	Self Storage	Self Storage
42.02	Amsdell Self Storage - Fraser	RBS		32968 Groesbeck Highway	Fraser	MI	48026	Self Storage	Self Storage
42.03	Amsdell Self Storage - Shelby	RBS		50387 Van Dyke Road	Shelby Township	MI	48317	Self Storage	Self Storage
42.04	Amsdell Self Storage - Waterford	RBS		2019 Dixie Highway	Waterford Township	MI	48328	Self Storage	Self Storage
43	Western States Corvallis	GECC		2535 NW Taylor Avenue & 2245 NW Harrison Boulevard	Corvallis	OR	97330	Multifamily	Student Housing
44	Boardwalk Apartments	WFB		9100 Fondren Road	Houston	TX	77074	Multifamily	Garden
45	Western States Eugene	GECC		1875 Alder Street	Eugene	OR	97401	Multifamily	Student Housing
46	Boulder Bins Self Storage	GECC		4900 North Broadway	Boulder	CO	80304	Self Storage	Self Storage
47	Ross Valley Self Storage	GECC		890 College Avenue	Kentfield	CA	94904	Self Storage	Self Storage
48	Candlewood Suites Houston, TX	RBS		11280 Westmeimer Road	Houston	TX	77042	Hospitality	Limited Service
49	Lock It San Diego Self Storage	GECC		1560 Frazee Road	San Diego	CA	92123	Self Storage	Self Storage
50	Burlington Self Storage	GECC		411 7th, 415 7th and 422 7th Street	West Palm Beach	FL	33401	Self Storage	Self Storage
51	Agilent Technologies - Folsom, CA	WFB		91 Blue Ravine Road	Folsom	CA	95630	Industrial	Flex
52	Torrey Corner	Basis		11120 and 11130 East Ocean Air Drive	San Diego	CA	92130	Retail	Unanchored
53	Hill Country Self Storage	GECC		3621 East Whitestone Boulevard	Cedar Park	TX	78641	Self Storage	Self Storage
54	Azalea Plaza	Basis		886 North A1A/2 Fairfield Boulevard	Ponte Vedra Beach	FL	32082	Retail	Unanchored
55	Royal Highlander	CIIICM		828 West Inverness Drive	Peoria	IL	61615	Manufactured Housing Community	Manufactured Housing Community
56	AC Self Storage - Corinth	GECC		3701 FM 2181	Corinth	TX	76210	Self Storage	Self Storage
57	Country Estates MHC	GECC		4571 Lower River Road	Grants Pass	OR	97526	Manufactured Housing Community	Manufactured Housing Community
58	180 West Washington Office	Basis		180 West Washington Street	Chicago	IL	60602	Office	CBD
59	Castle Rock Self Storage	GECC		11 Kellogg Court	Castle Rock	CO	80109	Self Storage	Self Storage
60	American Mini Storage I & II	CIIICM		4029 - 4095 East Golden Acres Road	Sierra Vista	AZ	85650	Self Storage	Self Storage
61	Safari MHC	CIIICM		2601 South Cherokee Way	Palm Springs	CA	92264	Manufactured Housing Community	Manufactured Housing Community
62	Mimi's Plaza	CIIICM		13911, 13931, 13951 Carroll Way	Tustin	CA	92780	Retail	Unanchored
63	Bed Bath & Beyond	RBS		31535 Southfield Road	Beverly Hills	MI	48025	Retail	Single Tenant
64	Willows MHC	CIIICM		400 Willows Way	Goshen	IN	46526	Manufactured Housing Community	Manufactured Housing Community
65	Mill Creek Village	CIIICM		3290 Buford Drive	Buford	GA	30519	Retail	Unanchored
66	New Market Square	Basis		2601 New Market Road	Varina	VA	23231	Retail	Anchored
67	Pecan Valley Estates	CIIICM		6507 Barksdale Boulevard	Bossier City	LA	71112	Manufactured Housing Community	Manufactured Housing Community
68	Metro Storage	WFB		23325 Van Born Road	Taylor	MI	48180	Self Storage	Self Storage
69	Holly Acres	CIIICM		7240 Holly Dale Drive	Erie	PA	16509	Manufactured Housing Community	Manufactured Housing Community
70	First American Self Storage - River Oaks	CIIICM		5700 River Oaks Boulevard	River Oaks	TX	76114	Self Storage	Self Storage
71	Friendly Village MHC	WFB		172 NJ Route 70	Toms River Township	NJ	08755	Manufactured Housing Community	Manufactured Housing Community
72	2 Claire Road	WFB		2 Claire Road	East Brunswick Township	NJ	08816	Industrial	Flex
73	Georgetown South Apartments	WFB		439 Colonial Court	Sharpsville	PA	16150	Multifamily	Garden
74	Reynolda Self Storage	WFB		3590 Yadkinville Road	Winston-Salem	NC	27106	Self Storage	Self Storage
75	Hidden Lane Apartments	WFB		600 Garrison Road	Battle Creek	MI	49017	Multifamily	Garden

A-1-3

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date

1	The Domain	2007	2010	878,974	Sq. Ft.	236	208,200,000	207,550,029	19.0%	173,572,604	N	7/28/2011	9/1/2011		9/1/2011
2	Puck Building	1885	2011	206,693	Sq. Ft.	411	85,000,000	85,000,000	7.8%	78,802,887	N	6/24/2011	8/1/2011	7/1/2016	8/1/2016
3	Arbor Walk and Palms Crossing	Various		792,758	Sq. Ft.	103	81,800,000	81,547,453	7.5%	68,301,699	N	7/28/2011	9/1/2011		9/1/2011
3.01	Arbor Walk	2006		464,699	Sq. Ft.		43,400,000	43,266,008	4.0%
3.02	Palms Crossing	2007		328,059	Sq. Ft.		38,400,000	38,281,445	3.5%
4	Village of Rochester Hills	2002		254,596	Sq. Ft.	200	51,000,000	51,000,000	4.7%	45,040,334	N	10/6/2011	12/1/2011	11/1/2013	12/1/2013
5	Renaissance North Hills	2008		229	Rooms	207,039	47,500,000	47,411,949	4.3%	40,216,891	N	8/23/2011	10/1/2011		10/1/2011
6	Madonna Plaza	1968	2004	318,514	Sq. Ft.	126	40,000,000	40,000,000	3.7%	33,723,806	N	10/12/2011	12/1/2011		12/1/2011
7	Sugarland Crossing	1975	2000	256,623	Sq. Ft.	117	30,000,000	29,918,786	2.7%	25,399,067	N	7/29/2011	9/1/2011		9/1/2011
8	919 Congress	1984		164,718	Sq. Ft.	169	28,000,000	27,918,559	2.6%	23,484,321	N	7/6/2011	9/1/2011		9/1/2011
9	Patriot Tech Center	1970	1985	1,539,290	Sq. Ft.	18	27,500,000	27,477,803	2.5%	23,394,625	N	9/23/2011	11/1/2011		11/1/2011
10	Ascent Hotel Portfolio	Various		325	Rooms	75,289	24,500,000	24,468,913	2.2%	18,995,291	N	9/16/2011	11/1/2011		11/1/2011
10.01	Hampton Inn & Suites - Montgomery	2008		86	Rooms		7,100,000	7,090,991	0.6%
10.02	Holiday Inn Express - Atmore	2009		80	Rooms		6,440,000	6,431,829	0.6%
10.03	Hampton Inn - New Albany	2010		84	Rooms		5,780,000	5,772,666	0.5%
10.04	Hampton Inn - Enterprise	2007		75	Rooms		5,180,000	5,173,427	0.5%
11	Torrance Plaza East	1975		186,117	Sq. Ft.	113	21,100,000	21,082,280	1.9%	17,871,035	N	9/13/2011	11/1/2011		11/1/2011
12	Flagship Storage Portfolio - Indiana	Various		521,387	Sq. Ft.	39	20,300,000	20,247,005	1.9%	15,853,356	N	8/10/2011	10/1/2011		10/1/2011
12.01	8270 Michigan Road	1999		75,025	Sq. Ft.		4,346,260	4,334,913	0.4%
12.02	2251 Shadeland Avenue	1992		91,977	Sq. Ft.		2,932,416	2,924,761	0.3%
12.03	5425 North Tacoma Avenue	1976		61,932	Sq. Ft.		2,653,138	2,646,212	0.2%
12.04	9685 Fall Creek Road	1999		61,050	Sq. Ft.		2,304,041	2,298,026	0.2%
12.05	3601 West 96th Street	1987		43,800	Sq. Ft.		2,181,857	2,176,161	0.2%
12.06	551 East Stover Avenue	1979		80,198	Sq. Ft.		2,164,402	2,158,752	0.2%
12.07	920 County Line Road	1997		45,100	Sq. Ft.		1,954,944	1,949,841	0.2%
12.08	3912 North Glen Arm Road	1976		62,305	Sq. Ft.		1,762,941	1,758,338	0.2%
13	PetSmart	1996	2001	620,213	Sq. Ft.	32	20,000,000	19,950,045	1.8%	15,747,551	N	9/1/2011	10/1/2011		10/1/2011
14	Overlook at the Rim	2008	2011	145,025	Sq. Ft.	124	18,000,000	18,000,000	1.6%	18,000,000	N	6/30/2011	8/1/2011	7/1/2016
15	8301 Professional Place	1979	2007	137,000	Sq. Ft.	119	16,310,000	16,280,823	1.5%	13,873,919	N	8/22/2011	10/1/2011		10/1/2011
16	Residence Inn Atlanta Midtown	1962	2008	160	Rooms	96,454	15,500,000	15,432,583	1.4%	13,918,463	N	7/7/2011	9/1/2011		9/1/2011
17	Torrance Plaza West	1974		157,396	Sq. Ft.	98	15,400,000	15,387,067	1.4%	13,043,314	N	9/13/2011	11/1/2011		11/1/2011
18	Wolflin Village Shopping Center	1957	2009	159,681	Sq. Ft.	94	15,000,000	14,988,372	1.4%	12,816,250	N	9/9/2011	11/1/2011		11/1/2011
19	24 Hour Fitness - Pleasanton	1989	2011	56,206	Sq. Ft.	241	13,600,000	13,539,491	1.2%	11,509,162	N	8/10/2011	10/1/2011		10/1/2011
20	Merit Medical Systems	1995	2005	193,449	Sq. Ft.	67	13,000,000	12,984,987	1.2%	10,775,582	N	9/9/2011	11/1/2011		11/1/2011
21	Brookwood Village	1999		135	Units	90,561	12,250,000	12,225,727	1.1%	10,991,152	N	9/1/2011	10/1/2011		10/1/2011
22	Del Monte Portfolio	1996		724,600	Sq. Ft.	16	11,350,000	11,267,922	1.0%	9,480,882	N	8/1/2011	9/1/2011		9/1/2011
22.01	Del Monte - Toppenish	1996		274,750	Sq. Ft.		4,701,178	4,667,181	0.4%
22.02	Del Monte - Mendota	1996		239,850	Sq. Ft.		3,962,868	3,934,210	0.4%
22.03	Del Monte - Plover	1996		210,000	Sq. Ft.		2,685,954	2,666,530	0.2%
23	SpringHill Suites Wheeling	2008		115	Rooms	96,928	11,160,000	11,146,732	1.0%	8,747,198	N	9/2/2011	11/1/2011		11/1/2011
24	H-Mart Portfolio	Various	2006	136,648	Sq. Ft.	81	11,092,500	11,072,477	1.0%	9,424,689	N	8/18/2011	10/1/2011		10/1/2011
24.01	H Mart - Carrollton	1983	2006	78,952	Sq. Ft.		7,212,562	7,199,542	0.7%
24.02	Super H Mart - Riverdale	2000	2006	57,696	Sq. Ft.		3,879,938	3,872,935	0.4%
25	Flagship Storage Portfolio - Ohio	Various	Various	333,714	Sq. Ft.	32	10,700,000	10,672,067	1.0%	8,356,202	N	8/10/2011	10/1/2011		10/1/2011
25.01	6784 Hopkins Road	1999		51,425	Sq. Ft.		2,160,912	2,155,271	0.2%
25.02	1500 Brush Road	1988		46,910	Sq. Ft.		1,934,365	1,929,315	0.2%
25.03	23640 Lakeland Boulevard	1988		47,475	Sq. Ft.		1,812,378	1,807,646	0.2%
25.04	4820 Frank Road NW	1984		44,340	Sq. Ft.		1,585,831	1,581,691	0.1%
25.05	4376 North Ridge Road	1992	1997	63,900	Sq. Ft.		1,324,430	1,320,972	0.1%
25.06	5920 Highline Avenue NW	1982		45,400	Sq. Ft.		1,185,016	1,181,923	0.1%
25.07	38255 St Claire Street	1998		34,264	Sq. Ft.		697,068	695,249	0.1%
26	Marriott Courtyard Monroeville	2006		98	Rooms	99,881	9,800,000	9,788,349	0.9%	7,681,231	N	9/2/2011	11/1/2011		11/1/2011
27	Fairfield Inn & Suites Verona	2009		93	Rooms	101,884	9,500,000	9,475,199	0.9%	7,419,059	N	8/26/2011	10/1/2011		10/1/2011
28	Belleville Crossing	2006		86,392	Sq. Ft.	107	9,250,000	9,234,652	0.8%	7,943,175	N	8/26/2011	10/1/2011		10/1/2011
29	Silver Springs Pointe	2000		135,028	Sq. Ft.	65	8,800,000	8,800,000	0.8%	8,800,000	N	6/30/2011	8/1/2011	7/1/2021
30	Poughkeepsie Galleria II	2000	2011	81,999	Sq. Ft.	103	8,500,000	8,464,724	0.8%	7,053,381	N	6/29/2011	8/1/2011		8/1/2011
31	Sprint Center	1998	2001	94,730	Sq. Ft.	89	8,500,000	8,438,918	0.8%	7,106,999	N	8/1/2011	9/1/2011		9/1/2011
32	Hampton Inn Jacksonville	1998	2010	118	Rooms	62,019	7,345,000	7,318,278	0.7%	6,696,322	N	7/29/2011	9/6/2011		9/6/2011
33	Dayton Park	1960		243	Pads	29,813	7,250,000	7,244,455	0.7%	6,203,401	N	9/29/2011	11/1/2011		11/1/2011
34	Westchase Corporate Park	1981	2007	176,977	Sq. Ft.	39	7,000,000	6,987,393	0.6%	6,555,289	N	8/19/2011	10/1/2011		10/1/2011
35	354 Mountain View Drive	1999	2004	59,523	Sq. Ft.	117	7,000,000	6,978,388	0.6%	6,491,324	N	8/1/2011	9/1/2011		9/1/2011
36	Hilton Garden Inn	2007	2011	128	Rooms	53,274	6,860,000	6,819,062	0.6%	6,140,309	N	6/28/2011	8/1/2011		8/1/2011
37	1680-1700 East Touhy Avenue	1965	1993	252,000	Sq. Ft.	27	6,700,000	6,692,023	0.6%	6,091,177	N	9/23/2011	11/5/2011		11/5/2011
38	356 Mountain View Drive	2001		50,949	Sq. Ft.	124	6,325,000	6,305,472	0.6%	5,865,375	N	8/1/2011	9/1/2011		9/1/2011
39	Plymouth Woods Apartments	1986	2008	156	Units	39,631	6,200,000	6,182,435	0.6%	5,218,365	N	7/15/2011	9/1/2011		9/1/2011
40	TimBuck II	1995		37,671	Sq. Ft.	159	6,000,000	6,000,000	0.5%	5,149,293	N	10/17/2011	12/6/2011		12/6/2011

A-1-4

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date

41	American Self Storage - Palo Alto	1978	2003	49,688	Sq. Ft.	120	6,000,000	5,982,007	0.5%	5,011,413	N	7/1/2011	9/1/2011		9/1/2011
42	Amsdell Self Storage 4 Portfolio	Various		220,705	Sq. Ft.	27	5,950,000	5,938,993	0.5%	5,039,039	N	8/11/2011	10/1/2011		10/1/2011
42.01	Amsdell Self Storage - Flat Rock	2002		54,335	Sq. Ft.		2,030,140	2,026,384	0.2%
42.02	Amsdell Self Storage - Fraser	2003		64,220	Sq. Ft.		1,749,895	1,746,658	0.2%
42.03	Amsdell Self Storage - Shelby	2004		55,800	Sq. Ft.		1,119,790	1,117,718	0.1%
42.04	Amsdell Self Storage - Waterford	1986		46,350	Sq. Ft.		1,050,175	1,048,232	0.1%
43	Western States Corvallis	2009		26	Units	227,885	5,925,000	5,925,000	0.5%	5,216,133	N	7/11/2011	9/1/2011	8/1/2013	9/1/2013
44	Boardwalk Apartments	1978		174	Units	32,960	5,750,000	5,734,989	0.5%	4,490,483	N	8/19/2011	10/1/2011		10/1/2011
45	Western States Eugene	2009		20	Units	281,250	5,625,000	5,625,000	0.5%	4,984,052	N	7/18/2011	9/1/2011	8/1/2013	9/1/2013
46	Boulder Bins Self Storage	1972	1980	115,197	Sq. Ft.	48	5,500,000	5,483,506	0.5%	4,593,795	N	7/1/2011	9/1/2011		9/1/2011
47	Ross Valley Self Storage	1987		44,908	Sq. Ft.	120	5,400,000	5,383,806	0.5%	4,510,272	N	7/1/2011	9/1/2011		9/1/2011
48	Candlewood Suites Houston, TX	2009		81	Rooms	61,659	5,000,000	4,994,401	0.5%	4,345,908	N	9/26/2011	11/1/2011		11/1/2011
49	Lock It San Diego Self Storage	1979		57,429	Sq. Ft.	87	5,000,000	4,985,638	0.5%	4,200,689	N	7/19/2011	9/1/2011		9/1/2011
50	Burlington Self Storage	2001	2011	69,861	Sq. Ft.	64	4,461,000	4,461,000	0.4%	4,290,882	N	8/17/2011	10/1/2011	9/1/2013	10/1/2013
51	Agilent Technologies - Folsom, CA	1982	2009	53,414	Sq. Ft.	81	4,350,000	4,331,397	0.4%	2,831,297	N	8/5/2011	10/1/2011		10/1/2011
52	Torrey Corner	2007		13,344	Sq. Ft.	319	4,264,000	4,255,917	0.4%	3,599,355	N	8/18/2011	10/1/2011		10/1/2011
53	Hill Country Self Storage	2005		70,873	Sq. Ft.	59	4,200,000	4,188,074	0.4%	3,533,950	N	7/7/2011	9/1/2011		9/1/2011
54	Azalea Plaza	1998		28,081	Sq. Ft.	148	4,150,000	4,146,844	0.4%	3,552,941	N	9/2/2011	11/1/2011		11/1/2011
55	Royal Highlander	1970		280	Pads	13,888	3,888,500	3,888,500	0.4%	3,650,024	N	10/11/2011	12/1/2011		12/1/2011
56	AC Self Storage - Corinth	2000	2005	97,250	Sq. Ft.	39	3,770,000	3,770,000	0.3%	3,296,363	N	6/29/2011	8/1/2011	7/1/2013	8/1/2013
57	Country Estates MHC	1960		104	Pads	35,374	3,700,000	3,678,873	0.3%	3,325,272	N	7/1/2011	8/1/2011		8/1/2011
58	180 West Washington Office	1926	1985	40,609	Sq. Ft.	89	3,600,000	3,596,363	0.3%	2,933,700	N	9/12/2011	11/1/2011		11/1/2011
59	Castle Rock Self Storage	1999		69,950	Sq. Ft.	50	3,500,000	3,494,612	0.3%	3,032,278	N	8/11/2011	10/1/2011		10/1/2011
60	American Mini Storage I & II	1984	2005	107,535	Sq. Ft.	32	3,450,000	3,447,588	0.3%	2,978,631	N	9/9/2011	11/1/2011		11/1/2011
61	Safari MHC	1962		166	Pads	20,714	3,450,000	3,438,472	0.3%	2,943,901	N	7/1/2011	8/1/2011		8/1/2011
62	Mimi's Plaza	1989		30,795	Sq. Ft.	97	3,000,000	2,997,674	0.3%	2,563,249	N	9/8/2011	11/1/2011		11/1/2011
63	Bed Bath & Beyond	1973	2000	41,093	Sq. Ft.	73	3,000,000	2,987,481	0.3%	1,967,030	N	8/4/2011	10/1/2011		10/1/2011
64	Willows MHC	1998		147	Pads	19,252	2,830,000	2,830,000	0.3%	2,434,896	N	10/13/2011	12/9/2011		12/9/2011
65	Mill Creek Village	2000		19,043	Sq. Ft.	142	2,700,000	2,698,047	0.2%	2,323,336	N	9/9/2011	11/7/2011		11/7/2011
66	New Market Square	1998		40,200	Sq. Ft.	67	2,700,000	2,689,372	0.2%	2,509,357	N	6/30/2011	8/1/2011		8/1/2011
67	Pecan Valley Estates	1985		231	Pads	11,247	2,600,000	2,598,119	0.2%	2,237,287	N	9/7/2011	11/1/2011		11/1/2011
68	Metro Storage	2000		50,925	Sq. Ft.	48	2,450,000	2,446,219	0.2%	2,122,017	N	8/15/2011	10/1/2011		10/1/2011
69	Holly Acres	1973	2005	142	Pads	16,713	2,375,000	2,373,282	0.2%	2,043,675	N	9/12/2011	11/5/2011		11/5/2011
70	First American Self Storage - River Oaks	1978	1985	104,839	Sq. Ft.	21	2,170,000	2,158,473	0.2%	1,680,995	N	6/2/2011	8/1/2011		8/1/2011
71	Friendly Village MHC	1968		180	Pads	11,925	2,150,000	2,146,563	0.2%	1,854,519	N	8/24/2011	10/1/2011		10/1/2011
72	2 Claire Road	1972		40,349	Sq. Ft.	53	2,150,000	2,144,368	0.2%	1,677,939	N	8/10/2011	10/1/2011		10/1/2011
73	Georgetown South Apartments	1966		140	Units	14,923	2,100,000	2,089,268	0.2%	1,638,270	N	7/1/2011	8/1/2011		8/1/2011
74	Reynolda Self Storage	1999	2002	69,713	Sq. Ft.	24	1,650,000	1,643,550	0.2%	1,284,469	N	7/21/2011	9/1/2011		9/1/2011
75	Hidden Lane Apartments	1977		77	Units	16,755	1,295,000	1,290,156	0.1%	1,016,149	N	7/7/2011	9/1/2011		9/1/2011

A-1-5

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO

1	The Domain	8/1/2021		5.43600%	0.00235%	0.00420%	0.10000%	5.32945%	Actual/360	1,173,790.10	Amortizing Balloon
2	Puck Building	7/1/2021		5.35300%	0.00235%	0.00420%	0.10000%	5.24645%	Actual/360	474,810.42	Interest-only, Amortizing Balloon	Actual/360
3	Arbor Walk and Palms Crossing	8/1/2021		5.48600%	0.00235%	0.00420%	0.10000%	5.37945%	Actual/360	463,733.14	Amortizing Balloon
3.01	Arbor Walk
3.02	Palms Crossing
4	Village of Rochester Hills	11/1/2021		5.85000%	0.00235%	0.00420%	0.11000%	5.73345%	Actual/360	300,869.88	Interest-only, Amortizing Balloon	Actual/360
5	Renaissance North Hills	9/1/2021		5.94100%	0.00235%	0.00420%	0.10000%	5.83445%	Actual/360	282,987.22	Amortizing Balloon
6	Madonna Plaza	11/1/2021		5.80000%	0.00235%	0.00420%	0.10000%	5.69345%	Actual/360	234,701.22	Amortizing Balloon
7	Sugarland Crossing	8/1/2021		5.93600%	0.00235%	0.00420%	0.10000%	5.82945%	Actual/360	178,632.61	Amortizing Balloon
8	919 Congress	8/1/2021		5.62500%	0.00235%	0.00420%	0.10000%	5.51845%	Actual/360	161,183.79	Amortizing Balloon
9	Patriot Tech Center	10/1/2021		6.10000%	0.00235%	0.00420%	0.10000%	5.99345%	Actual/360	166,648.57	Amortizing Balloon
10	Ascent Hotel Portfolio	10/1/2021		6.03000%	0.00235%	0.00420%	0.10000%	5.92345%	Actual/360	158,303.44	Amortizing Balloon
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	10/1/2021		5.95000%	0.00235%	0.00420%	0.10000%	5.84345%	Actual/360	125,827.68	Amortizing Balloon
12	Flagship Storage Portfolio - Indiana	9/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	133,912.89	Amortizing Balloon
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart	9/1/2021		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	135,041.44	Amortizing Balloon
14	Overlook at the Rim	7/1/2016		4.65000%	0.00235%	0.00420%	0.10000%	4.54345%	Actual/360	70,912.50	Interest-only, Balloon	Actual/360
15	8301 Professional Place	9/1/2021		6.10000%	0.00235%	0.00420%	0.10000%	5.99345%	Actual/360	98,837.75	Amortizing Balloon
16	Residence Inn Atlanta Midtown	8/1/2016		5.55000%	0.00235%	0.00420%	0.10000%	5.44345%	Actual/360	95,646.94	Amortizing Balloon
17	Torrance Plaza West	10/1/2021		5.95000%	0.00235%	0.00420%	0.10000%	5.84345%	Actual/360	91,836.32	Amortizing Balloon
18	Wolflin Village Shopping Center	10/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	92,357.58	Amortizing Balloon
19	24 Hour Fitness - Pleasanton	9/1/2016		5.50000%	0.00235%	0.00420%	0.10000%	5.39345%	Actual/360	93,552.67	Amortizing Balloon
20	Merit Medical Systems	4/1/2020		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	87,776.94	Amortizing Balloon
21	Brookwood Village	9/1/2018		5.63800%	0.00235%	0.00420%	0.14000%	5.49145%	Actual/360	70,618.49	Amortizing Balloon
22	Del Monte Portfolio	8/1/2016		4.80000%	0.00235%	0.00420%	0.10000%	4.69345%	Actual/360	73,656.68	Amortizing Balloon
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling	10/1/2021		6.35700%	0.00235%	0.00420%	0.10000%	6.25045%	Actual/360	74,358.96	Amortizing Balloon
24	H-Mart Portfolio	9/1/2021		6.06000%	0.00235%	0.00420%	0.10000%	5.95345%	Actual/360	66,933.64	Amortizing Balloon
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio	9/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	70,584.63	Amortizing Balloon
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville	10/1/2021		6.35700%	0.00235%	0.00420%	0.10000%	6.25045%	Actual/360	65,297.30	Amortizing Balloon
27	Fairfield Inn & Suites Verona	9/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	62,668.59	Amortizing Balloon
28	Belleville Crossing	9/1/2021		6.43000%	0.00235%	0.00420%	0.10000%	6.32345%	Actual/360	58,041.11	Amortizing Balloon
29	Silver Springs Pointe	7/1/2021		5.03200%	0.00235%	0.00420%	0.10000%	4.92545%	Actual/360	37,516.36	Interest-only, Balloon	Actual/360
30	Poughkeepsie Galleria II	7/1/2021		5.28000%	0.00235%	0.00420%	0.10000%	5.17345%	Actual/360	47,095.38	Amortizing Balloon
31	Sprint Center	8/1/2016		4.85000%	0.00235%	0.00420%	0.10000%	4.74345%	Actual/360	55,394.30	Amortizing Balloon
32	Hampton Inn Jacksonville	8/6/2016		6.54000%	0.00235%	0.00420%	0.10000%	6.43345%	Actual/360	49,777.71	Amortizing Balloon
33	Dayton Park	10/1/2021		6.30000%	0.00235%	0.00420%	0.10000%	6.19345%	Actual/360	44,875.53	Amortizing Balloon
34	Westchase Corporate Park	9/1/2016		6.07000%	0.00235%	0.00420%	0.10000%	5.96345%	Actual/360	42,284.08	Amortizing Balloon
35	354 Mountain View Drive	8/1/2016		5.36000%	0.00235%	0.00420%	0.10000%	5.25345%	Actual/360	39,132.55	Amortizing Balloon
36	Hilton Garden Inn	7/1/2016		5.35000%	0.00235%	0.00420%	0.10000%	5.24345%	Actual/360	41,514.11	Amortizing Balloon
37	1680-1700 East Touhy Avenue	10/5/2016		6.35000%	0.00235%	0.00420%	0.10000%	6.24345%	Actual/360	44,612.91	Amortizing Balloon
38	356 Mountain View Drive	8/1/2016		5.36000%	0.00235%	0.00420%	0.10000%	5.25345%	Actual/360	35,359.06	Amortizing Balloon
39	Plymouth Woods Apartments	8/1/2021		5.74000%	0.00235%	0.00420%	0.08000%	5.65345%	Actual/360	36,142.14	Amortizing Balloon
40	TimBuck II	11/6/2021		6.41000%	0.00235%	0.00420%	0.10000%	6.30345%	Actual/360	37,569.65	Amortizing Balloon

A-1-6

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO

41	American Self Storage - Palo Alto	8/1/2021		5.49000%	0.00235%	0.00420%	0.10000%	5.38345%	Actual/360	34,029.70	Amortizing Balloon
42	Amsdell Self Storage 4 Portfolio	9/1/2021		5.95000%	0.00235%	0.00420%	0.10000%	5.84345%	Actual/360	35,482.21	Amortizing Balloon
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis	8/1/2021		5.71000%	0.00235%	0.00420%	0.10000%	5.60345%	Actual/360	34,426.28	Interest-only, Amortizing Balloon	Actual/360
44	Boardwalk Apartments	9/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	37,930.99	Amortizing Balloon
45	Western States Eugene	8/1/2021		5.99000%	0.00235%	0.00420%	0.10000%	5.88345%	Actual/360	33,688.56	Interest-only, Amortizing Balloon	Actual/360
46	Boulder Bins Self Storage	8/1/2021		5.49000%	0.00235%	0.00420%	0.10000%	5.38345%	Actual/360	31,193.90	Amortizing Balloon
47	Ross Valley Self Storage	8/1/2021		5.49000%	0.00235%	0.00420%	0.10000%	5.38345%	Actual/360	30,626.73	Amortizing Balloon
48	Candlewood Suites Houston, TX	10/1/2018		6.65000%	0.00235%	0.00420%	0.10000%	6.54345%	Actual/360	34,230.50	Amortizing Balloon
49	Lock It San Diego Self Storage	8/1/2021		5.68000%	0.00235%	0.00420%	0.10000%	5.57345%	Actual/360	28,956.68	Amortizing Balloon
50	Burlington Self Storage	9/1/2016		5.76000%	0.00235%	0.00420%	0.10000%	5.65345%	Actual/360	26,061.53	Interest-only, Amortizing Balloon	Actual/360
51	Agilent Technologies - Folsom, CA	9/1/2021		5.81000%	0.00235%	0.00420%	0.06000%	5.74345%	Actual/360	30,689.82	Amortizing Balloon
52	Torrey Corner	9/1/2021		5.84000%	0.00235%	0.00420%	0.10000%	5.73345%	Actual/360	25,127.87	Amortizing Balloon
53	Hill Country Self Storage	8/1/2021		5.73000%	0.00235%	0.00420%	0.10000%	5.62345%	Actual/360	24,456.72	Amortizing Balloon
54	Azalea Plaza	10/1/2021		6.32000%	0.00235%	0.00420%	0.10000%	6.21345%	Actual/360	25,741.50	Amortizing Balloon
55	Royal Highlander	11/1/2016		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	23,942.16	Amortizing Balloon
56	AC Self Storage - Corinth	7/1/2021		5.42000%	0.00235%	0.00420%	0.10000%	5.31345%	Actual/360	21,216.80	Interest-only, Amortizing Balloon	Actual/360
57	Country Estates MHC	7/1/2016		5.60000%	0.00235%	0.00420%	0.10000%	5.49345%	Actual/360	22,942.73	Amortizing Balloon
58	180 West Washington Office	10/1/2021		6.27000%	0.00235%	0.00420%	0.10000%	6.16345%	Actual/360	23,074.03	Amortizing Balloon
59	Castle Rock Self Storage	9/1/2021		6.75000%	0.00235%	0.00420%	0.10000%	6.64345%	Actual/360	22,700.93	Amortizing Balloon
60	American Mini Storage I & II	10/1/2021		6.62000%	0.00235%	0.00420%	0.10000%	6.51345%	Actual/360	22,079.32	Amortizing Balloon
61	Safari MHC	7/1/2021		6.20000%	0.00235%	0.00420%	0.10000%	6.09345%	Actual/360	21,130.18	Amortizing Balloon
62	Mimi's Plaza	10/1/2021		6.25000%	0.00235%	0.00420%	0.10000%	6.14345%	Actual/360	18,471.52	Amortizing Balloon
63	Bed Bath & Beyond	9/1/2021		6.00000%	0.00235%	0.00420%	0.10000%	5.89345%	Actual/360	21,492.93	Amortizing Balloon
64	Willows MHC	11/9/2021		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	17,887.53	Amortizing Balloon
65	Mill Creek Village	10/7/2021		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	17,065.84	Amortizing Balloon
66	New Market Square	7/1/2016		5.51200%	0.00235%	0.00420%	0.10000%	5.40545%	Actual/360	15,350.64	Amortizing Balloon
67	Pecan Valley Estates	10/1/2021		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	16,433.77	Amortizing Balloon
68	Metro Storage	9/1/2021		6.74000%	0.00235%	0.00420%	0.10000%	6.63345%	Actual/360	15,874.37	Amortizing Balloon
69	Holly Acres	10/5/2021		6.50000%	0.00235%	0.00420%	0.10000%	6.39345%	Actual/360	15,011.62	Amortizing Balloon
70	First American Self Storage - River Oaks	7/1/2021		6.00000%	0.00235%	0.00420%	0.10000%	5.89345%	Actual/360	13,981.34	Amortizing Balloon
71	Friendly Village MHC	9/1/2021		6.59000%	0.00235%	0.00420%	0.10000%	6.48345%	Actual/360	13,716.97	Amortizing Balloon
72	2 Claire Road	9/1/2021		6.23000%	0.00235%	0.00420%	0.10000%	6.12345%	Actual/360	14,156.32	Amortizing Balloon
73	Georgetown South Apartments	7/1/2021		6.21000%	0.00235%	0.00420%	0.10000%	6.10345%	Actual/360	13,801.18	Amortizing Balloon
74	Reynolda Self Storage	8/1/2021		6.15000%	0.00235%	0.00420%	0.10000%	6.04345%	Actual/360	10,782.78	Amortizing Balloon
75	Hidden Lane Apartments	8/1/2021		6.39000%	0.00235%	0.00420%	0.08000%	6.30345%	Actual/360	8,655.13	Amortizing Balloon

A-1-7

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(3)	Appraised Value ($)

1	The Domain	120	117	0	0	360	357	3	L(27),D(89),O(4)	5	5	389,000,000
2	Puck Building	120	116	60	56	360	360	4	L(28),D(88),O(4)	5	0	140,000,000
3	Arbor Walk and Palms Crossing	120	117	0	0	360	357	3	L(27),D(89),O(4)	5	5	119,000,000
3.01	Arbor Walk											62,000,000
3.02	Palms Crossing											57,000,000
4	Village of Rochester Hills	120	120	24	24	360	360	0	L(24),D(92),O(4)	5	5	77,650,000
5	Renaissance North Hills	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	68,000,000
6	Madonna Plaza	120	120	0	0	360	360	0	L(24),GRTR 1% or YM(92),O(4)	5	5	58,800,000
7	Sugarland Crossing	120	117	0	0	360	357	3	L(27),GRTR 1% or YM(89),O(4)	0	0	41,500,000
8	919 Congress	120	117	0	0	360	357	3	L(27),D(86),O(7)	0	0	40,500,000
9	Patriot Tech Center	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	0	45,650,000
10	Ascent Hotel Portfolio	120	119	0	0	300	299	1	L(25),D(91),O(4)	5	0	40,700,000
10.01	Hampton Inn & Suites - Montgomery											11,800,000
10.02	Holiday Inn Express - Atmore											10,700,000
10.03	Hampton Inn - New Albany											9,600,000
10.04	Hampton Inn - Enterprise											8,600,000
11	Torrance Plaza East	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	32,000,000
12	Flagship Storage Portfolio - Indiana	120	118	0	0	300	298	2	L(26),D(90),O(4)	5	5	29,075,000
12.01	8270 Michigan Road											6,225,000
12.02	2251 Shadeland Avenue											4,200,000
12.03	5425 North Tacoma Avenue											3,800,000
12.04	9685 Fall Creek Road											3,300,000
12.05	3601 West 96th Street											3,125,000
12.06	551 East Stover Avenue											3,100,000
12.07	920 County Line Road											2,800,000
12.08	3912 North Glen Arm Road											2,525,000
13	PetSmart	120	118	0	0	300	298	2	L(26),D(90),O(4)	5	5	40,000,000
14	Overlook at the Rim	60	56	60	56	0	0	4	L(28),D(28),O(4)	5	0	32,850,000
15	8301 Professional Place	120	118	0	0	360	358	2	L(26),D(90),O(4)	5	0	23,800,000
16	Residence Inn Atlanta Midtown	60	57	0	0	300	297	3	L(27),D(29),O(4)	0	0	26,000,000
17	Torrance Plaza West	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	25,000,000
18	Wolflin Village Shopping Center	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	21,500,000
19	24 Hour Fitness - Pleasanton	60	58	0	0	240	238	2	L(26),D(30),O(4)	5	5	20,350,000
20	Merit Medical Systems	102	101	0	0	300	299	1	L(25),D(73),O(4)	5	5	19,900,000
21	Brookwood Village	84	82	0	0	360	358	2	L(26),D(55),O(3)	5	5	16,564,000
22	Del Monte Portfolio	60	57	0	0	240	237	3	L(27),D(29),O(4)	5	5	24,300,000
22.01	Del Monte - Toppenish											9,600,000
22.02	Del Monte - Mendota											8,900,000
22.03	Del Monte - Plover											5,800,000
23	SpringHill Suites Wheeling	120	119	0	0	300	299	1	L(25),D(93),O(2)	5	5	16,600,000
24	H-Mart Portfolio	120	118	0	0	360	358	2	L(26),D(90),O(4)	5	5	14,795,000
24.01	H Mart - Carrollton											9,620,000
24.02	Super H Mart - Riverdale											5,175,000
25	Flagship Storage Portfolio - Ohio	120	118	0	0	300	298	2	L(26),D(90),O(4)	5	5	15,350,000
25.01	6784 Hopkins Road											3,100,000
25.02	1500 Brush Road											2,775,000
25.03	23640 Lakeland Boulevard											2,600,000
25.04	4820 Frank Road NW											2,275,000
25.05	4376 North Ridge Road											1,900,000
25.06	5920 Highline Avenue NW											1,700,000
25.07	38255 St Claire Street											1,000,000
26	Marriott Courtyard Monroeville	120	119	0	0	300	299	1	L(25),D(93),O(2)	5	5	14,100,000
27	Fairfield Inn & Suites Verona	120	118	0	0	300	298	2	L(26),D(90),O(4)	5	5	14,400,000
28	Belleville Crossing	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	13,150,000
29	Silver Springs Pointe	120	116	120	116	0	0	4	L(25),GRTR 1% or YM(91),O(4)	0	0	16,460,000
30	Poughkeepsie Galleria II	120	116	0	0	360	356	4	L(12),GRTR 1% or YM(16),D(88),O(4)	5	0	15,500,000
31	Sprint Center	60	57	0	0	240	237	3	L(27),D(26),O(7)	5	5	14,900,000
32	Hampton Inn Jacksonville	60	57	0	0	300	297	3	L(27),D(30),O(3)	0	0	10,500,000
33	Dayton Park	120	119	0	0	360	359	1	L(25),GRTR 1% or YM(88),O(7)	0	0	9,900,000
34	Westchase Corporate Park	60	58	0	0	360	358	2	L(26),D(32),O(2)	5	5	10,000,000
35	354 Mountain View Drive	60	57	0	0	360	357	3	L(27),D(29),O(4)	5	5	10,500,000
36	Hilton Garden Inn	60	56	0	0	300	296	4	L(28),D(29),O(3)	5	5	9,800,000
37	1680-1700 East Touhy Avenue	60	59	0	0	300	299	1	L(25),D(31),O(4)	0	0	11,600,000
38	356 Mountain View Drive	60	57	0	0	360	357	3	L(27),D(29),O(4)	5	5	8,900,000
39	Plymouth Woods Apartments	120	117	0	0	360	357	3	L(27),D(89),O(4)	5	5	8,600,000
40	TimBuck II	120	120	0	0	360	360	0	L(24),D(91),O(5)	0	15	8,750,000

A-1-8

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(3)	Appraised Value ($)

41	American Self Storage - Palo Alto	120	117	0	0	360	357	3	L(27),D(90),O(3)	5	5	10,200,000
42	Amsdell Self Storage 4 Portfolio	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	8,500,000
42.01	Amsdell Self Storage - Flat Rock											2,900,000
42.02	Amsdell Self Storage - Fraser											2,500,000
42.03	Amsdell Self Storage - Shelby											1,600,000
42.04	Amsdell Self Storage - Waterford											1,500,000
43	Western States Corvallis	120	117	24	21	360	360	3	L(27),D(90),O(3)	5	5	8,050,000
44	Boardwalk Apartments	120	118	0	0	300	298	2	L(26),D(90),O(4)	5	5	8,000,000
45	Western States Eugene	120	117	24	21	360	360	3	L(27),D(90),O(3)	5	5	7,500,000
46	Boulder Bins Self Storage	120	117	0	0	360	357	3	L(27),D(90),O(3)	5	5	8,350,000
47	Ross Valley Self Storage	120	117	0	0	360	357	3	L(27),D(90),O(3)	5	5	9,200,000
48	Candlewood Suites Houston, TX	84	83	0	0	300	299	1	L(25),D(56),O(3)	0	0	8,000,000
49	Lock It San Diego Self Storage	120	117	0	0	360	357	3	L(24),GRTR 1% or YM(93),O(3)	5	5	7,420,000
50	Burlington Self Storage	60	58	24	22	360	360	2	L(26),D(31),O(3)	5	5	6,050,000
51	Agilent Technologies - Folsom, CA	120	118	0	0	240	238	2	L(26),D(90),O(4)	5	0	7,250,000
52	Torrey Corner	120	118	0	0	360	358	2	L(26),D(91),O(3)	5	5	6,100,000
53	Hill Country Self Storage	120	117	0	0	360	357	3	L(27),D(90),O(3)	5	5	6,150,000
54	Azalea Plaza	120	119	0	0	360	359	1	L(25),D(92),O(3)	5	5	5,600,000
55	Royal Highlander	60	60	0	0	360	360	0	L(24),D(32),O(4)	0	0	5,500,000
56	AC Self Storage - Corinth	120	116	24	20	360	360	4	L(28),D(89),O(3)	5	5	5,840,000
57	Country Estates MHC	60	56	0	0	300	296	4	L(28),D(29),O(3)	5	5	5,430,000
58	180 West Washington Office	120	119	0	0	324	323	1	L(25),D(92),O(3)	5	5	5,675,000
59	Castle Rock Self Storage	120	118	0	0	360	358	2	L(26),D(91),O(3)	5	5	5,940,000
60	American Mini Storage I & II	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	5,550,000
61	Safari MHC	120	116	0	0	360	356	4	L(28),D(88),O(4)	0	0	7,000,000
62	Mimi's Plaza	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	6,300,000
63	Bed Bath & Beyond	120	118	0	0	240	238	2	L(59),GRTR 1% or YM(57),O(4)	0	0	4,450,000
64	Willows MHC	120	120	0	0	360	360	0	L(24),D(89),O(7)	0	0	4,150,000
65	Mill Creek Village	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	2	3,875,000
66	New Market Square	60	56	0	0	360	356	4	L(28),D(28),O(4)	5	5	4,200,000
67	Pecan Valley Estates	120	119	0	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)	0	0	3,880,000
68	Metro Storage	120	118	0	0	360	358	2	L(26),GRTR 1% or YM(90),O(4)	5	5	4,000,000
69	Holly Acres	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	3,380,000
70	First American Self Storage - River Oaks	120	116	0	0	300	296	4	L(28),D(88),O(4)	0	10	3,100,000
71	Friendly Village MHC	120	118	0	0	360	358	2	L(26),GRTR 1% or YM(90),O(4)	5	5	3,800,000
72	2 Claire Road	120	118	0	0	300	298	2	L(26),GRTR 1% or YM(90),O(4)	5	5	3,700,000
73	Georgetown South Apartments	120	116	0	0	300	296	4	L(28),GRTR 1% or YM(88),O(4)	5	5	3,200,000
74	Reynolda Self Storage	120	117	0	0	300	297	3	L(27),GRTR 1% or YM(89),O(4)	5	5	2,650,000
75	Hidden Lane Apartments	120	117	0	0	300	297	3	L(27),GRTR 1% or YM(89),O(4)	5	5	1,850,000

A-1-9

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraisal Date	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield	Cut-off Date U/W NCF Debt Yield	U/W Revenues ($)(5)	U/W Expenses ($)	U/W Net Operating Income ($)(5)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(5)

1	The Domain	6/27/2011	1.44	1.35	53.4%	44.6%	9.7%	9.1%	32,233,248	12,000,735	20,232,513	175,795	1,080,076	18,976,642
2	Puck Building	6/1/2011	1.27	1.25	60.7%	56.3%	8.5%	8.4%	9,969,507	2,756,968	7,212,539	51,674	62,625	7,098,240
3	Arbor Walk and Palms Crossing	Various	1.52	1.38	68.5%	57.4%	10.4%	9.4%	14,003,563	5,562,224	8,441,339	119,921	642,001	7,679,417
3.01	Arbor Walk	6/27/2011							7,950,819	3,839,783	4,111,036	57,309	328,118	3,725,609
3.02	Palms Crossing	7/5/2011							6,052,744	1,722,441	4,330,303	62,612	313,883	3,953,808
4	Village of Rochester Hills	8/26/2011	1.64	1.60	65.7%	58.0%	11.6%	11.3%	9,492,101	3,560,803	5,931,298	50,919	117,758	5,762,621
5	Renaissance North Hills	7/8/2011	1.82	1.63	69.7%	59.1%	13.0%	11.7%	15,955,676	9,781,922	6,173,754	0	0	5,535,527
6	Madonna Plaza	8/1/2011	1.36	1.28	68.0%	57.4%	9.6%	9.0%	5,574,321	1,750,768	3,823,553	81,850	137,983	3,603,720
7	Sugarland Crossing	6/15/2011	1.51	1.41	72.1%	61.2%	10.8%	10.1%	4,274,567	1,047,642	3,226,925	64,156	131,465	3,031,304
8	919 Congress	5/25/2011	1.43	1.32	68.9%	58.0%	9.9%	9.2%	5,276,014	2,503,768	2,772,246	32,944	182,839	2,556,463
9	Patriot Tech Center	7/19/2011	1.58	1.31	60.2%	51.2%	11.5%	9.5%	4,483,156	1,320,200	3,162,956	230,894	312,951	2,619,111
10	Ascent Hotel Portfolio	Various	1.95	1.79	60.1%	46.7%	15.1%	13.9%	7,623,501	3,917,494	3,706,007	0	0	3,401,282
10.01	Hampton Inn & Suites - Montgomery	8/8/2011							2,175,894	1,159,816	1,016,078	0	0	929,257
10.02	Holiday Inn Express - Atmore	8/9/2011							2,235,477	1,027,917	1,207,560	0	0	1,118,141
10.03	Hampton Inn - New Albany	8/11/2011							1,532,405	863,507	668,898	0	0	607,602
10.04	Hampton Inn - Enterprise	8/11/2011							1,679,725	866,254	813,471	0	0	746,282
11	Torrance Plaza East	7/28/2011	1.58	1.43	65.9%	55.8%	11.3%	10.2%	3,845,462	1,460,899	2,384,563	50,252	174,200	2,160,111
12	Flagship Storage Portfolio - Indiana	Various	1.47	1.42	69.6%	54.5%	11.7%	11.3%	3,908,991	1,547,903	2,361,088	78,208	0	2,282,879
12.01	8270 Michigan Road	3/22/2011							756,458	248,124	508,334	11,254	0	497,080
12.02	2251 Shadeland Avenue	4/1/2011							546,774	192,423	354,350	13,797	0	340,554
12.03	5425 North Tacoma Avenue	4/1/2011							459,798	162,763	297,035	9,290	0	287,745
12.04	9685 Fall Creek Road	4/1/2011							532,887	250,708	282,179	9,158	0	273,022
12.05	3601 West 96th Street	3/22/2011							412,431	162,979	249,452	6,570	0	242,882
12.06	551 East Stover Avenue	4/1/2011							465,138	224,433	240,705	12,030	0	228,675
12.07	920 County Line Road	4/1/2011							369,954	148,075	221,879	6,765	0	215,114
12.08	3912 North Glen Arm Road	3/22/2011							365,551	158,397	207,154	9,346	0	197,808
13	PetSmart	7/15/2011	1.44	1.25	49.9%	39.4%	11.7%	10.1%	2,409,091	73,227	2,335,864	161,255	156,057	2,018,553
14	Overlook at the Rim	3/25/2011	3.17	3.12	54.8%	54.8%	15.0%	14.8%	4,384,091	1,690,446	2,693,646	36,256	0	2,657,389
15	8301 Professional Place	7/8/2011	1.65	1.51	68.4%	58.3%	12.0%	11.0%	3,262,714	1,303,297	1,959,417	34,250	137,105	1,788,062
16	Residence Inn Atlanta Midtown	6/20/2011	1.69	1.49	59.4%	53.5%	12.6%	11.0%	5,948,018	4,005,659	1,942,359	0	0	1,704,438
17	Torrance Plaza West	7/28/2011	1.52	1.34	61.5%	52.2%	10.9%	9.6%	3,025,169	1,354,155	1,671,014	55,089	142,276	1,473,649
18	Wolflin Village Shopping Center	7/27/2011	1.46	1.33	69.7%	59.6%	10.8%	9.8%	2,111,680	489,348	1,622,332	23,952	126,525	1,471,854
19	24 Hour Fitness - Pleasanton	6/8/2011	1.47	1.42	66.5%	56.6%	12.2%	11.8%	2,071,590	421,695	1,649,895	11,241	41,273	1,597,380
20	Merit Medical Systems	6/29/2011	1.60	1.43	65.3%	54.1%	13.0%	11.6%	1,735,773	52,073	1,683,700	46,428	129,775	1,507,496
21	Brookwood Village	6/27/2011	1.41	1.37	73.8%	66.4%	9.8%	9.5%	1,707,439	509,175	1,198,264	41,175	0	1,157,089
22	Del Monte Portfolio	Various	1.63	1.35	46.4%	39.0%	12.8%	10.6%	1,884,092	443,459	1,440,634	72,460	175,855	1,192,319
22.01	Del Monte - Toppenish	7/6/2011							780,392	183,681	596,712	30,013	72,839	493,859
22.02	Del Monte - Mendota	7/5/2011							657,833	154,834	502,999	25,300	61,400	416,300
22.03	Del Monte - Plover	7/6/2011							445,866	104,944	340,923	17,148	41,616	282,160
23	SpringHill Suites Wheeling	6/21/2011	1.71	1.55	67.1%	52.7%	13.7%	12.4%	3,536,979	2,009,675	1,527,304	0	0	1,385,825
24	H-Mart Portfolio	Various	1.57	1.48	74.8%	63.7%	11.4%	10.7%	1,704,428	444,505	1,259,924	20,497	54,488	1,184,939
24.01	H Mart - Carrollton	5/16/2011							1,114,564	300,701	813,863	11,843	35,592	766,428
24.02	Super H Mart - Riverdale	5/19/2011							589,864	143,803	446,061	8,654	18,895	418,512
25	Flagship Storage Portfolio - Ohio	Various	1.46	1.38	69.5%	54.4%	11.6%	11.0%	2,347,269	1,107,920	1,239,349	66,703	0	1,172,646
25.01	6784 Hopkins Road	3/17/2011							407,857	165,905	241,951	10,285	0	231,666
25.02	1500 Brush Road	3/17/2011							446,257	209,326	236,930	9,382	0	227,548
25.03	23640 Lakeland Boulevard	3/17/2011							364,908	184,031	180,878	9,495	0	171,383
25.04	4820 Frank Road NW	3/23/2011							326,221	138,956	187,265	8,868	0	178,397
25.05	4376 North Ridge Road	3/17/2011							327,209	158,329	168,881	12,780	0	156,101
25.06	5920 Highline Avenue NW	3/23/2011							256,474	118,521	137,953	9,080	0	128,873
25.07	38255 St Claire Street	3/17/2011							218,343	132,852	85,491	6,813	0	78,679
26	Marriott Courtyard Monroeville	6/21/2011	1.67	1.50	69.4%	54.5%	13.4%	12.0%	3,328,481	2,016,297	1,312,184	0	0	1,179,045
27	Fairfield Inn & Suites Verona	7/1/2011	1.65	1.45	65.8%	51.5%	13.1%	11.5%	3,182,464	1,942,259	1,240,205	0	0	1,091,707
28	Belleville Crossing	6/16/2011	1.45	1.35	70.2%	60.4%	10.9%	10.1%	1,493,885	483,868	1,010,017	12,959	60,206	936,852
29	Silver Springs Pointe	5/18/2011	2.92	2.73	53.5%	53.5%	14.9%	14.0%	1,500,195	186,623	1,313,572	32,209	52,074	1,229,289
30	Poughkeepsie Galleria II	6/10/2011	2.01	1.87	54.6%	45.5%	13.4%	12.5%	1,609,629	472,749	1,136,880	16,400	65,216	1,055,264
31	Sprint Center	6/29/2011	1.98	1.66	56.6%	47.7%	15.6%	13.1%	1,905,797	587,662	1,318,135	18,946	195,153	1,104,036
32	Hampton Inn Jacksonville	7/1/2011	1.73	1.54	69.7%	63.8%	14.1%	12.5%	2,917,470	1,882,718	1,034,752	0	0	918,053
33	Dayton Park	5/23/2011	1.43	1.37	73.2%	62.7%	10.6%	10.2%	1,256,137	487,962	768,175	29,403	0	738,772
34	Westchase Corporate Park	7/7/2011	1.59	1.34	69.9%	65.6%	11.5%	9.7%	1,692,396	885,519	806,877	35,395	92,988	678,493
35	354 Mountain View Drive	5/18/2011	1.88	1.63	66.5%	61.8%	12.7%	11.0%	1,334,337	451,376	882,961	11,905	104,052	767,004
36	Hilton Garden Inn	6/1/2011	1.99	1.75	69.6%	62.7%	14.5%	12.8%	2,970,833	1,980,569	990,265	0	0	871,432
37	1680-1700 East Touhy Avenue	5/31/2011	2.16	1.95	57.7%	52.5%	17.2%	15.6%	1,190,007	35,700	1,154,307	25,200	83,626	1,045,481
38	356 Mountain View Drive	5/18/2011	1.59	1.43	70.8%	65.9%	10.7%	9.6%	1,067,022	392,296	674,726	10,190	57,000	607,536
39	Plymouth Woods Apartments	5/26/2011	1.69	1.56	71.9%	60.7%	11.8%	10.9%	1,420,229	688,776	731,453	56,160	0	675,293
40	TimBuck II	4/21/2011	1.57	1.50	68.6%	58.8%	11.8%	11.2%	991,466	282,531	708,935	5,763	29,068	674,104

A-1-10

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraisal Date	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield	Cut-off Date U/W NCF Debt Yield	U/W Revenues ($)(5)	U/W Expenses ($)	U/W Net Operating Income ($)(5)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(5)

41	American Self Storage - Palo Alto	3/17/2011	1.80	1.79	58.6%	49.1%	12.3%	12.2%	1,134,759	397,882	736,877	7,453	0	729,424
42	Amsdell Self Storage 4 Portfolio	6/18/2011	1.63	1.55	69.9%	59.3%	11.7%	11.1%	1,622,900	927,728	695,170	33,106	0	662,064
42.01	Amsdell Self Storage - Flat Rock	6/18/2011							416,330	198,703	217,626	8,150	0	209,476
42.02	Amsdell Self Storage - Fraser	6/18/2011							373,267	199,158	174,108	9,633	0	164,475
42.03	Amsdell Self Storage - Shelby	6/18/2011							445,314	325,729	119,585	8,370	0	111,215
42.04	Amsdell Self Storage - Waterford	6/18/2011							387,989	204,138	183,851	6,953	0	176,898
43	Western States Corvallis	5/23/2011	1.34	1.30	73.6%	64.8%	9.3%	9.1%	696,033	144,053	551,980	13,000	0	538,980
44	Boardwalk Apartments	6/7/2011	1.28	1.20	71.7%	56.1%	10.2%	9.5%	1,430,806	846,752	584,055	39,150	0	544,905
45	Western States Eugene	5/23/2011	1.27	1.24	75.0%	66.5%	9.1%	8.9%	617,424	105,794	511,630	9,600	0	502,030
46	Boulder Bins Self Storage	4/18/2011	1.85	1.81	65.7%	55.0%	12.7%	12.3%	1,176,229	482,043	694,186	17,280	0	676,906
47	Ross Valley Self Storage	3/17/2011	1.91	1.85	58.5%	49.0%	13.0%	12.6%	1,046,868	346,121	700,747	19,760	0	680,987
48	Candlewood Suites Houston, TX	8/9/2011	1.65	1.49	62.4%	54.3%	13.5%	12.2%	1,639,631	963,187	676,444	0	0	611,797
49	Lock It San Diego Self Storage	5/28/2011	1.50	1.48	67.2%	56.6%	10.5%	10.3%	846,626	325,025	521,601	8,552	0	513,049
50	Burlington Self Storage	6/1/2011	1.44	1.41	73.7%	70.9%	10.1%	9.9%	842,074	390,368	451,706	10,462	0	441,244
51	Agilent Technologies - Folsom, CA	7/8/2011	1.42	1.29	59.7%	39.1%	12.1%	11.0%	750,338	227,681	522,657	8,546	38,597	475,513
52	Torrey Corner	7/5/2011	1.95	1.85	69.8%	59.0%	13.8%	13.1%	723,913	135,461	588,451	2,936	27,000	558,515
53	Hill Country Self Storage	5/20/2011	1.55	1.47	68.1%	57.5%	10.8%	10.3%	750,026	296,042	453,984	10,909	12,635	430,440
54	Azalea Plaza	5/25/2011	1.58	1.46	74.1%	63.4%	11.8%	10.9%	620,556	131,412	489,144	6,178	30,608	452,358
55	Royal Highlander	7/13/2011	1.51	1.47	70.7%	66.4%	11.2%	10.8%	1,066,026	631,001	435,025	13,550	0	421,475
56	AC Self Storage - Corinth	5/4/2011	1.66	1.60	64.6%	56.4%	11.2%	10.8%	718,213	296,816	421,397	14,599	0	406,798
57	Country Estates MHC	4/15/2011	1.38	1.37	67.8%	61.2%	10.4%	10.2%	545,019	163,847	381,172	5,228	0	375,944
58	180 West Washington Office	8/10/2011	1.90	1.55	63.4%	51.7%	14.6%	11.9%	807,247	280,607	526,640	8,934	89,630	428,076
59	Castle Rock Self Storage	7/13/2011	1.53	1.50	58.8%	51.0%	12.0%	11.7%	651,202	233,101	418,101	10,493	0	407,608
60	American Mini Storage I & II	6/1/2011	1.70	1.64	62.1%	53.7%	13.1%	12.6%	728,712	277,980	450,732	16,130	0	434,602
61	Safari MHC	5/31/2011	1.76	1.73	49.1%	42.1%	13.0%	12.7%	947,679	500,722	446,957	9,462	0	437,495
62	Mimi's Plaza	6/25/2011	2.06	1.89	47.6%	40.7%	15.2%	13.9%	628,170	171,040	457,130	9,127	29,833	418,170
63	Bed Bath & Beyond	5/3/2011	1.43	1.35	67.1%	44.2%	12.4%	11.7%	380,623	10,786	369,837	9,451	12,328	348,058
64	Willows MHC	7/28/2011	1.47	1.44	68.2%	58.7%	11.2%	10.9%	500,000	183,438	316,562	7,350	0	309,212
65	Mill Creek Village	8/6/2011	1.54	1.40	69.6%	60.0%	11.7%	10.6%	453,898	139,472	314,426	2,856	24,937	286,633
66	New Market Square	5/10/2011	1.86	1.67	64.0%	59.7%	12.8%	11.4%	463,601	120,148	343,453	6,432	29,192	307,827
67	Pecan Valley Estates	5/11/2011	1.65	1.59	67.0%	57.7%	12.5%	12.1%	669,800	344,947	324,853	11,550	0	313,303
68	Metro Storage	6/21/2011	1.66	1.62	61.2%	53.1%	12.9%	12.6%	568,476	251,808	316,668	7,705	0	308,963
69	Holly Acres	4/26/2011	1.40	1.35	70.2%	60.5%	10.6%	10.2%	474,351	222,547	251,804	9,372	0	242,432
70	First American Self Storage - River Oaks	3/31/2011	1.68	1.65	69.6%	54.2%	13.1%	12.8%	554,314	271,660	282,654	6,201	0	276,453
71	Friendly Village MHC	7/15/2011	1.58	1.53	56.5%	48.8%	12.1%	11.7%	686,307	425,889	260,418	9,000	0	251,418
72	2 Claire Road	5/17/2011	1.60	1.50	58.0%	45.3%	12.7%	11.9%	412,899	141,601	271,298	6,225	9,447	255,626
73	Georgetown South Apartments	6/8/2011	1.79	1.46	65.3%	51.2%	14.2%	11.5%	755,719	459,311	296,408	55,300	0	241,108
74	Reynolda Self Storage	6/14/2011	1.61	1.54	62.0%	48.5%	12.6%	12.1%	436,525	228,760	207,765	8,858	0	198,907
75	Hidden Lane Apartments	5/24/2011	1.83	1.59	69.7%	54.9%	14.7%	12.8%	466,099	275,852	190,246	24,948	0	165,298

A-1-11

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy Rate(5)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)(6)	Most Recent Expenses ($)(6)	Most Recent NOI ($)(6)	Most Recent Capital Expenditures	Most Recent NCF ($)(6)	Most Recent Hotel ADR	Most Recent Hotel RevPAR

1	The Domain	86.4%	6/27/2011			TTM 8/31/2011	31,055,635	12,681,334	18,374,301	0	18,374,301
2	Puck Building	94.2%	6/15/2011			Actual 2010	6,167,483	3,017,799	3,149,684	0	3,149,684
3	Arbor Walk and Palms Crossing	97.3%	6/27/2011			TTM 5/31/2011	13,642,339	4,727,661	8,914,678	0	8,914,678
3.01	Arbor Walk	95.4%	6/27/2011			TTM 5/31/2011	7,912,690	3,192,083	4,720,607	0	4,720,607
3.02	Palms Crossing	100.0%	6/27/2011			TTM 5/31/2011	5,729,649	1,535,578	4,194,071	0	4,194,071
4	Village of Rochester Hills	95.0%	9/8/2011			TTM 7/31/2011	9,460,511	3,419,362	6,041,149	114,964	5,926,185
5	Renaissance North Hills	74.2%	8/31/2011	162	120	TTM 8/31/2011	15,627,081	9,658,412	5,968,669	103,697	5,864,972	162	120
6	Madonna Plaza	92.9%	10/6/2011			TTM 4/30/2011	5,079,829	1,321,638	3,758,191	0	3,758,191
7	Sugarland Crossing	94.7%	7/28/2011			TTM 5/31/2011	4,220,498	1,105,908	3,114,590	0	3,114,590
8	919 Congress	90.7%	6/1/2011			TTM 4/30/2011	4,830,718	2,441,781	2,388,937	0	2,388,937
9	Patriot Tech Center	84.1%	9/19/2011			TTM 6/30/2011	4,061,441	1,220,056	2,841,385	0	2,841,385
10	Ascent Hotel Portfolio	70.4%	6/30/2011	91	64	TTM 6/30/2011	7,622,425	4,059,102	3,563,323	0	3,563,323	91	64
10.01	Hampton Inn & Suites - Montgomery	70.7%	6/30/2011	98	69	TTM 6/30/2011	2,174,764	1,277,059	897,705	0	897,705	98	69
10.02	Holiday Inn Express - Atmore	82.1%	6/30/2011	92	76	TTM 6/30/2011	2,235,460	1,120,608	1,114,852	0	1,114,852	92	76
10.03	Hampton Inn - New Albany	58.8%	6/30/2011	85	50	TTM 6/30/2011	1,532,477	726,251	806,226	0	806,226	85	50
10.04	Hampton Inn - Enterprise	70.8%	6/30/2011	86	61	TTM 6/30/2011	1,679,724	935,184	744,540	0	744,540	86	61
11	Torrance Plaza East	80.1%	9/12/2011			TTM 6/30/2011	3,606,716	1,387,923	2,218,793	300,955	1,917,838
12	Flagship Storage Portfolio - Indiana	78.1%	7/17/2011			TTM 6/30/2011	3,917,054	1,488,737	2,428,317	0	2,428,317
12.01	8270 Michigan Road	89.8%	7/17/2011			TTM 6/30/2011	756,703	239,976	516,727	0	516,727
12.02	2251 Shadeland Avenue	76.6%	7/17/2011			TTM 6/30/2011	548,954	187,528	361,426	0	361,426
12.03	5425 North Tacoma Avenue	74.0%	7/17/2011			TTM 6/30/2011	461,288	155,348	305,940	0	305,940
12.04	9685 Fall Creek Road	81.7%	7/17/2011			TTM 6/30/2011	533,711	239,422	294,289	0	294,289
12.05	3601 West 96th Street	82.2%	7/17/2011			TTM 6/30/2011	412,766	150,705	262,061	0	262,061
12.06	551 East Stover Avenue	67.6%	7/17/2011			TTM 6/30/2011	465,900	216,453	249,447	0	249,447
12.07	920 County Line Road	86.1%	7/17/2011			TTM 6/30/2011	370,484	141,197	229,287	0	229,287
12.08	3912 North Glen Arm Road	71.3%	7/17/2011			TTM 6/30/2011	367,248	158,108	209,140	0	209,140
13	PetSmart	100.0%	11/1/2011			Actual 2010	2,676,768	1,117	2,675,651	0	2,675,651
14	Overlook at the Rim	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
15	8301 Professional Place	97.2%	6/1/2011			TTM 5/31/2011	3,527,786	1,270,632	2,257,154	0	2,257,154
16	Residence Inn Atlanta Midtown	79.9%	5/31/2011	116	93	TTM 5/31/2011	5,947,904	4,036,941	1,910,963	237,916	1,673,047	116	93
17	Torrance Plaza West	81.2%	8/1/2011			TTM 6/30/2011	3,009,168	1,279,887	1,729,281	97,536	1,631,745
18	Wolflin Village Shopping Center	96.8%	8/3/2011			TTM 6/30/2011	2,158,314	533,896	1,624,418	0	1,624,418
19	24 Hour Fitness - Pleasanton	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
20	Merit Medical Systems	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
21	Brookwood Village	100.0%	8/29/2011			TTM 6/30/2011	1,768,973	491,888	1,277,085	35,282	1,241,803
22	Del Monte Portfolio	100.0%	10/1/2011			Actual 2010	3,264,083	22,558	3,241,525	0	3,241,525
22.01	Del Monte - Toppenish	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
22.02	Del Monte - Mendota	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
22.03	Del Monte - Plover	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
23	SpringHill Suites Wheeling	77.2%	5/31/2011	111	83	TTM 5/31/2011	3,640,731	2,056,733	1,583,997	0	1,583,997	111	86
24	H-Mart Portfolio	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
24.01	H Mart - Carrollton	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
24.02	Super H Mart - Riverdale	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
25	Flagship Storage Portfolio - Ohio	78.1%	7/17/2011			TTM 6/30/2011	2,348,796	1,064,947	1,283,849	0	1,283,849
25.01	6784 Hopkins Road	92.2%	7/17/2011			TTM 6/30/2011	409,495	162,373	247,122	0	247,122
25.02	1500 Brush Road	70.8%	7/17/2011			TTM 6/30/2011	447,114	204,324	242,790	0	242,790
25.03	23640 Lakeland Boulevard	70.8%	7/17/2011			TTM 6/30/2011	364,413	174,061	190,352	0	190,352
25.04	4820 Frank Road NW	82.0%	7/17/2011			TTM 6/30/2011	327,031	130,257	196,774	0	196,774
25.05	4376 North Ridge Road	73.9%	7/17/2011			TTM 6/30/2011	328,478	153,196	175,282	0	175,282
25.06	5920 Highline Avenue NW	80.9%	7/17/2011			TTM 6/30/2011	254,451	112,073	142,378	0	142,378
25.07	38255 St Claire Street	76.4%	7/17/2011			TTM 6/30/2011	217,814	128,663	89,151	0	89,151
26	Marriott Courtyard Monroeville	79.0%	5/31/2011	118	88	TTM 5/31/2011	3,506,000	2,105,942	1,400,058	0	1,400,058	118	93
27	Fairfield Inn & Suites Verona	72.5%	6/30/2011	119	87	TTM 6/30/2011	3,201,856	1,911,187	1,290,669	0	1,290,669	119	87
28	Belleville Crossing	94.6%	6/30/2011			NAV	NAV	NAV	NAV	NAV	NAV
29	Silver Springs Pointe	98.1%	5/10/2011			Actual 2010	1,443,161	153,266	1,289,895	2,520	1,287,375
30	Poughkeepsie Galleria II	100.0%	6/8/2011			TTM 4/30/2011	2,112,466	473,339	1,639,127	0	1,639,127
31	Sprint Center	100.0%	11/1/2011			NAV	NAV	NAV	NAV	NAV	NAV
32	Hampton Inn Jacksonville	66.8%	5/31/2011	100	67	TTM 5/31/2011	2,901,327	1,873,633	1,027,694	0	1,027,694	100	66
33	Dayton Park	97.9%	8/1/2011			TTM 7/31/2011	1,311,485	636,917	674,568	0	674,568
34	Westchase Corporate Park	85.5%	8/1/2011			TTM 5/31/2011	1,719,515	891,903	827,612	0	827,612
35	354 Mountain View Drive	100.0%	6/16/2011			Actual 2010	1,402,011	435,875	966,136	0	966,136
36	Hilton Garden Inn	54.9%	5/31/2011	104	57	TTM 5/31/2011	2,970,833	1,942,567	1,028,266	118,833	909,433	104	57
37	1680-1700 East Touhy Avenue	100.0%	11/1/2011			Annualized T6 6/30/2010	1,272,000	25,440	1,246,560	90,160	1,156,400
38	356 Mountain View Drive	87.2%	6/17/2011			Actual 2010	1,219,933	381,301	838,632	0	838,632
39	Plymouth Woods Apartments	99.4%	6/8/2011			TTM 5/31/2011	1,399,779	683,555	716,224	48,330	667,894
40	TimBuck II	100.0%	9/6/2011			TTM 5/31/2011	1,000,152	265,248	734,904	0	729,904

A-1-12

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy Rate(5)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)(6)	Most Recent Expenses ($)(6)	Most Recent NOI ($)(6)	Most Recent Capital Expenditures	Most Recent NCF ($)(6)	Most Recent Hotel ADR	Most Recent Hotel RevPAR

41	American Self Storage - Palo Alto	95.3%	7/19/2011			TTM 3/31/2011	1,137,759	373,169	764,590	39,000	725,590
42	Amsdell Self Storage 4 Portfolio	81.3%	7/27/2011			TTM 5/31/2011	1,622,898	924,424	698,474	0	698,474
42.01	Amsdell Self Storage - Flat Rock	77.9%	7/27/2011			TTM 5/31/2011	416,329	201,193	215,136	0	215,136
42.02	Amsdell Self Storage - Fraser	67.4%	7/27/2011			TTM 5/31/2011	373,266	188,455	184,811	0	184,811
42.03	Amsdell Self Storage - Shelby	93.3%	7/27/2011			TTM 5/31/2011	445,314	317,649	127,665	0	127,665
42.04	Amsdell Self Storage - Waterford	90.2%	7/27/2011			TTM 5/31/2011	387,989	217,127	170,862	0	170,862
43	Western States Corvallis	100.0%	7/13/2011			TTM 4/30/2011	719,425	128,584	590,841	13,757	577,084
44	Boardwalk Apartments	92.0%	5/31/2011			TTM 6/30/2011	1,434,017	921,022	512,995	0	512,995
45	Western States Eugene	100.0%	2/14/2011			TTM 4/30/2011	579,045	75,969	503,076	0	503,076
46	Boulder Bins Self Storage	96.7%	7/19/2011			TTM 3/31/2011	1,194,998	480,215	714,783	44,577	670,206
47	Ross Valley Self Storage	89.1%	7/19/2011			TTM 3/31/2011	1,054,217	348,768	705,449	13,435	692,014
48	Candlewood Suites Houston, TX	74.8%	8/31/2011	73	55	TTM 8/31/2011	1,639,646	1,061,480	578,166	0	578,166	73	55
49	Lock It San Diego Self Storage	95.6%	7/29/2011			TTM 4/30/2011	859,289	296,306	562,983	36,076	526,907
50	Burlington Self Storage	74.7%	5/31/2011			TTM 4/30/2011	816,587	356,418	460,169	10,467	449,702
51	Agilent Technologies - Folsom, CA	100.0%	11/1/2011			Actual 2010	928,266	233,250	695,016	0	695,016
52	Torrey Corner	100.0%	8/31/2011			Actual 2010	809,434	133,951	675,483	0	675,483
53	Hill Country Self Storage	87.7%	8/31/2011			TTM 4/30/2011	694,824	339,281	355,543	23,470	332,073
54	Azalea Plaza	100.0%	8/25/2011			Actual 2010	606,119	126,068	480,050	0	480,050
55	Royal Highlander	80.7%	7/7/2011			TTM 6/30/2011	1,051,610	600,426	451,184	62,562	388,622
56	AC Self Storage - Corinth	91.5%	5/31/2011			TTM 5/31/2011	718,213	286,982	431,231	13,172	418,059
57	Country Estates MHC	98.1%	3/31/2011			TTM 2/28/2011	561,477	159,911	401,566	84,571	316,995
58	180 West Washington Office	100.0%	8/1/2011			Actual 2010	874,341	281,016	593,325	0	593,325
59	Castle Rock Self Storage	86.0%	6/30/2011			TTM 6/30/2011	648,892	232,205	416,687	10,493	406,194
60	American Mini Storage I & II	86.1%	5/31/2011			TTM 5/31/2011	728,712	268,563	460,150	0	460,150
61	Safari MHC	99.0%	5/5/2011			Annualized T7 7/31/2011	964,264	503,646	460,619	0	460,619
62	Mimi's Plaza	100.0%	6/1/2011			TTM 6/30/2011	694,076	163,993	530,082	0	530,082
63	Bed Bath & Beyond	100.0%	8/1/2011			Actual 2010	410,930	9,174	401,756	2,240	399,516
64	Willows MHC	87.1%	9/1/2011			TTM 6/30/2011	496,495	178,335	318,160	0	318,160
65	Mill Creek Village	83.9%	7/31/2011			TTM 6/30/2011	497,802	150,765	347,037	0	347,037
66	New Market Square	95.5%	5/9/2011			Actual 2010	466,093	101,571	364,522	0	364,522
67	Pecan Valley Estates	99.1%	4/30/2011			TTM 7/31/2011	673,937	334,773	339,164	0	339,164
68	Metro Storage	90.9%	7/19/2011			TTM 6/30/2011	603,186	216,741	386,445	0	386,445
69	Holly Acres	97.2%	8/31/2011			Annualized T6 6/30/2011	475,582	208,373	267,209	0	267,209
70	First American Self Storage - River Oaks	89.3%	7/31/2011			TTM 7/31/2011	561,388	280,127	281,261	0	281,261
71	Friendly Village MHC	100.0%	8/1/2011			TTM 6/30/2011	703,407	402,507	300,900	0	300,900
72	2 Claire Road	100.0%	8/1/2011			TTM 6/30/2011	499,174	143,344	355,830	0	355,830
73	Georgetown South Apartments	92.9%	6/10/2011			TTM 5/31/2011	793,897	385,341	408,556	0	408,556
74	Reynolda Self Storage	91.1%	7/18/2011			TTM 5/31/2011	444,673	221,263	223,410	4,660	218,750
75	Hidden Lane Apartments	92.2%	6/13/2011			TTM 5/31/2011	466,875	260,526	206,349	0	206,349

A-1-13

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)(6)	Second Most Recent Expenses ($)(6)	Second Most Recent NOI ($)(6)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)(6)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)(6)	Third Most Recent Expenses ($)(6)

1	The Domain	Actual 2010	30,228,533	12,055,230	18,173,303	0	18,173,303			Actual 2009	22,861,849	8,868,323
2	Puck Building	Actual 2009	5,858,902	2,712,269	3,146,633	0	3,146,633			Actual 2008	5,463,535	2,933,093
3	Arbor Walk and Palms Crossing	Actual 2010	13,342,720	4,662,605	8,680,115	0	8,680,115			Actual 2009	13,377,430	4,703,907
3.01	Arbor Walk	Actual 2010	7,595,709	3,148,876	4,446,833	0	4,446,833			Actual 2009	7,654,490	3,180,786
3.02	Palms Crossing	Actual 2010	5,747,011	1,513,729	4,233,282	0	4,233,282			Actual 2009	5,722,940	1,523,121
4	Village of Rochester Hills	Actual 2010	9,674,525	3,501,977	6,172,548	90,000	6,082,548			Actual 2009	10,002,796	3,645,324
5	Renaissance North Hills	Actual 2010	14,342,582	8,949,355	5,393,227	23,241	5,369,986	153	111	Actual 2009	10,788,420	7,090,631
6	Madonna Plaza	Actual 2010	5,017,939	1,398,693	3,619,246	0	3,619,246			Actual 2009	4,331,673	1,465,464
7	Sugarland Crossing	Actual 2010	4,258,536	1,150,892	3,107,644	0	3,107,644			Actual 2009	4,324,094	1,089,334
8	919 Congress	Actual 2010	4,745,808	2,370,962	2,374,846	0	2,374,846			Actual 2009	5,111,916	2,505,964
9	Patriot Tech Center	Actual 2010	4,452,553	1,295,683	3,156,870	0	3,156,870			Actual 2009	4,573,662	1,259,955
10	Ascent Hotel Portfolio	Actual 2010	6,779,323	3,873,918	2,905,405	0	2,905,405	94	57	Actual 2009	4,140,459	2,446,558
10.01	Hampton Inn & Suites - Montgomery	Actual 2010	1,940,547	1,169,681	770,866	0	770,866	102	62	Actual 2009	1,448,886	1,052,725
10.02	Holiday Inn Express - Atmore	Actual 2010	2,099,777	1,035,987	1,063,790	0	1,063,790	97	71	Actual 2009	1,004,638	543,251
10.03	Hampton Inn - New Albany	Actual 2010	1,083,389	703,547	379,842	0	379,842	83	36	NAV	NAV	NAV
10.04	Hampton Inn - Enterprise	Actual 2010	1,655,610	964,703	690,907	0	690,907	93	60	Actual 2009	1,686,935	850,582
11	Torrance Plaza East	Actual 2010	3,803,067	1,362,772	2,440,295	476,459	1,963,836			Actual 2009	4,013,696	1,317,557
12	Flagship Storage Portfolio - Indiana	Actual 2010	3,837,733	1,487,364	2,350,369	0	2,350,369			Actual 2009	3,854,274	1,514,635
12.01	8270 Michigan Road	Actual 2010	759,383	244,473	514,910	0	514,910			Actual 2009	732,756	248,973
12.02	2251 Shadeland Avenue	Actual 2010	522,648	188,982	333,666	0	333,666			Actual 2009	543,598	199,188
12.03	5425 North Tacoma Avenue	Actual 2010	449,082	152,419	296,663	0	296,663			Actual 2009	427,372	156,975
12.04	9685 Fall Creek Road	Actual 2010	512,883	240,388	272,495	0	272,495			Actual 2009	502,050	238,352
12.05	3601 West 96th Street	Actual 2010	410,174	151,925	258,249	0	258,249			Actual 2009	422,254	156,101
12.06	551 East Stover Avenue	Actual 2010	450,564	217,000	233,564	0	233,564			Actual 2009	474,982	219,026
12.07	920 County Line Road	Actual 2010	375,030	142,845	232,185	0	232,185			Actual 2009	380,919	141,044
12.08	3912 North Glen Arm Road	Actual 2010	357,969	149,332	208,637	0	208,637			Actual 2009	370,343	154,976
13	PetSmart	Actual 2009	2,676,768	2,649	2,674,118	0	2,674,118			Actual 2008	2,676,768	2,693
14	Overlook at the Rim	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15	8301 Professional Place	Actual 2010	3,482,798	1,362,289	2,120,509	0	2,120,509			Actual 2009	3,320,879	1,253,295
16	Residence Inn Atlanta Midtown	Actual 2010	5,940,803	3,981,526	1,959,277	237,632	1,721,645	117	93	Actual 2009	5,530,504	3,652,607
17	Torrance Plaza West	Actual 2010	2,952,445	1,224,728	1,727,717	163,939	1,563,778			Actual 2009	3,142,601	1,188,556
18	Wolflin Village Shopping Center	Actual 2010	2,157,893	542,734	1,615,159	0	1,615,159			NAV	NAV	NAV
19	24 Hour Fitness - Pleasanton	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
20	Merit Medical Systems	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
21	Brookwood Village	Actual 2010	1,696,715	469,962	1,226,753	33,847	1,192,906			Actual 2009	1,483,749	434,300
22	Del Monte Portfolio	Actual 2009	3,266,963	7,503	3,259,460	0	3,259,460			Actual 2008	3,001,869	3,079
22.01	Del Monte - Toppenish	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
22.02	Del Monte - Mendota	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
22.03	Del Monte - Plover	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
23	SpringHill Suites Wheeling	Actual 2010	3,566,466	1,970,671	1,595,795	0	1,595,795	108	84	Actual 2009	3,302,727	1,692,793
24	H-Mart Portfolio	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
24.01	H Mart - Carrollton	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
24.02	Super H Mart - Riverdale	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
25	Flagship Storage Portfolio - Ohio	Actual 2010	2,317,356	1,056,434	1,260,922	0	1,260,922			Actual 2009	2,350,683	1,034,392
25.01	6784 Hopkins Road	Actual 2010	406,227	160,256	245,971	0	245,971			Actual 2009	390,809	133,294
25.02	1500 Brush Road	Actual 2010	440,615	204,934	235,681	0	235,681			Actual 2009	439,777	204,401
25.03	23640 Lakeland Boulevard	Actual 2010	369,098	170,899	198,199	0	198,199			Actual 2009	406,406	165,998
25.04	4820 Frank Road NW	Actual 2010	329,064	130,333	198,731	0	198,731			Actual 2009	311,313	125,188
25.05	4376 North Ridge Road	Actual 2010	304,104	149,239	154,865	0	154,865			Actual 2009	317,909	150,108
25.06	5920 Highline Avenue NW	Actual 2010	252,974	111,669	141,305	0	141,305			Actual 2009	254,102	113,013
25.07	38255 St Claire Street	Actual 2010	215,274	129,104	86,170	0	86,170			Actual 2009	230,367	142,390
26	Marriott Courtyard Monroeville	Actual 2010	3,469,842	2,121,005	1,348,837	0	1,348,837	117	92	Actual 2009	3,764,553	2,186,423
27	Fairfield Inn & Suites Verona	Actual 2010	2,963,590	1,781,340	1,182,250	0	1,182,250	117	80	TTM 3/31/2010	2,202,738	1,509,471
28	Belleville Crossing	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
29	Silver Springs Pointe	Actual 2009	1,537,461	153,523	1,383,938	8,338	1,375,600			Actual 2008	1,538,448	145,489
30	Poughkeepsie Galleria II	Actual 2010	2,288,687	466,503	1,822,184	0	1,822,184			Actual 2009	2,222,148	428,574
31	Sprint Center	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
32	Hampton Inn Jacksonville	Actual 2010	2,739,881	1,844,393	895,488	0	895,488	102	63	Actual 2009	2,950,554	1,937,525
33	Dayton Park	Actual 2010	1,278,551	626,115	652,436	0	652,436			Actual 2009	1,160,294	612,988
34	Westchase Corporate Park	Actual 2010	1,774,233	957,292	816,941	0	816,941			Actual 2009	1,935,502	927,741
35	354 Mountain View Drive	Actual 2009	1,346,483	407,200	939,283	0	939,283			NAV	NAV	NAV
36	Hilton Garden Inn	Actual 2010	3,004,592	1,971,796	1,032,796	120,184	912,612	99	58	Actual 2009	2,536,138	1,743,433
37	1680-1700 East Touhy Avenue	Actual 2009	1,272,000	25,440	1,246,560	90,160	1,156,400			Actual 2008	1,272,000	25,440
38	356 Mountain View Drive	Actual 2009	1,303,934	423,800	880,134	0	880,134			NAV	NAV	NAV
39	Plymouth Woods Apartments	Actual 2010	1,353,542	695,364	658,178	48,491	609,687			Actual 2009	1,338,837	680,650
40	TimBuck II	Actual 2010	989,831	276,993	712,838	0	707,838			Actual 2009	995,618	273,730

A-1-14

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)(6)	Second Most Recent Expenses ($)(6)	Second Most Recent NOI ($)(6)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)(6)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)(6)	Third Most Recent Expenses ($)(6)

41	American Self Storage - Palo Alto	Actual 2010	1,140,826	392,415	748,411	31,012	717,399			Actual 2009	1,193,843	404,875
42	Amsdell Self Storage 4 Portfolio	Actual 2010	1,596,541	927,407	669,135	0	669,135			Actual 2009	1,612,013	937,434
42.01	Amsdell Self Storage - Flat Rock	Actual 2010	419,211	200,193	219,018	0	219,018			Actual 2009	437,325	201,592
42.02	Amsdell Self Storage - Fraser	Actual 2010	373,383	195,442	177,940	0	177,940			Actual 2009	386,865	217,980
42.03	Amsdell Self Storage - Shelby	Actual 2010	437,182	322,192	114,990	0	114,990			Actual 2009	418,240	321,112
42.04	Amsdell Self Storage - Waterford	Actual 2010	366,766	209,579	157,187	0	157,187			Actual 2009	369,583	196,749
43	Western States Corvallis	Actual 2010	696,048	128,664	567,384	13,757	553,627			NAV	NAV	NAV
44	Boardwalk Apartments	Actual 2010	1,445,526	935,751	509,775	0	509,775			Actual 2009	1,468,297	804,524
45	Western States Eugene	Actual 2010	429,995	65,155	364,840	0	364,840			NAV	NAV	NAV
46	Boulder Bins Self Storage	Actual 2010	1,180,625	472,508	708,117	0	708,117			Actual 2009	1,146,096	450,424
47	Ross Valley Self Storage	Actual 2010	1,036,855	349,925	686,930	10,094	676,836			Actual 2009	1,093,353	359,843
48	Candlewood Suites Houston, TX	Actual 2010	1,403,732	1,022,060	381,672	0	381,672	71	47	NAV	NAV	NAV
49	Lock It San Diego Self Storage	Actual 2010	858,825	297,352	561,473	37,939	523,534			Actual 2009	753,214	307,917
50	Burlington Self Storage	Actual 2010	790,642	356,921	433,721	10,467	423,254			Actual 2009	806,120	428,735
51	Agilent Technologies - Folsom, CA	Actual 2009	912,590	228,595	683,995	0	683,995			Actual 2008	908,079	226,502
52	Torrey Corner	Actual 2009	781,204	131,686	649,518	0	649,518			NAV	NAV	NAV
53	Hill Country Self Storage	Actual 2010	674,911	334,940	339,971	8,210	331,761			Actual 2009	609,307	342,520
54	Azalea Plaza	Actual 2009	597,647	132,438	465,209	0	465,209			Actual 2008	650,867	140,457
55	Royal Highlander	Actual 2010	1,051,303	635,251	416,052	66,473	349,579			Actual 2009	1,111,516	610,828
56	AC Self Storage - Corinth	Actual 2010	718,499	303,850	414,649	10,338	404,311			Actual 2009	629,980	265,369
57	Country Estates MHC	Actual 2010	568,343	160,974	407,369	79,427	327,942			Actual 2009	517,407	150,385
58	180 West Washington Office	Actual 2009	871,778	362,279	509,498	0	509,498			NAV	NAV	NAV
59	Castle Rock Self Storage	Actual 2010	626,749	240,447	386,302	10,493	375,809			Actual 2009	607,906	217,053
60	American Mini Storage I & II	Actual 2010	717,444	265,587	451,857	0	451,857			Actual 2009	713,647	288,857
61	Safari MHC	Actual 2010	923,536	412,845	510,691	0	510,691			Actual 2009	908,956	457,354
62	Mimi's Plaza	Actual 2010	684,211	172,374	511,838	0	511,838			Actual 2009	693,815	176,340
63	Bed Bath & Beyond	Actual 2009	410,930	7,903	403,027	2,356	400,671			Actual 2008	411,484	7,662
64	Willows MHC	Actual 2010	495,498	183,457	312,041	0	312,041			Actual 2009	468,260	185,112
65	Mill Creek Village	Actual 2010	571,935	156,988	414,947	0	414,947			Actual 2009	593,073	154,120
66	New Market Square	Actual 2009	426,453	88,694	337,759	0	337,759			NAV	NAV	NAV
67	Pecan Valley Estates	Actual 2010	631,457	320,538	310,919	0	310,919			Actual 2009	590,141	294,331
68	Metro Storage	Actual 2010	611,719	226,457	385,262	0	385,262			Actual 2009	599,288	211,484
69	Holly Acres	Actual 2010	445,302	196,993	248,309	0	248,309			Actual 2009	397,275	200,900
70	First American Self Storage - River Oaks	Actual 2010	545,646	285,045	260,601	0	260,601			Actual 2009	618,319	265,803
71	Friendly Village MHC	TTM 4/30/2011	695,776	405,983	289,793	0	289,793			TTM 4/30/2010	663,928	327,817
72	2 Claire Road	Actual 2010	466,944	152,504	314,440	29,425	285,015			Actual 2009	424,144	138,934
73	Georgetown South Apartments	Actual 2010	779,714	419,697	360,017	0	360,017			Actual 2009	762,171	393,589
74	Reynolda Self Storage	Actual 2010	416,052	218,530	197,522	10,560	186,962			Actual 2009	398,805	212,990
75	Hidden Lane Apartments	Actual 2010	461,838	280,266	181,572	0	181,572			Actual 2009	458,482	268,893

A-1-15

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NOI ($)(6)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)(6)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(7)(8)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date

1	The Domain	13,993,526	0	13,993,526			N	Dick's Sporting Goods	80,400	9.1%	1/31/2020
2	Puck Building	2,530,442	0	2,530,442			N	NYU	75,544	36.5%	6/5/2019
3	Arbor Walk and Palms Crossing	8,673,523	0	8,673,523			N	Various	Various	Various	Various
3.01	Arbor Walk	4,473,704	0	4,473,704			N	Home Depot	149,405	32.2%	1/31/2037
3.02	Palms Crossing	4,199,819	0	4,199,819			N	Hobby Lobby	55,000	16.8%	5/1/2026
4	Village of Rochester Hills	6,357,472	90,000	6,267,472			N	Whole Foods Market	55,125	21.7%	8/6/2028
5	Renaissance North Hills	3,697,789	0	3,697,789	138	84	N
6	Madonna Plaza	2,866,209	0	2,866,209			N	Sears, Roebuck & Co.	75,400	23.7%	1/31/2013
7	Sugarland Crossing	3,234,760	0	3,234,760			N	Burlington Coat Factory	77,444	30.2%	8/31/2013
8	919 Congress	2,605,952	0	2,605,952			N	Plains Capital Corporation	17,510	10.6%	3/31/2014
9	Patriot Tech Center	3,313,707	0	3,313,707			N	JCI	947,000	61.5%	3/25/2018
10	Ascent Hotel Portfolio	1,693,901	0	1,693,901	87	47	N
10.01	Hampton Inn & Suites - Montgomery	396,161	0	396,161	93	46	N
10.02	Holiday Inn Express - Atmore	461,387	0	461,387	84	34	N
10.03	Hampton Inn - New Albany	NAV	NAV	NAV	NAV	NAV	N
10.04	Hampton Inn - Enterprise	836,353	0	836,353	84	61	N
11	Torrance Plaza East	2,696,139	268,802	2,427,337			N	Lifecare Systems, Inc.	17,875	9.6%	12/31/2015
12	Flagship Storage Portfolio - Indiana	2,339,639	0	2,339,639			N
12.01	8270 Michigan Road	483,783	0	483,783			N
12.02	2251 Shadeland Avenue	344,410	0	344,410			N
12.03	5425 North Tacoma Avenue	270,397	0	270,397			N
12.04	9685 Fall Creek Road	263,698	0	263,698			N
12.05	3601 West 96th Street	266,153	0	266,153			N
12.06	551 East Stover Avenue	255,956	0	255,956			N
12.07	920 County Line Road	239,875	0	239,875			N
12.08	3912 North Glen Arm Road	215,367	0	215,367			N
13	PetSmart	2,674,075	0	2,674,075			N	PetSmart	620,213	100.0%	12/31/2021
14	Overlook at the Rim	NAV	NAV	NAV			N	MiniMed Distribution Corp.	145,025	100.0%	10/31/2020
15	8301 Professional Place	2,067,584	0	2,067,584			N	The Stop & Shop Supermarket	53,556	39.1%	8/31/2016
16	Residence Inn Atlanta Midtown	1,877,897	221,220	1,656,677	118	86	N
17	Torrance Plaza West	1,954,045	191,311	1,762,734			N	Daigneault	5,939	3.8%	12/31/2016
18	Wolflin Village Shopping Center	NAV	NAV	NAV			N	Boots 'N Jeans (Sheplers)	31,449	19.7%	7/31/2014
19	24 Hour Fitness - Pleasanton	NAV	NAV	NAV			N	24 Hour Fitness	56,206	100.0%	12/31/2031
20	Merit Medical Systems	NAV	NAV	NAV			N	Merit Medical Systems, Inc.	193,449	100.0%	1/31/2020
21	Brookwood Village	1,049,449	36,960	1,012,489			N
22	Del Monte Portfolio	2,998,790	0	2,998,790			N	Del Monte	Various	100.0%	6/30/2016
22.01	Del Monte - Toppenish	NAV	NAV	NAV			N	Del Monte	274,750	100.0%	6/30/2016
22.02	Del Monte - Mendota	NAV	NAV	NAV			N	Del Monte	239,850	100.0%	6/30/2016
22.03	Del Monte - Plover	NAV	NAV	NAV			N	Del Monte	210,000	100.0%	6/30/2016
23	SpringHill Suites Wheeling	1,609,934	0	1,609,934	109	78	N
24	H-Mart Portfolio	NAV	NAV	NAV			N	H Mart	Various	100.0%	7/31/2031
24.01	H Mart - Carrollton	NAV	NAV	NAV			N	H Mart	78,952	100.0%	7/31/2031
24.02	Super H Mart - Riverdale	NAV	NAV	NAV			N	H Mart	57,696	100.0%	7/31/2031
25	Flagship Storage Portfolio - Ohio	1,316,291	0	1,316,291			N
25.01	6784 Hopkins Road	257,515	0	257,515			N
25.02	1500 Brush Road	235,376	0	235,376			N
25.03	23640 Lakeland Boulevard	240,408	0	240,408			N
25.04	4820 Frank Road NW	186,125	0	186,125			N
25.05	4376 North Ridge Road	167,801	0	167,801			N
25.06	5920 Highline Avenue NW	141,089	0	141,089			N
25.07	38255 St Claire Street	87,977	0	87,977			N
26	Marriott Courtyard Monroeville	1,578,130	0	1,578,130	120	100	N
27	Fairfield Inn & Suites Verona	693,267	0	693,267	103	61	N
28	Belleville Crossing	NAV	NAV	NAV			N	PetSmart	20,087	23.3%	2/28/2018
29	Silver Springs Pointe	1,392,959	0	1,392,959			N	Kohl's	86,584	64.1%	1/29/2022
30	Poughkeepsie Galleria II	1,793,574	0	1,793,574			N	Best Buy	50,870	62.0%	1/31/2016
31	Sprint Center	NAV	NAV	NAV			N	Sprint Spectrum Realty Company, L.P.	94,730	100.0%	5/31/2016
32	Hampton Inn Jacksonville	1,013,029	0	1,013,029	112	68	N
33	Dayton Park	547,306	0	547,306			N
34	Westchase Corporate Park	1,007,761	0	1,007,761			N	South Texas Surveying	6,622	3.7%	5/31/2014
35	354 Mountain View Drive	NAV	NAV	NAV			N	MyWebGrocer	19,657	33.0%	3/31/2012
36	Hilton Garden Inn	792,705	101,446	691,259	97	50	N
37	1680-1700 East Touhy Avenue	1,246,560	90,160	1,156,400			Y	HMX, LLC	252,000	100.0%	10/5/2018
38	356 Mountain View Drive	NAV	NAV	NAV			N	VT Managed Care, Inc.	13,584	26.7%	8/31/2014
39	Plymouth Woods Apartments	658,187	71,190	586,997			N
40	TimBuck II	721,888	0	721,888			N	Mustang Sally's	3,517	9.3%	12/31/2013

A-1-16

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NOI ($)(6)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)(6)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(7)(8)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date

41	American Self Storage - Palo Alto	788,968	15,842	773,126			N
42	Amsdell Self Storage 4 Portfolio	674,579	0	674,579			N
42.01	Amsdell Self Storage - Flat Rock	235,733	0	235,733			N
42.02	Amsdell Self Storage - Fraser	168,885	0	168,885			N
42.03	Amsdell Self Storage - Shelby	97,128	0	97,128			N
42.04	Amsdell Self Storage - Waterford	172,834	0	172,834			N
43	Western States Corvallis	NAV	NAV	NAV			N
44	Boardwalk Apartments	663,773	0	663,773			N
45	Western States Eugene	NAV	NAV	NAV			N
46	Boulder Bins Self Storage	695,672	0	695,672			N
47	Ross Valley Self Storage	733,510	689	732,821			N
48	Candlewood Suites Houston, TX	NAV	NAV	NAV	NAV	NAV	N
49	Lock It San Diego Self Storage	445,297	27,995	417,302			N
50	Burlington Self Storage	377,385	10,467	366,918			N	Pappas Properties of Palm Beach	2,040	2.9%	7/31/2012
51	Agilent Technologies - Folsom, CA	681,577	0	681,577			N	Agilent Technologies	53,414	100.0%	6/30/2020
52	Torrey Corner	NAV	NAV	NAV			N	Sean M. Curry Enterprises	2,545	19.1%	4/30/2013
53	Hill Country Self Storage	266,787	0	266,787			N	Club Inspire, LLC	5,297	7.5%	7/31/2016
54	Azalea Plaza	510,410	0	510,410			N	Pediatric Associates	3,410	12.1%	10/31/2011
55	Royal Highlander	500,688	39,992	460,696			N
56	AC Self Storage - Corinth	364,611	17,973	346,638			N
57	Country Estates MHC	367,022	43,587	323,435			N
58	180 West Washington Office	NAV	NAV	NAV			N	Mi-Te Printing	5,808	14.3%	1/31/2016
59	Castle Rock Self Storage	390,853	20,088	370,765			N
60	American Mini Storage I & II	424,790	0	424,790			N
61	Safari MHC	451,602	0	451,602			N
62	Mimi's Plaza	517,475	0	517,475			N	Wooten Scrapbook	5,122	16.6%	4/30/2015
63	Bed Bath & Beyond	403,822	0	403,822			N	Bed Bath & Beyond Inc.	41,093	100.0%	1/31/2021
64	Willows MHC	283,148	0	283,148			N
65	Mill Creek Village	438,953	0	438,953			N	FedEx Kinko's	5,542	29.1%	12/31/2015
66	New Market Square	NAV	NAV	NAV			N	Food Lion	33,000	82.1%	9/30/2018
67	Pecan Valley Estates	295,810	0	295,810			N
68	Metro Storage	387,804	0	387,804			N
69	Holly Acres	196,375	0	196,375			N
70	First American Self Storage - River Oaks	352,516	0	352,516			N
71	Friendly Village MHC	336,111	0	336,111			N
72	2 Claire Road	285,210	20,968	264,242			N	Maxsam Sales , Inc	22,449	55.6%	12/31/2032
73	Georgetown South Apartments	368,582	0	368,582			N
74	Reynolda Self Storage	185,815	0	185,815			N
75	Hidden Lane Apartments	189,589	0	189,589			N

A-1-17

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(7)(8)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(7)(8)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date

1	The Domain	Neiman Marcus	80,000	9.1%	3/31/2027	Hanger Orthopedic	75,165	8.6%	7/31/2023
2	Puck Building	Swanke, Hayden	58,727	28.4%	4/30/2016	REI	37,900	18.3%	10/31/2026
3	Arbor Walk and Palms Crossing	Various	Various	Various	Various	Various	Various	Various	Various
3.01	Arbor Walk	Marshalls	38,126	8.2%	10/31/2016	Jo-Ann Fabrics	35,000	7.5%	1/31/2018
3.02	Palms Crossing	Sports Authority	50,593	15.4%	1/31/2018	Beall's	50,038	15.3%	1/31/2018
4	Village of Rochester Hills	Abercrombie	11,334	4.5%	12/31/2012	Pottery Barn	10,496	4.1%	1/31/2015
5	Renaissance North Hills
6	Madonna Plaza	Kohl's	62,481	19.6%	1/31/2026	Ralph's	51,933	16.3%	12/31/2020
7	Sugarland Crossing	Shoppers Food Warehouse	61,241	23.9%	1/31/2021	The Roomstore Furniture	35,000	13.6%	12/31/2014
8	919 Congress	Fisher - Ross	12,153	7.4%	12/31/2016	Entergy Gulf States, Inc.	11,960	7.3%	4/30/2016
9	Patriot Tech Center	Gichner	137,029	8.9%	7/31/2012	Bickel's Snack Food	116,000	7.5%	6/30/2016
10	Ascent Hotel Portfolio
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	American Communications Group	11,727	6.3%	4/30/2013	American Learning Foundation	7,936	4.3%	6/30/2016
12	Flagship Storage Portfolio - Indiana
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart
14	Overlook at the Rim
15	8301 Professional Place	Epilepsy Foundation of America	32,647	23.8%	9/30/2016	The MITRE Corporation	30,940	22.6%	10/31/2017
16	Residence Inn Atlanta Midtown
17	Torrance Plaza West	Kamerycah, Inc.	5,822	3.7%	8/31/2016	Artiano & Associates	5,378	3.4%	3/31/2013
18	Wolflin Village Shopping Center	Office Depot	22,044	13.8%	12/31/2016	Talbot's	6,300	3.9%	1/31/2015
19	24 Hour Fitness - Pleasanton
20	Merit Medical Systems
21	Brookwood Village
22	Del Monte Portfolio
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling
24	H-Mart Portfolio
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville
27	Fairfield Inn & Suites Verona
28	Belleville Crossing	Office Max	18,052	20.9%	2/28/2018	Dollar Tree	8,470	9.8%	5/31/2015
29	Silver Springs Pointe	Office Depot	20,515	15.2%	11/30/2016	Chubby's Chicken & Grill	4,283	3.2%	1/31/2014
30	Poughkeepsie Galleria II	Old Navy	19,996	24.4%	9/30/2022	H&M	11,133	13.6%	1/31/2022
31	Sprint Center
32	Hampton Inn Jacksonville
33	Dayton Park
34	Westchase Corporate Park	McVaugh	5,999	3.4%	12/31/2012	Wilcare	4,236	2.4%	1/31/2016
35	354 Mountain View Drive	Competitive Computing	15,987	26.9%	11/20/2017	National Life Insurance Co	11,165	18.8%	9/30/2016
36	Hilton Garden Inn
37	1680-1700 East Touhy Avenue
38	356 Mountain View Drive	USDA	10,710	21.0%	12/31/2011	KPMG	7,052	13.8%	12/31/2017
39	Plymouth Woods Apartments
40	TimBuck II	Nags Head Hammocks	3,500	9.3%	3/31/2013	Corolla Sea Grill	2,683	7.1%	4/14/2014

A-1-18

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(7)(8)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(7)(8)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date

41	American Self Storage - Palo Alto
42	Amsdell Self Storage 4 Portfolio
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis
44	Boardwalk Apartments
45	Western States Eugene
46	Boulder Bins Self Storage
47	Ross Valley Self Storage
48	Candlewood Suites Houston, TX
49	Lock It San Diego Self Storage
50	Burlington Self Storage	Native Outfitters	1,988	2.8%	10/31/2012	Thomas Grudovich	1,872	2.7%	10/31/2012
51	Agilent Technologies - Folsom, CA
52	Torrey Corner	Love to Dance, Inc	2,400	18.0%	12/31/2012	Mr. and Mrs. Song	2,391	17.9%	4/30/2018
53	Hill Country Self Storage	Four Lane Swim Shop	3,280	4.6%	7/31/2013	Davis Construction Consulting, Inc.	1,702	2.4%	6/30/2013
54	Azalea Plaza	Pacific Fusion Beach	3,150	11.2%	4/30/2014	Play It Again Sports	2,847	10.1%	8/31/2013
55	Royal Highlander
56	AC Self Storage - Corinth
57	Country Estates MHC
58	180 West Washington Office	Hannah's Bretzel	4,290	10.6%	6/30/2015	K.V. Media Group	3,950	9.7%	11/30/2016
59	Castle Rock Self Storage
60	American Mini Storage I & II
61	Safari MHC
62	Mimi's Plaza	Jewelry Mart	4,780	15.5%	8/31/2013	Tokyo Lobby	4,329	14.1%	3/31/2016
63	Bed Bath & Beyond
64	Willows MHC
65	Mill Creek Village	DentFirst PC	3,960	20.8%	4/30/2016	DRMF, Inc. dba Original Mattress Factory	3,069	16.1%	10/31/2015
66	New Market Square	China Taste	1,800	4.5%	3/31/2020	Portabella's	1,500	3.7%	12/31/2015
67	Pecan Valley Estates
68	Metro Storage
69	Holly Acres
70	First American Self Storage - River Oaks
71	Friendly Village MHC
72	2 Claire Road	Lumber Liquidators	11,900	29.5%	3/31/2033	Brothers Electronics	6,000	14.9%	3/31/2016
73	Georgetown South Apartments
74	Reynolda Self Storage
75	Hidden Lane Apartments

A-1-19

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(7)(8)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(7)(8)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date

1	The Domain	Gold Class Cinemas	37,321	4.2%	1/31/2026	Forever 21	31,691	3.6%	1/31/2020
2	Puck Building	Axiom Global	18,299	8.9%	8/1/2021	Thrive Capital	4,314	2.1%	6/1/2016
3	Arbor Walk and Palms Crossing	Various	Various	Various	Various	Various	Various	Various	Various
3.01	Arbor Walk	Sam Moon Trading Co.	30,050	6.5%	10/31/2020	Spec's Wines & Spirits	25,000	5.4%	4/30/2017
3.02	Palms Crossing	Babies R Us	30,623	9.3%	1/31/2018	Barnes & Noble	27,000	8.2%	3/1/2018
4	Village of Rochester Hills	Talbots	10,237	4.0%	1/31/2013	Gap	9,045	3.6%	1/31/2016
5	Renaissance North Hills
6	Madonna Plaza	Best Buy	30,000	9.4%	1/31/2018	Petco	20,100	6.3%	1/31/2013
7	Sugarland Crossing	Party City	12,500	4.9%	11/30/2015	Tuesday Morning	7,680	3.0%	1/14/2012
8	919 Congress	Fowler Lawfirm, P.C.	9,735	5.9%	12/31/2013	Sedgwick, Detert, Moran	9,237	5.6%	7/31/2015
9	Patriot Tech Center	Armorboard	50,500	3.3%	6/30/2012	Marine Tech Wire & Cable	44,266	2.9%	6/30/2017
10	Ascent Hotel Portfolio
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	Piazza, Donnelly & Marlette	6,620	3.6%	8/31/2014	Healthcare Business Solutions	6,501	3.5%	1/31/2016
12	Flagship Storage Portfolio - Indiana
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart
14	Overlook at the Rim
15	8301 Professional Place	Genon Mid Atlantic, LLC	16,015	11.7%	3/31/2017
16	Residence Inn Atlanta Midtown
17	Torrance Plaza West	Atlantax Systems, Inc.	4,707	3.0%	1/31/2016	South Bay Sports Medicine	4,208	2.7%	11/30/2015
18	Wolflin Village Shopping Center	Ruby Tequila's	6,200	3.9%	3/31/2019	Raffkind's	6,000	3.8%	3/31/2013
19	24 Hour Fitness - Pleasanton
20	Merit Medical Systems
21	Brookwood Village
22	Del Monte Portfolio
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling
24	H-Mart Portfolio
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville
27	Fairfield Inn & Suites Verona
28	Belleville Crossing	Famous Footwear	6,000	6.9%	1/31/2018	Maurices Inc.	4,800	5.6%	1/31/2018
29	Silver Springs Pointe	Mattress Firm	4,000	3.0%	11/30/2013	Verizon Wireless	2,500	1.9%	12/31/2011
30	Poughkeepsie Galleria II
31	Sprint Center
32	Hampton Inn Jacksonville
33	Dayton Park
34	Westchase Corporate Park	Supplies by Nitelite I	4,194	2.4%	12/31/2013	Ferdinand Johnson	4,194	2.4%	8/31/2012
35	354 Mountain View Drive	Fletcher Allen Health Care, Inc.	6,524	11.0%	7/31/2012	Daniel M. Beisiegel, DDS, MS	3,567	6.0%	9/30/2015
36	Hilton Garden Inn
37	1680-1700 East Touhy Avenue
38	356 Mountain View Drive	Linear Technology	5,587	11.0%	1/31/2015	Vertek Corporation	3,839	7.5%	1/31/2013
39	Plymouth Woods Apartments
40	TimBuck II	Just for the Beach	2,633	7.0%	9/30/2015	Kitty Hawk Kites, Inc.	2,633	7.0%	12/31/2012

A-1-20

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(7)(8)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(7)(8)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date

41	American Self Storage - Palo Alto
42	Amsdell Self Storage 4 Portfolio
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis
44	Boardwalk Apartments
45	Western States Eugene
46	Boulder Bins Self Storage
47	Ross Valley Self Storage
48	Candlewood Suites Houston, TX
49	Lock It San Diego Self Storage
50	Burlington Self Storage	Love's Flower Shop	1,728	2.5%	8/31/2015	Mind & Body Pilates	1,292	1.8%	6/30/2013
51	Agilent Technologies - Folsom, CA
52	Torrey Corner	SunSmilesDentistry, Inc	1,400	10.5%	12/31/2017	Chung Sol Educational Institute	1,204	9.0%	8/31/2013
53	Hill Country Self Storage
54	Azalea Plaza	Subway	1,851	6.6%	11/30/2014	Pinch a Penny	1,800	6.4%	10/12/2016
55	Royal Highlander
56	AC Self Storage - Corinth
57	Country Estates MHC
58	180 West Washington Office	Asian Health Coalition	3,440	8.5%	12/31/2014	Jewish Council for Youth Services	3,090	7.6%	10/31/2021
59	Castle Rock Self Storage
60	American Mini Storage I & II
61	Safari MHC
62	Mimi's Plaza	MAD Bollywood Dance	3,510	11.4%	11/30/2013	Bizakis Furs	3,434	11.2%	10/31/2013
63	Bed Bath & Beyond
64	Willows MHC
65	Mill Creek Village	Nationwide Insurance	1,810	9.5%	12/9/2016	H&R Block	1,600	8.4%	4/30/2015
66	New Market Square	Hawthorne Cleaners	1,050	2.6%	10/31/2013	Headfeather's	1,050	2.6%	10/15/2011
67	Pecan Valley Estates
68	Metro Storage
69	Holly Acres
70	First American Self Storage - River Oaks
71	Friendly Village MHC
72	2 Claire Road
73	Georgetown South Apartments
74	Reynolda Self Storage
75	Hidden Lane Apartments

A-1-21

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(9)	Tax Escrow (Initial)	Monthly Tax Escrow ($)

1	The Domain	7/8/2011	7/8/2011				N	Y	Refinance	0	2,493,582	356,226
2	Puck Building	6/24/2011	6/24/2011				N	Y	Refinance	15,065	137,735	68,868
3	Arbor Walk and Palms Crossing	7/8/2011	7/8/2011				N	Y	Refinance	0	1,270,810	181,544
3.01	Arbor Walk	7/8/2011	7/8/2011				N	Y
3.02	Palms Crossing	7/8/2011	7/8/2011				N	Y
4	Village of Rochester Hills	9/6/2011	9/6/2011				N	Y	Refinance	0	199,670	96,960
5	Renaissance North Hills	7/19/2011	7/19/2011				N	Y	Refinance	0	252,636	21,685
6	Madonna Plaza	8/25/2011	8/26/2011		8/25/2011	10.0%	N	Y	Refinance	0	0	Springing
7	Sugarland Crossing	6/23/2011	7/20/2011				N	Y	Refinance	13,750	123,574	41,191
8	919 Congress	6/10/2011	6/10/2011				N	Y	Refinance	0	512,973	73,282
9	Patriot Tech Center	7/28/2011	9/20/2011				N	Y	Refinance	62,725	2,730	2,730
10	Ascent Hotel Portfolio	Various	Various				N	Y	Refinance	4,000	148,677	14,868
10.01	Hampton Inn & Suites - Montgomery	8/18/2011	8/23/2011				N	Y
10.02	Holiday Inn Express - Atmore	8/19/2011	8/22/2011				N	Y
10.03	Hampton Inn - New Albany	8/19/2011	8/24/2011				N	Y
10.04	Hampton Inn - Enterprise	8/18/2011	8/22/2011				N	Y
11	Torrance Plaza East	7/8/2011	8/5/2011		7/8/2011	10.0%	N	Y	Refinance	33,440	161,150	23,021
12	Flagship Storage Portfolio - Indiana	3/30/2011	Various	Various			N	Y	Acquisition	280,000	231,671	41,368
12.01	8270 Michigan Road	3/30/2011	3/30/2011	5/20/2011			N	Y
12.02	2251 Shadeland Avenue	3/30/2011	3/30/2011				N	Y
12.03	5425 North Tacoma Avenue	3/30/2011	3/31/2011				N	Y
12.04	9685 Fall Creek Road	3/30/2011	3/30/2011				N	Y
12.05	3601 West 96th Street	3/30/2011	3/30/2011				N	Y
12.06	551 East Stover Avenue	3/30/2011	3/31/2011				N	Y
12.07	920 County Line Road	3/30/2011	3/30/2011				N	Y
12.08	3912 North Glen Arm Road	3/30/2011	3/30/2011				N	Y
13	PetSmart	7/14/2011	7/13/2011				N	Y	Refinance	0	0	Springing
14	Overlook at the Rim	3/30/2011	3/31/2011				N	Y	Refinance	0	0	0
15	8301 Professional Place	8/2/2011	6/20/2011				N	Y	Acquisition	0	22,222	22,222
16	Residence Inn Atlanta Midtown	7/6/2011	6/3/2011				N	Y	Acquisition	123,813	343,418	31,220
17	Torrance Plaza West	7/8/2011	8/5/2011	8/12/2011	7/8/2011	10.0%	N	Y	Refinance	163,031	142,347	20,335
18	Wolflin Village Shopping Center	8/4/2011	8/4/2011				N	Y	Refinance	469,418	173,736	17,374
19	24 Hour Fitness - Pleasanton	7/20/2011	7/26/2011		7/20/2011	12.0%	N	Y	Refinance	0	0	Springing
20	Merit Medical Systems	7/5/2011	7/5/2011		7/5/2011	Office: 11%; Warehouse: 12%	N	Y	Refinance	0	0	Springing
21	Brookwood Village	8/12/2011	9/7/2011				N	Y	Refinance	0	19,855	19,855
22	Del Monte Portfolio	6/29/2011	6/30/2011				N	Y	Refinance	0	0	Springing
22.01	Del Monte - Toppenish	6/29/2011	6/30/2011				N	Y
22.02	Del Monte - Mendota	6/29/2011	6/30/2011				N	Y
22.03	Del Monte - Plover	6/29/2011	6/30/2011				N	Y
23	SpringHill Suites Wheeling	6/29/2011	7/14/2011				N	Y	Refinance	0	59,103	14,776
24	H-Mart Portfolio	Various	Various				N	Y	Acquisition	20,963	0	Springing
24.01	H Mart - Carrollton	5/27/2011	5/26/2011				N	Y
24.02	Super H Mart - Riverdale	5/25/2011	5/31/2011				N	Y
25	Flagship Storage Portfolio - Ohio	3/30/2011	3/30/2011	Various			N	Y	Acquisition	205,000	77,325	25,774
25.01	6784 Hopkins Road	3/30/2011	3/30/2011	5/18/2011			N	Y
25.02	1500 Brush Road	3/30/2011	3/30/2011				N	Y
25.03	23640 Lakeland Boulevard	3/30/2011	3/30/2011				N	Y
25.04	4820 Frank Road NW	3/30/2011	3/30/2011	5/25/2011			N	Y
25.05	4376 North Ridge Road	3/30/2011	3/30/2011				N	Y
25.06	5920 Highline Avenue NW	3/30/2011	3/30/2011				N	Y
25.07	38255 St Claire Street	3/30/2011	3/30/2011				N	Y
26	Marriott Courtyard Monroeville	6/29/2011	7/14/2011				N	Y	Refinance	0	72,930	14,146
27	Fairfield Inn & Suites Verona	6/23/2011	6/24/2011				N	Y	Refinance	0	86,280	11,240
28	Belleville Crossing	6/22/2011	6/28/2011				N	Y	Acquisition	0	14,343	14,343
29	Silver Springs Pointe	3/10/2011	5/25/2011				N	Y	Acquisition	0	0	Springing
30	Poughkeepsie Galleria II	6/17/2011	6/17/2011				N	Y	Refinance	0	141,765	23,627
31	Sprint Center	7/7/2011	7/7/2011				N	Y	Refinance	0	0	Springing
32	Hampton Inn Jacksonville	7/6/2011	7/5/2011				N	Y	Acquisition	0	125,683	12,568
33	Dayton Park	9/26/2011	5/20/2011				N	Y	Refinance	0	10,868	10,868
34	Westchase Corporate Park	7/21/2011	7/21/2011				N	Y	Acquisition	396,994	210,183	21,018
35	354 Mountain View Drive	5/20/2011	5/26/2011				N	Y	Refinance	0	56,967	14,242
36	Hilton Garden Inn	6/8/2011	6/6/2011				N	Y	Acquisition	0	22,301	11,151
37	1680-1700 East Touhy Avenue	6/9/2011	6/7/2011				N	Y	Refinance	35,663	134,149	19,164
38	356 Mountain View Drive	5/20/2011	5/26/2011				N	Y	Refinance	0	39,877	9,969
39	Plymouth Woods Apartments	6/2/2011	6/1/2011				N	Y	Refinance	5,180	16,523	16,525
40	TimBuck II	7/13/2011	7/13/2011				N	Y	Refinance	0	0	2,036

A-1-22

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(9)	Tax Escrow (Initial)	Monthly Tax Escrow ($)

41	American Self Storage - Palo Alto	6/13/2011	3/25/2011		4/8/2011	13.0%	N	Y	Refinance	0	12,983	3,246
42	Amsdell Self Storage 4 Portfolio	Various	Various				N	Y	Acquisition	32,906	41,008	17,117
42.01	Amsdell Self Storage - Flat Rock	6/13/2011	3/17/2011				N	Y
42.02	Amsdell Self Storage - Fraser	6/13/2011	3/21/2011				N	Y
42.03	Amsdell Self Storage - Shelby	6/26/2011	3/21/2011				N	Y
42.04	Amsdell Self Storage - Waterford	6/26/2011	7/7/2011				N	Y
43	Western States Corvallis	5/25/2011	5/23/2011		5/31/2011	14.0%	N	Y	Acquisition	0	39,780	3,978
44	Boardwalk Apartments	6/17/2011	6/20/2011				N	Y	Refinance	8,563	117,108	13,012
45	Western States Eugene	5/23/2011	5/23/2011		5/31/2011	12.0%	N	Y	Acquisition	0	26,556	2,656
46	Boulder Bins Self Storage	3/24/2011	3/18/2011				N	Y	Refinance	0	41,084	13,695
47	Ross Valley Self Storage	6/10/2011	3/22/2011		4/8/2011	12.0%	N	Y	Refinance	0	30,416	6,083
48	Candlewood Suites Houston, TX	8/19/2011	8/24/2011				N	Y	Refinance	0	101,398	10,140
49	Lock It San Diego Self Storage	6/9/2011	6/10/2011		6/8/2011	18.0%	N	Y	Refinance	12,033	7,981	1,596
50	Burlington Self Storage	6/15/2011	6/30/2011				N	Y	Refinance	0	71,741	11,957
51	Agilent Technologies - Folsom, CA	6/30/2011	6/30/2011		6/30/2011	9.0%	N	Y	Refinance	0	0	Springing
52	Torrey Corner	7/15/2011	7/25/2011		7/15/2011	5.0%	N	Y	Acquisition	0	68,900	6,890
53	Hill Country Self Storage	5/24/2011	5/25/2011				N	Y	Acquisition	0	0	Springing
54	Azalea Plaza	5/26/2011	6/28/2011	6/29/2011			N	Y	Refinance	10,700	28,772	3,197
55	Royal Highlander	8/1/2011	8/1/2011				N	Y	Refinance	10,000	7,973	7,973
56	AC Self Storage - Corinth	5/11/2011	6/13/2011				N	Y	Acquisition	0	52,615	6,577
57	Country Estates MHC	4/15/2011	4/22/2011				N	Y	Refinance	13,875	11,732	1,173
58	180 West Washington Office	8/12/2011	8/15/2011				N	Y	Refinance	177,108	72,236	9,030
59	Castle Rock Self Storage	7/26/2011	7/25/2011				N	Y	Refinance	3,750	37,256	6,209
60	American Mini Storage I & II	6/16/2011	6/16/2011		6/28/2011	7.0%	N	Y	Refinance	55,101	88,814	7,401
61	Safari MHC	6/1/2011	6/1/2011		6/1/2011	16.0%	N	Y	Refinance	4,594	14,732	3,683
62	Mimi's Plaza	7/12/2011	7/8/2011		7/12/2011	12.0%	N	Y	Refinance	1,250	33,882	5,647
63	Bed Bath & Beyond	5/9/2011	7/29/2011				N	Y	Refinance	0	21,787	5,363
64	Willows MHC	8/1/2011	8/1/2011				N	Y	Acquisition	0	2,971	2,971
65	Mill Creek Village	8/8/2011	8/5/2011				N	Y	Refinance	4,375	0	4,547
66	New Market Square	5/26/2011	6/16/2011				N	Y	Refinance	0	12,171	3,043
67	Pecan Valley Estates	5/23/2011	6/21/2011				N	Y	Refinance	7,500	32,715	2,974
68	Metro Storage	7/1/2011	7/5/2011				N	Y	Refinance	0	6,162	6,162
69	Holly Acres	5/9/2011	5/9/2011				N	Y	Refinance	20,250	17,065	3,413
70	First American Self Storage - River Oaks	4/7/2011	4/7/2011				N	Y	Refinance	37,456	46,083	7,681
71	Friendly Village MHC	7/7/2011	7/7/2011				N	Y	Refinance	55,275	19,992	4,998
72	2 Claire Road	5/18/2011	5/24/2011				N	Y	Refinance	0	14,093	7,046
73	Georgetown South Apartments	5/31/2011	5/31/2011				N	Y	Refinance	0	50,192	12,548
74	Reynolda Self Storage	6/10/2011	6/14/2011				N	Y	Refinance	0	11,988	1,713
75	Hidden Lane Apartments	6/1/2011	6/1/2011				N	Y	Refinance	36,000	17,033	3,886

A-1-23

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(10)

1	The Domain	Cash		0	Springing			0	14,650
2	Puck Building	Cash		74,957	10,708	Cash		0	5,167
3	Arbor Walk and Palms Crossing	Cash		0	Springing			0	16,516
3.01	Arbor Walk
3.02	Palms Crossing
4	Village of Rochester Hills	Cash		68,565	6,233	Cash		0	4,243
5	Renaissance North Hills	Cash		54,116	4,645	Cash		0	51,337
6	Madonna Plaza			0	Springing			0	Springing
7	Sugarland Crossing	Cash		10,042	3,347	Cash		0	5,346
8	919 Congress	Cash		21,898	3,650	Cash		0	2,745
9	Patriot Tech Center	Cash		23,858	7,953	Cash		0	9,872
10	Ascent Hotel Portfolio	Cash		24,458	4,892	Cash		11,578	11,578
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	Cash		8,733	1,248	Cash		4,188	4,188
12	Flagship Storage Portfolio - Indiana	Cash		0	Springing			150,000	6,498
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart			0	Springing			0	Springing
14	Overlook at the Rim			0	0			0	0
15	8301 Professional Place	Cash		4,875	2,437	Cash		0	2,854
16	Residence Inn Atlanta Midtown	Cash		9,801	3,267	Cash		0	1/12th of 4% of annual gross revenue
17	Torrance Plaza West	Cash		7,795	1,114	Cash		4,591	4,591
18	Wolflin Village Shopping Center	Cash		22,775	2,278	Cash		0	1,996
19	24 Hour Fitness - Pleasanton			3,293	1,646	Cash		0	937
20	Merit Medical Systems			0	Springing			0	Springing
21	Brookwood Village	Cash		3,205	3,205	Cash		0	3,375
22	Del Monte Portfolio			0	Springing			0	Springing
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling	Cash		7,067	Springing	Cash		0	11,790
24	H-Mart Portfolio			0	Springing			0	Springing
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio	Cash		0	Springing			615,000	5,539
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville	Cash		8,531	Springing	Cash		0	11,095
27	Fairfield Inn & Suites Verona	Cash		0	Springing			0	12,375
28	Belleville Crossing	Cash		1,562	1,562	Cash		50,000	1,080
29	Silver Springs Pointe			0	Springing			0	0
30	Poughkeepsie Galleria II	Cash		21,383	1,944	Cash		1,708	1,708
31	Sprint Center			0	Springing			0	Springing
32	Hampton Inn Jacksonville	Cash		10,584	4,971	Cash		1,000,000	7,172
33	Dayton Park	Cash		3,000	740	Cash		0	1,742
34	Westchase Corporate Park	Cash		14,103	1,175	Cash		0	2,950
35	354 Mountain View Drive	Cash		12,600	867	Cash		0	992
36	Hilton Garden Inn	Cash		11,976	1,711	Cash		0	9,903
37	1680-1700 East Touhy Avenue	Cash		40,319	13,440	Cash		10,816	10,816
38	356 Mountain View Drive	Cash		11,340	780	Cash		0	849
39	Plymouth Woods Apartments	Cash		7,493	4,035	Cash		0	4,680
40	TimBuck II	Cash		23,642	4,106	Cash		0	480

A-1-24

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(10)

41	American Self Storage - Palo Alto	Cash		6,177	3,089	Cash		0	621
42	Amsdell Self Storage 4 Portfolio	Cash		2,503	1,252	Cash		0	2,759
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis	Cash		1,449	725	Cash		0	1,083
44	Boardwalk Apartments	Cash		67,113	9,588	Cash		0	3,263
45	Western States Eugene	Cash		1,449	725	Cash		0	800
46	Boulder Bins Self Storage	Cash		10,258	1,282	Cash		0	1,441
47	Ross Valley Self Storage	Cash		4,808	1,603	Cash		0	2,074
48	Candlewood Suites Houston, TX	Cash		27,716	2,756	Cash		5,465	5,465
49	Lock It San Diego Self Storage	Cash		920	460	Cash		0	713
50	Burlington Self Storage	Cash		14,437	3,609	Cash		0	872
51	Agilent Technologies - Folsom, CA			0	Springing			0	0
52	Torrey Corner	Cash		1,200	300	Cash		0	245
53	Hill Country Self Storage			0	Springing			0	909
54	Azalea Plaza	Cash		29,817	2,485	Cash		0	515
55	Royal Highlander	Cash		5,320	1,064	Cash		1,167	1,167
56	AC Self Storage - Corinth	Cash		5,708	1,142	Cash		0	1,217
57	Country Estates MHC	Cash		5,429	543	Cash		0	442
58	180 West Washington Office	Cash		6,735	962	Cash		0	745
59	Castle Rock Self Storage	Cash		3,916	326	Cash		0	874
60	American Mini Storage I & II	Cash		1,179	590	Cash		1,344	1,344
61	Safari MHC	Cash		3,137	1,569	Cash		789	789
62	Mimi's Plaza	Cash		3,533	883	Cash		761	761
63	Bed Bath & Beyond	Cash		9,282	774	Cash		2,363	788
64	Willows MHC	Cash		1,301	651	Cash		613	613
65	Mill Creek Village	Cash		2,957	269	Cash		238	238
66	New Market Square	Cash		1,880	627	Cash		0	536
67	Pecan Valley Estates	Cash		13,832	1,153	Cash		958	963
68	Metro Storage	Cash		1,557	519	Cash		0	642
69	Holly Acres	Cash		3,078	616	Cash		781	781
70	First American Self Storage - River Oaks	Cash		1,630	815	Cash		515	515
71	Friendly Village MHC	Cash		4,740	1,580	Cash		0	750
72	2 Claire Road	Cash		0	Springing			0	519
73	Georgetown South Apartments	Cash		10,174	2,543	Cash		145,773	4,610
74	Reynolda Self Storage	Cash		11,247	1,104	Cash		0	738
75	Hidden Lane Apartments	Cash		6,728	2,243	Cash		0	2,079

A-1-25

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)(10)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC(9)	TI/LC Escrow - LoC Counterparty(9)

1	The Domain	660,000	Cash		0	90,006	3,000,000	Cash
2	Puck Building	0	Cash		2,000,000	11,167	0	Cash
3	Arbor Walk and Palms Crossing	600,000	Cash		990,000	52,735	2,300,000	Cash
3.01	Arbor Walk
3.02	Palms Crossing
4	Village of Rochester Hills	150,000	Cash		2,909,368	21,216	500,000	Cash
5	Renaissance North Hills	0	Cash		55,000	0	0	Cash
6	Madonna Plaza	0			0	0	0
7	Sugarland Crossing	0	Cash		107,738	11,548	0	Cash
8	919 Congress	0	Cash		610,511	17,844	750,000	Cash
9	Patriot Tech Center	307,858	Cash		0	24,372	0	Cash
10	Ascent Hotel Portfolio	Aggregate of preceding 24 monthly payments	Cash		0	0	0
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	0	Cash		18,858	18,858	500,000	Cash
12	Flagship Storage Portfolio - Indiana	0	Cash		0	0	0
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart	0			0	0	0
14	Overlook at the Rim	0			0	0	0
15	8301 Professional Place	0	Cash		0	11,417	0	Cash
16	Residence Inn Atlanta Midtown	0	Cash		0	0	0
17	Torrance Plaza West	0	Cash		11,311	11,311	500,000	Cash
18	Wolflin Village Shopping Center	0	Cash		300,000	10,544	550,000	Cash
19	24 Hour Fitness - Pleasanton	22,482	Cash		0	0	0
20	Merit Medical Systems	0			0	0	0
21	Brookwood Village	0	Cash		0	0	0
22	Del Monte Portfolio	0			0	0	0
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling	424,438	Cash		0	0	0
24	H-Mart Portfolio	0			0	0	0
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio	0	Cash		0	0	0
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville	399,418	Cash		0	0	0
27	Fairfield Inn & Suites Verona	500,000	Cash		0	0	0
28	Belleville Crossing	50,000	Cash		178,000	5,534	178,000	Cash
29	Silver Springs Pointe	0			0	Springing	0
30	Poughkeepsie Galleria II	61,500	Cash		0	Springing	0
31	Sprint Center	0			465,361	0	0	Cash
32	Hampton Inn Jacksonville	0	Cash		0	0	0
33	Dayton Park	0	Cash		0	0	0
34	Westchase Corporate Park	0	Cash		200,000	8,167	400,000	Cash
35	354 Mountain View Drive	0	Cash		365,000	8,671	365,000	Cash
36	Hilton Garden Inn	0	Cash		0	0	0
37	1680-1700 East Touhy Avenue	0	Cash		0	0	0
38	356 Mountain View Drive	0	Cash		265,000	4,750	265,000	Cash
39	Plymouth Woods Apartments	0	Cash		0	0	0
40	TimBuck II	0	Cash		0	2,561	90,000	Cash

A-1-26

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)(10)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC(9)	TI/LC Escrow - LoC Counterparty(9)

41	American Self Storage - Palo Alto	0	Cash		0	0	0
42	Amsdell Self Storage 4 Portfolio	0	Cash		0	0	0
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis	0	Cash		0	0	0
44	Boardwalk Apartments	0	Cash		0	0	0
45	Western States Eugene	0	Cash		0	0	0
46	Boulder Bins Self Storage	0	Cash		0	0	0
47	Ross Valley Self Storage	0	Cash		0	0	0
48	Candlewood Suites Houston, TX	Aggregate of preceding 24 monthly payments	Cash		0	0	0
49	Lock It San Diego Self Storage	0	Cash		0	0	0
50	Burlington Self Storage	0	Cash		0	0	0
51	Agilent Technologies - Folsom, CA	0			200,000	0	0	Cash
52	Torrey Corner	0	Cash		0	2,250	96,000	Cash
53	Hill Country Self Storage	0	Cash		0	1,053	0	Cash
54	Azalea Plaza	25,000	Cash		150,000	2,551	225,000	Cash
55	Royal Highlander	0	Cash		0	0	0
56	AC Self Storage - Corinth	0	Cash		0	0	0
57	Country Estates MHC	0	Cash		0	0	0
58	180 West Washington Office	0	Cash		150,000	7,469	225,000	Cash
59	Castle Rock Self Storage	0	Cash		0	0	0
60	American Mini Storage I & II	0	Cash		0	0	0
61	Safari MHC	0	Cash		0	0	0
62	Mimi's Plaza	0	Cash		2,920	2,920	105,120	Cash
63	Bed Bath & Beyond	53,558	Cash		1,195	1,195	125,519	Cash
64	Willows MHC	0	Cash		0	0	0
65	Mill Creek Village	0	Cash		2,246	2,246	107,800	Cash
66	New Market Square	0	Cash		0	2,433	40,000	Cash
67	Pecan Valley Estates	55,000	Cash		0	0	0
68	Metro Storage	0	Cash		0	0	0
69	Holly Acres	0	Cash		0	0	0
70	First American Self Storage - River Oaks	0	Cash		0	0	0
71	Friendly Village MHC	0	Cash		0	0	0
72	2 Claire Road	0	Cash		0	787	0	Cash
73	Georgetown South Apartments	250,000	Cash		0	0	0
74	Reynolda Self Storage	30,000	Cash		0	0	0
75	Hidden Lane Apartments	0	Cash		0	0	0

A-1-27

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Initial)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(11)	Other Escrow I (Initial)	Other Escrow I (Monthly)	Other Escrow I Cap	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty

1	The Domain	0	0			Tenant Specific	3,086,814	0	0	Cash
2	Puck Building	0	0			TI/LC, Free Rent & Landlord Obligations	7,543,655	0	0	Cash
3	Arbor Walk and Palms Crossing	0	0			Ground Lease	0	Springing	0
3.01	Arbor Walk
3.02	Palms Crossing
4	Village of Rochester Hills	0	0				0	0	0
5	Renaissance North Hills	0	0				0	0	0
6	Madonna Plaza	0	0			Tenant Holdback	2,750,000	0	0	Cash
7	Sugarland Crossing	0	0			Tenant Holdback	2,000,000	0	0	Cash
8	919 Congress	0	0			Other Upfront Free Rent	280,461	0	0	Cash
9	Patriot Tech Center	0	0				0	0	0
10	Ascent Hotel Portfolio	0	0			Seasonality	125,000	13,900	0	Cash
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East	0	0			Tenant Holdback and General Holdback	600,000	0	0	Cash
12	Flagship Storage Portfolio - Indiana	0	0				0	0	0
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart	0	0				0	0	0
14	Overlook at the Rim	0	0			MiniMed TI	1,012,480	0	0	Cash
15	8301 Professional Place	0	0				0	0	0
16	Residence Inn Atlanta Midtown	0	0			Change of Ownership Upfront PIP	423,920	0	0	Cash
17	Torrance Plaza West	0	0			Tenant Holdback	751,000	0	0	Cash
18	Wolflin Village Shopping Center	0	0				0	0	0
19	24 Hour Fitness - Pleasanton	0	0			Tenant Allowance	52,155	0	0	Cash
20	Merit Medical Systems	0	0				0	0	0
21	Brookwood Village	0	0				0	0	0
22	Del Monte Portfolio	0	0				0	0	0
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling	0	0			Seasonality	90,000	0	0	Cash
24	H-Mart Portfolio	0	0				0	0	0
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio	0	0				0	0	0
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville	0	0			Seasonality	50,000	0	0	Cash
27	Fairfield Inn & Suites Verona	0	0				0	0	0
28	Belleville Crossing	0	0			Additional Collateral Account	150,000	0	0	Cash
29	Silver Springs Pointe	0	0				0	0	0
30	Poughkeepsie Galleria II	0	0			H&M Upfront TI	194,827	0	0	Cash
31	Sprint Center	0	0			Pilot	309,881	0	0	Cash
32	Hampton Inn Jacksonville	0	0				0	0	0
33	Dayton Park	0	0			Sewer Connection Holdback	49,250	0	0	Cash
34	Westchase Corporate Park	75,000	0	Cash			0	0	0
35	354 Mountain View Drive	0	0				0	0	0
36	Hilton Garden Inn	0	0			Seasonality	175,000	0	175,000	Cash
37	1680-1700 East Touhy Avenue	0	0			Cash Collateral	600,000	0	0	Cash
38	356 Mountain View Drive	0	0				0	0	0
39	Plymouth Woods Apartments	0	0				0	0	0
40	TimBuck II	0	0			Seasonality	75,000	Springing	75,000	Cash

A-1-28

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Initial)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(11)	Other Escrow I (Initial)	Other Escrow I (Monthly)	Other Escrow I Cap	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty

41	American Self Storage - Palo Alto	0	0				0	0	0
42	Amsdell Self Storage 4 Portfolio	0	0			Ground Lease	17,000	10,000	0	Cash
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis	0	0				0	0	0
44	Boardwalk Apartments	0	0				0	0	0
45	Western States Eugene	0	0				0	0	0
46	Boulder Bins Self Storage	0	0				0	0	0
47	Ross Valley Self Storage	0	0				0	0	0
48	Candlewood Suites Houston, TX	0	0			Seasonality	100,000	0	0	Cash
49	Lock It San Diego Self Storage	0	0				0	0	0
50	Burlington Self Storage	0	0				0	0	0
51	Agilent Technologies - Folsom, CA	0	0				0	0	0
52	Torrey Corner	0	0				0	0	0
53	Hill Country Self Storage	0	0			Tenant Finish-Out Escrow	51,969	0	0	Cash
54	Azalea Plaza	0	0			Earnout	451,000	0	0	Cash
55	Royal Highlander	0	0				0	0	0
56	AC Self Storage - Corinth	0	0				0	0	0
57	Country Estates MHC	0	0				0	0	0
58	180 West Washington Office	0	0				0	0	0
59	Castle Rock Self Storage	0	0				0	0	0
60	American Mini Storage I & II	0	0				0	0	0
61	Safari MHC	0	0				0	0	0
62	Mimi's Plaza	0	0				0	0	0
63	Bed Bath & Beyond	0	0				0	0	0
64	Willows MHC	0	0				0	0	0
65	Mill Creek Village	0	0			Nationwide	17,798	0	0	Cash
66	New Market Square	0	0				0	0	0
67	Pecan Valley Estates	0	0				0	0	0
68	Metro Storage	0	0				0	0	0
69	Holly Acres	0	0				0	0	0
70	First American Self Storage - River Oaks	0	0				0	0	0
71	Friendly Village MHC	0	0				0	0	0
72	2 Claire Road	0	0				0	0	0
73	Georgetown South Apartments	0	0				0	0	0
74	Reynolda Self Storage	0	0				0	0	0
75	Hidden Lane Apartments	0	0				0	0	0

A-1-29

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial)	Other Escrow II (Monthly)	Other Escrow II Cap	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment

1	The Domain		0	0	0				Fee
2	Puck Building	Condo Association	2,000	Springing	0	Cash			Fee
3	Arbor Walk and Palms Crossing		0	0	0				Various	Various	Various
3.01	Arbor Walk								Leasehold	5/12/2056	1,104,081
3.02	Palms Crossing								Fee
4	Village of Rochester Hills		0	0	0				Fee
5	Renaissance North Hills		0	0	0				Fee
6	Madonna Plaza	Ground Rent	116,575	0	0	Cash			Leasehold	12/31/2086	459,433
7	Sugarland Crossing		0	0	0				Fee
8	919 Congress	Ground Rent	0	Springing	0				Fee and Leasehold	12/31/2080	30,000
9	Patriot Tech Center		0	0	0				Fee
10	Ascent Hotel Portfolio		0	0	0				Fee
10.01	Hampton Inn & Suites - Montgomery								Fee
10.02	Holiday Inn Express - Atmore								Fee
10.03	Hampton Inn - New Albany								Fee
10.04	Hampton Inn - Enterprise								Fee
11	Torrance Plaza East	Free Rent and Outstanding TI	346,840	0	0	Cash			Fee
12	Flagship Storage Portfolio - Indiana		0	0	0				Fee
12.01	8270 Michigan Road								Fee
12.02	2251 Shadeland Avenue								Fee
12.03	5425 North Tacoma Avenue								Fee
12.04	9685 Fall Creek Road								Fee
12.05	3601 West 96th Street								Fee
12.06	551 East Stover Avenue								Fee
12.07	920 County Line Road								Fee
12.08	3912 North Glen Arm Road								Fee
13	PetSmart		0	0	0				Fee
14	Overlook at the Rim		0	0	0				Fee
15	8301 Professional Place		0	0	0				Fee
16	Residence Inn Atlanta Midtown		0	0	0				Fee
17	Torrance Plaza West	Free Rent and Outstanding TI	230,379	0	0	Cash			Fee
18	Wolflin Village Shopping Center		0	0	0				Fee
19	24 Hour Fitness - Pleasanton		0	0	0				Fee
20	Merit Medical Systems		0	0	0				Fee
21	Brookwood Village		0	0	0				Fee
22	Del Monte Portfolio		0	0	0				Fee
22.01	Del Monte - Toppenish								Fee
22.02	Del Monte - Mendota								Fee
22.03	Del Monte - Plover								Fee
23	SpringHill Suites Wheeling		0	0	0				Fee
24	H-Mart Portfolio		0	0	0				Fee
24.01	H Mart - Carrollton								Fee
24.02	Super H Mart - Riverdale								Fee
25	Flagship Storage Portfolio - Ohio		0	0	0				Fee
25.01	6784 Hopkins Road								Fee
25.02	1500 Brush Road								Fee
25.03	23640 Lakeland Boulevard								Fee
25.04	4820 Frank Road NW								Fee
25.05	4376 North Ridge Road								Fee
25.06	5920 Highline Avenue NW								Fee
25.07	38255 St Claire Street								Fee
26	Marriott Courtyard Monroeville	PIP	577,400	0	0	Cash			Fee
27	Fairfield Inn & Suites Verona		0	0	0				Fee
28	Belleville Crossing		0	0	0				Fee
29	Silver Springs Pointe		0	0	0				Fee
30	Poughkeepsie Galleria II		0	0	0				Fee and Leasehold	8/1/2031	1
31	Sprint Center		0	0	0				Leasehold	7/1/2023	0
32	Hampton Inn Jacksonville		0	0	0				Fee
33	Dayton Park	Amenity Rebuild	100,000	0	0	Cash			Fee
34	Westchase Corporate Park		0	0	0				Fee
35	354 Mountain View Drive		0	0	0				Fee
36	Hilton Garden Inn	PIP	1,300,000	0	0	Cash			Fee
37	1680-1700 East Touhy Avenue		0	0	0				Fee
38	356 Mountain View Drive		0	0	0				Fee
39	Plymouth Woods Apartments		0	0	0				Fee
40	TimBuck II		0	0	0				Fee

A-1-30

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial)	Other Escrow II (Monthly)	Other Escrow II Cap	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment

41	American Self Storage - Palo Alto		0	0	0				Fee
42	Amsdell Self Storage 4 Portfolio	Waterford CapEx	141,000	0	0	Cash			Various	Various	Various
42.01	Amsdell Self Storage - Flat Rock								Fee
42.02	Amsdell Self Storage - Fraser								Fee
42.03	Amsdell Self Storage - Shelby								Leasehold	10/31/2034	120,000
42.04	Amsdell Self Storage - Waterford								Fee
43	Western States Corvallis		0	0	0				Fee
44	Boardwalk Apartments		0	0	0				Fee
45	Western States Eugene		0	0	0				Fee
46	Boulder Bins Self Storage		0	0	0				Fee
47	Ross Valley Self Storage		0	0	0				Fee
48	Candlewood Suites Houston, TX		0	0	0				Fee
49	Lock It San Diego Self Storage		0	0	0				Fee
50	Burlington Self Storage		0	0	0				Fee
51	Agilent Technologies - Folsom, CA		0	0	0				Fee
52	Torrey Corner		0	0	0				Fee
53	Hill Country Self Storage	Rent Escrow	18,124	0	0	Cash			Fee
54	Azalea Plaza		0	0	0				Fee
55	Royal Highlander		0	0	0				Fee
56	AC Self Storage - Corinth		0	0	0				Fee
57	Country Estates MHC		0	0	0				Fee
58	180 West Washington Office		0	0	0				Fee
59	Castle Rock Self Storage		0	0	0				Fee
60	American Mini Storage I & II		0	0	0				Fee
61	Safari MHC		0	0	0				Fee
62	Mimi's Plaza		0	0	0				Fee
63	Bed Bath & Beyond		0	0	0				Fee
64	Willows MHC		0	0	0				Fee
65	Mill Creek Village		0	0	0				Fee
66	New Market Square		0	0	0				Fee
67	Pecan Valley Estates		0	0	0				Fee
68	Metro Storage		0	0	0				Fee
69	Holly Acres		0	0	0				Fee
70	First American Self Storage - River Oaks		0	0	0				Fee
71	Friendly Village MHC		0	0	0				Fee
72	2 Claire Road		0	0	0				Fee
73	Georgetown South Apartments		0	0	0				Fee
74	Reynolda Self Storage		0	0	0				Fee
75	Hidden Lane Apartments		0	0	0				Fee

A-1-31

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases(12)	Lockbox

1	The Domain		Hard/Springing Cash Management
2	Puck Building		Hard/Springing Cash Management
3	Arbor Walk and Palms Crossing	Various	Hard/Springing Cash Management
3.01	Arbor Walk	The lesser of CPI or 2.0 percent and steps to $2,000,000 in May 2015 with 2.0 percent increases thereafter
3.02	Palms Crossing
4	Village of Rochester Hills		Hard/Springing Cash Management
5	Renaissance North Hills		Hard/Springing Cash Management
6	Madonna Plaza	2012: $503,051; 2013: $533,034; 2014: $542,826; 2015: $547,749; 2016: $561,785; 2017: $589,466; 2018: $592,464; 2019: $693,916; 2020: $730,763; 2021: $742,656	Hard/Springing Cash Management
7	Sugarland Crossing		Hard/Springing Cash Management
8	919 Congress		Hard/Springing Cash Management
9	Patriot Tech Center		Hard/Springing Cash Management
10	Ascent Hotel Portfolio		Hard/Springing Cash Management
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East		Hard/Springing Cash Management
12	Flagship Storage Portfolio - Indiana		None
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart		Hard/Upfront Cash Management
14	Overlook at the Rim		Hard/Upfront Cash Management
15	8301 Professional Place		Hard/Springing Cash Management
16	Residence Inn Atlanta Midtown		Hard/Springing Cash Management
17	Torrance Plaza West		Hard/Springing Cash Management
18	Wolflin Village Shopping Center		Hard/Springing Cash Management
19	24 Hour Fitness - Pleasanton		Hard/Upfront Cash Management
20	Merit Medical Systems		Hard/Upfront Cash Management
21	Brookwood Village		Soft/Springing Cash Management
22	Del Monte Portfolio		Hard/Upfront Cash Management
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling		Hard/Springing Cash Management
24	H-Mart Portfolio		Hard/Upfront Cash Management
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio		None
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville		Hard/Springing Cash Management
27	Fairfield Inn & Suites Verona		Springing (Without Established Account)
28	Belleville Crossing		Springing (With Established Account)
29	Silver Springs Pointe		Springing (Without Established Account)
30	Poughkeepsie Galleria II		Hard/Springing Cash Management
31	Sprint Center		Hard/Upfront Cash Management
32	Hampton Inn Jacksonville		Hard/Springing Cash Management
33	Dayton Park		Hard/Springing Cash Management
34	Westchase Corporate Park		Hard/Springing Cash Management
35	354 Mountain View Drive		Hard/Springing Cash Management
36	Hilton Garden Inn		Hard/Springing Cash Management
37	1680-1700 East Touhy Avenue		Hard/Upfront Cash Management
38	356 Mountain View Drive		Hard/Springing Cash Management
39	Plymouth Woods Apartments		None
40	TimBuck II		Springing (With Established Account)

A-1-32

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases(12)	Lockbox

41	American Self Storage - Palo Alto		None
42	Amsdell Self Storage 4 Portfolio	Various	Soft/Springing Cash Management
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby	Year 1: $4,200; Year 2: $6,250; Year 3-7: $8,500; Year 8-12: $10,000; Year 13-17: $10,500; Year 18-22: $11,000; Year 23-27: $11,500; Year 28-30: $12,000
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis		Soft/Springing Cash Management
44	Boardwalk Apartments		None
45	Western States Eugene		Soft/Springing Cash Management
46	Boulder Bins Self Storage		None
47	Ross Valley Self Storage		None
48	Candlewood Suites Houston, TX		Hard/Springing Cash Management
49	Lock It San Diego Self Storage		None
50	Burlington Self Storage		None
51	Agilent Technologies - Folsom, CA		None
52	Torrey Corner		Springing (Without Established Account)
53	Hill Country Self Storage		None
54	Azalea Plaza		Hard/Springing Cash Management
55	Royal Highlander		Springing (With Established Account)
56	AC Self Storage - Corinth		None
57	Country Estates MHC		None
58	180 West Washington Office		Hard/Springing Cash Management
59	Castle Rock Self Storage		None
60	American Mini Storage I & II		Springing (With Established Account)
61	Safari MHC		Springing (With Established Account)
62	Mimi's Plaza		Soft/Springing Cash Management
63	Bed Bath & Beyond		Hard/Upfront Cash Management
64	Willows MHC		Springing (With Established Account)
65	Mill Creek Village		Springing (With Established Account)
66	New Market Square		Hard/Springing Cash Management
67	Pecan Valley Estates		Soft/Springing Cash Management
68	Metro Storage		None
69	Holly Acres		None
70	First American Self Storage - River Oaks		Hard/Springing Cash Management
71	Friendly Village MHC		None
72	2 Claire Road		None
73	Georgetown South Apartments		None
74	Reynolda Self Storage		None
75	Hidden Lane Apartments		None

A-1-33

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date Balance	Whole Loan Debt Service	Subordinate Secured Debt Cut-off Date Balance	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)(13)(14)

1	The Domain
2	Puck Building									10,000,000
3	Arbor Walk and Palms Crossing
3.01	Arbor Walk
3.02	Palms Crossing
4	Village of Rochester Hills
5	Renaissance North Hills
6	Madonna Plaza
7	Sugarland Crossing
8	919 Congress
9	Patriot Tech Center
10	Ascent Hotel Portfolio
10.01	Hampton Inn & Suites - Montgomery
10.02	Holiday Inn Express - Atmore
10.03	Hampton Inn - New Albany
10.04	Hampton Inn - Enterprise
11	Torrance Plaza East
12	Flagship Storage Portfolio - Indiana
12.01	8270 Michigan Road
12.02	2251 Shadeland Avenue
12.03	5425 North Tacoma Avenue
12.04	9685 Fall Creek Road
12.05	3601 West 96th Street
12.06	551 East Stover Avenue
12.07	920 County Line Road
12.08	3912 North Glen Arm Road
13	PetSmart
14	Overlook at the Rim									5,000,000
15	8301 Professional Place
16	Residence Inn Atlanta Midtown
17	Torrance Plaza West
18	Wolflin Village Shopping Center
19	24 Hour Fitness - Pleasanton
20	Merit Medical Systems
21	Brookwood Village
22	Del Monte Portfolio
22.01	Del Monte - Toppenish
22.02	Del Monte - Mendota
22.03	Del Monte - Plover
23	SpringHill Suites Wheeling
24	H-Mart Portfolio
24.01	H Mart - Carrollton
24.02	Super H Mart - Riverdale
25	Flagship Storage Portfolio - Ohio
25.01	6784 Hopkins Road
25.02	1500 Brush Road
25.03	23640 Lakeland Boulevard
25.04	4820 Frank Road NW
25.05	4376 North Ridge Road
25.06	5920 Highline Avenue NW
25.07	38255 St Claire Street
26	Marriott Courtyard Monroeville
27	Fairfield Inn & Suites Verona
28	Belleville Crossing
29	Silver Springs Pointe
30	Poughkeepsie Galleria II
31	Sprint Center
32	Hampton Inn Jacksonville
33	Dayton Park
34	Westchase Corporate Park
35	354 Mountain View Drive
36	Hilton Garden Inn
37	1680-1700 East Touhy Avenue
38	356 Mountain View Drive
39	Plymouth Woods Apartments
40	TimBuck II

A-1-34

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date Balance	Whole Loan Debt Service	Subordinate Secured Debt Cut-off Date Balance	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)(13)(14)

41	American Self Storage - Palo Alto
42	Amsdell Self Storage 4 Portfolio
42.01	Amsdell Self Storage - Flat Rock
42.02	Amsdell Self Storage - Fraser
42.03	Amsdell Self Storage - Shelby
42.04	Amsdell Self Storage - Waterford
43	Western States Corvallis
44	Boardwalk Apartments
45	Western States Eugene
46	Boulder Bins Self Storage
47	Ross Valley Self Storage
48	Candlewood Suites Houston, TX
49	Lock It San Diego Self Storage
50	Burlington Self Storage
51	Agilent Technologies - Folsom, CA
52	Torrey Corner
53	Hill Country Self Storage
54	Azalea Plaza
55	Royal Highlander
56	AC Self Storage - Corinth
57	Country Estates MHC
58	180 West Washington Office
59	Castle Rock Self Storage
60	American Mini Storage I & II
61	Safari MHC
62	Mimi's Plaza
63	Bed Bath & Beyond
64	Willows MHC
65	Mill Creek Village
66	New Market Square
67	Pecan Valley Estates
68	Metro Storage
69	Holly Acres
70	First American Self Storage - River Oaks
71	Friendly Village MHC
72	2 Claire Road
73	Georgetown South Apartments
74	Reynolda Self Storage
75	Hidden Lane Apartments

A-1-35

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Sponsor(15)	Affiliated Sponsors	Mortgage Loan Number

1	The Domain	Simon Property Group, Inc.	Group A	1
2	Puck Building	Kushner Companies		2
3	Arbor Walk and Palms Crossing	Simon Property Group, Inc.	Group A	3
3.01	Arbor Walk			3.01
3.02	Palms Crossing			3.02
4	Village of Rochester Hills	Robert B. Aikens & Associates		4
5	Renaissance North Hills	Concord Hospitality and Kane Realty		5
6	Madonna Plaza	Schottenstein Property Group, Inc.		6
7	Sugarland Crossing	Combined Properties		7
8	919 Congress	Moore & Associates, Inc.; Alfa Properties, Inc.		8
9	Patriot Tech Center	Erik Kolar, Alan Werther, Michael Kolar, Geoffrey Gardner, and Timothy McKenna		9
10	Ascent Hotel Portfolio	John Ioan Tampa and Yagnesh Patel		10
10.01	Hampton Inn & Suites - Montgomery			10.01
10.02	Holiday Inn Express - Atmore			10.02
10.03	Hampton Inn - New Albany			10.03
10.04	Hampton Inn - Enterprise			10.04
11	Torrance Plaza East	The Muller Company	Group B	11
12	Flagship Storage Portfolio - Indiana	Flagship Properties II, LLC	Group C	12
12.01	8270 Michigan Road			12.01
12.02	2251 Shadeland Avenue			12.02
12.03	5425 North Tacoma Avenue			12.03
12.04	9685 Fall Creek Road			12.04
12.05	3601 West 96th Street			12.05
12.06	551 East Stover Avenue			12.06
12.07	920 County Line Road			12.07
12.08	3912 North Glen Arm Road			12.08
13	PetSmart	Corporate Property Associates 15 Incorporated; Corporate Property Associates 16 - Global Incorporated	Group D	13
14	Overlook at the Rim	Cole Corporate Income Trust, Inc.		14
15	8301 Professional Place	William P. Angrick, III		15
16	Residence Inn Atlanta Midtown	Noble Investment Group, LLC		16
17	Torrance Plaza West	The Muller Company	Group B	17
18	Wolflin Village Shopping Center	Dunhill Partners		18
19	24 Hour Fitness - Pleasanton	Robert V. Bindi; Maureen M. Bindi; Richard L. Martin; Rudy P. Nodar; Emilio A. Arechaederra		19
20	Merit Medical Systems	Corporate Property Associates 15 Incorporated	Group D	20
21	Brookwood Village	PLPI, LP		21
22	Del Monte Portfolio	Corporate Property Associates 15 Incorporated; Corporate Property Associates 16 - Global Incorporated	Group D	22
22.01	Del Monte - Toppenish			22.01
22.02	Del Monte - Mendota			22.02
22.03	Del Monte - Plover			22.03
23	SpringHill Suites Wheeling	James N. Kratsa,William P. Kratsa, Jr.	Group E	23
24	H-Mart Portfolio	Arnold Gumowitz, Steven Levy		24
24.01	H Mart - Carrollton			24.01
24.02	Super H Mart - Riverdale			24.02
25	Flagship Storage Portfolio - Ohio	Flagship Properties II, LLC	Group C	25
25.01	6784 Hopkins Road			25.01
25.02	1500 Brush Road			25.02
25.03	23640 Lakeland Boulevard			25.03
25.04	4820 Frank Road NW			25.04
25.05	4376 North Ridge Road			25.05
25.06	5920 Highline Avenue NW			25.06
25.07	38255 St Claire Street			25.07
26	Marriott Courtyard Monroeville	James N. Kratsa,William P. Kratsa, Jr.	Group E	26
27	Fairfield Inn & Suites Verona	Stephen J. Obermayer; DRL Revocable Trust		27
28	Belleville Crossing	Arciterra Strategic Income Corporation		28
29	Silver Springs Pointe	Inland Diversified Real Estate Trust, Inc.		29
30	Poughkeepsie Galleria II	The Pyramid Companies		30
31	Sprint Center	W.P. Carey & Co. LLC	Group D	31
32	Hampton Inn Jacksonville	Charles A. Bray, Lubert-Adler Real Estate Funds VI,VI-A and VI-B		32
33	Dayton Park	Robert Larson	Group F	33
34	Westchase Corporate Park	Adler Real Estate Fund, LLC		34
35	354 Mountain View Drive	Stonewater Funding LLC	Group G	35
36	Hilton Garden Inn	Luis Maizel, Leonardo Simpser and Hermant Chhatrala		36
37	1680-1700 East Touhy Avenue	HMX Group		37
38	356 Mountain View Drive	Stonewater Funding LLC	Group G	38
39	Plymouth Woods Apartments	Marital Trust under Sanford L. Perlman Living Trust dated July 14, 1994; Steven S. Perlman		39
40	TimBuck II	H. Brooks Real Estate, LLC		40

A-1-36

WFRBS Commercial Mortgage Trust 2011-C5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Sponsor(15)	Affiliated Sponsors	Mortgage Loan Number

41	American Self Storage - Palo Alto	Paul F. Schmitt, A. Michael Casey, Robert A. Braghetta	Group H	41
42	Amsdell Self Storage 4 Portfolio	Robert J. Amsdell, Barry L. Amsdell and Todd C. Amsdell		42
42.01	Amsdell Self Storage - Flat Rock			42.01
42.02	Amsdell Self Storage - Fraser			42.02
42.03	Amsdell Self Storage - Shelby			42.03
42.04	Amsdell Self Storage - Waterford			42.04
43	Western States Corvallis	Velocity US Properties, Inc.	Group I	43
44	Boardwalk Apartments	Adam David Lynd; Michael J. Lynd, Jr.; Samuel J. Kasparek		44
45	Western States Eugene	Velocity US Properties, Inc.	Group I	45
46	Boulder Bins Self Storage	Paul F. Schmitt, A. Michael Casey, Robert A. Braghetta	Group H	46
47	Ross Valley Self Storage	Paul F. Schmitt, A. Michael Casey, Robert A. Braghetta	Group H	47
48	Candlewood Suites Houston, TX	Ashik Patel and Urmila Patel		48
49	Lock It San Diego Self Storage	Ronald A. Ripps		49
50	Burlington Self Storage	L.Ronald Capozzoli, Christopher M. Capozzoli		50
51	Agilent Technologies - Folsom, CA	Gottlieb Marital Trust		51
52	Torrey Corner	Sean Pourteymour		52
53	Hill Country Self Storage	Donald Clausen, Ford Family Trust, Jorgensen Family Trust, Tornabeni Family Trust		53
54	Azalea Plaza	Ramzy W. Bakkar & Tony W. Bakkar		54
55	Royal Highlander	Michael R. Cabano & Charles Catalano		55
56	AC Self Storage - Corinth	Troy Downing, AC Self Storage Fund I, LLC		56
57	Country Estates MHC	Brian L. Fitterer		57
58	180 West Washington Office	Arthur Holmer		58
59	Castle Rock Self Storage	Richard Graham, Bruce V. Rauner		59
60	American Mini Storage I & II	Platinum Storage Group		60
61	Safari MHC	Safari Park, LLC		61
62	Mimi's Plaza	Mimi’s Plaza LLC		62
63	Bed Bath & Beyond	Linden D. Nelson		63
64	Willows MHC	Alexander P. Williams		64
65	Mill Creek Village	Mill Creek Village Partners, LLC		65
66	New Market Square	Stephen R. Malley and Joseph R. Prestifilippo		66
67	Pecan Valley Estates	Bonnie A. Glover, Alan H. Glover, The Glover Trust established November 30, 1983		67
68	Metro Storage	Timothy J. Judge; Margaret R. Judge; James L. Judge		68
69	Holly Acres	Roxbury Realty Company	Group F	69
70	First American Self Storage - River Oaks	Robert Triguero, Olav Visnapuu, Stanley Iversen, American Spectrum REIT 1		70
71	Friendly Village MHC	Joseph A. Miele; John A. O'Dea; William J. Murphy		71
72	2 Claire Road	Jerome N. Block; David F. Wilshin		72
73	Georgetown South Apartments	Stephen P. Malasky; Bruce A. Malasky; Ilene Malasky-Frankle		73
74	Reynolda Self Storage	Ivon D. Rohrer, Jr.; James W. Cantey; Albert R. Heyward, III; Southern Real Estate		74
75	Hidden Lane Apartments	Richard G. Ludwig; Frederick C. Seeley		75

A-1-37

WFRBS Commercial Mortgage Trust 2011-C5

ANNEX A-1

See "Description of the Loan Pool—Additional Mortgage Loan Information" in the Free Writing Prospectus.

(1)
"RBS" denotes The Royal Bank of Scotland plc, "RBSFP" denotes RBS Financial Products Inc., "WFB" denotes Wells Fargo Bank, National Association, "Basis" denotes Basis Real Estate Capital II LLC, "CIIICM" denotes C-III Commercial Mortgage LLC, and "GECC" denotes General Electric Capital Corporation. Mortgage loans  #6 (Madonna Plaza), #11 (Torrance Plaza East) and #17 (Torrance Plaza West) were sold into the trust by RBSFP. All other loans were sold into the trust by RBS.

(2)	Certain of the mortgage loans that are secured by retail properties do not include parcels ground leased to tenants in the calculation of the total number of square feet of the mortgage loan.

For mortgage loan #27 (Fairfield Inn & Suites Verona), the Number of Units represents the rooms available at the hotel portion of the property.  The square feet related to the single tenant and leased fee portion of the property is 9,000 square feet of the property.

For mortgage loan #50 (Burlington Self Storage), the property square footage includes total retail and office square footage of 18,108 square feet.  The underwritten revenue derived from the retail and office square footage is 23.4% of the property’s underwritten revenues.

For mortgage loan #53 (Hill Country Self Storage), the property square footage includes total retail square footage of 10,279 square feet.  The underwritten revenue derived from the retail square footage is 20.4% of the property’s underwritten revenues.

For mortgage loan #61 (Safari MHC), the related mortgaged property (166 pads) is one of two parcels comprising a larger manufactured housing community (216 pads in total).

For mortgage loan #70 (First American Self Storage - River Oaks), the Number of Units measures the total square footage of the property including both enclosed and outside or covered storage units. The property is improved with eight single-story and one 2-story self storage facilities of approximately 61,827 square feet of net rentable square feet.

(3)
For mortgage loans #13 (PetSmart), #20 (Merit Medical Systems), #22 (Del Monte Portfolio) and #31 (Sprint Center), the borrower is not required to pay any late charge (i) with respect to the first 2 delinquent payments during any 12 month calendar period, or  (ii) with respect to the first 2 delinquent payments following any change by lender to the Monthly Debt Service Payment Amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

(4)
For mortgage loans #2 (Puck Building), #4 (Village of Rochester Hills), #43 (Western States Corvallis), #45 (Western States Eugene), #50 (Burlington Self Storage) and #56 (AC Self Storage - Corinth), which require payments of interest only for a portion (but not the entirety) of their terms to maturity or anticipated repayment date, the U/W NOI DSCR and the U/W NCF DSCR were calculated based on the annualized amortizing debt service amount.

For mortgage loans #14 (Overlook at the Rim) and #29 (Silver Springs Pointe), which requires payment of interest only for their entire terms to maturity or anticipated repayment date, the U/W NOI DSCR and U/W NCF DSCR were calculated based on the interest only payments due over the 12 months following the Closing Date.

(5)	In certain cases, mortgage loans may have tenants that have executed leases that were included in the underwriting, but have not yet commenced paying rent or taken occupancy.

For mortgage loan #1 (The Domain), the third largest tenant, Hanger Orthopedic's lease consists of 75,165 square feet, of which, approximately 39,876 square feet (3.5% of annual underwritten base rent) is occupied with mandatory expansion rights whereby approximately 18,000 square feet (1.6% of annual underwritten base rent) must be taken by August 1, 2012 and an additional 17,289 square feet (1.5% of annual underwritten base rent) must be taken by August 1, 2013. There is a $2,402,763 reserve associated with Hanger Orthopedic.

For mortgage loan #2 (Puck Building), the third, fourth and fifth largest tenants at the property have executed leases and are anticipated to take occupancy/commence rental payments on November 2011, April 2012 and December 2011, respectively. At closing, the borrower deposited $5,134,556 in an upfront reserve to cover outstanding tenant improvements and leasing commissions and $2,409,099 to cover rent concessions associated with these leases.

For mortgage loan #3 (Arbor Walk and Palms Crossing), the tenants Firestone (7,575 square feet), Lupe (7,000 square feet) and Carter's (4,000 square feet), collectively representing 2.5% of net rentable square feet, have signed leases but have not yet taken occupancy.  At closing, the borrower deposited $990,000 in an upfront reserve to cover future tenant improvements and leasing commissions at the property.

For mortgage loan #4 (Village of Rochester Hills), the tenant Chipotle (2,736 square feet), representing 1.1% of net rentable square feet, has signed a lease but has not yet taken occupancy.  At closing, the borrower deposited $122,436 in an upfront reserve for this tenant to cover outstanding tenant improvements and leasing commissions and $2,500,000 to cover future tenant improvements and leasing commissions at the property.

For mortgage loan #6 (Madonna Plaza), the related mortgaged property has vacant and dark space equal to 7.1% of the net rentable area, including a space with Borders Inc., representing approximately 5.5% of the net rentable area.  The borrower has entered into a letter of intent with Sports Authority to lease the dark Borders space as well as additional space at the Madonna Plaza Property.  Consistent with the appraisal of the mortgaged property, a 5% vacancy at the Madonna Plaza property was underwritten.  Per the appraisal of the mortgaged property, the San Luis Obispo/Paso Robles retail submarket had a 1.7% vacancy rate as of the second quarter of 2011. The Madonna Plaza Property is currently 92.9% leased.  Additionally, in order to mitigate potential risks associated with the Borders space, the lender has retained a $2,750,000 cash collateral reserve.

For mortgage loan #7 (Sugarland Crossing), the sixth largest tenant (6,600 square feet), representing 2.6% of net rentable square feet, has an executed lease and is expected to take occupancy by year end 2011. There is a $2,000,000 reserve for this tenant.

For mortgage loan #18 (Wolflin Village Shopping Center), the thirteenth largest tenant at the Wolflin Village Shopping Center property (3,000 square feet), representing 1.9% of net rentable square feet, has been underwritten as vacant due to the tenant's delinquency in paying rent.

For mortgage loan #41 (American Self Storage – Palo Alto), Clear Channel Outdoor, Inc. (“CCO”) leases an advertising structure located on the subject property. The lease income was included in underwritten NCF, and represents 11.9% of the property's total underwritten revenues. The U/W NCF DSCR is 1.46x if the underwritten rent from the CCO lease (currently $11,250 per month) is excluded.

For mortgage loan #53 (Hill Country Self Storage), the largest retail tenant took occupancy in August 2011 of an additional 2,303 square feet and does not commence rental payments until November 1, 2011.  From November 1, 2011 until July 1, 2012, annual rental payments commence at $12.00 per square foot and increase to $12.24 per square foot from August 1, 2012 to July 1, 2013 with 2% annual increases thereafter commencing every August 1 of the current least term.  Underwriting reflects an annual rental payment of $12.00 per square foot.  The occupancy excluding the additional 2,303 square feet is 84.5%.

A-1-38

WFRBS Commercial Mortgage Trust 2011-C5

ANNEX A-1

See "Description of the Loan Pool—Additional Mortgage Loan Information" in the Free Writing Prospectus.

For mortgage asset #65 (Mill Creek Village), the fourth largest tenant (1,810 square feet), representing 9.5% of net rentable square feet,  took possession on August 10, 2011 and does not commence rental payments until the earlier of 120 days after possession date or the date that tenant opens for business.

(6)
For mortgage loan #61 (Safari MHC) The related mortgaged property (166 pads) is one of two parcels comprising a larger manufactured housing community (216 pads in total). Actual historical operating statements did not separate the cashflows attributed to each individual parcel. Therefore, historical income and expenses for the entire manufactured housing community are allocated to the related mortgaged property pro-rata based on the relative number of pads.

(7)
For mortgage loan #22 (Del Monte Portfolio), the largest tenant has a one-time right to terminate its lease with respect to only one of the 3 properties if the tenant determines the subject property will not be used for at least 7 years in its business operations, upon 9 months' prior notice and payment of an amount equal to (i) 110% of landlord’s project costs (less acquisition fees); (ii) and any prepayment premiums associated with the landlord’s prepayment.

For mortgage loan #28 (Belleville Crossing), the largest tenant (20,087 square feet), representing 23.3% of net rentable square feet, will have its rent reduced to 50% of its base rent if both Target (or its successor) and Home Depot (or its successor) are dark. In addition, the tenant may  terminate its lease if both Target (or its successor) and Home Depot (or its successor) are dark for over 1 year.

For mortgage loan #28 (Belleville Crossing), the second largest tenant (18,052 square feet), representing 20.9% of net rentable square feet, will have its rent reduced to 3% of its gross sales if both Target (or its successor) and Home Depot (or its successor) are dark. In addition, tenant may terminate its lease if both Target (or its successor) and Home Depot (or its successor) are dark for over 1 year.

For mortgage loan #28 (Belleville Crossing), the third largest tenant (8,470 square feet), representing 9.8% of net rentable square feet, will have its rent reduced to 50% of its base rent if Target or its successor is dark. In addition, tenant may terminate its lease if Target and/or subsequent tenant is dark for over 6 months.

For mortgage loan #28 (Belleville Crossing), the fourth largest tenant (6,000 square feet), representing 6.9% of net rentable square feet, will have its rent reduced to 5% of gross sales if Target or Home Depot or the successor of either of them is dark. In addition, tenant may terminate its lease if Target or Home Depot or the succesor of either of them is dark for over 6 months without an equivalent replacement tenant in occupancy.

For mortgage loan #28 (Belleville Crossing), the fifth largest tenant (4,800 square feet), representing 5.6% of net rentable square feet, will have its rent reduced to 5% of gross sales if Target or Home Depot or the successor of either of them is dark. In addition, tenant may terminate its lease if Target or Home Depot or the successor of either of them is dark for over 1 year.

For mortgage loan #35 (354 Mountain View Drive), the lease with respect to the largest tenant (19,657 square feet), representing 33.0% of net rentable square feet, expires on March 31, 2012 and is not expected to be renewed.

For mortgage loan #38 (356 Mountain View Drive), the third largest tenant (7,052 square feet), representing 13.8% of net rentable square feet, may terminate its lease as of December 31, 2014 upon providing notice by June 30, 2013 and the payment of a termination fee in the amount of one year of the base rent then in effect, which termination fee would be deposited with lender and held subject to the terms of the loan documents in the TI/LC Reserve account.

For mortgage loan #41 (American Self Storage – Palo Alto), Clear Channel Outdoor, Inc. (“CCO”) leases an advertising structure located on the subject property.  CCO has the unilateral right to terminate the lease under certain circumstances, including partial obstruction or destruction of the advertising structure, or the structure's having diminished advertising value. On May 16, 2011, CCO executed a lease renewal extending the lease for a term of 15 years commencing December 1, 2011.

For mortgage loan #51 (Agilent Technologies – Folsom, CA), the largest tenant has a one-time termination option as of June 30, 2018 upon providing notice by June 30, 2017.

For mortgage loan #65 (Mill Creek Village), the largest tenant (5,542 square feet), representing 29.1% of net rentable square feet, may terminate its lease with 6 months' advance written notice if tenant cannot operate 24 hrs/7 days a week.

For mortgage loan #65 (Mill Creek Village), the fourth largest tenant (1,810 square feet), representing 9.5% of net rentable square feet, has a one-time option to terminate its lease as of the end of the third full lease year upon providing 6 months' notice.

(8)
For mortgage loan #8 (919 Congress), the fifth largest tenant is subleasing 2,138 square feet of office space for a total annual base rent of $18.75 per square foot until December 31, 2011. The sublessor's lease expires on July 31, 2015.

For mortgage loan #9 (Patriot Tech Center), the second largest tenant has multiple leases that expire as follows: 104,738 square feet expire on July 31, 2012, 12,000 square feet are month-to-month, and 20,291 square feet is currently being subleased from the largest tenant, JCI, until July 31, 2012. JCI's lease on the subletted space does not expire until March 25, 2018.

For mortgage loan #22 (Del Monte Portfolio), Del Monte subleases 89,863 square feet of space to a single tenant at the following properties: Del Monte – Toppenish (subleased 35,000 square feet to Silgan Containers Corporation through June 30, 2016 for a total annual base rent of 12.8% of the Del Monte – Toppenish mortgaged property’s operating expenses); Del Monte – Mendota (subleased 24,863 square feet to Bay Valley Foods, LLC through June 30, 2016 for a total annual base rent of 10.4% of the Del Monte – Mendota mortgaged property’s operating expenses); and Del Monte – Plover (subleased 30,000 square feet to Silgan Containers Corporation through June 30, 2016 for a total annual base rent of 14.3% of the Del Monte – Plover mortgaged property’s base rent).

For mortgage loan #38 (356 Mountain View Drive), the largest tenant has multiple leases that expire as follows: 11,196 square feet expire on August 31, 2014 and 2,388 square feet expire on February 28, 2016.

For mortgage loan #50 (Burlington Self Storage), the third largest tenant has multiple leases that expire as follows: 936 square feet expire on October 31, 2012 and 936 square feet expire on November 30, 2012.

For mortgage loan #58 (180 West Washington Office), the second largest tenant has multiple leases that expire as follows: 1,190 square feet expire on April 1, 2015 and 3,100 square feet expire on June 30, 2015.

(9)
For mortgage loan #58 (180 West Washington Office), borrower may post an acceptable letter of credit ("LOC") in lieu of cash for the then existing Deferred Maintenance obligations and the amount of the TI/LC Reserve Cap.  As of the cut-off date, the LOC amount would be $402,109.  There is no time limit on when borrower may post the LOC and the borrower is working on the LOC now.

A-1-39

WFRBS Commercial Mortgage Trust 2011-C5

ANNEX A-1

See "Description of the Loan Pool—Additional Mortgage Loan Information" in the Free Writing Prospectus.

(10)
For mortgage loan #10 (Ascent Hotel Portfolio), the Monthly Replacement Reserve is based on 1/12th of 4% of the prior year’s gross revenue and is capped at the aggregate of the preceding 24 monthly payments.

For mortgage loan #16 (Residence Inn Atlanta Midtown), the Monthly Replacement Reserve is based on 1/12th of 4% of the prior year’s gross revenue.

For mortgage loan #23 (SpringHill Suites Wheeling), the Monthly Replacement Reserve is based on the greater of (i) 1/12th of 4% of gross income; and (ii) $11,790.

For mortgage loan #23 (SpringHill Suites Wheeling), the Replacement Reserve Cap is based on the greater of (i) 4% of gross income; and (ii) $424,438.

For mortgage loan #26 (Marriott Courtyard Monroeville), the Monthly Replacement Reserve is based on the greater of (i) 1/12th of 4% of gross income; and (ii) $11,095.

For mortgage loan #26 (Marriott Courtyard Monroeville), the Replacement Reserve Cap is based on the greater of (i) 4% of gross income; and (ii) $399,418.

For mortgage loan #27 (Fairfield Inn & Suites Verona), the Monthly Replacement Reserve is an amount equal to the greater of (i) $12,375; or (ii) the amount of the deposit required by franchisor on account of FF&E under the Franchise Agreement.

For mortgage loan #32 (Hampton Inn Jacksonville), the Monthly Replacement Reserve is 1/12th of 4% of gross revenues from previous fiscal year.

For mortgage loan #36 (Hilton Garden Inn), the Monthly Replacement Reserve is based on 4% of gross income from operations from the month preceding each monthly payment date.  The amount presented is based on underwritten revenue.

For mortgage loan #48 (Candlewood Suites Houston, TX), the Monthly Replacement Reserve is based on 1/12th of 4% of the prior year’s gross revenue and is capped at the aggregate of the preceding 24 monthly payments.

(11)	For mortgage loan #31 (Sprint Center), the borrower has made the PILOT payment and upon providing evidence to the lender, the escrow will be released.

For mortgage loan #54 (Azalea Plaza), borrower must satisfy the conditions for the release of all or a portion of the Earn Out Reserve no later than the 18th payment date.  If borrower fails to satisfy the release conditions, then lender may, at its option, retain the funds on deposit in the Earn Out Reserve as additional collateral for the loan or, after the earlier to occur of (i) the 36th payment date and (ii) the date that is two years from the Closing Date, partially defease the mortgage loan by the funds then on deposit in the Earn Out Reserve.

(12)
For mortgage loan #3 (Arbor Walk and Palms Crossing), the rent under the ground lease at the Arbor Walk Property for 2015 is $2,000,000 and commencing in 2016 and for each lease year thereafter, the rent is the sum of (i) prior year’s rent and (ii) increase equal to the lesser of (x) 2% of prior year’s rent multiplied by the number of annual periods since the last increase in annual rent equal to 2% and (y) percentage increase in CPI for the calendar year immediately preceding the new lease year multiplied by factor of 1.5.

For mortgage loan #6 (Madonna Plaza), the projected ground rents for future years are as follows: 2012 - $503,051; 2013 - $533,034; 2014 - $542,826; 2015 - $547,749; 2016 - $561,785; 2017 -$589,466; 2018 - $592,464; 2019 -$693,916; 2020 - $730,763; 2021 - $742,656.

For mortgage loan #42 (Amsdell Self Storage 4 Portfolio), the ground lease at the Amsdell Self Storage - Shelby property commencing on November 4, 2003 and ending on October 31, 2034 has the following rent schedule beginning on November 1, 2004: Year 1: $4,200; Year 2: $6,250; Years 3-7: $8,500; Years 8-12: $10,000; Years 13-17: $10,500; Years 18-22: $11,000; Years 23-27: $11,500; Years 28-30: $12,000.

(13)
For mortgage loan #2 (Puck Building), the equity interests in the related borrower have been pledged to secure mezzanine indebtedness. The combined U/W NCF DSCR based on the amortizing debt service amount of the mortgage loan and the debt service on the mezzanine loan is 1.06x and the combined Cut-off Date LTV Ratio is 67.9%.

(14)
For mortgage loan #2 (Puck Building), the mezzanine loan bears interest at an interest rate that increases to 12.000% after 36 months following origination.  The combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 10.000% rate for the life of the mezzanine loan is 1.06x and the combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 12.000% rate for the life of the mezzanine loan is 1.03x.

For mortgage loan #14 (Overlook at the Rim), the mezzanine loan has an interest rate that increases to 10.000% if the mezzanine loan is not paid off on or prior to December 31, 2011.  The combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 4.650% rate for the life of the mezzanine loan is 2.44x and the combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 10.000% rate for the life of the mezzanine loan is 1.95x. In addition, if the mezzanine debt is not retired on or prior to December 31, 2011, all excess cash flow after all debt service payments will be applied toward amortizing the mezzanine debt.

(15)
For mortgage loan #19 (24 Hour Fitness – Pleasanton) the loan sponsors are as follows: Robert V. Bindi (or Maureen); Richard L. Martin; Rudy P. Nodar; Emilio A. Arechaederra; various family members thereof; and multiple trusts of which one or more of the foregoing persons serves as trustee or in a similar capacity.

A-1-40

Annex A-2

Mortgage Pool Information

A-2-1

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller
				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
The Royal Bank of Scotland (1)	21	741,132,025	67.9	5.646	116	354	1.42		10.6	9.9	62.2	53.2
Wells Fargo Bank, National Association	18	152,584,580	14.0	5.843	96	286	1.61		12.7	11.6	61.2	50.5
Basis Real Estate Capital II, LLC	12	88,774,741	8.1	5.997	98	338	1.51		12.4	11.1	69.6	59.8
C-III Commercial Mortgage LLC	13	55,675,107	5.1	6.405	99	341	1.57		12.9	12.0	65.2	57.1
General Electric Capital Corporation	11	52,977,517	4.9	5.713	108	354	1.54		11.0	10.8	66.7	58.0
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

(1) The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold to the trust by The Royal Bank of Scotland (a) 18 mortgage loans, having an aggregate cut-off date principal balance of $664,662,678 and representing 60.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold to the trust only by The Royal Bank of Scotland plc and (b) 3 mortgage loans, having an aggregate cut-off date principal balance of $76,469,347 and representing 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold to the trust only by RBS Financial Products Inc.

A-2-2

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Mortgaged Properties by  Property  Type(1)(2)
				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	20	501,891,318	46.0	5.630	116	354	1.43		10.5	9.9	61.7	52.3
Anchored	9	238,178,634	21.8	5.741	118	358	1.46		10.8	10.1	67.8	58.1
Regional Mall	2	216,014,753	19.8	5.430	117	357	1.37		9.8	9.2	53.4	44.6
Single Tenant	4	27,599,449	2.5	5.779	89	286	1.44		11.9	11.3	69.9	58.1
Unanchored	5	20,098,482	1.8	6.259	119	359	1.61		12.7	11.9	67.0	57.3
Hospitality	12	136,855,466	12.5	6.026	104	319	1.61		13.6	12.2	66.0	55.1
Limited Service	10	78,296,786	7.2	6.031	93	298	1.61		13.9	12.5	63.7	53.1
Full Service	1	47,411,949	4.3	5.941	118	358	1.63		13.0	11.7	69.7	59.1
Extended Stay	1	11,146,732	1.0	6.357	119	299	1.55		13.7	12.4	67.1	52.7
Office	10	130,975,264	12.0	5.605	96	348	1.66		12.0	10.9	64.6	56.7
Suburban	8	99,460,342	9.1	5.576	90	346	1.76		12.5	11.3	63.5	56.5
CBD	2	31,514,922	2.9	5.699	117	353	1.35		10.4	9.5	68.3	57.3
Mixed Use	2	97,984,987	9.0	5.505	114	352	1.27		9.1	8.8	61.3	56.0
Office/Retail	1	85,000,000	7.8	5.353	116	360	1.25		8.5	8.4	60.7	56.3
Office/Warehouse/Medical	1	12,984,987	1.2	6.500	101	299	1.43		13.0	11.6	65.3	54.1
Self Storage	31	84,302,538	7.7	5.996	114	333	1.54		11.8	11.4	66.5	55.0
Self Storage	31	84,302,538	7.7	5.996	114	333	1.54		11.8	11.4	66.5	55.0
Industrial	8	71,863,557	6.6	6.017	103	308	1.36		12.4	10.6	54.8	45.2
Warehouse	5	37,909,990	3.5	5.968	89	280	1.40		13.0	11.2	50.2	41.6
Flex	3	33,953,567	3.1	6.071	119	340	1.32		11.7	9.8	60.0	49.3
Multifamily	7	39,072,575	3.6	5.861	106	344	1.36		10.4	9.8	72.7	62.6
Garden	5	27,522,575	2.5	5.867	102	338	1.39		10.9	10.1	72.1	61.3
Student Housing	2	11,550,000	1.1	5.846	117	360	1.27		9.2	9.0	74.3	65.6
Manufactured Housing Community	8	28,198,265	2.6	6.267	102	351	1.47		11.3	10.9	66.6	58.4
Manufactured Housing Community	8	28,198,265	2.6	6.267	102	351	1.47		11.3	10.9	66.6	58.4
Total:	98	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents).

A-2-3

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Texas	13	385,037,285	35.3	5.512	113	355	1.44		10.3	9.6	59.9	50.7
California	11	121,383,751	11.1	5.802	112	341	1.44		11.1	10.4	64.5	54.1
Southern	7	92,147,049	8.4	5.884	119	359	1.40		10.8	9.9	65.1	55.1
Northern	4	29,236,701	2.7	5.542	90	284	1.56		12.4	11.9	62.4	51.1
New York	3	102,939,924	9.4	5.430	116	354	1.32		9.3	9.0	60.7	55.0
Michigan	9	69,845,283	6.4	5.896	119	353	1.58		11.8	11.3	66.6	57.5
North Carolina	3	55,055,499	5.0	5.998	118	356	1.61		12.9	11.7	69.4	58.8
Pennsylvania	5	53,954,429	4.9	6.064	110	345	1.37		11.5	10.1	65.6	55.7
Virginia	2	32,608,158	3.0	5.901	112	357	1.43		11.0	10.2	71.4	61.1
Illinois	5	27,345,749	2.5	6.129	87	322	1.54		13.2	11.9	62.9	55.1
Arizona	2	23,397,633	2.1	6.518	118	307	1.31		11.9	10.5	51.7	41.5
Indiana	9	23,077,005	2.1	6.281	118	306	1.42		11.6	11.3	69.4	55.0
Georgia	3	22,003,564	2.0	5.756	75	315	1.48		12.3	10.9	63.4	56.1
Alabama	3	18,696,247	1.7	6.030	119	299	1.79		15.1	13.9	60.1	46.7
Maryland	1	16,280,823	1.5	6.100	118	358	1.51		12.0	11.0	68.4	58.3
Florida	3	15,926,122	1.5	6.264	73	331	1.48		12.4	11.4	72.0	65.7
Oregon	3	15,228,873	1.4	5.787	102	345	1.29		9.5	9.3	72.7	64.6
Vermont	2	13,283,861	1.2	5.360	57	357	1.54		11.8	10.3	68.5	63.7
Utah	1	12,984,987	1.2	6.500	101	299	1.43		13.0	11.6	65.3	54.1
West Virginia	1	11,146,732	1.0	6.357	119	299	1.55		13.7	12.4	67.1	52.7
Ohio	7	10,672,067	1.0	6.250	118	298	1.38		11.6	11.0	69.5	54.4
Wisconsin	2	9,485,593	0.9	5.195	56	279	1.64		14.0	12.2	63.1	56.0
Colorado	2	8,978,118	0.8	5.980	117	357	1.69		12.4	12.1	63.0	53.4
Oklahoma	1	8,800,000	0.8	5.032	116	0	2.73		14.9	14.0	53.5	53.5
New Mexico	1	8,438,918	0.8	4.850	57	237	1.66		15.6	13.1	56.6	47.7
Minnesota	1	7,244,455	0.7	6.300	119	359	1.37		10.6	10.2	73.2	62.7
Mississippi	1	5,772,666	0.5	6.030	119	299	1.79		15.1	13.9	60.1	46.7
Washington	1	4,667,181	0.4	4.800	57	237	1.35		12.8	10.6	46.4	39.0
New Jersey	2	4,290,930	0.4	6.410	118	328	1.52		12.4	11.8	57.2	47.1
Louisiana	1	2,598,119	0.2	6.500	119	359	1.59		12.5	12.1	67.0	57.7
Total/Weighted Average:	98	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents).

A-2-4

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,290,156 - 2,000,000	2	2,933,706	0.3	6.256	117	297	1.56		13.5	12.4	65.4	51.3
2,000,001 - 3,000,000	12	30,158,865	2.8	6.288	113	333	1.54		12.6	11.8	63.6	52.8
3,000,001 - 4,000,000	7	25,314,408	2.3	6.147	100	344	1.55		12.2	11.5	62.6	54.9
4,000,001 - 5,000,000	7	31,363,271	2.9	5.977	104	332	1.49		11.8	11.1	67.7	57.2
5,000,001 - 6,000,000	8	46,073,301	4.2	5.853	118	351	1.53		11.2	10.8	67.8	57.4
6,000,001 - 7,000,000	6	39,964,774	3.7	5.707	67	337	1.61		13.1	11.6	67.7	61.5
7,000,001 - 8,000,000	2	14,562,733	1.3	6.421	88	328	1.46		12.4	11.4	71.4	63.3
8,000,001 - 9,000,000	3	25,703,642	2.4	5.054	97	297	2.10		14.6	13.2	54.9	49.0
9,000,001 - 10,000,000	3	28,498,200	2.6	6.345	118	318	1.43		12.5	11.2	68.5	55.4
10,000,001 - 15,000,000	8	97,897,775	9.0	5.927	96	307	1.41		11.9	10.9	66.8	56.0
15,000,001 - 20,000,000	5	85,050,518	7.8	5.760	94	326	1.76		12.5	11.3	58.3	51.2
20,000,001 - 30,000,000	6	151,113,346	13.8	5.968	118	340	1.44		11.6	10.6	66.2	54.8
30,000,001 - 50,000,000	2	87,411,949	8.0	5.876	119	359	1.47		11.4	10.5	68.9	58.3
50,000,001 - 70,000,000	1	51,000,000	4.7	5.850	120	360	1.60		11.6	11.3	65.7	58.0
80,000,001 - 90,000,000	2	166,547,453	15.3	5.418	116	359	1.31		9.4	8.9	64.5	56.8
90,000,001 - 207,550,029	1	207,550,029	19.0	5.436	117	357	1.35		9.7	9.1	53.4	44.6
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-5

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.20	1	5,734,989	0.5	6.250	118	298	1.20		10.2	9.5	71.7	56.1
1.21 - 1.30	6	160,831,442	14.7	5.654	117	349	1.26		9.3	8.9	62.1	54.7
1.31 - 1.40	16	444,239,181	40.7	5.614	113	352	1.35		10.3	9.4	60.5	50.9
1.41 - 1.50	21	193,069,335	17.7	6.034	102	326	1.45		11.8	10.9	67.9	57.4
1.51 - 1.60	12	112,912,011	10.3	6.019	115	346	1.57		12.2	11.5	66.8	57.5
1.61 - 1.70	7	73,570,907	6.7	5.805	103	342	1.64		13.3	11.9	67.0	57.5
1.71 - 1.80	4	40,708,454	3.7	5.851	108	312	1.78		14.4	13.4	60.5	49.3
1.81 - 1.90	5	26,585,628	2.4	5.565	117	357	1.85		13.4	12.7	59.3	49.8
1.91 - 2.00	1	6,692,023	0.6	6.350	59	299	1.95		17.2	15.6	57.7	52.5
2.51 - 3.00	1	8,800,000	0.8	5.032	116	0	2.73		14.9	14.0	53.5	53.5
3.01 - 3.12	1	18,000,000	1.6	4.650	56	0	3.12		15.0	14.8	54.8	54.8
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-6

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.5 - 9.0	1	85,000,000	7.8	5.353	116	360	1.25		8.5	8.4	60.7	56.3
9.1 - 10.0	6	299,244,316	27.4	5.526	116	358	1.34		9.7	9.1	58.4	49.3
10.1 - 11.0	13	190,048,113	17.4	5.782	113	355	1.38		10.6	9.7	69.1	58.8
11.1 - 12.0	18	223,719,323	20.5	6.092	116	345	1.45		11.6	10.7	65.5	55.6
12.1 - 13.0	18	148,890,181	13.6	5.779	96	319	1.56		12.7	11.6	63.5	53.7
13.1 - 14.0	8	53,731,383	4.9	6.157	115	316	1.60		13.4	12.2	64.9	52.5
14.1 - 15.0	7	47,913,127	4.4	5.345	76	301	2.38		14.7	13.6	60.4	56.7
15.1 - 16.0	3	35,905,505	3.3	5.771	104	289	1.77		15.2	13.7	58.2	46.4
17.1 - 17.2	1	6,692,023	0.6	6.350	59	299	1.95		17.2	15.6	57.7	52.5
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-7

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.4 - 9.0	3	130,625,000	12.0	5.517	117	360	1.26		8.9	8.6	63.6	57.1
9.1 - 10.0	12	416,508,864	38.2	5.585	114	357	1.35		10.1	9.3	60.6	51.3
10.1 - 11.0	22	202,207,568	18.5	5.954	106	334	1.42		11.5	10.5	65.5	55.6
11.1 - 12.0	16	195,533,999	17.9	6.035	112	330	1.54		12.4	11.5	67.2	56.4
12.1 - 13.0	15	72,615,094	6.7	5.983	103	328	1.68		13.4	12.5	63.1	53.4
13.1 - 14.0	5	48,961,422	4.5	5.644	108	297	1.95		15.0	13.7	58.4	48.8
14.1 - 15.0	1	18,000,000	1.6	4.650	56	0	3.12		15.0	14.8	54.8	54.8
15.1 - 15.6	1	6,692,023	0.6	6.350	59	299	1.95		17.2	15.6	57.7	52.5
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-8

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
46.4 - 50.0	4	37,654,114	3.5	5.944	100	290	1.37		12.4	10.8	48.6	39.6
50.1 - 55.0	4	242,814,753	22.3	5.358	112	357	1.55		10.4	9.8	53.5	45.7
55.1 - 60.0	9	54,046,277	5.0	5.694	84	302	1.63		13.5	12.3	58.4	49.7
60.1 - 65.0	11	174,921,276	16.0	5.729	115	348	1.39		10.7	9.9	60.9	53.5
65.1 - 70.0	33	467,368,931	42.8	5.884	112	341	1.46		11.6	10.7	68.1	57.4
70.1 - 75.0	14	114,338,620	10.5	5.973	106	355	1.39		10.6	10.0	72.6	63.1
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-9

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Balloon LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
39.0 - 40.0	3	35,549,364	3.3	5.877	99	271	1.29		12.1	10.4	50.0	39.2
40.1 - 45.0	4	216,973,656	19.9	5.467	117	355	1.36		9.9	9.3	53.4	44.5
45.1 - 50.0	8	58,672,849	5.4	5.679	109	312	1.76		14.2	13.1	58.3	47.2
50.1 - 55.0	21	195,104,401	17.9	5.987	104	319	1.68		12.9	11.7	62.8	53.2
55.1 - 60.0	21	444,458,075	40.7	5.713	116	354	1.41		10.6	10.0	66.6	57.6
60.1 - 65.0	12	100,892,533	9.2	5.977	103	347	1.46		11.5	10.6	71.5	62.1
65.1 - 70.0	5	35,032,092	3.2	5.799	76	358	1.37		10.3	9.6	72.3	66.2
70.1 - 70.9	1	4,461,000	0.4	5.760	58	360	1.41		10.1	9.9	73.7	70.9
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-10

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.650 - 4.750	1	18,000,000	1.6	4.650	56	0	3.12		15.0	14.8	54.8	54.8
4.751 - 5.000	2	19,706,840	1.8	4.821	57	237	1.48		14.0	11.7	50.8	42.7
5.001 - 5.250	1	8,800,000	0.8	5.032	116	0	2.73		14.9	14.0	53.5	53.5
5.251 - 5.500	12	436,823,939	40.0	5.426	112	353	1.38		10.0	9.4	59.2	50.9
5.501 - 5.750	9	83,226,262	7.6	5.631	96	344	1.41		10.7	9.9	68.1	59.2
5.751 - 6.000	13	234,558,341	21.5	5.893	118	355	1.48		11.4	10.6	68.0	57.9
6.001 - 6.250	16	163,606,873	15.0	6.154	114	330	1.47		12.2	11.1	65.6	54.1
6.251 - 6.500	15	102,574,053	9.4	6.419	113	321	1.45		12.6	11.4	64.3	53.3
6.501 - 6.750	6	23,847,661	2.2	6.630	92	327	1.55		13.2	12.3	63.4	56.0
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-11

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Original Terms to Maturity

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Original Terms to Maturity (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	15	122,497,276	11.2	5.426	57	296	1.76		13.2	12.0	62.0	56.6
61 - 84	2	17,220,129	1.6	5.932	82	341	1.40		10.9	10.3	70.5	62.9
85 - 120	58	951,426,566	87.2	5.782	117	349	1.43		10.9	10.2	63.0	53.3
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-12

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Remaining Terms to Maturity (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
56 - 60	15	122,497,276	11.2	5.426	57	296	1.76		13.2	12.0	62.0	56.6
61 - 84	2	17,220,129	1.6	5.932	82	341	1.40		10.9	10.3	70.5	62.9
85 - 120	58	951,426,566	87.2	5.782	117	349	1.43		10.9	10.2	63.0	53.3
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-13

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	2	26,800,000	2.5	4.775	76	0	2.99		15.0	14.5	54.4	54.4
240	5	40,565,209	3.7	5.240	68	238	1.43		13.1	11.6	58.2	47.1
241 - 300	20	178,729,321	16.4	6.193	102	298	1.51		13.1	11.9	63.7	52.0
301 - 360	48	845,049,441	77.4	5.704	115	358	1.41		10.6	9.9	63.4	54.5
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-14

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date*

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	2	26,800,000	2.5	4.775	76	0	2.99		15.0	14.5	54.4	54.4
237 - 240	5	40,565,209	3.7	5.240	68	238	1.43		13.1	11.6	58.2	47.1
241 - 300	20	178,729,321	16.4	6.193	102	298	1.51		13.1	11.9	63.7	52.0
301 - 360	48	845,049,441	77.4	5.704	115	358	1.41		10.6	9.9	63.4	54.5
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

* The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-15

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Amortizing Balloon	67	908,562,971	83.3	5.803	110	340	1.44		11.3	10.4	63.1	53.0
Interest-only, Amortizing Balloon	6	155,781,000	14.3	5.566	116	360	1.38		9.7	9.5	63.8	58.0
Interest-only, Balloon	2	26,800,000	2.5	4.775	76	0	2.99		15.0	14.5	54.4	54.4
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-16

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Mortgage Loans by Financing Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	58	945,746,647	86.7	5.711	111	345	1.46		11.1	10.3	62.2	53.0
Acquisition	17	145,397,323	13.3	5.958	102	331	1.54		12.0	11.1	68.0	58.6
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-17

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	Maturity (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	29	794,102,922	72.8	5.691	113	352	1.42		10.8	10.0	62.7	53.6
Hard/Upfront Cash Management	9	104,933,345	9.6	5.668	82	281	1.73		13.3	12.1	58.6	50.2
None	21	102,728,816	9.4	5.993	113	325	1.50		11.7	11.2	66.5	54.5
Soft/Springing Cash Management	6	35,310,513	3.2	5.874	105	359	1.43		10.6	10.2	70.6	62.1
Springing (With Established Account)	7	31,537,259	2.9	6.412	111	359	1.48		11.7	11.1	66.5	57.9
Springing (Without Established Account)	3	22,531,116	2.1	5.697	117	317	2.03		13.9	12.8	61.8	53.7
Total/Weighted Average:	75	$1,091,143,971	100.0%	5.744%	110	343	1.47	x	11.2%	10.4%	63.0%	53.8%

A-2-18

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	62	929,872,613	85.2	64	938,570,659	86	10	134,573,311	12.3
Insurance Escrow	59	620,474,030	56.9	57	599,538,949	54.9	17	473,605,021	43.4
Replacement Reserve	21	160,068,314	14.7	66	956,298,224	87.6	6	103,714,350	9.5
TI/LC Reserve*	19	385,545,146	48.0	24	639,173,142	79.6	2	17,264,724	2.2

* The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of office, retail, mixed-use and industrial properties.

A-2-19

WFRBS Commercial Mortgage Trust 2011-C5

Annex A-2: Loa Pool Information

Percentage of Mortgage Pool by Prepayment Restriction*

Prepayment Restriction	November 2011	November 2012	November 2013	November 2014	November 2015	November 2016	November 2017	November 2018	November 2019	November 2020	November 2021
Locked Out	100.00%	99.23%	0.27%	0.26%	0.26%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	90.07	90.06	90.05	88.82	88.80	88.59	88.57	88.40	0.00
Yield Maintenance	0.00	0.77	9.66	9.68	9.69	11.18	11.20	11.41	11.43	11.60	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,091.14	$1,078.68	$1,065.26	$1,050.24	$1,034.33	$906.21	$889.91	$857.34	$839.36	$809.85	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	98.86%	97.63%	96.25%	94.79%	83.05%	81.56%	78.57%	76.92%	74.22%	0.00%

* Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

A-2-20

Annex A-3

Summaries of the Ten Largest Mortgage Loans

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-2

THE DOMAIN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-3

THE DOMAIN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-4

THE DOMAIN

The Domain
11410 Century Oaks Terrace
Austin, TX 78758
Brushy Creek
Round Rock
La Frontera
Williamson County
Travis County
Windemere
Pflugerville
Wells Branch
Great Hills
Jester Point
Westcliff
Far West
North Shoal Creek
Crestview
Austin
Highland
Windsor Park
West Lake Hills
Rollingwood
Rosewood
Downtown
Colorado River
Camp Mabry Military Reservation
University of Texas
Univ. of TX J.J. Pickle Research Ctr.
The Arboretum
Gateway Shopping Ctr.
Arboretum Crossing
Great Hills Market
Arboretum Market
North Hills Town Center
Seton Northwest Hospital
St. Davids North Austin Medical Center
Austin Comm. College Northridge Campus
Walnut Creek Metropolitan Park
Palmer Crossing
Connally Stadium
The Shops at Tech Ridge
Highland Mall
Dell Children's Medical Ctr. of Central Texas
Austin State Hospital
Heart Hospital of Austin
Seton Medical Center
St David's Medical Ctr.
Darrell K. Royal Stadium
State Capitol
University Medical Ctr. Brackenridge
Westbank Market
Northeast District Park
Austin-Bergstrom Intl. Airport 3 miles
Research Blvd
Braker Ln.
Parmer Ln.
Howard Ln.
Rundberg Ln.
Anderson Ln.
MoPac Expwy
Burnet Rd
Airport Blvd
Manor Rd
MLK Jr Blvd
Capital of Texas Hwy
35
45
183
290
360
1
111
Georgetown
Leander
Cedar Park
Jollyville
Lakeway
Bee Cave
Hutto
Manor
Garfield
Austin

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-5

The Domain

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Retail
Original Principal Balance:	$208,200,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$207,550,029			Location:	Austin, TX
% of Initial Pool Balance:	19.0%			Size(3):	878,974 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	The Domain Mall, LLC and The Domain Mall II, LLC			Balance Per Unit/SF:	$236.13
Sponsor:	Simon Property Group, Inc.			Year Built/Renovated:	2007 (phase I) 2010 (phase II)
Mortgage Rate:	5.436%			Occupancy %(4):	86.4%
Note Date:	July 28, 2011			Occupancy % Source Date:	June 27, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	August 1, 2021			Property Manager:	Simon Management Associates (Texas), LLC
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$13,993,526 (12/31/2009)
Seasoning:	3 months			2nd Most Recent NOI (As of):	$18,173,303 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$18,374,301 (TTM 8/31/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$32,233,248
Call Protection:	L(27),D(89),O(4)			U/W Expenses:	$12,000,735
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$20,232,513
Additional Debt:	None			U/W NCF:	$18,976,642
Additional Debt Type:	NAP			U/W NOI DSCR:	1.44x
				U/W NCF DSCR:	1.35x
Escrows and Reserves:				U/W NOI Debt Yield:	9.7%
				U/W NCF Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$389,000,000
Taxes	$2,493,582	$356,226	NAP	As-Is Appraisal Valuation Date:	June 27, 2011
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	53.4%
Replacement Reserve	$0	$14,650	$660,000	LTV Ratio at Maturity or ARD:	44.6%
General TI/LC Reserve	$0	$90,006	$3,000,000
Tenant Specific Reserve(2)	$3,086,814	$0	NAP

(1)
The monthly insurance escrow will be waived as long as no event of default has occurred and is continuing and the insurance required to be maintained by the borrower is effected under an acceptable blanket policy.

(2)
The borrower deposited $2,142,846 in an upfront reserve to cover outstanding tenant improvements and leasing commissions and $943,968 to cover rent that has not yet commenced for specific tenants. See “Escrows” below.

(3)	Includes Neiman Marcus (80,000 square feet) and Dick’s Sporting Goods (80,400 square feet), both of which own their own stores and are subject to ground leases with the borrower.
(4)	Includes 35,289 square feet of space associated with the Hanger Orthopedic tenant which is subject to mandatory expansion rights under its lease, but not yet occupied. See “The Property” below.

The Mortgage Loan.  The mortgage loan (“The Domain Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering a regional mall and certain related office parcels located in Austin, Texas (“The Domain Property”).  The Domain Mortgage Loan was originated on July 28, 2011 by The Royal Bank of Scotland. The Domain Mortgage Loan had an original principal balance of $208,200,000, has an outstanding principal balance as of the Cut-off Date of $207,550,029 and accrues interest at a rate of 5.436% per annum.  The Domain Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date, and requires payments of interest and principal based on a 30-year amortization schedule. The Domain Mortgage Loan matures on August 1, 2021.  The proceeds from The Domain Mortgage Loan, along with proceeds from the Arbor Walk and Palms Crossing Mortgage Loan, were used to refinance existing debt on The Domain Property, the Arbor Walk Property and the Palms Crossing Property totaling $260 million, fund upfront reserves of approximately $5.6 million and pay closing and other costs of approximately $907,365. The Royal Bank of Scotland allocated $156 million of the $260 million to the refinancing of the existing debt on phase I of The Domain Property.  Phase II of The Domain Property was unencumbered and constructed with borrower equity at a reported cost of approximately $150.7 million.

Following the lockout period, the borrower has the right to defease The Domain Mortgage Loan in whole, but not in part, on any payment date before May 1, 2021; provided, however, that The Domain Mortgage Loan is prepayable without penalty on or after May 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-6

THE DOMAIN

The Property.  Located in Austin, Texas, The Domain Property is a mixed-use project that was developed by the sponsor in two phases comprising approximately 1.2 million square feet of retail, office, lodging and multifamily use. Phase I (535,708 square feet) was completed in March 2007 and phase II (343,266 square feet) was completed in February 2010. The collateral for The Domain Mortgage Loan consists of 878,974 square feet, which is comprised of 710,675 square feet of retail space and 168,299 square feet of office space. The Domain Property is anchored by Macy’s (140,000 square feet), Neiman Marcus (80,000 square feet), Dick’s Sporting Goods (80,400 square feet), Dillard’s (206,308 square feet) and an eight screen Gold Class Cinemas. Macy’s and Dillard’s are not included as part of the collateral for The Domain Mortgage Loan. However both tenants do contribute a small portion (approximately 3%) to the underwritten expense reimbursements. The 168,299 square foot office component is anchored by Hanger Orthopedic, a subsidiary of Hanger Orthopedic Group (NYSE: HGR), which is a provider of prosthetic and orthotic services in the United States. The lease with Hanger Orthopedic consists of 75,165 square feet, of which, approximately 39,876 square feet (3.5% of annual U/W base rent) is occupied with mandatory expansion rights whereby approximately 18,000 square feet (1.6% of annual U/W base rent) must be taken by August 1, 2012 and an additional 17,289 square feet (1.5% of annual U/W base rent) must be taken by August 1, 2013. There is a $2,402,763 reserve for Hanger Orthopedic. See “Escrows” below.

Located adjacent to The Domain Property, but not included as part of the collateral for The Domain Mortgage Loan, is Austin’s first Aloft hotel, a Westin hotel and 828 residential units in two projects. Constructed in 2009, the Villages at the Domain project consist of 438 residential units. The Residences at the Domain project consists of 390 residential units and were built in 2007.  The portions of the retail space at The Domain Property located in the same buildings as the Villages at the Domain project and the Residences at the Domain project are subject to condominium regimes whereby the related condominium association governs the management, repair, replacement and maintenance of the common areas in the related condominium.  Specifically, the phase I condominium association includes, along with certain parking facilities, all of the buildings in the Residence at the Domain project and one building in the Villages at the Domain project while the phase II condominium association includes, along with certain parking facilities, the remainder of the buildings in the Villages at the Domain project. The retail portions of each building, plus certain parking facilities, constitute the retail units in each condominium regime while the residential portions of each building constitute the residential units.  The owners of the retail units and the owners of the residential units each represent 50% of the members of the board of their respective condominium association.  Any decision or resolution by either board requires a majority of the votes cast with respect to such decision or resolution.

The phase I tenants had 2010 year-end, comparable in-line average sales (tenants occupying less than 10,000 square feet) of $605 per square foot and average total mall sales of $452 per square foot. Occupancy costs for tenants occupying less than 10,000 square feet averaged 10.0% for year-end 2010. As of June 27, 2011, The Domain Property was 86.4% leased by approximately 113 tenants.  Full year sales for the phase II tenants are not yet available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-7

THE DOMAIN

The following table presents certain information relating to the tenancies at The Domain Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date(9)
Anchor Tenants - Not Part of Collateral
Dillard’s(3)	BB/B2/BB-	206,308	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s(3)	BBB-/Ba1/BBB-	140,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Anchor Tenants - Collateral

Dick’s Sporting Goods(4)	NR/NR/NR	80,400	9.1%	$19.70	$1,583,880	8.4%	NAV	NAV	1/31/2020
Neiman Marcus(5)	CCC/NR/B+	80,000	9.1%	$3.88	$310,000	1.6%	$289	NAV	3/31/2027
Total Anchor Tenants - Collateral		160,400	18.2%	$11.81	$1,893,880	10.0%

Other Major Retail Tenants - Collateral

Gold Class Cinemas	NR/NR/NR	37,321	4.2%	$16.00	$597,136	3.2%	NAV	NAV	1/31/2026
Forever 21(6)	NR/NR/NR	31,691	3.6%	$25.22	$799,225	4.2%	$215	11.5%	1/31/2020
Maggiano’s Little Italy	NR/Ba2/BBB-	14,986	1.7%	$30.40	$455,579	2.4%	NAV	NAV	2/29/2020
Zara(7)	NR/NR/NR	11,797	1.3%	(7)	(7)	(7)	$217	12.0%	5/31/2019
Total Other Major Retail Tenants - Collateral		95,795	10.9%	$19.33	$1,851,940	9.8%

Major Office Tenants – Collateral

Hanger Orthopedic(8)	NR/B3/BB	75,165	8.6%	$16.50	$1,240,223	6.6%	NAP	NAP	7/31/2023
Total Office Majors Tenant		75,165	8.6%	$16.50	$1,240,223	6.6%

Non-Major Retail Tenants – Collateral		356,312	40.5%	$35.32	$12,586,188	66.6%

Non-Major Office Tenants – Collateral		71,675	8.2%	$18.65	$1,336,822	7.1%

Occupied Collateral Total		759,347	86.4%	$24.90	$18,909,053	100.0%

Vacant Retail Space		98,168	11.2%

Vacant Office Space		21,459	2.4%

Vacant Space		119,627	13.6%

Collateral Total		878,974	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the full year ending December 31, 2010. Full year sales are not available for tenants located in The Domain Property phase II.
(3)
Does not serve as collateral for The Domain Mortgage Loan. However, Dillard’s and Macy’s are each subject to a construction, operation and reciprocal easement agreement and contribute to common area maintenance in amounts equal to $0.35 per square foot and $1.00 per square foot per annum, respectively.

(4)	In addition to base rent, Dick’s Sporting Goods pays 3.0% of annual gross sales in excess of $40,000,000.
(5)	In addition to base rent, Neiman Marcus pays 2.5% of annual gross sales in excess of $15,000,000.
(6)	In addition to base rent, Forever 21 pays 5.0% of annual gross sales in excess of $15,671,073.
(7)	Zara pays 12% of annual gross sales in lieu of base rent.
(8)
Approximately 39,876 square feet (3.5% of annual U/W base rent) of the Hanger Orthopedic space is occupied. The lease is structured with a mandatory expansion whereby approximately 18,000 square feet (1.6% of annual U/W base rent) must be taken by August 1, 2012 and an additional 17,289 square feet (1.5% of annual U/W base rent) must be taken by August 1, 2013. There is a $2,402,763 reserve for Hanger Orthopedic. See “Escrows” below.

(9)
Dick’s Sporting Goods has three 5-year extension options remaining. Neiman Marcus has four 5-year extension options remaining. Gold Class Cinemas has four 5-year extension options remaining. Maggiano’s Little Italy has three 5-year extension options remaining. Hanger Orthopedic has two 5-year extension options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-8

THE DOMAIN

The following table presents certain information relating to the lease rollover schedule at The Domain Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2011	1	9	0.0%	9	0.0%	$46,350	0.2%	$5,150.00
2012	4	24,121	2.7%	24,130	2.7%	$551,460	2.9%	$22.86
2013	4	27,459	3.1%	51,589	5.9%	$590,268	3.1%	$21.50
2014	2	9,017	1.0%	60,606	6.9%	$156,065	0.8%	$17.31
2015	5	19,053	2.2%	79,659	9.1%	$648,512	3.4%	$34.04
2016	4	12,588	1.4%	92,247	10.5%	$227,303	1.2%	$18.06
2017	30	124,493	14.2%	216,740	24.7%	$5,141,167	27.2%	$41.30
2018	24	84,686	9.6%	301,426	34.3%	$3,592,262	19.0%	$42.42
2019	2	19,355	2.2%	320,781	36.5%	$226,740	1.2%	$11.71
2020	20	189,520	21.6%	510,301	58.1%	$4,514,172	23.9%	$23.82
2021	13	55,349	6.3%	565,650	64.4%	$998,368	5.3%	$18.04
Thereafter	4	193,697	22.0%	759,347	86.4%	$2,216,386	11.7%	$11.44
Vacant	0	119,627	13.6%	878,974	100.0%	$0	0.0%	$0.00
Total / Weighted Average	113	878,974	100.0%			$18,909,053	100.0%	$24.90
* Source: Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at The Domain Property:

Historical Occupancy Percentages*

12/31/2006(1)		12/31/2007(1)	12/31/2008(2)(3)	12/31/2009(2)(3)	12/31/2010(2)
NAP		NAP	93%	94%	91%
* Source: Information provided by the borrower.

	(1)	Phase I was completed in 2007 and phase II was completed in 2010.
	(2)	Occupancy excludes office space.
	(3)	Occupancies exclude phase II of The Domain Property as it was not completed until 2010.

Historical Average Base Rent (PSF)*

	12/31/2008	12/31/2009	12/31/2010
	$24.90(1)	$25.19(1)	$20.24(1)
* Source: Information provided by the borrower.

(1)	Base Rent PSF calculation is based on borrower provided base rental figures and total square footage of 535,708 square feet (2008), 535,708 square feet (2009) and 878,974 square feet (2010).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-9

THE DOMAIN

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Domain Property:

Cash Flow Analysis

	2008(1)	2009(1)	2010	TTM 8/31/2011	U/W	U/W $ per SF
Base Rent	$13,338,588	$13,495,221	$17,791,602	$17,248,653	$18,909,053	$21.51
Grossed Up Vacant Space	0	0	0	0	5,363,572	6.10
Percentage Rent	526,750	485,176	1,064,752	2,109,790	1,524,885	1.73
Total Reimbursables	4,994,435	5,353,979	6,323,595	6,442,210	6,632,970	7.55
Other Income	4,160,654	4,333,575	5,055,236	5,166,340	5,166,340	5.88
Less Vacancy & Credit Loss	(269,352)	(806,102)	(6,652)	88,642	(5,363,572)	(6.10)
Effective Gross Income	$22,751,075	$22,861,849	$30,228,533	$31,055,635	$32,233,248	$36.67

Total Operating Expenses	$8,513,595	$8,868,323	$12,055,230	$12,681,334	$12,000,735	$13.65

Net Operating Income(2)	$14,237,480	$13,993,526	$18,173,303	$18,374,301	$20,232,513	$23.02
TI/LC	0	0	0	0	1,080,076	1.23
Capital Expenditures	0	0	0	0	175,795	0.20
Net Cash Flow	$14,237,480	$13,993,526	$18,173,303	$18,374,301	$18,976,642	$21.59

NOI DSCR	1.01x	0.99x	1.29x	1.30x	1.44x
NCF DSCR	1.01x	0.99x	1.29x	1.30x	1.35x
NOI DY	6.9%	6.7%	8.8%	8.9%	9.7%
NCF DY	6.9%	6.7%	8.8%	8.9%	9.1%

(1)	Does not include phase II of The Domain Property as it was not completed until February 2010.
(2)
Underwritten NOI is higher than prior years due to several factors including, but not limited to, the completion of phase II of The Domain Property (343,266 square feet) and new leasing activity as well as including contractual rent increases through December 2011 for several tenants. The majority of the new leasing activity is related to the mandatory expansion of the Hanger Orthopedic lease. There is a $3,086,814 reserve for total new leasing activity. See “Escrows” below.

Appraisal.  According to the appraisal performed by Cushman & Wakefield, Inc., The Domain Property had an “as-is” appraised value of $389,000,000 as of an effective date of June 27, 2011.

Environmental Matters.  According to a Phase I environmental site assessment performed by Partner Engineering and Science, Inc. on July 8, 2011, on The Domain Property, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  The Domain Property is located in Austin, Texas, eight miles north of the Austin central business district. The Domain Property is located at the confluence of U.S Highway 183, Mopac Expressway (Loop 1), and Capital of Texas Highway (Loop 360) in north-central Austin in an established commercial district. The Mopac expressway (Loop 10) provides the primary connection to The Domain Property and to surrounding residential and office markets, as well as access from downtown Austin, the University of Texas, and the government district.

Per the appraisal, between 2000 and 2010 the population within a five mile radius of The Domain Property increased at an annual compound rate of 1.41%. Within a three and five mile radius of The Domain Property, the 2010 population was 109,581 and 277,124, respectively. The 2010 average household income within a five mile radius of The Domain was approximately $72,061.

The Domain Property is situated within the Central/Downtown submarket, one of three submarkets which comprise the Austin retail market in Austin, Texas. According to Reis, the Central/Downtown retail submarket, containing 7.3 million square feet, was 5.8% vacant with an average rental asking rate of $19.97 per square foot as of the first quarter 2011.

According to the appraisal, The Domain Property is located in the North Central submarket of the Austin office market. The average office asking rate for the North Central submarket was $21.80 per square foot as of the first quarter of 2011. The vacancy rate for this office submarket was 20.5% during the same period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-10

THE DOMAIN

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Cushman & Wakefield for The Domain Property.

Retail Competitive Set*

	The Domain (Subject)	Barton Creek Square(1)	Lakeline Mall(1)	Hill Country Galleria
Market	Austin, TX	Austin, TX	Austin, TX	Bee Cave, TX
Distance from Subject	--	11.0 miles	7.0 miles	15.0 miles
Property Type	Regional Mall	Super-Regional	Super-Regional	Lifestyle Center
Year Built/Renovated	2007/2010	1981/2004	1995/NAP	2006/2009
Anchors	Macy’s, Neiman Marcus, Dillard’s, Dick’s Sporting Goods, Forever 21	Dillard’s, Macy’s, Nordstrom, Sears, JC Penney	Dillard’s, Sears, JC Penney, Macy’s	Dillard’s, Dick’s Sporting Goods
Total GLA	1,056,544 SF	1,430,332 SF	1,102,655 SF	625,245 SF
Total Occupancy	86%	98%	98%	70%
* Source: Cushman & Wakefield appraisal.
(1)	Barton Creek Square and Lakeline Mall are owned by the sponsor of The Domain Property.

The Borrower.  The Domain Mortgage Loan has two borrowing entities, The Domain Mall, LLC and The Domain Mall II, LLC (each, a “borrowing entity” and collectively, the “borrower”). Each borrowing entity is a Delaware limited liability company and a single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Domain Mortgage Loan. Simon Property Group, L.P., the indirect owner of each borrowing entity, is the guarantor of certain nonrecourse carveouts under The Domain Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, The Domain Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if the borrower files a voluntary bankruptcy petition but not if the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor.  Simon Property Group, Inc. (“SPG”) is a real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 391 properties comprising 261 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,000 people worldwide and is headquartered in Indianapolis, Indiana.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $2,493,582 for real estate taxes. In connection with the origination of The Domain Mortgage Loan, the borrower was required to deposit (i) $2,142,846 for outstanding tenant improvements and leasing commissions associated with the following new leases: $254,400 for Lululemon, $225,720 for Southern Thread, $127,500 for Maggiano’s Little Italy, and $1,535,226 for Hanger Orthopedic and (ii) $943,968 to cover rent that had not yet commenced with the following new leases: $17,743 for Lululemon, $35,818 for Papyrus, $22,870 for Hatbox, and $867,537 for Hanger Orthopedic. These funds will be released to the borrower when the lender has received an acceptable estoppel confirming (i) acceptance of the leased premises without exception and (ii) the amount and commencement date of rent payments.

The loan documents provide for ongoing monthly escrows in the amount of: $356,226 for real estate taxes (subject to adjustment per lender’s estimate), $14,650 for replacement reserves (subject to a cap of $660,000), and $90,006 for tenant improvements and leasing commissions (subject to a cap of $3,000,000). No monthly insurance escrow is required so long as (i) no event of default has occurred or is continuing under The Domain Mortgage Loan and (ii) the insurance required to be maintained by the borrower is effected pursuant to an acceptable blanket policy.

Lockbox and Cash Management.  The Domain Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Lockbox Event (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Lockbox Event all funds on deposit in the lockbox account are swept on a weekly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

A “Lockbox Event” will commence upon any of the following events occurring: (i) the occurrence and continuance of an event of default, (ii) the commencement of any bankruptcy action against the borrower or property manager, or (iii) if, as of the last day of any calendar quarter during The Domain Mortgage Loan term, the debt service coverage ratio is less than 1.25x for two consecutive calendar quarters.

Property Management.  The Domain Property is currently managed by Simon Management Associates (Texas), LLC, an affiliate of SPG and the borrower, pursuant to two management agreements. According to the management agreements, the property manager is entitled to a base management fee in an amount equal to 3.0% of total revenues excluding property taxes and marketing fund contributions. The borrower may not surrender, terminate, or cancel the management agreements or otherwise replace the manager or enter into any management agreement without prior written consent from the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-11

THE DOMAIN

Assumption.  The borrower has the right to transfer The Domain Property without lender consent (other than during the period that is 60 days prior to or after the date of a securitization), in whole only, and the owner of the borrower has the right to transfer more than 50% of the aggregate ownership interests in the borrower to one or more Qualified Transferees (as defined below) in one or a series of related transactions, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of $500,000 and other fees including rating agencies’ fees (subject to a cap of $25,000), (ii) no event of default has occurred and is continuing under The Domain Mortgage Loan, (iii) the organizational documents of the transferee are acceptable to Fitch and Moody’s, (iv) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates and (v) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any bankruptcy proceedings, voluntary or involuntary within seven years prior to the date of the proposed transfer.

A “Qualified Transferee” is an entity (a)(i) that owns and operates at least five regional malls totaling at least 10,000,000 square feet of gross leasable area in the aggregate, or (ii) that has a net worth in excess of $1,000,000,000 or (iii) for which Fitch and Moody’s confirm that a transfer to such person will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, and (b) that satisfies other credit worthiness and experiential criteria set forth in the loan documents.

Release.  The borrower may make transfers of certain immaterial or non-income producing portions of The Domain Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default shall have occurred and be continuing, and (ii) immediately after the transfer and release, either (a) a loan to value test, or (b) the borrower pays down the principal balance of The Domain Mortgage Loan (which prepayment shall not be subject to any prepayment penalty of any kind) by the amount specified in the loan documents.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Other Additional Financing.  SPG is permitted to pledge its indirect interests in the borrower in connection with a corporate-level financing securing all or substantially all of SPG’s assets.  However, foreclosure on such pledge is an event of default under the loan documents if any person or entity other than an institutional lender becomes the owner of 50% or more of the borrower or SPG or controls the direct or indirect interests in the borrower or SPG.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Domain Property as well as business interruption insurance covering no less than the 18-month period from the date of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-12

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-13

PUCK BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-14

PUCK BUILDING

Puck Building
295 Lafayette Street
New York, NY 10012
Chelsea
Flatiron District
Meatpacking District
West Village
Greenwich Village
New York University
NoHo
SoHo
Nolita
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
Hudson River
East River
Holland Tunnel
Manhattan Bridge
Brooklyn Bridge
FDR Drive
Union Square
Washington Square
Washington Arch
Sara D. Roosevelt Park
Seward Park
Columbus Park
Foley Square
City Hall Park
Washington Market Park
Gov. Nelson A. Rockefeller Park
World Financial Center Plaza
James J. Walker Park
Theo. Roosevelt Birthplace Nat'l. Historic Site
NY Film Academy School of Film & Acting
Parsons The New School for Design
Eugene Lang College-The New School for Liberal Arts
Benjamin N. Cardozo School of Law
Forbes Galleries
Jefferson Market Library
Grace Church
Museum of Comic and Cartoon Art
New Museum of Contemporary Art
Lower East Side Tenement Museum
NYC Fire Museum
BMCC Tribeca Performing Arts Center
33 Thomas Street
US District Court
Ted Weiss Federal Bldg.
US Justice Department
New Amsterdam Theatre
Tweed Courthouse
1 Police Plaza (NYC Police HQ)
NYC City Hall
St. John's University-Manhattan
New York Commodities Exchange
200 West Street
1 World Trade Ctr. (Under Const.)
7 World Trade Ctr
3 World Financial Center
World Financial Center
Woolworth Building
Pace University
NY Downtown Hospital
National September 11 Memorial
Federal Reserve Bank
1 Chase Manhattan Plaza
Fulton Market
South Street Seaport
North Bergen
West New York
Secaucus
Weehawken
Union City
Hoboken
Jersey City
New York City
Manhattan
Queens
Brooklyn
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-15

Puck Building

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Mixed Use
Original Principal Balance:	$85,000,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$85,000,000			Location:	New York, NY
% of Initial Pool Balance:	7.8%			Size:	206,693 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	New Puck, LLC			Balance Per Unit/SF:	$411.24
Sponsor:	Kushner Companies			Year Built/Renovated:	1885/2011
Mortgage Rate:	5.353%			Occupancy %:	94.2%
Note Date:	June 24, 2011			Occupancy % Source Date:	June 15, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	July 1, 2021			Property Manager:	Kadima Management Associates, L.L.C.
IO Period:	60 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,530,442 (12/31/2008)
Seasoning:	4 months			2nd Most Recent NOI (As of):	$3,146,633 (12/31/2009)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,149,684 (12/31/2010)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$9,969,507
Call Protection:	L(28),D(88),O(4)			U/W Expenses:	$2,756,968
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$7,212,539
Additional Debt(1):	Yes			U/W NCF:	$7,098,240
Additional Debt Type(1):	Mezzanine			U/W NOI DSCR(4):	1.27x
				U/W NCF DSCR(4):	1.25x
Escrows and Reserves:				U/W NOI Debt Yield:	8.5%
				U/W NCF Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$140,000,000
Taxes	$137,735	$68,868	NAP	As-Is Appraisal Valuation Date:	June 1, 2011
Insurance	$74,957	$10,708	NAP	Cut-off Date LTV Ratio:	60.7%
Deferred Maintenance	$15,065	$0	NAP	LTV Ratio at Maturity or ARD:	56.3%
Condominium Common Charges	$2,000	Springing	NAP
Replacement Reserves	$0	$5,167	NAP
Tenant Specific TI/LC(2)	$7,543,655	$0	NAP
Leasing Reserves(3)	$2,000,000	$11,167	NAP

(1)
The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $10,000,000 (the “Puck Building Mezzanine Loan”). As of the Cut-off Date, taking into account both the Puck Building Mortgage Loan and the Puck Building Mezzanine Loan, the total debt U/W NCF DSCR is 1.06x, the total debt LTV ratio is 67.9%, and the total debt NCF Debt Yield is 7.5%. See description of additional debt under “Subordinate and Mezzanine Indebtedness” below. All LTV, DSCR, debt yield, and Cut-off Date Principal Balance per square foot numbers presented in the table above are based solely on the $85,000,000 senior financing. All U/W NOI DSCR and U/W NCF DSCR figures are based on the amortizing debt service of the Puck Building Mortgage Loan.

(2)
The borrower deposited $5,134,556 in an upfront reserve to cover outstanding tenant improvements and leasing commissions and $2,409,099 to cover rent concessions associated with leases with Recreational Equipment, Inc. (“REI”), Axiom Global Inc. (“Axiom”) and Thrive Capital Partners (“Thrive”). See “Escrows” below.

(3)
The borrower deposited $2,000,000 in an upfront reserve for future leasing costs associated with current vacant space. Monthly escrows in the amount of $11,167 will be collected for ongoing tenant improvements and leasing reserves. See “Escrows” below.

(4)
All NOI DSCR and NCF DSCR figures presented in the table above are based on the amortizing debt service. The U/W NOI DSCR and U/W NCF DSCR figures based on the interest-only debt service payments due on the Puck Building Mortgage Loan for the first twelve months are 1.56x and 1.53x, respectively.

The Mortgage Loan.  The mortgage loan (the “Puck Building Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering a Class B mixed used building located in Manhattan, New York (the “Puck Building Property”).  The Puck Building Mortgage Loan was originated on June 24, 2011 by The Royal Bank of Scotland. The Puck Building Mortgage Loan had an original principal balance of $85,000,000, has an outstanding principal balance as of the Cut-off Date of $85,000,000 and accrues interest at a rate of 5.353% per annum.  The Puck Building Mortgage Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date, a 60-month interest-only period and requires payments of interest and principal based on a 30-year amortization schedule thereafter. The Puck Building Mortgage Loan matures on July 1, 2021.  The proceeds from the Puck Building Mortgage Loan and the Puck Building Mezzanine Loan were used to refinance existing debt on the Puck Building Property totaling $80.0 million, fund upfront reserves of approximately $9.8 million, pay closing and other costs of approximately $1.3 million, and return approximately $3.9 million of equity to the sponsor.

Following the lockout period, the borrower has the right to defease the Puck Building Mortgage Loan in whole, but not in part, on any payment date prior to April 1, 2021; and, as such, the Puck Building Mortgage Loan is prepayable without penalty on any payment date on or after April 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-16

PUCK BUILDING

The Property. The Puck Building Property is a pre-war 238,952 square foot mixed used building located in New York City. The Puck Building Property is located in SoHo bounded by East Houston Street, Lafayette Street, Mulberry Street, and Jersey Street. The Puck Building Property was originally built as a seven story building fronting East Houston Street in 1885. A nine story addition fronting Jersey Street was built in 1892. The Puck Building Property is on the National Register of Historic Places and has been designated as a landmark by the New York City Landmarks Preservation Commission.

In May 2011, the Puck Building Property was bifurcated into two condominiums: a 206,693 square foot commercial condominium, consisting of the ground floor retail, basement, sub-basement and first six floors of office space; and a 32,259 square foot residential condominium, consisting of the eighth and ninth floors and air rights for the construction of a penthouse atop the ninth floor. The collateral for the Puck Building Mortgage Loan is comprised of the 206,693 square foot commercial condominium.

The Puck Building Property was 94.2% leased to five tenants as of June 15, 2011. Historical occupancy has been 100%, however the Puck Building Property operated without the separation of the condominiums consisting of office space and large scale events planning space (ground floor and a portion of the seventh floor). In 2010-2011, the sponsor repositioned the Puck Building Property by converting the seventh floor ballroom into office space, giving the Puck Building Property a total of 162,298 square feet of office space. The ground level, basement and sub-basement are comprised of retail space (44,395 square feet).

Historically, the ground floor of the Puck Building Property was operated by the sponsor and used for event space. With the repositioning of the retail space, the sponsor signed a new lease with Recreational Equipment, Inc. (“REI”) in late 2010 for 37,900 square feet (ground floor and basement). REI is expected to open for business in November 2011 and this location will serve as REI’s flagship New York City metropolitan area store and its only store in Manhattan.  The new REI lease increases the Puck Building Property revenue by approximately $4,179,600. Additionally, the sponsor also signed new leases with Axiom Global Inc. and Thrive Capital Partners, which increase the Puck Building Property’s annual revenue by $1,024,744 and $215,700, respectively.

The following table presents certain information relating to the tenancies at the Puck Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Office Tenants
New York University(2)	NR/Aa3/AA-	75,544	36.5%	$23.91	$1,806,450	19.5%	6/5/2019
Swanke Hayden Connell & Partners, LLP	NR/NR/NR	58,727	28.4%	$34.47	$2,024,441	21.9%	4/30/2016
Axiom Global Inc.(3)	NR/NR/NR	18,299	8.9%	$56.00	$1,024,744	11.1%	8/1/2021
Thrive Capital Partners(3)	NR/NR/NR	4,314	2.1%	$50.00	$215,700	2.3%	6/1/2016
Total Office Tenants		156,884	75.9%	$32.33	$5,071,335	54.8%

Retail Tenant
REI (3)	NR/NR/NR	37,900	18.3%	$110.28	$4,179,600	45.2%	10/31/2026
Total Retail Tenants		37,900	18.3%	$110.28	$4,179,600	45.2%

Occupied Collateral Total		194,784	94.2%	$47.49	$9,250,935	100.0%

Vacant Space		11,909	5.8%

Collateral Total		206,693	100.0%

(1)	Credit ratings of the tenant or parent company whether or not the parent guarantees the lease.
(2)	Annual U/W base rent is averaged over the loan term due to investment grade ratings. Includes approximately 544 square feet of storage space.
(3)
REI, Axiom Global Inc. and Thrive Capital Partners have executed leases and are anticipated to take occupancy in November 2011, April 2012 and December 2011, respectively. At closing, the borrower deposited $5,134,556 in an upfront reserve to cover outstanding tenant improvements and leasing commissions and $2,409,099 to cover rent concessions associated with these leases. See “Escrows” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-17

PUCK BUILDING

The following table presents certain information relating to the lease rollover schedule at the Puck Building Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	2	63,041	30.5%	63,041	30.5%	$2,240,141	$35.53
2017	0	0	0.0%	63,041	30.5%	$0	$0.00
2018	0	0	0.0%	63,041	30.5%	$0	$0.00
2019	1	75,544	36.5%	138,585	67.0%	$1,806,450	$23.91
2020	0	0	0.0%	138,585	67.0%	$0	$0.00
2021	1	18,299	8.9%	156,884	75.9%	$1,024,744	$56.00
Thereafter	1	37,900	18.3%	194,784	94.2%	$4,179,600	$110.28
Vacant	0	11,909	5.8%	206,693	100.0%	$0	$0.00
Total / Weighted Average	5	206,693	100.0%			$9,250,935	$47.49
* Source: Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Puck Building Property:

Historical Occupancy Percentages*

	12/31/2008	12/31/2009	12/31/2010
	100%	100%	100%

*	Source: Information provided by the borrower. Repositioning of the Puck Building Property occurred in 2011. Historical occupancies are not reflective of new configuration.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Puck Building Property:

Cash Flow Analysis

	2008	2009	2010	U/W	U/W $ per SF
Base Rent	$4,779,984	$4,834,291	$5,306,858	$9,250,935	$44.76
Grossed Up Vacant Space	0	0	0	812,325	3.93
Total Reimbursables	533,124	645,724	673,133	508,572	2.46
Other Income	150,427	512,742	190,992	210,000	1.02
Less Vacancy & Credit Loss	0	(133,855)	(3,500)	(812,325)	(3.93)
Effective Gross Income	$5,463,535	$5,858,902	$6,167,483	$9,969,507	$48.23

Total Operating Expenses	$2,933,093	$2,712,269	$3,017,799	$2,756,968	$13.34

Net Operating Income(1)	$2,530,442	$3,146,633	$3,149,684	$7,212,539	$34.89
TI/LC	0	0	0	62,625	0.30
Capital Expenditures	0	0	0	51,674	0.25
Net Cash Flow	$2,530,442	$3,146,633	$3,149,684	$7,098,240	$34.34

NOI DSCR(2)	0.44x	0.55x	0.55x	1.27x
NCF DSCR(2)	0.44x	0.55x	0.55x	1.25x
NOI DY	3.0%	3.7%	3.7%	8.5%
NCF DY	3.0%	3.7%	3.7%	8.4%

(1)
Underwritten NOI is greater than historical NOIs due to the repositioning of the Puck Building Property as described under “The Property” above and the related new leases signed in 2010 and 2011: REI (37,900 square feet, 45.2% of U/W base rent), Axiom Global Inc. (18,299 square feet, 11.1% of U/W base rent) and Thrive Capital Partners (4,314 square feet, 2.3% of U/W base rent).

(2)
All NOI DSCR and NCF DSCR figures presented in the table above are based on the amortizing debt service. The U/W NOI DSCR and U/W NCF DSCR figures based on the interest-only debt service payments due on the Puck Building Mortgage Loan for the first twelve months are 1.56x and 1.53x, respectively.

Appraisal.  According to the appraisal performed by Cushman & Wakefield, Inc., the Puck Building Property had an “as-is” appraised value of $140,000,000 as of an effective date of June 1, 2011.

Environmental Matters.  According to a Phase I environmental site assessment performed by EMG on June 24, 2011 on the Puck Building Property, there are no recommendations for further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-18

PUCK BUILDING

Market Overview and Competition.  The Puck Building Property is classified as class B office space by Cushman & Wakefield. According to Cushman & Wakefield, the Puck Building Property is located in the SoHo office submarket, which is the smallest submarket of Midtown South’s office market and contains approximately 3.9 million square feet. At the end of the first quarter 2011, the SoHo office submarket reported overall vacancy of 4.0% and average asking rents of $45.84 per square foot. Class C vacancy makes up approximately 71.4% of all vacant space in the SoHo office submarket, with the remaining 28.6% consisting of Class B.

The Puck Building Property also contains 44,395 square feet of retail space located on the ground floor, basement and sub-basement. According to CoStar, the SoHo retail submarket contains approximately 10 million square feet. At the end of the first quarter 2011, the SoHo retail submarket reported a vacancy rate of 2.0% and average asking rents of $125.08 per square foot.

The following table presents certain information relating to some comparable office buildings provided in the appraisal performed by Cushman & Wakefield for the Puck Building Property.

Competitive Set*

	Puck Building (Subject)	148 Lafayette Street	270 Lafayette Street	72 Spring Street	110 Greene Street	503-511 Broadway	524 Broadway	555 Broadway
Approximate Distance from Subject	--	0.4 miles	381 feet	0.2 miles	0.3 miles	0.3 miles	0.3 miles	0.2 miles
Year Built/ Renovated	1885/2011	1930/NAV	1919/NAV	1907/NAV	1920/NAV	1900/NAV	1911/NAV	1889/NAV
# of Stories	7 and 9	12	15	12	16	5	11	12
Size (SF)	206,693 SF	129,200 SF	182,000 SF	120,000 SF	150,000 SF	124,000 SF	130,000 SF	192,000 SF
Direct Occupancy	94%	100%	96%	91%	100%	100%	92%	100%
          * Source: Cushman & Wakefield appraisal.

The Borrower.  The borrower is a Delaware limited liability company and a single-purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Puck Building Mortgage Loan. Charles Kushner, whose wife, son and various trusts for the benefit of his family members are indirect owners of the borrower, and George Gellert, an indirect owner of the borrower, are the guarantors of certain nonrecourse carveouts under the Puck Building Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Puck Building Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantors if, among other circumstances, the borrower files a voluntary bankruptcy petition or any nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor.  Founded in 1954, the Kushner Companies is a diversified real estate organization headquartered in New York City with an office in Florham Park, NJ. The Kushner Companies is involved in the ownership, management, development and redevelopment of numerous properties, consisting of nearly eight million square feet of office, industrial, and retail space, over 5,000 apartments and vacant land suitable for development located throughout New York, New Jersey, Pennsylvania and Illinois.

Charles Kushner, the chairman of the Kushner Companies and one of the carveout guarantors of the Puck Building Mortgage Loan, pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Commission and was sentenced to two years in prison.  Mr. Kushner was released from prison in 2006.  Although we have been informed that Mr. Kushner has relinquished his management and day-to-day operation of the Kushner Companies to his son, Jared Kushner, he remains chairman of the company.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $5,134,556 for outstanding tenant improvements and leasing commissions and $2,409,099 to cover rent concessions associated with leases with REI, Axiom and Thrive, $137,735 for real estate taxes, $74,957 for insurance, $2,000,000 for future leasing costs associated with currently vacant space, $15,065 for deferred maintenance, and $2,000 for condominium common charges. The loan documents provide for ongoing monthly escrows in the amount of: $68,868 (subject to adjustment per lender’s estimate) for real estate taxes, $10,708 (subject to adjustment per lender’s estimate) for insurance premiums, $11,167 for ongoing tenant improvements and leasing commissions, and $5,167 (subject to adjustment per lender’s estimate) for replacement reserves. The ongoing, monthly insurance escrow amount will be waived provided that the insurance provided is covered by an acceptable blanket policy and the borrower deposits and maintains three months of insurance premiums in the tax and insurance subaccount. During a Cash Management Period (as defined below), the loan documents provide for ongoing, monthly escrows in an amount equal to the monthly condominium common charges.

On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided that no Cash Management Period is then continuing (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period)), all monthly residual cash after payment of the monthly required payments will be swept into a special rollover reserve account, which sweep will continue until the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) nine months prior to the stated expiration (including any renewal term) of any Major Lease (as defined below); (ii) upon the date required under a Major Lease by which the tenant is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); (iii) upon the early termination or early cancellation of any Major Lease; (iv) if any Major Tenant (as defined below) has discontinued its business or has given notice that it intends to discontinue its business; (v) upon the occurrence and continuance of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-19

PUCK BUILDING

a default under any Major Lease by the applicable tenant; and (vi) upon a bankruptcy or commencement of an insolvency proceeding of the applicable tenant under any Major Lease.
A “Major Lease” is any lease at the Puck Building Property that covers 50,000 or more rentable square feet.

A “Major Tenant” is any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which taken together cover in the aggregate 50,000 or more rentable square feet.

Lockbox and Cash Management.  The Puck Building Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period or an event of default, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence (i) upon the stated maturity date if the Puck Building Mortgage Loan has not been repaid in full, (ii) if an event of default has occurred and is continuing under the Puck Building Mortgage Loan, (iii) if an event of default has occurred and is continuing under the Puck Building Mezzanine Loan, (iv) if, as the last day of each calendar quarter during the term of the Puck Building Mortgage Loan, the total debt service coverage ratio is less than 1.05x during any period in which the Puck Building Mezzanine Loan remains outstanding or 1.25x during any period in which the Puck Building Mezzanine Loan has been repaid in full, or (v) upon the commencement of a Lease Sweep Period.

Property Management.  The Puck Building Property is currently managed by Kadima Management Associates, L.L.C., an affiliate of the borrower, pursuant to a management agreement. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 4.0% of total revenues. The borrower may not surrender, terminate, cancel, extend or renew the management agreement or otherwise replace the manager or enter into any management agreement without prior written consent from the lender.

Assumption.  The borrower has a one-time right to transfer the Puck Building Property, in whole only, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.00% of the outstanding principal balance of the Puck Building Mortgage Loan, (ii) no default or event of default has occurred or is continuing under the Puck Building Mortgage Loan, (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) lender’s receipt of a letter confirming that the transfer will not result in any qualification, withdrawal or downgrading of the respective ratings from Fitch and Moody’s assigned to the Series 2011-C5 certificates, (v) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer, (vi) replacement guarantors and indemnitors have executed and delivered all documents required by the lender and in form and substance required by the lender, (vii) the Puck Building Mezzanine Loan has been repaid in full, and (viii) counsel to the transferee borrower and replacement guarantors and indemnitors have delivered any opinions (including a new substantive non-consolidation opinion) on matters required by and in form substance satisfactory to the lender.

Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  BCA CM LLC (the “Puck Building Mezzanine Lender”) has made a $10,000,000 mezzanine loan (the “Puck Building Mezzanine Loan”) to the 100% owner of the borrower under the Puck Building Mortgage Loan, New Puck Investors, LLC, a Delaware limited liability company, which is secured by a pledge by New Puck Investors, LLC, of all of its limited liability interests in the borrower under the Puck Building Mortgage Loan.

The Puck Building Mezzanine Loan requires monthly interest-only payments based on an interest rate of 10.000% per annum for the first three years and 12.000% thereafter. The Puck Building Mezzanine Loan matures on July 1, 2021, the same date as the Puck Building Mortgage Loan. The Puck Building Mezzanine Loan is subject to an intercreditor agreement (the “Puck Building Mezzanine Intercreditor Agreement”) which provides, among other things, that before it takes any enforcement action under the Puck Building Mortgage Loan, the Puck Building Mortgage Loan lender must provide to the Puck Building Mezzanine Lender written notice of any defaults which would permit the Puck Building Mortgage Loan lender to commence an enforcement action and that the Puck Building Mortgage Loan lender must permit the Puck Building Mezzanine Lender an opportunity to cure such default. Additionally, the Puck Building Mezzanine Intercreditor Agreement provides that, among other things, the Puck Building Mezzanine Loan is subordinate to the Puck Building Mortgage Loan and that no payments will be made on the Puck Building Mezzanine Loan from funds derived from the Puck Building Property upon an event of default under the Puck Building Mortgage Loan. Under the terms of the Puck Building Mezzanine Intercreditor Agreement, the Puck Building Mezzanine Lender has cure rights with respect to the Puck Building Mortgage Loan and the right to purchase, in whole but not in part, the Puck Building Mortgage Loan if the Puck Building Mortgage Loan is transferred to special servicing, is accelerated or becomes the subject of an enforcement action. The rights of the Puck Building Mezzanine Lender are further described under “Description of the Mortgage Pool-Property Financing and Mezzanine and Similar Financing” in the Free Writing Prospectus.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Puck Building Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-20

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-21

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-22

ARBOR WALK AND PALMS CROSSING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-23

ARBOR WALK AND PALMS CROSSING

W. BRAKER LN.
Home Depot
SR 1 / MOPAC EXPWY.
XAS HWY.
Marshalls
DSW
Golf Galaxy
Jo-Ann Fabrics
HCC
Spec's
Chuck-E-Cheese
THE SHOPS AT ARBOR WALK
Mimi's Cafe

McAllen Convention Center
S. WARE RD.
PALMS CROSSING
Babies "R" Us
Sports Authority
Bealls
DSW
S. 29th ST.
Hobby Lobby
LINDBURGH
Chuck E Cheese's
Cavender's Boot City
Guitar Center
Barnes & Noble
Buffalo Wild Wings
Romano's Macaroni Grill
BJ's Restaurant & Brewery
P.F. Chang's China Bistro
Cheddar's
Mimi's Cafe
IBC Bank

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-24

ARBOR WALK AND PALMS CROSSING

Cedar Park
Brushy Creek
Round Rock
Jollyville
Wells Branch
Windemere
Anderson Mill
WILLIAMSON COUNTY
Pflugerville
Lake Travis
Canyon Creek
Jester Point
TRAVIS COUNTY
Lakeway
Far West
Crestview
Austin
Colorado River
Manor
Bee Cave
Highland
West Lake Hills
Barton Creek
Rosewood
University of Texas
Rollingwood
Downtown
Lake Walter E. Long Park
South Congress
Austin-Bergstrom International Airport
Montopolis
Sunset Valley

Arbor Walk and Palms Crossing

1	Arbor Walk	10515 North MoPac Expressway Austin, TX 78759
2	Palms Crossing	3300 West Expressway 83 McAllen, TX 78501

Edinburg
La Homa
Palmhurst
HIDALGO COUNTY
Nurillo
Edinburg Regional Medical Ctr.
Palmview
McAllen
Mission
South Texas Community University
San Juan
McAllen Convention Center
La Plaza Mall
McAllen Medical Center
Rio Grande Regional Hosp.
Pharr
Alamo
TX
MX
McAllen Miller Intl. Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-25

Arbor Walk and Palms Crossing

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Retail
Original Principal Balance:	$81,800,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$81,547,453			Location:	Various, TX
% of Initial Pool Balance:	7.5%			Size(3):	792,758 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance
Borrower Name:	Palms Crossing Town Center, LLC; Arbor Walk Mall, LLC			Per Unit/SF:	$102.87
Sponsor:	Simon Property Group, Inc.			Year Built/Renovated:	2006/NAP; 2007/NAP
Mortgage Rate:	5.486%			Occupancy %:	97.3%
Note Date:	July 28, 2011			Occupancy % Source Date:	June 27, 2011
Anticipated Repayment Date:	NAP			Title Vesting(4):	Various
Maturity Date:	August 1, 2021			Property Manager:	Simon Management Associates (Texas), LLC
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$8,673,523 (12/31/2009)
Seasoning:	3 months			2nd Most Recent NOI (As of):	$8,680,115 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$8,914,678 (TTM 5/31/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$14,003,563
Call Protection:	L(27),D(89),O(4)			U/W Expenses:	$5,562,224
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$8,441,339
Additional Debt:	None			U/W NCF:	$7,679,417
Additional Debt Type:	NAP			U/W NOI DSCR:	1.52x
				U/W NCF DSCR:	1.38x
Escrows and Reserves:				U/W NOI Debt Yield:	10.4%
				U/W NCF Debt Yield:	9.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$119,000,000
Taxes	$1,270,810	$181,544	NAP	As-Is Appraisal Valuation Date:	June and July 2011
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.5%
Replacement Reserves	$0	$16,516	$600,000	LTV Ratio at Maturity or ARD:	57.4%
TI/LC	$990,000	$52,735	$2,300,000
Ground Lease Reserve(2)	$0	Springing	NAP

(1)
Monthly insurance escrow requirements are waived provided no trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the mortgaged property is insured in accordance with the loan documents.

(2)
Upon commencement of a Lockbox Event (as defined below), borrower is required to fund a ground lease reserve monthly in the amount of monthly ground lease payments (both base and additional rents). The estimated monthly payment amount if triggered is $141,667.

(3)
Includes Home Depot (149,405 square feet), Chuck E. Cheese (15,000 square feet) and four outparcels (28,749 square feet), all of which own their own stores and are subject to ground leases with the borrower.

(4)	The Arbor Walk Property is a leasehold interest and the Palms Crossing Property is a fee interest.

The Mortgage Loan.  The mortgage loan (the “Arbor Walk and Palms Crossing Mortgage Loan”) is evidenced by a promissory note that is secured by first mortgages encumbering two anchored retail power centers located in Austin, Texas (the “Arbor Walk Property”) and McAllen, Texas (the “Palms Crossing Property”).  The Arbor Walk and Palms Crossing Mortgage Loan was originated on July 28, 2011 by The Royal Bank of Scotland. The Arbor Walk and Palms Crossing Mortgage Loan had an original principal balance of $81,800,000, has an outstanding principal balance as of the Cut-off Date of $81,547,453 and accrues interest at a rate of 5.486% per annum.  The mortgage loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The mortgage loan matures on August 1, 2021. The proceeds from the Arbor Walk and Palms Crossing Mortgage Loan, along with the proceeds from The Domain Property, were used to refinance existing debt of approximately $260.0 million, pay closing costs of approximately $446,000 and fund upfront reserves of approximately $2.3 million. The Royal Bank of Scotland allocated $104.0 million of the $260.0 million to the refinancing of the existing debt on the Arbor Walk Property and the Palms Crossing Property.

Following the lockout period, the borrower has the right to defease the mortgage loan in whole, or in part (see partial defeasance provisions below), on any due date before May 1, 2021; provided, however, that the Arbor Walks and Palms Crossing Mortgage Loan is prepayable without penalty on or after May 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-26

ARBOR WALK AND PALMS CROSSING

The Properties.  The Arbor Walk Property is an anchored retail power center situated on approximately 45.8 acres of land approximately eight miles north of the Austin, Texas central business district. The Arbor Walk Property is anchored by Home Depot (18.8% of NRA), Marshalls (4.8% of NRA), and Jo-Ann Fabrics (4.4% of NRA).  A portion of the center is subject to a ground lease with the University of Texas at Austin that expires in May 2056.  The Arbor Walk Property contains 464,699 square feet, of which, 286,545 square feet is considered to be net rentable area and 178,154 square feet is building square footage attributed to the Home Depot and four outparcel ground leases. The Arbor Walk Property was built by Simon Property Group, Inc. in 2006.

The Palms Crossing Property is an anchored retail power center situated on an approximately 29.5 acre parcel of land located in Central McAllen, Texas. The Palms Crossing Property was developed in 2007 by the Simon Property Group, Inc. and features 328,059 square feet of net rentable area, currently 100.0% leased by 32 tenants. Chuck E. Cheese ground leases 15,000 square feet of the NRA and Hobby Lobby (6.9% of NRA), the anchor tenant, was an expansion of the property that was completed in June 2011. Other major tenants include Sports Authority (6.4% of NRA) and Beall’s (6.3% of NRA).

Property Name	Property Type	Location	Allocated Cut- off Date Principal Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)	Cut-off Date Principal Balance PSF	Appraised Value
Arbor Walk	Retail	Austin, TX	$43,266,008	95.4%	2006/NAP	464,699	$93.11	$62,000,000
Palms Crossing	Retail	McAllen, TX	$38,281,445	100.0%	2007/NAP	328,059	$116.69	$57,000,000
Total/Weighted Average			$81,547,453	97.3%		792,758	$102.87	$119,000,000

(1)
The Arbor Walk Property occupancy percentage includes 18,575 square feet of space that is leased (7,575 square foot pad to Firestone, 7,000 square foot pad to Lupe Tortilla, and 4,000 square feet of space to Carter’s) but not yet occupied.

The following table presents certain information relating to the tenancies at the Arbor Walk Property and Palms Crossing Property:

Major Tenants

Tenant Name	Mortgaged Property	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants - Collateral
Home Depot	Arbor Walk	BBB+/A3/BBB+	149,405	18.8%	$4.52	$675,000	6.4%	NAV	NAV	01/31/2037
Hobby Lobby	Palms Crossing	NAV/NAV/NAV	55,000	6.9%	$8.75	$481,250	4.6%	NAV	NAV	05/01/2026
Sports Authority	Palms Crossing	NAV/NAV/B-	50,593	6.4%	$15.50	$784,191	7.5%	$86	20.3%	01/31/2018
Beall’s	Palms Crossing	NAV/NAV/NAV	50,038	6.3%	$8.00	$400,304	3.8%	$116	10.2%	01/31/2018
Total Anchor Tenants - Collateral			305,036	38.5%	$7.67	$2,340,746	22.3%

Other Major Tenants - Collateral
Marshalls	Arbor Walk	NR/NR/NR	38,126	4.8%	$14.00	$533,764	5.1%	$206	7.2%	10/31/2016
Jo-Ann Fabrics	Arbor Walk	NA/B2/B	35,000	4.4%	$13.00	$455,000	4.3%	$156	11.7%	01/31/2018
Babies R Us	Palms Crossing	B/B1/B	30,623	3.9%	$11.63	$356,092	3.4%	NAV	NAV	01/31/2018
Sam Moon Trading Co.	Arbor Walk	NAV/NAV/NAV	30,050	3.8%	$13.00	$390,650	3.7%	$310	6.3%	10/31/2020
Barnes & Noble	Palms Crossing	NAV/NAV/NAV	27,000	3.4%	$15.60	$421,200	4.0%	$221	7.1%	03/01/2018
Spec’s Wines, Spirits	Arbor Walk	NAV/NAV/NAV	25,000	3.2%	$16.75	$418,750	4.0%	NAV	NAV	04/30/2017
Total Other Major Tenants – Collateral			185,799	23.4%	$13.86	$2,575,456	24.5%

Non-Major Tenants			280,338	35.4%	$19.91	$5,581,119	53.2%

Occupied Collateral Total(3)			771,173	97.3%	$13.61	$10,497,321	100.0%

Vacant Space			21,585	2.7%
Collateral Total			792,758	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are as of the full-year ending December 31, 2010.
(3)	Includes 18,575 square feet of space that is leased (7,575 square foot pad to Firestone, 7,000 square foot pad to Lupe Tortilla, and 4,000 square feet of space to Carter’s) but not yet occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-27

ARBOR WALK AND PALMS CROSSING

The following table presents certain information relating to the lease rollover schedule at the Arbor Walk and Palms Crossing Properties:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(1)	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	1	1,184	0.1%	1,184	0.1%	$31,968	$27.00
2012	10	30,243	3.8%	31,427	4.0%	$752,064	$24.87
2013	11	24,450	3.1%	55,877	7.0%	$616,900	$25.23
2014	3	5,462	0.7%	61,339	7.7%	$147,939	$27.09
2015	2	4,264	0.5%	65,603	8.3%	$96,801	$22.70
2016	9	69,594	8.8%	135,197	17.1%	$1,311,125	$18.84
2017	6	98,798	12.5%	233,995	29.5%	$1,707,058	$17.28
2018	11	227,782	28.7%	461,777	58.2%	$3,013,990	$13.23
2019	1	3,123	0.4%	464,900	58.6%	$74,952	$24.00
2020	5	54,119	6.8%	519,019	65.5%	$832,599	$15.38
2021	1	4,000	0.5%	523,019	66.0%	$84,000	$21.00
Thereafter	8	248,154	31.3%	771,173	97.3%	$1,827,925	$7.37
Vacant	0	21,585	2.7%	792,758	100.0%	$0	$0.00
Total / Weighted Average	68	792,758	100.0%			$10,497,321	$13.61
              * Source: Information obtained from underwritten rent roll.

(1)	Includes 18,575 square feet of space that is leased (7,575 square foot pad to Firestone, 7,000 square footpad to Lupe Tortilla, and 4,000 square feet of space to Carter’s) but not yet occupied.

The following table presents historical occupancy percentages at the Arbor Walk Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
98%	89%	100%
* Source: Information obtained from borrower rent roll.

The following table presents historical occupancy percentages at the Palms Crossing Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
100%	100%	100%
* Source: Information obtained from borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-28

ARBOR WALK AND PALMS CROSSING

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Arbor Walk Property and the Palms Crossing Property:

Cash Flow Analysis

	2009	2010	TTM 5/31/2011	U/W	U/W $ per SF
Base Rent	$9,651,387	$9,471,798	$9,826,904	$10,497,320(1)	$13.24
Grossed Up Vacant Space	0	0	0	461,823	0.58
Percentage Rent	59,079	67,279	80,751	103,000	0.13
Total Reimbursables	3,670,671	3,500,627	3,566,970	3,522,151	4.44
Other Income	184,688	281,820	196,704	196,704	0.25
Less Vacancy & Credit Loss	(188,395)	21,196	(28,990)	(777,435)	(0.98)
Effective Gross Income	$13,377,430	$13,342,720	$13,642,339	$14,003,563	$17.66

Total Operating Expenses	$4,703,907	$4,662,605	$4,727,661	$5,562,224	$7.02

Net Operating Income	$8,673,523	$8,680,115	$8,914,678	$8,441,339	$10.65
TI/LC	0	0	0	642,001	0.81
Capital Expenditures	0	0	0	119,921	0.15
Net Cash Flow	$8,673,523	$8,680,115	$8,914,678	$7,679,417	$9.69

NOI DSCR	1.56x	1.56x	1.60x	1.52x
NCF DSCR	1.56x	1.56x	1.60x	1.38x
NOI DY	10.6%	10.6%	10.9%	10.4%
NCF DY	10.6%	10.6%	10.9%	9.4%

(1)
Underwritten base rent is higher than prior years due to several factors, but not limited to, new leasing activity as well as the inclusion of contractual rent increases through December 2011 for several tenants.

Appraisal.  According to the appraisals performed by Cushman & Wakefield, the Arbor Walk Property had an “as-is" appraised value of $62,000,000 as of an effective date of June 27, 2011, and the Palms Crossing Property had an “as-is" appraised value of $57,000,000 as of an effective date of July 5, 2011.

Environmental Matters.  According to the Phase I environmental site assessments performed by Partner Engineering and Science, Inc. both on July 8, 2011, there was no evidence of any recognized environmental conditions at the Arbor Walk Property or the Palms Crossing Property.

Market Overview and Competition.   The Arbor Walk Property is located in Austin, Texas, eight miles north of the Austin central business district. The Arbor Walk Property is located at the southeast corner of the MoPac Expressway and Braker Lane in north-central Austin in an established commercial district. The Mopac expressway (Loop 10) provides the primary connection to the Arbor Walk Property and to surrounding residential and office markets, as well as access from downtown Austin, the University of Texas, and the government district.

Per the appraisal, between 2000 and 2010 the population within a five mile radius of the Arbor Walk Property increased at an annual compound rate of 0.98%. Within a three and five mile radius of the Arbor Walk Property, the 2010 population was 120,376 and 276,150, respectively. The 2010 average household income within a five mile radius of the Arbor Walk was approximately $72,901.

The Arbor Walk Property is situated within the Central/Downtown submarket, one of three submarkets which comprise the Austin retail market in Austin, Texas. According to Reis, the Central/Downtown submarket, containing 7.3 million square feet, was 5.8% vacant with an average rental asking rate of $19.97 per square foot as of the first quarter 2011.

The Palms Crossing Property is located in the city of McAllen, Texas, in the north central portion of the McAllen-Edinburg-Mission metropolitan statistical area (“MSA"). This MSA is located at the southern tip of Texas along the U.S.-Mexico border, which includes approximately 3.5 million people in both markets.

Per the appraisal, the 2010 population within a three and five mile radius of the Palms Crossing Property was 90,829 and 220,332, respectively. Additionally, compound annual population growth rates of 1.60% and 2.06% are projected between 2010 and 2015, higher than both state and national rates. The appraiser reports McAllen retail market average vacancy to be 15.0% and estimates local average rental asking rates of $12.50 per square foot for major tenants and $25.00 per square foot for in-line tenants. The primary competition is located along the major east/west artery through the region, Expressway 83, which connects McAllen to neighboring towns to the East (Brownsville and the Gulf cities) and West (Laredo).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-29

ARBOR WALK AND PALMS CROSSING

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Cushman & Wakefield for the Arbor Walk Property:

Arbor Walk Competitive Set*

	Arbor Walk (Subject)	The Arboretum	Gateway Market	Great Hills Market	Great Hills Station
Market	Austin, TX	Austin, TX	Austin, TX	Austin, TX	Austin, TX
Distance from Subject	--	1.0 mile	0.5 miles	1.0 mile	1.0 mile
Property Type	Power Center	Lifestyle Center	Power Center	Power Center	Power Center
Year Built/Renovated	2006/NAP	1981/NAP	1995/NAP	1995/NAP	1994/NAP
Anchors	Home Depot, Marshall’s, Sam Moon Trading, Jo Ann’s	Barnes and Noble	Best Buy, Crate & Barrel, Whole Foods, REI	TJ Maxx, Petco	Michael’s, Sprouts
Total GLA	464,699 SF	215,536 SF	521,683 SF	128,054 SF	154,886 SF
Total Occupancy	93%	85%	90%	97%	67%
                            * Source: Cushman & Wakefield.

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Cushman & Wakefield for the Palms Crossing Property:

Palms Crossing Competitive Set*

	Palms Crossing (Subject)	Sharyland Towne Crossing	McAllen River Valley Center	Las Tiendas	Trenton Crossing
Market	McAllen, TX	McAllen, TX	McAllen, TX	McAllen, TX	McAllen, TX
Distance from Subject	--	1.9 miles	3.0 miles	2.5 miles	5.5 miles
Property Type	Power Center	Community Center	Power Center	Power Center	Power Center
Year Built/Renovated	2007/NAP	2007/NAP	2003/NAP	1993/NAP	2005/NAP
Anchors	Beall’s, DSW Shoes, Barnes and Noble, Sports Authority, Hobby Lobby	Target, HEB, TJ Maxx, Ross, Petco	Best Buy	Academy, Conn’s, Marshall’s, Ross, Party City	Hobby Lobby, Ross, Beall’s, Marshall’s, PetSmart
Total GLA	328,059 SF	488,280 SF	104,655 SF	287,935 SF	248,260 SF
Total Occupancy	100%	100%	73%	88%	91%
                            * Source: Cushman & Wakefield.

The Borrower.  The Arbor Walk and Palms Crossing Mortgage Loan has two borrowing entities, Arbor Walk Mall, LLC and Palms Crossing Town Center, LLC (each, a “borrowing entity” and collectively, the “borrower”). Each borrowing entity is a Delaware limited liability company and a single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arbor Walk and Palms Crossing Mortgage Loan. Simon Property Group, L.P., the indirect owner of each borrowing entity, is the guarantor of certain nonrecourse carveouts under the Arbor Walk and Palms Crossing Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Arbor Walk and Palms Crossing Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if the borrower files a voluntary bankruptcy petition but not if the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor.  Simon Property Group, Inc. (“SPG”) is a real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 391 properties comprising 261 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,000 people worldwide and is headquartered in Indianapolis, Indiana.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $1,270,810 for real estate taxes and  $990,000 for tenant improvements and leasing commissions. The loan documents provide ongoing, monthly escrows in the amount of: $181,544 (subject to adjustment per lender’s estimate) for real estate taxes, $52,735 (subject to adjustment per lender’s estimate) for ongoing tenant improvements and leasing commissions, and $16,516 for replacement reserves. The tenant improvements and leasing commissions reserve is subject to a cap of $2,300,000 and the replacement reserve account is subject to a cap of $600,000. The ongoing, monthly insurance escrow has been waived and will continue to be so long as, among other things, the insurance provided remains covered by an acceptable blanket policy.

Upon the occurrence of a Lockbox Event (as defined below), the loan documents provide for an ongoing monthly payment into a ground lease escrow in the amount of one twelfth of estimated ground lease payments, under the terms of the ground lease (as described below), during the ensuing twelve month period.

Lockbox and Cash Management.  The Arbor Walk and Palms Crossing Mortgage Loan requires a separate lender-controlled lockbox account for each of the Arbor Walk Property and the Palms Crossing Property, which are already in place, and requires the borrower to direct all tenants to pay their rents directly to such lockbox accounts.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox accounts within two business days after receipt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-30

ARBOR WALK AND PALMS CROSSING

thereof.  Prior to the occurrence of a Lockbox Event (as defined below), all funds on deposit in the lockbox accounts are swept into an account designated by the borrower on a daily basis, however the borrower has no right to make withdrawals from the lockbox accounts except as specified by loan documents. Upon the occurrence of a Lockbox Event, all funds on deposit in the lockbox account are swept on a weekly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

 A “Lockbox Event” means: (i) the occurrence and continuance of an event of default, (ii) the commencement of any bankruptcy action against the borrower or property manager, or (iii) if, as of the last day of any calendar quarter during the Arbor Walk and Palms Crossing Mortgage Loan term, the debt service coverage ratio is less than 1.25x for two consecutive calendar quarters.

Property Management.  The Arbor Walk Property and Palms Crossing Property are currently managed by Simon Management Associates (Texas), LLC, an affiliate of SPG and the borrower, pursuant to two management agreements. According to the management agreements, the property manager is entitled to a base management fee in an amount equal to 3.0% of total revenues. The borrower may not surrender, terminate, or cancel the management agreements or otherwise replace the managers or enter into any management agreement without prior written consent of the lender.

Assumption.  The borrower has a right to transfer both the Arbor Walk Property and the Palms Crossing Property (collectively) without lender consent (other than during the period that is 60 days prior to or after the date of a securitization), in whole only, and the owner of the borrower has the right to transfer more than 50% aggregate ownership interests in the borrower to one or more Qualified Transferees (as defined below) in one or a series of related transactions, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment by the borrower of an assumption fee of $300,000 and other fees including rating agencies’ fees (subject to a cap of $25,000), (ii) no event of default has occurred and is continuing under the Arbor Walk and Palms Crossing Mortgage Loan, (iii) the organizational documents of the transferee are acceptable to Fitch and Moody’s, (iv) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, and (v) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any bankruptcy proceedings, voluntary or involuntary within seven years prior to the date of the proposed transfer.

A “Qualified Transferee” is an entity (a)(i) that owns and operates at least five regional malls totaling at least 10,000,000 square feet of gross leasable area in the aggregate, (ii) that has a net worth in excess of $1,000,000,000 or (iii) for which Fitch and Moody’s confirm that a transfer to such person will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates and (b) that satisfies other credit worthiness and experiential criteria.

Release.  The borrower may obtain a release of certain immaterial or non-income producing portions of the Arbor Walk Property or the Palms Crossing Property from the lien of the mortgage upon the satisfaction of certain conditions including but not limited to: (i) no event of default shall have occurred and be continuing, (ii) a loan to value test or (iii) borrower must pay down the principal balance of the Arbor Walk and Palms Crossing Mortgage Loan (which prepayment shall not be subject to any prepayment penalty of any kind) in an amount further specified in the loan documents.

The borrower may obtain a release of either the Arbor Walk Property or the Palms Crossing Property in connection with a partial defeasance upon satisfaction of the following conditions: (i) the partial defeasance of the mortgage loan in an amount at least equal to 115% of the allocated loan amount for the individual mortgaged property to be released; provided, however that if the undefeased portion of the mortgage loan at the time of request for the partial defeasance is less than such amount, the defeasance will be in an amount equal to the remaining portion of the mortgage loan at the time of the partial release, (ii) the debt service coverage ratio of the remaining property must be greater than or equal to 1.30x, (iii) the loan to value ratio must be less than or equal to 67.8% if the remaining property is the Palms Crossing Property, (iv) the loan to value ratio must be less than or equal to 70.0% if the remaining property is the Arbor Walk Property, (v) the individual mortgaged property to be released is conveyed to someone other than the borrower, (vi) receipt of confirmation that the partial defeasance will not result in any ratings of the Series 2011-C5 Certificates being downgraded, qualified or withdrawn, and (vii) payment of all of the lender’s costs and expenses related to the partial release and partial defeasance.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  None existing or permitted.

Other Additional Financing.  SPG is permitted to pledge its indirect interests in the borrower in connection with a corporate-level financing securing all or substantially all of SPG’s assets.  However, foreclosure on such pledge is an event of default under the loan documents if any person or entity other than an institutional lender becomes the owner of 50% or more of the borrower or SPG or controls the direct or indirect interests in the borrower or SPG.

Ground Lease. The Arbor Walk Property is subject to a ground lease with the University of Texas. The initial ground lease term began in December 2003 and expires in May 2056. The ground lease agreement does not contain any options to extend the lease. The fiscal year 2010 ground lease payment was $1,082,432. The rent under the ground lease for 2015 is $2,000,000 and commencing in 2016 and for each lease year thereafter, the rent is the sum of (i) prior year’s rent and (ii) increase equal to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-31

ARBOR WALK AND PALMS CROSSING

lesser of (x) 2% of prior year’s rent multiplied by the number of annual periods since the last increase in annual rent equal to 2% and (y) percentage increase in CPI for the calendar year immediately preceding the new lease year multiplied by factor of 1.5.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Arbor Walk Property and the Palms Crossing Property as well as business interruption insurance covering no less than the 18-month period from the date of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-32

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-33

VILLAGE OF ROCHESTER HILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-34

VILLAGE OF ROCHESTER HILLS

Village of Rochester Hills
60-388 North Adams Road
Rochester Hills, MI 48309
Lake Orion
Auburn Hills
Rochester
Rochester Hills
Oakland University
Meadow Brook Hall
Shelby
Waterford
Pontiac
Lake Angelus
Troy
OAKLAND COUNTY
MACOMB COUNTY
Sterling Heights
West Bloomfield
Bloomfield Hills
Bloomfield Township
Birmingham
Clawson
Royal Oak
Madison Heights
Warren
Beverly Hills
Franklin
Stony Creek Metro Park
Bald Mountain State Recr. Area
Oakland/Troy Airport
Somerset Collection
Walsh College
Oakland Community College
Silverdome
William Beaumont Hospital
Crittenden Hospital Medical Ctr.
Rochester College
Hampton Village Centre
Detroit 5 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-35

Village of Rochester Hills

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Retail
Original Principal Balance:	$51,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$51,000,000			Location:	Rochester Hills, MI
% of Initial Pool Balance:	4.7%			Size:	254,596 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	VORH Associates, LLC			Balance Per Unit/SF:	$200.32
Sponsor:	Robert B. Aikens & Associates			Year Built/Renovated:	2002/NAP
Mortgage Rate:	5.850%			Occupancy %:	95.0%
Note Date:	October 6, 2011			Occupancy % Source Date:	September 8, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	November 1, 2021			Property Manager:	Robert B. Aikens & Associates, LLC
IO Period:	24 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$6,357,472 (12/31/2009)
Seasoning:	None			2nd Most Recent NOI (As of):	$6,172,548 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$6,041,149 (TTM 7/31/2011)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$9,492,101
Call Protection:	L(24),D(92),O(4)			U/W Expenses:	$3,560,803
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$5,931,298
Additional Debt:	None			U/W NCF:	$5,762,621
Additional Debt Type:	NAP			U/W NOI DSCR:	1.64x
				U/W NCF DSCR:	1.60x
Escrows and Reserves:				U/W NOI Debt Yield:	11.6%
				U/W NCF Debt Yield:	11.3%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$77,650,000
Taxes	$199,670	$96,960	NAP	As-Is Appraisal Valuation Date:	August 26, 2011
Insurance	$68,565	$6,233	NAP	Cut-off Date LTV Ratio:	65.7%
Replacement Reserves	$0	$4,243	$150,000	LTV Ratio at Maturity or ARD:	58.0%
TI/LC(1)	$2,909,368	$21,216	$500,000

(1)	See “Escrows” below for a description of the TI/LC reserve.

The Mortgage Loan.  The mortgage loan (the “Village of Rochester Hills Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering an anchored retail lifestyle center located in Rochester Hills, Michigan (the “Village of Rochester Hills Property”).  The Village of Rochester Hills Mortgage Loan was originated on October 6, 2011 by The Royal Bank of Scotland. The Village of Rochester Hills Mortgage Loan had an original principal balance of $51,000,000, has an outstanding principal balance as of the Cut-off Date of $51,000,000 and accrues interest at an interest rate of 5.850% per annum.  The Village of Rochester Hills Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date, a 24 month interest-only period and requires payments of interest and principal based on a 30-year amortization schedule thereafter.  The Village of Rochester Hills Mortgage Loan matures on November 1, 2021.  The proceeds from the Village of Rochester Hills Mortgage Loan were used to refinance existing debt of approximately $46.5 million that was securitized in the CSFB 2002-CP5 transaction, pay closing and other costs of approximately $990,000, fund $3.2 million in upfront reserves and return approximately $950,000 of equity to the borrower.

Following the lockout period, the borrower has the right to defease the Village of Rochester Hills Mortgage Loan in whole, but not in part, on any due date before August 1, 2021; and, as such, the Village of Rochester Hills Mortgage Loan is prepayable without penalty on or after August 1, 2021.

The Property.  The Village of Rochester Hills Property is a 375,099 square foot Class A anchored retail lifestyle center that is anchored by Whole Foods (55,125 square feet) and Parisian (120,503 square feet; not part of the collateral for the loan). The Village of Rochester Hills Property is located in Rochester Hills, Oakland County, Michigan. The collateral for the Village of Rochester Mortgage Loan consists of 254,596 square feet. Per the appraisal, the 2010 median household income within a 1-mile and 3-mile radius of the Village of Rochester Hills Property was approximately $97,803 and $76,824, respectively.

The sponsor owned the mall previously located on the Village of Rochester Hills Property site (Meadowbrook Village Mall). In 1996, the sponsor demolished the Meadowbrook Village Mall and in 2002, opened the Village of Rochester Hills Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-36

VILLAGE OF ROCHESTER HILLS

Parking is provided by 1,588 surface spaces resulting in a parking ratio of 6.27 spaces per every 1,000 square feet of net rentable area. As of September 8, 2011, the Village of Rochester Hills Property was 95.0% leased to approximately 47 tenants. The Village of Rochester Hills Property’s national mix of in-line tenants includes Abercrombie & Fitch, Banana Republic, Pottery Barn, White House/Black Market and Williams-Sonoma. For the trailing twelve month period ending July 31, 2011, comparable in-line sales for tenants that report averaged $295 per square foot.

The following table presents certain information relating to the tenancies at the Village of Rochester Hills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Parisian(3)	NR/Caa2/B	120,503	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Anchor Tenants – Collateral
Whole Foods Market Group, Inc.	NR/NR/BB+	55,125	21.7%	$22.00	$1,212,750	18.8%	NAV	8/6/2028
Total Anchor Tenants – Collateral		55,125	21.7%	$22.00	$1,212,750	18.8%

Other Major Tenants - Collateral
Abercrombie & Fitch	NR/NR/NR	11,334	4.5%	$27.00	$306,018	4.8%	$140	12/31/2012
Pottery Barn	NR/NR/NR	10,496	4.1%	$23.76	$249,406	3.9%	$280	1/31/2015
Talbots	NR/NR/NR	10,237	4.0%	$29.00	$296,873	4.6%	$151	1/31/2013
Gap	BBB-/Baa3/BB+	9,045	3.6%	$21.00	$189,945	3.0%	$232	1/31/2016
Banana Republic	BBB-/Baa3/BB+	7,483	2.9%	$14.25	$106,633	1.7%	$201	1/31/2012
Total Other Major Tenants - Collateral		48,595	19.1%	$23.64	$1,148,875	17.9%

Non-Major Tenants		138,161	54.3%	$29.49	$4,074,069	63.3%

Occupied Collateral Total		241,881	95.0%	$26.61	$6,435,694	100.0%

Vacant Space		12,715	5.0%

Collateral Total		254,596	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot are as of the trailing twelve month period ending July 31, 2011.
(3)	Does not serve as part of the collateral for the Village of Rochester Hills Mortgage Loan, however, Parisian contributes to common area maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-37

VILLAGE OF ROCHESTER HILLS

The following table presents certain information relating to the lease rollover schedule at the Village of Rochester Hills Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	0	0	0.0%	0	0.0%	$0	$0.00
2012	15	52,588	20.7%	52,588	20.7%	$1,369,049	$26.03
2013	11	46,774	18.4%	99,362	39.0%	$1,384,086	$29.59
2014	1	1,816	0.7%	101,178	39.7%	$77,180	$42.50
2015	4	21,446	8.4%	122,624	48.2%	$555,508	$25.90
2016	4	19,759	7.8%	142,383	55.9%	$528,273	$26.74
2017	2	11,495	4.5%	153,878	60.4%	$353,491	$30.75
2018	3	10,685	4.2%	164,563	64.6%	$324,320	$30.35
2019	1	4,026	1.6%	168,589	66.2%	$88,572	$22.00
2020	2	9,433	3.7%	178,022	69.9%	$315,743	$33.47
2021	3	8,734	3.4%	186,756	73.4%	$226,722	$25.96
Thereafter	1	55,125	21.7%	241,881	95.0%	$1,212,750	$22.00
Vacant	0	12,715	5.0%	254,596	100.0%	$0	$0.00
Total / Weighted Average	47	254,596	100.0%			$6,435,694	$26.61
   * Source: Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the Village of Rochester Hills Property:

Historical Occupancy Percentages*

12/31/2008(1)	12/31/2009	12/31/2010
82%	95%	94%
* Source: Grubb & Ellis Landauer Valuation Advisory Services, LLC appraisal.

(1)	Occupancy as of December 31, 2008 was lower as a result of the closing of a Farmer Jack Food Emporium when the parent company, The Great Atlantic & Pacific Tea Company, exited the Michigan market in 2007. Whole Foods opened in the Farmer Jack space in August 2008.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Village of Rochester Hills Property:

Cash Flow Analysis

	2008	2009	2010	TTM 7/31/2011	U/W	U/W $ per SF
Base Rent	$6,017,207	$6,848,190	$6,562,270	$6,457,717	$6,435,694(1)	$25.28
Grossed Up Vacant Space	0	0	0	0	502,070	1.97
Percentage Rent	84,180	17,220	56,739	76,866	76,866	0.30
Total Reimbursables	2,852,237	2,979,545	2,861,078	2,740,851	2,835,536	11.14
Other Income	249,803	165,099	175,452	182,981	214,329	0.84
Less Vacancy & Credit Loss	(26,028)	(7,258)	18,986	2,096	(572,394)	(2.25)
Effective Gross Income	$9,177,399	$10,002,796	$9,674,525	$9,460,511	$9,492,101	$37.28

Total Operating Expenses	$3,890,126	$3,645,324	$3,501,977	$3,419,362	$3,560,803	$13.99

Net Operating Income	$5,287,273	$6,357,472	$6,172,548	$6,041,149	$5,931,298	$23.30

TI/LC	90,000	90,000	90,000	114,964	117,758	0.46
Capital Expenditures	0	0	0	0	50,919	0.20

Net Cash Flow	$5,197,273	$6,267,472	$6,082,548	$5,926,185	$5,762,621	$22.63

NOI DSCR	1.46x	1.76x	1.71x	1.67x	1.64x
NCF DSCR	1.44x	1.74x	1.68x	1.64x	1.60x
NOI DY	10.4%	12.5%	12.1%	11.8%	11.6%
NCF DY	10.2%	12.3%	11.9%	11.6%	11.3%

(1)
Contractual rent increases for several tenants were underwritten through January 2012.  Includes rent associated with two tenants totalling 3,760 square feet of space that have signed leases and are anticipated to take occupancy in November 2011.

Appraisal.  According to the appraisal performed by Grubb & Ellis Landauer Advisory Services, LLC, the Village of Rochester Hills Property had an “as-is” appraised value of $77,650,000 as of an effective date of August 26, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-38

VILLAGE OF ROCHESTER HILLS

Environmental Matters.  According to the Phase I environmental site assessment performed by Nova Consulting Group, Inc. on September 6, 2011, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  The Village of Rochester Hills Property is an anchored retail lifestyle center located in Rochester Hills, Michigan. Rochester Hills is a suburb of Detroit and is situated in Oakland County, approximately 33 miles north of the Detroit Central Business District. According to the appraisal, Oakland County is the fourth wealthiest county in the United States among counties with more than one million people. Primary access to the Village of Rochester Hills Property is provided by Interstate 75 to the west and MI-59 to the south.

The Village of Rochester Hills Property’s primary trade area encompasses a 10-mile radius, with a secondary trade area encompassing a 15-mile radius.  Within a 10-mile and 15-mile radius of the Village of Rochester Hills Property, the 2010 population was 523,218 and 1,194,967, respectively.  The population within a 10-mile radius of the Village of Rochester Hills Property grew at an annual rate of 3.1% over the ten-year period between 2000 and 2010 and the population is projected to grow at an annual rate of 1.0% over the next five years. Within the primary trade area, approximately 64% of households have 2011 estimated household incomes over $50,000 and 30% of households have 2011 estimated household incomes over $100,000.

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Grubb & Ellis Landauer Valuation Advisory Services, LLC for the Village of Rochester Hills Property:

Competitive Set*

	Village of Rochester Hills (Subject)	Somerset Collection	Great Lakes Crossing	The Mall at Partridge Creek	Lakeside Mall	Oakland Mall
Market	Rochester Hills, MI	Troy, MI	Auburn Hills, MI	Clinton Township, MI	Sterling Heights, MI	Troy, MI
Distance from Subject	--	9.0 miles	13.5 miles	13.0 miles	11.1 miles	10.3 miles
Property Type	Anchored Retail Lifestyle Center	Regional Center	Super Regional Center	Regional Center	Super Regional Center	Super Regional Center
Year Built/Renovated	2002/NAP	1968/NAV	1998/NAV	2007/NAV	1976/1999	1968/1991
Anchors	Whole Foods, Parisian	Macy’s, Neiman Marcus, Saks Fifth Avenue	Bass Pro Shops, Bed Bath & Beyond, Burlington Coat Factory, Neiman Marcus Last Call	H&M, MJR Theatres, Nordstrom, Parisian	JC Penney, Lord & Taylor, Macy’s	JC Penney, Macy’s, Sears
Total GLA	375,099 SF	321,486 SF	1,400,000 SF	599,000 SF	1,529,736 SF	1,379,321 SF
Total Occupancy	95%	100%	100%	100%	99%	99%

* Source: Grubb & Ellis Landauer Valuation Advisory Services, LLC & CoStar.

The Borrower.  The borrower is a Delaware limited liability company and a single-purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Village of Rochester Hills Mortgage Loan. Meadowbrook Properties, Inc., an affiliate of the borrower, is the guarantor of certain nonrecourse carveouts under the Village of Rochester Hills Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Village of Rochester Hills Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other circumstances, the borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor.  Over the past 30 years, Robert B. Aikens & Associates has developed over 20 million square feet of retail, commercial and residential space across 14 projects. Their current portfolio includes four retail centers (including the Village of Rochester Hills Property) totaling approximately 1.2 million square feet and one 17,000 square foot office building located in the greater Detroit area.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $199,670 for real estate taxes, $68,565 for insurance and $2,909,368 for tenant improvements and leasing commissions ($409,368 for two specific tenants and $2,500,000 for future tenant improvements and leasing commissions). The loan documents provide for ongoing, monthly escrows in the amount of: $96,960 (subject to adjustment per lender’s estimate) for real estate taxes, $6,233 (subject to adjustment per lender’s estimate) for insurance premiums, $21,216 for ongoing tenant improvements and leasing commissions (subject to a cap of $500,000), and $4,243 (subject to a cap of $150,000) for replacement reserves.

On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided that no Cash Management Period (as defined below) is then continuing (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period)), all monthly residual cash after payment of the monthly required payments will be swept into a special rollover reserve account, which sweep will continue until the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence: (i) upon the early termination or early cancellation of any Major Lease (as defined below), (ii) if any Major Tenant (as defined below) has discontinued its business or has given notice that it intends to discontinue its business, (iii) upon the occurrence and continuance of a default under any Major Lease by the applicable tenant, or (iv) upon a bankruptcy or insolvency proceeding of the applicable tenant under any Major Lease.  A Lease Sweep Period will end upon the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-39

VILLAGE OF ROCHESTER HILLS

earlier to occur of (x) the determination by lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, or (y) the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i) or (ii) above, upon the earlier to occur of (A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option, or (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease; (2) with respect to a Lease Sweep Period caused by a matter described in clause (iii) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; or (3) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” means the Whole Foods lease and any lease at the Village of Rochester Hills Property that covers 55,000 or more rentable square feet.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which taken together cover in the aggregate 55,000 or more rentable square feet.

Lockbox and Cash Management.  The Village of Rochester Hills Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Village of Rochester Hills Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence (i) upon the stated maturity date if the Village of Rochester Hills Mortgage Loan has not been repaid in full, (ii) if an event of default has occurred and is continuing under the Village of Rochester Hills Mortgage Loan, (iii) if, as of the last day of each calendar quarter during the term of the Village of Rochester Hills Mortgage Loan, the debt service coverage ratio is less than 1.10x, or (iv) upon the commencement of a Lease Sweep Period; and will end upon lender giving notice to the lockbox account bank that the sweeping of funds may cease, which notice shall be given by the lender if (1) the Village of Rochester Hills Mortgage Loan has been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matter described in clause (ii) above, such event of default has been cured or (B) with respect to the matter described in clause (iii) above, the property has achieved a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

Property Management.  The Village of Rochester Hills Property is currently managed by Robert B. Aiken & Associates, LLC pursuant to a management agreement. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 5.0% of gross income collected excluding reimbursement revenue. The borrower may not surrender, terminate, cancel, extend or renew the management agreement or otherwise replace the manager or enter into any other management agreement without written consent from the lender. Under the terms of the loan documents, the property manager agreed that, during the continuance of a Cash Management Period, the property manager will not be entitled to any management fees otherwise payable under the management agreement which are in excess of 4.0% of gross income; provided, however, that upon the termination of such Cash Management Period, subject to certain conditions, any management fees payable under the management agreement in excess of 4.0% of gross income which had accrued during the continuance of such Cash Management Period may be paid to the property manager by the borrower.

Assumption.  The borrower has the right to transfer the Village of Rochester Hills Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Village of Rochester Hills Mortgage Loan, (ii) payment by the borrower of an assumption fee equal to 0.5% of the outstanding principal balance of the Village of Rochester Hills Mortgage Loan, (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors and indemnitors have indicated in writing in form and substance their readiness and ability to transfer and assume the Village of Rochester Hills Mortgage Loan, and (viii) the manager and proposed management agreement is satisfactory to the lender, Fitch and Moody’s.

Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-40

VILLAGE OF ROCHESTER HILLS

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Village of Rochester Hills Property. The coverage will have a deductible of no greater than $25,000. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-41

RENNAISSANCE NORTH HILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-42

RENNAISSANCE NORTH HILLS

Renaissance North Hills
4100 Main at North Hills Street
Raleigh, NC 27609
Raleigh
DURHAM COUNTY
WAKE COUNTY
Raleigh-Durham Intl. Airport
William B. Umstead State Park
Northern Wake Expwy
Alexander Place Promenade
Six Forks Station
Stonehenge Market
Pleasant Valley Promenade
Crabtree Valley Mall
Triangle Town Center
North Hills
Crabtree Forest
Laurel Hills
Hickory Hills
New Hope Acres
Duke Raleigh Hospital
NC Museum of Art
RBC Center
Carter-Finley Stadium
NC State Univ. School of Veterinary Medicine
Meredith College
The Shops of Cameron Village
Hayes Barton
Brooklyn Hill
Peace College
NC Museum of Natural Sciences
State Capitol
St. Augustines College
WakeMed Health and Hospitals
Downtown
North Carolina State University
Lake Raleigh
Lake Johnson
Shaw University
Walnut Creek
Cary
Cary Towne Center
Crossroads Plaza
Centrum at Crossroads
Waverly Place
Lochmere Lake
NCSU Agricultural Research Land
North/South Station
Garner
Garner Towne Square
Cliff Benson Beltline
Tom Bradshaw Frwy
Wade Ave Extension
Wade Ave
Glenwood Ave
Six Forks Rd
Capital Blvd
New Bern Ave
Chapel Hill Rd
Hillsborough St
Tryon Rd
Durham
Chapel Hill
Morrisville
Apex
Holly Springs
Knightdale
Wake Forest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-43

Renaissance North Hills

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Hospitality
Original Principal Balance:	$47,500,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$47,411,949			Location:	Raleigh, NC
% of Initial Pool Balance:	4.3%			Size:	229 rooms
Loan Purpose:	Refinance			Balance Per Room:	$207,039.08
Borrower Name:	Kane Concord Hotel, LLC			Year Built/Renovated:	2008/NAP
Sponsor:	Concord Hospitality and Kane Realty			Occupancy %:	74.2%
Mortgage Rate:	5.941%			Occupancy % Source Date:	August 31, 2011
Note Date:	August 23, 2011			Title Vesting:	Fee
Anticipated Repayment Date:	NAP
Maturity Date:	September 1, 2021			Property Manager:	Concord Hospitality Enterprises Company
IO Period:	NAP
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$3,697,789 (12/31/2009)
Seasoning:	2 months			2nd Most Recent NOI (As of):	$5,393,227 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$5,968,669 (TTM 8/31/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(90),O(4)			U/W Revenues:	$15,955,676
Lockbox Type:	Hard/Springing Cash Management			U/W Expenses:	$9,781,922
Additional Debt:	None			U/W NOI:	$6,173,754
Additional Debt Type:	NAP			U/W NCF:	$5,535,527
				U/W NOI DSCR:	1.82x
Escrows and Reserves:				U/W NCF DSCR:	1.63x
				U/W NOI Debt Yield:	13.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.7%
Taxes	$252,636	$21,685	NAP	As-Is Appraised Value:	$68,000,000
Insurance	$54,116	$4,645	NAP	As-Is Appraisal Valuation Date:	July 8, 2011
FF&E(1)	$0	$51,337	NAP	Cut-off Date LTV Ratio:	69.7%
Designated TI/LC(2)	$55,000	$0	NAP	LTV Ratio at Maturity or ARD:	59.1%

(1)	Ongoing monthly FF&E reserve in the amount of one-twelfth of 4.0% of annual gross revenue (initially $51,337 per month). See “Escrows” below.
(2)	Upfront leasing reserve associated with the Mia Francesca lease. See “Escrows” below.

The Mortgage Loan.  The mortgage loan (the “Renaissance North Hills Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering a full service hotel located in Raleigh, North Carolina (the “Renaissance North Hills Property”).  The Renaissance North Hills Mortgage Loan was originated on August 23, 2011 by The Royal Bank of Scotland. The Renaissance North Hills Mortgage Loan had an original principal balance of $47,500,000, has an outstanding principal balance as of the Cut-off Date of $47,411,949 and accrues interest at a rate of 5.941% per annum.  The Renaissance North Hills Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Renaissance North Hills Mortgage Loan matures on September 1, 2021.  The proceeds from the Renaissance North Hills Mortgage Loan were used to refinance existing debt of approximately $38.2 million, pay closing and other costs of approximately $500,651, and fund $361,752 in upfront reserves, resulting in a return of equity to the sponsors of approximately $8.4 million.

Following the lockout period, the borrower has the right to defease the Renaissance North Hills Mortgage Loan in whole, but not in part, on any payment date prior to the scheduled maturity date. In addition, the Renaissance North Hills Mortgage Loan is prepayable without penalty on any payment date on or after June 1, 2021.

The Property.  The Renaissance North Hills Property is a 229-room full service hotel located at 4100 Main at North Hills Street in Raleigh, Wake County, North Carolina. Constructed in 2008, the ten-story Renaissance North Hills Property is a AAA Four Diamond lodging facility and the recent recipient of Marriott International, Inc.’s 2010 Hotel of the Year award.

The Renaissance North Hills Property features 8,623 square feet of meeting space inclusive of a 5,430 square foot ballroom. Amenities at the Renaissance North Hills Property include a restaurant and lounge, an indoor swimming pool and whirlpool, 24 hour business center, valet parking, guest laundry facility and free access to the adjacent gym. Additionally, a newly constructed and leased restaurant, Mia Francesca, opened on October 21, 2011. Mia Francesca commenced rent payments on September 1, 2011. The lease has a term of ten years and has two five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-44

RENAISSANCE NORTH HILLS

The Renaissance North Hills Property is centrally located within the North Hills mixed-use development in Raleigh, North Carolina, which consists of three city blocks of retail, restaurant and entertainment space (currently 97% occupied) and office space (currently 98% occupied).

The entire North Hills mixed-use development is subject to a condominium regime with the Renaissance North Hills Property constituting Unit 3 and having a 7% ownership interest in the condominium association.   The condominium association governs the development, maintenance and use of the common areas in the mixed-use development.  Although the borrower does not have control of the condominium association, generally any actions by the condominium association that would materially affect the rights of the borrower as the owner of Unit 3 will require the consent of both the borrower and the lender under the Renaissance North Hills Mortgage Loan.  Additionally, certain actions, including but not limited to encumbering or conveying the general common areas and materially amending the related condominium declaration, require the consent of certain specified percentages of the voting interests in the condominium association together with the first lien holders of the affected units.

The Renaissance North Hills Property is situated at the intersection of I-440 (the inner Beltline) and Six Forks Road.  The Renaissance North Hills Property is located approximately 6 miles north of the Raleigh central business district and 14 miles southeast of the Raleigh Durham International Airport.  The Renaissance North Hills Property has access to Raleigh, Cary, Research Triangle Park, Chapel Hill and Durham via the I-440 inner Beltline. Directly across the street from the Renaissance North Hills Property is the CapTrust building, a 17-story 300,000 square foot office building that was opened in 2010 and is currently 83% occupied.  The Six Forks Road corridor is one of the largest employment centers within the Raleigh market, therefore much of the room night demand at the Renaissance North Hills Property is commercial / corporate in nature.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Renaissance North Hills Property:

Cash Flow Analysis(1)

	2009	2010	TTM 8/31/2011	U/W	U/W $ per Room
Occupancy	61.0%	72.7%	74.2%	74.2%
ADR	$137.68	$153.04	$162.25	$162.25
RevPAR	$83.98	$111.26	$120.42	$120.42

Total Revenue	$10,788,420	$14,342,582	$15,627,081	$15,955,676	$69,675
Total Department Expenses	4,021,450	5,182,405	5,597,191	5,597,254	24,442
Gross Operating Profit	$6,766,970	$9,160,177	$10,029,890	$10,358,422	$45,233

Total Undistributed Expenses	2,753,165	3,449,621	3,742,014	3,877,916	16,934
Profit Before Fixed Charges	$4,013,805	$5,710,556	$6,287,876	$6,480,506	$28,299

Total Fixed Charges	316,016	317,329	319,207	306,752	1,340
Net Operating Income(2)	$3,697,789	$5,393,227	$5,968,669	$6,173,754	$26,960

FF&E	0	23,241	103,697	638,227	2,787
Net Cash Flow	$3,697,789	$5,369,986	$5,864,972	$5,535,527	$24,173

NOI DSCR	1.09x	1.59x	1.76x	1.82x
NCF DSCR	1.09x	1.58x	1.73x	1.63x
NOI DY	7.8%	11.4%	12.6%	13.0%
NCF DY	7.8%	11.3%	12.4%	11.7%

(1)	The Renaissance North Hills Property opened in December 2008.
(2)	The U/W NOI is higher than the historical NOIs due to several factors including but not limited to new leasing as described above under “The Property”.

Appraisal.  According to the appraisal performed by HVS Consulting and Valuation Services, the Renaissance North Hills Property had an “as is” appraised value of $68,000,000 as of an effective date of July 8, 2011.

Environmental Matters.  The Phase I environmental site assessment performed by AEI Consultants on July 19, 2011, on the Renaissance North Hills Property, identified two recognized environmental conditions (“REC”). One identified REC is in connection with an off-site leaking underground storage tank at an Exxon service station located approximately 1,000 feet north of the Renaissance North Hills Property. The second identified REC is in connection with the potential presence of residual contaminants at an off-site dry cleaning facility located approximately 1,500 feet to the north and upgradient of the Renaissance North Hills Property. AEI Consultants concluded that since remediation is ongoing at both sites, no further environmental investigation is recommended. However, AEI Consultants recommended that the borrower properly maintain records and documentation of these sites.

Market Overview and Competition. The Renaissance North Hills Property is located in Raleigh, Wake County, North Carolina. Raleigh is the second largest city in North Carolina and serves as the state capital. Raleigh, Durham and Chapel Hill make up the three primary cites of the Research Triangle metropolitan area. The Research Triangle metropolitan area enjoys a diverse economy, which includes the services, government, trade, technology, healthcare, higher education, and manufacturing sectors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-45

RENAISSANCE NORTH HILLS

Located approximately 17 miles northwest of the Renaissance North Hills Property, the Research Triangle Park is the largest research park in the world and home to more than 170 global companies including IBM, GlaxoSmithKline, and Cisco and is proximate to three major research universities: Duke University, University of North Carolina at Chapel Hill, and North Carolina State University.

According to the July 2011 Smith Travel Research Report, the Renaissance North Hills Property is located within the Raleigh-Durham-Chapel Hill, North Carolina lodging market.  As of July 2011, the Raleigh-Durham-Chapel Hill, North Carolina area lodging market contained a total of 235 hotels with an inventory of 25,984 rooms.  The Raleigh-Durham-Chapel Hill, North Carolina market’s trailing 12-month period through July 2011 had an aggregate occupancy level of 60.2% with an ADR of $80.75, reflecting a RevPAR of $48.64, up 7.8% over the previous corresponding trailing 12-month period. Gains in occupancy of 6.3% were coupled with a 1.5% increase in ADR.

The following table presents certain information relating to the competitive set provided in the Smith Travel Research report:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Renaissance North Hills(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 7/31/2011	66.3%	$112.31	$74.46	73.5%	$161.11	$118.40	110.8%	143.4%	159.0%
TTM 7/31/2010	63.2%	$108.84	$68.83	73.5%	$146.87	$107.93	116.2%	134.9%	156.8%
TTM 7/31/2009	60.9%	$113.25	$68.97	51.4%	$135.35	$69.59	84.4%	119.5%	100.9%

(1)	Data provided by July 31, 2011 Smith Travel Research report.
(2)	The Renaissance North Hills Property opened in December 2008.

The following table presents certain information relating to some comparable hotel properties provided in the appraisal performed by HVS Consulting and Valuation Service:

Competitive Set*

	Renaissance North Hills (Subject)	Marriott Raleigh City Center	Umstead Hotel and Spa	Embassy Suites Raleigh Crabtree	Hilton North Raleigh	Marriott Raleigh Crabtree Valley	Sheraton Raleigh
Number of Rooms	229	400	150	225	375	338	353
Occupancy	74%	66%	59%	71%	67%	58%	61%
ADR	$161	$124	$244	$111	$107	$105	$107
RevPAR	$118	$82	$144	$79	$72	$61	$65
Occupancy Penetration	111%	101%	91%	109%	103%	89%	94%
ADR Penetration	143%	95%	188%	85%	82%	81%	82%
RevPAR Penetration	159%	97%	170%	93%	85%	72%	77%
* Source: July 31, 2011 Smith Travel Research Report and estimated 2010 figures from the HVS Consulting and Valuation Service appraisal.

The Borrower.  The borrower is a North Carolina limited liability company and a single purpose entity with two independent directors serving on the board of managers of each of the borrower’s non-member manager and single purpose equity member.  Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance North Hills Mortgage Loan. Mark G. Laport, John M. Kane, and Richard Branca, the indirect owners of the borrower, are the guarantors of certain nonrecourse carveouts under the Renaissance North Hills Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Renaissance North Hills Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantors if among other circumstances, the borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantors join in an involuntary bankruptcy petition against the borrower.

The Sponsors.  Concord Hospitality and Kane Realty are joint sponsors of the Renaissance North Hills Mortgage Loan. Concord Hospitality is a private hotel owner/operator in the country and Kane Realty is a developer/redeveloper in the Raleigh/Durham area. Kane Realty was founded in 1978 and has had a total of 6.5 million square feet of development/redevelopment in the firm’s history. Kane Realty is also the owner/developer of the North Hills mixed-use development. Concord Hospitality’s portfolio consists of more than 80 hotels between owned and managed properties. In partnership with the industry’s leading brands, Concord has developed more than $1 billion of projects in many hotel segments.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $252,636 for real estate taxes, $54,116 for insurance premiums and $55,000 for unpaid leasing costs associated with the new Mia Francesca lease. The loan documents provide for ongoing monthly escrows in the amount of $21,685 (subject to adjustment per lender’s estimate) for real estate taxes, $4,645 (subject to adjustment per lender’s estimate) for insurance premiums and one-twelfth of 4.0% of gross revenue (initially $51,337 per month) for FF&E reserves.

Lockbox and Cash Management.  The Renaissance North Hills Mortgage Loan requires a lender-controlled lockbox account, which is already in place and that the borrower direct all tenants and credit card/banks to deliver all receipts into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-46

RENAISSANCE NORTH HILLS

within one business day after receipt. Funds deposited will be swept by the clearing bank to the borrower unless a Cash Management Period (as defined below) has commenced, in which event funds will be swept daily into a lender controlled account and applied and distributed in the lender’s deposit account.

A “Cash Management Period” will commence upon any of the following: (i) an event of default, or (ii) if, as of the last day of each calendar quarter during the loan term, the debt service coverage ratio is less than 1.25x.

Property Management.  The Renaissance North Hills Property is currently managed by Concord Hospitality Enterprises Company under a 25-year management agreement dated August 23, 2011. According to the management agreement, the manager is entitled to 3.0% of gross revenues of each operating year. The borrower may not extend, renew or cancel the management agreement or otherwise replace the manager or enter into any other management agreement without the prior written consent of the lender (which consent may not be reasonably withheld).

Assumption.  The borrower has the right to transfer the Renaissance North Hills Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Renaissance North Hills Mortgage Loan, (ii) payment by the borrower of an assumption fee equal to 0.5% of the outstanding principal balance of the Renaissance North Hills Mortgage Loan for the first assumption and 1.0% of the outstanding principal balance of the Renaissance North Hills Mortgage Loan thereafter, (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors and indemnitors have indicated in writing in form and substance reasonably satisfactory to the lender their readiness and ability to transfer and assume the Renaissance North Hills Mortgage Loan, (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender, and (ix) the manager and proposed management agreement is satisfactory to the lender, Fitch and Moody’s.

Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Renaissance North Hills Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-47

MADONNA PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-48

MADONNA PLAZA

Madonna Plaza
201-299 Madonna Road
San Luis Obispo, CA 93405
San Luis Obispo
Camp San Luis Obispo
San Francisco 227 miles
California Polytechnic State University San Luis Obispo
LOS PADRES NATIONAL FOREST
Mount Lowe
Black Butte
Bishop Peak
Highland Dr
University Sq Shopping Ctr
Sierra Vista Regional Medical Ctr
Mission San Luis Obispo del Tolosa
French Hospital Medical Center
LOS OSOS VALLEY
SANTA LUCIA RANGE
Laguna Lake Park
Laguna Lake
San Luis Obispo Farmer's Market
SLO Amtrak Station
Johnson Park
Orcutt Rd
San Luis Obispo Promenade
Tank Farm Rd
Islay Hill
SAN LUIS OBISPO COUNTY
San Luis Obispo County Regional Airport/McChesney Field
Buckley Rd
Bald Hill
Bald Knob
Indian Knob
Avila Beach
Avila Pier
San Luis Obispo Bay
San Luis Hill
Point San Luis
Shell Beach
Pacific Ocean
Pismo Beach
Pismo State Beach
Pismo Pier
Grover Beach
Arroyo Grande
Prime Outlets at Pismo Beach
Pacific Coast Plaza
Los Angeles 198 miles
101
1
227
Sacramento
San Francisco
Oakland
Stockton
San Jose
Santa Cruz
Monterey
Fresno
NEVADA
CALIFORNIA
COAST RANGES
Bakersfield
Pacific Ocean
Santa Barbara
Los Angeles
Long Beach
Palmdale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-49

Madonna Plaza

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Retail
Original Principal Balance:	$40,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$40,000,000			Location:	San Luis Obispo, CA
% of Initial Pool Balance:	3.7%			Size(6):	318,514 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	Madonna Plaza SRT LP			Balance Per Unit/SF:	$125.58
Sponsor:	Schottenstein Property Group, Inc.			Year Built/Renovated:	1968/2004
Mortgage Rate:	5.800%			Occupancy %:	92.9%
Note Date:	October 12, 2011			Occupancy % Source Date:	October 6, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Leasehold
Maturity Date:	November 1, 2021			Property Manager:	Schottenstein Property Group, LLC
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,866,209 (12/31/2009)
Seasoning:	None			2nd Most Recent NOI (As of):	$3,619,246 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,758,191 (TTM 4/30/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$5,574,321
Call Protection:	L(24),GRTR1% or YM(92),O(4)			U/W Expenses:	$1,750,768
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$3,823,553
Additional Debt:	None			U/W NCF:	$3,603,720
Additional Debt Type:	NAP			U/W NOI DSCR:	1.36x
				U/W NCF DSCR:	1.28x
Escrows and Reserves:				U/W NOI Debt Yield:	9.6%
				U/W NCF Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$58,800,000
Taxes(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 1, 2011
Insurance(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.0%
Capex(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	57.4%
Cash Collateral Reserve(4)	$2,750,000	NAP	NAP
Ground Rent Reserve(5)	$116,575	NAP	NAP

(1)
Monthly real estate tax deposits are waived provided that no event of default has occurred and is continuing and the borrower has provided the lender with proof of payment. Monthly deposits will be required if the borrower does not pay any installment of real estate taxes when due more than one time in any twelve month period or more than three times during the loan term.

(2)
Monthly insurance deposits are waived so long as no event of default has occurred and is continuing and the insurance required to be maintained by the borrower is effected under an acceptable blanket policy.

(3)	Monthly ongoing capex reserves are waived initially. See “Escrows” below.
(4)	See “Escrows” below for a description of the Cash Collateral Reserve.
(5)
The borrower is required to make an additional deposit into the ground rent reserve on the 48th payment date and the 96th payment date occurring during the term of the Madonna Plaza Mortgage Loan in an amount that would cause the balance in the reserve to be equal to three months of ground rent as of the date of such deposit.

(6)	Includes McDonald’s (3,705 square feet), who owns its own stores on land subject to a ground lease with an affiliate of the borrower.

The Mortgage Loan.  The mortgage loan (the “Madonna Plaza Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering an anchored retail center located in San Luis Obispo, California (the “Madonna Plaza Property”).  The Madonna Plaza Mortgage Loan was originated on October 12, 2011 by The Royal Bank of Scotland. The Madonna Plaza Mortgage Loan had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and accrues interest at an interest rate of 5.800% per annum.  The Madonna Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule.  The Madonna Plaza Mortgage Loan matures on November 1, 2021.  The proceeds from the Madonna Plaza Mortgage Loan were used to refinance existing debt of approximately $36.0 million, pay closing costs of approximately $680,000, fund approximately $2.9 million in upfront reserves and return approximately $421,000 to the sponsor.

Following the lockout period, the borrower has the right to voluntarily prepay the loan, in whole only, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% of the principal amount being prepaid. On or after August 1, 2021, the borrower may voluntarily prepay the loan, in whole only, without penalty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-50

MADONNA PLAZA

The Property.  The Madonna Plaza Property is a 318,514 square foot, single-story, open-air retail center located in the city of San Luis Obispo, San Luis Obispo County, California. The Madonna Plaza Property is located along U.S. Highway 101 at Madonna Road, which is a main retail arterial within the area. Access to the Madonna Plaza Property is provided via two driveways along the east side of Madonna Road and four driveways along the north side of El Mercado.

The Madonna Plaza Property includes 14 buildings comprised of multiple parcels situated on a 27.86-acre site. The sponsor purchased the Madonna Plaza Property in June 2011 for approximately $58.5 million. The Madonna Plaza Property was originally constructed in phases between 1968 and 1984 and underwent a complete renovation in 2004. A redevelopment of a 6,259 square foot outparcel building was recently completed in 2010.

As of October 6, 2011, the Madonna Plaza Property is 92.9% leased by a variety of local, regional, and national tenants. The Madonna Plaza Property is anchored by Sears (75,400 square feet), Kohl’s (62,481 square feet), Ralphs (51,933 square feet) and Best Buy (30,000 square feet). Other major tenants include Petco and Big 5 Corporation. Parking for the Madonna Plaza Property consists of 1,495 surface spaces equating to a parking ratio of 4.7 spaces per 1,000 square feet of net rentable area.

The following table presents certain information relating to the tenancies at the Madonna Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(3)	Lease Expiration Date(4)
Anchor Tenants – Collateral
Sears, Roebuck and Co.	B/Ba3/B+	75,400	23.7%	$1.55	$116,744	2.5%	$147	1/31/2013
Kohl’s Department Store	BBB+/Baa1/BBB+	62,481	19.6%	$21.16	$1,322,152	28.8%	NAV	1/31/2026
Ralphs Grocery Company	BBB/Baa2/BBB	51,933	16.3%	$12.18	$632,739	13.8%	$283	12/31/2020
Best Buy Stores, L.P.	BBB-/Baa2/BBB-	30,000	9.4%	$17.69	$530,665	11.6%	NAV	1/31/2018
Total Anchor Tenants – Collateral		219,814	69.0%	$11.84	$2,602,300	56.6%

Other Major Tenants - Collateral
Petco Animals Supplies, Inc.	NR/B2/B	20,100	6.3%	$16.42	$330,000	7.2%	NAV	1/31/2013
Big 5 Corporation	NR/NR/NR	10,000	3.1%	$19.00	$190,000	4.1%	$295	1/31/2015
Bank of America	A+/Baa1/A	5,480	1.7%	$26.04	$142,699	3.1%	NAV	MTM
Total Other Major Tenants - Collateral		35,580	11.2%	$18.63	$662,699	14.4%

Non-Major Tenants		40,660	12.8%	$32.70	$1,329,408	28.9%

Occupied Collateral Total(2)		296,054	92.9%	$15.52	$4,594,407	100.0%

Vacant Space		22,460	7.1%

Collateral Total		318,514	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Includes 2,294 square feet of space for Chipotle who has signed a lease, but has not yet taken occupancy. This represents approximately $103,230 of annual base rent.
(3)	Sales per square foot are for the full year ending December 31, 2010, with the exception of Sears whose sales are for the full year ending January 31, 2010.
(4)
Sears, Roebuck and Co. has one 5-year lease extension option remaining.  Ralphs Grocery Company has six 5-year lease extension options remaining.  Best Buy Stores, L.P. has three 5-year lease extension options remaining.  Petco Animals Supplies, Inc. has two 5-year lease extension options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-51

MADONNA PLAZA

The following table presents certain information relating to the lease rollover schedule at the Madonna Plaza Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	2	7,213	2.3%	7,213	2.3%	$210,286	$29.15
2011	1	1,520	0.5%	8,733	2.7%	$63,000	$41.45
2012	0	0	0.0%	8,733	2.7%	$0	$0.00
2013	5	102,751	32.3%	111,484	35.0%	$658,318	$6.41
2014	3	9,168	2.9%	120,652	37.9%	$276,299	$30.14
2015	5	20,874	6.6%	141,526	44.4%	$483,466	$23.16
2016	1	1,200	0.4%	142,726	44.8%	$42,480	$35.40
2017	2	2,655	0.8%	145,381	45.6%	$93,347	$35.16
2018	1	30,000	9.4%	175,381	55.1%	$530,665	$17.69
2019	0	0	0.0%	175,381	55.1%	$0	$0.00
2020	1	51,933	16.3%	227,314	71.4%	$632,739	$12.18
2021	2	6,259	2.0%	233,573	73.3%	$281,655	$45.00
Thereafter	1	62,481	19.6%	296,054	92.9%	$1,322,152	$21.16
Vacant	0	22,460	7.1%	318,514	100.0%	$0	$0.00
Total / Weighted Average	24	318,514	100.0%			$4,594,407	$15.52
* Source: Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the Madonna Plaza Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	10/06/2011
NAV	NAV	93%
*   Historical figures are not available as the Madonna Plaza Property was acquired by the borrower in June 2011.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Madonna Plaza Property:

Cash Flow Analysis

	2008	2009	2010	TTM 4/30/2011	U/W	U/W $ per SF
Base Rent	$4,191,374	$3,546,566	$4,323,247	$4,469,011	$4,594,407(1)	$14.42
Grossed Up Vacant Space	0	0	0	0	581,714(2)	1.83
Percentage Rent	156,244	102,624	90,353	84,640	84,640	0.27
Total Reimbursables	608,586	682,483	604,339	526,178	602,491	1.89
Less Vacancy & Credit Loss	0	0	0	0	(288,931)(2)	(0.91)
Effective Gross Income	$4,956,204	$4,331,673	$5,017,939	$5,079,829	$5,574,321	$17.50

Total Operating Expenses	$1,663,238	$1,465,464	$1,398,693	$1,321,638	$1,750,768	$5.50

Net Operating Income(3)	$3,292,966	$2,866,209	$3,619,246	$3,758,191	$3,823,553	$12.00
TI/LC	0	0	0	0	137,983	0.43
Capital Expenditures	0	0	0	0	81,850	0.26
Net Cash Flow	$3,292,966	$2,866,209	$3,619,246	$3,758,191	$3,603,720	$11.31

NOI DSCR	1.17x	1.02x	1.29x	1.33x	1.36x
NCF DSCR	1.17x	1.02x	1.29x	1.33x	1.28x
NOI DY	8.2%	7.2%	9.0%	9.4%	9.6%
NCF DY	8.2%	7.2%	9.0%	9.4%	9.0%

(1)	Underwritten base rent was averaged over the lesser of the loan term or lease term for Ralphs, Kohl’s and Best Buy due to their investment grade ratings.
(2)
The Madonna Plaza Property has vacant and dark space equal to 7.1% of the net rentable area, including a space with Borders Inc., representing approximately 5.5% of the net rentable area.  The borrower has entered into a letter of intent with Sports Authority to lease the dark Borders space as well as additional space at the Madonna Plaza Property.  Consistent with the appraisal of the mortgaged property, a 5% vacancy at the Madonna Plaza property was underwritten.  Per the appraisal of the mortgaged property, the San Luis Obispo/Paso Robles retail submarket had a 1.7% vacancy rate as of the second quarter of 2011. The Madonna Plaza Property is currently 92.9% leased.  Additionally, in order to mitigate potential risks associated with the Borders space, the lender has retained a $2,750,000 cash collateral reserve. See “Escrows” below.

(3)
The U/W NOI is higher than the historical NOIs due to several factors including but not limited to new leasing, some of which is described above in footnote 2 to the table captioned “Major Tenants” and footnotes 1 and 2 above.

Appraisal.  According to the appraisal performed by Cushman & Wakefield, the Madonna Plaza Property had an “as-is” appraised value of $58,800,000 as of August 1, 2011.

Environmental Matters.  According to the Phase I environmental site assessment performed by Nova Consulting Group, Inc. on August 26, 2011, there was no evidence of any recognized environmental conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-52

MADONNA PLAZA

Market Overview and Competition.  The Madonna Plaza Property is located at 201-299 Madonna Road, on the west side of U.S. Highway 101 in the city of San Luis Obispo, San Luis Obispo County, California, approximately three miles southwest of the San Luis Obispo’s downtown central business district. Madonna Road is the main arterial roadway through the neighborhood surrounding the Madonna Plaza Property and through southwestern San Luis Obispo. The road also provides a full freeway interchange with U.S. Highway 101 at the Madonna Plaza Property and links the Madonna Plaza Property to downtown San Luis Obispo and the nearby coastal communities of Morro Bay, Cambria, San Simeon, and Cayucos.

Per the appraisal, and as reported by the Traffic Division of the San Luis Obispo County Department of Public Works, the average daily traffic volume at the Madonna Plaza Property’s location is over 70,000 vehicles along U.S. Highway 101 and between 25,000 and 34,999 vehicles along Madonna Road. Per the appraisal, in 2010, the population within a five-mile radius of the Madonna Plaza Property was 59,223 with an average household income of $69,248.

According to the appraisal, the San Luis Obispo/Paso Robles retail market consisted of 13.8 million square feet of retail space divided into seven submarkets. As of the second quarter of 2011, the market was 3.8% vacant with an average rental rate of $20.70 per square foot. The Madonna Plaza Property is located in the Northwest San Luis Obispo (“SLO”) retail submarket. The SLO retail submarket, containing 1.3 million square feet of retail space, had the lowest vacancy rate of all the San Luis Obispo/Paso Robles retail submarkets at 1.7% as of the second quarter of 2011. The SLO retail submarket had an average rental rate of $28.73 per square foot during the same time period.

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Cushman & Wakefield for The Madonna Plaza Property:

Competitive Set*

	Madonna Plaza (Subject)	SLO Promenade	Laguna Village	Marigold Center	Irish Hills Plaza
Market	San Luis Obispo, CA	San Luis Obispo, CA	San Luis Obispo, CA	San Luis Obispo, CA	San Luis Obispo, CA
Distance from Subject	--	Adjacent	0.7 miles	1.3 miles	2.1 miles
Property Type	Anchored Retail	Power Center	Neighborhood Center	Community Center	Power Center
Year Built/Renovated	1968/2004	1986/2000	1986/NAP	1995/NAP	2000/2007
Anchors	Ralphs, Kohl’s, Best Buy, Sears, Petco	Forever 21, Bed Bath & Beyond, Stapes, Cost Plus	CVS, Spenser’s Market	Vons, CVS, Michaels	Costco, Home Depot, Office Max, PetSmart, TJ Maxx
Total GLA	318,514 SF	210,314 SF	102,393 SF	173,337 SF	355,722 SF
Total Occupancy	93%	99%	99%	93%	92%
* Source: Cushman & Wakefield appraisal.

The Borrower.  The borrower is a California limited partnership and a single-purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Madonna Plaza Mortgage Loan. Schottenstein Realty, LLC is the guarantor of certain nonrecourse carveouts under the Madonna Plaza Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Madonna Plaza Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other circumstances, the borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor.  Schottenstein Property Group, Inc. (“Schottenstein”) is an owner, operator, acquirer and redeveloper of community and neighborhood shopping centers in major population areas throughout the United States. Schottenstein properties are predominately anchored by national retail tenants including American Signature Inc., DSW, Inc., Bed, Bath & Beyond, Inc., Wal-Mart Stores, Inc., and TJX Companies. Schottenstein owns interest in a diverse portfolio of more than 156 properties in 27 states representing in excess of 21 million square feet of gross leasable area.

Escrows.  The loan documents provided for upfront escrows at closing in the amount of: $116,575 for ground rent and $2,750,000 in connection with the dark space formerly occupied by Border’s, Inc. (the “Cash Collateral Funds”). The borrower is required to make an additional deposit into the ground rent reserve on the 48th payment date and the 96th payment date occurring during the term of the Madonna Plaza Mortgage Loan in an amount that would cause the balance in the reserve to be equal to three months of ground rent as of the date of such deposit.

The Cash Collateral Funds will be released, provided no event of default or monetary default exists, upon occurrence of the following: (i) the borrower has entered into one or more leases demising all or substantially all of the dark space formerly occupied by Border’s, Inc. for a term of no less than 5 years and (ii) the debt service coverage ratio of the Madonna Plaza Mortgage Loan is at least 1.25x.  The lender has the right to use the Cash Collateral Funds on deposit to make a prepayment or principal (together with the applicable yield maintenance premium) on the Madonna Plaza Mortgage Loan during the continuance of a monetary event of default or if the debt becomes immediately due and payable pursuant to the loan documents.

The loan documents initially waive the requirement for monthly real estate tax, insurance and capex deposits, as set forth below. Monthly real estate tax deposits will be waived provided that no event of default has occurred and is continuing, the borrower has paid such real estate taxes when due and has provided the lender with proof of payment. If the borrower does not pay any installment of real estate taxes when due more than one time in any 12 month period or more than three times during the Madonna Plaza Mortgage Loan term, such monthly real estate tax deposits will be required for the remainder of the Madonna Plaza Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-53

MADONNA PLAZA

Loan term. Monthly insurance deposits will be waived as long as no event of default has occurred and is continuing and the insurance required to be maintained by the borrower is effected under an acceptable blanket policy.

The borrower is not initially (and for the first 60 months of the term of the Madonna Plaza Mortgage Loan will not be) required to make monthly deposits in into a capex reserve. After the first 60 months of the Madonna Plaza Mortgage Loan term, the lender is allowed, once during the remaining term, to assess new capital needs at the Madonna Plaza Property as described further in the loan documents and may require monthly deposits into a capex reserve.

On each payment date occurring during the continuance of a Lease Sweep Period (as defined below), all monthly residual cash after payment of the monthly required payments will be swept into a special rollover reserve account, which sweep will continue until the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence: (i) upon the early termination, early surrender or early cancellation of any Major Lease (as defined below), (ii) if any tenant under a Major Lease has discontinued its business, (iii) upon the occurrence and continuance (beyond any applicable cure period) of a default under any Major Lease by the applicable tenant, or (iv) upon a bankruptcy or insolvency proceeding of the applicable tenant under any Major Lease.

A “Major Lease” is a lease with Ralphs Grocery Store or Kohl’s Department Stores, Inc.

Additionally, if a Material Lease (as defined below) is terminated and the debt service coverage ratio, as of the date that such termination payment is received, is less than 1.30x, the borrower will be required to deposit all such lease termination payments into a rollover reserve account.

A “Material Lease” is any lease covering more than 20,000 of net rentable square feet, or that provide the tenant with an option or other right to purchase all or any portion of the Madonna Plaza Property, or a lease to a tenant which is an affiliate of the borrower.

Lockbox and Cash Management The Madonna Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account.  The loan documents also require that all cash revenues relating to the Madonna Plaza Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will exist: (i) if an event of default has occurred and is continuing under the Madonna Plaza Mortgage Loan or (ii) upon the commencement of a Lease Sweep Period.

Property Management.  The Madonna Plaza Property is currently managed by Schottenstein Property Group LLC, an affiliate of the borrower. The manager is entitled to a management fee on a monthly basis, equal to 4.0% of gross income from the Madonna Plaza Property. The borrower may not surrender, terminate, cancel, extend or renew the management agreement or otherwise replace or enter into any other management agreement without prior written consent from the lender (which consent may not be unreasonably withheld) except as described in the immediately succeeding sentence. The borrower may enter into a new property management agreement, without the lender’s consent, to replace the property manager with: (i) so long as the borrower is controlled by a Schottenstein Individual (as defined in the loan documents), a property management company owned by a Schottenstein Person (as defined in the loan documents) and controlled by a Schottenstein Individual or (ii) a new manager that is an affiliate of a REIT in connection with a permitted transfer to a public or private real estate investment trust.

Assumption.  The borrower has a right to transfer the Madonna Plaza Property, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Madonna Plaza Mortgage Loan, (ii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iii) evidence satisfactory to the lender has been provided showing that the transferee borrower and its affiliates as designated by the lender comply with the special purpose entity provisions of the Madonna Plaza Mortgage Loan, (iv) the borrower has delivered to the lender an assumption fee in the amount of 0.5% of the outstanding principal balance of the Madonna Plaza Property Mortgage Loan, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) all of the lender’s  reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors and indemnitors have indicated in writing their readiness and ability to transfer and assume the Madonna Plaza Mortgage Loan, (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender, and (ix) the proposed manager and proposed management agreement is satisfactory to the lender, Fitch and Moody’s.

Additionally, a transfer of the direct or indirect interests in the borrower is permitted, without the consent of the lender, to various affiliates of the Schottenstein Property Group, Inc. provided certain conditions, including that the borrower continues to be controlled by a Schottenstein Person, described in the loan documents are met.

Release.  Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-54

MADONNA PLAZA

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. The Madonna Plaza Property is subject to a ground lease with Charles A. Pasquini, Jr., Trustee of the Charles A. Pasquini, Jr. Separate Property Trust. The initial ground lease term began in January 1967 and expires in December 2086. The ground lease agreement does not contain any options to extend the lease.

For the primary term of the ground lease (January 1, 1967 through December 31, 2041), the annual ground lease payment is based on 11.50% of Ralphs Grocery Store’s minimum rent plus 10.25% of qualified rent (which includes minimum and percentage rent) received from tenants for the immediately preceding calendar year, excluding expense reimbursements. For the extended term (January 1, 2042 through December 31, 2086), the annual ground lease payment is based on the greater of (i) fair market value rent or (ii) (a) 12.00% of qualified rent and (b) 13.50% of the minimum rent payable under the Ralphs Grocery Store’s lease.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Madonna Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. In the event that coverage for terrorism is excluded under such policy, the borrower shall obtain stand alone coverage for terrorism, provided such coverage is commercially and reasonably available and is required by lender for similar properties in similar locations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-55

SUGARLAND CROSSING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-56

SUGARLAND CROSSING

Sugarland Crossing
47100 Community Plaza
Sterling, VA 20164
Poolesville
MONTGOMERY COUNTY
MARYLAND
VIRGINIA
Potomac River
Leesburg
Seneca
Seneca Creek State Park
Countryside
Sugarland Run
Ashburn
Sterling
Great Falls
LOUDOUN COUNTY
Herndon
Reston
Washington Dulles International Airport
Wolf Trap
Tysons Corner
Vienna
FAIRFAX COUNTY
Oakton
Merrifield
Chantilly
Centreville
Fairfax
Dulles Toll Road
Leesburg Pike
Georgetown Pike
Dulles Greenway
Chesapeake & Ohio Canal Natl. Historic Park
The National Conference Center
Lansdowne Town Center
Loudoun Hosp.-Lansdowne Campus
Howard Hughes Medical Institute-Janelia Farm Research Campus
George Washington Univ. Virginia Campus
Ashburn Farm Village Center
Redskins Park
Broadlands Village Ctr.
Dulles Town Center
Cascades Marketplace
Northern VA Comm. College Loudoun Campus
Potomac Run Plaza
Dulles 28 Centre
Herndon Centre
Reston Hospital Center
Reston Town Center
Village Center at Dulles
US Geological Survey
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Sully Place
Inova Fair Oaks Hospital
Fair Oaks Mall
Wolf Trap Natl. Park for the Performing Arts
METRO SILVER LINE (Under Construction)
Lake Fairfax Park
Riverbend Country Park
Germantown
Gaithersburg
Rockville
Washington, DC
Arlington
Alexandria
Springfield
Franconia
Burke
Manassas
Dale City
Woodbridge
Lorton
Waldorf
St. Charles
Columbia
Laurel
Bethesda
Potomac
McLean
Chantilly
Oakton
Fairfax
Annandale
Clinton
Camp Springs

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-57

Sugarland Crossing

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Retail
Original Principal Balance:	$30,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$29,918,786			Location:	Sterling, VA
% of Initial Pool Balance:	2.7%			Size:	256,623 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	Sugarland Plaza Limited Partnership			Balance Per Unit/SF:	$116.59
Sponsor:	Combined Properties			Year Built/Renovated:	1975/2000
Mortgage Rate:	5.936%			Occupancy %:	94.7%
Note Date:	July 29, 2011			Occupancy % Source Date:	July 28, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	August 1, 2021			Property Manager:	Combined Properties, Incorporated
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$3,234,760 (12/31/2009)
Seasoning:	3 months			2nd Most Recent NOI (As of):	$3,107,644 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,114,590 (TTM 5/31/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$4,274,567
Call Protection:	L(27),GRTR 1% or YM(89),O(4)			U/W Expenses:	$1,047,642
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$3,226,925
Additional Debt:	None			U/W NCF:	$3,031,304
Additional Debt Type:	NAP			U/W NOI DSCR:	1.51x
				U/W NCF DSCR:	1.41x
Escrows and Reserves:				U/W NOI Debt Yield:	10.8%
				U/W NCF Debt Yield:	10.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$41,500,000
Taxes	$123,574	$41,191	NAP	As-Is Appraisal Valuation Date:	June 15, 2011
Insurance	$10,042	$3,347	NAP	Cut-off Date LTV Ratio:	72.1%
Capital Expenditures	$0	$5,346	NAP	LTV Ratio at Maturity or ARD:	61.2%
TI/LC	$107,738	$11,548	NAP
Deferred Maintenance	$13,750	$0	NAP
Tenant Reserve (1)	$2,000,000	$0	NAP

(1)	See “Escrows” below for more details.

The Mortgage Loan.  The mortgage loan (the “Sugarland Crossing Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering a retail center located in Sterling, Virginia (the “Sugarland Crossing Property”).  The Sugarland Crossing Mortgage Loan was originated on July 29, 2011 by The Royal Bank of Scotland. The Sugarland Crossing Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $29,918,786 and accrues interest at an interest rate of 5.936% per annum.  The Sugarland Crossing Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule.  The Sugarland Crossing Mortgage Loan matures on August 1, 2021.  The proceeds from the Sugarland Crossing Mortgage Loan were used to refinance debt of approximately $20.9 million that was securitized in the JPMCC 2002-CIB4 transaction. Proceeds were also used to pay closing and other costs of approximately $540,731 and fund approximately $2.3 million in upfront reserves, resulting in a return of equity to the sponsor of approximately $6.3 million.

Following the lockout period, the borrower has the right to voluntarily prepay the loan, in whole or, only with respect to the reserve held for Patient First Corporation, in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% of the principal amount being prepaid. On or after May 1, 2021, the borrower may voluntarily prepay the loan, in whole or, only with respect to the reserve held for Patient First Corporation, in part, without penalty.

The Property.  The Sugarland Crossing Property is a 256,623 square foot community shopping center located in Sterling, Loudoun County, Virginia. The Sugarland Crossing Property was 94.7% leased as of July 28, 2011 to 25 tenants and is anchored by Burlington Coat Factory, Shoppers Food Warehouse, and RoomStore Furniture. The Sugarland Crossing Property has 1,091 surface parking spaces and is comprised of four one-story retail buildings. The main building is L-shaped and contains the anchor and junior anchor tenants as well as in-line tenants. The three smaller buildings consist of a 10,800 square foot multi-tenant building and two free-standing pad buildings occupied by Chick-Fil-A and a PNC Bank branch. The Sugarland Crossing Property’s main building was developed in 1975 and extensively renovated and expanded in 2000 while the smaller buildings were constructed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-58

SUGARLAND CROSSING

in 1989, 1999 and 2000. The renovation and expansion included a 30,000 square foot expansion of Shoppers Food Warehouse, major façade work, and the addition of 72,600 square feet of prime retail space.

The Sugarland Crossing Property is located on the south side of Route 7 (Harry Byrd Highway) between north Sterling Boulevard and Fairfax County Parkway. Route 7 is the primary east-west arterial that runs through northern Loudoun County. The Sugarland Crossing Property is located within Sterling, in eastern Loudoun County, Virginia. Per the appraisal, Loudoun County is one of the fastest growing counties in the United States and since 1990 has grown faster than any other Virginia jurisdiction. Sterling and its neighboring areas are densely populated communities that benefit from their close proximity to the Washington D.C. metropolitan area and Washington Dulles International Airport. Per the appraisal, from 2001 to 2010, Loudoun County’s population grew at an annual rate of 6.1% and is projected to grow 3.9% per annum through 2015. Per the appraisal, the 1-mile and 3-mile radius average household income was approximately $122,066 and $135,938, respectively.

The following table presents certain information relating to the tenancies at the Sugarland Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost	Lease Expiration Date

Anchor Tenants – Collateral
Burlington Coat Factory	CC/Caa1/B-	77,444	30.2%	$5.03	$389,194	11.7%	$113	7.5%	8/31/2013
Shoppers Food Warehouse	B+/B2/B+	61,241	23.9%	$12.25	$750,202	22.6%	$277	5.7%	1/31/2021
The RoomStore Furniture	D/NR/NR	35,000	13.6%	$12.40	$434,000	13.1%	$94	17.1%	12/31/2014

Total Anchor Tenants – Collateral		173,685	67.7%	$9.06	$1,573,396	47.4%

Other Major Tenants - Collateral
Party City	NR/B2/B	12,500	4.9%	$15.21	$190,125	5.7%	$208	9.4%	11/30/2015
Tuesday Morning	NR/NR/NR	7,680	3.0%	$14.30	$109,824	3.3%	$136	13.9%	1/14/2012
Patient First Corporation(3)	NR/NR/NR	6,600	2.6%	$30.00	$198,000	6.0%	NAV	NAV	2/28/2027

Total Other Major Tenants – Collateral		26,780	10.4%	$18.59	$497,949	15.0%

Non-Major Tenants		42,657	16.6%	$29.24	$1,247,209	37.6%

Occupied Collateral Total		243,122	94.7%	$13.65	$3,318,554	100.0%

Vacant Space		13,501	5.3%

Collateral Total		256,623	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot are for the full-year ending December 31, 2010, with the exception of Shoppers Food Warehouse whose sales per square foot are for the full-year ending March 31, 2011.
(3)	Patient First Corporation has an executed lease and is expected to take occupancy by year end 2011. There is a $2,000,000 reserve for Patient First Corporation. See “Escrows” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-59

SUGARLAND CROSSING

The following table presents certain information relating to the lease rollover schedule at the Sugarland Crossing Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	1	2,500	1.0%	2,500	1.0%	$40,000	$16.00
2012	1	7,680	3.0%	10,180	4.0%	$109,824	$14.30
2013	6	84,521	32.9%	94,701	36.9%	$643,897	$7.62
2014	3	39,450	15.4%	134,151	52.3%	$611,941	$15.51
2015	6	27,677	10.8%	161,828	63.1%	$602,902	$21.78
2016	3	5,308	2.1%	167,136	65.1%	$127,122	$23.95
2017	0	0	0.0%	167,136	65.1%	$0	$0.00
2018	1	4,800	1.9%	171,936	67.0%	$134,400	$28.00
2019	0	0	0.0%	171,936	67.0%	$0	$0.00
2020	0	0	0.0%	171,936	67.0%	$0	$0.00
2021	3	64,586	25.2%	236,522	92.2%	$850,468	$13.17
Thereafter(1)	1	6,600	2.6%	243,122	94.7%	$198,000	$30.00
Vacant	0	13,501	5.3%	256,623	100.0%	$0	$0.00
Total / Weighted Average	25	256,623	100.0%			$3,318,554	$13.65
* Source: Information obtained from underwritten rent roll.
(1)	Includes Patient First Corporation, who has an executed lease and is expected to take occupancy by year end 2011. There is a $2,000,000 reserve for Patient First Corporation. See “Escrows” below.

The following table presents historical occupancy percentages at the Sugarland Crossing Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
95%	97%	95%
* Source: Information provided by the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sugarland Crossing Property:

Cash Flow Analysis

	2008	2009	2010	TTM 5/31/2011	U/W	U/W $ per SF
Base Rent	$3,344,344	$3,247,844	$3,271,506	$3,222,206	$3,318,554(1)	$12.93
Grossed Up Vacant Space	0	0	0	0	364,527	1.42
Total Reimbursables	845,880	933,915	997,415	1,009,222	925,773	3.61
Other Income	27,385	142,335	31,117	30,572	30,240	0.12
Less Vacancy & Credit Loss	(49,339)	0	(41,502)	(41,502)	(364,527)	(1.42)
Effective Gross Income	$4,168,270	$4,324,094	$4,258,536	$4,220,498	$4,274,567	$16.66

Total Operating Expenses	$1,022,874	$1,089,334	$1,150,892	$1,105,908	$1,047,642	$4.08

Net Operating Income(2)	$3,145,396	$3,234,760	$3,107,644	$3,114,590	$3,226,925	$12.57

TI/LC	0	0	0	0	131,465	0.51
Capital Expenditures	0	0	0	0	64,156	0.25

Net Cash Flow	$3,145,396	$3,234,760	$3,107,644	$3,114,590	$3,031,304	$11.81

NOI DSCR	1.47x	1.51x	1.45x	1.45x	1.51x
NCF DSCR	1.47x	1.51x	1.45x	1.45x	1.41x
NOI DY	10.5%	10.8%	10.4%	10.4%	10.8%
NCF DY	10.5%	10.8%	10.4%	10.4%	10.1%

(1)
Contractual rent increases for several tenants were underwritten through February 2012.  The rent for the Patient First Corporation executed lease was included in the underwriting.  There is a $2,000,000 reserve for Patient First Corporation. See “Escrows” below.

(2)	The U/W NOI is higher than the historical NOIs due to several factors including but not limited to new leasing described in footnote 1 above.

Appraisal.  According to the appraisal performed by Cushman & Wakefield, the Sugarland Crossing Property had an “as-is” appraised value of $41,500,000 as of an effective date of June 15, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-60

SUGARLAND CROSSING

Environmental Matters.  According to the Phase I environmental site assessment performed by EBI Consulting on July 20, 2011, there was no evidence of any recognized environmental conditions, aside from the continued implementation of the existing Asbestos Operations and Maintenance plan.

Market Overview and Competition.  The Sugarland Crossing Property is located in Sterling, Virginia in eastern Loudoun County, which is a Northern Virginia component of the Washington DC MSA. The Sugarland Crossing Property is located on Route 7, a major retail corridor and is approximately 25 miles northwest of Washington, D.C. and four miles northeast of Dulles International Airport. Loudoun County is approximately 517 square miles in size and its population as of the 2011 Census was 328,500. According to the appraisal, Loudoun County posted the highest per annum population growth (6.1%) of all the Washington D.C.’s suburban counties.

With the exception of a few neighborhood retail centers within the large planned communities, the majority of Loudoun County’s retail development is located either in Leesburg or along Route 7.

According to the appraisal, the Suburban Virginia retail market consisted of 39.5 million square feet of retail space divided into five submarkets. As of the first quarter of 2011, the market was 6.5% vacant with an average quoted rental rate of $27.49 per square foot. The Sugarland Crossing Property is located in the Loudoun County submarket, which consisted of 6.4 million square feet or 16.3% of the Suburban Virginia retail market. As of the first quarter of 2011, the submarket was 8.6% vacant with an average quoted rental rate of $25.13 per square foot.

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Cushman & Wakefield for the Sugarland Crossing Property:

Competitive Set*

	Sugarland Crossing (Subject)	Sterling Plaza Center	Great Falls Plaza	Countryside Marketplace	Cascades Marketplace	Town Center at Sterling	Dulles 28 Centre
Market	Sterling, VA	Sterling, VA	Sterling, VA	Sterling, VA	Sterling, VA	Sterling, VA	Sterling, VA
Distance from Subject	--	3.5 miles	2.6 miles	3.1 miles	2.3 miles	0.3 miles	4.7 miles
Property Type	Community Center	Community Center	Neighborhood Center	Neighborhood Center	Power Center	Community Center	Lifestyle Center
Year Built/ Renovated	1975/2000	1988/2000	1996/NAV	1986/NAV	1994/NAV	1980/1994	2007/NAV
Anchors	Burlington Coat Factory, Shoppers Food Warehouse, The RoomStore Furniture, Party City	Safeway	Bloom, Rite Aid	Safeway, CVS	Home Depot, Giant Food, Gold’s Gym, Sports Authority	Giant Food	Wegman’s, Target, Petco
Total GLA	256,623 SF	89,310 SF	89,598 SF	148,296 SF	513,834 SF	190,068 SF	410,000 SF
Total Occupancy	93%	98%	98%	93%	100%	88%	96%
* Source: Cushman & Wakefield & CoStar.

The Borrower.  The borrower is a Maryland limited partnership and is generally a single-purpose entity. The sole general partner of the borrower, Sugarland Plaza, Inc., is a Maryland corporation and is a single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sugarland Crossing Mortgage Loan. The borrower is owned by Sugarland Plaza, Inc. (1%), Ronald S. Haft (59.4%) and Combined Holding Company LLC (39.6%). Combined Holding Company LLC is the guarantor of certain nonrecourse carveouts under the Sugarland Crossing Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Sugarland Crossing Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other circumstances, the borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The borrower is subject to two contingent indemnification agreements dated July 31, 1994, and August 13, 1997, (together, the “Sugarland Indemnification Agreements”). In general, under the Sugarland Indemnification Agreements and as part of the consideration for obtaining ownership interests in certain entities, including the borrower and the general partner of the borrower (all such entities, collectively, the “Haft Entities”), Mr. Haft, his father and the Haft Entities  agreed to indemnify certain of Mr. Haft’s family members against any future liabilities relating to the Haft Entities and the properties owned and controlled by the Haft Entities (including the Sugarland Crossing Property).  In connection with the Sugarland Indemnification Agreements, Mr. Haft delivered an indemnification agreement to the borrower and the general partner of the borrower (the “RSH Indemnity”), which provides that the borrower and the borrower’s general partner will be indemnified by Mr. Haft for any liability the borrower or such general partner may incur pursuant to the Sugarland Indemnification Agreements. The lender is a third party beneficiary of the RSH Indemnity.  In addition, pursuant to the mortgage loan documents, any claim under a Sugarland Indemnification Agreement or any breach of the RSH Indemnity will be recourse to the nonrecourse carveout guarantor.

The Sponsor.  Combined Properties was founded in 1984 by Ronald S. Haft. Mr. Haft created the company to acquire, manage and develop retail strip shopping centers. Combined Properties is a privately held, retail real estate company in the Washington, DC metropolitan area with an expanding presence in Southern California. Combined Properties’ $1 billion portfolio is comprised of 40 properties totaling approximately 5 million square feet and an approximate $500 million development pipeline.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-61

SUGARLAND CROSSING

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $123,574 for real estate taxes, $10,042 for insurance premiums, $13,750 for deferred maintenance, $107,738 for tenant improvements and leasing commissions and $2,000,000 in connection with the Patient First Corporation (the “Patient First Funds”). The lender is required to release the Patient First Funds, in increments of no less than $500,000 and no more than twice per year if, following among other things, delivery by borrower of a request therefor: (i) Patient First Corporation or a replacement tenant has taken occupancy, all contingencies under such leases to the payment of full rent (including the borrower’s contribution to the cost of any tenant improvement work) have been satisfied, each such tenant has begun to pay full rent under its respective lease and each such tenant has opened for business at the Sugarland Crossing Property; (ii) the Sugarland Crossing Property has achieved a debt service coverage ratio of 1.37x for one calendar quarter and (iii) no event of default is continuing.  After the lockout period, upon the borrower’s request, the lender is required to apply the Patient First Funds to the prepayment of principal on the payment date following the delivery by borrower of such request, in increments of at least $500,000 (or so much of the Patient First Funds as then remain in escrow), provided that the borrower, on or prior to the payment date of application by lender of such funds to the prepayment of principal, pays to the lender an amount equal to the yield maintenance premium applicable to such principal being prepaid.

The loan documents provide for ongoing monthly escrows in the amount of: $41,191 for real estate taxes (subject to adjustment per lender’s estimate), $3,347 for insurance premiums (subject to adjustment per lender’s estimate), $11,548 for tenant improvements and leasing commissions and $5,346 for capital expenditures.

On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided that no event of default has occurred or is continuing), all monthly residual cash after payment of the monthly required payments will be swept into a special rollover reserve account (the “Special Rollover Reserve Account”), which sweep will continue until the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence on the first payment date following among other things: (a) the date that is twelve months prior to the end of the term of the lease with Shoppers Food Warehouse (including any renewal terms), if the Shoppers Food Warehouse has exercised its right not to have the automatic renewal thereunder take effect; (b) the date on which a tenant under an Anchor Lease (as defined below) discontinues its business at its premises or gives notice that it intends to discontinue its business at its premises; (c) the failure by a tenant under an Anchor Lease to pay when due any and all amounts due under its lease for a period of forty-five days past the date when such payment(s) are due (other than amount being contested under the terms of its Anchor Lease); (d) the occurrence of an insolvency proceeding with respect to a tenant under an Anchor Lease; or (e) the date that is six months prior to the end of the term of the lease with Burlington Coat Factory; and will end: (i) with respect to a Lease Sweep Period caused by a matter described in clauses (a) through (c) above, the date on which certain occupancy conditions have been satisfied with respect to the applicable leased premises and the Sugarland Crossing Property has achieved a debt service coverage ratio of 1.30x; (ii) with respect to a Lease Sweep Period caused by a matter described in clause (c) above, if the subject default has been cured, and no other monetary or material non-monetary default by such tenant has occurred for a period of four consecutive months following such cure; (iii) with respect to a Lease Sweep Period caused by a matter described in clause (d) above, if the insolvency proceeding with respect to such tenant has terminated or the Anchor Lease has been affirmed, assumed or assigned under such insolvency proceeding; (iv) with respect to a Lease Sweep Period caused by a matter described in clause (e) above, the earlier to occur of the date on which: (A) the Sugarland Crossing Property has achieved a debt service coverage ratio of 1.30x; or (B) $800,000 has accumulated in the Special Rollover Reserve Account during such Lease Sweep Period; or (v) with respect to any Lease Sweep Period, the date on which the debt has been repaid in full.  An “Anchor Lease” means the lease with Shoppers Food Warehouse or a lease of the entirety of the Shoppers Food Warehouse space to one or two replacement tenants in accordance with the loan documents.

Lockbox and Cash Management.  The Sugarland Crossing Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Sugarland Crossing Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon  (i) the occurrence of an event of default or (ii) the commencement of a Lease Sweep Period; and will end if: (a) the loan and all other obligations under the loan documents have been repaid in full; or (b) with respect to the matter described in clause (i) above, (1) the stated maturity date has not occurred and (2) such event of default has been cured and no other event of default has occurred and is continuing; or (c) with respect to the matter described in clause (ii) above, such Lease Sweep Period has ended.

Property Management.  The Sugarland Crossing Property is currently managed by Combined Properties, Incorporated, an affiliate of the borrower. The manager is entitled to a management fee on a monthly basis, equal to 4.0% of gross income from the Sugarland Crossing Property. The borrower may not surrender, terminate or cancel the management agreement or otherwise replace or enter into any other management agreement without prior written consent from the lender (which consent may not be unreasonably withheld).

Assumption.  The borrower has a right to transfer the Sugarland Crossing Property, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Sugarland Crossing Mortgage Loan, (ii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iii) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the Sugarland Crossing Mortgage Loan, (iv) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (v) all of the lender’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-62

SUGARLAND CROSSING

reasonable costs and expenses have been paid in connection to the transfer, (vi) replacement guarantors and indemnitors have indicated in writing their readiness and ability to transfer and assume the Sugarland Crossing Mortgage Loan, (vii) the experience, net worth, credit and background of the principals controlling the transferee borrower, the replacement guarantors and indemnitors are acceptable to the lender in its reasonable discretion, and the replacement guarantors and indemnitors (1) have never been convicted of a felony, (2) have never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (3) have no outstanding judgments against such principals and replacement guarantors and indemnitors (which are not being appealed and/or have not been bonded over) and (viii) the manager and proposed management agreement is satisfactory to the lender, Fitch and Moody’s.

Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Sugarland Crossing Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. In the event that coverage for terrorism is excluded under such policy, the borrower shall obtain stand alone coverage for terrorism, provided such coverage is commercially and reasonably available and is required by lender for similar properties in similar locations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-63

919 CONGRESS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-64

919 CONGRESS

919 Congress
919 Congress Avenue
Austin, TX 78701
Downtown Austin
University of Texas
Colorado River
Zilker Metropolitan Park
Arts District
Warehouse District
6th Street District
2nd Street District
Market District
Red River District
East Central Austin
West Campus
University North
Bouldin
Texas State Capitol
Governor's Mansion
Texas State Buildings
TX State Library and Archives
Austin Museum of Art
Paramount Theatre
Frost Bank Tower
O. Henry Museum
Austin Convention Center
Austin City Hall
The Austonian
Austin Children's Museum
Travis County Courthouse
Travis County Law Library
Old Bakery and Emporium
Faulk Central Library
Austin Community College
Bob Bullock Texas State History Museum
Blanton Mus. of Art
Darrell K. Royal Stadium
Mike A. Myers Stadium
LBJ Library and Museum
Erwin Special Events Center
University Medical Ctr. Brackenridge
Waterloo Park
Oakwood Cemetery
Texas State Cemetery
Eastwoods Park
Palm Park
Stevie Ray Vaughan Tribute Statue
Long Center-Performing Arts
Palmer Events Center
Auditorium Shores
Bat Colony
Austin-American Stateman Library
TX State Buildings
Texas School for the Deaf
Plaza Saltillo
Downtown
Metrorail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-65

919 Congress

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):		NAP		Property Type:	Office
Original Principal Balance:		$28,000,000		Specific Property Type:	CBD
Cut-off Date Principal Balance:		$27,918,559		Location:	Austin, TX
% of Initial Pool Balance:		2.6%		Size:	164,718 SF
Loan Purpose:		Refinance		Cut-off Date Principal
Borrower Name:		919 Congress Avenue LLC		Balance Per Unit/SF:	$169.49
Sponsors:		Moore & Associates, Inc.; Alfa Properties, Inc.		Year Built/Renovated:	1984/NAP
Mortgage Rate:		5.625%		Occupancy %:	90.7%
Note Date:		July 6, 2011		Occupancy % Source Date:	June 1, 2011
Anticipated Repayment Date:		NAP		Title Vesting:	Fee and Leasehold
Maturity Date:		August 1, 2021		Property Manager:	Moore & Associates, Inc.
IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$2,605,952 (12/31/2009)
Seasoning:		3 months		2nd Most Recent NOI (As of):	$2,374,846 (12/31/2010)
Amortization Term (Original):		360 months		Most Recent NOI (As of):	$2,388,937 (TTM 4/30/2011)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$5,276,014
Call Protection:		L(27),D(86),O(7)		U/W Expenses:	$2,503,768
Lockbox Type:		Hard/Springing Cash Management		U/W NOI:	$2,772,246
Additional Debt:		None		U/W NCF:	$2,556,463
Additional Debt Type:		NAP		U/W NOI DSCR:	1.43x
				U/W NCF DSCR:	1.32x
Escrows and Reserves:				U/W NOI Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.2%
Taxes(1)	$512,973	$73,282	NAP	As-Is Appraised Value:	$40,500,000
Insurance(1)	$21,898	$3,650	NAP	As-Is Appraisal Valuation Date:	May 25, 2011
Replacement Reserves	$0	$2,745	NAP	Cut-off Date LTV Ratio:	68.9%
Future TI/LC	$300,000	$17,844	$750,000	LTV Ratio at Maturity or ARD:	58.0%
Outstanding TI/LC	$310,511	$0	NAP
Rent Concession Reserve	$280,461	$0	NAP
Ground Rent Reserve(2)	$0	$0	NAP

(1)	Monthly payments are subject to adjustment per lender’s estimate of real estate taxes and insurance premiums.
(2)	Monthly payments are payable on each payment date during a Cash Management Period (as defined below). See “Escrows” below.

The Mortgage Loan.  The mortgage loan (the “919 Congress Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering a Class A office building located in Austin, Texas (the “919 Congress Property”).  The 919 Congress Mortgage Loan was originated on July 6, 2011 by The Royal Bank of Scotland. The 919 Congress Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $27,918,559 and accrues interest at an interest rate of 5.625% per annum.  The 919 Congress Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The 919 Congress Mortgage Loan matures on August 1, 2021. The proceeds from the 919 Congress Mortgage Loan were used to refinance existing debt of approximately $15.1 million that was securitized in the GCCFC 2005-GG3 transaction.  Proceeds were also used to pay closing and other costs of approximately $534,552 and fund $1.4 million in upfront reserves, resulting in a return of equity to the sponsors of approximately $10.9 million.

Following the lockout period, the borrower has the right to defease the 919 Congress Mortgage Loan in whole, but not in part, on any payment date before February 1, 2021; provided, however, that the 919 Congress Mortgage Loan is prepayable without penalty on or after February 1, 2021.

The Property.  The 919 Congress Property is a 15-story Class A office building containing approximately 164,718 rentable square feet and is located in downtown Austin, Texas. The Property was built in 1984 and is situated on a 0.508 acre site, approximately 0.085 acres of which is subject to a long-term ground lease that extends through December 31, 2080. See “Ground Lease” below. The 919 Congress Property is located one block south of the State Capital Complex and within walking distance to the entertainment areas of 6th Street, the Warehouse District and the 2nd Street Entertainment District. The collateral also includes a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-66

919 CONGRESS

six-level parking garage with 219 parking spaces reflecting an overall parking ratio of 1.3 spaces per every 1,000 square feet of net rentable area. As of June 2011, the 919 Congress Property was 90.7% occupied.

The following table represents certain information relating to the tenancies at the 919 Congress Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Plains Capital Corporation	NR/NR/NR	17,510	10.6%	$18.49	$323,786	12.0%	3/31/2014
Fisher – Ross	NR/NR/NR	12,153	7.4%	$18.00	$218,754	8.1%	12/31/2016
Entergy Gulf States, Inc.	NR/Baa3/BBB	11,960	7.3%	$18.00	$215,280	8.0%	4/30/2016
Fowler Lawfirm, P.C.	NR/NR/NR	9,735	5.9%	$17.14	$166,878	6.2%	12/31/2013
Sedgwick, Detert, Moran	NR/NR/NR	9,237	5.6%	$18.17	$167,869	6.2%	7/31/2015
Total Major Tenants		60,595	36.8%	$18.03	$1,092,567	40.4%

Non-Major Tenants		88,833	53.9%	$18.17	$1,614,332	59.6%

Occupied Collateral Total		149,428	90.7%	$18.12	$2,706,899	100.0%

Vacant Space		15,290	9.3%

Collateral Total		164,718	100.0%

(1)	Credit ratings are of the tenant or parent company whether or not the parent guarantees a lease.

The following tables present certain information relating to the lease rollover schedule at the 919 Congress Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	1	954	0.6%	954	0.6%	$0	$0.00
2012	9	37,593	22.8%	38,547	23.4%	$659,315	$17.54
2013	7	24,364	14.8%	62,911	38.2%	$448,895	$18.42
2014	5	31,397	19.1%	94,308	57.3%	$580,073	$18.48
2015	3	16,139	9.8%	110,447	67.1%	$297,615	$18.44
2016	4	28,681	17.4%	139,128	84.5%	$516,258	$18.00
2017	2	10,300	6.3%	149,428	90.7%	$204,743	$19.88
2018	0	0	0.0%	149,428	90.7%	$0	$0.00
2019	0	0	0.0%	149,428	90.7%	$0	$0.00
2020	0	0	0.0%	149,428	90.7%	$0	$0.00
2021	0	0	0.0%	149,428	90.7%	$0	$0.00
Thereafter	0	0	0.0%	149,428	90.7%	$0	$0.00
Vacant	0	15,290	9.3%	164,718	100.0%	$0	$0.00
Total / Weighted Average	31	164,718	100.0%			$2,706,899	$18.12
* Source: Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 919 Congress Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
94%	97%	91%
* Source: CBRE appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-67

919 CONGRESS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 919 Congress Property:

Cash Flow Analysis

	2008	2009	2010	TTM 4/30/2011	U/W	U/W $ per SF
Base Rent	$2,236,799	$2,380,414	$2,235,037	$2,318,708	$2,706,899(1)	$16.43
Gross Up Vacant Space	0	0	0	0	445,033	2.70
Total Reimbursables	2,199,104	2,388,654	2,157,824	2,151,174	2,208,279	13.41
Other Income	377,968	342,848	352,947	360,836	360,836	2.19
Less Vacancy & Credit Loss	0	0	0	0	(445,033)	(2.70)
Effective Gross Income	$4,813,871	$5,111,916	$4,745,808	$4,830,718	$5,276,014	$32.03

Total Operating Expenses	$2,394,171	$2,505,964	$2,370,962	$2,441,781	$2,503,768	$15.20

Net Operating Income(2)	$2,419,700	$2,605,952	$2,374,846	$2,388,937	$2,772,246	$16.83
TI/LC	0	0	0	0	182,839	1.11
Capital Expenditures	0	0	0	0	32,944	0.20
Net Cash Flow	$2,419,700	$2,605,952	$2,374,846	$2,388,937	$2,556,463	$15.52

NOI DSCR	1.25x	1.35x	1.23x	1.24x	1.43x
NCF DSCR	1.25x	1.35x	1.23x	1.24x	1.32x
NOI DY	8.7%	9.3%	8.5%	8.6%	9.9%
NCF DY	8.7%	9.3%	8.5%	8.6%	9.2%

(1)	Contractual rent increases for several leases were underwritten through December 2011. In some cases, tenants were given a rent concession in an amount that was reserved at closing by the borrower.
(2)
The U/W NOI is higher than the historical NOIs due to several factors including but not limited to free rent afforded to some tenants.  All rent abatements for Entergy Gulf States, Inc., Texas Independent Producers, and the Law Office of Scott Cook expired September 30, 2011.  These tenants are existing in-place tenants, were on full rent abatement, and began paying full rent on October 1, 2011, September 1, 2011, and October 1, 2011, respectively.

Appraisal.  According to the appraisals performed by CB Richard Ellis, the 919 Congress Property had an aggregate “as-is” appraised value of $40,500,000 as of an effective date of May 25, 2011.

Environmental Matters.  According to the Phase I environmental site assessment performed by Nova Consulting Group, Inc. on June 10, 2011, there was no evidence of any recognized environmental conditions, aside from the continued implementation of existing the Asbestos Operations and Maintenance plan.

Market Overview and Competition.  The 919 Congress Property is located on the southeast corner of Congress Avenue and East 10th Street in the central business district (“CBD”) of Austin, Texas. Congress Avenue is an office corridor in the Austin central business district and is located approximately one block from the State Capitol Complex. Access to the 919 Congress Property is provided via Interstate 35 (one mile east) and the MoPac Expressway (two miles west). Interstate 35 is a six-lane major highway that links north and south Austin with the CBD and the State Capitol Complex. The 919 Congress Property also has convenient access to the Austin-Bergstrom International Airport, located approximately eight miles southeast.

The 919 Congress Property is located in the Austin CBD submarket, which is the second largest submarket of Austin, comprising 16.1% of the area’s total inventory. CoStar reported a CBD submarket vacancy of 10.2% with asking rents of $32.68 per square foot gross as of the second quarter of 2011.

The following table presents certain information relating to some comparable office buildings provided in the appraisal performed by CBRE for the 919 Congress Property:

Competitive Set*

	919 Congress (Subject)	301 Congress	816 Congress	823 Congress	Austin Centre	Bank of America Center	One American Center
Distance from Subject	--	Less than 1 mile	Less than 1 mile	Less than 1 mile	Less than 1 mile	Less than 1 mile	Less than 1 mile
Property Type	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office
Year Built/ Renovated	1984/NAP	1985/NAP	1983/NAP	1971/NAP	1985/NAP	1975/NAP	1984/NAP
# of Stories	15	21	20	16	16	26	32
Total GLA	164,718 SF	418,338 SF	422,726 SF	181,381 SF	343,664 SF	261,609 SF	507,014 SF
Total Occupancy	93%	83%	81%	85%	82%	93%	80%
* Source: CBRE appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-68

919 CONGRESS

The Borrower.  The borrower is a Delaware limited liability company and a single purpose entity with an independent manager.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 919 Congress Mortgage Loan.  MPRO LLC is the guarantor of certain nonrecourse careveouts under the 919 Congress Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the 919 Congress Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other circumstances, the borrower or MPRO LLC files a voluntary bankruptcy petition or the borrower or MPRO LLC solicits or consents to an involuntary bankruptcy petition against the borrower or MPRO LLC.

The Sponsors.  The borrower is owned by owners and affiliates of Moore & Associates, Inc. and Alfa Properties, Inc. Moore & Associates, Inc. is an owner managed, full service commercial real investment, development and management company. The company owns, manages, and leases approximately three million square feet of commercial real estate worth approximately $750 million, occupied by more than 300 tenants. Alfa Properties, Inc. has developed and currently manages ownership interests and investments in Alabama, Georgia, Florida, Texas, Virginia, Maryland and the District of Columbia. As of December 2010, the company reported total assets of $272 million.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $512,973 for real estate taxes, $21,898 for insurance premiums, $310,511 for unpaid tenant improvements and leasing commissions under existing leases, $300,000 for future tenant improvements and leasing commissions, and $280,461 for rent concessions associated with existing leases. The loan documents provide for ongoing monthly escrows in the amount of $73,282 for real estate taxes (subject to adjustment per lender’s estimate), $3,650 for insurance premiums (subject to adjustment per lender’s estimate), $2,745 for capital expenditures, and $17,844 for future tenant improvements and leasing commissions (subject to a cap of $750,000). During a Cash Management Period (as defined below), the loan documents provide for ongoing monthly escrows in the amount equal to the monthly ground rent due ($2,500).

A “Cash Management Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) if, as of the last day of any calendar quarter during the loan term, the debt service coverage ratio is less than 1.10x.

Lockbox and Cash Management.  The 919 Congress Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the 919 Congress Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

Property Management.  The 919 Congress Property is currently managed by Moore & Associates, Inc., an affiliate of the borrower, pursuant to a management agreement. The property manager is currently entitled to a base management fee in an amount equal to 3.0% of the gross receipts collected from the 919 Congress Property. The borrower may not surrender, terminate, cancel, extend, or renew (excluding automatic extensions or renewals which occur at the sole option of the property manager) the management agreement or otherwise replace the manager or enter into any other management agreement without written consent from the lender.

Assumption.  The borrower has a one time right to transfer the 919 Congress Property, in whole only, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.00% of the outstanding principal balance of the 919 Congress Mortgage Loan, (ii) no event of default has occurred and is continuing under the 919 Congress Mortgage Loan, (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) all of the lender’s  reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors and indemnitors assume the obligations of the original guarantors and indemnitors, (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender, and (ix) the manager and proposed management agreement is satisfactory to the lender and Fitch and Moody’s.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  A portion of the 919 Congress Property is subject to a ground lease with Peyton O. Abbott, as trustee of the Peyton O. Abbott Trust, and Geraldine J. Abbott, as trustee the of Peyton O. Abbott Trust. The initial ground lease term began in January 1982 and expires in December 2080. The ground lease agreement does not contain any options to extend the lease. The ground lease only encumbers 0.085 acres of the total 0.508 acre site (16.73%). The current base ground rent payment is $30,000 per year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-69

919 CONGRESS

Terrorism Insurance.  The loan documents require that the borrower maintain insurance coverage against loss or damage by terrorist acts in an amount equal to 100% of the full replacement cost of the 919 Congress Property, 100% of the business interruption coverage, and to the full general liability and umbrella liability limits, provided such coverage is available. In addition the borrower is required to maintain business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-70

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-71

PATRIOT TECH CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-72

PATRIOT TECH CENTER

Patriot Tech Center
631 South Richland Avenue
Spring Garden Township, PA 17403
Harrisburg Intl. Airport 21 miles
Mount Wolf
Manchester
Susquehanna River
Susquehanna Expwy
John Rudy County Park
Rocky Ridge County Park
Emigsville
Dover
Weigelstown
Manchester Crossroads
North York
East York
Yorklyn
York Galleria
York Town Center
Stonybrook
Shiloh
West Manchester Mall
Memorial Hospital
York
West York
Penn State University York Campus
York College of PA
Valley View
York Hospital
Grantley
Tyler Run
Country Club of York
Spry
New Salem
Dallastown
William H. Kain Park
York Reservoir
Lake Redman
Spring Grove
Jacobus
Loganville
Seven Valleys
Harrisburg
Reading
Lancaster
Philadelphia
PENNSYLVANIA
MARYLAND
NEW JERSEY
Wilmington
Baltimore
Hanover

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-73

Patriot Tech Center

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Industrial
Original Principal Balance:	$27,500,000			Specific Property Type(1):	Flex
Cut-off Date Principal Balance:	$27,477,803			Location:	Spring Garden Township, PA
% of Initial Pool Balance:	2.5%			Size:	1,539,290 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	Patriot Richland Associates, L.P.			Balance Per Unit/SF:	$17.85
Sponsor:	Erik Kolar, Alan Werther, Michael Kolar, Geoffrey Gardner, and Timothy McKenna			Year Built/Renovated(2):	1970/1985
Mortgage Rate:	6.100%			Occupancy %:	84.1%
Note Date:	September 23, 2011			Occupancy % Source Date:	September 19, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	October 1, 2021			Property Manager:	CB Richard Ellis Inc.
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$3,313,707 (12/31/2009)
Seasoning:	1 month			2nd Most Recent NOI (As of):	$3,156,870 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$2,841,385 (TTM 6/30/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$4,483,156
Call Protection:	L(25),D(91),O(4)			U/W Expenses:	$1,320,200
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$3,162,956
Additional Debt:	None			U/W NCF:	$2,619,111
Additional Debt Type:	NAP			U/W NOI DSCR:	1.58x
				U/W NCF DSCR:	1.31x
Escrows and Reserves:				U/W NOI Debt Yield:	11.5%
				U/W NCF Debt Yield:	9.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$45,650,000
Taxes	$2,730	$2,730	NAP	As-Is Appraisal Valuation Date:	July 19, 2011
Insurance	$23,858	$7,953	NAP	Cut-off Date LTV Ratio:	60.2%
Capital Expenditures	$0	$9,872	$307,858	LTV Ratio at Maturity or ARD:	51.2%
TI/LC	$0	$24,372	NAP
Deferred Maintenance	$62,725	$0	NAP

(1)	The Patriot Tech Center Property contains 230,000 square feet of class B office space and 1,309,290 square feet of warehouse space. See “The Property” below.
(2)	Approximately 144,000 square feet of the improvements were constructed in the 1920’s. See “The Property” below.

The Mortgage Loan.  The mortgage loan (the “Patriot Tech Center Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering an industrial facility located in Spring Garden Township, Pennsylvania (the “Patriot Tech Center Property”). The Patriot Tech Center Mortgage Loan was originated on September 23, 2011 by The Royal Bank of Scotland. The Patriot Tech Center Mortgage Loan had an original principal balance of $27,500,000, has an outstanding principal balance as of the Cut-off Date of $27,477,803 and accrues interest at an interest rate of 6.100% per annum.  The Patriot Tech Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule.  The Patriot Tech Center Mortgage Loan matures on October 1, 2021.  The proceeds from the Patriot Tech Center Mortgage Loan were used to refinance debt of approximately $26.1 million, pay closing and other costs of approximately $505,000 and fund approximately $89,000 in upfront reserves, resulting in a return of equity to the sponsor of approximately $780,000.

Following the lockout period, the borrower has the right to defease the mortgage loan in whole, but not in part, on any due date before July 1, 2021 (the “Open Date”).  From and after the Open Date, the mortgage loan is prepayable without penalty.

The Property.  The Patriot Tech Center Property is a 1,539,290 square foot industrial flex (warehouse/office) facility located in Spring Garden Township, Pennsylvania. The net rentable area at the Patriot Tech Center Property is comprised of 230,000 square feet of Class B office space (14.9% of the net rentable area) and 1,309,290 square feet (85.1% of the net rentable area) of warehouse, light manufacturing, flex and storage space. The Patriot Tech Center Property was 84.1% leased and 86.7% occupied as of September 19, 2011 to five tenants. The improvements consist of: two, four-story buildings; one, two-story building; and eight one-story buildings.  The majority of the improvements were constructed in 1970 with the last building constructed in the mid 1990’s. Approximately 144,000 square feet was constructed in the 1920s. The Patriot Tech Center Property is divided into a multi-tenant North Campus (571,601 square feet) and a single-tenant South Campus (967,689 square feet). The South Campus is 97.9% leased (100% occupied) by Johnson Controls Incorporated (“JCI”). JCI (NYSE: JCI) reported on its Form 10-Q filed with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-74

PATRIOT TECH CENTER

Securities and Exchange Commission on August 3, 2011 assets as of June 30, 2011 of approximately $29.9 billion and equity of approximately $11.5 billion. JCI occupies the entire 230,000 square feet of office space at the Patriot Tech Center Property, which is located in South Campus. The borrower has advised the related mortgage loan seller that JCI has invested approximately $10.0 million in the mortgaged property over the last five years. The North Campus is 60.8% leased (64.2% occupied) occupied by four tenants: Gichner Holdings, Inc., Bickel’s Snack Food, Armorboard Packaging, and Marine Tech Wire and Cable.

The following table presents certain information relating to the tenancies at the Patriot Tech Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Occupied - Collateral
JCI	BBB+/Baa1/BBB+	947,000	61.5%	$2.80	$2,648,300	76.5%	03/25/2018
Gichner(2)	NR/B3/B+	137,029(2)	8.9%	$1.91	$261,310	7.6%	(2)
Bickel’s Snack Food	NR/NR/NR	116,000	7.5%	$2.32	$268,830	7.8%	06/30/2016
Armorboard	NR/NR/NR	50,500	3.3%	$2.50	$126,250	3.6%	06/30/2012
Marine Tech Wire & Cable	NR/NR/NR	44,266	2.9%	$3.50	$154,931	4.5%	06/30/2017

Occupied Collateral Total		1,294,795	84.1%(3)	$2.67	$3,459,621	100.0%

Vacant Space		244,495	15.9%
Collateral Total		1,539,290	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Gichner’s space is comprised of three leases as follows: (i) a 104,738 square foot lease which expires July 31, 2012; (ii) a month-to-month lease on 12,000   square feet; and (iii) 20,291 square feet of space that is currently being subleased from JCI. Gichner’s rent obligation on the subletted space ends on July 31, 2012, however JCI’s lease on this space does not expire until March 25, 2018.

(3)	The Patriot Tech Center Property is 84.1% leased but is 86.7% occupied. 39,966 square feet is occupied by JCI and Marine Tech Wire & Cable but not leased to either tenant.

The following table presents certain information relating to the lease rollover schedule at the Patriot Tech Center Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(1)	1	12,000	0.8%	12,000	0.8%	$24,000	$2.00
2011	0	0	0.0%	12,000	0.8%	$0	$0.00
2012	2	155,238	10.1%	167,238	10.9%	$312,832	$2.02
2013	0	0	0.0%	167,238	10.9%	$0	$0.00
2014	0	0	0.0%	167,238	10.9%	$0	$0.00
2015	0	0	0.0%	167,238	10.9%	$0	$0.00
2016	1	116,000	7.5%	283,238	18.4%	$268,830	$2.32
2017	1	44,266	2.9%	327,504	21.3%	$154,931	$3.50
2018	1	967,291	62.8%	1,294,795	84.1%	$2,699,028	$2.79
2019	0	0	0.0%	1,294,795	84.1%	$0	$0.00
2020	0	0	0.0%	1,294,795	84.1%	$0	$0.00
2021	0	0	0.0%	1,294,795	84.1%	$0	$0.00
Thereafter	0	0	0.0%	1,294,795	84.1%	$0	$0.00
Vacant	0	244,495	15.9%	1,539,290	100.0%	$0	$0.00
Total / Weighted Average	6	1,539,290	100.0%			$3,459,621	$2.67
* Source: Information obtained from underwritten rent roll.
(1)
A 12,000 square foot portion of Gichner’s leased space is leased on a month-to-month basis. The lease covering the remainder of Gichner’s leased space expires in July 2012. The 20,291 square foot space that Gichner is occupying and subleasing from JCI is shown as expiring in 2018 in the above chart since JCI is leasing this space until March 2018. Gichner’s rent obligation on this space ends on July 31, 2012.

The following table presents historical occupancy percentages at the Patriot Tech Center Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
83%	84%	73%

*
 Source: Information provided by the borrower. With respect to December 31, 2008 to December 31, 2010, the total square footage of the property for the purposes of calculating occupancy was 1.56 million. In June 2011, Bickel’s Snack Foods expanded their leased space from 17,875 square feet to 116,000 square feet, increasing the amount of occupied space at the property. The current occupancy percentage, as of September 19, 2011, is 84.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-75

PATRIOT TECH CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Patriot Tech Center Property:

Cash Flow Analysis

	2009	2010	TTM 6/30/2011	U/W	U/W $ per SF
Gross Potential Rent	$3,731,040	$3,534,252	$3,257,118	$3,459,621	$2.25
Grossed Up Vacant Space	0	0	0	850,843	0.55
Total Reimbursables	839,399	918,301	804,323	1,023,535	0.66
Other Income	3,223	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(850,843)	(0.55)

Effective Gross Income	$4,573,662	$4,452,553	$4,061,441	$4,483,156	$2.91

Total Operating Expenses	$1,259,955	$1,295,683	$1,220,056	$1,320,200	$0.86

Net Operating Income(1)	$3,313,707	$3,156,870	$2,841,385	$3,162,956	$2.05

TI/LC	0	0	0	312,951	0.20
Capital Expenditures	0	0	0	230,894	0.15

Net Cash Flow	$3,313,707	$3,156,870	$2,841,385	$2,619,111	$1.70

NOI DSCR	1.66x	1.58x	1.42x	1.58x
NCF DSCR	1.66x	1.58x	1.42x	1.31x
NOI DY	12.1%	11.5%	10.3%	11.5%
NCF DY	12.1%	11.5%	10.3%	9.5%

(1)
The U/W NOI is higher than the historical NOIs due to several factors including but not limited to new leasing at the property.  New leases signed in June 2011 include Bickel’s Snack Food (expanded from 17,875 square feet to 116,000 square feet) and Marine Tech Wire & Cable (44,266 square feet).

Appraisal.  According to the appraisal performed by CB Richard Ellis, the Patriot Tech Center Property had an “as-is” appraised value of $45,650,000 as of July 19, 2011.

Environmental Matters.  The former owner of the Patriot Tech Center Property and its current owner, the borrower under the Patriot Tech Center Mortgage Loan, voluntarily entered the Patriot Tech Center Property into the Pennsylvania Department of Environmental Protection (“PADEP”) Act 2 Land Recycling Program, to address solvent impacted groundwater and soil and other contamination from historic operations. In April 2011, PADEP approved a remedy that will allow the borrower to receive a No Further Action (or Release of Liability) ruling from PADEP.  The remedy requires the Patriot Tech Center Property to attain site specific standards.  Ground water monitoring and natural attenuation have been utilized to meet the standards. The Release of Liability also requires imposition of a deed notice that will restrict the Patriot Tech Center Property to industrial or commercial use, require maintenance of paving over certain areas and other typical controls. According to the borrower, a final Act 2 report was submitted to PADEP in August 2011 illustrating that all of the agreed to standards have been attained.  The borrower expects to receive a No Further Action letter from PADEP by mid-November.

The lender hired EBI Consulting (“EBI”), an environmental consulting firm, to evaluate all information provided in the Act 2 report and a new Phase I environmental site assessment.  Based upon EBI’s review of the Act 2 environmental report, it is EBI’s opinion that the requirements for closure under the PADEP ACT 2 Program have been met.

Johnson Controls, Inc. (“JCI”), whose subsidiary was the former owner of the Patriot Tech Center Property, has accepted full responsibility and liability for the historic contamination being addressed by the PADEP Act 2 process.  JCI also has agreed to indemnify the borrower for any other contamination arising from the historic operations of its subsidiary that become known by September 2012.  JCI also currently leases and operates a portion of the Patriot Tech Center Property, and its lease requires JCI to indemnify the borrower for contamination caused by those operations with respect to the entirety of the portion of the Patriot Tech Center Property leased by JCI.

Additionally, according to the Phase I environmental site assessment performed by RT Environmental Services, Inc. (“RT”) on September 20, 2011, aside from the ongoing monitoring of the solvent impacted groundwater and soil, there were only minor outstanding environmental issues at the Patriot Tech Center Property. Minor issues include a small oil leak from a transformer on site, and a suggestion from RT to improve drum storage and labeling practices. RT noted that both of these minor issues can be remediated with typical repair and maintenance, the cost of which is considered non-material by RT.

The Patriot Tech Center Mortgage Loan becomes fully recourse to the nonrecourse guarantors if the borrower breaches certain representations, warranties and covenants related to environmental conditions at the Patriot Tech Center Property.

The borrower has in place an assignable environmental insurance policy with a term through 2017, which it purchased in 2007 when it acquired the Patriot Tech Center Property.  The lender has been added as a named insured.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-76

PATRIOT TECH CENTER

Market Overview and Competition.  The Patriot Tech Center Property is located in Spring Garden Township, Pennsylvania, which is part of the Central Pennsylvania Industrial market. The Patriot Tech Center Property is located within two miles of Interstate 83, allowing for access to Interstate 81, Interstate 78, Interstate 76, Route 222, and Route 30. According to the CBRE appraisal, York County has a current reported population of 428,937, an increase of over 12% since 2000.  Nearly 15% of the region’s 227,000 person salaried workforce remains employed in manufacturing, with the trade, transportation, and utility sectors representing another 16% in the aggregate.  According to the Pennsylvania Department of Labor and Industry, the May 2011 unemployment rate in York County was 7.4%. According to the appraisal, the Central Pennsylvania industrial real estate market consists of 148.7 million square feet of industrial space, with overall occupancy of 88.3% and average rent per square foot of $3.51.

The Borrower.  The borrower is a Pennsylvania limited partnership and a single-purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Patriot Tech Center Mortgage Loan. The borrower is Patriot Richland Associates, L.P., which is owned by Kolar Investment Partners (67%), Werther Partners (12%), Michael & Beth Kolar (9%), as well as by several other individuals in smaller denominations. The general partner of borrower, Patriot Richland, Inc., a Pennsylvania corporation, owns a 0.1% interest in borrower and is 100% owned by Erik Kolar. Erik Kolar, Alan Werther, Michael Kolar, Geoffrey Gardner, and Timothy McKenna are the guarantors of certain nonrecourse carveouts under the Patriot Tech Center Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Patriot Tech Center Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other circumstances, the borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsors.  The sponsors of the Patriot Tech Center Mortgage Loan, Erik Kolar, Alan Werther, Michael Kolar, Geoffrey Gardner, and Timothy McKenna, have a combined 40+ years of experience focusing on corporate real estate assets and have redeveloped more than 12 million square feet and completed over $1 billion in transactions. The sponsors are principals of Patriot Equities LP (“Patriot”), an entity which itself does not serve as a Sponsor or Guarantor for the Patriot Tech Center Mortgage Loan. Patriot’s strategy is to partner with corporate real estate executives and their advisors to acquire their corporate-owned property in order to allocate their capital and resources to core operations.  Patriot has executed a variety of transactions including: build-to-suit properties, redevelopment of vacant office and industrial properties, acquisition and entitlement of raw land, sale and partial leasebacks, and portfolio acquisitions. The sponsors invest on a deal by deal basis with independent ownership structures for each transaction. Prior to starting Patriot in 2005, the sponsors worked at a firm called Preferred Real Estate Investments.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $2,730 for real estate taxes, $23,858 for insurance premiums, and $62,725 for deferred maintenance. The loan documents provide for ongoing monthly escrows in the amount of: $2,730 for real estate taxes (subject to adjustment per lender’s estimate), $7,953 for insurance premiums (subject to adjustment per lender’s estimate), $24,372 for tenant improvements and leasing commissions (increasing to $29,503 in month 25) and $9,872 for capital expenditures (subject to a cap of $307,858).

On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided that no other Cash Management Period is then continuing), all monthly residual cash after payment of the monthly required payments will be swept into a special rollover reserve account, which sweep will continue until the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence upon any of the following: (a) 12 months prior to the stated expiration (including any renewal term) of the JCI lease; (b) upon the early termination or early cancellation of the JCI lease; (c) upon the occurrence and continuance of a material default under the JCI lease by the applicable tenant or a default under the JCI lease (before any notice or cure period) by the tenant thereunder that gives the borrower (as landlord) the right to terminate the JCI lease or (d) upon a bankruptcy or insolvency proceeding of the applicable tenant under the JCI lease.

A Lease Sweep Period will end upon the occurrence of any following: (i) with respect to a Lease Sweep Period caused by clause (a) above, the JCI lease has been renewed or extended for no less than five years and consequently, DSCR for property is at least 1.10x; (ii) with respect to a Lease Sweep Period caused by clause (c) above, the JCI default has been cured and no other JCI default has occurred for a period of three consecutive months following such cure; (iii) with respect to a Lease Sweep Period caused by a major JCI insolvency proceeding, the JCI lease has been affirmed, assumed, or assigned in a manner acceptable to the lender.

Lockbox and Cash Management.  The Patriot Tech Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Patriot Tech Center Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon (i) the occurrence of an event of default or (ii) if, as of any calculation date, the debt service coverage ratio is less than 1.10x or (iii) the commencement of a Lease Sweep Period; and will end upon the lender giving notice to the lockbox account bank that the sweeping of the funds may cease, which notice will be given by the lender if (1) the Patriot Tech Center Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (ii) above, the debt service coverage ratio is at least 1.10x for two consecutive calculation dates or (C) with respect to the matter described in clause (iii) above, such Lease Sweep Period has ended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-77

PATRIOT TECH CENTER

Property Management.  The Patriot Tech Center Property is currently managed by CB Richard Ellis, Inc. The manager is entitled to a management fee, on a monthly basis, equal to $3,000 per month, comprised of $1,480 (management fee portion) and $1,520 for the approximate annual salary allocation of the assigned personnel. The borrower may not surrender, terminate or cancel the management agreement or otherwise replace or enter into any other management agreement without prior written consent from the lender (which consent may not be unreasonably withheld).

Assumption.  The borrower has a right to transfer the Patriot Tech Center Property, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Patriot Tech Center Mortgage Loan, (ii) payment by the borrower of an assumption fee equal to 0.25% of the outstanding principal balance of the Patriot Tech Center Mortgage Loan for the first transfer, and 1.0% of the outstanding principal balance of the Patriot Tech Center Mortgage Loan for each transfer thereafter, (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to lender, and (vii) the manager and proposed management agreement are satisfactory to the lender, Fitch and Moody’s.

Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require the borrower to maintain an “all risk” insurance policy, with no exclusion for terrorism, in an amount equal to the full replacement cost of the Patriot Tech Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. In the event that coverage for terrorism is excluded under such policy or under the general liability and excess liability/umbrella policy, the borrower shall obtain stand alone coverage for terrorism, provided such coverage is available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-78

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-79

ASCENT HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-80

ASCENT HOTEL PORTFOLIO

Coosada
Millbrook
Prattville
Montgomery
Millington
Bartlett
Lakeland
Bolivar
Memphis
Germantown
Collierville
TENNESSEE
MISSISSIPPI
Olive Branch
Corinth
Southaven
Hernando
Holly Springs
Ripley
Booneville
Coldwater
Senatobia
New Albany
Batesville
Oxford
Pontotoc
Tupelo
Water Valley
Charleston

Ascent Hotel Portfolio

1	Hampton Inn & Suites – Montgomery	100 Commerce Street Montgomery, AL 36104
2	Holiday Inn Express – Atmore	111 Lakeview Circle Atmore, AL 36504
3	Hampton Inn - New Albany	320 Coulter Cove New Albany, MS 38652
4	Hampton Inn – Enterprise	8 West Pointe Court Enterprise, AL 36330

Thomasville
Waynesboro
ALABAMA
Troy
Eufaula
Luverne
Brundidge
De Soto National Forest
Jackson
Evergreen
Fort Rucker
Ozark
GA
Blakely
Enterprise
Dothan
MS
Citronelle
Brewton
East Brewton
Opp
Geneva
Conecuh Natl. Forest
Lucedale
Atmore
Saraland
Prichard
Bay Minette
Blackwater River State Forest
Crestview
De Funiak Springs
Bonifay
Marianna
Mobile
Spanish Fort
Daphne
Tillmans Corner
Gonzalez
Ferry Pass
Gautier
Biloxi
Bellview
West Pensacola
Pensacola
Eglin Air Force Base
Niceville
FLORIDA
Blountstown
Fort Walton Beach
Destin
Panama City
Panama City Beach
Apalachicola National Forest
Gulf of Mexico
Port Saint Joe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-81

Ascent Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Hospitality
Original Principal Balance:	$24,500,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$24,468,913			Location:	Various
% of Initial Pool Balance:	2.2%			Size:	325 rooms
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Names(1):	Various			Balance Per Room:	$75,288.96
Sponsor:	John Ioan Tampa & Yagnesh Patel			Year Built/Renovated:	Various/NAP
Mortgage Rate:	6.030%			Occupancy %:	70.4%
Note Date:	September 16, 2011			Occupancy % Source Date:	June 30, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	October 1, 2021			Property Manager:	Ascent Hospitality Management Co., LLC
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$1,693,901 (12/31/2009)
Seasoning:	1 month			2nd Most Recent NOI (As of):	$2,905,405 (12/31/2010)
Amortization Term (Original):	300 months			Most Recent NOI (As of):	$3,563,323 (TTM 6/30/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$7,623,501
Call Protection:	L(25),D(91),O(4)			U/W Expenses:	$3,917,494
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$3,706,007
Additional Debt:	None			U/W NCF:	$3,401,282
Additional Debt Type:	NAP			U/W NOI DSCR:	1.95x
				U/W NCF DSCR:	1.79x
Escrows and Reserves:				U/W NOI Debt Yield:	15.1%
				U/W NCF Debt Yield:	13.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$40,700,000
Taxes	$148,677	$14,868	NAP	As-Is Appraisal Valuation Date:	Various
Insurance	$24,458	$4,892	NAP	Cut-off Date LTV Ratio:	60.1%
FF&E Reserve(2)	$11,578	$11,578	See Note (2)	LTV Ratio at Maturity or ARD:	46.7%
Deferred Maintenance	$4,000	$0	NAP
Seasonality Reserve(3)	$125,000	$13,900	NAP
Environmental Reserve(4)	$12,625	$0	NAP

(1)	Borrower names are: Enterprise Hospitality, L.L.C., New Albany Hospitality, L.L.C., P & T Hospitality, L.L.C., and Atmore Hospitality, L.L.C.
(2)
Monthly payments of one-twelfth of 4% of the preceding annual gross revenue, subject to a cap equal to the aggregate monthly FF&E reserves deposits collected for the immediately preceding 24 month period. See “Escrows” below.

(3)
Monthly payments (initially $13,900) will be waived if, as of the last day of any calendar quarter during the Ascent Hotel Portfolio Mortgage Loan term, the debt service coverage ratio is equal to or greater than 1.80x. See “Escrows” below.

(4)	This amount is equal to 125% of the amount required for asbestos remediation. The remediation is required to be completed on or before November 15, 2011. See “Environmental Matters” below.

The Mortgage Loan.  The mortgage loan (the “Ascent Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering four limited service hotels located in Alabama and Mississippi (the “Ascent Hotel Portfolio Properties”).  The Ascent Hotel Portfolio Mortgage Loan was originated on September 16, 2011 by The Royal Bank of Scotland. The Ascent Hotel Portfolio Mortgage Loan had an original principal balance of $24,500,000, has an outstanding principal balance as of the Cut-off Date of $24,468,913 and accrues interest at an interest rate of 6.030% per annum.  The Ascent Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule.  The Ascent Hotel Portfolio Mortgage Loan matures on October 1, 2021.  The proceeds from the Ascent Hotel Portfolio Mortgage Loan were used to refinance existing debt of approximately $23.6 million, pay closing costs of approximately $490,000, and fund approximately $326,000 in upfront reserves.

Following the lockout period, the borrower has the right to defease the Ascent Hotel Portfolio Mortgage Loan in whole, but not in part, on any due date before July 1, 2021. The Ascent Hotel Portfolio Mortgage Loan is prepayable without penalty on or after July 1, 2021.

The Properties.  The Ascent Hotel Portfolio Mortgage Loan is secured by a fee interest in four limited service hotels in Alabama and Mississippi totaling 325 rooms. The Hampton Inn & Suites - Montgomery is an 86-room, limited service hotel located in Montgomery, Montgomery County, Alabama. The hotel is located in downtown Montgomery, in the northeast quadrant of the intersection formed by State Route 108 and Commerce Street. The sponsors purchased the ten-story building and substantially renovated and converted the former building, which served as a bank, into a Hampton Inn & Suites that opened in June 2008.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-82

ASCENT HOTEL PORTFOLIO

Amenities include a 24-hour business center, fitness facility, complimentary breakfast dining area, guest laundry room and an on-site convenience store.

The Holiday Inn Express - Atmore is an 80-room, limited service hotel located in Atmore, Escambia County, Alabama. The hotel is located near the intersection formed by Highway 21 and Interstate 65, approximately 48 miles northeast of Mobile, Alabama. The sponsors developed the three-story hotel, which opened in April 2009. Amenities include an outdoor swimming pool, 24-hour business center, fitness facility, guest laundry room and a complimentary breakfast dining area.

The Hampton Inn – New Albany is an 84-room, limited service hotel located in New Albany, Union County, Mississippi. The hotel is located on Coutler Cove, in the northeast quadrant of the intersection formed by Interstate 22 and State Highway 30. The sponsors developed the three-story hotel, which opened in January 2010. Amenities include an indoor swimming pool, 24-hour business center, fitness facility, guest laundry room, market pantry and a complimentary breakfast dining area.

The Hampton Inn - Enterprise is an 75-room, limited service hotel located in Enterprise, Coffee County, Alabama. The hotel is located off Boll Weevil Circle (U.S. Highway 84), northeast of the intersection formed by Shellfield Road and Boll Weevil Circle. The U.S. Army Aviation Warfighting Center at Fort Rucker is located just east of Enterprise. The sponsors developed the three story hotel, which opened in May 2007. Amenities include an outdoor swimming pool, 24-hour business center, fitness facility, guest laundry room and a complimentary breakfast dining area.

The following table presents certain information relating to the Ascent Hotel Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built	Appraised Value
Hampton Inn & Suites – Montgomery	$7,090,991	29.0%	86	$82,453	2008	$11,800,000
Holiday Inn Express – Atmore	$6,431,829	26.3%	80	$80,398	2009	$10,700,000
Hampton Inn - New Albany	$5,772,666	23.6%	84	$68,722	2010	$9,600,000
Hampton Inn – Enterprise	$5,173,427	21.1%	75	$68,979	2007	$8,600,000

Total/Weighted Average	$24,468,913	100.0%	325	$75,289		$40,700,000

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ascent Hotel Portfolio Properties:

Cash Flow Analysis

	2009(1)	2010(1)	TTM 6/30/2011	U/W	U/W $ per Room
Occupancy	53.6%	60.2%	70.4%	70.4%
ADR	$87.03	$94.39	$90.63	$90.64
RevPAR	$46.62	$56.86	$63.84	$63.84

Total Revenue	$4,140,459	$6,779,323	$7,622,425	$7,623,501	$23,457
Total Department Expenses	1,203,034	1,680,727	1,738,457	1,738,457	5,349
Gross Operating Profit	$2,937,425	$5,098,596	$5,883,968	$5,885,044	$18,108

Total Undistributed Expenses	1,092,416	1,972,591	2,092,463	1,945,727	5,987
Profit Before Fixed Charges	$1,845,009	$3,126,005	$3,791,505	$3,939,317	$12,121

Total Fixed Charges	151,108	220,600	228,182	233,310	718
Net Operating Income(2)	$1,693,901	$2,905,405	$3,563,323	$3,706,007	$11,403

FF&E	0	0	0	304,725	938
Net Cash Flow	$1,693,901	$2,905,405	$3,563,323	$3,401,282	$10,465

NOI DSCR	0.89x	1.53x	1.88x	1.95x
NCF DSCR	0.89x	1.53x	1.88x	1.79x
NOI DY	6.9%	11.9%	14.6%	15.1%
NCF DY	6.9%	11.9%	14.6%	13.9%

(1)	The Holiday Inn Express - Atmore and the Hampton Inn - New Albany opened in April 2009 and January 2010, respectively.
(2)	The U/W NOI is higher than the historical NOIs due to several factors including but not limited to one of the four properties having been built in 2010.

Appraisal.  According to the individual appraisals performed by HVS Consulting and Valuation Services, the Ascent Hotel Portfolio Properties had an aggregate “as-is” appraised value of $40,700,000 as of the appraisal effective dates ranging from August 8, 2011 to August 11, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-83

ASCENT HOTEL PORTFOLIO

Environmental Matters.  According to the Phase I environmental site assessment reports performed by EBI Consulting with dates ranging from August 22, 2011 to August 24, 2011, with respect to three of the Ascent Hotel Portfolio Properties, there are no recommendations for further action. With respect to the Hampton Inn & Suites - Montgomery property, EBI Consulting recommended the remediation and the implementation of an Asbestos O&M Plan related to a decommissioned boiler. At closing, 125% of the expected cost of this remediation was reserved. The remediation is required to be completed on or before November 15, 2011.

Market Overview and Competition.  The Ascent Hotel Portfolio Properties are located in Alabama and Mississippi.

Hampton Inn – New Albany

Per the appraisal, the Hampton Inn – New Albany property is located in New Albany, Union County, Mississippi, approximately 60 miles southeast from the Memphis International Airport and 25 miles northwest from the Tupelo Regional Airport. The property opened in January 2010. According to the July 2011 Smith Travel Research Report, the property is located within the Mississippi lodging market. As of July 2011, the Mississippi area lodging market contained a total of 503 hotels with an inventory of 44,689 rooms. The Mississippi market’s trailing 12-month period through July 2011 had an aggregate occupancy level of 56.8% with an ADR of $77.56, reflecting a RevPar of $44.02, up 6.4% over the previous corresponding trailing 12-month period. Gains in occupancy of 4.8% were coupled with a 1.6% increase in ADR.

Subject and Market Historical Occupancy, ADR and RevPAR (New Albany, MS)

	Competitive Set(1)			Hampton Inn - New Albany(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2011 TTM(2)	65.3%	$85.15	$55.60	59.5%	$84.40	$50.18	91.1%	99.1%	90.3%

(1)	Data provided by July 31, 2011 Smith Travel Research report. The Hampton Inn - New Albany opened in January 2010.
(2)	The Hampton Inn – New Albany opened in January 2010.

According to the July 2011 Smith Travel Research Report, the Hampton Inn & Suites – Montgomery, the Holiday Inn Express – Atmore and the Hampton Inn – Enterprise are located within the Alabama South lodging market. As of July 2011, the Alabama South area lodging market contained a total of 314 hotels with an inventory of 21,348 rooms. The Alabama South market’s trailing 12-month period through July 2011 had an aggregate occupancy level of 51.0% with an ADR of $65.05, reflecting a RevPAR of $33.16, up 2.6% over the previous corresponding trailing 12-month period. Gains in occupancy of 1.8% were coupled with a 0.8% increase in ADR.

Hampton Inn & Suites - Montgomery

Per the appraisal, the Hampton Inn & Suites - Montgomery property is located in Montgomery, Montgomery County, Alabama approximately seven miles northeast of the Montgomery Regional Airport. The property opened in June 2008.

Subject and Market Historical Occupancy, ADR and RevPAR (Montgomery, AL)

	Competitive Set(1)			Hampton Inn & Suites - Montgomery(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2011 TTM	63.2%	$89.56	$56.64	71.5%	$98.60	$70.49	113.0%	110.1%	124.4%
7/31/2010 TTM	63.3%	$90.38	$57.23	59.4%	$91.86	$54.60	93.9%	101.6%	95.4%
7/31/2009 TTM(2)	63.2%	$95.53	$60.35	41.7%	$95.79	$39.95	66.0%	100.3%	66.2%

(1)	Data provided by July 31, 2011 Smith Travel Research report.
(2)	The Hampton Inn & Suites – Montgomery opened in June 2008.

Holiday Inn Express – Atmore

Per the appraisal, the Holiday Inn Express property is located in Atmore, Escambia County, Alabama approximately 50 miles northeast from the Mobile Regional Airport. The property opened in April 2009.

Subject and Market Historical Occupancy, ADR and RevPAR (Atmore, AL)

	Competitive Set(1)			Holiday Inn Express – Atmore(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2011 TTM	62.0%	$93.46	$57.94	81.8%	$91.98	$75.24	131.9%	98.4%	129.9%
7/31/2010 TTM(2)	63.7%	$89.53	$56.99	70.6%	$84.92	$59.98	111.0%	94.9%	105.2%

(1)	Data provided by July 31, 2011 Smith Travel Research report. The Holiday Inn Express – Atmore opened in April 2009.
(2)	The Holiday Inn Express – Atmore opened in April 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-84

ASCENT HOTEL PORTFOLIO

Hampton Inn – Enterprise

Per the appraisal, the Hampton Inn - Enterprise property is located in Enterprise, Coffee County, Alabama approximately 32 miles west from the Dothan Regional Airport. The property opened in May 2007.

Subject and Market Historical Occupancy, ADR and RevPAR (Enterprise, AL)

	Competitive Set(1)			Hampton Inn – Enterprise(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2011 TTM	61.4%	$73.56	$45.18	71.4%	$85.48	$61.02	116.2%	116.2%	135.1%
7/31/2010 TTM	66.8%	$71.29	$47.63	73.1%	$85.00	$62.15	109.4%	119.2%	130.5%
7/31/2009 TTM	70.8%	$70.98	$50.23	69.8%	$85.15	$59.44	98.6%	120.0%	118.3%

(1)	Data provided by July 31, 2011 Smith Travel Research report.

The Borrower.  The borrower is comprised of three Alabama limited liability companies and one Mississippi limited liability company, each of which is a single purpose entity and has two independent directors (collectively, the “Ascent Hotel Portfolio Borrower”). Legal counsel to the Ascent Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Ascent Hotel Portfolio Mortgage Loan. “John” Ioan Tampa and Yagnesh Patel are the guarantors of certain nonrecourse carveouts under the Ascent Hotel Portfolio Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Ascent Hotel Portfolio Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantors if, among other circumstances, the Ascent Hotel Portfolio Borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against any Ascent Hotel Portfolio Borrower.

The Sponsors.  The Ascent Hotel Portfolio Borrower is owned and controlled by “John” Ioan Tampa and Yagnesh Patel. John Tampa, President and co-founder of Ascent Hospitality, has over 15 years of experience in hospitality construction, development and management. Yagnesh Patel, CEO and co-founder of Ascent Hospitality, has over 15 years of experience in all aspects of hospitality development and management. Ascent Hospitality is an integrated hotel development and management company. The company’s current portfolio consists of 26 select service hotels located throughout the Midwest, northeast and southeast comprising over 2,500 rooms.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $148,677 for real estate taxes, $24,458 for insurance premiums, $11,578 for an FF&E reserve, $4,000 for deferred maintenance, $125,000 for a seasonality reserve and $12,625 for an environmental reserve related to the remediation of asbestos at the Hampton Inn & Suites - Montgomery property.

The loan documents provide for ongoing monthly escrows in the amount of $14,868 for real estate taxes (subject to adjustment per lender’s estimate), $4,892 for insurance premiums (subject to adjustment per lender’s estimate). The loan documents provide for an ongoing FF&E reserve equal to one-twelfth of 4% of the preceding annual gross revenue, subject to a cap equal to the aggregate monthly FF&E reserves deposits collected for the immediately preceding 24 month period. The loan documents also provide for an ongoing seasonality reserve. Monthly payments (initially $13,900) for this reserve will be waived if, as of the last day of any calendar quarter during the Ascent Hotel Portfolio Mortgage Loan term, the debt service coverage ratio is equal to or greater than 1.80x.

Lockbox and Cash Management.  The Ascent Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The Ascent Hotel Portfolio Mortgage Loan requires all revenue and credit card receipts payable with respect to the Ascent Hotel Portfolio Properties to be deposited directly into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within three business days. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) if, as of the last day of any calendar quarter during the loan term, the debt service coverage ratio is less than 1.20x. A Cash Management Period will also commence on December 31, 2017 if on or prior to that date, the borrower has not delivered evidence that it has renewed or replaced the franchise agreement applicable to the Ascent Hotel Portfolio Property located in Atmore, Alabama.

Property Management.  The Ascent Hotel Portfolio Properties are currently managed by Ascent Hospitality Management Co., LLC, an affiliate of the Ascent Hotel Portfolio Borrower, based on 10-year management agreements each dated January 2, 2011. According to the management agreements, the manager is entitled to a base management fee equal to the greater of $54,000 per annum or 2.5% of gross revenues of each operating year. The Ascent Hotel Portfolio Borrower may not surrender, terminate, cancel, extend or renew the management agreements or otherwise replace the manager or enter into any other management agreements without the prior written consent of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-85

ASCENT HOTEL PORTFOLIO

Assumption.  The Ascent Hotel Portfolio Borrower has a one time right to transfer the Ascent Hotel Portfolio Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.00% of the outstanding principal balance, (ii) no event of default has occurred and is continuing under the Ascent Hotel Portfolio Mortgage Loan, (iii) the Ascent Hotel Portfolio Borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) all of the lender’s  reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors have  assumed in writing the obligations of the nonrecourse guarantors under the nonrecourse carveout guaranty, (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender, and (ix) the manager and proposed management agreement is satisfactory to the lender, Fitch and Moody’s.

Release.  Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the Ascent Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Ascent Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-86

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-87

Torrance Plaza East

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Office
Original Principal Balance:	$21,100,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$21,082,280			Location:	Torrance, CA
% of Initial Pool Balance:	1.9%			Size:	186,117 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	Muller-South Bay East LLC			Balance Per Unit/SF:	$113.27
Sponsor:	The Muller Company			Year Built/Renovated:	1975/NAP
Mortgage Rate:	5.950%			Occupancy %:	80.1%
Note Date:	September 13, 2011			Occupancy % Source Date:	September 12, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	October 1, 2021			Property Manager:	The Muller Company, LLC
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,696,139 (12/31/2009)
Seasoning:	1 month			2nd Most Recent NOI (As of):	$2,440,295 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$2,218,793 (TTM 6/30/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$3,845,462
Call Protection:	L(25),D(91),O(4)			U/W Expenses:	$1,460,899
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$2,384,563
Additional Debt:	None			U/W NCF:	$2,160,111
Additional Debt Type:	NAP			U/W NOI DSCR:	1.58x
				U/W NCF DSCR:	1.43x
Escrows and Reserves:				U/W NOI Debt Yield:	11.3%
				U/W NCF Debt Yield:	10.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$32,000,000
Taxes	$161,150	$23,021	NAP	As-Is Appraisal Valuation Date:	July 28, 2011
Insurance	$8,733	$1,248	NAP	Cut-off Date LTV Ratio:	65.9%
Capital Expenditures	$4,188	$4,188	NAP	LTV Ratio at Maturity or ARD:	55.8%
TI/LC	$18,858	$18,858	$500,000
Deferred Maintenance	$33,440	$0	NAP
Tenant & General Holdback(1)	$600,000	$0	NAP
Free Rent & Outstanding TI	$346,840	$0	NAP

(1)
Of the $600,000 reserved at closing, $200,000 is associated with a prospective tenant and $400,000 will be held until the debt service coverage ratio at the Torrance Plaza East Property is at least 1.40x for two consecutive quarters.

The Torrance Plaza East mortgage loan is secured by a first mortgage encumbering a 186,117 square foot Class B suburban office building located in Torrance, California (the “Torrance Plaza East Property”). The Torrance Plaza East Property was 80.1% leased as of September 12, 2011.  The improvements consist of eight, one to three-story buildings.  The improvements were constructed in 1975 and consist of a wood and steel framed superstructure, with poured concrete floors, and flat/low-sloping built up roofing systems.  Parking for the Torrance Plaza East Property is provided by 765 spaces in surrounding surface parking, resulting in a ratio of approximately 4.1 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-88

TORRANCE PLAZA EAST

The following table presents certain information relating to the tenancies at the Torrance Plaza East Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Lifecare Systems, Inc.	NR/NR/NR	17,875	9.6%	$34.78	$621,661	16.6%	12/31/2015
American Communications Group	NR/NR/NR	13,207	7.1%	$25.44	$335,986	9.0%	4/30/2013
American Learning Foundation	NR/NR/NR	7,936	4.3%	$22.20	$176,179	4.7%	6/30/2016
Piazza, Donnelly & Marlette	NR/NR/NR	6,620	3.6%	$29.28	$193,832	5.2%	8/31/2014
Healthcare Business Solutions	NR/NR/NR	6,501	3.5%	$21.60	$140,422	3.7%	1/31/2016
Total Major Tenants		52,139	28.0%	$28.16	$1,468,080	39.1%

Non-Major Tenants		96,968	52.1%	$23.57	$2,285,247	60.9%

Occupied Collateral Total		149,107	80.1%	$25.17	$3,753,327	100.0%

Vacant Space		37,010	19.9%

Collateral Total		186,117	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Torrance Plaza East Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(1)	3	1,535	0.8%	1,535	0.8%	$2,402	$1.56
2011	4	5,499	3.0%	7,034	3.8%	$131,336	$23.88
2012	15	23,993	12.9%	31,027	16.7%	$580,859	$24.21
2013	9	25,872	13.9%	56,899	30.6%	$634,068	$24.51
2014	12	29,898	16.1%	86,797	46.6%	$764,406	$25.57
2015	5	27,569	14.8%	114,366	61.4%	$847,354	$30.74
2016	5	23,545	12.7%	137,911	74.1%	$531,254	$22.56
2017	3	11,196	6.0%	149,107	80.1%	$261,648	$23.37
2018	0	0	0.0%	149,107	80.1%	$0	$0.00
2019	0	0	0.0%	149,107	80.1%	$0	$0.00
2020	0	0	0.0%	149,107	80.1%	$0	$0.00
2021	0	0	0.0%	149,107	80.1%	$0	$0.00
Thereafter	0	0	0.0%	149,107	80.1%	$0	$0.00
Vacant	0	37,010	19.9%	186,117	100.0%	$0	$0.00
Total / Weighted Average	56	186,117	100.0%			$3,753,327	$25.17
* Source: Information obtained from underwritten rent roll.
(1)	Includes a fitness center (1,075 square feet) and a conference center (340 square feet) that do not pay rent.

The following table presents historical occupancy percentages at the Torrance Plaza East Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
87%	83%	81%
*          Source: Information provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-89

TORRANCE PLAZA EAST

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Torrance Plaza East Property:

Cash Flow Analysis

	2009	2010	TTM 6/30/2011	U/W	U/W $ per SF
Base Rent	$3,856,968	$3,701,984	$3,517,439	$3,753,327(1)	$20.17
Grossed Up Vacant Space	0	0	0	843,828	4.53
Total Reimbursables	118,295	80,086	55,740	57,690	0.31
Other Income	53,119	31,644	34,445	34,445	0.19
Less Vacancy & Credit Loss	(14,686)	(10,647)	(908)	(843,828)	(4.53)
Effective Gross Income	$4,013,696	$3,803,067	$3,606,716	$3,845,462	$20.66

Total Operating Expenses	$1,317,557	$1,362,772	$1,387,923	$1,460,899	$7.85

Net Operating Income	$2,696,139	$2,440,295	$2,218,793	$2,384,563	$12.81
TI/LC	217,652	404,793	300,955	174,200	0.94
Capital Expenditures	51,150	71,666	0	50,252	0.27
Net Cash Flow	$2,427,337	$1,963,836	$1,917,838	$2,160,111	$11.61

NOI DSCR	1.79x	1.62x	1.47x	1.58x
NCF DSCR	1.61x	1.30x	1.27x	1.43x
NOI DY	12.8%	11.6%	10.5%	11.3%
NCF DY	11.5%	9.3%	9.1%	10.2%

(1)	Contractual rent increases were underwritten through December 31, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-90

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-91

Flagship Storage Portfolio - Indiana

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):		NAP		Property Type:	Self Storage
Original Principal Balance:		$20,300,000		Specific Property Type:	Self Storage
Cut-off Date Principal Balance:		$20,247,005		Location:	Indianapolis, IN
% of Initial Pool Balance:		1.9%		Size:	521,387 SF
Loan Purpose:		Acquisition		Cut-off Date Principal Balance Per Unit/SF:	$38.83
Borrower Name:		KAF Indiana Properties I, LLC		Year Built/Renovated:	Various/NAP
Sponsor:		Flagship Properties II, LLC		Occupancy %:	78.1%
Mortgage Rate:		6.250%		Occupancy % Source Date:	July 17, 2011
Note Date:		August 10, 2011		Title Vesting:	Fee
Anticipated Repayment Date:		NAP		Property Manager:	StorKwik Management, LLC
Maturity Date:		September 1, 2021
IO Period:		None		3rd Most Recent NOI (As of):	$2,339,639 (12/31/2009)
Loan Term (Original):		120 months		2nd Most Recent NOI (As of):	$2,350,369 (12/31/2010)
Seasoning:		2 months		Most Recent NOI (As of):	$2,428,317 (6/30/2011)
Amortization Term (Original):		300 months
Loan Amortization Type:		Amortizing Balloon		U/W Revenues:	$3,908,991
Interest Accrual Method:		Actual/360		U/W Expenses:	$1,547,903
Call Protection:		L(26),D(90),O(4)		U/W NOI:	$2,361,088
Lockbox Type:		None		U/W NCF:	$2,282,879
Additional Debt:		None		U/W NOI DSCR:	1.47x
Additional Debt Type:		NAP		U/W NCF DSCR:	1.42x
				U/W NOI Debt Yield:	11.7%
Escrows and Reserves:				U/W NCF Debt Yield:	11.3%
				As-Is Appraised Value:	$29,075,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	Various
Taxes	$231,671	$41,369	NAP	Cut-off Date LTV Ratio:	69.6%
Insurance(1)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	54.5%
Replacement Reserves Deferred Maintenance(2)	$150,000 $280,000	$6,498 NAP	NAP NAP

(1)
Monthly insurance escrows are waived as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured in accordance with the loan documents.

(2)	Initial reserve represents 126% of the estimate costs for immediate repair items as outlined by the engineer in the individual property condition reports.

The Flagship Storage Portfolio - Indiana mortgage loan is secured by a first mortgage encumbering eight self storage properties together consisting of approximately 521,387 square feet and located in Indianapolis, Indiana (the “Flagship Storage Portfolio – Indiana Properties”).  The Flagship Storage Portfolio - Indiana Properties were built between 1976 and 1999 and are comprised of 4,454 units ranging from 328 units to 810 units.  As of July 17, 2011, the Flagship Storage Portfolio - Indiana Properties were 78.1% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-92

FLAGSHIP STORAGE PORTFOLIO - INDIANA

The following table represents certain information relating to the Flagship Storage Portfolio - Indiana Properties:

Property Name	Property Type	Location	Allocated Cut- off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
8270 Michigan Road	Self Storage	Indianapolis, IN	$4,334,913	89.8%	1999/NAP	75,025	$6,225,000
2251 Shadeland Avenue	Self Storage	Indianapolis, IN	$2,924,761	76.6%	1992/NAP	91,977	$4,200,000
5425 North Tacoma Avenue	Self Storage	Indianapolis, IN	$2,646,212	74.0%	1976/NAP	61,932	$3,800,000
9685 Fall Creek Road	Self Storage	Indianapolis, IN	$2,298,026	81.7%	1999/NAP	61,050	$3,300,000
3601 West 96th Street	Self Storage	Indianapolis, IN	$2,176,161	82.2%	1987/NAP	43,800	$3,125,000
551 East Stover Avenue	Self Storage	Indianapolis, IN	$2,158,752	67.6%	1979/NAP	80,198	$3,100,000
920 County Line Road	Self Storage	Indianapolis, IN	$1,949,841	86.1%	1997/NAP	45,100	$2,800,000
3912 North Glen Arm Road	Self Storage	Indianapolis, IN	$1,758,338	71.3%	1976/NAP	62,305	$2,525,000
Total/Weighted Average			$20,247,005	78.1%		521,387	$29,075,000

The following table presents historical occupancy percentages at the Flagship Storage Portfolio - Indiana Properties:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
81%	76%	75%
* Source: Information provided by borrower.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the Flagship Storage Portfolio - Indiana Mortgage Loan:

Cash Flow Analysis

	12/31/2009	12/31/2010	TTM 6/30/2011	U/W(1)	U/W $ per SF
Gross Potential Rent	$3,506,745	$3,472,471	$3,526,317	$4,847,652	$9.30
Less Concessions	0	0	0	0	0
Other Income	347,529	365,262	390,737	360,000	0.69
Less Vacancy & Credit Loss	0	0	0	(1,298,660)	(2.49)
Effective Gross Income	$3,854,274	$3,837,733	$3,917,054	$3,908,991	$7.50

Total Operating Expenses	$1,514,635	$1,487,364	$1,488,737	$1,547,903	$2.97

Net Operating Income	$2,339,639	$2,350,369	$2,428,317	$2,361,088	$4.53
TI/LC	0	0	0	0	0
Capital Expenditures	0	0	0	78,208	0.15
Net Cash Flow	$2,339,639	$2,350,369	$2,428,317	$2,282,879	$4.38

NOI DSCR	1.46x	1.46x	1.51x	1.47x
NCF DSCR	1.46x	1.46x	1.51x	1.42x
NOI DY	11.6%	11.6%	12.0%	11.7%
NCF DY	11.6%	11.6%	12.0%	11.3%

(1)	Underwritten gross potential rent is higher than historical years due to historical figures representing gross potential rent net of vacancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-93

PetSmart

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):		NAP		Property Type:	Industrial
Original Principal Balance:		$20,000,000		Specific Property Type:	Warehouse
Cut-off Date Principal Balance:		$19,950,045		Location:	Phoenix, AZ
% of Initial Pool Balance:		1.8%		Size:	620,213 SF
Loan Purpose:		Refinance		Cut-off Date Principal
Borrower Name:		Labrador (AZ) LP		Balance Per Unit/SF:	$32.17
Sponsor:		Corporate Property Associates 15 Incorporated; Corporate Property Associates 16 – Global Incorporated		Year Built/Renovated:	1996/2001
Mortgage Rate:		6.500%		Occupancy %:	100.0%
Note Date:		September 1, 2011		Occupancy % Source Date:	November 1, 2011
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		September 1, 2021		Property Manager:	Self Managed
IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$2,674,075 (12/31/2008)
Seasoning:		2 months		2nd Most Recent NOI (As of):	$2,674,118 (12/31/2009)
Amortization Term (Original):		300 months		Most Recent NOI (As of):	$2,675,651 (12/31/2010)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$2,409,091
Call Protection:		L(26),D(90),O(4)		U/W Expenses:	$73,227
Lockbox Type(1):		Hard/Upfront Cash Management		U/W NOI:	$2,335,864
Additional Debt:		None		U/W NCF:	$2,018,553
Additional Debt Type:		NAP		U/W NOI DSCR:	1.44x
				U/W NCF DSCR:	1.25x
Escrows and Reserves:				U/W NOI Debt Yield:	11.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.1%
Taxes(2)	$0	Springing	NAP	As-Is Appraised Value:	$40,000,000
Insurance(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 15, 2011
Replacement Reserves(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	49.9%
				LTV Ratio at Maturity or ARD:	39.4%

(1)
There is a springing cash trap for the following trigger events: (i) PetSmart does not exercise its 10-year renewal option, or if the borrower fails to enter into a new lease with a tenant acceptable to lender for a term not less than 5 years with an annual rent not less than $2,300,000 as of May 1, 2019; (ii) PetSmart is in monetary default under its lease for 30 days or more; (iii) PetSmart goes dark; (iv) PetSmart files for bankruptcy; (v) PetSmart gives notice that it is terminating its lease for all or any portion of its space; or (vi) any termination or cancellation of the PetSmart lease.  The cash trap will terminate upon curing the related default, the re-occupancy or re-tenanting of the related space, or re-affirmation of the lease.

(2)	Monthly deposits for taxes and insurance are waived so long as, among other things, the PetSmart lease is in full force and effect and no event of default has occurred and is continuing.
(3)	Monthly deposits of $13,438 for replacement reserves are waived so long as no event of default has occurred and is continuing.

The PetSmart mortgage loan is secured by a first mortgage encumbering a one-story warehouse distribution facility containing approximately 620,213 square feet, situated on a 34.4-acre parcel in Phoenix, Arizona (the “PetSmart Property”).  The PetSmart Property, which was built in 1996 and renovated in 2001, contains 609,353 square feet of warehouse space and 10,860 square feet of office space and is located within the Southwest Phoenix Industrial area.  The PetSmart Property is 100.0% leased to PetSmart with a lease expiring in December 2021, with one 10-year and two 5-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-94

PETSMART

The following table represents certain information relating to the tenant at the PetSmart Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
PetSmart	NR/NR/BB	620,213	100.0%	$4.32	$2,676,768	100.0%	12/31/2021(2)
Total Major Tenant- Collateral		620,213	100.0%	$4.32	$2,676,768	100.0%

(1)	Credit ratings of the tenant or parent company whether or not the parent guarantees the lease.
(2)	PetSmart has the option to go dark with at least 60 days prior notice, but the lease shall remain in full force and effect until the lease expiration date.

 The following table presents certain information relating to the lease rollover schedule at the PetSmart Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	1	620,213	100.0%	620,213	100.0%	$2,676,768	$4.32
Thereafter	0	0	0.0%	620,213	100.0%	$0	$0.00
Vacant	0	0	0.0%	620,213	100.0%	$0	$0.00
Total / Weighted Average	1	620,213	100.0%			$2,676,768	$4.32

* Source: Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the PetSmart Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
100%	100%	100%
* Source: Information obtained from borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-95

PETSMART

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the PetSmart Property:

Cash Flow Analysis

	2008	2009	2010	U/W	U/W $ per SF
Gross Potential Rent	$2,676,768	$2,676,768	$2,676,768	$2,676,768	$4.32
Less Concessions	0	0	0	0	0.00
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	267,677	0.43
Effective Gross Income	$2,676,768	$2,676,768	$2,676,768	$2,409,091	$3.88

Total Operating Expenses	$2,693	$2,649	$1,117	$73,227	$0.12

Net Operating Income	$2,674,075	$2,674,118	$2,675,651	$2,335,864	$3.77

TI/LC	0	0	0	156,056	0.25
Capital Expenditures	0	0	0	161,225	0.26
Net Cash Flow	$2,674,075	$2,674,118	$2,675,651	$2,018,553	$3.25

NOI DSCR	1.65x	1.65x	1.65x	1.44x
NCF DSCR	1.65x	1.65x	1.65x	1.25x
NOI DY	13.4%	13.4%	13.4%	11.7%
NCF DY	13.4%	13.4%	13.4%	10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-96

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-97

Overlook at the Rim

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Office
Original Principal Balance:	$18,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$18,000,000			Location:	San Antonio, TX
% of Initial Pool Balance:	1.6%			Size:	145,025 SF
Loan Purpose(1):	Refinance			Cut-off Date Principal
Borrower Name:	Cole of San Antonio TX, LLC			Balance Per Unit/SF:	$124.12
Sponsor:	Cole Corporate Income Trust, Inc.			Year Built/Renovated:	2008/2011
Mortgage Rate:	4.650%			Occupancy %:	100.0%
Note Date:	June 30, 2011			Occupancy % Source Date:	November 1, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	July 1, 2016			Property Manager:	Transwestern
IO Period:	60 months
Loan Term (Original):	60 months			3rd Most Recent NOI (As of):	NAV
Seasoning:	4 months			2nd Most Recent NOI (As of):	NAV
Amortization Term (Original):	None			Most Recent NOI (As of)(4):	NAV
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$4,384,091
Call Protection:	L(28),D(28),O(4)			U/W Expenses:	$1,690,446
Lockbox Type:	Hard/Upfront Cash Management			U/W NOI:	$2,693,646
Additional Debt(2):	Yes			U/W NCF:	$2,657,389
Additional Debt Type(2):	Mezzanine			U/W NOI DSCR:	3.17x
				U/W NCF DSCR:	3.12x
Escrows and Reserves:				U/W NOI Debt Yield:	15.0%
				U/W NCF Debt Yield:	14.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$32,850,000
Taxes	$0	$0	NAP	As-Is Appraisal Valuation Date:	March 25, 2011
Insurance	$0	$0	NAP	Cut-off Date LTV Ratio:	54.8%
Replacement Reserves	$0	$0	NAP	LTV Ratio at Maturity or ARD:	54.8%
MiniMed TI/LC(3)	$1,012,480	$0	NAP

(1)	The loan represents a recapitalization of the Sponsor’s purchase in February 2011.
(2)
The Overlook at the Rim borrower incurred mezzanine debt with a balance of $5,000,000 as of the Cut-off Date.  The total debt Cut-off Date LTV ratio is 70.0%, the total debt U/W NCF DSCR is 2.44x based on the 4.650% initial interest rate and the total debt U/W NCF debt yield is 11.6%. The maturity date for the mezzanine debt is July 1, 2016.  If the mezzanine debt is not retired on or before December 31, 2011, the interest rate on the mezzanine debt increases from 4.650% to 10.000%.  The total debt U/W NCF DSCR is 1.95x based on the 10.000% interest rate. In addition, if the mezzanine debt is not retired on or before December 31, 2011, all excess cash flow after all debt service payments will be applied toward amortizing the mezzanine debt.

(3)	The MiniMed escrow shall be applied toward the borrower’s obligation to pay for a construction allowance as outlined in the MiniMed Distribution Center lease.
(4)	Property was acquired in February 2011, therefore historical operating statements were not available.

The Overlook at the Rim mortgage loan is secured by a first mortgage encumbering a three-story office building containing approximately 145,025 square feet, situated on 13.4 acres located in San Antonio, Texas (the “Overlook at the Rim Property”).  The Overlook at the Rim Property, which was constructed in 2008, is located within The Rim, an approximate three million square foot mixed use development, approximately 18 miles northwest of San Antonio central business district.  The Overlook at the Rim Property is 100.0% occupied by MiniMed Distribution Corp., a wholly owned subsidiary of Medtronics, Inc., with a lease that expires on October 31, 2020, with two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-98

OVERLOOK AT THE RIM

The following table presents certain information relating to the tenancies at the Overlook at the Rim Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
MiniMed Distribution Corporation	NR/A1/AA-	145,025	100.0%	$19.00	$2,755,475	100.0%	10/31/2020(2)
Total Major Tenant - Collateral		145,025	100.0%	$19.00	$2,755,475	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The tenant has a one-time option to terminate 29,005 square feet effective October 2014 with nine months prior notice.

The following table presents certain information relating to the lease rollover schedule at the Overlook at the Rim Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	145,025	100.0%	145,025	100.0%	$2,755,475	$19.00
2021	0	0	0.0%	145,025	100.0%	$0	$0.00
Thereafter	0	0	0.0%	145,025	100.0%	$0	$0.00
Vacant	0	0	0.0%	145,025	100.0%	$0	$0.00
Total / Weighted Average	1	145,025	100.0%			$2,755,475	$19.00
* Source: Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the Overlook at the Rim Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
NAV	100%	100%
*	Source: Information obtained from borrower rent roll. MiniMed Distribution Corp.’s lease commenced on October 27, 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-99

OVERLOOK AT THE RIM

The following table presents certain information relating to the Underwritten Net Cash Flow at the Overlook at the Rim Property:

Cash Flow Analysis

	U/W(1)	U/W $ per SF
Base Rent	$2,755,475	$19.00
Total Reimbursables	1,672,900	11.54
Other Income	0	0.00
Less Vacancy & Credit Loss	(44,284)	(0.31)
Effective Gross Income	$4,384,091	$30.23

Total Operating Expenses	$1,690,446	$11.66

Net Operating Income	$2,693,646	$18.57
TI/LC	0	0.00
Capital Expenditures	36,256	0.25
Net Cash Flow	$2,657,389	$18.32

NOI DSCR	3.17x
NCF DSCR	3.12x
NOI DY	15.0%
NCF DY	14.8%

(1)	Property was acquired in February 2011; therefore, historical operating statements were not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-100

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-101

8301 Professional Place

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Office
Original Principal Balance:	$16,310,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$16,280,823			Location:	Landover, MD
% of Initial Pool Balance:	1.5%			Size:	137,000 SF
Loan Purpose:	Acquisition			Cut-off Date Principal
Borrower Name:	Metro East LLC			Balance Per Unit/SF:	$118.84
Sponsor:	William P. Angrick, III			Year Built/Renovated:	1979/2007
Mortgage Rate:	6.100%			Occupancy %:	97.2%
Note Date:	August 22, 2011			Occupancy % Source Date:	June 1, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	September 1, 2021			Property Manager:	Advance Realty Management, Inc.
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,067,584 (12/31/2009)
Seasoning:	2 months			2nd Most Recent NOI (As of):	$2,120,509 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$2,257,154 (TTM 5/31/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$3,262,714
Call Protection:	L(26),D(90),O(4)			U/W Expenses:	$1,303,297
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$1,959,417
Additional Debt:	No			U/W NCF:	$1,788,062
Additional Debt Type:	NAP			U/W NOI DSCR:	1.65x
				U/W NCF DSCR:	1.51x
Escrows and Reserves:				U/W NOI Debt Yield:	12.0%
				U/W NCF Debt Yield:	11.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$23,800,000
Taxes	$22,222	$22,222	NAP	As-Is Appraisal Valuation Date:	July 8, 2011
Insurance	$4,875	$2,437	NAP	Cut-off Date LTV Ratio:	68.4%
Capital Expenditures	$0	$2,854	NAP	LTV Ratio at Maturity or ARD:	58.3%
TI/LC	$0	$11,417	NAP

The 8301 Professional Place mortgage loan is secured by a first mortgage encumbering a 137,000 square foot Class B suburban office building located in Landover, Maryland (the “8301 Professional Place Property”). The 8301 Professional Place Property was 97.2% leased to 4 tenants as of June 1, 2011.  The improvements consist of one two-story building with a total net rentable area of 137,000 square feet. The 8301 Professional Place Property was constructed in 1979. From 2004 to 2007, approximately $2.7 million was spent renovating what was once a single tenant building, replacing the roof, and upgrading the HVAC system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-102

8301 PROFESSIONAL PLACE

The following table presents certain information relating to the tenancies at the 8301 Professional Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
The Stop & Shop Supermarket	BBB/Baa3/BBB	53,556	39.1%	$24.92	$1,334,851	39.7%	8/31/2016
Epilepsy Foundation of America	NR/NR/NR	32,647	23.8%	$24.63	$804,210	23.9%	9/30/2016
The MITRE Corporation	NR/NR/NR	30,940	22.6%	$26.45	$818,346	24.4%	10/13/2017
Genon Mid-Atlantic LLC	BB-/B3/B	16,015	11.7%	$25.04	$401,052	11.9%	3/31/2017
Occupied Collateral Total		133,158	97.2%	$25.22	$3,358,459	100.0%

Vacant Space		3,842	2.8%

Collateral Total		137,000	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 8301 Professional Place Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	2	86,203	62.9%	86,203	62.9%	$2,139,061	$24.81
2017	2	46,955	34.3%	133,158	97.2%	$1,219,398	$25.97
2018	0	0	0.0%	133,158	97.2%	$0	$0.00
2019	0	0	0.0%	133,158	97.2%	$0	$0.00
2020	0	0	0.0%	133,158	97.2%	$0	$0.00
2021	0	0	0.0%	133,158	97.2%	$0	$0.00
Thereafter	0	0	0.0%	133,158	97.2%	$0	$0.00
Vacant	0	3,842	2.8%	137,000	100.0%	$0	$0.00
Total / Weighted Average	4	137,000	100.0%			$3,358,459	$25.22
* Source: Information obtained from borrower rent roll.

The following table presents historical occupancy percentages at the 8301 Professional Place Property:

Historical Occupancy Percentages*

12/31/2008(1)	12/31/2009(1)	12/20/2010
NAV	NAV	97%
* Source: Information obtained from borrower rent roll.
(1) Historical figures are not available as the 8301 Professional Place Property was acquired by the borrower in August 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-103

8301 PROFESSIONAL PLACE

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 8301 Professional Place Property:

Cash Flow Analysis

	2009	2010	TTM 5/31/2011	U/W	U/W $ per SF
Base Rent	$3,069,474	$3,191,649	$3,241,547	$3,358,459	$24.51
Grossed Up Vacant Space	0	0	0	84,524	0.62
Total Reimbursables	235,001	272,556	279,762	257,286	1.88
Other Income	16,404	21,845	6,477	6,477	0.05
Less Vacancy & Credit Loss	0	(3,252)	0	(444,032)	(3.24)

Effective Gross Income	$3,320,879	$3,482,798	$3,527,786	$3,262,714	$23.82

Total Operating Expenses	$1,253,295	$1,362,289	$1,270,632	$1,303,297	$9.51

Net Operating Income	$2,067,584	$2,120,509	$2,257,154	$1,959,417	$14.30
TI/LC	0	0	0	137,105	1.00
Capital Expenditures	0	0	0	34,250	0.25
Net Cash Flow	$2,067,584	$2,120,509	$2,257,154	$1,788,062	$13.05

NOI DSCR	1.74x	1.79x	1.90x	1.65x
NCF DSCR	1.74x	1.79x	1.90x	1.51x
NOI DY	12.7%	13.0%	13.9%	12.0%
NCF DY	12.7%	13.0%	13.9%	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-104

Annex B-1

Mortgage Loan Representations and Warranties

The Mortgage Loan Seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex B-2. Such exceptions will be set forth on Schedule C referred to in the representations and warranties. Capitalized terms used but not otherwise defined in this Annex B-1 shall have the meanings set forth in the main body of the free writing prospectus or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related mortgage loan seller, on the one hand, and the trust fund, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the mortgage loans, mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1.          Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is true, complete (in accordance with the requirements of the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of the Mortgage Loan Purchase Agreement.

2.          Ownership of Mortgage Loan. Immediately prior to the transfer of the Mortgage Loans to the Depositor, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan. The Mortgage Loan Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Depositor free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances. Upon consummation of transactions contemplated by the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will have validly and effectively conveyed to the Depositor all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to the Depositor or its designee does not require the Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

3.          Payment Record. As of the Closing Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment without giving effect to any applicable grace period. If the Mortgage Loan Seller was the originator of the Mortgage Loan, the Mortgage Loan has not been 60 days or more past due in respect of any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination. If the Mortgage Loan Seller was not the originator of the Mortgage Loan, the Mortgage Loan has not, to the

B-1-1

Mortgage Loan Seller’s knowledge, been 60 days or more past due in respect of any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination.

4.          Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions, or a “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not  (individually or in the aggregate) materially interfere with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (f) condominium declarations of record and identified in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer) and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (g) being herein referred to as the “Permitted Encumbrances”). Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments and UCC Financing Statements, establishes and creates a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable security interest in favor of the holder thereof in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower’s business on the related Mortgaged Property. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller). Such assignment of Mortgage (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

5.          Assignment of Leases and Rents. There exists, to be included in the related Mortgage File as otherwise contemplated by the Mortgage Loan Purchase Agreement, an Assignment of Leases, either as a separate instrument or as part of the Mortgage, related to and delivered in connection with each Mortgage Loan that establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of or first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller). Such assignment of Assignment of Leases (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below,

B-1-2

enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. The Assignment of Leases (whether as a separate instrument or as part of the Mortgage), subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

6.          Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Depositor or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

7.          Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared by a third party engineering consultant and included in the Servicing File and which has been delivered to the initial Subordinate Class Representative, the related Mortgaged Property is, to the Mortgage Loan Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where:  (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance; or (2) such repairs and maintenance have been completed; or (3) such repairs and maintenance are required to be completed and the amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance does not exceed 5% of the original principal balance of the related Mortgage Loan). None of the engineering reports referred to in the first sentence of this Paragraph 7 was prepared more than 18 months prior to the Closing Date. As of the date hereof, the Mortgage Loan Seller has no knowledge of any proceeding pending or written notice of any proceeding threatened for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Mortgage Loan Seller’s knowledge (based solely on surveys (if any) and/or the lender’s title policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the improvements on the related Mortgaged Property considered material in determining the appraised value of the Mortgaged Property at origination lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current principal use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below.

8.          Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction (the “Title Policy”) (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment binding on the title insurer) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to any Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Mortgage Loan Seller’s knowledge, no material claims have been made thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Depositor and recording of the related Assignment of Mortgage in favor of Depositor in the applicable real estate records), such Title Policy

B-1-3

(or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), the following:  (a) access to a public road; and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

9.          No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

10.          Mortgage Provisions. The Mortgage Loan Documents for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

11.          Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Mortgage Loan Seller, the Depositor or any transferee thereof except in connection with a trustee’s sale after default by the related Borrower or such customary fee, as may be payable, in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

12.          Environmental Conditions. Except in the case of the Mortgage Loans identified on Schedule C to the Mortgage Loan Purchase Agreement as Property Condition or Engineering Report Loans, where the environmental assessment with respect to lead based paint, asbestos containing materials, and radon gas was included in the Property Condition or Engineering Report, with respect to each Mortgaged Property (a) an environmental site assessment or an environmental site assessment update (each, an “Environmental Assessment”) was performed by an independent third party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such Environmental Assessment or, in the case of a Property Condition or Engineering Report Loan, the applicable Property Condition or Engineering Report, if any (each, an “Environmental Report”), is dated no earlier than 12 months prior to the Closing Date and has been delivered to the Depositor, and (c) either (i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property and the same has not been subsequently remediated in all material respects, then one or more of the following are true:  (A) a party or parties not related to the related Borrower was identified as a responsible party for such condition or circumstance, (B) the related Borrower was required to provide additional security in an amount reasonably estimated by the Mortgage Loan Seller to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Borrower provided a “no further action” letter or other evidence acceptable to the Mortgage Loan Seller in its reasonable business judgment, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated by the Mortgage Loan Seller to be sufficient for purposes of effecting such

B-1-4

remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or recommended by the environmental site assessment, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Borrower and/or the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Mortgage Loan Seller’s sole discretion, an appropriate net worth, or the financial ability to pay or perform all of its obligations under such guaranty or indemnity, in light of such material violation of applicable environmental laws with respect to such known circumstances or conditions relating to the related Mortgaged Property. To the Mortgage Loan Seller’s knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Mortgage Loan Seller in connection with the issuance of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. For the Mortgaged Properties identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller required the related Borrower to deliver, or the Mortgage Loan Seller itself obtained, a secured creditor impaired property insurance policy naming the Mortgage Loan Seller and its successors and/or assigns as a loss payee (a “Secured Creditor Policy”) or a pollution legal liability policy naming the Mortgage Loan Seller and its successors and/or assigns as an additional insured (a “PLL Policy”; a Secured Creditor Policy or a PLL Policy, an “Environmental Policy”) (provided that a Mortgaged Property will not be identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement unless the applicable Environmental Policy was obtained to specifically address an environmental concern or in lieu of obtaining a Phase I environmental assessment or conducting additional environmental testing); such Environmental Policy has been issued by an insurer with a claims paying ability rating or a financial strength rating, as applicable, of no less than “AA” (or the equivalent) by at least two nationally recognized statistical rating organizations registered with the Securities and Exchange Commission; such Environmental Policy is in full force and effect and all premiums required to be paid in connection with the issuance of such Environmental Policy have been so paid; and either such Environmental Policy, by its terms, inures to the benefit of the holder of the related Mortgage Loan or, subject to the Seller’s compliance with the Mortgage Loan Purchase Agreement, such Environmental Policy will be assigned to the Trustee within a reasonable period of time following the Closing Date. All Environmental Reports that were in the possession of the Mortgage Loan Seller and that relate to a Mortgaged Property identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement have been delivered to or disclosed to the environmental insurance carrier issuing the related Environmental Policy prior to the issuance of such Environmental Policy. Each Environmental Policy covering a Mortgaged Property identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement that constitutes a Secured Creditor Policy is in an amount either (1) at least equal to 125% of the outstanding principal balance of the related Mortgage Loan or (2) equal to the lesser of cleanup costs and the outstanding principal balance of the related Mortgage Loan and, in either case, such policy has a term ending no sooner than the date which is five years after the Stated Maturity Date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the Mortgage Loan to which it relates and either (x) does not provide for a deductible or (y) provides for a deductible and the amount of that deductible is held in escrow. Each Environmental Policy covering a Mortgaged Property identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement that constitutes a PLL Policy (1) has a term that is coterminous with the Stated Maturity Date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, (2) provides for a deductible in an amount reasonably acceptable to the Mortgage Loan Seller and (3) is in an amount reasonably acceptable to the Mortgage Loan Seller. The Mortgage for each Mortgage Loan encumbering the related Mortgaged Property or other related loan documents require the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

13.          Loan Document Status. Each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by

B-1-5

(i) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby. Except as set forth in the immediately preceding sentence, there was no valid offset, defense, counter-claim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other loan documents, including, without limitation, any such valid offset, defense, counter-claim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other loan documents.

14.          Insurance. Except in certain cases where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and an obligation to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances) providing coverage for at least 12 months (18 months for Mortgage Loans above $35 million) (or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans above $35 million) of rental income). Set forth on Schedule C (Representation 14) to the Mortgage Loan Purchase Agreement is a list of those Mortgaged Properties as to which a tenant having a net worth of at least $50,000,000 or an investment grade rating provided self-insurance, as contemplated by the second preceding sentence, as of the date of origination of the subject Mortgage Loan. All such hazard insurance policies described above contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee as an additional insured in the case of liability insurance policies or as a mortgage and/or loss payee in the case of property insurance policies, and are not cancelable without prior written notice to the mortgagee for property policy and first named insured for liability policy; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender’s option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). Each Mortgage requires that the Borrower or a tenant of the Borrower maintain insurance as described above or permits the mortgagee to require insurance or self-insurance as described above, and permits the mortgagee to purchase such insurance at the Borrower’s expense if Borrower fails to do so or provides that the mortgagee has the general right to cure defaults of the Borrower. Each Mortgaged Property is also covered by comprehensive general liability insurance in an amount at least equal to $1 million. If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain flood insurance in respect thereof to the extent such flood insurance is available.

15.          Taxes and Assessments. To the Mortgage Loan Seller’s knowledge, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the

B-1-6

related Mortgage, or if there are such delinquent charges or taxes, or if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

16.          Borrower Bankruptcy. To the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Closing Date, no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding. To the Mortgage Loan Seller’s knowledge, as of the origination of the Mortgage Loan, none of (x) the nonrecourse carveout guarantors or nonrecourse carveout indemnitors under the Mortgage Loan, (y) any tenant with respect to more than 75% of the net rentable area at the related Mortgaged Property that is an Affiliate of the Borrower or (z) the sole tenant at the Mortgaged Property (in the case of this clause (z), if substantially all of the Mortgaged Property is leased to a single tenant and the tenant was the owner of the Mortgaged Property immediately prior to the origination of the Mortgage Loan) was then a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

17.          Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan; or (ii) the principal use of the Mortgaged Property as of the date of the origination of such Mortgage Loan). As of the date of origination, with respect to each legal non-conforming use or structure, the originator determined (based on either (x) any of a review of the applicable zoning law, a letter from a governmental authority, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy or a combination of the foregoing or (y) due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located) that if a casualty occurred at that time, the Mortgaged Property could have been restored or repaired to such an extent that the use or structure of the restored or repaired property would be substantially the same use or structure, or law and ordinance insurance has been obtained, or a holdback has been established and the Borrower is required to take steps necessary to cause the Mortgaged Property to become a conforming use or structure.

18.          Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a “Ground Lease”), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the “Fee Interest”), then:

(a)           Such Ground Lease or a memorandum thereof has been submitted for recording; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

(b)           The related lessee’s leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

B-1-7

(c)           The Borrower’s interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Depositor upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld; provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid). If required by such Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease;

(d)           The related ground lessor has agreed to provide the holder of the Mortgage Loan notice and the holder of such Mortgage Loan is permitted a reasonable time to cure any default or breach by the lessee thereunder, including such time as is necessary to gain possession of the Mortgaged Property, by foreclosure or otherwise, if possession is necessary to effect such cure, before the lessor thereunder may terminate such Ground Lease;

(e)           In connection with the origination of such Mortgage Loan, the related ground lessor provided an estoppel to the originator confirming that the related Borrower was not then in default under such Ground Lease; such Ground Lease provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to the mortgagee; the Mortgage Loan Seller has not received any written notice of default under or termination of such Ground Lease; to the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease; and, to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(f)           Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years if such Mortgage Loan fully or substantially amortizes by the stated maturity;

(g)           Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower, unless the mortgagee under such Mortgage Loan fails to cure a curable default of the lessee under such Ground Lease following notice thereof from the lessor;

(h)           Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

(i)           Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender on a similar mortgaged property in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

(j)           Such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mortgagee without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns, provided that such mortgagee has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.

B-1-8

19.          Qualified Mortgage. Such Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations Section 1.860G-2(a) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2)).

20.          Advancement of Funds. In the case of each Mortgage Loan, neither the Mortgage Loan Seller nor, to the Mortgage Loan Seller’s knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under a related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

21.          No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

22.          Legal Proceedings. To the Mortgage Loan Seller’s knowledge, there are no pending actions, suits, governmental investigations or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property, the principal benefit of the security intended to be provided by the Mortgage Loan Documents, the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or the current principal use of the Mortgaged Property.

23.          Other Mortgage Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or other underwriting criteria specified therein. To the Mortgage Loan Seller’s knowledge, except for cases involving Cross-Collateralized Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. Each of the related Mortgage Loan Documents requires the Borrower to pay all reasonable costs and expenses related to obtaining consent to an encumbrance.

24.          No Mechanics’ Liens. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and, to the Mortgage Loan Seller’s knowledge, no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

25.          Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

26.          Licenses and Permits. To the Mortgage Loan Seller’s knowledge, as of the date of origination of each Mortgage Loan, and based on any of:  (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage

B-1-9

loans in the jurisdiction where the related Mortgaged Property is located customarily performs in the origination of comparable mortgage loans, the Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued, and, as of the Cut-off Date, the Mortgage Loan Seller has no written notice that the related Borrower was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued.

27.          Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

28.          Releases of Mortgaged Properties. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans and the other individual Mortgage Loans secured by multiple parcels may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price and, if so provided in the related Mortgage Loan Documents, prepayment consideration in connection therewith or (iii) the substitution of real property collateral; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Mortgage Loan Seller did not give any material value in underwriting the Mortgage Loan. With respect to any full or partial release or substitution of collateral, as contemplated by the provisos to the immediately preceding sentence, either:  (a) such release or substitution of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and either (II) (a) would not cause the subject Mortgage Loan to fail to be “principally secured” by an interest in real property within the meaning of Section 1.860G-2(b)(7)(ii) or (iii) of the Treasury Regulations, except as may be permitted under Rev. Proc. 2010-30, 2010-36 I.R.B. 316, or (II)(b) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (b) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release or substitution of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (a).

29.          Defeasance. If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan either (A) (1) permits defeasance no earlier than two years after the Closing Date, (2) permits defeasance only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Mortgage Note and (3) has been transferred by the Mortgage Loan Seller with the intent that the defeasance provision not be utilized (x) for any reason other than to facilitate the disposition of the Mortgaged Property or any other customary commercial transaction or (y) as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages or (B) requires that a legal opinion or opinions be delivered with respect to the defeasance that states subject to customary assumptions and qualifications that the holder of such Mortgage Loan has a first priority perfected security interest in the defeasance collateral and that the defeasance will not cause the Trust to fail to qualify as a REMIC as defined in the REMIC Provisions (the “Legal Opinion”). The related Mortgage Loan Documents enable the lender to charge the Borrower for the expenses associated with permitting a defeasance and provide for the following items (or otherwise contain provisions pursuant to which the holder can require such items):  (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) the Legal Opinion, and (c) a letter or other written evidence from the Rating Agencies to the effect that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.

B-1-10

30.          Fixed Rate Loan. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

31.          Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

32.          No Material Default. To the Mortgage Loan Seller’s knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan and no event has occurred which, with the passing of time or giving of notice and the expiration of any grace or cure period, would constitute such a material default or breach; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the related Mortgage Loan Purchase Agreement. Neither the Mortgage Loan Seller nor any servicer on behalf of the Mortgage Loan Seller has accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan.

33.          Due-on-Sale. Except for transfers to specific parties that are identified and pre-approved in the Mortgage Loan Documents and except with respect to certain transfers by reason of family and estate planning and/or a substitution or release of collateral within the parameters of Paragraph 28 above, each Mortgage contains a “due on sale” clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage and/or the satisfaction of specified criteria set forth in the related Mortgage Loan Documents, the property subject to the Mortgage or any material portion thereof, or any controlling interest in the Borrower (except for a transfer of a controlling interest in the Borrower to a Person where one or more individuals specified in the Mortgage (i) own and control at least 50% of the same type of ownership interests in such Person and the Mortgaged Property as such individuals held in the original Borrower and the Mortgaged Property and (ii) such individuals continue to control the management of such Person and the Mortgaged Property), is directly or indirectly transferred or sold; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Borrower or constituent entities of the Borrower to a third party or parties related to the Borrower upon the Borrower’s satisfaction of certain conditions precedent.

34.          Single Purpose Entity. The Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $10,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm’s-length basis.

35.          Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

36.          Security Interests in Hospitality Properties. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid and enforceable (subject to the exceptions set forth in Paragraph

B-1-11

13 above) first priority security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower’s business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Mortgage Loan Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

37.          Prepayment Premiums. Prepayment Premiums payable with respect to each Mortgage Loan, if any, constitute “customary prepayment penalties” within meaning of Treasury Regulations Section 1.860G-1(b)(2).

38.          Recourse. The related Mortgage Loan Documents contain provisions providing for recourse against the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower, or a natural person, for damages sustained in connection with the Borrower’s fraud, willful misrepresentation (unless the Mortgage Loan Documents refer to material misrepresentation without also referring to willful misrepresentation), failure to deliver insurance or condemnation proceeds or awards or security deposits to lender or to apply such sums as required under the Mortgage Loan Documents, failure to apply rents and other income during a default or after acceleration to either amounts owing under the loan or normal and necessary operating expenses of the property or commission of material physical waste at the Mortgaged Property. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower, or a natural person, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental covenants.

39.          Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Depositor.

40.          Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

41.          Escrows. All escrow deposits (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Mortgage Loan Seller or its agents (which shall include the applicable Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Depositor. Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

42.          Operating Statements. In the case of each Mortgage Loan, the related Mortgage Loan Documents require the related Borrower, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and rent rolls not less frequently than quarterly and annually and financial statements of the Borrower not less frequently than annually (except if the Mortgage Loan has an outstanding principal balance of less than or equal to $4,000,000 as of the Cut-off Date or the related Mortgaged Property has only one tenant, in either of which cases the Mortgage Loan Documents require the Borrower, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and (if there is more than one tenant) rent rolls

B-1-12

and/or financial statements of the Borrower annually), and such other information as may be required therein.

43.          Appraisals. An appraisal of the related Mortgaged Property was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

44.          No Capital Contributions. The Mortgage Loan Seller has no obligation to make any capital contributions to the related Borrower under the Mortgage Loan.

45.          Grace Periods. The related Mortgage or Mortgage Note provides a grace period for Monthly Payments no longer than ten (10) days from the applicable Due Date.

46.          Access Routes. Based solely on surveys, title insurance reports, the Title Policy, the engineering report, the appraisal and/or other relevant documents included in the Mortgage File, at the time of origination of the Mortgage Loan, the Mortgaged Property had access to a public road.

47.          Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part.

48.          Loan Servicing. The servicing practices used with respect to each Mortgage Loan have been in all material respects legal, proper, and prudent.

49.          Terrorism Insurance. With respect to each Mortgage Loan that has a Stated Principal Balance as of the Cut-off Date that is greater than or equal to $20,000,000, the related all risk insurance policy and business interruption policy do not specifically exclude acts of terrorism from coverage or a separate policy has been obtained covering acts of terrorism. As of the date of origination of the Mortgage Loan the related all risk insurance policy and business interruption policy did not, and as of the date hereof, to the Mortgage Loan Seller’s knowledge, the related all risk insurance policy and business interruption policy does not, specifically exclude acts of terrorism from coverage. The knowledge of the Mortgage Loan Seller referred to in the preceding sentence is based on the procedures described on Schedule C to the Mortgage Loan Purchase Agreement. With respect to each of the Mortgage Loans, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability, or as otherwise indicated on Schedule C to the Mortgage Loan Purchase Agreement.

50.          Mortgaged Property Release upon Condemnation. In the event of a taking of any portion of the Mortgaged Property by a state, political subdivision or authority thereof, whether by condemnation, similar legal proceeding or by agreement in anticipation of such condemnation or other similar legal proceeding, if immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the Mortgage Loan would no longer be “principally secured by an interest in real property” within the meaning of Section 1.860G-2(b)(7) of the Treasury Regulations (except as may be permitted by Rev. Proc. 2010-30, 2010-36 I.R.B. 316) the terms of such Mortgage Loan and the related Mortgage require or permit the Mortgagee to apply an amount equal to the net proceeds of the condemnation or other similar award to pay down the principal balance of the Mortgage Loan rather than to be applied to the restoration of the Mortgaged Property or to be released to the Borrower.

B-1-13

Annex B-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by mortgage loan seller and listed by the number of the related representation and warranty set forth on Annex B-1 and the mortgage loan name and number identified on Annex A-1.  Capitalized terms used but not otherwise defined in this Annex B-2 shall have the meanings set forth in Annex B-1 or, if not defined therein, in the main body of the free writing prospectus or, if not defined therein, in the related mortgage loan purchase agreement.

The Royal Bank of Scotland

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(2) Ownership of Mortgage Assets	Village of Rochester Hills (No. 4)
Jones Lang LaSalle Operations, LLC is sub-servicer for the mortgage loan.  The loan will be transferred to WFRBS Commercial Mortgage Trust 2011-C5 subject to the terms of the related sub-servicing agreement, notwithstanding the representation regarding right, power and authority to transfer.

Brookwood Village (No. 21)
CBRE Capital Markets of Texas, LP is sub-servicer for the mortgage loan.  The loan will be transferred to WFRBS Commercial Mortgage Trust 2011-C5 subject to the terms of the related sub-servicing agreement, notwithstanding the representation regarding right, power and authority to transfer.

(7) Condition of Property; Condemnation	Dayton Park (No. 33)
Certain amenities used in the operation of the Mortgaged Property are located on an adjoining property, including a ball field, playground, storm shelter and management office (including post office boxes).  Access to these amenities is provided pursuant to an easement agreement for ingress, egress and use of such amenities.  The easement is part of the Mortgaged Property and provides that:  (i) the owner of the burdened property is solely responsible for performance, costs and expenses related to maintenance and repair of the amenities; and (ii) it shall be binding and effective against any owner of the Mortgaged Property, or any part thereof, who acquires title by foreclosure or trustee’s sale or by deed in lieu of foreclosure or trustee’s sale.  The Loan Agreement requires that the Borrower relocate the playground, storm shelter and management office onto the Mortgaged Property within 48 months of the origination date and a $100,000 reserve was established on the origination date to fund such relocation.  Following completion of the amenities relocation, the easement may be released from the lien of the Mortgage upon the borrower’s request and satisfaction of certain criteria set forth in the Loan Agreement (including the satisfaction of REMIC requirements).

(17) Local Law Compliance	Amsdell Self Storage 4 Portfolio - Amsdell Self Storage –	One of four properties serving as collateral for the loan is operated as a legal non-conforming

B-2-1

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
	Waterford (No. 42.04)	use. A recourse carve-out was added to the loan provisions to provide recourse liability in the event any loss is suffered by the lender due to the legal non-conforming use of the property as a self-storage facility.

(18)(b) Leasehold Estate Only	Poughkeepsie Galleria II (No. 30)
A portion of the related Mortgaged Property is covered by a Ground Lease that is subject to a mortgage on the underlying fee interest.  The Borrower’s rights in the ground leased portion of the Mortgaged Property is subject to a non-disturbance agreement with the fee mortgagee.

(18)(c) Leasehold Estate Only	Madonna Plaza (No. 6)
The assignment of the Borrower’s interest in the Ground Lease following a foreclosure is subject to a minimum net worth threshold for transferee of $4,000,000 (adjusted for CPI).  However, the equity interest that the transferee will have in the Mortgaged Property is included in calculating the transferee’s net worth.

(33) Due-on-Sale	The Domain (No. 1)
The Mortgage Loan Documents permit, among other things, (i) the transfers of shares of stock of any corporation that is a direct or indirect owner of Borrower, whose stock is publicly traded on nationally recognized stock exchanges; (ii) the transfers or the creation or issuance of units or limited partnership interest in the sponsor; and (iii) a transfer of the general partnership interest in the sponsor to a real estate investment trust having a credit rating of investment grade or higher, provided that no event of default shall have occurred and be continuing.  The sponsor is also permitted to pledge its indirect interest in the Borrower in connection with a corporate-level financing, provided that it will be an event of default if any person other than an institutional lender becomes the owner of 50% or more or controls the direct or indirect interests in the Borrower or sponsor.

Arbor Walk and Palms Crossing (No. 3)
The Mortgage Loan Documents permit, among other things, (i) the transfers of shares of stock of any corporation that is a direct or indirect owner of Borrower, whose stock is publicly traded on nationally recognized stock exchanges; (ii) the transfers or the creation or issuance of units or limited partnership interest in the sponsor; and (iii) a transfer of the general partnership interest in the sponsor to a real estate investment trust having a credit rating of investment grade or higher, provided that no event of default shall have occurred and be continuing.  The sponsor is also permitted to pledge its indirect interest in the Borrower in connection with a corporate-level financing, provided that it will be an event of default if any person other than an institutional lender becomes the owner of 50% or more or controls the direct or indirect interests in the Borrower or

B-2-2

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
sponsor.

(34) Single Purpose Entity	Sugarland Crossing (No. 7)
Borrower is subject to two contingent indemnification agreements dated July 31, 1994 and August 13, 1997 (together, the “Sugarland Indemnification Agreements”).  In general, under the Sugarland Indemnification Agreements and as part of the consideration for obtaining ownership interests in certain entities, including borrower and borrower’s general partner (all such entities, collectively, the “Haft Entities”), Mr. Haft, his father and the Haft Entities agreed to indemnify certain of Mr. Haft’s family members against any future liabilities relating to the Haft Entities and the properties owned and controlled by the Haft Entities (including the mortgaged property).  In connection with the Sugarland Indemnification Agreements, Mr. Haft delivered an indemnification agreement to borrower and borrower’s general partner (the “RSH Indemnity”), which provides that borrower and borrower’s general partner will be indemnified by Mr. Haft for any liability borrower or such general partner may incur pursuant to the Sugarland Indemnification Agreements.  The lender is a third party beneficiary of the RSH Indemnity.  In addition, pursuant to the mortgage loan documents, any claim under a Sugarland Indemnification Agreement or any breach of the RSH Indemnity will be recourse to the non-recourse carve-out guarantor.

(38) Recourse	The Domain (No. 1)
Recourse carve-out for fraud or intentional misrepresentation is limited to fraud or intentional misrepresentation by Borrower, principal or guarantor in connection with the closing of the Mortgage Loan or regarding matters stated in the financial statements or other information required to be delivered by Borrower, principal or guarantor in connection with the Mortgage Loan or otherwise delivered to lender by Borrower and upon which lender reasonably relied.  While there is no specific recourse carve-out for material physical waste, there is a carve-out for gross negligence or willful misconduct of Borrower, principal or guarantor regarding the operation of the Mortgaged Property.

Arbor Walk and Palms Crossing (No. 3)
Recourse carve-out for fraud or intentional misrepresentation is limited to fraud or intentional misrepresentation by Borrower, principal or guarantor in connection with the closing of the Mortgage Loan or regarding matters stated in the financial statements or other information required to be delivered by Borrower, principal or guarantor in connection with the Mortgage Loan or otherwise delivered to lender by Borrower and upon which lender reasonably relied.  While there is no specific recourse carve-out for material physical waste,

B-2-3

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
there is a carve-out for gross negligence or willful misconduct of Borrower, principal or guarantor regarding the operation of the Mortgaged Property.

Village of Rochester Hills (No. 4)
Mortgage Loan Documents refer to “intentional misrepresentation” (and not “willful” or “material” representation).  Mortgage Loan Documents refer to “Intentional physical waste” of the Mortgaged Property (and not “material physical waste”).

	Sugarland Crossing (No. 7)	Mortgage Loan Documents refer to “intentional misrepresentation” (and not “willful” or “material” misrepresentations).

	919 Congress (No. 8)	Mortgage Loan Documents refer to “intentional misrepresentation” (and not “willful” or “material” misrepresentations).

	Silver Springs Pointe (No. 29)	Mortgage Loan Documents refer to “willful misconduct”, “intentional misrepresentation” and “intentional failure to disclose a material fact” (and not “willful” or “material” misrepresentations).

	Patriot Tech Center (No. 9)	Mortgage Loan Documents refer to “intentional physical waste” of the Mortgaged Property (and not “material physical waste”).

Brookwood Village (No. 21)
Borrower’s failure to apply rents and other income to either amounts owing under the loan or normal and necessary operating expenses of the property is a recourse event only if same occurs after an event of default, not “during a default”.

(45) Grace Periods	Renaissance North Hills (No. 5)
Mortgage Loan Documents provide for no grace period.  However, the Mortgaged Property is located in North Carolina, which has a statutory requirement for 15 day grace period for the collection of late payments.1

Ascent Hotel Portfolio – Hampton Inn - New Albany (No. 10.03)
Mortgage Loan Documents provide for 5 day grace period.  However, one Mortgaged Property is located in Mississippi, which has a statutory requirement for 15 day grace period for the collection of late payments.

(47) Tax Parcels	Poughkeepsie Galleria II (No. 30)	The leasehold estate portion of the property encumbered by the mortgage does not have a separate tax parcel and is part of the larger tax parcel for the adjacent mall.

(49) Terrorism Insurance	Village of Rochester Hills (No. 4)	With respect to the last sentence, in the event terrorism coverage is required to be obtained on

1 Mortgage Loan Documents are governed by New York law.

B-2-4

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
a stand-alone basis, it must be in an amount equal to 100% of the “Full Replacement Cost” of the Mortgaged Property plus rental loss and/or business interruption coverage and general liability and excess liability/umbrella coverage; provided that such coverage is available.

(49) Terrorism Insurance	Sugarland Crossing (No. 7)
With respect to the last sentence, in the event terrorism coverage is required to be obtained on a stand-alone basis, it must be commercially and reasonably available and is required by lender for similar properties in similar locations.

Patriot Tech Center (No. 9)
With respect to the last sentence, in the event terrorism coverage is required to be obtained on a stand-alone basis, it must be in an amount equal to 100% of the “Full Replacement Cost” of the Mortgaged Property plus rental loss and/or business interruption coverage and general liability and excess liability/umbrella coverage; provided that such coverage is available.

Wells Fargo Bank, National Association
Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Ownership of Mortgage Loans	Plymouth Woods Apartments (No. 39)
Bernard Financial Corporation is sub-servicer for the mortgage loan; The loan will be transferred to WFRBS Commercial Mortgage Trust 2011-C5 subject to the terms of the related sub-servicing agreement, notwithstanding the representation regarding right, power and authority to transfer.

Agilent Technologies – Folsom, CA (No. 51)
Principal Global Investors, LLC, an affiliate of Principal Life Insurance Company, is sub-servicer for the mortgage loan; The loan will be transferred to WFRBS Commercial Mortgage Trust 2011-C5 subject to the terms of the related sub-servicing agreement, notwithstanding the representation regarding right, power and authority to transfer.

Hidden Lane Apartments (No. 75)
Bernard Financial Corporation is sub-servicer for the mortgage loan; The loan will be transferred to WFRBS Commercial Mortgage Trust 2011-C5 subject to the terms of the related sub-servicing agreement, notwithstanding the representation regarding right, power and authority to transfer.

(4) Lien, Valid Assignment	Merit Medical Systems (No. 20)
Single tenant (Merit Medical Systems, Inc.) has (i) option to purchase the mortgaged property on January 15, 2020 (the 25th anniversary of improvements’ completion date); Loan maturity is April 1, 2020, and open prepay commences January 1, 2020; The option price is the greater of (A) the property’s fair market value at the time the option is exercised (current “as-is” appraised value is $19,900,000 and the “dark” value is $14,700,000), or (B) $11,277,000 (the

B-2-5

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
“acquisition cost”); If loan payments are made as scheduled, loan balance will have amortized below the $11,277,000 floor by the time the option could be exercised, but there is no guaranty of possible shortfall between option price and amounts due under the loan; SNDA provides that, if exercised, option payments will be made directly to lender; also, (ii) Tenant has right of first refusal (ROFR) to purchase the property; ROFR is not extinguished by foreclosure; Foreclosure or deed-in-lieu does not trigger ROFR, however.

Del Monte Portfolio (No. 22)
Single tenant (Del Monte Foods) has a right of first refusal (ROFR) to purchase each of the 3 mortgaged properties comprising the leased premises; ROFR is not extinguished by foreclosure; Foreclosure or deed-in-lieu does not trigger ROFR, however.

Fairfield Inn & Suites Verona (No. 27)
Franchisor (Marriott International, Inc.) has a right of first refusal (ROFR) to purchase the mortgaged property in the event that it is proposed to be sold to a “Competitor” (a person or entity that has an interest in or manages a hotel brand comprised of at least 20 full service or 50 limited service hotels); also, franchisor has an option to purchase the mortgaged property for fair market value as determined by arbitration procedure if the borrower becomes a Competitor (loan documents prohibit related change in franchisor without lender’s consent, however); ROFR would be triggered by Competitor’s being the successful bidder at a foreclosure sale.

Sprint Center (No. 31)
Mortgaged property is owned by City of Rio Rancho, NM, and leased to related borrower; City’s fee interest has been subordinated to the interest of leasehold mortgagee; Property was developed pursuant to issuance of bonds in 1998 by City of Rio Rancho that provides, among other things, (i) for ground lease to borrower (the “IDA Lease”) and rent payments in amounts necessary to make scheduled applicable bond payments; Balance of outstanding bonds was approximately $76,000 at time of loan origination; Borrower’s sponsor (W.P. Carey & Co. LLC) has carve-out liability for failure to make the related lease or bond payments required by the IDA Lease; Pursuant to ground lease estoppel, in the event of a borrower default under the IDA Lease, the lender may purchase property for $1 plus the amount of outstanding bonds; also, (ii) mortgaged property is exempt from property taxes, but IDA Lease requires annual payment in lieu thereof to be made in amount that would otherwise be due for school district only (PILOT Payment); Provisions effecting recapture of PILOT benefits for non-performance have expired; PILOT Agreement terminates on

B-2-6

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
05.01.2023 or the earlier termination of the Sprint lease; Non-recourse carve-out obtained for losses related to non-compliance with the PILOT Agreement; Sprint lease provides that the tenant is responsible for payment of taxes, among other things.

2 Claire Road (No. 72)
Tenant (Maxsam) has option to purchase the mortgaged property on each of November 18, 2013, November 18, 2015 and November 18, 2017; The option price is the property’s fair market value at the time the option is exercised, as determined through appraisal process (current as-is appraised value is $3,700,000);  Foreclosure does not extinguish the purchase option, but SNDA subordinates the purchase option to the mortgage; SNDA also provides that (i) the tenant shall provide the lender 30 days written notice prior to the tenant’s exercise of the purchase option, (ii) title to the property shall not transfer until all obligations secured by the mortgage have been fully satisfied, and (iii) restrictions on prepayment are not waived or modified by the SNDA.

	Friendly Village MHC (No. 71)	Project is subject to rent control restrictions established by Toms River Township Leveling Board; Loan underwriting based on current rents.

(14) Insurance	Fairfield Inn & Suites Verona (No. 27)
The related property includes a pad site (“leased fee”) that is leased to Dunkin Donuts; The tenant constructed improvements at tenant’s expense, and carries insurance on pad site improvements; Tenant and/or its mortgagee has the right to related casualty proceeds, subject to the obligation either to (i) restore the improvements or, (ii) terminate the lease and scrape the site following a 50% casualty.

(29) Defeasance	PetSmart (No. 13)
Variations to defeasance provisions include the following: (A) Borrower shall deliver a certificate at borrower’s option of either (1) Chatham Financial, (2) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (3) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (B) Borrower shall not be required to deliver a rating agency confirmation.

Merit Medical Systems (No. 20)
Variations to defeasance provisions include the following: (A) Borrower shall deliver a certificate at borrower’s option of either (1) Chatham Financial, (2) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (3) a third party reputable defeasance advisor reasonably

B-2-7

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (B) Borrower shall not be required to deliver a rating agency confirmation.

Del Monte Portfolio (No. 22)
Variations to defeasance provisions include the following: (A) Borrower shall deliver a certificate at borrower’s option of either (1) Chatham Financial, (2) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (3) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (B) Borrower shall not be required to deliver a rating agency confirmation.

Sprint Center (No. 31)
Variations to defeasance provisions include the following: (A) Borrower shall deliver a certificate at borrower’s option of either (1) Chatham Financial, (2) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (3) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (B) Borrower shall not be required to deliver a rating agency confirmation.

(34) Single Purpose Entity	PetSmart (No. 13)
If Borrower’s assets are included in a consolidated financial statement of its affiliates, Borrower does not (i) have to include appropriate notation on such consolidated financial statements to indicate the separateness of Borrower and such affiliates nor does it have to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person and (ii) have to list assets on Borrower’s own separate balance sheet.

Merit Medical Systems (No. 20)
If Borrower’s assets are included in a consolidated financial statement of its affiliates, Borrower does not (i) have to include appropriate notation on such consolidated financial statements to indicate the separateness of Borrower and such affiliates nor does it have to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person and (ii) have to list assets on Borrower’s own separate balance sheet.

	Del Monte Portfolio (No. 22)	If Borrower’s assets are included in a consolidated financial statement of its affiliates,

B-2-8

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Borrower does not (i) have to include appropriate notation on such consolidated financial statements to indicate the separateness of Borrower and such affiliates nor does it have to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person and (ii) have to list assets on Borrower’s own separate balance sheet.

Sprint Center (No. 31)
If Borrower’s assets are included in a consolidated financial statement of its affiliates, Borrower does not (i) have to include appropriate notation on such consolidated financial statements to indicate the separateness of Borrower and such affiliates nor does it have to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person and (ii) have to list assets on Borrower’s own separate balance sheet.

Georgetown South Apartments (No. 73)
Borrower is a “recycled” single purpose entity; In addition to the mortgaged property, Borrower previously owned a single family residential property; No Phase I was performed on such prior owned property; however, the loan documents indemnify the Lender from environmental losses, including those related to the prior owned property; guarantors (Bruce Malesky, Ilene Malesky-Frankle and Stephen Malesky) have aggregate stated net worth of approximately $19,500,000 and aggregate stated liquidity of approximately $4,500,000.

(45) Grace Periods	PetSmart (No. 13)
A 5-day grace period applies for late charges; however, Borrower is not required to pay late charge (A) with respect to first 2 delinquent payments during any 12 month calendar period, or  (B) with respect to first 2 delinquent payments following any change by lender to the monthly debt service payment amount following notice of such change; default interest continues to apply during periods of delinquency, however.

Merit Medical Systems (No. 20)
A 5-day grace period applies for late charges; however, Borrower is not required to pay late charge (A) with respect to first 2 delinquent payments during any 12 month calendar period, or  (B) with respect to first 2 delinquent payments following any change by lender to the monthly debt service payment amount following notice of such change; default interest continues to apply during periods of delinquency, however.

	Del Monte Portfolio (No. 22)	A 5-day grace period applies for late charges; however, Borrower is not required to pay late charge (A) with respect to first 2 delinquent payments during any 12 month calendar period,

B-2-9

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
or (B) with respect to first 2 delinquent payments following any change by lender to the monthly debt service payment amount following notice of such change; default interest continues to apply during periods of delinquency, however.

Sprint Center (No. 31)
A 5-day grace period applies for late charges; however, Borrower is not required to pay late charge (A) with respect to first 2 delinquent payments during any 12 month calendar period, or (B) with respect to first 2 delinquent payments following any change by lender to the monthly debt service payment amount following notice of such change; default interest continues to apply during periods of delinquency, however.

Reynolda Self Storage (No. 74)
A 5-day grace period applies for late charges; however, we cannot assure you that the loan will not be subject to North Carolina Statute 24-10.1, which provides that certain loans are subject to a 15 day late charge grace period.

Basis Real Estate Capital II, LLC

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(4) Lien; Valid Assignment.	H-Mart Portfolio (No. 24)
The construction, operation and reciprocal easement agreement (“COREA”) with respect to the H-Mart Portfolio –  Carrollton Property (the “H-Mart Carrollton Mortgaged Property”) provides for certain easements, covenants and restrictions between the owner of the H-Mart Carrollton Mortgaged Property and a neighboring parcel (which is not part of the H-Mart Carrollton Mortgaged Property) owned by a developer unrelated to the H-Mart Portfolio –  Carrollton Property Borrower (the “Developer”).  The COREA also provides Developer with a right of first refusal to purchase the H-Mart Carrollton Mortgaged Property (or lease, in the case of a proposed lease of the entire H-Mart Carrollton Mortgaged Property) in the event that related Borrower’s interest in the H-Mart Carrollton Mortgaged Property or the COREA is subject to or intended to be transferred.  However, such right of first refusal does not apply to a sale/leaseback of the H-Mart Carrollton Mortgaged Property pursuant to Section 34 of the COREA.  In addition, the right of first refusal does not apply to a transfer by foreclosure, deed in lieu or other similar remedy exercised by the holder of the mortgage on the H-Mart Carrollton Mortgaged Property pursuant to pursuant to the Second Amendment to COREA (Paragraph 9).

B-2-10

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(38) Recourse	All Basis Mortgage Loans (Nos. 18, 23, 24, 26, 34, 35, 36, 38, 52, 54, 58 and 66)	The provisions contained in the related Mortgage Loan Documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional waste only.

(49) Terrorism Insurance	354 Mountain View Drive (No. 35) and 356 Mountain View Drive (No. 38)
With respect to the last sentence, terrorism insurance, with respect to liability coverage, is required on terms reasonably satisfactory to Lender that at the time are commonly insured against for property similar to the Mortgaged Property.

Hilton Garden Inn (No. 36) and New Market Square (No. 66)
With respect to the last sentence, terrorism insurance, with respect to liability coverage, is required on terms satisfactory to Lender that at the time are commonly insured against for property similar to the Mortgaged Property.

C-III Commercial Mortgage LLC

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(7) Condition of Property; Condemnation	Willows MHC (No. 64)
Three manufactured homes are located across municipal water/sewer lines. The city has consented to the continued location of the encroachments and will use good faith efforts not to conduct any necessary repair and/or service work with removal or impairment of the homes. There is a recourse carveout for any related losses.

	Pecan Valley Estates (No. 67)	Individual manufactured homes encroach up to 10 feet into required front yard setback of 20 feet.

First American Self Storage – River Oaks (No. 70)
A portion of the improvements are within a 25 foot setback requirement along River Oaks Boulevard. In the event of casualty, it is anticipated that there would be sufficient open space to rebuild the improvements on another portion of the property.

(10) Mortgage Provisions	1680-1700 East Touhy Avenue (No. 37)
While borrower’s local counsel has provided an opinion relating to the enforceability of the loan documents generally and also of the enforceability by the borrower, as landlord, of certain rights under the lease with HMX, LLC, no opinion is provided as to the direct enforcement by lender (as opposed to any such enforcement by the landlord) against HMX, LLC, as tenant, of rights lender may be granted under the lease with HMX, LLC.

(12) Environmental Conditions	1680-1700 East Touhy Avenue (No. 37)	In lieu of a separate environmental indemnity from a separate guarantor, the lender obtained

B-2-11

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

an environmental insurance policy with a seven year term and, in addition, the lease with HMX, LLC was amended to provide that the environmental indemnification thereunder in favor of landlord also runs to the lender. As of October 6, 2011, the insurance provider is rated A+ by S&P and Fitch. The policy has a $25,000 deductible which was not escrowed.

(13) Loan Document Status	1680-1700 East Touhy Avenue (No. 37)
While borrower’s local counsel has provided an opinion relating to the enforceability of the loan documents generally and also of the enforceability by the borrower, as landlord, of certain rights under the lease with HMX, LLC, no opinion is provided as to the direct enforcement by lender (as opposed to any such enforcement by the landlord) against HMX, LLC, as tenant, of rights Lender may be granted under the lease with HMX, LLC.

(16) Borrower Bankruptcy	Hampton Inn Jacksonville (No. 32)
The sponsor, Charles Bray, was President and 60% owner of Bray and Gillespie Management LLC, a hotel operating company that declared bankruptcy in 2008. The mortgaged property was not part of, nor affiliated with, this bankruptcy filing.

	1680-1700 East Touhy Avenue (No. 37)	The sole tenant was formed in connection with the acquisition of substantially all of the assets of Hartmarx Corporation, which filed for bankruptcy in January 2009.

(17) Local Law Compliance	Willows MHC (No. 64)
Three manufactured homes are located across municipal water/sewer lines. The city has consented to the continued location of the encroachments and will use good faith efforts not to conduct any necessary repair and/or service work with removal or impairment of the homes. There is a recourse carveout for any related losses.

	Pecan Valley Estates (No. 67)	Individual manufactured homes encroach up to 10 feet into required front yard setback of 20 feet.

First American Self Storage – River Oaks (No. 70)
A portion of the improvements are within a 25 foot setback requirement along River Oaks Boulevard. In the event of casualty, it is anticipated that there would be sufficient open space to rebuild the improvements on another portion of the property.  Furthermore, the use of the property as a storage facility is legally non-conforming.

(23) Other Mortgage Liens	All C-III mortgage loans (Nos. 28, 32, 37, 40, 55, 60, 61, 62, 64, 65, 67, 69 and 70)	Because subordinate mortgages are generally prohibited, the costs associated with obtaining lender consent are not expressly addressed in the related loan documents.

(26) Licenses and Permits	Mill Creek Village (No. 65)	The property has outstanding building code

B-2-12

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

violations for the following expired permits:  (i) a sign permit, (ii) a demolition permit for suite A2, and (iii) a tenant change permit for suite B-1 FedEx Kinkos. A covenant was included in the deed to secure debt obligating the borrower to remedy the above violations by not later than 120 days following closing. This cure period is subject to two 30-day extensions. The failure to comply with such covenant is an event of default. In addition, a recourse carve-out has been added to the deed to secure debt making the borrower and guarantor personally liable for any losses suffered by lender as a result of such violations.

(29) Defeasance
Belleville Crossing; Royal Highlander; American Mini-Storage I & II; Safari MHC; Mimi’s Plaza; Willows MHC; Mill Creek Village; and First American Self Storage - River Oaks (Nos. 28, 55, 60, 61, 62, 64, 65 and 70)

The related loan documents do not require delivery of an opinion to the effect that the defeasance will not cause the Trust to fail to qualify as a REMIC as defined in the REMIC Provisions; and rating agency confirmation is required only if the defeasance collateral consists of Non-U.S. Treasury Obligations (as defined in the related loan documents).

	1680-1700 East Touhy Avenue; and Holly Acres (Nos. 37 and 69)	Rating agency confirmation is required only if the defeasance collateral consists of Non-U.S. Treasury Obligations (as defined in the related loan documents).

(33) Due-on-Sale	All C-III mortgage loans (Nos. 28, 32, 37, 40, 55, 60, 61, 62, 64, 65, 67, 69 and 70)
The following transfers are permitted pursuant to the related loan documents:  (i) transfer of a direct or indirect equity interest in the borrower or in any constituent entity of the borrower by devise or descent or by operation of law upon the death of an equity interest owner; and (ii) a sale, transfer or hypothecation of a direct or indirect equity interest in the borrower or in any constituent entity of the borrower to an immediate family member of the transferor (such as parents, spouses, siblings, children or grandchildren) or to a trust for the benefit of such immediate family member.  The related loan documents may require that the lender be reasonable in determining whether to grant or withhold its consent to any particular transfer.

Hampton Inn Jacksonville (No. 32)
The following transfers are permitted pursuant to the related loan documents:  any transfer of a direct or indirect equity interest in the borrower or the operating tenant or in any constituent entity of the borrower or the operating tenant to one or more funds or pooled investment vehicles sponsored by or affiliated with Lubert-Adler Management, L.P. (each, a “Fund”), and any direct or indirect transfers by any partner of any Fund.

	Pecan Valley Estates (No. 67)	The following transfers are permitted pursuant to the related loan documents: any transfer of a direct or indirect equity interest in the borrower or in any constituent entity of the

B-2-13

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

borrower by a trust to one or more equity owners in the borrower or in any constituent entity of the borrower or to immediate family members of such equity owners triggered by the death of one or more such equity owners.

Holly Acres (No. 69)
The following transfers are permitted pursuant to the related mortgage:  the sale or transfer of a direct or indirect ownership interest in the borrower from any person owning such ownership interest in the borrower on the date of the loan documents to another person owning a direct or indirect ownership interest in the borrower on the date of the loan documents.

Recourse (No. 38)
Belleville Crossing; 1680-1700 East Touhy Avenue; Royal Highlander; American Mini Storage I & II; Safari MHC; Mimi’s Plaza; Willows MHC; Mill Creek Village; Pecan Valley Estates; Holly Acres; and First American Self Storage - River Oaks (Nos. 28, 37, 55, 60, 61, 62, 64, 65, 67, 69 and 70).

In the case of security deposits, the loan documents provide for recourse only for failure to apply such amounts in accordance with the related lease or other agreement.  In the case of rents and other income, the loan documents provide for recourse for failure to apply such amounts to the Mortgage Loan after “event of default” rather than “default”.

1680-1700 East Touhy Avenue (No. 37)
There is no separate carveout indemnity provided by any principal of Borrower or other entity or person.  However, under the lease with HMX, LLC the benefit of certain indemnifications from tenant which address certain of the carveouts under the loan inure to the lender.

	Hampton Inn Jacksonville; and TimBuck II (Nos. 32 and 40)	In the case of security deposits, the loan documents provide for recourse only for failure to deliver such amounts to lender upon foreclosure or action in lieu thereof.

Pecan Valley Estates (No. 67)
Material waste (which applies rather than material physical waste) does not give rise to recourse unless it is the result of intentional misconduct or gross negligence of the borrower or certain other specified persons.

(42) Operating Statements	All C-III mortgage loans (Nos. 28, 32, 37, 40, 55, 60, 61, 62, 64, 65, 67, 69 and 70)	Operating statements and rent rolls are required to be delivered not less frequently than quarterly (with no reference to annual deliveries)

	1680-1700 East Touhy Avenue (No. 37)	Operating statements and rent rolls are required to be delivered annually only upon request by the lender.

(45) Grace Periods	TimBuck II (No. 40)	The grace period is 15 days.

(47) Tax Parcels	Willows MHC (No. 64)
A portion of the mortgaged property is part of a tax parcel that includes unencumbered real estate. The amount of the deposit into the tax reserve does not cover real estate taxes on such unencumbered real estate.

B-2-14

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(49) Terrorism Insurance	All C-III mortgage loans (Nos. 28, 32, 37, 40, 55, 60, 61, 62, 64, 65, 67, 69 and 70)
The related loan documents generally provide for a terrorism insurance coverage cap equal to the amount available at a cost not in excess of two (2) times the all risk premium (without terrorism insurance coverage).

(50) Mortgaged Property Release upon Condemnation	All C-III mortgage loans (Nos. 28, 32, 37, 40, 55, 60, 61, 62, 64, 65, 67, 69 and 70)
The related loan documents provide that if the loan is held by a REMIC and the loan-to-value ratio after the condemnation exceeds 125% then the net condemnation proceeds would not be released unless the principal balance of the loan is paid down by generally the minimum “qualified amount” under IRS Rev. Proc. 2010-30, unless the lender receives an opinion of counsel that if the foregoing prepayment is not followed, the applicable REMIC will not fail to maintain its status as such as a result of the release of the property subject to the condemnation.

General Electric Capital Corporation

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
None.

B-2-15

Annex C

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered WFRBS Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class A-1, A-2, A-3 and A-4 certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including November 1, 2011) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including November 1, 2011) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex D-1

Form of Trust Advisor Annual Report2
[(Subordinate Control Period)]

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  WFRBS Commercial Mortgage Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5
Trust Advisor:  TriMont Real Estate Advisors, Inc.
Special Servicer:  Midland Loan Services, a Division of PNC Bank, National Association
Subordinate Class Representative:  [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report. [__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.
[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report. This report does not include work activity related to those open cases.

b.
[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF INFORMATION].

In connection with the assessment set forth in this report the Trust Advisor:

1.
Reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

a.
Trust Advisor’s analysis of the Final Asset Status Reports should be considered a limited investigation and background discussion and not be considered a full or limited audit. For instance, we did not review the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

2
This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

D-1-1

b.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports have been delivered. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in discussions regarding such actions. As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of November 1, 2011.

D-1-2

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex D-2

Form of Trust Advisor Annual Report3
[(Collective Consultation Period and Senior Consultation Period)]

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  WFRBS Commercial Mortgage Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5
Trust Advisor:  TriMont Real Estate Advisors, Inc.
Special Servicer:  Midland Loan Services, a Division of PNC Bank, National Association
Subordinate Class Representative:  [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Trust Advisor:

1.
Reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE MORTGAGE LOANS]

2.
[If report is rendered during a Senior Consultation Period, add:]  Met with the Special Servicer on [DATE]. Participants from the Special Servicer included:  [IDENTIFY PARTICIPANTS’ NAME AND TITLE]. The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) was referenced in the meeting. The discussion focused on the Special Servicer’s execution of its resolution and liquidation

3
This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

D-2-1

procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.
Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and background discussion and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
Other than general procedural benchmarking, all opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

III.	Specific Items of Review

1.
The Trust Advisor reviewed the following items in connection with [[if report is rendered during Senior Consultation Period:]the annual meeting] and the generation of this report:  [LIST MATERIAL ITEMS].

2.
During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans:  [LIST]. The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor. Such recommendations generally included the following:  [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.
The Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.
The Trust Advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

D-2-2

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor does not have authority to speak with the Subordinate Class Representative directly. [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in any of those discussions. As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of November 1, 2011.

D-2-3

Annex E

Form of Distribution Date Statement

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)
	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Ratings Detail	7
	Current Mortgage Loan and Property Stratification Tables	8 - 10
	Mortgage Loan Detail	11
	NOI Detail	12
	Principal Prepayment Detail	13
	Historical Detail	14
	Delinquency Loan Detail	15
	Specially Serviced Loan Detail	16 - 17
	Advance Summary	18
	Modified Loan Detail	19
	Historical Liquidated Loan Detail	20
	Historical Bond / Collateral Realized Loss Reconciliation	21
	Interest Shortfall Reconciliation Detail	22 - 23
	Defeased Loan Detail	24
	Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Trust Advisor

Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor, J0127-23 New York, NY 10152 Contact: Anthony.Sfarra@wellsfargo.com Phone Number: (212) 214-5613	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	TriMont Real Estate Advisors, Inc. 3424 Peachtree Road NE Suite 2200 Atlanta, GA 30326 Contact: Brian Pittard Phone Number: (404) 420-5515

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Other Required Information

Available Distribution Amount (1)	0.00

Master Servicing Fee Summary

Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00	Appraisal Reduction Amount
Plus Master Servicing Fees for Delinquent Payments Received	0.00		Appraisal	Cumulative	Most Recent
Plus Adjustments for Prior Master Servicing Calculation	0.00	Loan	Reduction	ASER	App. Red.
Total Master Servicing Fees Collected	0.00	Number	Effected	Amount	Date

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee	0.00
Interest Adjustments	0.00		Certificate Administration Fee	0.00
Deferred Interest	0.00		Insurer Fee	0.00
Net Prepayment Interest Shortfall	0.00		Miscellaneous Fee	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
			Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00
Total Funds Collected		0.00	Total Payments to Certificateholders & Others		0.00
			Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Ratings Detail

Class		CUSIP	Original Ratings		Current Ratings (1)
			Fitch	Moody’s	Fitch	Moody’s
A-1
A-2
A-3
A-4
X-A
X-B
A-S
B
C
D
E
F
G
H

NR	-	Designates that the class was not rated by the above agency at the time of original issuance.
X	-	Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A	-	Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.					Moody’s Investors Service
One State Street Plaza					99 Church Street
New York, New York 10004					New York, New York 10007
(212) 908-0500					(212) 438-2430

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

(4) Debt Yield Ratios are calculated using the ending scheduled loan balance and the most recent available NOI as provided by the Servicer.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer
Document	Balance at	Scheduled	Current Month	Left to Reimburse	Other (Shortfalls)/	Comments
Cross-Reference	Contribution	Balance		Master Servicer	Refunds

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2011-C5 Commercial Mortgage Pass-Through Certificates Series 2011-C5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available @ www.ctslink.com/cmbs
		Payment Date:	12/16/2011
		Record Date:	11/30/2011
		Determination Date:	12/12/2011

Supplemental Reporting

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series.  Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates.  Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

●	multifamily and commercial mortgage loans;

●	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

Investing in the offered certificates involves risks.  You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete.  Any representation to the contrary is unlawful.

October 24, 2011

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	vi

WHERE YOU CAN FIND MORE INFORMATION	vi

SUMMARY OF PROSPECTUS	1

RISK FACTORS	8

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	11
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	13
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	19
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	21
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	21
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	23
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	24
The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	25
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	25
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	25
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	26
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26
State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28

i

We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	28
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	29
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	33
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	34
Litigation Concerns	34

DESCRIPTION OF THE TRUST FUNDS	35

General	35
Mortgage Loans—Leases	35
CMBS	39
Collection Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40

YIELD CONSIDERATIONS	41

General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45

THE SPONSOR	46

THE DEPOSITOR	47

USE OF PROCEEDS	47

DESCRIPTION OF THE CERTIFICATES	48

General	48
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal on the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	51
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Reports to Certificateholders	52
Voting Rights	53
Termination	53
Book-Entry Registration and Definitive Certificates	54

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	56

General	56
Assignment of Mortgage Assets; Repurchases	57
Representations and Warranties; Repurchases	58
Collection Account	59
Collection and Other Servicing Procedures	62
Realization upon Defaulted Mortgage Loans	63

ii

Hazard Insurance Policies	64
Due-on-Sale and Due-on-Encumbrance Provisions	65
Servicing Compensation and Payment of Expenses	65
Evidence as to Compliance	66
Certain Matters Regarding the Master Servicer and the Depositor	67
Events of Default	68
Rights upon Event of Default	68
Amendment	69
List of Certificateholders	69
The Trustee and Certificate Administrator	69
Duties of the Trustee	69
Certain Matters Regarding the Trustee	70
Resignation and Removal of the Trustee	70

DESCRIPTION OF CREDIT SUPPORT	70

General	70
Subordinate Certificates	71
Cross-Support Provisions	71
Insurance or Guarantees with Respect to Mortgage Loans	72
Letter of Credit	72
Certificate Insurance and Surety Bonds	72
Reserve Funds	72
Credit Support with Respect to CMBS	73

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	73

General	73
Types of Mortgage Instruments	74
Leases and Rents	74
Personalty	74
Cooperative Loans	74
Junior Mortgages; Rights of Senior Lenders	76
Foreclosure	77
Bankruptcy Laws	80
Environmental Considerations	83
Due-on-Sale and Due-on-Encumbrance	84
Subordinate Financing	85
Default Interest and Limitations on Prepayments	85
Certain Laws and Regulations; Types of Mortgaged Properties	85
Applicability of Usury Laws	85
Servicemembers Civil Relief Act	86
Americans with Disabilities Act	86
Forfeiture in Drug, RICO and Money Laundering Proceedings	86
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	87

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	87

General	87
REMICs	89

Taxation of Owners of REMIC Regular Certificates	91
Taxation of Owners of REMIC Residual Certificates	97

Grantor Trusts	112

Characterization of Investments in Grantor Trust Certificates	113
Taxation of Owners of Grantor Trust Fractional Interest Certificates	113

STATE AND OTHER TAX CONSEQUENCES	122

ERISA CONSIDERATIONS	123

General	123
Prohibited Transaction Exemptions	124

iii

LEGAL INVESTMENT	126

METHOD OF DISTRIBUTION	127

LEGAL MATTERS	128

FINANCIAL INFORMATION	128

RATINGS	128

GLOSSARY	129

iv

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

●	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

●	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 129 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus.  This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates.  The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention:  Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

vi

SUMMARY OF PROSPECTUS

             The following summary is a brief description of the main terms of the offered certificates.  For this reason, the summary does not contain all the information that may be important to you.  You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

	●	mortgage assets;

	●	collection accounts;

	●	forms of credit support;

	●	cash flow agreements; and

	●	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

	●	multifamily and commercial mortgage loans;

	●	commercial mortgage-backed securities;

	●	direct obligations of the United States or other government agencies; and

	●	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person.  The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

	●	residential properties consisting of five or more rental or cooperatively owned dwelling units;

	●	shopping centers;

	●	retail buildings or centers;

	●	hotels, motels and other hospitality properties;

	●	office buildings;

	●	nursing homes, assisted living facilities and similar properties;

	●	hospitals or other healthcare related facilities;

	●	industrial properties;

●	owner-occupied commercial properties;

●	warehouse, mini-warehouse, cold storage, or self storage facilities;

●	recreational vehicle and mobile home parks;

●	manufactured housing communities;

●	parking lots;

●	commercial properties occupied by one or more tenants;

●	entertainment or sports arenas;

●	restaurants;

●	marinas;

●	mixed use properties;

●	movie theaters;

●	amusement and theme parks;

●	destination resorts, golf courses and similar properties;

●	educational centers;

●	casinos;

●	bank branches; and

●	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties.  A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

●	is fixed over its term;

●	adjusts from time to time;

●	is partially fixed and partially floating;

●	is floating based on one or more formulae or indices;

●	may be converted from a floating to a fixed interest rate;

	●	may be converted from a fixed to a floating interest rate; or

	●	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

	●	scheduled payments to maturity;

	●	payments that adjust from time to time;

	●	negative amortization or accelerated amortization;

	●	full amortization or require a balloon payment due on its stated maturity date;

	●	prohibitions on prepayment;

	●	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

	●	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

	●	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

	●	all mortgage loans will have original terms to maturity of not more than 40 years;

	●	all mortgage loans will have individual principal balances at origination of not less than $100,000;

	●	all mortgage loans will have been originated by persons other than the depositor; and

	●	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities.  Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders.  All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts.  A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

	●	subordination of one or more classes of certificates;

	●	over-collateralization;

	●	letters of credit;

	●	insurance policies;

	●	bonds;

	●	repurchase obligations;

	●	guarantees;

	●	reserve funds; and/or

	●	a combination of any of the above.

Cash Flow Agreements
Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be.  The trust fund may include any of the following types of cash flow agreements:

	●	guaranteed investment contracts;

	●	interest rate swap or exchange contracts;

	●	interest rate cap or floor agreements;

	●	currency exchange agreements; and/or

	●	yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account
A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates.  The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.  The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account.  The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates
Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

	●	provide for the accrual of interest thereon based on fixed, variable or floating rates;

	●	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

	●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

	●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

	●	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

	●	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

	●	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding principal balance or notional amount.  Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero.  Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances
A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable.  The trust fund may be charged interest for any advance.  We will not have any responsibility to make such advances.  One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates
One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company.  If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

	●	“regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

	●	any combination of any of the above features.

ERISA Considerations
If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws.  The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment
The accompanying prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” herein.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates.  The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates.  In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any CMBS included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

●	a secondary market for your certificates may not develop;

●	interest rate fluctuations;

●	the absence of redemption rights; and

●	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person.  No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series.  Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement.  The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates.  On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls.  The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates.  The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

●	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

●	then-current interest rates being charged on similar mortgage loans; and

●	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates.  As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets.  A series of certificates may include one or more classes offered at a significant premium or discount.  Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium.  No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

●	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

●	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

●
there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

●
certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund.  We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor.  As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates.  Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.  The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest.  In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.  This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates.  Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower.  The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.  Among these factors are:

●	economic conditions generally and in the area of the project;

●	the age, quality, functionality and design of the project;

●	the degree to which the project competes with other projects in the area;

●	changes or continued weakness in specific industry segments;

●	increases in operating costs;

●	the willingness and ability of the owner to provide capable property management and maintenance;

●
the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the financial condition of a major tenant;

●	the location of a mortgaged property;

●	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

●	an increase in vacancy rates;

●	perceptions regarding the safety, convenience and attractiveness of such properties;

●	vulnerability to litigation by tenants and patrons; and

●	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.  Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties.  Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income.  In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences; and

●	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	in the case of rental properties, the rate at which new rentals occur;

●
the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

●	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan.  If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan.  Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets.  The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates.  The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties.  The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future.  The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.  See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism.  Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors.  In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

●	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

●
in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry.  Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time.  Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.  Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund.  Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels.  Occupancy and rent levels may also be affected by:

●	the construction of additional housing units;

●	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

●	the location of the mortgaged property (for example, a change in the neighborhood over time);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities that the mortgaged property provides;

●	the mortgaged property’s reputation;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

●	the presence of competing properties;

●	state or local regulations;

●	adverse local or national economic conditions;

●	local military base closings;

●	developments at local colleges and universities;

●	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

●	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

●
the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs.  The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include:

●	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund.  In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center.  In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.  Significant factors determining the value of retail properties are:

●	the quality of the tenants; and

●	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales.  Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property.  Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons.  In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property.  In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry.  In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

●	catalogue retailers;

●	home shopping networks;

●	the internet;

●	telemarketing; and

●	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

●	location;

●	quality;

●	management ability;

●	amenities;

●	franchise affiliation (or lack thereof);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

●	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

●	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.  Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license.  Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry.  See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of office buildings include:

●	the quality of an office building’s tenants;

●	the physical attributes of the building in relation to competing buildings;

●	the desirability of the area as a business location; and

●	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building.  That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market.  Competition is affected by a property’s:

●	age;

●	condition;

●	design (e.g., floor sizes and layout);

●	access to transportation; and

●
ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy.  A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities.  A central business district may have an economy which is markedly different from that of a suburb.  The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis.  In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate.  Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services.  Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments.  Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries.  If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement.  Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

●	increasing governmental regulation and supervision;

●	a decline in the financial health, skill or reputation of the operator;

●	increased operating expenses; and

●	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

●
Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

●
Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

●	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

●	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.  Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments.  Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries.  If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services.  In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.  Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services.  Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure.  Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states.  The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs.  In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license.  We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds.  The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility).  States also regulate nursing bed supply in other ways.  For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment.  In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency.  Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption.  In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license.  Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities.  “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services.  Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs.  The state law restrictions in this area vary considerably from state to state.  Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance.  Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators.  The successful operation of a healthcare-related property will generally depend upon:

●	the number of competing facilities in the local market;

●	the facility’s age and appearance;

●	the reputation and management of the facility;

●	the types of services the facility provides; and

●	where applicable, the quality of care and the cost of that care.

The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund.  The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility.  In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities.  Therefore, such facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties.  We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.  See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally can not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself.  The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project.  The property manager is responsible for:

●	operating the property;

●	providing building services;

●	responding to changes in the local market; and

●
planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan.  In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.  There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●
these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.  Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

●	its ability to fully refinance the mortgage loan; or

●	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

●	the value of the related mortgaged property;

●	the level of available mortgage interest rates at the time of sale or refinancing;

●	the borrower’s equity in the related mortgaged property;

●	the financial condition and operating history of the borrower and the related mortgaged property;

●	tax laws;

●	rent control laws (with respect to certain residential properties);

●
Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

●	prevailing general economic conditions; and

●	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages.  When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied.  If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates.  Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement.  Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.  The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected.  None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals.  The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver.  Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund.  A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms.  In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates.  If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

●	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

●
the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

●	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

●	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions.  This lien may be superior to the lien of an existing mortgage.  Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property.  The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner.  Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage.  In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances.  The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing.  In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

●	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

●
either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

●
an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

●
the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

●	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks.  In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation.  Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property.  However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property.  See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws.  For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates.  Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders.  These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers.  In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure.  Any such tax would substantially reduce net proceeds available for distribution to that series of certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it.  Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

●	war;

●	terrorism;

●	revolution;

●	governmental actions;

●	floods, and other water-related causes;

●	earth movement (including earthquakes, landslides and mud flows);

●	wet or dry rot;

●	vermin;

●	domestic animals;

●	sink holes or similarly occurring soil conditions; and

●	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

●
such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

●	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.  See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals.  Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.  Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.  However, we cannot assure you that the related borrowers will comply with these requirements.

Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities.  In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”.  The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

●	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.  For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates.  See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:  (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases.  Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses.  Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.  Insurance proceeds may not be sufficient to pay off such mortgage loan in full.  In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements.  Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee.  There also may be limitations on the enforceability of such clauses.  The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower.  The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable.  However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates.  In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement.  It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii).  Each trust fund will be established by the depositor.  Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor.  The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person.  The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.  The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land.  The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property.  A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years.  Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates.  In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.  To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties.  Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.  Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s).  A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent.  A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s).  A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor.  Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan.  To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee.  This is generally the case in bond-type leases and credit-type leases.  In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan.  To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan.  In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed.  Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.  The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.  As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.  An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan.  As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation).  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio.  With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan.  In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses.  However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.  See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property.  Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.  The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan.  The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods.  Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans.  Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement.  A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement.  A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement.  If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following:  (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.  In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement.  The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS.  The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund.  A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof.  The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates.  If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates.  The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets.  Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date.  Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.  The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates.  Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account.  Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.  Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations.  Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement.  See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS.  If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment.  However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.  The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates.  If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls.  The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.  See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund).  In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate).  Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments.  As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be.  Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.  The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month.  Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.  The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes.  Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls.  For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class.  If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.  Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection.  A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure.  As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate.  Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class.  Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.  Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates.  In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.  Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall.  Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature.  A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans.  The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans.  The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls.  In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement.  As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates.  The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.  In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement.  In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series.  Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor.  Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations.  Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates.  Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.  Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988.  The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets.  The depositor is generally not engaged in any activities except those related to the securitization of assets.  The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166.  Its telephone number is 704-715-6133.  There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement.  Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement.  Any such classes may include classes of offered certificates.  With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement.  One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC.  The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.  The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable.  The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class.  The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions.  Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date.  With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date.  Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series.  Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls.  The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement.  The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.  Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class.  See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses  incurred in respect of the related mortgage assets allocated to those certificates from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above).  Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets.  In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates.  In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement.  See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds.  In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates.  See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date.  If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders.  As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)            the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii)           the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii)          the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv)           the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)           the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi)          the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)          the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

(viii)         with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)          with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)           the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi)          the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii)         if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii)        any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination.  The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS.  In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement.  See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer.  See “Description of the Pooling and Servicing Agreements—Events of Default”, “—Rights upon Event of Default” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement.  Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates.  Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems.  Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants.  In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC.  Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants.  Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates.  Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede

& Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.  The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

●           if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

●           if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates.  Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement.  In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.  However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party.  All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued.  The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement.  As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date.  The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series.  Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series.  Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller.  In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases.  The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders.  With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example:  (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan.  It is expected that in most cases the warranting party will be the related mortgage loan seller.  However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor.  Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders.  If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement.  This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party.  Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement.  In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General.  The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series.  As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation.  A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing.  If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i)            all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii)           all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)          all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)          any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)           any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)           any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

(vii)          all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)         any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)          to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)           all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)          any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii)         any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i)            to make distributions to the certificateholders on each distribution date;

(ii)           to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)          to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)           to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)           if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)          to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)          to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)         if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)          to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)           to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)          to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)         if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)         to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)         to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)          to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)         to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)        to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.  The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans.  Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.  A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.  A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement.  Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees.  Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.  See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers.  If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans.  The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property.  In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement.  A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time.  See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.  In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)           either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)           either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.  If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference.  The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement.  Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account.  The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund.  If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund.  Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property.  Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)           a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)           a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)           the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)           a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement.  Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.  The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.  Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder.  In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.  However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations.  Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to  assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement.  Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding.  The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder.  Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.  However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.  To the extent specified in the related prospectus supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer.  If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.  As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor.  Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS.  Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing.  If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement.  If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support.  Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB.  See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates.  If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates.  The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement.  Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement.  The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund.  A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement.  A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.  However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series.  If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus.  For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement.  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.  Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws

(including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage:  a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender).  In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.  A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale.  A deed to secure debt typically has two parties.  The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Considerations” below.  In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations.  If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings.  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements.  Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections.  A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders.  The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation.  As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine.  Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness.  Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance.  Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete.  Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants.  As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming.  In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property.  Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are:  the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.  The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security.  This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor.  Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.  A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility.  In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility.  Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law.  Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization.  Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder.  A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example,

under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences thereof caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances.  For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years.  Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events.  This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate.  This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.  Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.  See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease.  To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset.  To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.  Such state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the mortgaged property could become property of the estate of such bankrupt general partner.  Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities.  Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan.  In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.  Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs.  In several states, such a lien has priority over all existing liens, including those of existing mortgages.  In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility.  This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.  However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower.  Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks.  The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.”  However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Lender Liability Act does not, among other things:  (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws.  Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property.  While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof.  Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.  Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure).  Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.  By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator.  In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001

(the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank.  If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).  Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise.  If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986

(the “Code”).  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

●	given with respect to events that have occurred at the time the advice is rendered, and

●	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue.  Investors should do so not only as to federal taxes, but also as to state and local taxes.  See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.  The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC.  Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1.  of the second preceding sentence will be calculated:

●	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

●
using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

●	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

●	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC.  In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income.  You must recognize ordinary income to that extent.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to

REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election.  The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses.  Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Inducement Fees.  Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder.  Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability.  Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain.  A Treasury Notice dated October 27, 2006, applies a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded.  These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor:  (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.  A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:  at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.  The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.  Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  Such reduction is currently not in effect, but in the absence of further legislation, the limitation under section 68 of the Code will again apply, in full, starting in 2014.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●
payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year.  A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status.  This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

●	Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements.  These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.  Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation.  As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts.  If  the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans. . .  secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . .  [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . .  [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses.  Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.  Such reduction is currently not in effect, but in the absence of further legislation, the limitation under section 68 of the Code will again apply, in full, starting in 2014.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses.  Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules.  The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis.  Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.”  In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a less than de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis.  Original issue discount or market discount of only a less than de minimis amount will be included in income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans.  The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

●	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing.  Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most grantor trust certificates meet this exception, section 1258 will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates.  We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code.  However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.  A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan.  Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.”  For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan.  If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) has received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied.  For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates.  See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one of several specified credit rating agencies.

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of:  (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date.  In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.  Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply.  The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements:  (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one of several specified credit rating agencies for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund.  If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one of several specified credit rating agencies and do not result in any certificates receiving a lower credit rating from such credit rating agency than the current rating.  The pooling and servicing agreements will each be a “Pooling and Servicing Agreement” as defined in the Exemption.  Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied.  Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one of several specified credit rating agencies.  In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law).  The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.  Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.  The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21,

2012.  Accordingly, depending on the standards established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to July 21, 2012 and specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of July 21, 2012, and that future classes of offered certificates may not qualify, either.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of the offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series.  The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor.  If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement.  Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC acting as agent.  If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance.  The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement.  To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price.  The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor.  This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin llp, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets.  These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.  In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

No dealer, salesman or other person is authorized to give any information or to represent anything contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$763,800,000
(Approximate)

WFRBS COMMERCIAL MORTGAGE
TRUST 2011-C5
as Issuing Entity

COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES,
SERIES 2011-C5

Wells Fargo Commercial
Mortgage Securities, Inc.
as Depositor

The Royal Bank of Scotland

Wells Fargo Bank, National
Association

Basis Real Estate Capital II, LLC

C-III Commercial Mortgage LLC

General Electric Capital
Corporation
as Sponsors and Mortgage Loan Sellers

FREE WRITING PROSPECTUS

        Wells Fargo Securities      RBS

Citigroup   Goldman, Sachs & Co.

Free Writing Prospectus
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	vii
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	viii
FORWARD-LOOKING STATEMENTS	x
SUMMARY	S-1
RISK FACTORS	S-34
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	S-96
DESCRIPTION OF THE MORTGAGE POOL	S-96
TRANSACTION PARTIES	S-127
DESCRIPTION OF THE OFFERED CERTIFICATES	S-162
YIELD AND MATURITY CONSIDERATIONS	S-197
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	S-206
USE OF PROCEEDS	S-247
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-247
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-248
STATE AND OTHER TAX CONSEQUENCES	S-251
ERISA CONSIDERATIONS	S-251
LEGAL INVESTMENT	S-254
LEGAL MATTERS	S-255
RATINGS	S-255
GLOSSARY	S-257
INDEX OF DEFINED TERMS	S-279

Prospectus
Summary of Prospectus	1
Risk Factors	8
Description of the Trust Funds	35
Yield Considerations	41
The Sponsor	46
The Depositor	47
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling and Servicing Agreements	56
Description of Credit Support	70
Certain Legal Aspects of Mortgage Loans and Leases	73
Material Federal Income Tax Consequences	87
State and Other Tax Consequences	122
ERISA Considerations	123
Legal Investment	126
Method of Distribution	127
Legal Matters	128
Financial Information	128
Ratings	128
Glossary	129